                                                                   EXHIBIT 10.10

                                  $100,000,000


                                CREDIT AGREEMENT


                           Dated as of July 31, 1996


                                     Among


            AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.


                                as the Borrower,
                                ---------------


                       SOCIETE GENERALE, SOUTHWEST AGENCY


                             as Structuring Agent,
                             --------------------


                             BANK ONE, TEXAS, N.A.


                            as Administrative Agent,
                            -----------------------


                                      and


                             THE BANKS NAMED HEREIN


                                  as the Banks
                                  ------------

                               TABLE OF CONTENTS
                               -----------------


                   ARTICLE IDEFINITIONS AND ACCOUNTING TERMS

                                                                                Page
Section 1.01    Certain Defined Terms.........................................   1
Section 1.02    Computation of Time Periods...................................  31
Section 1.03    Accounting Terms; Changes in GAAP.............................  31
Section 1.04    Types of Advances.............................................  32
Section 1.05    Miscellaneous.................................................  32

                                  ARTICLE II

                    THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01    The Advances; Extension of Initial Maturity Date..............  32
Section 2.02    Method of Borrowing...........................................  34
Section 2.03    Fees..........................................................  37
Section 2.04    Reduction of the Commitments..................................  38
Section 2.05    Repayment of Advances.........................................  39
Section 2.06    Interest, Late Payment Fee....................................  39
Section 2.07    Prepayments...................................................  40
Section 2.08    Breakage Costs................................................  43
Section 2.09    Increased Costs...............................................  43
Section 2.10    Payments and Computations.....................................  45
Section 2.11    Taxes.........................................................  47
Section 2.12    Illegality....................................................  49
Section 2.13    Letters of Credit.............................................  49
Section 2.14    Determination of Borrowing Base...............................  52
Section 2.15    Bank Replacement..............................................  53
Section 2.16    Sharing of Payments, Etc......................................  54
Section 2.17    Collateral....................................................  54



                                  ARTICLE III

                             CONDITIONS OF LENDING
Section 3.01    Conditions Precedent to Effectiveness of this Agreement.........  55
Section 3.02    Conditions Precedent for each Borrowing or Letter of Credit.....  57
Section 3.03    Conditions Precedent for Initial Borrowing or Letter of Credit..  58
Section 3.04    Conditions Precedent to a Hotel Property Qualifying as an
                Eligible Property...............................................  60

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

Section 4.01    Existence; Qualification; Partners; Subsidiaries.................  66
Section 4.02    Partnership and Corporate Power..................................  68
Section 4.03    Authorization and Approvals......................................  68
Section 4.04    Enforceable Obligations..........................................  68
Section 4.05    Public Offering..................................................  69
Section 4.06    Financial Statements.............................................  69
Section 4.07    True and Complete Disclosure.....................................  69
Section 4.08    Litigation.......................................................  70
Section 4.09    Use of Proceeds..................................................  70
Section 4.10    Investment Company Act...........................................  70
Section 4.11    Taxes............................................................  70
Section 4.12    Pension Plans....................................................  71
Section 4.13    Condition of Hotel Property; Casualties; Condemnation............  71
Section 4.14    Insurance........................................................  72
Section 4.15    No Burdensome Restrictions; No Defaults..........................  72
Section 4.16    Environmental Condition..........................................  73
Section 4.18    Existing Mortgage Debt...........................................  74
Section 4.19    Title; Encumbrances..............................................  74
Section 4.20    Leasing Arrangements.............................................  75
Section 4.21    Cash Management Systems..........................................  75
Section 4.22    Franchise Agreements.............................................  75


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
Section 5.01    Compliance with Laws, Etc........................................  76
Section 5.02    Preservation of Corporate Existence; Corporate Separateness, Etc.  76
Section 5.03    Payment of Taxes, Etc............................................  78
Section 5.04    Visitation Rights; Bank Meeting..................................  78
Section 5.05    Reporting Requirements...........................................  78
Section 5.06    Maintenance of Property, Required Work and Approved
                Preliminary Property Plan Work...................................  82
Section 5.07    CAPEX Reserve....................................................  83
Section 5.08    Appraisals.......................................................  84
Section 5.09    Duplicate Louisiana Notes........................................  85
Section 5.10    Insurance........................................................  85
Section 5.11    Casualty; Condemnation...........................................  85
Section 5.12    Cash Management Systems..........................................  87
Section 5.13    Initial Properties...............................................  89
Section 5.14    Supplemental Guaranties..........................................  89
Section 5.15    Participating Leases.............................................  89


                                  ARTICLE VI

                              NEGATIVE COVENANTS

Section 6.01    Liens, Etc................................................  90
Section 6.02    Indebtedness..............................................  90
Section 6.03    Agreements Restricting Distributions From Subsidiaries....  91
Section 6.04    Restricted Payments.......................................  91
Section 6.05    Fundamental Changes; Asset Sales..........................  92
Section 6.06    Personal Property Leases..................................  93
Section 6.07    Investments, Loans, Future Properties.....................  93
Section 6.08    Affiliate Transactions....................................  94
Section 6.09    Sale and Leaseback........................................  94
Section 6.10    Sale or Discount of Receivables...........................  94
Section 6.11    No Further Negative Pledges...............................  94
Section 6.12    Franchise Agreements......................................  94
Section 6.13    Material Documents........................................  95
Section 6.14    Other Businesses; Undeveloped Land........................  95


Section 6.15       Borrower Debt Service Ratio...........................  96
Section 6.16       Parent Debt Service Ratio.............................  96
Section 6.17       Net Worth.............................................  96
Section 6.18       Bank Accounts.........................................  96

                                  ARTICLE VII

                          EVENTS OF DEFAULT; REMEDIES

Section 7.01    Events of Default........................................   97
Section 7.02    Optional Acceleration of Maturity........................  101
Section 7.03    Automatic Acceleration of Maturity.......................  102
Section 7.04    Cash Collateral Account..................................  102
Section 7.05    Non-exclusivity of Remedies..............................  103
Section 7.06    Right of Set-off.........................................  103

                                 ARTICLE VIII

                      AGENCY AND ISSUING BANK PROVISIONS

Section 8.01    Authorization and Action.................................  104
Section 8.02    Agents' Reliance, Etc....................................  104
Section 8.03    Each Agent and Its Affiliates............................  105
Section 8.04    Bank Credit Decision.....................................  105
Section 8.05    Indemnification..........................................  105
Section 8.06    Successor Agent and Issuing Banks........................  105

                                  ARTICLE IX

                                 MISCELLANEOUS

Section 9.01       Amendments, Etc.......................................  106
Section 9.02       Notices, Etc..........................................  108
Section 9.03       No Waiver; Remedies...................................  109
Section 9.04       Costs and Expenses....................................  109
Section 9.05       Binding Effect........................................  110
Section 9.06       Bank Assignments and Participations...................  110


Section 9.07       Indemnification..................................... 112
Section 9.08       Execution in Counterparts........................... 113
Section 9.09       Survival of Representations, Indemnifications, etc.. 113
Section 9.10       Severability........................................ 113
Section 9.11       Business Loans...................................... 113
Section 9.12       Usury Not Intended.................................. 114
Section 9.13       Governing Law....................................... 114
Section 9.14       Consent to Jurisdiction............................. 114
Section 9.15       Knowledge of Borrower............................... 115
Section 9.16       Banks Not in Control................................ 115
Section 9.17       Headings Descriptive................................ 115
Section 9.18       Time is of the Essence.............................. 115
Section 9.19       WAIVERS OF JURY TRIAL............................... 115
Section 9.20       ENTIRE AGREEMENT.................................... 115


EXHIBITS:

Exhibit A  -          Form of Note
Exhibit B  -          Form of Assignment and Acceptance
Exhibit C  -          Form of Assignment of Leases (Borrower)
Exhibit D  -          Form of Assignment of Leases (Participating Lessee)
Exhibit E  -          Form of Assignment of Management Agreement
Exhibit F  -          Form of Bank One Cash Management Agreement
Exhibit G  -          Form of Borrower Funding Certificate
Exhibit H  -          Form of Borrowing Base Certificate
Exhibit I  -          Form of Collateral Assignment and Security Agreement
Exhibit J  -          Form of Compliance Certificate
Exhibit K  -          Form of Credit Card Agreement
Exhibit L  -          Form of Depository Account Agreement
Exhibit M  -          Form of Environmental Indemnity
Exhibit N  -          Form of Franchisor Consent
Exhibit O  -          Form of General Assignment and Agreement
Exhibit P  -          Form of Ground Lessor Consent
Exhibit Q  -          Form of Guaranty
Exhibit R  -          Form of Irrevocable Direction to Pay
Exhibit S  -          Form of Liquor License Concession Agreement
Exhibit T  -          Form of Liquor License Company Consent
Exhibit U  -          Form of Liquor License Company Pledge Agreement
Exhibit V  -          Form of Manager Consent
Exhibit W  -          Form of Mortgages
Exhibit X  -          Form of Notice of Borrowing
Exhibit Y  -          Form of Notice of Conversion or Continuation
Exhibit Z  -          Form of Participating Lessee Estoppel
Exhibit AA -          Form of Property Adjustment Report
Exhibit BB -          Form of Property Certificate
Exhibit CC -          Form of Security Agreement
Exhibit DD -          Form of Battle Fowler L.L.P. Opinion
Exhibit EE -          Form of Kane, Russell, Coleman and Logan Opinion
Exhibit FF -          Form of Local Counsel Opinion
Exhibit GG -          Form of Ballard, Spahr, Andrews & Ingersoll Opinion
Exhibit HH -          Form of McDonald, Hopkins, Buske & Harber Co. Opinion
Exhibit II            Form of Foley & Lardner Opinion
Exhibit JJ            Form of McDonald, Carano, Wilson, McCune, Bergin,
                        Frankovich &Hicks LLP Opinion

SCHEDULES:

Schedule 1.01(a) -       Commitments
Schedule 1.01(b) -       Initial Properties, Allocated Debt Amount, Appraisal
                         Amounts and Cost Basis
Schedule 1.01(c) -       Approved Preliminary Property Plan
Schedule 1.01(d) -       Engineer Report Scope of Services
Schedule 1.01(e) -       Approved Engineers
Schedule 1.01(f) -       Environmental Report Scope of Services
Schedule 1.01(g) -       Approved Environmental Consultants
Schedule 1.01(h) -       Franchisors
Schedule 1.01(i) -       Ground Leases
Schedule 1.01(j) -       Guarantors
Schedule 1.01(k) -       Hotel Capital and Operating Lease Limits
Schedule 1.01(l) -       Liquor License Companies
Schedule 1.01(m) -       Participating Leases
Schedule 4.01    -       Subsidiaries
Schedule 4.08    -       Litigation
Schedule 4.15    -       Loan and Lease Disclosure
Schedule 4.17    -       Legal Requirements; Zoning; Utilities; Access
Schedule 4.19    -       Participating Lessee Personal Property
Schedule 4.21    -       Cash Management Systems
Schedule 4.22    -       Franchise Agreements
Schedule 4.23    -       Management Agreements
Schedule 5.06    -       Required Work for Initial Properties
Schedule 5.10    -       Insurance
Schedule 9.02    -       Notice Information

                               CREDIT AGREEMENT


   This Credit Agreement dated as of July 31, 1996 is among AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks.

   The parties hereto do hereby agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

    Section 1.01  Certain Defined Terms.  As used in this Agreement, the
                  ---------------------
following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Accession Agreement" means an Accession Agreement in the form attached
    -------------------
respectively to the Guaranty and Environmental Indemnity as Annex 1 thereto, which agreement causes the Person executing and delivering the same to the Administrative Agent to become a party to the Guaranty and to the Environmental Indemnity.

   "Acquisition Agreements" means for any Hotel Property the agreements entered
    ----------------------
into in connection with the acquisition of such Hotel Property.

   "Adjusted Prime Rate" means, for any day, the fluctuating rate per annum of
    -------------------
interest equal to the greater of (a) the Prime Rate in effect on such day and
(b) the Federal Funds Rate in effect on such day plus 1/2%.

   "Adjustment Event" has the meaning set forth in Section 2.14(b).
    ----------------

   "Administrative Agent" means Bank One, Texas, N.A. in its capacity as
    --------------------
Administrative Agent for the Banks pursuant to Article VIII and any successor Administrative Agent appointed pursuant to Section 8.06.

   "Advance" means an Advance by a Bank to the Borrower, any such Advance being
    -------
either a Prime Rate Advance or a LIBOR Rate Advance.

   "Affiliate" means, as to any Person, any other Person that, directly or
    ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

   "Agents" means the Administrative Agent and the Structuring Agent, and
    ------
"Agent" means either such agent.
 -----

   "Agents' Fee Letter" means the letter agreement dated as of June 12, 1996
    ------------------
among the Borrower, the Structuring Agent and the Administrative Agent.

   "AGH LP" means AGH LP, Inc., a Nevada corporation.
    ------

   "Agreement" means this Credit Agreement dated as of July 31, 1996 among the
    ---------
Borrower, the Structuring Agent, the Administrative Agent, and the Banks, as it may be amended hereafter in accordance with its terms.

   "Allocated Debt Amount" means for any Initial Property, the amount set forth
    ---------------------
for such Initial Property on Schedule 1.01(b) attached hereto, and for any other Hotel Property, forty percent (40%) of the Real Estate Value of such Hotel Property.

   "Applicable Lending Office" means, with respect to each Bank, such Bank's
    -------------------------
Domestic Lending Office in the case of a Prime Rate Advance and such Bank's LIBOR Lending Office in the case of a LIBOR Rate Advance.

   "Applicable Margin" means, at any time, (a) with respect to a LIBOR Rate
    -----------------
Advance, one and 85/100 percent (1.85%), and (b) with respect to a Prime Rate Advance, one-half of one percent (.50%).

   "Appraisal" means an appraisal of the Hotel Property prepared by an M.A.I.
    ---------
appraiser approved by the Agents in writing which appraisal is acceptable to the Agents and done in conformity with the following standards: Uniform Standards of Professional Appraisal Practice, the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, the appraisal guidelines set forth by the office of the Comptroller of the Currency and the Federal Reserve Board.

   "Approved Preliminary Property Plan" means (a) with respect to the Initial
    ----------------------------------
Properties, the preliminary plans and projections of the Capital Expenditures and the expenditures for FF&E of each Initial Property and set forth on Schedule 1.01(c), as such plans and projections may be amended with the approval of the Agents (which approval shall not be unreasonably withheld) and (b) with respect to any Future Property that the Borrower desires be an Eligible Property, the preliminary plans and projections of the Capital Expenditures and the expenditures for FF&E for such Future Property approved by the Majority Banks within one hundred eighty (180) days of the date of acquisition of such Future Property (which approval will not be unreasonably withheld or delayed).

   "Approved Preliminary Property Plan Work" means, for any Hotel Property, the
    ---------------------------------------
performance of the Capital Expenditures and the purchase of the FF&E contemplated by the Approved Preliminary Property Plan for such Hotel Property.

   "Asset Sale" means (a) any sale, financing lease (in which the Borrower or a
    ----------
Guarantor is lessor but exclusive of the Participating Leases), conveyance, exchange, transfer, or assignment of any Property by the Borrower or a Guarantor to a Person other than the Borrower or a Guarantor; and (b) any insured loss or casualty of Hotel Property owned by the Borrower or any Guarantor if the insurance proceeds in connection therewith are required by the provisions of this Agreement to be used to repay Obligations.

   "Assignment and Acceptance" means an assignment and acceptance entered into
    -------------------------
by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit B.

   "Assignment of Leases (Borrower)" means an assignment of leases, rents and
    -------------------------------
security deposits executed by the Borrower or any Guarantor to secure the Obligations, each substantially in the form of Exhibit C with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded to the Administrative Agent for the benefit of the Banks), as the same may be amended or terminated in accordance with their terms.

   "Assignment of Leases (Participating Lessee)" means an assignment of leases,
    -------------------------------------------
rents and security deposits executed by the Participating Lessee for the benefit of the Borrower or Guarantor who is the particular Property Owner for a Hotel Property to secure the Participating Lessee's obligations under the Participating Lease for such Hotel Property, each substantially in the form of Exhibit D with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits accorded thereunder), as the same may be amended or terminated in accordance with their terms.

   "Assignment of Management Agreement" means an assignment of management
    ----------------------------------
agreement executed by the Participating Lessee for the benefit of the Borrower or Guarantor who is the particular Property Owner for a Hotel Property to secure the Participating Lessee's obligations under the Participating Lease for such Hotel Property, each substantially in the form of Exhibit E with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits accorded thereunder), as the same may be amended or terminated in accordance with their terms.

   "Associates" means, for any individual, the Associates (as such term is
    ----------
defined in Rule 12b-2 promulgated under the Exchange Act) of such individual.

   "Banks" means the lenders listed on the signature pages of this Agreement and
    -----
each Eligible Assignee that shall become a party to this Agreement pursuant to
Section 9.06.

   "Bank One Cash Management Agreement" means the depository account agreement
    ----------------------------------
substantially in the form of the attached Exhibit F by and among the Cash Manager, the Administrative Agent and the Borrower covering the Borrower's Bank Accounts.

   "Borrower" means American General Hospitality Operating Partnership, L.P., a
    --------
Delaware limited partnership.

   "Borrower's Bank Accounts" means the CAPEX Reserve, the Concentration Bank
    ------------------------
Account and the Operating Accounts (Borrower).

   "Borrower Capitalization Event" means (a) any sale or issuance by the
    -----------------------------
Borrower or any of its Subsidiaries of equity securities for consideration other than a direct or indirect ownership interest in a Person that owns a Hotel Property, (b) an issuance or incurrence by the Borrower or any of its Subsidiaries of Indebtedness except for Indebtedness permitted pursuant to the provisions of Section 6.02.

   "Borrower Controlled Group" means all members of a controlled group of
    -------------------------
corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

   "Borrower Funding Certificate" means a certificate of the Borrower in
    ----------------------------
substantially the form of the attached Exhibit G.

   "Borrowing" means a borrowing consisting of simultaneous Advances of the same
    ---------
Type made by each Bank pursuant to Section 2.01(a) or Converted by each Bank to Advances of a different Type pursuant to Section 2.02(b).

   "Borrowing Base" means an amount equal to the lesser of (i) 40% of the
    --------------
aggregate Real Estate Value of all Eligible Properties; and (ii) the product of
(A) the combined trailing twelve months Borrowing Base EBITDA generated by the Eligible Properties multiplied by (B) 5.

   "Borrowing Base Certificate" means a certificate of the Borrower in
    --------------------------
substantially the form of the attached Exhibit H, certified by a Responsible Officer of Borrower to be true, correct and accurate in all material respects.

   "Borrowing Base Determination Date" means any date the Borrowing Base is
    ---------------------------------
determined in accordance with Section 2.14.

   "Borrowing Base EBITDA" means for any period the aggregate Property EBITDA of
    ---------------------
all Eligible Property.

   "Business Day" means a day of the year on which banks are not required or
    ------------
authorized to close in New York City or Dallas, Texas and, if the applicable Business Day relates to any LIBOR Rate Advances, on which dealings are carried on by banks in the London interbank market.

   "CAPEX Bills Pending" means, for any calendar quarter, the amount of payables
    -------------------
for Capital Expenditures and expenditures for FF&E (except for the Approved Preliminary Property Plan Work and the Required Work for which the Borrower is not entitled to withdraw funds from the CAPEX Reserve to pay for) for the Eligible Properties as of the end of such calendar quarter (a) which the Borrower is at such time processing for payment in the ordinary course of business and (b) which are not past due, all as certified in writing to the Administrative Agent by the Borrower.

   "CAPEX Reserve" means a bank account complying with the requirements of
    -------------
Section 5.07 established by the Borrower with the Administrative Agent.

   "CAPEX Reserve Deposit Amount" means, for any calendar quarter,  an amount
    ----------------------------
equal to (a) 4% of the gross revenues from each Eligible Property for such calendar quarter minus (b) the amount paid in such calendar quarter for Capital Expenditures or FF&E for Eligible Properties (except for the Approved Preliminary Property Plan Work and the Required Work for which the Borrower is not entitled to withdraw funds from the CAPEX Reserve to pay for) which were made or purchased in accordance with this Agreement minus (c) the CAPEX Bills Pending as of the end of such calendar quarter plus (d) the CAPEX Bills Pending as of the end of the previous calendar quarter.

   "Capital Expenditure" means any payment made directly or indirectly for the
    -------------------
purpose of acquiring or constructing fixed assets, Real Property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property in the normal and ordinary course of business in keeping with the past practices of the Borrower.

   "Capitalization Event" means either a Borrower Capitalization Event or a
    --------------------
Parent Capitalization Event.

   "Capital Lease" means, for any Person, any lease of any Property (whether
    -------------
real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

   "Cash Collateral Account" means a special cash collateral account containing
    -----------------------
cash deposited pursuant to the terms of this Agreement to be maintained at the Administrative Agent's office in accordance with Section 7.04.

   "Cash Manager" means Bank One, Texas, N.A. or any successor thereto approved
    ------------
by the Agents.

   "Cash Management System (Borrower)" means the system of Deposit Accounts of
    ---------------------------------
the Borrower and the Borrower's Subsidiaries (excluding the Permitted Other Subsidiaries) including the Borrower's Bank Accounts pursuant to which all cash, cash equivalents and credit card receipts of the Borrower and the Borrower's Subsidiaries (excluding that of the Permitted Other Subsidiaries), respectively, are collected and distributed, all as described in Schedule 4.21 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

   "Cash Management System (Participating Lessee)" means the system of Deposit
    ---------------------------------------------
Accounts of the Participating Lessee including the Operating Account (Participating Lessee) for each Hotel Property (excluding DFW South and Meadowlands) pursuant to which all cash, cash equivalents and credit card receipts of the Participating Lessee (excluding that received in connection with DFW South and Meadowlands) are collected and distributed, all as described in
Schedule 4.21 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

   "Cash Management Systems" means collectively the Cash Management System
    -----------------------
(Borrower) and the Cash Management System (Participating Lessee).

   "CERCLA" means the Comprehensive Environmental Response, Compensation, and
    ------
Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

   "Closing Date" means the date on which each of the conditions set forth in
    ------------
Section 3.01 are satisfied.

   "Code" means the Internal Revenue Code of 1986, as amended, and any successor
    ----
statute.

   "Collateral Assignment and Security Agreement" means a collateral assignment
    --------------------------------------------
and agreement executed by the Borrower or any Guarantor to secure the Obligations, each substantially in the form of Exhibit I with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded to the Administrative Agent for the benefit of the Banks), as the same may be amended or terminated in accordance with their terms.

   "Commitment" means, with respect to any Bank, the amount set opposite such
    ----------
Bank's name on Schedule 1.01(a) as its Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to
Section 9.06(c), as such amount may be reduced pursuant to Section 2.04.

   "Compliance Certificate" means a certificate of the Borrower in substantially
    ----------------------
the form of the attached Exhibit J.

   "Concentration Bank Account" means the Deposit Account maintained with the
    --------------------------
Cash Manager located in Dallas, Texas for the benefit of the Borrower which is a part of the Cash Management System (Borrower), or any substitute account maintained with the Cash Manager reasonably acceptable to the Administrative Agent.

   "Conditions to Collateral Release" shall for any Asset Sale (other than Asset
    --------------------------------
Sales involving DFW South or Meadowlands) include all of the following requirements: (a) no Default has occurred and is continuing or would occur upon the consummation of such Asset Sale; (b) the Borrower, the Parent and their respective Subsidiaries shall be in compliance with all covenants, terms and conditions of the Credit Documents and the consummation of such Asset Sale shall not cause or result in any of such Persons being in non-compliance; (c) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the date of the Asset Sale certifying that the Conditions to Collateral Release are satisfied which Compliance Certificate shall (i) certify that the financial covenants contained in this Agreement measured as of the date of the Asset Sale (without inclusion in the calculation of such covenants the operating results of the Hotel Property for such Asset Sale) are satisfied and
(ii) set forth the Borrower's calculations of such financial covenants; (d) at least 10 days prior to such Asset Sale the Borrower shall have delivered to the Administrative Agent a copy of the documents that have or will be executed in connection with such Asset Sale and a draft of the Compliance Certificate that the Borrower is obligated to deliver pursuant to the preceding clause (c); (e) the Borrower shall have delivered to the Administrative Agent a Property Adjustment Report in connection with such Asset Sale; (f) the Asset Sale is to a Person other than the Borrower or a Subsidiary of Borrower and for fair market value; (g) the written approval of the Administrative Agent has been obtained which approval shall not be unreasonably withheld; (h) upon consummation of such Asset Sale the Pool Requirements would be satisfied; and (i) contemporaneously with such Asset Sale the Borrower makes a prepayment of the Advances as provided in Section 2.07(c)(iii) in an amount of not less than the Release Amount for such Hotel Property, provided that if the Asset Sale is a sale of a Permitted Non-Eligible Property the Borrower shall not have to make a prepayment as long as no Default has occurred and is continuing or would occur upon the consummation of such Asset Sale.

   "Consolidated" refers to the consolidation of the accounts of the Borrower
    ------------
with the Borrower's Subsidiaries and the Parent with the Parent's Subsidiaries, as applicable, in accordance with GAAP, including, when used in reference to the Borrower, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

   "Control Percentage" means, with respect to any Person, the percentage of the
    ------------------
outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

   "Controlled Group" means each of the Borrower Controlled Group, the
    ----------------
Participating Lessee Controlled Group and the Manager Controlled Group, and

"Controlled Groups" means, collectively, all of such groups.
 -----------------

   "Convert", "Conversion", and "Converted" each refers to a conversion of
    -------    ----------        ---------
Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

   "Cost Basis" means for any Hotel Property the sum of (a) for any Initial
    ----------
Property, the amount set forth for such Initial Property on Schedule 1.01(b) attached hereto, and for any other Hotel Property, the aggregate purchase price paid by the Borrower or its Subsidiary for such other Hotel Property (giving effect to any securities used to purchase a Hotel Property at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent's common stock assuming such exchange occurred on the date of acquiring the Hotel Property), and (b) the actual cost of any Capital Expenditures for such Hotel Property made by the Borrower or its Subsidiaries pursuant to an Approved Preliminary Property Plan as certified, at the Borrower's expense, upon the completion of such Capital Expenditures by a property condition consultant or engineer reasonably acceptable to the Agents who shall have inspected the Hotel Property and delivered to the Administrative Agent a certificate that such Capital Expenditures have been made or purchased and delivered to such Hotel Property.

   "Credit Card Agreements" means each credit card agreement among each of the
    ----------------------
Participating Lessee, the Borrower or the Borrower's Subsidiaries (as applicable), the credit card companies for all major credit cards accepted by the Hotel Properties and the Administrative Agent, in each case substantially in the form of Exhibit K attached hereto with such changes as are acceptable to the Administrative Agent, and all other agreements with or directions to credit card companies satisfactory to the Administrative Agent, in either case pursuant to which, in accordance with Section 5.12 such credit card companies are to direct funds from credit card receipts of a Hotel Property to either the Deposit Account or Operating Account (Participating Lessee) of the Participating Lessee for such Hotel Property which is subject to a Depository Account Agreement.

   "Credit Documents" means this Agreement, the Notes, the Guaranties, the
    ----------------
Environmental Indemnities, the Security Documents, the Agents' Fee Letter, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

   "Debt Service" means, for any Person for the period for which such amount is
    ------------
being determined, the amount (without duplication) of all mandatory principal payments made and interest accrued with respect to any Indebtedness of such Person and all payments made in respect of Capital Leases of such Person.

   "Debt Service Rate" means, for any Indebtedness for the period for which such
    -----------------
amount is being determined, the greatest of (a) the percentage (on an annualized basis) obtained by dividing the actual Debt Service for such Indebtedness for such period by the average outstanding amount of such Indebtedness for such period, (b) the percentage (on an annualized basis) that would be obtained by dividing (i) the estimated Debt Service that would have been paid for such Indebtedness for such period based upon (Y) an interest rate for such Indebtedness for such period equal to 2.25% plus the Treasury Rate (as defined
                                            ----
herein) and (Z) a 20 year principal amortization of such Indebtedness with constant monthly payments of principal and interest by (ii) the amount of such Indebtedness, and (c) 10%. As used herein, "Treasury Rate" means the rate of interest on United States Treasury Securities with a ten-year maturity, most recently published prior to the date of any calculation made hereunder, and shown in the "Week Ending" column and in the ten-year listing under the heading "Treasury Constant Maturities" of the Federal Reserve Statistical Release Form H-15.

   "Deposit Account" means a demand, time, savings, passbook, checking or like
    ---------------
account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

   "Depository Account Agreements" means (i) the Bank One Cash Management
    -----------------------------
Agreement, (ii) each depository account agreement among each of the Participating Lessee, the Borrower or the Borrower's Subsidiaries (as applicable), and the financial institutions at which Deposit Accounts are located pursuant to the Cash Management System (Participating Lessee) with the consent and acknowledgment of such Persons of the collateral assignment of such agreement to the Administrative Agent, in each case substantially in the form of Exhibit L attached hereto with such changes as are acceptable to the Administrative Agent, and (iii) all other agreements with or directions to the financial institutions at which Deposit Accounts are located satisfactory to the Administrative Agent, in either case pursuant to which, in accordance with
Section 5.12 such financial institutions are upon the occurrence of certain events to direct funds from such Deposit Accounts to the account designated by the Administrative Agent.

   "Default" means (a) an Event of Default or (b) any event or condition which
    -------
with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

   "DFW South" means the Holiday Inn Dallas DFW Airport South hotel.
    ---------

   "DFW South LP" means DFW South I Limited Partnership, a Texas limited
    ------------
partnership.

   "Dollar Equivalent" means the equivalent in another currency of an amount in
    -----------------
U.S. Dollars to be determined by reference to the rate of exchange quoted by the Administrative Agent, at 11:00 a.m. (Dallas, Texas time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

   "Dollars" and "$" means lawful money of the United States of America.
    -------       -

   "Domestic Lending Office" means, with respect to any Bank, the office of such
    -----------------------
Bank specified as its "Domestic Lending Office" opposite its name on Schedule
9.02 or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

   "EBITDA" means for any Person for any period for which such amount is being
    ------
determined, an amount equal to (a) Net Income for such period plus (b) to the
                                                              ----
extent deducted in determining Net Income, Interest Expense, income taxes, depreciation, amortization, and other non-cash items for such period minus (c)
                                                                     -----
4% of the gross revenues for such Person for such period, as determined in accordance with GAAP; provided that if any Property of such Person has been sold
                      --------
or conveyed by
such Person in such period, the amounts referred to in clauses (a)-(c) above arising from such Property shall be excluded from the calculation of EBITDA for such period; and provided further that if such Person has acquired any Property
                 ----------------
in such period, the amounts referred to in clauses (a)-(c) above arising from such Property during such entire period shall be included in the calculation of EBITDA for such period.

   "Effective Date" means the date all of the conditions precedent set forth in
    --------------
Section 3.01 have been satisfied.

   "Eligible Assignee" means (a) a commercial bank organized under the laws of
    -----------------
the United States, or any State thereof, and having primary capital of not less than $250,000,000 and approved by the Agents and the Issuing Bank, which approvals will not be unreasonably withheld, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 (or its Dollar Equivalent) and approved by the Agents and the Issuing Bank, which approvals will not be unreasonably withheld, (c) a Bank, and (d) an Affiliate of the respective assigning Bank, without approval of any Person but otherwise meeting the eligibility requirements of (a) or (b) above.

   "Eligible Property" means, as of any Borrowing Base Determination Date, any
    -----------------
Hotel Property which is owned by the Borrower or any Guarantor on such date and was so owned on the date of the most recent Borrowing Base Certificate delivered to the Banks, and which satisfies the conditions to qualifying as an Eligible Property set forth in Section 3.04 on such Borrowing Base Determination Date.

   "Engineering Report" means with respect to any Hotel Property, an engineering
    ------------------
report in accordance with the scope of services attached hereto as Schedule 1.01
(d) reasonably satisfactory to the Agents prepared for the Banks by a Person set forth on Schedule 1.01(d) or otherwise satisfactory to the Agents covering the physical condition of the Hotel Property, including without limitation the structural, electrical, plumbing, mechanical and other essential components of the Hotel Property.

   "Environment" or "Environmental" shall have the meanings set forth in 43
    -----------      -------------
U.S.C. (S) 9601(8) (1988).

   "Environmental Claim" means any third party (including governmental agencies
    -------------------
and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the

Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

   "Environmental Indemnity" means one or more environmental indemnity
    -----------------------
agreements dated of even date herewith in substantially the form of the attached Exhibit M executed or to be executed by the Borrower, the Parent and all Subsidiaries of the Borrower (including each Permitted New Subsidiary but excluding the Permitted Other Subsidiaries), and any future environmental indemnities executed in connection with any Hotel Property, as any of such environmental indemnities may be amended hereafter in accordance with the terms of such agreements.

   "Environmental Law" means all Legal Requirements arising from, relating to,
    -----------------
or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

   "Environmental Permit" means any permit, license, order, approval or other
    --------------------
authorization under Environmental Law.

   "Environmental Report" means with respect to any Hotel Property, an
    --------------------
environmental report in accordance with the scope of services attached hereto as
Schedule 1.01 (f) prepared for the Banks by a Person set forth on Schedule 1.01(f) or otherwise satisfactory to the Agents certifying to the Agents and the Banks that the Hotel Property and the soil and the groundwater thereunder do not contain Hazardous Substances except for Permitted Hazardous Substances.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended
    -----
from time to time.

   "Escrow Breaking Deadline" means August 9, 1996.
    ------------------------

   "Eurocurrency Liabilities" has the meaning assigned to that term in
    ------------------------
Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

   "Event of Default" has the meaning set forth in Section 7.01.
    ----------------

   "Expiration Date" means, with respect to any Letter of Credit, the date on
    ---------------
which such Letter of Credit will expire or terminate in accordance with its terms.

   "Federal Funds Rate" means, for any period, a fluctuating interest rate per
    ------------------
annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

   "Federal Reserve Board" means the Board of Governors of the Federal Reserve
    ---------------------
System or any of its successors.

   "FF&E" means furniture, fixtures and equipment.
    ----

   "Financial Statements" means the financial statements described in Section
    --------------------
4.06.

   "Financing Statement (Borrower)" means any Uniform Commercial Code -
    ------------------------------
Financing Statement - Form UCC-1 to be executed and delivered by Borrower or any of its Subsidiaries in connection with perfecting the security interest assigned by any Security Document, and any extension, renewal, or amendment thereof.

   "Financing Statement (Participating Lessee)" means any Uniform Commercial
    ------------------------------------------
Code - Financing Statement - Form UCC-1 to be executed and delivered by Participating Lessee in connection with perfecting the security interest assigned by any Participating Lessee Document, and any extension, renewal, or amendment thereof.

   "Franchise Agreements" means those certain Agreements listed on Schedule 4.22
    --------------------
attached hereto and any future franchise or license agreement for an Eligible Property with a reputable, nationally known, third party franchisor or licensor approved by the Agents in writing.

   "Franchisor" means those certain franchisors listed on Schedule 1.01(h )
    ----------
attached hereto, or any other franchisor or licensor of a Hotel Property approved by the Agents in writing.

   "Franchisor Consent" means a Franchisor's Consent and Agreement acceptable to
    ------------------
the Agents and in substantially the form of one of the forms attached as Exhibit N or such other form as approved by the Agents in writing, executed by a Franchisor for a Hotel Property.

   "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response
    ----    ----------       ---------
Trust Fund, established pursuant to 42 U.S.C. (S) 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. (S) 9641 (1988), which statutory provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to 42 U.S.C. (S) 9507.

   "Funds from Operations" means for any period an amount equal to the
    ---------------------
Consolidated Net Income of the Borrower and the Borrower's Subsidiaries for such period excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures; provided, however, if any extraordinary items are excluded for purposes of calculating Net Income, such items shall not be further excluded for purposes of making the calculation set forth in this definition.

   "Future Property" means any Hotel Property except for the Initial Properties,
    ---------------
the DFW South or the Meadowlands which the Borrower or any Subsidiary of the Borrower acquires.

   "GAAP" means United States generally accepted accounting principles as in
    ----
effect from time to time, applied on a basis consistent with the requirements of
Section 1.03.

   "General Assignment and Agreement" means a general assignment and agreement
    --------------------------------
executed by the Participating Lessee for the benefit of the Borrower or Guarantor who is the particular Property Owner for a Hotel Property to secure the Participating Lessee's obligations under the Participating Lease for such Hotel Property, each substantially in the form of Exhibit O with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the jurisdiction in which the Hotel Property is located and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits accorded thereunder), as the same may be amended or terminated in accordance with their terms.

   "General Partner" means AGH GP, Inc., a Nevada corporation.
    ---------------

   "Governmental Authority" means any foreign governmental authority, the United
    ----------------------
States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Parent, the Borrower, any Subsidiaries of the Borrower or the Parent, the Participating Lessee, the Manager or any of their respective Properties.

   "Governmental Proceedings" means any action or proceedings by or before any
    ------------------------
Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

   "Ground Lease" means each of the ground leases or subground leases set forth
    ------------
on Schedule 1.01(i) hereto and any ground lease for a Future Property acceptable to the Agents in their sole discretion, together with all right, title and interest of Borrower or any Subsidiary of Borrower (except the Permitted Other Subsidiaries), as the case may be, in and to the leasehold estate created pursuant to each such ground lease as each such ground lease may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

   "Ground Lessor Consent" means a Ground Lessor Consent and Agreement
    ---------------------
acceptable to the Agents and in substantially the form of the attached Exhibit P or other form approved by the Agents, executed by the then current lessor for the Ground Lease.

   "Guarantor" means Parent and each Subsidiary of the Borrower (except the
    ---------
Permitted Other Subsidiaries). The Guarantors on the Effective Date are identified on Schedule 1.01(j).

   "Guaranty" means one or more Guaranty and Contribution Agreements in
    --------
substantially the form of the attached Exhibit Q executed by the Borrower and all of the Subsidiaries of the Borrower (including any Permitted New Subsidiary but excluding the Permitted Other Subsidiaries), evidencing the joint and several guaranty by the signatories thereto of the obligations of Borrower in respect of the Credit Documents and the obligations of landlords under Participating Leases, and any future guaranty and contribution agreement executed to secure Advances except for Supplemental Guaranties, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.

   "Hazardous Substance" means the substances identified as such pursuant to
    -------------------
CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radio nuclides, radioactive materials, and medical and infectious waste.

   "Hazardous Waste" means the substances regulated as such pursuant to any
    ---------------
Environmental Law.

   "Hotel Capital Lease Limit" means for any Initial Property the amount of
    -------------------------
Capital Leases set forth for such Initial Property on Schedule 1.01(k) attached hereto, and for any Future Property an amount of Capital Leases approved by the Agents in writing (which approval will not be unreasonably withheld).

   "Hotel Operating Lease Limit" means for any Initial Property the amount of
    ---------------------------
operating leases set forth for such Initial Property on Schedule 1.01(k) attached hereto, and for any Future Property an amount of operating leases approved by the Agents in writing (which approval will not be unreasonably withheld).

   "Hotel Property" for any hotel means the Real Property and the Personal
    --------------
Property for such hotel.

   "Improvements" for any hotel means all buildings, structures, fixtures,
    ------------
tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such hotel; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

   "Indebtedness" means (without duplication), at any time and with respect to
    ------------
any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables or bank drafts payable within 120 days arising in the ordinary course);
(ii) indebtedness of others in the amount which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor;
(iii) indebtedness of others in the amount secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (iv) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts payable within 120 days arising in the ordinary course); and (v) obligations of such Person under Capital Leases.

   "Initial Properties" means collectively the Hotel Properties listed on
    ------------------
Schedule 1.01(b), and "Initial Property" means any of such Hotel Properties.
                       ----------------

   "Initial Maturity Date" means the date which is the earlier of (i) the date
    ---------------------
three (3) years from the date hereof or (ii) July 31, 1999.

   "Interest Expense" means, for any Person, for any period for which such
    ----------------
amount is being determined, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP) and all charges incurred with respect to letters of credit.

   "Interest Period" means, for each LIBOR Rate Advance comprising part of the
    ---------------
same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Prime Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and
Section 2.02. The duration of each such Interest Period shall be one, two, or three months, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, provided,
                                                                   --------
however, that:
-------

   (a) Interest Periods for Advances of the same Borrowing shall be of the same duration;

   (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such
                                                       --------
extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

   (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

   (d) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

   (e) no Interest Period with respect to any portion of any Advance shall extend beyond the Maturity Date.

   "Irrevocable Direction to Pay Rent" means one or more Irrevocable Direction
    ---------------------------------
to Pay Rent in substantially the form of the attached Exhibit R executed by the Parent and all of the Subsidiaries of the Borrower (including any Permitted New Subsidiary but excluding the Permitted Other Subsidiaries) and acknowledged by the Participating Lessee, evidencing the direction by the landlords under the Participating Leases to the Participating Lessee to make rental payments under the Participating Leases into the Concentration Bank Account, and any future direction, as any of such directions may be amended hereafter in accordance with the terms of such directions.

   "Issuing Bank" means Bank One, Texas, N.A., or any Bank acting as a successor
    ------------
issuing bank pursuant to Section 8.06, and "Issuing Banks" means, collectively,
                                            -------------
all of such Banks.

   "Land" for any hotel means the real property upon which the hotel is located,
    ----
together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to (a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (e) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.

   "Legal Requirement" means any law, statute, ordinance, decree, requirement,
    -----------------
order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

   "Letter of Credit" means, individually, any letter of credit issued by the
    ----------------
Issuing Bank in accordance with the provisions of Section 2.13 of this Agreement, and "Letters of Credit" means all such letters of credit
                -----------------
collectively.

   "Letter of Credit Documents" means, with respect to any Letter of Credit,
    --------------------------
such Letter of Credit and any reimbursement or other agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

   "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate
    -------------------------
undrawn maximum face amount of each Letter of Credit at such time and (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

   "Letter of Credit Obligations" means all obligations of the Borrower arising
    ----------------------------
in respect of this Agreement or the Letter of Credit Documents.

   "LIBOR Lending Office" means, with respect to any Bank, the office of such
    --------------------
Bank specified as its "LIBOR Lending Office" opposite its name on Schedule 9.02 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

   "LIBOR Rate" means, for the Interest Period for each LIBOR Rate Advance
    ----------
comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to (A) the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) three Business Days before the first day of such Interest Period in an amount substantially equal to the Administrative Agent's LIBOR Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period divided by (B) one minus the LIBOR Reserve Requirement. It is agreed that for purposes of this definition, LIBOR Rate Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

   "LIBOR Rate Advance" means any Advance which bears interest as provided in
    ------------------
Section 2.06(b).

   "LIBOR Reserve Requirement" shall mean, on any day, that percentage
    -------------------------
(expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to the Administrative Agent (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined as Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance is determined or any category or extensions of credit which includes loans by a non-United States office of the Administrative Agent to United States residents). Each determination by the Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

   "Lien" means any mortgage, lien, pledge, charge, deed of trust, security
    ----
interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

   "Liquid Investments" means:
    ------------------

   (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;

   (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's Investors Service, and (ii) commercial paper issued by (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of S&P or not less than "P-2"

(or the then equivalent) by the rating service of Moody's Investors Service, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Administrative Agent;

   (c) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's Investors Service; and

   (d) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.

   "Liquor License Concession Agreement" means a Lease/Concession Agreement
    -----------------------------------
between the Participating Lessee and a Liquor License Company in the form of Exhibit S attached hereto or such other form as approved by the Agents in writing.

   "Liquor License Companies" means those certain companies listed on Schedule
    ------------------------
1.01(l) attached hereto and any future company wholly-owned by Steve D. Jorns having a concession to sell liquor for a Hotel Property approved by the Agents in writing (which approval will not be unreasonably withheld).

   "Liquor License Company Consent" for any Initial Property or Future Property
    ------------------------------
for which the liquor license(s) for such Hotel Property is held by a Person (including a Liquor License Company) other than Borrower, a Guarantor owning such Hotel Property, the Manager or the Participating Lessee, means, a consent and agreement in the form of Exhibit T attached hereto or such other form as reasonably approved by the Agents executed by the Liquor License Company.

   "Liquor License Pledge Agreement" for any Initial Property or Future Property
    -------------------------------
for which the liquor license(s) for such Hotel Property is held by a Person (including a Liquor License Company) other than Borrower, a Guarantor owning such Hotel Property, the Manager or the Participating Lessee, means a pledge of the legal and beneficial ownership interest in such Person to the Participating Lessee in the form of Exhibit U with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the Hotel Property's state and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded thereunder).

   "Major Renovation" means, for any Hotel Property, renovation of such Hotel
    ----------------
Property for which the anticipated cost of the Capital Expenditures and FF&E involved in such renovation equals or exceeds an amount equal to the product of
(a) $15,000 times (b) the number of guest rooms for such Hotel Property.

   "Majority Banks" means, at any time, Banks holding at least 66 2/3% of the
    --------------
then aggregate unpaid principal amount of the Notes and the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount of the Notes and Letter of Credit Exposure is then outstanding, Banks having at least 66 2/3% of the aggregate amount of the Commitments at such time.

   "Management Agreements" means those certain Management Agreements listed on
    ---------------------
Schedule 4.23 attached hereto and any future management agreement for an Eligible Property is substantially the same form or as otherwise approved by the Agents in writing.

   "Manager" means American General Hospitality, Inc., a Texas corporation, or
    -------
any other manager of a Hotel Property approved by the Agents in writing.

   "Manager Consent" means a Manager Consent and Agreement in substantially the
    ---------------
form of the attached Exhibit V, executed by the Manager for the Hotel Property.

   "Manager Controlled Group" means all members of a controlled group of
    ------------------------
corporations and all trades (whether or not incorporated) under common control which, together with the Manager, are treated as a single employer under Section 414 of the Code.

   "Material Adverse Change" shall mean a material adverse change in the
    -----------------------
business, financial condition, or results of operations of (i) the Borrower or any Guarantor, in each case since the date of the Financial Statements, or (ii) the Parent, since the date of the Registration Statement.

   "Material Lease" means any lease, other than the Participating Lease, either
    --------------
(i) demising in excess of 10,000 square feet of the Improvements with respect to any Hotel Property or (ii) generating in excess of 10% of the gross revenues with respect to any Hotel Property.

   "Maturity Date" means the Initial Maturity Date, unless the Maturity Date is
    -------------
extended pursuant to Section 2.01(b), in which event such extended date shall be the Maturity Date.

   "Maximum Rate" means the maximum nonusurious interest rate under applicable
    ------------
law.

   "Meadowlands" means the Courtyard by Marriott-Meadowlands Hotel.
    -----------

   "Meadowlands LP" means 455 Meadowland Associates, Ltd., a Texas limited
    --------------
partnership.

   "Mortgages" means, collectively, the deeds of trust and mortgages executed by
    ---------
the Borrower or any Guarantor to secure the Obligations, each substantially in the form of Exhibit W with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded to the Administrative Agent for the benefit of the Banks), as the same may be amended or terminated in accordance with their terms, and "Mortgage" means any of such instruments.
            --------

   "Multiemployer Plan" means a "multiemployer plan" as defined in Section
    ------------------
4001(a)(3) of ERISA to which the Borrower or any member of a Controlled Group is making or accruing an obligation to make contributions.

   "Net Cash Proceeds" means (a) the aggregate cash proceeds (including, without
    -----------------
limitation, insurance proceeds) received by the Parent, the Borrower or any of their respective Subsidiaries (as applicable) in connection with any Asset Sale or Capitalization Event, minus (b) the reasonable expenses of such Person in
                         -----
connection with such Asset Sale or such Capitalization Event.

   "Net Income" means, for any Person or Hotel Property for any period for which
    ----------
such amount is being determined, the net income of such Person or Hotel Property, as applicable, after taxes, as determined in accordance with GAAP, excluding, however, extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (ii) any write-up or write-down of assets.

   "Net Worth" means, for any Person, stockholders equity of such Person
    ---------
determined in accordance with GAAP.

   "Note" means a promissory note of the Borrower payable to the order of any
    ----
Bank, in substantially the form of the attached Exhibit A, evidencing indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank, and "Notes means all of such promissory notes.
           -----

   "Notice of Borrowing" means a notice of borrowing in the form of the attached
    -------------------
Exhibit X signed by a Responsible Officer of the Borrower.

   "Notice of Conversion or Continuation" means a notice of conversion or
    ------------------------------------
continuation in the form of the attached Exhibit Y signed by a Responsible Officer of the Borrower.

   "Obligations" means all Advances, Reimbursement Obligations, and other
    -----------
amounts payable by the Borrower to the Structuring Agent, the Administrative Agent, or the Banks under the Credit Documents.

   "Operating Accounts (Borrower)" means (a) a Deposit Account of the Borrower
    -----------------------------
to be established and maintained by the Borrower with the Cash Manager at its offices at 1717 Main Street, Dallas, Texas, Account Name: " American General Hospitality Operating Partnership, L.P. -Operating Account," and (b) a Deposit Account of the Property Owner for each Hotel Property (except for DFW South and Meadowlands) to be established and maintained by the Borrower with the Cash Manager at its offices at 1717 Main Street, Dallas, Texas, in the name of the Property Owner.

   "Operating Account (Participating Lessee)" means the Deposit Account of the
    ----------------------------------------
Participating Lessee for each Hotel Property (except for DFW South and Meadowlands) to be established and maintained by the Participating Lessee with the Cash Manager at its offices at 1717 Main Street, Dallas, Texas, Account
Name: "AGH Leasing, L.P. - Operating Account [Hotel Property]."

   "Parent" means American General Hospitality Corporation, a Maryland
    ------
corporation.

   "Parent Capitalization Event" means any of the following which do not
    ---------------------------
constitute a Borrower Capitalization Event: (a) any sale or issuance by the Parent or any of its Subsidiaries of equity securities, or (b) any issuance or incurrence by the Parent of any Indebtedness.

   "Parent Common Stock" means the common stock of Parent, par value $.01 per
    -------------------
share.

   "Parent's Other Subsidiaries" means all Subsidiaries of the Parent except for
    ---------------------------
the Borrower and the Subsidiaries of the Borrower.

   "Participating Leases" means those certain Participating Leases listed on
    --------------------
Schedule 1.01(m) attached hereto and any future participating lease for an Eligible Property approved by the Agents in writing (which approval shall not be unreasonably withheld as long as such Person is at least 65% owned by the same individuals required of a Participating Lessee pursuant to the provisions of Section 7.01(r).

   "Participating Lessee" means AGH Leasing, L.P., a Delaware limited
    --------------------
partnership and any future participating lessee for a Hotel Property approved by the Agents in writing.

   "Participating Lessee Controlled Group" means all members of a controlled
    -------------------------------------
group of corporations and all trades (whether or not incorporated) under common control which, together with the Participating Lessee, are treated as a single employer under Section 414 of the Code.

   "Participating Lessee Estoppel" means a Lessee Estoppel, Acknowledgment and
    -----------------------------
Subordination Agreement in substantially the form of the attached Exhibit Z, executed by the Participating Lessee for the Hotel Property.

   "Participating Lessee Documents" for any Initial Property or Future Property,
    ------------------------------
means collectively (a) an Assignment of Leases (Participating Lessee), (b) a General Assignment, (c) Financing Statements (Participating Lessee), (d) an Assignment of Management Agreements, (e), a Depository Account Agreement, (f) the Credit Card Agreements for such Hotel Property, and (i) such other security agreements, pledge agreements, assignments, mortgages, financing statements, stock powers, and other collateral documentation as may be reasonably needed to confirm or perfect the liens and security interests conveyed to such Hotel Property's Property Owner pursuant to any of the documents listed in clauses in
(a)-(f) of this definition.

   "Participating Lessee Pledged Property" means, for any Hotel Property, the
    -------------------------------------
Property of the Participating Lessee assigned or pledged to the Property Owner of such Hotel Property pursuant to the Participating Lessee Documents for such Hotel Property.

   "PBGC" means the Pension Benefit Guaranty Corporation or any entity
    ----
succeeding to any or all of its functions under ERISA.

   "Permitted Encumbrances" means the Liens permitted to exist pursuant to
    ----------------------
Section 6.01.

   "Permitted Hazardous Substances" means (a) Hazardous Substances, petroleum
    ------------------------------
and petroleum products which are (i) used in the ordinary course of business and in typical quantities for a mid-market hotel and (ii) generated, used and disposed of in accordance with all Legal Requirements and good hotel industry practice and (b) non-friable asbestos to the extent (i) that no applicable Legal Requirements require removal of such asbestos from the Hotel Property and (ii) such asbestos is encapsulated in accordance with all applicable Legal Requirements and such reasonable operations and maintenance program as may be required by the Agents.

   "Permitted Hotel Sale" means the Asset Sale of all, but not a portion, of a
    --------------------
Hotel Property for which the Conditions to Collateral Release are satisfied.

   "Permitted New Subsidiary" means a Subsidiary at least 99% of the interests
    ------------------------
therein are owned directly or indirectly by the Borrower which (a) owns a Hotel Property and does not own and has never owned any Property except for such Hotel Property, (b) has delivered to the Administrative Agent either (i) an original Guaranty and Environmental Indemnity executed by such Subsidiary or (ii) an Accession Agreement executed by such Subsidiary, and (c) is newly-formed and bankruptcy remote.

   "Permitted Non-Eligible Property" means any Hotel Property (a) which either
    -------------------------------
(i) does not satisfy the conditions to qualifying as an Eligible Property set
         ---
forth in Section 3.04 or (ii) has not been submitted to the Banks as a potential Eligible Property by the Borrower; (b) which is owned by a Permitted New Subsidiary; (c) which neither is subject to any Environmental Claim, nor contains any Hazardous Substance which could reasonably be expected to cause a Material Adverse Change as evidenced by an Environmental Report delivered to the Administrative Agent at least 10 days prior to the acquisition of such Hotel Property by Borrower or one of Borrower's Subsidiaries; (d) for which the Borrower or the Property Owner (as applicable) shall have satisfied the conditions precedent set forth in Sections 3.04(a)(i)-(iv), 3.04(a)(vi), 3.04(b)-(c), 3.04(h), 3.04(j), and 3.04(o) within 90 days of the acquisition date of such Hotel Property, provided that if any of the requirements of this clause (d) with respect to a Future Property (but not an Initial Property) shall result in the payment of material mortgage or intangible taxes or in a Material Adverse Change, the Borrower or the Property Owner (as applicable) shall not have to satisfy the condition[s] precedent which would result in the payment of material mortgage or intangible taxes or in a Material Adverse Change until the occurrence of an Event of Default; (e) which is not subject to any Liens except for those permitted pursuant to the provisions of Section 6.01; and (f) which would if considered with the other Permitted Non-Eligible Properties, if any, as an Eligible Property for the purpose of testing the Pool Requirements, not cause the Borrower to violate the Pool Requirements.

   "Permitted Other Subsidiaries" means (a) DFW South LP; (b) Meadowlands LP;
    ----------------------------
(c) AGH DFW South LLC, the sole general partner of DFW South LP; (d) AGH Secaucaus LLC, the sole general partner of Meadowlands LP and (c) such other Subsidiaries of the Borrower which will not be Guarantors and not own Eligible Property, as may be approved by the Agents in their sole discretion.

   "Permitted Other Subsidiary Indebtedness" means (a) any Indebtedness of DFW
    ---------------------------------------
South LP in an amount not to exceed $14,250,000; and (b) any Indebtedness of Meadowlands LP in an amount not to exceed $6,000,000.

   "Permitted Other Subsidiary Loan Documents" means the notes, the deeds of
    -----------------------------------------
trust, mortgages and the other loan documents executed in connection with or securing the Permitted Other Subsidiary Indebtedness.

   "Permitted Personal Property Replacement" means the removal from any Hotel
    ---------------------------------------
Property of any items of tangible Personal Property for which the following requirements are met: (a) no Default has occurred and is continuing or would occur upon the consummation of such Permitted Personal Property Replacement; and (ii) Borrower promptly substitutes and installs on the Hotel Property other Personal Property of equal or greater value in the operation of the Hotel Property as a hotel of the class of the Hotel Property prior to such removal, all of which items shall be free of Liens and shall be subject to the Liens of the Mortgage encumbering such Hotel Property, and executes and delivers to the Administrative Agent all documents required by the Administrative Agent to create and perfect a valid and binding first priority security interest and the attachment of such Lien to such Personal Property in favor of the Administrative Agent for the benefit of the Banks.

   "Person" means an individual, partnership, corporation (including a business
    ------
trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

   "Personal Property" for any Hotel Property means all FF&E, inventory and
    -----------------
other personal property of every kind, whether now existing or hereafter acquired, tangible and intangible, now or hereafter located on or about the Land, and used or to be used in the future in connection with the operation of such Hotel Property, as more fully described in the Property Security Documents and the Participating Lessee Documents for such Hotel Property.

   "Plan" means an employee benefit plan (other than a Multiemployer Plan)
    ----
maintained for employees of the Borrower or any member of a Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

   "Pool Requirements" means collectively that (a) the Cost Basis for any
    -----------------
individual Hotel Property shall not exceed 20% of the Cost Basis for all Eligible Property; (b) the Cost Basis for all Eligible Property at all times must exceed $150,000,000; (c) the Cost Basis for Hotel Properties which are limited service hotels (for purposes of this definition Marriott Courtyards shall not be deemed limited service hotels) shall not exceed 20% of the Cost Basis for all Eligible Property; (d) the Cost Basis for Hotel Properties which do not have Franchise Agreements shall not exceed 20% of the Cost Basis for all Eligible Property; (e) the occupancy levels, operating revenues and geographic diversity of the Eligible Property shall be generally comparable to that of the Initial Properties taken as whole; (f) no Hotel Property or other Property shall cause the Parent to forfeit the Parent's tax status as a real estate investment trust under Sections 856-860 of the Code, and (g) any Future Property shall be comparable in quality to the Initial Properties.

   "Prime Rate" means a fluctuating interest rate per annum as shall be in
    ----------
effect from time to time equal to the rate of interest publicly announced by the Administrative Agent as its prime commercial lending rate (which may not be the lowest rate offered to its customers), whether or not the Borrower has notice thereof.

   "Prime Rate Advance" means an Advance which bears interest as provided in
    ------------------
Section 2.06(a).

   "Property" of any Person means any property or assets (whether real,
    --------
personal, or mixed, tangible or intangible) of such Person.

   "Property Adjustment Report" means a certificate of the Borrower in
    --------------------------
substantially the form of the attached Exhibit AA.

   "Property Certificate" for any Hotel Property means a Property Certificate
    --------------------
dated of even date herewith executed by the Property Owner in substantially the form of Exhibit BB, and any future Property Certificate executed by a Property Owner of any Future Property.

   "Property EBITDA" means for any Hotel Property for any period for which such
    ---------------
amount is being determined, the EBITDA of the Property Owner for such Hotel Property from such Hotel Property. Property EBITDA shall expressly exclude the Participating Lessee's Net Income for such Hotel Property.

   "Property Information" for any Hotel Property means the information and
    --------------------
documentation for such Hotel Property listed in Sections 3.04(a)(ii)-(xiv) and 3.04(f) and a commitment for a Title Policy for such Hotel Property, together with a legible copy of all documents referred to in such commitment.

   "Property Owner" for any Initial Property or Future Property, means the
    --------------
Person who owns fee or leasehold title interest (as applicable) in, and to such Property.

   "Property Security Documents" for any Initial Property or Future Property,
    ---------------------------
means collectively (a) a Mortgage, (b) an Assignment of Leases (Borrower), (c) Financing Statements (Borrower), (d) a Collateral Assignment and Security Agreement, (e) the Liquor License Company Consent, (f) a Property Certificate and (h) such other security agreements, pledge agreements, assignments, mortgages, financing statements, stock powers, and other collateral documentation as the Agents may reasonably request.

   "Pro Rata Share" means, at any time with respect to any Bank, either (a) the
    --------------
ratio (expressed as a percentage) of such Bank's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and participation interest in the Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time.

   "Public Offering" means the initial public offering of approximately
    ---------------
7,500,000 shares of Parent Common Stock pursuant to the Registration Statement.

   "Public Offering Documents" means the collective reference to the
    -------------------------
Registration Statement and each certificate, opinion, agreement, instrument or other document delivered by Parent or any underwriter pursuant thereto.

   "Real Estate Value" means, with respect to any Hotel Property, the lesser of
    -----------------
(a) the appraised value of such Hotel Property under the most recent Appraisal for such Hotel Property (appraised value will initially be based upon the "As Is" value of a Hotel Property and will be based upon the "As Improved" value of a Hotel Property once the Capital Expenditures are completed in accordance with the Approved Preliminary Property Plan for such Hotel Property which values for the Initial Properties are set forth in Schedule 1.01(b)), and (b) the Cost Basis of such Hotel Property as of the date of the most recent Borrowing Base Certificate (or, if applicable, Property Adjustment Report) delivered to the Banks.

   "Real Property" for any hotel means the Land and the Improvements for such
    -------------
hotel.

   "Refund Amount" means for any calendar quarter prior to July 1, 1997 an
    -------------
amount (but in no event less than zero) equal to (a) $62,500 minus (b) an amount
                                                             -----
equal to (i) one quarter of one percent (.25%) times (ii) the average daily amount (based on a 360 day year) in such quarter by which the Banks' aggregate Commitments exceed the sum of the Banks' outstanding Advances and the Letter of Credit Exposure (as calculated by the Administrative Agent).

   "Register" has the meaning set forth in paragraph (c) of Section 9.06.
    --------

   "Registration Statement" means Registration Statement (No. 333-4596) of
    ----------------------
Parent on Form S-11 and the prospectus included therein, as filed with the Securities and Exchange Commission on May 3, 1996, as it may be amended or supplemented from time to time.

   "Reimbursement Obligations" means all of the obligations of the Borrower set
    -------------------------
forth in Section 2.13(c) and the Letter of Credit Documents.

   "Release" shall have the meaning set forth in CERCLA or under any other
    -------
Environmental Law.

   "Release Amount" shall in connection with any Asset Sale mean the greater of
    --------------
(a) one-hundred twenty percent (120%) of the Allocated Debt Amount for the Hotel Property in such Asset Sale, (b) seventy-five percent (75%) of the Net Cash Proceeds from such Asset Sale, (c) the amount of Advances that would need to be repaid, if any, to cure a Borrowing Base deficiency under Section 2.07(c)(iii), and (d) the amount of Advances that would need to be repaid, if any, to satisfy the financial covenants contained in Sections 6.15 and 6.16 calculating such tests without inclusion of the results of the Hotel Property in such Asset Sale. Notwithstanding the foregoing, if an Asset Sale occurs during the Renewal Term and in connection with such Asset Sale all of the Conditions to Collateral Release are satisfied except for the payment of the Release Amount, then the "Release Amount" for such Asset Sale shall not exceed the amount which would cause the Parent to forfeit the Parent's tax status as a real estate investment trust under Sections 856-860 of the Code, as evidenced by a written opinion of the Parent's accountants or legal counsel acceptable to the Agents.

   "Renewal Term" shall have the meaning set forth in Section 2.01(b).
    ------------

   "Reportable Event" means any of the events set forth in Section 4043(b) of
    ----------------
ERISA.

   "Required Work" means for any Initial Property, the Capital Expenditures and
    -------------
expenditures for FF&E for such Initial Property described on Schedule 5.06 attached hereto as may be modified by agreement between the Borrower and the Majority Banks, and for any Future Property which the Borrower requests be an Eligible Property, the Capital Expenditures and expenditures for FF&E agreed upon by the Borrower and the Majority Banks as the Required Work for such Future Property, if any.

   "Required Work Deadline" means for any Initial Property, the date for
    ----------------------
completion of the Required Work which is one year following the date of this Agreement, and for any Future Property, the date for completion of the Required Work which is the date which is one year following the date of acquisition of such Future Property.

   "Response" shall have the meaning set forth in CERCLA or under any other
    --------
Environmental Law.

   "Responsible Officer" means the Chief Executive Officer, President, Executive
    -------------------
Vice President or Chief Financial Officer of any Person.

   "Restricted Payment" means (a) any direct or indirect payment, prepayment,
    ------------------
redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Indebtedness not permitted by this Agreement, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any capital stock of such Person, other than dividends payable in such Person's stock.

   "Rolling Period" means with respect to any calendar quarter of the Borrower,
    --------------
such fiscal quarter and the three immediately preceding calendar quarters.

   "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.,
    ---
or any successor thereof.

   "Security Agreement" means the Security Agreement dated of even date herewith
    ------------------
executed by the Borrower and the Guarantors in substantially the form of Exhibit CC, as it may be amended from time to time in accordance with its terms.

   "Security Documents" means, collectively, the Security Agreement, all
    ------------------
Property Security Documents, the Bank One Cash Management Agreement, the Irrevocable Direction to Pay Rent, all Financing Statements (Borrower) and any other agreement executed in connection with the Liens in favor of the Administrative Agent for the benefit of the Banks securing the Obligations; and any "Security Document" means any one of the foregoing.

   "Structuring Agent" means Societe Generale, Southwest Agency in its capacity
    -----------------
as Structuring Agent for the Banks pursuant to Article VIII and any successor Structuring Agent pursuant to Section 8.06.

   "Subsidiary" of a Person means any corporation, association, partnership or
    ----------
other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

   "Supplemental Guarantor" means any partner of the Borrower except for the
    ----------------------
Parent, the Guarantors, the General Partner or AGH LP that executes a Supplemental Guaranty.

   "Supplemental Guaranty" means any future assumption of liability in a form
    ---------------------
reasonably acceptable to the Agents executed by a Supplemental Guarantor to secure Advances, as such future supplemental guaranties may be amended hereafter in accordance with their terms.

   "Termination Event" means (a) the occurrence of a Reportable Event with
    -----------------
respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of a Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA,
(d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

   "Title Policy" means a Mortgagee Policy of Title Insurance which (a) is in
    ------------
the form of American Land Title Association Standard Loan Policy - 1970 (without modification, revision or amendment) (or such other form as approved by the Agents) with ALTA Endorsements Form 1, 3.1 (with parking), 6, 9, and endorsements commonly known Doing Business, Usury, Utility Facility, contiguity, survey, access, creditor's rights deletion, plat act, revolver, "tie-in" and specific endorsements relating to encroachments, (b) is issued by underwriters reasonably acceptable to the Agents, with such reinsurance as the Agents shall reasonably request, (c) insures that the grantor of the Lien insured by such policy owns the Real Property subject to such Lien in fee simple or pursuant to a leasehold estate and that the Mortgage covering the Real Property is a valid lien on the Real Property in favor of the Administrative Agent for the benefit of the Banks (subject only to Permitted Encumbrances), (d) does not contain any exceptions for rights of parties in possession, or unpaid delinquent installments of taxes, special assessments or subsequent assessments due to changes in ownership or usage, or any other exceptions to coverage other than Permitted Encumbrances.

   "Total Collateral EBITDA" means for any period the aggregate Property EBITDA
    -----------------------
of all Eligible Properties and all Permitted Non-Eligible Properties.

   "Type" has the meaning set forth in Section 1.04.
    ----

    Section 1.02  Computation of Time Periods.  In this Agreement in the
                  ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

    Section 1.03  Accounting Terms; Changes in GAAP.
                  ---------------------------------

    (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements.

    (b) Unless otherwise indicated, all financial statements of the Borrower and the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in
Section 1.01 shall be based upon the Consolidated accounts of the Borrower, the Parent and their respective Subsidiaries (as applicable) in accordance with GAAP.

    (c) If any changes in accounting principles after December 31, 1995 required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made.

    Section 1.04  Types of Advances.  Advances are distinguished by "Type".  The
                  -----------------
"Type" of an Advance refers to the determination whether such Advance is a LIBOR Rate Advance or Prime Rate Advance, each of which constitutes a Type.

    Section 1.05  Miscellaneous.  Article, Section, Schedule and Exhibit
                  -------------
references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.


                                  ARTICLE II

                    THE ADVANCES AND THE LETTERS OF CREDIT

    Section 2.01  The Advances; Extension of Initial Maturity Date.
                  ------------------------------------------------

    (a) Advances.  Each Bank severally agrees, on the terms and conditions set
        --------
forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day up to 30 days prior to the Initial Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank's Commitment less such Bank's Pro Rata Share of the Letter of Credit
                  ----
Exposure at such time. The aggregate amount of all outstanding Advances and Letter of Credit Exposure at any time may not exceed either the lesser of (i) the aggregate Commitments at such time or (ii) the Borrowing Base at such time. Within the limits of each Bank's Commitment and the Borrowing Base limitation set forth above, the Borrower may from time to time prepay pursuant to Section
2.07 and reborrow under this Section 2.01(a).

    (b) Extension of Initial Maturity Date.  The Borrower shall have a one time
        ----------------------------------
option, exercisable as hereinafter provided, to extend the Initial Maturity Date of the Notes for an additional one year period (the "Renewal Term") to the first anniversary of the Initial Maturity Date upon the completion by the Borrower of the following conditions prior to the Initial Maturity Date to the satisfaction of the Agents.

        (i) No Default which has not been cured or waived in writing by the Administrative Agent as set forth in Section 9.01 shall have occurred.

        (ii) The Agents shall have received no later than ninety (90) days prior to the Initial Maturity Date written notice from the Borrower that it intends to exercise its option to extend the Initial Maturity Date of the Notes.

        (iii) The Borrower shall have paid to the Administrative Agent for the account of each Bank an extension fee equal to the product of (A) one quarter of one percent (1/4%) times (B) the aggregate amount of such Bank's outstanding Advances and Pro Rata Share of the Letter of Credit Exposure as of the Initial Maturity Date.

        (iv) The Borrower shall have delivered to the Administrative Agent (A) Appraisals of the Eligible Property performed no later than 120 days prior to the Initial Maturity Date and no earlier than 90 days prior to the Initial Maturity Date and (B) a Borrowing Base Certificate dated as of the Initial Maturity Date based upon the new Appraisals.

        (v) If, based upon the Borrowing Base Certificate to be delivered to the Administrative Agent pursuant to the preceding clause (iv) or as otherwise required under this Agreement, the Borrower is obligated to repay any Advances, the Borrower shall have repaid such Advances.

        (vi) The representations and warranties of the Borrower in Sections 4.04, 4.06 and 4.09 of the Credit Agreement remain true and correct as of the Initial Maturity Date. The other representations and warranties of the Borrower, the Parent and the Guarantors in the Credit Documents remain true and correct in all material respects as of the Initial Maturity Date.

If the Initial Maturity Date has been extended as provided in this Section 2.01(b), the aggregate Banks' Commitments shall be capped at the then outstanding principal balance of all Advances and the Letter of Credit Exposure and the Borrower shall have the right to extend the Expiration Date to the new Maturity Date. After the Initial Maturity Date, the Borrower will no longer have the right to request any more Advances, or any increase in the Letter of Credit Exposure and shall repay the Advances in accordance with the provisions of Section 2.05.

    Section 2.02  Method of Borrowing.
                  -------------------

    (a) Notice.  Each Borrowing shall be made pursuant to a Notice of Borrowing,
        ------
given not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give each Bank prompt notice on the day of receipt of such timely Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of LIBOR Rate Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBOR Rate Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.06(b). Each Bank shall, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent.

    (b) Conversions and Continuations.  In order to elect to Convert or continue
        -----------------------------
Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 11:00 a.m. (Dallas, Texas time) at least three Business Days in advance of the proposed Conversion or continuation date. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the Borrowing amount and Type of the Advances to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to, or a continuation of, LIBOR Rate Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a continuation of LIBOR Rate Advances, notify each Bank of the applicable interest rate under Section 2.06(b). For purposes other than the conditions set forth in Section 3.02, the portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing. If the Borrower shall fail to specify an Interest Period for a LIBOR Rate Advance including the continuation of a LIBOR Rate Advance, the Borrower shall be deemed to have selected a Prime Rate Advance.

    (c) Certain Limitations.  Notwithstanding anything in paragraphs (a) and (b)
        -------------------
above:

        (i) in the case of LIBOR Rate Advances each Borrowing shall be in an aggregate amount of not less than $2,000,000 or greater multiples of $100,000;

        (ii) except for Borrowings for the acquisition of Future Properties by the Borrower or a Permitted New Subsidiary, (A) the Borrower may not request Borrowings on more than two days in any calendar month, and (B) the Borrower shall not request more than one Borrowing in any calendar month for the payment of Capital Expenditures and FF&E in connection with a Major Renovation and any such request in connection with a Major Renovation shall be made contemporaneously with any request to withdraw funds from the CAPEX Reserve as set forth in Section 5.07 in such month and shall be accompanied by the same documentation as required for a withdraw from the CAPEX Reserve.

        (iii) at no time shall there be more than three Interest Periods applicable to outstanding LIBOR Rate Advances;

        (iv) the Borrower may not select LIBOR Rate Advances for any Borrowing to be made, Converted or continued if a Default has occurred and is continuing;

        (v) if any Bank shall, at any time prior to the making of any requested Borrowing comprised of LIBOR Rate Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances, then such Bank's Pro Rata Share of such Borrowing shall be made as a Prime Rate Advance, provided that such Prime Rate Advance shall be considered part of the same Borrowing and interest on such Prime Rate Advance shall be due and payable at the same time that interest on the LIBOR Rate Advances comprising the remainder of such Borrowing shall be due and payable; and such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank;

        (vi) if the Administrative Agent is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Borrowing, the right of the Borrower to select LIBOR Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance;

        (vii) if the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBOR Rate for LIBOR Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective LIBOR Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select LIBOR Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance; and

        (viii) if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Prime Rate Advances or, if an existing Advance, Converted into Prime Rate Advances.

    (d) Notices Irrevocable.  Each Notice of Borrowing and Notice of Conversion
        -------------------
or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Rate Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

    (e) Administrative Agent Reliance.  Unless the Administrative Agent shall
        -----------------------------
have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on each such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for each such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

    (f) Bank Obligations Several.  The failure of any Bank to make the Advance
        ------------------------
to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

    (g) Notes.  The indebtedness of the Borrower to each Bank resulting from
        -----
Advances owing to such Bank shall be evidenced by the Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit A.

    Section 2.03  Fees.
                  ----

    (a) Initial Funding Fees; Bank Refund.  If the Borrower delivers the
        ---------------------------------
Borrower Funding Certificate, the Banks make an Advance hereunder or any Issuing Bank issues a Letter of Credit hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Bank on the date of the earliest to occur of such events an initial funding fee equal to $1,000,000. The Administrative Agent shall hold $250,000 of such fee in escrow to be used to pay the Refund Amount to the Borrower and certain sums to the Banks as hereinafter provided. If the Borrower has paid such initial funding fee as provided herein and no Default exists, within 30 days of the end of the calendar quarters ending September 30, 1996, December 31, 1996, March 31, 1997 and June 30, 1997, the Administrative Agent shall calculate the Refund Amount for such calendar quarter. After calculation of the Refund Amount for any calendar quarter the Administrative Agent will first pay to each Bank out of the escrowed $250,000 such Bank's Pro Rata Share of an amount equal to (i) $62,500 minus (ii) the
                                                             -----
Refund Amount for such calendar quarter and second pay to the Borrower on behalf of the Banks out of such escrowed sums an amount equal to the Refund Amount.
Any sums remaining in such escrowed account after the aforementioned payments for all four of the stated calendar quarters shall be refunded to the Borrower.

    (b) Commitment Fees.   For the period from July 1, 1997 until the Initial
        ---------------
Maturity Date the Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily amount by which such Bank's Commitment exceeds the sum of such Bank's outstanding Advances and Pro Rata Share of the Letter of Credit Exposure at a rate per annum equal to one quarter of one percent (.25%). Such fees shall be due and payable quarterly in arrears (i) on the date which is 30 days following the end of the last Business Day of each March, June, September and December and (ii) on the Initial Maturity Date.

    (c) Letter of Credit Fees.  The Borrower agrees to pay to the Administrative
        ---------------------
Agent for the account of the Banks, fees in respect of all Letters of Credit outstanding at a rate per annum equal to one and 85/100 percent (1.85%) calculated based upon a 360-day year and in respect of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears (i) on the last Business Day of each calendar month and (ii) on the Maturity Date. In addition, the Borrower agrees to pay to the Issuing Bank for its own account $500 for each Letter of Credit issued, reissued, amended, increased, or extended by such Issuing Bank, such fees due and payable at the time of such issuance, reissuance, amendment, increase or extension.

    (d) Agents Fees.  The Borrower agrees to pay to the Agents for their benefit
        -----------
the fees set forth in the Agents' Fee Letter as and when the same are due and payable pursuant to the terms of the Agent's Fee Letter.

    Section 2.04  Reduction of the Commitments.
                  ----------------------------

    (a) Change of Control.  Upon the occurrence of any of the following:
        -----------------

             (i) a change in control is reported by the Borrower, the Parent, a Participating Lessee or the Manager in response to either Item 6(e) of
          Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or

             (ii) any "person" (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower, the Parent, a Participating Lessee or the Manager representing the Control Percentage or more of the combined voting power of the Borrower's, the Parent's, a Participating Lessee's or the Manager's, as applicable, then outstanding securities; then, in such event the Majority Banks may, at their sole option upon written notice to the Borrower (a "Termination Notice"), declare the obligation of each Bank to make Advances and the obligation of the Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate and the Commitments shall reduce to zero.

    Notwithstanding the foregoing, a "change of control" shall not be deemed to occur as a result of the acquisition of securities of the Borrower, the Parent, the Participating Lessee or the Manager by any of Steven D. Jorns, Bruce G. Wiles, Kenneth E. Barr, James E. Sowell, Louis W. Shaw, II, Kenneth W. Shaw or their respective Associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) or controlled Affiliates.

    (b) Borrower Capitalization Event.  Upon the occurrence of any Borrower
        -----------------------------
Capitalization Event, the aggregate Commitments shall reduce by an amount equal to 100% of the Net Cash Proceeds of such Borrower Capitalization Event, with each Bank's Commitment being reduced by such Bank's Pro Rata Share of the aggregate reduction in Commitments.

    Section 2.05  Repayment of Advances.
                  ---------------------

    Advances.  The Borrower shall repay the outstanding principal amount of each
    --------
Advance on the Initial Maturity Date; provided that if the Maturity Date is extended as provided in Section 2.01(b), the total outstanding balance of all Advances as of the Initial Maturity Date shall be payable thereafter in quarterly installments on August 1, 1999, November 1, 1999, February 1, 2000 and May 1, 2000 in an amount equal to the product of (i) one sixtieth (1/60) times
(ii) the sum of (A) the amount of the Advances on the Initial Maturity Date following the conversion of the loan to a term loan and (B) the amount of the Letter of Credit Exposure on the Initial Maturity Date. The Borrower shall on the Maturity Date repay the outstanding principal amount of Advances.

    Section 2.06  Interest, Late Payment Fee.  The Borrower shall pay interest
                  --------------------------
on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

    (a) Prime Rate Advances.  If such Advance is a Prime Rate Advance, a rate
        -------------------
per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 365 day year) equal at all times to the lesser of (i) the Adjusted Prime Rate in effect from time to time plus the
                                                                  ----
Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar month and on the date such Prime Rate Advance shall be paid in full, provided that during the continuance of an Event of
                       --------
Default, Prime Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus three
                                                               ----
percent (3%) and (ii) the Maximum Rate.

    (b) LIBOR Rate Advances. If such Advance is a LIBOR Rate Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 360 day year) equal at all times during the Interest Period for such Advance to the lesser of (i) the LIBOR Rate for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate,
                     ----
payable in arrears on the last day of each calendar month and the last day of such Interest Period, and on the date such LIBOR Rate Advance shall be paid in full; provided that during the continuance of an Event of Default, LIBOR Rate
      --------
Advances shall bear interest at a rate per annum equal at all times to the lesser of the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus three percent (3%) and (ii) the
                                     ----
Maximum Rate.

    (c) Usury Recapture.  In the event the rate of interest chargeable under
        ---------------
this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

    (d) Other Amounts Overdue.  If any amount payable under this Agreement other
        ---------------------
than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Prime Rate plus three percent (3%), from the date such amount became
                    ----
due until the date such amount is paid in full.

    (e) Late Payment Fee.  Subject to the provisions of Section 9.12, if any
        ----------------
interest payable under this Agreement is not paid when due and payable (after taking into account any applicable grace period), then the Borrower will pay to the Banks contemporaneously with the payment of such past due interest a late payment fee equal to an amount equal to the product of (i) such overdue interest times (ii) four percent (4%).
-----

    Section 2.07  Prepayments.
                  -----------

    (a) Right to Prepay.  The Borrower shall have no right to prepay any
        ---------------
principal amount of any Advance except as provided in this Section 2.07.

    (b) Optional Prepayments.  The Borrower may elect to prepay any of the
        --------------------
Advances, after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of LIBOR Rate Advances, at least three Business Days' or (ii) in case of Prime Rate Advances, at least one Business Day's prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that
                                                        --------  -------
each partial prepayment shall be in an aggregate principal amount not less than $500,000 and in integral multiples of $100,000.

   (c)  Mandatory Prepayments.
        ---------------------

        (i) Change of Control.  On the fifth Business Day following the
            -----------------
     Borrower's receipt of a Termination Notice pursuant to Section 2.04 (a) hereof, the Borrower shall be required to prepay all outstanding Advances in full and to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the Letter of Credit Exposure.

        (ii) Borrowing Base Deficiency.  On each Borrowing Base Determination
             -------------------------
     Date, the Borrower shall be required to prepay Advances in an aggregate amount equal to the excess of (A) the aggregate amount of outstanding Advances and Letter of Credit Exposure on such date over (B) the Borrowing Base, as determined on such Borrowing Base Determination Date (or, upon payment in full of all outstanding Advances, to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the amount of the Letter of Credit Exposure which exceeds the Borrowing
     Base).

        (iii)  Asset Sale. Contemporaneously with the occurrence of any Asset
               ----------
     Sale, the Borrower shall prepay Advances in an amount equal to the Release Amount of each such Asset Sale (except as otherwise provided in the definition of Conditions to Collateral Release for a sale of a Permitted Non-Eligible Property).

        (iv) Capitalization Event.  Upon the occurrence of any Capitalization
             --------------------
     Event, the Borrower shall prepay Advances in an amount equal to 100% of the Net Cash Proceeds of such Capitalization Event on the Business Day such Net Cash Proceeds are received by the Borrower or the Parent, as applicable (or, in connection with a Borrower Capitalization Event only, upon payment in full of all outstanding Advances, to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the lesser of the amount of the Letter of Credit Exposure or the remaining Net Cash Proceeds).

        (v) Accrued Interest.  Each prepayment pursuant to this Section 2.07(c)
            ----------------
     shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date.

        (vi) Avoidance of Breakage Costs.  In the event that the amount of any
             ---------------------------
     mandatory prepayment of Advances under this Section 2.07(c) exceeds the aggregate principal amount of Advances which consist of Prime Rate Advances (the amount of such excess being the "Excess Amount"), the Borrower shall
                                           -------------
     have the right, in lieu of making such prepayment in full, to prepay such outstanding Advances which are Prime Rate Advances and to deposit an amount equal to the Excess Amount with the Administrative Agent in the Cash Collateral Account maintained by and in the sole dominion and control of the Administrative Agent for the ratable benefit of the Banks. Any amount so deposited shall be held by the Administrative Agent as collateral for the Obligations and applied to the prepayment of Advances which are LIBOR Rate Advances at the end of the current Interest Period(s) applicable thereto. On any day on which amounts collected in the Cash Collateral Account remain on deposit in or to the credit of the Cash Collateral Account after giving effect to the payment made on such day pursuant to this Section 2.07(c), and the Borrower shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) prior to 11:00 am (Dallas, Texas time) that such remaining collected amounts be invested in cash equivalents specified in such request, the Administrative Agent shall invest such funds, to the extent the Administrative Agent is reasonably able to do so, in such cash equivalents as are acceptable to, and with no risk to, the Administrative Agent on an overnight basis or with maturities such that amounts will be available to pay the Obligations secured thereby as they become due, whether at maturity, by acceleration or otherwise; provided,
                                                                    --------
     however, that any loss resulting from such investments shall be charged to
     -------
     and be immediately payable by the Borrower on demand by the Administrative Agent.

   (d) Ratable Payments.  Each payment of any Advance pursuant to this Section
       ----------------
2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

   (e) Effect of Notice.  All notices given pursuant to this Section 2.07 shall
       ----------------
be irrevocable and binding upon the Borrower.

   (f) Payments with respect to Hotel Property Limitations.  Notwithstanding
       ---------------------------------------------------
anything in this Agreement or any other Credit Document to the contrary, each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances secured by a Hotel Property for which any of the Security Documents for such Hotel Property state that the amount of the Obligations secured by such Hotel Property is limited in some way shall be deemed the last Advances repaid and, to the extent that the Advances are repaid to an amount less than the amount of any such limitation, shall be deemed the first Advances made to the Borrower if and when the Borrower requests any further Advances.

    Section 2.08  Breakage Costs.  If (a) any payment of principal of any LIBOR
                  --------------
Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a LIBOR Rate Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise; or (c) the Borrower fails to make a principal or interest payment with respect to any LIBOR Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

    Section 2.09  Increased Costs.
                  ---------------

   (a) LIBOR Rate Advances.  If, due to either (i) the introduction of or any
       -------------------
change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however,
                                                            --------  -------
that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Bank at the time such Bank demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

   (b) Capital Adequacy.  If any Bank or the Issuing Bank determines in good
       ----------------
faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Bank or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or the Issuing Bank's commitment to issue Letters of Credit or any Bank's commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Bank or the Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank or to the Issuing Bank, as the case may be, from time to time as specified by such Bank or the Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank or the Issuing Bank, in light of such circumstances, (i) with respect to such Bank, to the extent that the Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement or its commitment to risk participate in Letters of Credit and (ii) with respect to the Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower and the Administrative Agent by such Bank or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

   (c) Letters of Credit.  If any change in any law or regulation or in the
       -----------------
interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Bank of its risk participation in any Letter of Credit (which increase in cost shall be determined by Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by Issuing Bank or such Bank (with a copy sent to the Administrative Agent), as the case may be, the Borrower shall pay to the Administrative Agent for the account of Issuing Bank or Bank, as the case may be, from time to time as specified by Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate such Issuing Bank or such Bank for such increased cost. Issuing Bank and each Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of Issuing Bank or such Bank, be otherwise disadvantageous to Issuing Bank or such Bank, as the case may be. A certificate as to such increased cost incurred by Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by Issuing Bank or such Bank to the Borrower and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

    Section 2.10  Payments and Computations.
                  -------------------------

   (a) Payment Procedures.  Except if otherwise set forth herein, the Borrower
       ------------------
shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Banks, or a specific Bank pursuant to Section 2.03(c), 2.03(d), 2.06(c), 2.08, 2.09, 2.11, 2.12, or 2.13(c) but after taking into account payments effected pursuant to Section 9.04) to the Banks in accordance with each Bank's Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. The Borrower hereby authorizes the Administrative Agent to instruct the Cash Manager following and during the continuance of an Event of Default to withdraw from or offset against the Borrower's and the Borrower's Subsidiaries accounts with the Cash Manager (including the Borrower's Bank Accounts) in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder or under the Notes or the other Credit Documents (subject to sufficient funds being available in such accounts for that purpose).

   (b) Computations.  All computations of interest based on the Adjusted Prime
       ------------
Rate shall be made by the Administrative Agent on the basis of a year of 365 days and all computations of fees and interest based on the LIBOR Rate and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

   (c) Non-Business Day Payments.  Whenever any payment shall be stated to be
       -------------------------
due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause
                          --------
payment of interest on or principal of LIBOR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

   (d) Administrative Agent Reliance.  Unless the Administrative Agent shall
       -----------------------------
have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for each such day.

   (e) Application of Payments.  Unless otherwise specified in Section 2.07
       -----------------------
hereof, whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the
                                                                -----
payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document; second, to
                                                                    ------
the payment of all expenses due and payable under Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable to the Issuing Bank
           -----
pursuant to Section 2.03(c); fourth, to the payment of all other fees due and
                             ------
payable under Section 2.03 ratably among the Banks in accordance with their applicable Commitments; and fifth, to the payment of the interest accrued on and
                            -----
the principal amount of all of the Notes and the interest accrued on and all Reimbursement Obligations, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

   (f) Register.  The Administrative Agent shall record in the Register the
       --------
Commitment and the Advances from time to time of each Bank and each repayment or prepayment in respect to the principal amount of such Advances of each Bank.
Any such recordation shall be conclusive and binding on the Borrower and each Bank, absent manifest error; provided however, that failure to make any such
                             -------- -------
recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder in respect of such Advances.

    Section 2.11  Taxes.
                  -----

   (a) No Deduction for Certain Taxes.  Any and all payments by the Borrower
       ------------------------------
shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, Issuing Bank, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, Issuing Bank, or the Administrative Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Bank and Issuing Bank, Taxes by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank, Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's
                                  --------
obligation to deduct or withhold Taxes is caused solely by such Bank's, Issuing Bank's, or the Administrative Agent's failure to provide the forms described in paragraph (e) of this Section 2.11 and such Bank, Issuing Bank, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements.

   (b) Other Taxes.  In addition, the Borrower agrees to pay any present or
       -----------
future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

   (c) Indemnification.  The Borrower indemnifies each Bank, Issuing Bank, and
       ---------------
the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.11) paid by such Bank, Issuing Bank, or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent, Issuing Bank, or any such Bank. If any Bank, the

Administrative Agent, or Issuing Bank receives a refund in respect of any Taxes or Other Taxes paid by the Borrower under this paragraph (c), such Bank, the Administrative Agent, or Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund.

   (d) Evidence of Tax Payments.  The Borrower will pay prior to delinquency all
       ------------------------
Taxes and other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.

   (e) Foreign Bank Withholding Exemption.  Each Bank and each Issuing Bank that
       ----------------------------------
is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

    Section 2.12  Illegality.  If any Bank shall notify the Administrative Agent
                  ----------
and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to maintain any LIBOR Rate Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Bank by notice to the Borrower and the Administrative Agent no later than 11:00 a.m. (Dallas, Texas time), (a) if not prohibited by Legal Requirement to maintain such LIBOR Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding LIBOR Rate Advance of such Bank or (b) if prohibited by Legal Requirement to maintain such LIBOR Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all LIBOR Rate Advances of such Bank then outstanding to Prime Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

    Section 2.13  Letters of Credit.
                  -----------------

   (a) Issuance.  From time to time from the date of this Agreement until three
       --------
months before the Maturity Date, at the request of the Borrower, each Issuing Bank shall, on any Business Day and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend, or extend the expiration date of Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries). No Letter of Credit will be issued, increased, or extended (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (x) $10,000,000 or (y) an amount equal to (A) the lesser of the Borrowing Base or the aggregate Commitments less (B) the aggregate outstanding Advances and Letter of Credit
            ----
Exposure at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof and (B) the Maturity Date; (iii) unless such Letter of Credit is in form and substance acceptable to the respective Issuing Bank; (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person; (v) unless the Borrower has delivered to the respective Issuing Bank the completed and executed Letter of Credit Documents (other than the Letter of Credit) on such Issuing Bank's standard form, which shall contain terms no more restrictive than the terms of this Agreement; and

(vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") or any successor to the UCP. After the Initial Maturity Date, the Borrower will no longer have the right to any increase in the Letter of Credit Exposure. If the terms of any of the Letter of Credit Documents referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

   (b) Participations.  On the date of the issuance or increase of any Letter of
       --------------
Credit on or after the Effective Date, each Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Bank's participation in such Letter of Credit. Each Bank's obligation to purchase participating interests pursuant to this Section and to reimburse the respective Issuing Bank for such Bank's Pro Rata Share of any payment under a Letter of Credit by such Issuing Bank not reimbursed in full by the Borrower shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any of the circumstances described in paragraph (d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower or any Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.

   (c) Reimbursement.  The Borrower shall have the right (but not the
       -------------
obligation) to pay promptly on demand to each Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Administrative Agent and the Banks, and each Bank shall promptly reimburse such Issuing Bank for such Bank's Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Prime Rate Advance to the Borrower from such Bank. If such reimbursement is not made by any Bank to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Bank shall pay interest thereon to such Issuing Bank for each such day from the date such payment should have been made until the date repaid at a rate per annum equal to the Federal Funds Rate for each such day. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Banks to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Prime Rate Advances to the Borrower.

   (d) Obligations Unconditional.  The obligations of the Borrower under this
       -------------------------
Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

        (i) any lack of validity or enforceability of any Letter of Credit Documents;

        (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

        (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Bank or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

        (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the respective Issuing Bank would not be liable therefor pursuant to the following paragraph (e);

        (v) payment by the respective Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

        (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

   (e) Liability of Issuing Banks.  The Borrower assumes all risks of the acts
       --------------------------
or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers or directors shall be liable or responsible for:

        (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

        (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

        (iii) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

        (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence),

except that the Borrower shall have a claim against such Issuing Bank, and such
------
Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's gross negligence in failing to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

    Section 2.14  Determination of Borrowing Base.  The Borrowing Base shall be
                  -------------------------------
determined by the Administrative Agent, as follows:

   (a) Quarterly.  On the 45th day following each calendar quarter the
       ---------
Administrative Agent shall determine the Borrowing Base upon receipt of a Borrowing Base Certificate setting forth the components of the Borrowing Base dated as of the last day of the immediately preceding calendar quarter.

   (b) Property Adjustments.  Following each addition or deletion of a Hotel
       --------------------
Property as an Eligible Property (an "Adjustment Event"), and with respect to
                                      ----------------
the addition of an Eligible Property the Administrative Agent's receipt of a Property Adjustment Report with respect thereto, the Administrative Agent shall adjust the Borrowing Base accordingly.

   (c) Notice of Borrowing Base Change.  Promptly following any date the
       -------------------------------
Borrowing Base is redetermined in accordance with the preceding paragraphs, the Administrative Agent shall give notice to the Banks and the Borrower of the new Borrowing Base.

    Section 2.15  Bank Replacement.
                  ----------------

   (a) Right to Replace.  The Borrower shall have the right to replace each Bank
       ----------------
affected by a condition under Section 2.02(c)(v), 2.09, or 2.12 for more than 90 days (each such affected Bank, an "Affected Bank") in accordance with the procedures in this Section 2.15 and provided that no reduction of the total Commitments occurs as a result thereof.

   (b) First Right of Refusal; Replacement.
       -----------------------------------

        (i) Upon the occurrence of any condition permitting the replacement of a Bank, each Bank which is not an Affected Bank shall have the right, but not the obligation, to elect to increase its respective Commitment by an amount not to exceed the amount of the Commitments of the Affected Banks, which election shall be made by written notice from each such Bank to the Administrative Agent and the Borrower given within 30 days after the date such condition occurs specifying the amount of such proposed increase in such Bank's Commitment.

        (ii) If the aggregate amount of the proposed increases in Commitments of all such Banks making such an election is in excess of the Commitments of the Affected Banks, (A) the Commitments of the Affected Banks shall be allocated pro rata among such Banks based on the respective amounts of the proposed increases to Commitments elected by each of such Banks, and (B) the respective Commitments of such Banks shall be increased by the respective amounts as so allocated so that after giving effect to such termination and increases the aggregate amount of the Commitments of the Banks will be the same as prior to such termination.

        (iii) If the aggregate amount of the proposed increases to Commitments of all Banks making such an election equals the Commitments of the Affected Banks, the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases, so that after giving effect to such termination and increase the aggregate amount of the Commitments of all of the Banks will be the same as prior to such termination.

        (iv) If the aggregate amount of the proposed increases to Commitments of all Banks making such an election is less than the Commitments of the Affected Banks, (A) the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases, and (B) the Borrower shall have the right to add additional Banks which are Eligible Assignees to this Agreement to replace such Affected Banks, which additional Banks would have aggregate Commitments no greater than those of the Affected Banks minus the amounts thereof assumed by the other Banks
                        -----
     pursuant to such increases.

   (c) Procedure.  Any assumptions of Commitments pursuant to this Section 2.15
       ---------
shall be (i) made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Assumption and by following the procedures in Section 9.06 for adding a Bank. In connection with the increase of the Commitments of any Bank pursuant to the foregoing paragraph (b), each Bank with an increased Commitment shall purchase from the Affected Banks at par such Bank's ratable share of the outstanding Advances of the Affected Banks and assume such Bank's ratable share of the Affected Banks' Letter of Credit Exposure.

    Section 2.16  Sharing of Payments, Etc.  If any Bank shall obtain any
                  ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Administrative Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of
                             --------
such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to the purchasing Bank to (b) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by Legal Requirement, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

    Section 2.17  Collateral.
                  ----------

   (a) Creation and Perfection of Liens.  Prior to the termination of the
       --------------------------------
Commitments and the repayment in full of the Obligations, a valid, perfected first priority lien or security interest, as applicable, in the Property of the Borrower and its Subsidiaries (other than the Permitted Other Subsidiaries) and in the Participating Lessee Pledged Property (through the Collateral Assignment and Security Agreement) shall exist in favor of the Administrative Agent for the benefit of the Banks to secure the Obligations in accordance with the terms of the Security Documents.

   (b) Further Assurances.  The Borrower agrees to promptly, on demand, execute
       ------------------
and deliver, and cause the Guarantors and the Participating Lessee to execute and deliver, at the Borrower's expense, such security agreements, pledge agreements, assignments, mortgages, Financing Statements, stock powers, and other collateral documentation, and take such other actions deemed by the Administrative Agent and its counsel to be necessary in order to effect the foregoing.

   (c) Appraisals.  The Borrower agrees to obtain, at its own expense and as
       ----------
promptly as practicable, such other appraisals as any Governmental Authority may require the Administrative Agent to obtain from time to time to satisfy any applicable Legal Requirement.

                                  ARTICLE III

                             CONDITIONS OF LENDING

    Section 3.01  Conditions Precedent to Effectiveness of this Agreement.  This
                  -------------------------------------------------------
Agreement shall become effective on the date hereof if on or prior to the close of business on such date the following conditions precedent have been satisfied:

   (a) Documentation.  The Administrative Agent shall have received counterparts
       -------------
of this Agreement executed by the Borrower and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Agents, and in sufficient copies for each Bank (except with respect to the Property Security Documents, the Participating Lessee Documents (except for the Credit Card Agreements and the Depository Account Agreements with financial institutions other than the Cash Manager), the Financing Statements (Borrower), or the Financing Statements (Participating Lessee)):

        (i) the Notes, all Guaranties, the Environmental Indemnity, the Security Agreement, the Mortgages, the other Credit Documents and the Participating Lessee Documents which have been prepared for execution on the Effective Date and any related Financing Statements;

        (ii) a certificate from the Chief Executive Officer, President or Chief Financial Officer of the General Partner on behalf of the Borrower dated as of the Effective Date stating that as of the Effective Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents are true and correct in all material respects; (B) no Default has occurred and is continuing; (C) the conditions in this
     Section 3.01 have been met or waived in writing; and (D) there are no claims, defenses, counterclaims or offsets against the Banks under the Credit Documents;

        (iii) a certificate of the Secretary or an Assistant Secretary of the General Partner on behalf of the Borrower and each Guarantor dated as of the date of this Agreement certifying as of the date of this Agreement (A) the names and true signatures of officers or authorized representatives of the general partner of the Borrower and such Guarantor authorized to sign the Credit Documents to which such Person is a party as general partner of such Person, (B) resolutions of the Board of Directors or the members of the general partner of such Person with respect to the transactions herein contemplated, (C) either (x) the copies of the organizational documents of the general partner of such Person delivered to the Banks are still true and correct and have not been amended or modified since such date or (y) copies of any modification or amendment to the organizational documents of the general partner of such Person made since such date, (D) a true and correct copy of the partnership agreement for such Person, and (E) a true and correct copy of all partnership authorizations necessary or desirable in connection with the transactions herein contemplated;

        (iv) a certificate of the Secretary or an Assistant Secretary of the Parent dated as of the date of this Agreement certifying as of the date of this Agreement (A) resolutions of the Board of Directors of such Person with respect to the transactions herein contemplated, (B) the copies of the charter and bylaws of the Parent and any modification or amendment to the articles or certificate of incorporation or bylaws of the Parent made since such date, (C) the issuance of the Parent Common Stock pursuant to the Public Offering Documents;

        (v) a certificate of the Secretary or an Assistant Secretary of the general partner of the Participating Lessee on behalf of the Participating Lessee dated as of the date of this Agreement certifying as of the date of this Agreement (A) the partnership authorization of such Person with respect to the transactions contemplated by the Participating Leases and the Participating Lessee Documents, (B) the copies of the Partnership Agreement and any modification or amendment to the Partnership Agreement of the Participating Lessee made since such date;

        (vi) (A) one or more favorable written opinions of Battle Fowler L.L.P., special counsel for the Borrower, the Parent, and the Participating Lessee and the Manager and their Subsidiaries, substantially in the form of the attached Exhibit DD, in each case dated as of the Closing Date and with such changes as the Agents may approve, (B) one or more favorable written opinions of Kane, Russell, Coleman & Logan, special Texas counsel for the Borrower, the Parent, and the Participating Lessee and the Manager and their Subsidiaries, substantially in the form of the attached Exhibit EE, in each case dated as of the Closing Date and with such changes as the Agents may approve, (C) a reliance letter from Battle Fowler L.L.P., as counsel to the Parent, and each other counsel (other than underwriters' counsel) delivering an opinion in connection with the Public Offering, in each case addressed to the Agents and the Banks and satisfactory in form and substance to the Agents stating that the Agents and the Banks may rely on such opinions as if they were original addressees thereof, and in each case attaching an executed original thereof, (D) one or more favorable written opinions of the local counsel for the Borrower, the Parent, the Participating Lessee and the Manager and their Subsidiaries for each state in which a Hotel Property is located, substantially in the form of the attached Exhibit FF, in each case dated as of the Closing Date and with such changes as the Agents may approve, (E) one or more favorable written opinions of Ballard, Spahr, Andrews & Ingersoll, special Maryland counsel for the Parent, substantially in the form of the attached Exhibit GG, in each case dated as of the Closing Date and with such changes as the Agents may approve, (F) one or more favorable written opinions of McDonald, Hopkins, Buske & Harber Co., special Ohio counsel for 3100 Glendale Joint Venture, substantially in the form of the attached Exhibit HH, in each case dated as of the Closing Date and with such changes as the Agents may approve, (G) one or more favorable written opinions of Foley & Lardner, special Wisconsin counsel for Madison Motel Associates, substantially in the form of the attached Exhibit II, in each case dated as of the Closing Date and with such changes as the Agents may approve, and
     (H) one or more favorable written opinions of McDonald, Carano, Wilson, McCune, Bergin, Frankovich &Hicks LLP, special Nevada counsel for the General Partner, substantially in the form of the attached Exhibit JJ, in each case dated as of the Closing Date and with such changes as the Agents may approve;

        (vii) a Borrowing Base Certificate dated as of July 31, 1996, each duly completed and executed by the Chief Financial Officer or Treasurer of the General Partner on behalf of the Borrower; and

        (viii) such other documents, governmental certificates, agreements, lien searches as either Agent may reasonably request.

   (b) Representations and Warranties.  The representations and warranties
       ------------------------------
contained in Article IV hereof, the Guaranties, the Environmental Indemnities and in each Security Document and Participating Lessee Document shall be true and correct in all material respects.

   (c) Certain Payments. The Borrower shall have paid the fees required to be
       ----------------
paid as of the Effective Date pursuant to the Agents' Fee Letter.

    Section 3.02  Conditions Precedent for each Borrowing or Letter of Credit.
                  -----------------------------------------------------------
The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit:

   (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

        (i) the representations and warranties contained in Article IV hereof, the Guaranties, the Environmental Indemnities and in each Security Document and Participating Lessee Document are correct in all material respects on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

        (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom;

   (b) the Borrower shall have executed and delivered to the Administrative Agent a Borrowing Base Certificate dated not earlier than the date 10 days prior to the anticipated date of such Borrowing;

   (c) if all or a portion of such Borrowing is intended to be used to make Capital Expenditures or purchase FF&E for a Hotel Property in connection with a Major Renovation, the Administrative Agent shall have received (i) an analysis of the amount of such renovation performed to date and the actual costs incurred therefore versus an Approved Preliminary Property Plan or another budget for such renovation in sufficient detail as the Administrative Agent shall reasonably request, and (ii) invoices, lien waivers and any additional information as the Administrative Agent may reasonably request; and

   (d) the Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank, the Structuring Agent or the Administrative Agent as such party may reasonably request.

    Section 3.03  Conditions Precedent for Initial Borrowing or Letter of
                  -------------------------------------------------------
Credit.  The obligation of each Bank to fund an Advance on the occasion of the
------
first Borrowing and of any Issuing Bank to issue the first Letter of Credit shall be subject to the further conditions precedent that on or prior to the Escrow Breaking Deadline:

   (a) The Borrower shall have executed and delivered to the Administrative Agent the Borrower Funding Certificate and a Notice of Borrowing;

   (b) The Borrower shall have paid the fees required under Section 2.03 and the Agents' Fee Letter;

   (c) The Agents shall have received evidence satisfactory to it that (i) the Public Offering shall have been consummated pursuant to the Public Offering Documents, (ii) the Administrative Agent shall have received executed or conformed copies of each of the Public Offering Documents and all amendments thereto, all in form and substance reasonably satisfactory to the Structuring Agent, (iii) each of the Public Offering Documents shall be in full force and effect, (iv) the Parent shall have received not less than $130,000,000 in aggregate gross proceeds from the Public Offering (before deducting expenses and underwriting discounts and commissions), (v) the Parent shall have contributed such gross proceeds (net of such amount as may be required to pay underwriting discounts and commissions and costs and expenses of the Public Offering and the transactions contemplated hereby) to the Borrower as an equity contribution and
(vi) all other matters with respect to the Public Offering shall be reasonably satisfactory to the Agents;

   (d) The Agents shall have received an Officer's Certificate of the Responsible Officer of the Parent certifying that, after giving effect to the Public Offering, (i) the covenants set forth in Section 6.17 of this Agreement are satisfied, (ii) the Parent owns 100% of the issued and outstanding shares of the General Partner and AGH LP, (iv) the Parent has no first tier Subsidiaries (other than the General Partner and AGH LP), (v) the General Partner owns a 1% general partner interest and AGH LP owns at least 70% of the limited partnership interests in the Borrower;

   (e) The Pool Requirements are met; and

   (f) the Agents shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank, the Structuring Agent or the Administrative Agent as such party may reasonably request.

If the conditions set forth in this Section 3.03 are not satisfied on or prior to the Escrow Breaking Deadline, the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower. However, Borrower shall pay to the Agents all fees and expenses as set forth in Agents' Fee Letter.

    Section 3.04  Conditions Precedent to a Hotel Property Qualifying as an
                  ---------------------------------------------------------
Eligible Property.  In order for an Initial Property or a Future Property to
-----------------
qualify initially and thereafter to continue to qualify as an Eligible Property, the following conditions precedent must be satisfied and remain satisfied for that Property:

   (a) Documents and Information.  The Administrative Agent shall have received
       -------------------------
each of the following executed by the Borrower, the Property Owner or other appropriate person, in form and substance satisfactory to the Agents:

        (i) the original executed Property Security Documents and the Participating Lessee Documents (except for the Credit Card Agreements and the Depository Account Agreements with financial institutions other than the Cash Manager);

        (ii) a copy of each of the following for such Hotel Property certified as true and correct by the Borrower pursuant to a Property Certificate:

             A. If the Hotel Property is subject to a Franchise Agreement, the Franchise Agreement and any requirements or conditions imposed by the Franchisor at such time in connection with the Franchise Agreement, including without limitation any requirements with respect to Capital Expenditures or expenditures for FF&E for the Hotel Property;

             B. Management Agreement;

             C. Participating Lease;

             D. List of the Personal Property for such Hotel Property;

             E. Acquisition Agreements;

             F. A rent roll for the Hotel Property identifying all rentable space within the Hotel Property, the tenant, concessionaire or licensee (or if vacant, identified as vacant), the monthly rental payable (including any adjustments to operating expenses), the date through which rent is paid, the termination date of each such leases, concessions and licenses and a delinquency report.

             G. The occupancy permit;

             H. If the Hotel Property is subject to a Ground Lease, the Ground Lease;

             I. The liquor license for such Hotel Property;

             J. Liquor License Concession Agreement and any other agreements related to the liquor license(s); and

             K. The Property Owner's articles of incorporation, by-laws, partnership agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership or corporate, as applicable, authorizations authorizing the execution, delivery and performance of the Security Documents all certified to be true and complete by a duly authorized officer of such Property Owner;

             L. The Participating Lessee's articles of incorporation, by-laws, partnership agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership or corporate, as applicable, authorizations authorizing the execution, delivery and performance of the Tenant Documents all certified to be true and complete by a duly authorized officer of such Property Owner;

        (iii) a ALTA/ASCM survey of the Real Property certified in a manner reasonably satisfactory to the Agents by a registered surveyor and dated no more than ninety (90) days prior to the date the Borrower desires that such Hotel Property be an Eligible Property;

        (iv) all financial statements related to the Hotel Property (i) reasonably required by the Agents; or (ii) necessary to provide the Agents with a true and complete knowledge of the financial condition of the Hotel Property;

        (v)  an Environmental Report;

        (vi)  an Engineering Report;

        (vii)  if available, a set of as-built plans for the Hotel Property;

        (viii) either (A) evidence from the applicable Governmental Authority of compliance with zoning for the Hotel Property, (B) a zoning endorsement to the Title Policy, (C) legal opinion of compliance with zoning for the Hotel Property in form reasonably acceptable to the Administrative Agent, or (D) other evidence of compliance with zoning for the Hotel Property reasonably acceptable to the Administrative Agent;

        (ix) a summary list of the Capital Expenditures and FF&E expenditures for the Hotel Property for the immediately preceding 12-month period and an estimate of the Capital Expenditures and FF&E expenditures for the upcoming 12-month period, certified by Borrower;

        (x) a tenant estoppel certificate and subordination, non-disturbance and attornment agreement in forms reasonably acceptable to the Agents from each tenant of the Hotel Property which has a Material Lease;

        (xi) certificates and policies of insurance evidencing that the Hotel Property is covered by the insurance required pursuant to Section 5.10 hereof, provided that for the required earthquake insurance for the Initial Properties the policy or policies for such earthquake insurance need only be delivered within 30 days of the date of this Agreement;

        (xii) a written opinion of the Borrower's counsel or counsels covering such matters relating to the Property Owner, the Participating Lessee, the Hotel Property, the Security Documents, the Participating Lessee Documents as the Agents reasonably require;

        (xiii)  a Manager Consent; and

        (xiv)  all other documents reasonably required by either Agent.

   (b) Recordation and Filing.  The Mortgage, the Assignment of Leases
       ----------------------
(Borrower), the Assignment of Leases (Participating Lessee) and the Participating Lessee Estoppel, shall each have been recorded in the Official Public Records of Real Property of the County in which the Hotel Property is located with all filing fees and applicable mortgage or intangible taxes paid by Borrower. All appropriate Financing Statements (Borrower) and Financing Statements (Participating Lessee) shall have been (a) filed with the Secretary of State of the state in which the Hotel Property is located and the state in which the Property Owner and Participating Lessee, as applicable, was formed and of its respective principal place of business, and the Administrative Agent shall have received a certificate of each Secretary of State showing such financing statements to be subject to no prior filings; and (b) recorded in the official records of all appropriate counties.

   (c) Perfection; Priority.   The Administrative Agent, as agent for the Banks,
       --------------------
will have a valid, perfected first priority lien or security interest, as applicable, in the Hotel Property (including without limitation the Participating Lessee Pledged Property through the Collateral Assignment and Security Agreement), subject only to the Permitted Encumbrances.

   (d) Title Insurance.  Borrower shall, at its sole expense, have delivered to
       ---------------
the Administrative Agent the paid Title Policy insuring the Mortgage securing the Obligations to be a valid, perfected first priority lien on the Real Property covered thereby, subject only to the Permitted Encumbrances.

   (e) Adverse Property Situation.  Neither all nor any material portion of the
       --------------------------
Hotel Property shall be the subject of any proceeding by a governmental authority for the condemnation, seizure or appropriation thereof, nor the subject of any negotiations for sale in lieu of condemnation, seizure or appropriation. The Hotel Property shall not have been materially damaged or destroyed by fire or other casualty which cannot be substantially restored or repaired within ninety (90) days of such occurrence from the proceeds of insurance maintained by the Borrower, nor shall all or any material portion of the Hotel Property cease to be in operation; provided, however, that if the Property Owner is receiving insurance proceeds under any business interruption (not property) insurance in connection with such event, then such Hotel Property shall not become ineligible as an Eligible Property because of such event though the Property EBITDA for such Hotel Property will be adjusted downward to the extent such proceeds result in a lower Property EBITDA for such Hotel Property.

   (f) Appraisal.  The Agents shall have received a current Appraisal of the
       ---------
Hotel Property satisfactory to the Agents.

   (g) Subsidiary.  In addition, if the Property Owner for such Hotel Property
       ----------
is not Borrower, the Property Owner is at least a 99%-owned Subsidiary of the Borrower listed on Schedule 4.01 (other than a Permitted Other Subsidiary) or Permitted New Subsidiary.

   (h) New Guarantor.  In addition, if the Property Owner for such Hotel
       -------------
Property is not the Borrower or a Guarantor, the following:

        (i) The Administrative Agent shall have received financial statements of the Property Owner (i) reasonably required by the Agents; or (ii) necessary to provide the Agents with a true and complete knowledge of the financial condition of the Property Owner, all certified as true and correct by the Borrower;

        (ii) The Property Owner shall be a Permitted New Subsidiary whose sole asset is the Future Property, who complies with all of the covenants and requirements of Guarantors under the Credit Documents and who has delivered to the Administrative Agent either (A) an original Guaranty and Environmental Indemnity executed by such Subsidiary or (B) an Accession Agreement executed by such Subsidiary.

   (i) Future Property.  In addition, if the Hotel Property is a Future
       ---------------
Property, the following:

        (i) The addition of the Future Property to the Eligible Property shall not (A) cause the Eligible Property to violate the Pool Requirements, (B) cause a Default, or (C) cause or result in the Borrower failing to comply with any of the financial covenants contained herein;

        (ii) The Borrower shall have delivered to the Administrative Agent and the Banks the Property Information for such Future Property 20 days prior to the date the Borrower proposes such Future Property qualify as an Eligible Property;

        (iii) the Majority Banks shall have approved such Future Property as a possible Eligible Property and reached agreement with the Borrower as to the Required Work for such Future Property, if any; and

        (iv) within one hundred eighty (180) days of the date such Future Property initially qualifies as an Eligible Property the Majority Banks shall have approved the Approved Preliminary Property Plan for such Future Property.

   (j) Ground Leases.  In addition, if the Hotel Property is subject to a Ground
       -------------
Lease, no default by the lessee under the Ground Lease exists, the Ground Lease remains in full force and effect and the Administrative Agent shall have received a Ground Lessor Consent.

   (k) Franchise Agreement.  In addition, if the Hotel Property is subject to a
       -------------------
Franchise Agreement, no default by the franchisee under the Franchise Agreement exists, the Franchise Agreement remains in full force and effect and the Administrative Agent shall have received a Franchisor Consent.

   (l) Management Agreement Fees and Participating Lessee Net Income.  The sum
       -------------------------------------------------------------
of (i) the management fees payable to the Manager under the Management Agreement for a Hotel Property whether payable by the Participating Lessee or the Property Owner of such Hotel Property and (ii) the actual or expected Net Income for the Participating Lessee for such Hotel Property shall not in the aggregate exceed 6% of the gross revenues for such Hotel Property.

   (m) Depository Account Agreements and Credit Card Agreements.   Within 30
       --------------------------------------------------------
days of the initial date any property is deemed an Eligible Property but for the requirements of this subsection (m), the Borrower shall have delivered to the Administrative Agent the Depository Account Agreements for each financial institution at which a Deposit Account for such Hotel Property is located pursuant to the Cash Management System (Participating Lessee) and the Credit Card Agreements for each credit card company for all major credit cards accepted by such Hotel Property, which Depository Account Agreements, Credit Card Agreements and the Cash Management Systems shall be in form and substance reasonably satisfactory to the Agents.

   (n) Hilton Hotel & Conference Center, Toledo, Ohio.  If in connection with
       ----------------------------------------------
the Hotel Property commonly known as the Hilton Hotel & Conference Center, Toledo, Ohio either (i) any utility service for such Hotel Property is interrupted or materially decreased for more than 7 days because no easement or other legal right exists across such Hotel Property's neighboring properties permitting such service to the Hotel Property (a "Utility Interruption Event") or (ii) the Borrower or the Property Owner for such Hotel Property receives written notice that a Utility Interruption Event will occur and the Borrower and the Property Owner fails to cure such anticipated Utility Interruption Event as provided in clause (ii) of the following sentence on or prior to the date 90 days prior to the date such Utility Interruption Event is anticipated to occur, then such Hotel Property will no longer be deemed an Eligible Property until such situation is cured as provided in the following sentence. Such situation will be deemed cured (i) with respect to a Utility Interruption Event, when such service is restored to substantially the same level as prior to such interruption or decrease and (ii) with respect to an anticipated Utility Interruption Event, when the Property Owner shall have received such utility easements of record and commenced construction and thereafter diligently continued construction of any Capital Expenditures needed to receive such affected service in substantially the same level as prior to such anticipated Utility Interruption Event within a time frame that would prevent a Utility Interruption Event, all as reasonably acceptable to the Administrative Agent.

   (o) Participating Lease.  In addition, if the Hotel Property is subject to a
       -------------------
Participating Lease, no default by the Participating Lessee or the Property Owner under the Participating Lease exists beyond any applicable cured period (provided that for purposes of this subsection (o) such cure period will be deemed to commence running when the Borrower, the Parent or a Guarantor has knowledge of such default), the Participating Lease remains in full force and effect and the Administrative Agent shall have received a Participating Lessee Estoppel and the Participating Lessee Documents.

   (p) Maison De Ville, New Orleans, Louisiana. For the Hotel Property commonly
       ---------------------------------------
known as the Maison De Ville, New Orleans, Louisiana, the Agents shall have received a legal opinion or other evidence acceptable to the Agents that such Hotel Property is exempt from or currently complies with the requirements of the Americans with Disabilities Act, as amended.

   (q) Other Actions.  Borrower shall have executed and acknowledged (or caused
       -------------
to be executed and acknowledged) and delivered to the Administrative Agent, on behalf of the Banks, all documents, and taken all actions reasonably required by Agents from time to time to confirm the rights created or now or hereafter intended to be created under the Credit Documents, to protect and further the validity, priority and enforceability of the Security Documents including without limitation with respect to the Participating Lessee Documents and the Participating Lessee Pledged

Property, to subject to the Security Documents and Participating Lessee Pledged Property any Property intended by the terms of any such document to be covered by the Security Documents or Participating Lessee Documents, as applicable, or otherwise to carry out the purposes of the Credit Documents or Participating Lessee Documents, as applicable, and the transactions contemplated thereunder. The Agents shall have received all other evidence and information that they may reasonably require.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

   The Borrower represents and warrants as follows:

    Section 4.01  Existence; Qualification; Partners; Subsidiaries.
                  ------------------------------------------------

   (a) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Borrower.

   (b) The Parent is a corporation duly organized, validly existing, and in good standing under the laws of Maryland and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Parent. The Parent owns 100% of the issued and outstanding shares of the General Partner and AGH LP. The Parent has no first tier Subsidiaries (other than the General Partner and AGH LP).

   (c) The General Partner is the Borrower's sole general partner with full power and authority to bind the Borrower. The General Partner is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the General Partner.

   (d) AGH LP is a limited partnership duly organized, validly existing, and in good standing under the laws of Nevada and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on AGH LP.

   (e) As of the date of this Agreement, the General Partner owns a 1% general partner interest in and AGH LP owns an approximately 79.2% limited partnership interest in the Borrower.

   (f) Each Subsidiary of the Borrower is a limited partnership, general partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on such Subsidiary. The Borrower has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached Schedule 4.01, and
Schedule 4.01 lists the jurisdiction of formation and the address of the principal office of each such Subsidiary existing on the date of this Agreement.
Schedule 4.01 hereto correctly sets forth the ownership interests in each Subsidiary as of the date of this Agreement. As of the date of this Agreement, the Borrower owns, directly or indirectly, at least 99% of the interests in each such Subsidiary.

   (g) To the knowledge of the Borrower, the Participating Lessee is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Participating Lessee. To the knowledge of the Borrower, the sole general partner of the Participating Lessee is AGHL GP, Inc. As of the date of this Agreement, to the knowledge of Borrower, James Sowell, Louis Shaw and Kenneth Shaw legally and beneficially own, directly or indirectly, approximately 77% of the partnership interests in the Participating
Lessee.   As of the date of this Agreement, to the knowledge of Borrower, Steve
D. Jorns, Bruce G. Wiles, and Kenneth E. Barr legally and beneficially own approximately 23% of the partnership interests in the Participating Lessee.

   (h) To the knowledge of Borrower, the Manager is a corporation duly organized, validly existing, and in good standing under the laws of Texas and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Manager. To the knowledge of the Borrower, as of the date of this Agreement, James Sowell, Louis Shaw and Kenneth Shaw legally and beneficially own, directly or indirectly, approximately 79% of the outstanding shares of the Manager common stock. To the knowledge of the Borrower, as of the date of this Agreement, Steve D. Jorns and Bruce G. Wiles legally and beneficially own approximately 21% of the outstanding shares of the Manager common stock.

   (i) The principal place of business of the Borrower, the Parent, the Participating Lessee and the Manager and their Subsidiaries is in the Dallas, Texas metropolitan area. The principal place of business of the General Partner and AGH LP is Las Vegas, Nevada.

    Section 4.02  Partnership and Corporate Power.  The execution, delivery, and
                  -------------------------------
performance by the Borrower, the Parent, and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Persons' partnership, limited liability company and corporate powers, as applicable, (b) have been duly authorized by all necessary corporate, limited liability company and partnership action, as applicable, (c) do not contravene (i) such Person's certificate or articles, as the case may be, of incorporation or by-laws, operating agreement or partnership agreement, as applicable, or (ii) any law or any contractual restriction binding on or affecting any such Person, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower's partnership powers, will have been duly authorized by all necessary partnership action, (a) will not contravene (i) the Borrower's partnership agreement or (ii) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

    Section 4.03  Authorization and Approvals.
                  ---------------------------

   (a) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower, the Parent, or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing.

   (b) The Parent Common Stock is duly and validly issued, fully paid and nonassessable. The issuance and sale of such Parent Common Stock, upon issuance and sale, will either (i) have been registered under applicable federal and state securities laws or (ii) be exempt therefrom. The Parent Common Stock shall at all times be duly listed on the New York Stock Exchange, Inc. and the Parent shall use commercially reasonable efforts to timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

    Section 4.04  Enforceable Obligations.  This Agreement, the Notes, and the
                  -----------------------
other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower;

each Guaranty and the other Credit Documents to which each Guarantor and the Parent is a party have been duly executed and delivered by such Guarantor and the Environmental Indemnity has been duly executed and delivered by the parties thereto. Each Credit Document is the legal, valid, and binding obligation of the Borrower, the Parent, and each Guarantor which is a party to it enforceable against the Borrower, the Parent, and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity). The Participating Lessee Documents have been duly executed and delivered by the Participating Lessee. Each Participating Lessee Document is the legal, valid, and binding obligation of the Participating Lessee enforceable against the Participating Lessee in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

    Section 4.05  Public Offering.  Upon consummation of the Public Offering,
                  ---------------
(i) each of the Public Offering Documents shall be in full force and effect,
(ii) the Parent shall have received not less than $130,000,000 in aggregate gross proceeds from the Public Offering, (iii) the Parent shall have contributed such gross proceeds (net of such amount as may be required to pay costs and expenses of the Public Offering and the transactions contemplated hereby) to the Borrower as an equity contribution, and (iv) the Parent shall qualify as a real estate investment trust under Sections 856-860 of the Code, as amended.

    Section 4.06  Financial Statements.
                  --------------------

        The Consolidated balance sheet of the Borrower and its Subsidiaries, and the related Consolidated statements of operations, shareholders' equity and cash flows, of the Borrower and its Subsidiaries contained in the Registration Statement, fairly present the estimated financial condition in all material respects and reflects the Indebtedness of the Borrower and its Subsidiaries as of the dates indicated in the Registration Statement and the results of the operations of the Borrower and its Subsidiaries for the periods indicated, and such balance sheet and statements were prepared in accordance with GAAP. Since the date of such statements, no Material Adverse Change has occurred.

    Section 4.07  True and Complete Disclosure.  No representation, warranty, or
                  ----------------------------
other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document or any representation, warranty, or other statement made in the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to any Responsible Officer of the Borrower or the Parent on the date of this Agreement that has not been disclosed to the Agents which could reasonably be expected to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower and the Parent or on behalf of the Borrower or the Parent were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

    Section 4.08  Litigation.  Except as set forth in the attached Schedule
                  ----------
4.08, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower, the Parent, the Manager, the Participating Lessee or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator (provided that with respect to the giving of this representation after the date of this Agreement, the representation shall only be deemed to apply to those matters for which Administrative Agent would have been entitled to notice under Section 5.05(n)).

    Section 4.09  Use of Proceeds.
                  ---------------

   (a) Advances.  The proceeds of the Advances have been, and will be used by
       --------
the Borrower (i) to refinance the existing indebtedness of each Initial Property which qualifies as an Eligible Property, (ii) to finance the acquisition of any Future Property which either qualifies as an Eligible Property or a Permitted Non-Eligible Property, (iii) to finance the renovation of, Capital Expenditures for and FF&E for any Eligible Property or a Permitted Non-Eligible Property in accordance with the provisions of Section 5.06, (iv) for general corporate purposes of the Borrower and its Subsidiaries, including without limitation expenses related to the Public Offering.

   (b) Regulations.  No proceeds of Advances will be used to purchase or carry
       -----------
any margin stock in violation of Regulations G, T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

    Section 4.10  Investment Company Act.  Neither the Borrower, the Parent nor
                  ----------------------
any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Section 4.11  Taxes.  All federal, state, local and foreign tax returns,
                  -----
reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, its Subsidiaries, or any member of a Controlled Group have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the date of this Agreement, neither the Borrower nor any member of a Controlled Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Borrower or any other member of a Controlled Group is Property which the Borrower or any member of a Controlled Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all members of each Controlled Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Borrower and all other members of each Controlled Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the applicable Controlled Group.

    Section 4.12  Pension Plans.  All Plans are in compliance in all material
                  -------------
respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the knowledge of any Responsible Officer of the Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. To the knowledge of any Responsible Officer of the Borrower, neither the Borrower nor any member of a Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

    Section 4.13  Condition of Hotel Property; Casualties; Condemnation.  Except
                  -----------------------------------------------------
as disclosed in an Engineering Report, each Initial Property and any Future Property (a) is and will continue to be in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein and all other FF&E in good repair, working order and condition, normal wear and tear excepted. None of the Properties of the Borrower or of any of its Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Effect, are pending and served nor, to the knowledge of the Borrower, threatened against any Property in any manner whatsoever. No casualty has occurred to any Property that could reasonably be expected to have a Material Adverse Effect.

    Section 4.14  Insurance.  The Borrower and each of its Subsidiaries carry
                  ---------
the insurance required pursuant to the provisions of Section 5.10.

    Section 4.15  No Burdensome Restrictions; No Defaults.
                  ---------------------------------------

   (a) Except as set forth on Schedule 4.15, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease except for the Participating Leases. Neither the Borrower, the Parent nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries is in default under or with respect to (i) any contract, agreement, lease or other instrument which could reasonably be expected to cause a Material Adverse Change or (ii) any Ground Lease, Participating Lease, Franchise Agreement or Management Agreement except as disclosed to the Administrative Agent in writing prior to the date such representation is deemed given. Neither the Borrower, the Parent nor any of their Subsidiaries has received any notice of default under any material contract, agreement, lease or other instrument which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

   (b) No Default has occurred and is continuing (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

    Section 4.16  Environmental Condition.
                  -----------------------

   (a) Except as disclosed in the Environmental Reports (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given), to the knowledge of the Borrower, the Borrower and its Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have been and are in material compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.

   (b) Except as set forth in the Environmental Reports or the surveys for the Hotel Properties, to the knowledge of Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

   Section 4.17   Legal Requirements, Zoning, Utilities, Access.  Except as set
                  ---------------------------------------------
forth on Schedule 4.17 attached hereto, the use and operation of each Hotel Property as a commercial hotel with related uses constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any Hotel Property (or any portion thereof). The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights (collectively "Permits") required by Governmental Authority to own and operate the Hotel Properties, except for those Permits if not obtained would not cause a Material Adverse Change. The Borrower and its Subsidiaries own and operate their business in material compliance with all applicable Legal Requirements. To the extent necessary for the full utilization of each Hotel Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Hotel Property, are adequate to serve each such Hotel Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Hotel Property are available to the boundaries of the Land.

    Section 4.18  Existing Mortgage Debt.  Except for the Obligations, the only
                  ----------------------
Indebtedness secured by a Lien on Real Property of the Borrower, the Parent or any of their respective Subsidiaries existing as of the Effective Date is the Permitted Other Subsidiary Indebtedness, and the respective amounts of such Indebtedness is approximately the amounts set forth in the definition of Permitted Other Subsidiary Indebtedness as of the Effective Date. No "default" or "event of default", however defined, has occurred and is continuing under any Permitted Other Subsidiary Loan Document or the Lien securing such Permitted Other Subsidiary Indebtedness (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

    Section 4.19  Title; Encumbrances.  On the date any Mortgage is filed
                  -------------------
covering an Eligible Property, the Borrower or any Guarantor, as the case may be, will have (i) good and marketable fee simple title to the Real Property (other than for Real Property subject to a Ground Lease, as to which it has a valid leasehold or subleasehold interest) and (ii) good and marketable title to the Personal Property (other than Personal Property for any Hotel Property (A) which has been leased which does not in the aggregate exceed the Hotel Operating Lease Limit or the Hotel Capital Lease Limit, as applicable, for such Hotel Property and (B) for which the Property Owner has a valid leasehold interest) free and clear of all Liens, and there will exist no Liens or other charges against such Property or leasehold interest or any of the real or personal, tangible or intangible, Property of the Borrower or any Guarantor (including without limitation statutory and other Liens of mechanics, workers, contractors, subcontractors, suppliers, taxing authorities and others), except (A) those matters expressly set forth as permitted encumbrances in the respective Mortgages covering such Property, (B) inchoate tax Liens and (C) the Personal Property listed on Schedule 4.19 and the other Participating Lessee Pledged Property (plus any replacements thereof) to which the Participating Lessee will have good and marketable title to free and clear of all Liens. Upon the recording of the Mortgages and the recording or filing of the other Security Documents and Participating Lessee Documents, as applicable, the Administrative Agent, as agent for the Banks, will have a valid, perfected first priority lien or security interest, as applicable, in the Property of the Borrower and its

Subsidiaries (other than the Permitted Other Subsidiaries) and the Participating Lessee Pledged Property.

    Section 4.20  Leasing Arrangements.  The only leases of Real Property for
                  --------------------
which either the Borrower or a Guarantor is a lessee are the Ground Leases. The Borrower or Guarantor which executes the Mortgage for a Real Property subject to a Ground Lease is the lessee under such Ground Lease and no consent is necessary to such Person being the lessee under such Ground Lease which has not already been obtained. The Ground Leases are in full force and effect and no defaults exist thereunder. The only participating leases burdening the Hotel Properties
are the Participating Leases.   The Participating Leases are in full force and
effect and no defaults by the Borrower or any Subsidiary exist thereunder.

    Section 4.21  Cash Management Systems.  The summary of the Cash Management
                  -----------------------
Systems attached hereto as Schedule 4.21 is accurate and complete in all material respects as of the Effective Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. Neither the Participating Lessee, the Borrower nor any of the Borrower's Subsidiaries owns any Deposit Account which is not described in Schedule 4.21.
Schedule 4.21 lists all major credit cards accepted by the Hotel Properties. There has been no change to the Cash Management Systems since the date of this Agreement. The revenues from the DFW South and the Meadowlands are not commingled with (a) the Deposit Accounts of the Participating Lessee, the Borrower or any of the Permitted Other Subsidiaries for either the Eligible Properties or the Permitted Non-Eligible Properties or (b) the Borrower's Bank Accounts.

    Section 4.22  Franchise Agreements.  The only franchise or license
                  --------------------
agreements burdening the Hotel Properties are the Franchise Agreements. The Participating Lessee which executes the Assignment of Management Agreement for a Hotel Property subject to a Franchise Agreement is the licensee under such Franchise Agreement and no consent is necessary to such Person being the licensee under such Franchise Agreement which has not already been obtained.
The Franchise Agreements are in full force and effect and no defaults by the Borrower or any Subsidiary exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given). Schedule 4.22 sets forth, as of the date of this Agreement, (a) which Franchise Agreements the Borrower expects to terminate, (b) the expected date of such termination, (c) the expected fees, if any, which will be owed to the Franchisor being terminated in connection with such termination and (d) the expected replacement Franchisor and the material terms of the expected replacement Franchise Agreement.

   Section 4.23   Management Agreements.  The only management agreements
                  ---------------------
burdening the Hotel Properties are the Management Agreements. To the knowledge of the Borrower, the

Participating Lessee which executes the Assignment of Management Agreement for a Hotel Property subject to a Management Agreement is the owner under such Management Agreement and no consent is necessary to such Person being the owner under such Management Agreement which has not already been obtained. To the knowledge of the Borrower, the Management Agreements are in full force and effect and no defaults by the Participating Lessee exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

   So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing, the Borrower agrees to comply with the following covenants.

    Section 5.01  Compliance with Laws, Etc.  The Borrower will comply, and
                  -------------------------
cause each of its Subsidiaries to comply, in all material respects with all Legal Requirements.

    Section 5.02  Preservation of Corporate Existence; Corporate Separateness,
                  ------------------------------------------------------------
Etc.
---

   (a) The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its partnership, limited liability company or corporate (as applicable) existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign partnership or corporation as applicable in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

   (b) The Borrower shall, and shall cause the Borrower's Subsidiaries, the Parent and the Parent's Other Subsidiaries to, (i) maintain financial statements, payroll records, accounting records and other corporate records and other documents separate from each other and any other Person, (ii) maintain its own bank accounts in its own name, separate from each other and any other Person, (iii) pay its own expenses and other liabilities from its own assets and incur (or endeavor to incur) obligations to other Persons based solely upon its own assets and creditworthiness and not upon the creditworthiness of each other or any other Person, and (iv) file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof.

The Borrower shall, and shall cause the Parent to, use reasonable efforts to correct any known misunderstanding or misrepresentation regarding the independence of the Parent and the Parent's Other Subsidiaries from the Borrower and the Borrower's Subsidiaries.

   (c) The Borrower shall, and shall cause the Permitted Other Subsidiaries to, take all actions necessary to keep the Permitted Other Subsidiaries, separate from the Borrower and the Borrower's other Subsidiaries, including, without limitation, (i) the taking of action under the direction of the Board of Directors, members or partners, as applicable, of the Permitted Other Subsidiaries and, if so required by the Certificate of Incorporation or the Bylaws, operating agreement or partnership agreement, as applicable, of the Permitted Other Subsidiaries or by any Legal Requirement, the approval or consent of the stockholders, members or partners, as applicable, of the Permitted Other Subsidiaries, (ii) the preparation of corporate, partnership or limited liability company minutes for or other appropriate evidence of each significant transaction engaged in by the Permitted Other Subsidiaries, (iii) the observance of separate approval procedures for the adoption of resolutions by the Board of Directors or consents by the partners, as applicable, of the Permitted Other Subsidiaries, on the one hand, and of the Borrower and the Borrower's other Subsidiaries, on the other hand, and (iv) the holding of the annual stockholders meeting, if applicable, of the Permitted Other Subsidiaries, which are corporations on a date other than the date of the annual stockholders' meeting of the General Partner or AGH LP.

   (d) The Borrower shall, and shall cause the Permitted Other Subsidiaries to, manage the business of and conduct the administrative activities of the Permitted Other Subsidiaries independently from the business of the Borrower, any of the Borrower's other Subsidiaries and any other Person. Any moneys earned by the Permitted Other Subsidiaries on their assets or proceeds of the sale of any of their assets shall be deposited in bank accounts separate from any of the assets of the Borrower, any of the Borrower's other Subsidiaries and any other Person, and no assets of the Permitted Other Subsidiaries shall become commingled with assets of such Persons.

   (e) The Borrower shall hold itself out, and shall continue to hold itself out, to the public and to its creditors as a legal entity, separate and distinct from all other entities, and shall continue to take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations the Permitted Other Subsidiaries or any other Person.

   (f) The Borrower shall, and shall cause the Borrower's Subsidiaries, the Parent, the Participating Lessee and the Manager and their Subsidiaries to maintain their principal place of business in Dallas, Texas.

    Section 5.03  Payment of Taxes, Etc.  The Borrower will pay and discharge,
                  ---------------------
and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by Legal Requirement become a Lien upon its Property; provided, however, that neither the Borrower
                                 --------  -------
nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (a) which is being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such charge or claim does not constitute and is not secured by any cohate Lien on any portion of any Hotel Property and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Agents nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.

    Section 5.04  Visitation Rights; Bank Meeting.  At any reasonable time and
                  -------------------------------
from time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower's or any of its Subsidiaries' operations, upon reasonable notice, the Borrower will, and will cause its Subsidiaries to, permit the Agents and any Bank or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower and any such Subsidiary, to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors. Without in any way limiting the foregoing, the Borrower will, upon the request of either Agent, participate in a meeting with the Agents and the Banks once during each calendar year to be held at the Borrower's office in Dallas, Texas (or such other location as may be agreed to by the Borrower and the Agents) at such time as may be agreed to by the Borrower and the Agents.

    Section 5.05  Reporting Requirements.  The Borrower will furnish to the
                  ----------------------
Administrative Agent and each Bank:

   (a) Monthly Financials.  As soon as available and in any event not later than
       ------------------
45 days after the end of each calendar month, statements of the Capital Expenditures and expenditures for FF&E and the operating income of each Hotel Property owned by the Borrower, the Parent or any of their respective Subsidiaries and for all such Hotel Properties in the aggregate (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) for such month, together with comparisons versus the budgeted amounts for such Capital Expenditures and expenditures for FF&E and the operating income of each Hotel Property and for all such Hotel Properties in the aggregate as aforesaid for such month, duly certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a Compliance Certificate duly executed by a Responsible Officer of the Borrower.

   (b) Quarterly Financials.  As soon as available and in any event not later
       --------------------
than 45 days after the end of each quarter of each fiscal year of the Borrower and the Parent, as applicable, the unaudited Consolidated balance sheets of Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of the Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail by Hotel Property and duly certified with respect to such statements (subject to year-end audit adjustments) by a Responsible Officer of the Borrower and the Parent, as applicable, as having been prepared in accordance with GAAP, together with (i) a Compliance Certificate duly executed by a Responsible Officer of the Borrower and (ii) a completed Borrowing Base Certificate duly executed by a Responsible Officer of the Borrower setting forth the components of the Borrowing Base as of the last day of the immediately preceding calendar quarter.

   (c) Annual Financials.  As soon as available and in any event not later than
       -----------------
90 days after the end of each fiscal year of the Borrower and the Parent, as applicable, (i) a copy of the annual audit report for such year for the Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of the Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case certified by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Agents and including, if requested by either Agent, any management letters delivered by such accountants to the Borrower or the Parent in connection with such audit together with a certificate of such accounting firm to the Banks stating that, in the course of the regular audit of the business of the Borrower, the Parent and their respective Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, together with (A) a Compliance Certificate duly executed by a Responsible Officer and (B) a completed Borrowing Base Certificate duly executed by a Responsible Officer setting forth the components of the Borrowing Base as of the last day of the immediately preceding calendar year and (ii) statements of the Capital Expenditures, expenditures for FF&E and operating income of each Hotel Property owned by the Borrower, the Parent or any of their respective Subsidiaries and for all such Hotel Properties in the aggregate (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries). During the occurrence of an Event of Default, either Agent can require that the audited financial statements required under this Section 5.06(c) be provided for each of such Hotel Properties on a Consolidated and consolidating basis.

   (d) Manager Financials.  As soon as available and in any event not later than
       ------------------
120 days after the end of each fiscal year of the Manager, as applicable, (i) a copy of the annual audit report for such year for the Manager and its Subsidiaries, if any, including therein audited Consolidated balance sheets of the Manager and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of the Manager and its Subsidiaries for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case certified by an independent certified public reasonably accountants acceptable to the Agents and including, if requested by either Agent, any management letters delivered by such accountants to the Manager in connection with such audit. On or prior to the date 120 days following the date of this Agreement, Borrower will cause the Manager to deliver the financial statements required under this Section 5.05(d) for the fiscal year ending December 31, 1995.

   (e) Annual Budgets.  As soon as available and in any event not later than the
       --------------
date 30 days prior to the start of each fiscal year, (i) the Consolidated annual budgets of the Parent and its Subsidiaries for such upcoming fiscal year in reasonable detail and duly certified by a Responsible Officer of the Parent as the budgets presented or to be presented to the Parent's Board of Directors for their review and (ii) annual budgets of the Capital Expenditures and expenditures for FF&E and the operating income of each Hotel Property owned by the Borrower, the Parent or any of their respective Subsidiaries and for all such Hotel Properties in the aggregate (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries).

   (f) Securities Law Filings.  Promptly and in any event within 15 days after
       ----------------------
the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower, the Parent or any of their respective Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to all shareholders of the Parent or of any of its Subsidiaries.

   (g) Defaults.  As soon as possible and in any event within five days after
       --------
the occurrence of each Default known to a Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries, a statement of an authorized financial officer or Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.

   (h) ERISA Notices.  As soon as possible and in any event (i) within 30 days
       -------------
after the Borrower or any of a Controlled Group knows to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Borrower or any of a Controlled Group knows to know that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Borrower or any of a Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of such Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

   (i) Environmental Notices.  Promptly upon the knowledge of any Responsible
       ---------------------
Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Parent or Borrower or any of their present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower, could reasonably be expected to cause a Material Adverse Change or an Environmental Claim in excess of $1,000,000, (iii) any notice of potential responsibility under CERCLA, or (iv) concerning the filing of a Lien upon, against or in connection with the Parent, Borrower, their present or former Subsidiaries, or any of their leased or owned Property, wherever located.

   (j) Other Governmental Notices or Actions.  Promptly and in any event within
       -------------------------------------
five Business Days after receipt thereof by the Borrower, the Parent or any of their respective Subsidiaries, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from any Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and (ii) any revocation or involuntary termination of any license, permit or other authorization from any

Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change.

   (k) Reports Affecting the Borrowing Base.  On or prior to the 2nd day
       ------------------------------------
following any Adjustment Event, a Property Adjustment Report with respect to such Adjustment Event.

   (l) Press Releases.  Promptly and in any event within 5 days after the
       --------------
sending or releasing thereof, copies of all press releases or other releases of information to the public by the Borrower, the Parent or any of their respective Subsidiaries.

   (m)  Other Notices.
        -------------

        (i) Upon the request of either Agent, a certified rent roll listing all of the Real Property of the Borrower and the Guarantors that are subject to leases and containing such other information regarding such leases that such Agent may reasonably request,

        (ii) As soon as received, a copy of any notice of default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Guarantor from any Franchisor, Manager, or any ground lessor under a Ground Lease,

        (iii) Promptly following any merger or dissolution of any Subsidiary of the Borrower which is permitted hereunder or event which would make any of the representations in Section 4.01-4.04 untrue, notice thereof, and

        (iv) Promptly upon the occurrence of a Utility Interruption Event or receipt of a notice of an anticipated Utility Interruption Event, notice of such Utility Interruption Event or a copy of any such notice, as applicable.

   (n) Material Litigation.  As soon as possible and in any event within five
       -------------------
days of any Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change.

   (o) Other Information.  Such other information respecting the business or
       -----------------
Properties, or the condition or operations, financial or otherwise, of the Borrower, the Parent or any of their respective Subsidiaries, as any Bank through the Administrative Agent may from time to time reasonably request.

    Section 5.06  Maintenance of Property, Required Work and Approved
                  ---------------------------------------------------
Preliminary Property Plan Work.  The Borrower will, and will cause each of its
------------------------------
Subsidiaries to, (a) maintain their owned, leased, or operated Property in a manner consistent for hotel properties and related property of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of the Borrower and its Subsidiaries, (b) not remove, demolish or structurally alter, or permit or suffer the removal, demolition or structural alteration of, any of the Improvements except as expressly permitted hereunder or pursuant to an Approved Preliminary Property Plan or with the prior written consent of the Administrative Agent, (c) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about any Hotel Property, (d) maintain and repair each Hotel Property as required by any Franchise Agreement, Management Agreement or Ground Lease for such Hotel Property, and (e) commence the Required Work and Approved Preliminary Property Plan Work for any Hotel Property by a date which would allow a reasonable period of time to complete such work on or prior to the Required Work Deadline for such Hotel Property, (f) after any commencement of any of the work described in clause (e) of this Section 5.06 diligently perform such Required Work or Approved Preliminary Property Plan Work, as applicable, provide status reports in reasonable of the progress of the Required Work or Approved Preliminary Property Plan Work, as applicable, to the Administrative Agent within 45 days of the end of each calendar quarter and complete such Required Work or Approved Preliminary Property Plan Work, as applicable, prior to the Required Work Deadline (i) for the Required Work, as described in the Engineering Reports and/or the Environmental Reports referred to in Schedule
5.06 or as otherwise described for any Future Property, (ii) in a good and workmanlike manner and (iii) in compliance in all material respects with all Legal Requirements. Upon the completion of the Required Work or any Major Renovation for any Hotel Property, at the Borrower's expense, a property condition consultant or engineer acceptable to the Agents shall inspect the Hotel Property and deliver to the Administrative Agent a certificate that the Required Work or the Major Renovation, as applicable, has been made or purchased and delivered to such Hotel Property. Except as may be required to maintain the Parent's status as a real estate investment trust under the Code, any Capital Expenditures or expenditures or leases for FF&E made for any Hotel Property shall be in the name of the Property Owner for such Hotel Property.

    Section 5.07  CAPEX Reserve.  On or prior to the date sixty days after the
                  -------------
date of each calendar quarter the Borrower will (i) deposit into the CAPEX Reserve the CAPEX Reserve Deposit Amount for such calendar quarter and (ii) deliver to the Administrative Agent a statement certified by a Responsible Officer of the Borrower to be true and correct in all material respects, which statement shall specify the calculation of such gross revenues and the amount of such Capital Expenditures or FF&E and such other information reasonably requested by the Administrative

Agent. The CAPEX Reserve will be used to make or purchase Capital Expenditures or FF&E (except for those made or purchased under an Approved Preliminary Property Plan or Required Work performed for any Hotel Property after the date which is 365 days following the date such Hotel Property initially qualified as an Eligible Property) for Eligible Properties in accordance with this Agreement. In addition to the Bank One Cash Management Agreement, Borrower shall execute such Financing Statements and other documents and execute such other documents as either Agent shall reasonably require in order for the Administrative Agent to have a perfected first lien security interest in such CAPEX Reserve. Within 10 days after presentation to the Administration Agent of documentation reasonably required the Administrative Agent (including without limitation copies of invoices and a summary of Capital Expenditures) evidencing that in accordance with this Agreement either (a) Capital Expenditures to an Eligible Property have been performed or (b) FF&E has been purchased by the Borrower and delivered to an Eligible Property, the Administrative Agent shall permit the withdrawal from the CAPEX Reserve of the amounts for such Capital Expenditures or FF&E (except for those made or purchased under an Approved Preliminary Property Plan or Required Work performed for any Hotel Property after the date which is 365 days following the date such Hotel Property initially qualified as an Eligible Property), including payment to an escrow agent or title company to disburse such amounts. Any requests for disbursements from the CAPEX Reserve
(a) shall not be made more often than once in any calendar month or for less than $50,000, (b) shall be made contemporaneously with any request for a Borrowing in such month pertaining to a Major Renovation, (c) shall be made contemporaneously with a request for a Borrowing if in the month requested the Borrower requests Borrowings on 2 days in such month, (d) shall not be made for Capital Expenditures or FF&E made or purchased under an Approved Preliminary Property Plan or Required Work performed for any Hotel Property after the date which is 365 days following the date such Hotel Property initially qualified as an Eligible Property, (e) shall also include the information and materials required in the preceding sentence for all Capital Expenditures and FF&E purchased with funds drawn out of the Concentration Bank Account and a reconciliation of such amounts with the draws from the CAPEX Reserve and Borrowings for such expenditures.

    Section 5.08  Appraisals.  The Borrower agrees that the Administrative Agent
                  ----------
or the Majority Banks may from time to time obtain an Appraisal of any Hotel Property and the Borrower shall, and shall cause each of its Subsidiaries to, cooperate fully with the appraiser selected by the Administrative Agent or the Majority Banks, as applicable, to conduct such Appraisals; it being understood and agreed that the Borrower shall be required to pay the costs of such Appraisal if either (a) the Person(s) requesting the Appraisal believe in their reasonable discretion that Real Estate Value of the Hotel Property has materially decreased or (b) an Event of Default has occurred. In the event that the Borrower or any of its Subsidiaries obtains an Appraisal of any Hotel Property other than pursuant to this subsection, the Borrower shall deliver a copy of such appraisal to the Administrative Agent promptly upon the completion thereof and the Administrative Agent may elect, in its sole discretion and subject to Legal Requirements, to treat such appraisal as an

"Appraisal." In the event that the Administrative Agent or the Majority Banks obtains an Appraisal of any Hotel Property pursuant to the provisions of this
Section 5.08, such Person(s) shall deliver a copy of such Appraisal to the Borrower upon the completion thereof.

    Section 5.09  Duplicate Louisiana Notes.  For each Hotel Property located
                  -------------------------
within the State of Louisiana, the Borrower agrees to execute an additional promissory note for each Bank identical to the Note for such Bank which additional promissory note (a) shall be held by the Administrative Agent to be used in connection with the exercise of remedies against such Hotel Property in accordance with Louisiana law and (b) shall not evidence any additional Obligations. If any Note is exchanged or issued pursuant to the provisions of
Section 9.06(d), (a) the Borrower shall again execute additional promissory notes identical to any new Notes issued by the Borrower and (b) the Administrative Agent shall be authorized to exchange the promissory notes held pursuant to the provisions of this Section 5.09 for the duplicates of the new Notes.

    Section 5.10  Insurance. The Borrower will maintain, and cause each of its
                  ---------
Subsidiaries to maintain, the insurance required pursuant to Schedule 5.10.

    Section 5.11  Casualty; Condemnation.
                  ----------------------

   (a) Any proceeds collected (the "Proceeds") under any fire or other physical damage insurance policy described in this Agreement shall be disbursed as provided in this Section 5.11. If (i) both (A) the Proceeds for any casualty are in excess of twenty five percent (25%) of the Real Estate Value of the Hotel Property affected by such casualty and (B) such casualty would result in a decrease to the Borrowing Base which would require a prepayment of the Obligations pursuant to the provisions of this Agreement, (ii) the casualty shall have occurred within ninety (90) days of the Maturity Date or (iii) in the Administrative Agent's discretion the casualty cannot be restored by a date thirty (30) days prior to the Maturity Date, then at the Administrative Agent's option and in its sole discretion, any Proceeds received by the Administrative Agent shall be (A) disbursed to the Borrower for repairs and reconstruction; and/or (B) applied against the outstanding principal balance of and/or unpaid accrued interest on, the Notes in such order as the Administrative Agent chooses in its sole discretion . If the Proceeds are not applied against the Notes as provided in the preceding sentence, any Proceeds received by the Administrative Agent shall be disbursed to the Borrower for repairs and reconstruction as provided in Section 5.11(b) but only upon fulfillment of each of the following conditions within 90 days following the occurrence of the damage for which the Proceeds are collected:

        (i) The Borrower shall demonstrate to the Administrative Agent's reasonable satisfaction that the Proceeds, together with amounts deposited by the Borrower pursuant to subparagraph (ii) will be adequate to accomplish the repair and reconstruction of the

     Improvements and to restore the fair market value of the Hotel Property to at least the value it had immediately prior to sustaining the damage. Such demonstration shall include delivery to the Administrative Agent of (i) plans and specifications satisfactory to the Administrative Agent; and (ii) a construction contract in form and content, and with a contractor, satisfactory to the Administrative Agent.

        (ii) To the extent that the Proceeds are insufficient in the reasonable determination of the Administrative Agent to accomplish the repairs and reconstruction required above, the Borrower shall deliver to the Administrative Agent funds (the "Shortfall Funds") in the amount of such shortfall, which funds shall be, at the Administrative Agent's option, assigned to the Administrative Agent as security for the Borrower's obligations hereunder and shall be maintained with the Administrative Agent and disbursed in the same manner as the Proceeds.

        (iii) The Borrower shall execute such documents, in form and content satisfactory to the Administrative Agent, as the Administrative Agent requires to evidence and secure the Borrower's obligation to use all amounts disbursed for the prompt repair and reconstruction of the Hotel Property in accordance with the plans and specifications approved by the Administrative Agent.

        (iv) There shall have occurred no Default which is continuing or has not otherwise been cured or waived, and the Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of the Borrower.

   (b) Any Proceeds and Shortfall Funds to be disbursed to the Borrower shall be held by the Administrative Agent and disbursed at such times and in such amounts as the Administrative Agent shall reasonably deem necessary to fund the ongoing repairs, provided the Administrative Agent is satisfied with such repairs. The Administrative Agent shall have no obligation to disburse proceeds more than once per month. Any amounts remaining undisbursed following completion of (and full payment for) such repairs and reconstruction shall be returned to the Borrower up to the amount of any Shortfall Funds deposited by Borrower, and any other amounts remaining shall be applied against the outstanding principal balance of and/or unpaid accrued interest on, the Notes, in such order as the Administrative Agent chooses in its sole discretion.

   (c) In the event the Borrower fails to fulfill the conditions set forth in Sections 5.11(a)(i)-(iv) within 90 days following the date on which the damage occurs, the Proceeds shall be applied by the Administrative Agent against the outstanding principal balance of and/or unpaid accrued interest on, the Notes in such order as the Administrative Agent chooses in its sole discretion.

   (d) The Borrower hereby assigns to the Administrative Agent, as security for the Borrower's obligations under the Credit Documents, all compensation, awards and other amounts payable to the Borrower in connection with any taking of any portion of a Hotel Property for public use, and any proceeds of any related settlement regardless of whether eminent domain proceedings are instituted in connection therewith (collectively, "Compensation"). The Borrower shall deliver all Compen sation to the Administrative Agent immediately upon receipt. If such condemnation or taking would result in a decrease to the Borrowing Base which would require a prepayment of the Obligations pursuant to the provisions of this Agreement at the Administrative Agent's option and in its sole discretion, any Compensation received by the Administrative Agent shall be (i) disbursed to Borrower for repairs and reconstruction; and/or (ii) paid to Borrower; and/or (iii) applied against the outstanding principal balance of and/or unpaid accrued interest on, the Notes in such order as the Administrative Agent chooses in its sole discretion; all in accordance with the rights, procedures and other provisions set forth in Sections 5.11(a)-(c) for the application of casualty insurance proceeds. Otherwise, the Compensation shall be disbursed by the Administrative Agent to Borrower for repairs and reconstruction.

    Section 5.12  Cash Management Systems.  The Borrower shall, and shall cause
                  -----------------------
each of its Subsidiaries and the Participating Lessee to, maintain the Cash Management Systems. The Participating Lessee shall establish separate Deposit Accounts for each Hotel Property with financial institutions having offices in the same locale as the applicable Hotel Property. The Deposit Accounts for the Eligible Properties shall be subject to a Depository Account Agreement in form satisfactory to the Agents. The Participating Lessee also shall establish with the Cash Manager a separate Operating Account (Participating Lessee) for each Hotel Property. The Borrower also shall establish with the Cash Manager the Borrower's Bank Accounts. As of the Effective Date, collections of cash and cash equivalents for each Hotel Property (except for DFW South and Meadowlands and any Permitted Non-Eligible Property) shall be deposited on a daily basis by the Participating Lessee into the Deposit Account established for such Hotel Property as part of the Cash Management System (Participating Lessee). The Deposit Account for each Hotel Property (except for DFW South and Meadowlands and any Permitted Non-Eligible Property) shall be swept at the end of each Business Day into the respective Operating Account (Participating Lessee) for such Hotel Property to reduce the net daily balance of good funds in such Deposit Account to an amount, sufficient in the reasonable opinion of the Agents, to cover usual and customary account fees and chargebacks applicable to such Deposit Account. As provided in the Irrevocable Direction to Pay Rent, the rental payments and other sums owed by the Participating Lessee to the Borrower and the Borrower's Subsidiaries under the Participating Leases (except for DFW South and Meadowlands) shall be paid into the Concentration Bank Account established as part of the Cash Management System (Borrower) for the purpose of holding and investing such rental payments. Except as provided in subsection (b) below, the Parent, the Borrower, and their Subsidiaries shall have no right to withdraw funds from, or otherwise transfer, pledge or assign any funds in the Borrower's Bank

Accounts except the pledge to the Administrative Agent pursuant to the Security Agreement and the Bank One Cash Management Agreement. In addition, the Borrower shall and shall cause each of its Subsidiaries and the Participating Lessee to, perform and comply with the following covenants and agreements:

        (a) Cash, cash equivalents and other revenues shall be received and held by the Participating Lessee and any of its officers, employees, agents, managers or other Persons acting for or in concert with the Participating Lessee to make collections for or on behalf of the Participating Lessee ("Collecting Agents"), in trust for the Borrower and the Borrower's Subsidiaries as collateral for the Participating Lessee's obligations under the Participating Lease. Notwithstanding any other provision of this Agreement or any other Credit Document, all such cash, cash equivalents and other revenues from the Eligible Properties shall be paid by the Collecting Agents into Deposit Accounts subject to a Depository Account Agreement and the Cash Management Systems. Funds received from credit card companies pursuant to the Credit Card Agreements for any Hotel Property (except for DFW South and Meadowlands and any Permitted Non-Eligible Property) shall be deposited either directly into the Operating Account ( Participating Lessee) for such Hotel Property or Deposit Account for such Hotel Property subject to a Depository Account Agreement and the Cash Management System (Participating Lessee).

        (b) As long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may request, but not more often than once in any calendar week, in written certificate from a Responsible Officer that the Administrative Agent instruct the Cash Manager to either (i) apply Dollars on deposit in the Concentration Bank Account to pay the Obligations, (ii) transfer such Dollars to the CAPEX Reserve, (iii) transfer such Dollars as directed by the Borrower or its Subsidiaries to make an investment permitted by the provisions of Section 6.07 or (iv) transfer such Dollars to any of the Operating Accounts (Borrower) as required by the Borrower to pay for Capital Expenditures, FF&E, insurance premiums, taxes and general operating expenses incurred in the ordinary course of business for the Hotel Properties (except for DFW South and Meadowlands) and to make distributions to the Borrower's or its Subsidiaries partners as permitted by the provisions of Section 6.04, in each case by delivering such a request to the Administrative Agent in accordance with the provisions of the Bank One Cash Management Agreement. Upon receipt by the Administrative Agent of such a request, the Administrative Agent shall, as applicable, instruct the Cash Manager to apply or transfer Dollars on deposit in the Concentration Bank Account as so requested, in each case subject to the availability of funds on deposit in the Concentration Bank Account. Funds transferred into any of the Operating Accounts (Borrower) shall be withdrawn by the Borrower or its Subsidiaries, as applicable, and used to pay for those matters for which the Borrower had made request.

        (c) The Borrower or all Subsidiaries of Borrower (except for the Permitted Other Subsidiaries) irrevocably makes, constitutes and appoints the Administrative Agent, and all Persons designated by Administrative Agent for that purpose (including the Cash Manager), at any time, as such Person's true and lawful attorney-in-fact to, during the continuance of an Event of Default, endorse such Person's name on any checks, notes, drafts or any other form of payment relating to Hotel Property that come into the Administrative Agent's or the Cash Manager's possession or under the Cash Managers or the Administrative Agent's control; provided, however, that such appointment by such Person of the
                 --------  -------
Administrative Agent as such Person's attorney-in-fact shall in no case impose upon the Administrative Agent or any such Person any obligation or duty to take any actions on behalf of such Person or any fiduciary obligations with respect to such Person.

        (d) Within 30 days following the date of acquisition of an Initial Property and within 30 days following the date of that the Borrower desires that a Future Property qualify as an Eligible Property, the Borrower shall have delivered to the Administrative Agent the Depository Account Agreements and the Credit Card Agreements necessary to qualify such Hotel Property as an Eligible Property, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent

        (e) No cash, cash equivalents, credit card receipts or other revenues of the Hotel Properties owned by the Permitted Other Subsidiaries or any other assets of the Permitted Other Subsidiaries shall be commingled with cash, cash equivalents, credit card receipts or other revenues collected or applied pursuant to the Cash Management Systems or collected from the Permitted Non-Eligible Properties.

    Section 5.13  Initial Properties.  Except for DFW South or Meadowlands, the
                  ------------------
Borrower will use its best efforts to cause the Initial Properties to qualify as Eligible Properties within thirty (30) days of the Effective Date, except for the Maison De Ville, New Orleans, Louisiana for which the Borrower will use reasonable efforts to qualify as an Eligible Property. If an Initial Property does not qualify as an Eligible Property within thirty (30) days of the Effective Date or later no longer qualifies as an Eligible Property, the Borrower will cause any such Initial Property to qualify as a Permitted Non-Eligible Property as provided in the definition of Permitted Non-Eligible Property.

    Section 5.14  Supplemental Guaranties.  The Borrower has requested and the
                  -----------------------
Agents have agreed that any partner of the Borrower except the General Partner, AGH LP or any Guarantor may execute a Supplemental Guaranty. However, the execution of or release of any Supplemental Guaranty shall not be construed as a release or modification of any obligation of a Guarantor under a Guaranty or Environmental Indemnity.

    Section 5.15  Participating Leases.  Upon knowledge of a default by a
                  --------------------
Participating Lessee under a Participating Lease or a Participating Lessee Document, the Borrower will send, or will cause the Guarantor who is a party to such Participating Lease or Participating Lessee Document to send, a notice of such default to such Participating Lessee as provided in the document under which such default has occurred.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

   So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment, the Borrower agrees, unless the Administrative Agent shall otherwise consent in writing, to comply with the following covenants.

    Section 6.01  Liens, Etc.  The Borrower will not create, assume, incur or
                  ----------
suffer to exist, or permit any of its Subsidiaries (except for Permitted Other Subsidiaries) to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:

   (a)  securing the Obligations;

   (b) for taxes, assessments or governmental charges or levies on Property of the Borrower or any Guarantor to the extent not required to be paid pursuant to Sections 5.03;

   (c) Liens imposed by law (such as landlords', carriers', warehousemen's and mechanics' liens or otherwise arising from litigation) (a) which are being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such Liens are subordinate to the Liens of the Security Documents and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Agents nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change; and

   (d) on leased personal property to secure solely the lease obligations associated with such property.

    Section 6.02  Indebtedness.  The Borrower will not incur or permit to exist,
                  ------------
or permit any of its Subsidiaries to incur or permit to exist, any Indebtedness other than the Obligations and the following:

   (a) Permitted Other Subsidiary Indebtedness;

   (b) Indebtedness in the form of Capital Leases for any particular Hotel Property which have over the term of such Capital Leases payments in the aggregate for all such Capital Leases for such Hotel Property for an amount which does not exceed the Hotel Capital Lease Limit for such Hotel Property;

   (c) Debt in the form of accounts payable to trade creditors for goods or services for which not more than $50,000.00 for any two Hotel Properties is aged more than 60 days from the billing date, incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; and

   (d) extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (a) - (b) above so long as the principal amount of such Indebtedness is not thereby increased.

The Borrower will cause the Parent and the Parent's Other Subsidiaries not to incur or permit to exist any Indebtedness (except for Indebtedness of the type listed in clauses (b) and (c) above) without the Majority Bank's written consent; provided that such consent shall not be withheld if such Indebtedness will not cause the Borrower or the Parent to breach another covenant of this Credit Agreement and such Indebtedness will not cause a Material Adverse Change. The Banks hereby consent to the Parent (a) guaranteeing to the lender under the Indebtedness secured by the Meadowlands (i) the payment of rent under the ground lease relating to the Meadowlands, (ii) real estate taxes relating to the Meadowlands, (iii) capital reserves required under such Indebtedness, and (iv) after a default under such Indebtedness, the base rent under the applicable participating lease will be applied to such Indebtedness and (b) an indemnity for certain acts of malfeasance, misappropriation and misconduct and an environmental indemnity for the lender under the Indebtedness secured by the DFW South.

    Section 6.03  Agreements Restricting Distributions From Subsidiaries.  The
                  ------------------------------------------------------
Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower's Subsidiaries to the Borrower.

    Section 6.04  Restricted Payments.  The Borrower will not, and will not
                  -------------------
permit any of its Subsidiaries to, make any Restricted Payment, except that:

    (a) a Subsidiary of the Borrower may make a Restricted Payment to the Borrower,

    (b) provided no Default has occurred and is continuing or would result therefrom, the Borrower may in any calendar quarter, based on the Rolling Period for such calendar quarter, make cash distributions to its partners (including in connection with the repurchase of partnership interests in the Borrower) which with the previous cash distributions (including in connection with the repurchase of partnership interests in the Borrower) in such Rolling Period are not in excess of 90% of Funds from Operations during such Rolling Period, including without limitation the Rolling Period ending June 30, 1997; provided, however, that for the calendar quarters ended September 30, 1996, December 31, 1996 and March 31, 1997, the Borrower will be entitled to make additional distributions to its partners (including in connection with the repurchase of partnership interests in the Borrower) in an amount which when aggregated with the other permitted distributions (including in connection with the repurchase of partnership interests in the Borrower) would allow the Parent to pay a $.4075 per share dividend for such quarter;

   (c) the Borrower shall be entitled to distribute to its partners a sufficient amount received from an Asset Sale in excess of that which would be required to be used to repay Obligations pursuant to the terms of this Agreement which would be necessary to permit the Parent to maintain the Parent's status as a real estate investment trust under the Code;

   (d) the Borrower shall be entitled to and covenants to repay the existing Indebtedness (other than the Obligations) secured by the Hotel Property commonly known as the Holiday Inn - New Orleans Intercontinental Airport within 2 days of the initial Borrowing;

   (e) the limited partners of the Borrower shall be entitled to exchange limited partnership interests in the Borrower for the Parent's stock in accordance with the Registration Statement; and

   (f) the Borrower shall be entitled to issue limited partnership interests in the Borrower in exchange of ownership interests in Permitted New Subsidiaries which own a Future Property.

    Section 6.05  Fundamental Changes; Asset Sales.  The Borrower will not, and
                  --------------------------------
will not permit any of its Subsidiaries (other than the Permitted Other Subsidiaries) to, (a) merge or consolidate with or into any other Person, unless
(i) a Guarantor is merged into the Borrower and the Borrower is the surviving Person, and (ii) immediately after giving effect to any such proposed transaction no Default would exist; (b) sell, transfer, or otherwise dispose of all or any of the Borrower's or any of the Borrower's Subsidiary's Property except for a Permitted Hotel Sale, a Permitted Personal Property Replacement or Hotel Properties which are not Eligible Properties; (c) enter into a Material Lease (other than a Participating Lease) of all or any portion of any Eligible Property with any Person without the consent of the Administrative Agent; (d) sell or otherwise dispose of any shares of capital stock, membership interests or partnership interests of any Subsidiary (except for a Permitted Other Subsidiary); (e) except for sales of ownership interests permitted under this Agreement and the issuance or limited partnership interests in the Borrower in exchange for ownership interests in a Permitted New Subsidiary, alter the corporate, capital or legal structure of the Borrower or any of its Subsidiaries (except for a Permitted Other Subsidiary);
(f) incorporate or otherwise organize any Subsidiaries except a Permitted New Subsidiary; (g) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) provided that nothing herein shall prohibit the Borrower from dissolving any Subsidiary which has no assets on the date of dissolution.

    Section 6.06  Personal Property Leases.   For any Eligible Property, the
                  ------------------------
Borrower will not, and will not permit any of its Subsidiaries to (a) enter into leases of Personal Property which constitute Capital Leases in excess of the Hotel Capital Lease Limit or (b) enter into leases of Personal Property which do not constitute Capital Leases in excess of the Hotel Operating Lease Limit.

    Section 6.07  Investments, Loans, Future Properties.  The Borrower will not,
                  -------------------------------------
and will not permit any of its Subsidiaries to, acquire by purchase or otherwise all or substantially all the business, property or fixed assets of any Person or any Hotel Property, make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any evidences of indebtedness of, stock or other securities, partnership interests, member interests or other interests in any Person, except the following (provided that after giving effect thereto there shall exist no Default):

   (a) the purchase of Liquid Investments with the Administration Agent;

   (b) trade and customer accounts receivable (including in connection with the sale of used FF&E) which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

   (c) wholly-owned Subsidiaries which own an Initial Property;

   (d)  Permitted Other Subsidiaries;

   (e) a Future Property which qualifies as an Eligible Property or a Permitted Non-Eligible Property;

   (f) contributions to, or capital investments in a Person which, prior to such contribution or investment, is not a Subsidiary but which becomes a Permitted New Subsidiary as a result of such contribution or investment and which Permitted New Subsidiary uses such contributions or capital investments to make an acquisition of a Future Property permitted under the preceding clause (e);

   (g) a loan to the Participating Lessee in amount sufficient to allow the Participating Lessee to purchase Personal Property from the Property Owners of the Hotel Properties which qualify as either an Eligible Property or a Permitted Non-Eligible Property so that the ownership of Personal Property by such Property Owners does not cause the Parent to forfeit the Parent's status as a real estate investment trust under the Code;

   (h) receivables purchased in connection with the acquisition of a Hotel Property; and

   (i) other assets owned in the ordinary course of owning the Borrower's and the Borrower's Subsidiaries' Hotel Properties.

    Section 6.08  Affiliate Transactions.  Except for the Management Agreements,
                  ----------------------
the Participating Lease Agreements, the Liquor License Concession Agreements, the transactions described in Section 6.07(g), and as expressly permitted elsewhere in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly: (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower or any purchase or acquisition of assets from any such Affiliate except for sales of new Personal Property (i) which in any calendar year do not exceed $1,000,000 in the aggregate and (ii) for which the sales price is the actual cost to the party selling; or (b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate), other than in the ordinary course of business and at market rates.

    Section 6.09  Sale and Leaseback.  The Borrower will not, and will not
                  ------------------
permit any of its Subsidiaries to, enter into any arrangement with any Person, whereby in contemporaneous transactions the Borrower or such Subsidiary sells essentially all of its right, title and interest in a material asset and the Borrower or such Subsidiary acquires or leases back the right to use such property.

    Section 6.10  Sale or Discount of Receivables.  The Borrower will not, and
                  -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

    Section 6.11  No Further Negative Pledges.  The Borrower will not, and will
                  ---------------------------
not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement and the Credit Documents) (a) prohibiting the creation or assumption of any Lien upon the Properties of the Borrower or any of its Subsidiaries (except for the Permitted Other Subsidiaries), whether now owned or hereafter acquired, or (b) requiring an obligation to be secured if some other obligation is or becomes secured.

    Section 6.12  Franchise Agreements.  The Borrower will not, nor will it
                  --------------------
permit any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee to (i) enter into a new Franchise Agreement or (ii) enter into any termination, or material modification or amendment of any Franchise Agreement.

    Section 6.13  Material Documents.  The Borrower will not, nor will it permit
                  ------------------
any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee to, enter into any termination, modification or amendment of any:

   (a)  Management Agreement;

   (b)  Participating Lease;

   (c)  Ground Lease; and

   (d) Participating Lessee Document.

The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee to, enter into any termination or material modification or material amendment of any:

   (a)  Acquisition Agreement;

   (b)  Material Lease;

   (c) Liquor License Concession Agreement and any agreements related to the liquor license(s); and

   (d)  Any other material agreement.

Any termination, modification or amendment prohibited under this Section 6.13 without the Administrative Agent's written consent shall, to the extent permitted by applicable law, be void and of no force and effect. The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee to, enter into a Participating Lease which does not provide for (i) base rent to be paid on a weekly basis starting in the second month of the commencement of the Participating Lease or (ii) the participating rent to be paid on monthly estimates with a quarterly reconciliation which payments shall be made on the 10th day of the first and third month of every calendar quarter and on the last day of the first month of every calendar quarter.

    Section 6.14  Other Businesses; Undeveloped Land.  The Borrower will not,
                  ----------------------------------
and will not permit the Parent or any of their respective Subsidiaries to, (a) substantially alter the character of their respective businesses from that conducted as of the date of this Agreement or (b) acquire or develop any real property except for the expansion of the DFW South or the Meadowlands or for the acquisition of Land in connection with the expansion of an existing Hotel Property which expansion will not cost in excess of the lesser of (i) $1,000,000 or (ii) five percent (5%) of the Cost Basis of such Hotel Property.

    Section 6.15  Borrower Debt Service Ratio.  The Borrower will not permit the
                  ---------------------------
ratio, determined as of the last day of each calendar quarter (commencing with the quarter ending September 30, 1996), of (a) Borrowing Base EBITDA for the Rolling Period ending on such date to (b) the product of (i) the Consolidated Indebtedness of the Borrower and the Borrower's Subsidiaries (other than the Permitted Other Subsidiaries) as of such date times (ii) the Debt Service Rate
                                              -----
for such Indebtedness for such Rolling Period, to be less than 1.75 to 1.0.

    Section 6.16  Parent Debt Service Ratio.  The Borrower will not permit the
                  -------------------------
ratio, determined as of the last day of each calendar quarter (commencing with the quarter ending September 30, 1996), of (a) the Property EBITDA of all Hotel Properties owned by the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries) for the Rolling Period ending on such date to (b) the product of
(i) the Consolidated Indebtedness of the Parent and the Parent's Subsidiaries as of such date times (ii) the Debt Service Rate for such Indebtedness for such
             -----
Rolling Period, to be less than 1.75 to 1.0.

    Section 6.17  Net Worth.  The Borrower will not permit the Parent's
                  ---------
Consolidated Net Worth at any time, tested quarterly, to be less than the sum of
(a) $100,000,000 plus ( b) 75% of the Net Cash Proceeds from a Parent
                 ----
Capitalization Event after the Effective Date involving any sale or issuance by the Parent or any of its Subsidiaries of equity securities.

    Section 6.18  Bank Accounts.
                  -------------

   (a) Location of Borrower's Bank Accounts.  Neither the Borrower nor any of
       ------------------------------------
its Subsidiaries (except the Permitted Other Subsidiaries) shall maintain accounts with any bank or financial institution except those accounts in the Cash Management System (Borrower).

   (b) Concentration Bank Accounts.  Neither the Borrower nor any Guarantor
       ---------------------------
shall move or cancel any of the Borrower's Bank Accounts or make any changes to the Cash Management System (Borrower) without the prior written consent of the Administrative Agent.

   (c) Location of Participating Lessee Bank Accounts.  The Participating Lessee
       ----------------------------------------------
shall not maintain accounts with any bank or financial institution except those accounts in the Cash Management System (Participating Lessee) and those accounts maintained in connection with DFW South or the Meadowlands.

                                  ARTICLE VII

                          EVENTS OF DEFAULT; REMEDIES

    Section 7.01  Events of Default.  The occurrence of any of the following
                  -----------------
events shall constitute an "Event of Default" under any Credit Document:

   (a) Principal or Reimbursement Obligation Payment.  The Borrower shall fail
       ---------------------------------------------
to pay any principal of any Note or any Reimbursement Obligation when the same becomes due and payable as set forth in this Agreement;

   (b) Interest or Other Obligation Payment.  The Borrower shall fail to pay any
       ------------------------------------
interest on any Note or any fee or other amount payable hereunder or under any other Credit Document when the same becomes due and payable as set forth in this Agreement, provided however that the Borrower will have a grace period of five days after the payments covered by this Section 7.01(b) becomes due and payable for the first two defaults under this Section 7.01(b) in every calendar year;

   (c) Representation and Warranties.  Any representation or warranty made or
       -----------------------------
deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

   (d) Covenant Breaches.  (i) The Borrower shall fail to perform or observe any
       -----------------
covenant contained in Sections 5.02, 5.03, Section 5.11, Section 5.05 (f), (g),
(h), (i), (l) or (n) or Article VI of this Agreement or the Borrower shall fail to perform or observe, or shall fail to cause any Guarantor to perform or observe any covenant in any Security Document beyond any notice and/or cure period for such default expressly provided in such Security Document or (ii) the Borrower or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 7.01, in each case if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower or such Guarantor by the Administrative Agent or any Bank or the date a Responsible Officer of the Borrower or any Guarantor has actual knowledge of such default, unless such default in this clause (ii) cannot be cured in such 30 day period and the

Borrower is diligently proceeding to cure such default, in which event the cure period shall be extended to 90 days;

   (e) Cross-Defaults.  (i) The Borrower, the Parent or any of  their respective
       --------------
Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries so in default (but excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness;
(ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

   (f) Insolvency.  The Borrower, the Parent, any of their respective
       ----------
Subsidiaries, or the Participating Lessee shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, any of their respective Subsidiaries, or the Participating Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Parent, any of their respective Subsidiaries, or the Participating Lessee, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, the Parent, any of their respective Subsidiaries, or the Participating Lessee shall take any corporate action to authorize any of the actions set forth above in this paragraph (f);

   (g) Judgments.  Any judgment or order for the payment of money in excess of
       ---------
$5,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower, the Parent or any of their respective Subsidiaries which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

   (h) ERISA.  (i) Any Person shall engage in any "prohibited transaction" (as
       -----
defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA,
(v) the Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $10,000,000;

   (i) Guaranty.  Any provision of any Guaranty except a Supplemental Guaranty
       --------
shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;

   (j) Environmental Indemnity.  Any provision of any Environmental Indemnity
       -----------------------
shall for any reason cease to be valid and binding on any Person party thereto or any such Person shall so state in writing;

   (k) Invalidity of Subordination Provisions.  The subordination provisions in
       --------------------------------------
the Mortgages which provide for the subordination of the Participating Leases to the liens and security interests securing the Obligations shall be invalidated or otherwise cease to be in full force and effect;

   (l) Franchise Agreement.  Any Franchise Agreement has been terminated and not
       -------------------
replaced within 60 days of such termination with a temporary Franchise Agreement with a nationally recognized Franchisor acceptable to the Majority Banks, any temporary Franchise Agreement has been terminated and not replaced with a long-term Franchise Agreement with a nationally recognized Franchisor acceptable to the Majority Banks, or any three (3) Franchise Agreements shall be in default at the same time;

   (m) Default Under Ground Lease.  The occurrence of a default under any Ground
       --------------------------
Lease which has not been cured or waived (i) 10 days prior to the date the ground lessor under such Ground Lease would have the right to terminate such Ground Lease and (ii) in any event within 30 days of the occurrence of such default;

   (n) Manager.  The Participating Lessee shall not have replaced the Manager
       -------
with a reputable, nationally known, third party manager acceptable to the Majority Banks within 120 days of the occurrence of any of the following: Any Management Agreement shall have been terminated except in connection with an Asset Sale, or the Manager shall have a Consolidated Net Worth of less than negative $300,000, or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Manager or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Manager or any of its Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Manager or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (n); or

   (o) Parent's REIT Status.   There shall be a determination from the
       --------------------
applicable Governmental Authority from which no appeal can be taken that the Parent's tax status as a real estate investment trust under Sections 856-860 of the Code has been lost.

   (p) Parent's Indebtedness; Other Tests.  Either of the following events
       ----------------------------------
continues to exist 5 days following the initial occurrence thereof: (i) the aggregate Indebtedness of the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries) exceeds the lesser of (A) 45% of the Real Estate Value of all Hotel Properties owned by the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries); and (B) the product of (A) the aggregate trailing 12 months Property EBITDA for all Hotel Properties owned by the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries) multiplied by (B) 5.5 or (ii) the Parent and the Parent's Subsidiaries fail to comply with the covenants set forth in Section 6.16 and 6.17.

   (q) Parent Common Stock; Parent Capitalization Event  The Parent at any time
       ------------------------------------------------
hereafter fails to (a) cause the Parent Common Stock to be duly listed on the New York Stock Exchange, Inc. and (b) file timely all reports required to be filed by the Parent with the New York Stock Exchange,

Inc. and the Securities and Exchange Commission and, with respect to a failure under clause (b), such failure remains uncured on the date which is the earlier of (i) the date 30 days following the initial occurrence of such failure and
(ii) the date specified by the New York Stock Exchange, Inc. or the Securities and Exchange Commission as the date such failure needs to be cured by. Upon the receipt by the Parent of any Net Cash Proceeds from a Parent Capitalization Event, (a) the Parent fails to immediately make a capital contribution to the Borrower in the aggregate amount of such Net Cash Proceeds or (b) the Borrower fails to apply such Net Cash Proceeds to repay any outstanding principal of the Notes, and accrued and unpaid interest thereon and other amounts payable by the Borrower in respect thereof.

   (r) Changes in Ownership.  Any of the following occur without the written
       --------------------
consent of the Agents: (a) the Parent owns less than 100% of the stock and beneficial ownership interest in the General Partner and AGH LP; (b) the General Partner and AGH LP (i) amend the Borrower's partnership agreement in any material respect, (ii) admit a new general partner to the Borrower, or (iii) own less than 51% of the partnership interests in and beneficial ownership of the Borrower; (c) the General Partner resigns as general partner of the Borrower;
(d) James Sowell, Louis Shaw, Kenneth Shaw, Steve D. Jorns, Bruce G. Wiles and their respective Associates legally and beneficially own less than 65% of the outstanding shares of the Manager common stock; (e) Steve D. Jorns, Bruce G. Wiles or any of their respective Associates sells or assigns either the legal or beneficial interest in any outstanding shares of the Manager common stock except to Steve D. Jorns, Bruce G. Wiles or any of their respective Associates; (f) James Sowell, Louis Shaw, Kenneth Shaw, Steve D. Jorns, Bruce G. Wiles and their respective Associates legally and beneficially owns less than 65% of the partnership interests in the Participating Lessee; and (g) Steve D. Jorns, Bruce
G. Wiles, Kenneth E. Barr or any of their respective Associates sells or assigns either the legal or beneficial interest in any partnership interests in the Participating Lessee except to Steve D. Jorns, Bruce G. Wiles, Kenneth E. Barr or any of their respective Associates.

   (s) Participating Lessee.  Either (i) a default by the Participating Lessee
       --------------------
shall occur under any Participating Lease or Participating Lessee Document or Participating Lessee Estoppel related to 3 or more Eligible Properties which shall remain uncured following any notice and cure period under such document,
(ii) the Participating Lessee suffers to exist (for a period in excess of 30 days), creates, assumes or incurs, any Lien on or in respect of any of the Participating Lessee Pledged Property whether now owned or hereafter acquired, or assigns any right to receive income except for those Liens created pursuant to the Participating Lessee Documents, (iii) with respect to 3 or more Eligible Properties, (A) the Participating Lease or Participating Lessee Document for any Hotel Property is terminated and the Administrative Agent on behalf of the Banks no longer has a perfected first lien and security interest in the Participating Lessee Pledged Property for such Hotel Property or (B) any Participating Lessee Estoppel is terminated, or (iv) the Participating Lessee enters into a Participating Lease or other material agreement except those directly related to a Hotel Property owned by the Borrower or any of the Borrower's Subsidiaries.

    Section 7.02  Optional Acceleration of Maturity.  If any Event of Default
                  ---------------------------------
(other than an Event of Default pursuant to paragraph (f) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

   (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and

   (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Banks, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

    Section 7.03  Automatic Acceleration of Maturity.  If any Event of Default
                  ----------------------------------
pursuant to paragraph (f) of Section 7.01 shall occur,

   (a) the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower and

   (b) to the extent permitted by law or court order, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

    Section 7.04  Cash Collateral Account.
                  -----------------------

   (a) Pledge.  The Borrower hereby pledges, and grants to the Administrative
       ------
Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Bank due and to become due from the Borrower to any Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit.

   (b) Application against Letter of Credit Obligations.  The Administrative
       ------------------------------------------------
Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to any Issuing Bank under this Agreement in connection with the Letters of Credit.

   (c) Duty of Care.  The Administrative Agent shall exercise reasonable care in
       ------------
the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

    Section 7.05  Non-exclusivity of Remedies.  No remedy conferred upon the
                  ---------------------------
Administrative Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

    Section 7.06  Right of Set-off.  Upon (a) the occurrence and during the
                  ----------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.03, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                                 ARTICLE VIII

                      AGENCY AND ISSUING BANK PROVISIONS

    Section 8.01  Authorization and Action.  Each Bank hereby appoints and
                  ------------------------
authorizes the Agents to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agents by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that neither Agent shall be required to take any
       --------
action which exposes such Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law. The functions of the Agents are administerial in nature and in no event shall the Agents have a fiduciary or trustee relation in respect of any Bank by reason of this Agreement or any other Credit Document.

    Section 8.02  Agents' Reliance, Etc.  Neither the Agents nor any of their
                  ---------------------
respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including such Person's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit

Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

    Section 8.03  Each Agent and Its Affiliates.  With respect to its
                  -----------------------------
Commitment, the Advances made by it and the Notes issued to it, each Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if such Agent were not an Agent hereunder and without any duty to account therefor to the Banks.

    Section 8.04  Bank Credit Decision.  Each Bank acknowledges that it has,
                  --------------------
independently and without reliance upon either Agent or any other Bank and based on the financial statements referred to in Section 4.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

    Section 8.05  Indemnification.  The Banks severally agree to indemnify each
                  ---------------
Agent and each Issuing Bank (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent or such Issuing Bank under this Agreement or any other Credit Document (including such Agent's or such Issuing Bank's own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that such Agent is not reimbursed for such expenses by the Borrower.

    Section 8.06  Successor Agent and Issuing Banks.  Either Agent or any
                  ---------------------------------
Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank. If no successor Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of an Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Agent's or Issuing Bank's resignation or removal hereunder as Structuring Agent, Administrative Agent or Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent or Issuing Bank under this Agreement and the other Credit Documents.


                                  ARTICLE IX

                                 MISCELLANEOUS

    Section 9.01  Amendments, Etc.  No amendment or waiver of any provision of
                  ---------------
this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Structuring Agent, the Administrative Agent or the Agents, as specified in the particular provisions of the Credit Documents, and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall increase the
                         --------
Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the aggregate Commitments of the Banks, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document,
(e) amend this Section 9.01, (f) release any Guarantor from its obligations under any of the Guaranties (provided that the Administrative Agent can release any Supplemental Guarantor from its obligations under any of the Supplemental Guaranties), (g) release any Person from its obligations under any or the Environmental Indemnities, (h) release any Lien in favor of the Administrative Agent for the benefit of the Banks on Property of the Borrower or Guarantors or the Participating Lessee, except as contemplated by the Security Documents or this Agreement, (i) amend the definition of "Majority Banks", (j) increases the maximum duration of Interest Periods permitted under this Agreement, (k) waives any covenant prohibiting a second Lien on any Property, (l) amends the definition of "Borrowing Base or any component of "Borrowing Base"; and provided, further, that (A) no amendment, waiver or consent shall, unless in
--------
writing and signed by the Structuring Agent, the Administrative Agent, or any Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Structuring Agent, the Administrative Agent, or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document, and (B) no waiver or consent to departure from any of the conditions specified in Section 3.01 or 3.02 or 3.03 or 3.04 shall be effective unless in writing and signed by the Majority Banks and the Agents. In addition, no Majority Bank Decision (as hereinafter defined) shall be made without the written consent of the Majority Banks. "Majority Bank Decision" shall mean:

        (a) any waiver for more than 30 days of, or any material amendment to, of the reporting requirements set forth in clauses (a)-(e) or (g) of
     Section 5.05 of this Agreement;

        (b) any material waiver of, or any material amendment to, the provisions related to the Cash Management Systems contained in Section 5.12 of this Agreement;

        (c) any determination to make a Borrowing after the occurrence and during the continuance of an Event of Default;

        (d) any waiver of the provisions of the Manager Consent that require Management Agreements to be subordinate to the Lien of the Mortgages and terminable upon the conditions specified in the Manager Consent;

        (e) any consent pursuant to Section 6.02 of this Agreement to any additional Indebtedness of the Borrower or any Subsidiary of the Borrower;

        (f) any waiver for a period of more than 60 days of, or any material amendment to, the financial covenants contained in Sections 6.15, 6.16 or
     6.17 of this Agreement;

        (g) any material waiver of, or any material amendment to, Section 6.05 of this Agreement to permit a fundamental change of the Borrower or any Subsidiary of the Borrower;

        (h) any approval pursuant to subsection 3.04(i) of this Agreement of a Future Property as a possible Eligible Property;

        (i) any material waiver of the conditions to a Hotel Property qualifying as either an Eligible Property or a Permitted Non-Eligible Property;

        (j) any amendment, supplement or modification to, or waiver of, the provisions of Section 7.01 of this Agreement;

        (k) any determination to send notice to the Borrower of, or otherwise declare, an Event of Default pursuant to Section 7.01 of this Agreement;

        (l) any determination to accelerate the Obligations pursuant to Section
     7.02 of this Agreement;

        (m) any determination to foreclose on, or exercise remedies in order to realize upon, any Property after an Event of Default pursuant to any Credit Document, provided, however, that if an Event of Default has occurred and is continuing and the Majority Banks cannot agree on a course of action within 60 days following the occurrence of such Event of Default, the Administrative Agent shall commence exercising remedies against the Property securing the Obligations;

        (n) any material decision regarding the operation, maintenance, sale or other disposition of any Property after the foreclosure upon such Property, provided that Administrative Agent shall be able to take any action it determines necessary to preserve or maintain any such Property and provided further that if the Majority Banks cannot agree on the sale or disposition of such Property, the Administrative Agent shall not sell or dispose of such Property, but shall continue to hold such Property for the benefit of the Banks;

        (o) any decision regarding a new or substitute Manager or Franchisor or new or substitute Management Agreement, Franchise Agreement, Ground Lease or Participating Lease, or any other material decision regarding a Management Agreement, Franchise Agreement, Ground Lease or Participating Lease; and

        (p) any modification of any of the following definitions of this
     Agreement: "Debt Service Rate", "Pool Requirements" or "Refund Amount".

    Section 9.02  Notices, Etc.  All notices and other communications shall be
                  ------------
in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Steven D. Jorns; if to any Bank at its Domestic Lending Office specified opposite its name on Schedule 9.02; if to the Structuring Agent, at its address at 4900 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Thomas K. Day, Vice President (telecopy: (214) 979-2727; telephone: (214) 979-2774); if to Bank One, Texas, N.A., in its capacity as Administrative Agent or an Issuing Bank, at its office at 1717 Main Street, 4th Floor, Dallas, Texas 75201, Attention: Commercial Real Estate Department - Jeff S. Lindsey, Vice President (telecopy: (214) 290-2275; telephone: (214) 290-
2385); or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.

    Section 9.03  No Waiver; Remedies.  No failure on the part of any Bank, any
                  -------------------
Agent, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

    Section 9.04  Costs and Expenses.  The Borrower agrees to pay on demand all
                  ------------------
out-of-pocket costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents and syndication (syndication costs shall not exceed $5,000 per Eligible Assignee) of the Obligations including, without limitation, (a) the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Structuring Agent, and, with respect to advising either Agent as to its rights and responsibilities under this Agreement, the Agents (such counsel's fees shall no longer be capped as initially provided in the Agents' Fee Letter), (b) the reasonable fees and out-of-pocket expenses of Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, and (c) all reasonable out-of-pocket costs and expenses, if any, of each Agent, each Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of each Agent, such Issuing Bank, and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents, and (d) to the extent not included in the foregoing, the costs of any local counsel, travel expenses, Appraisals, Engineering Reports, Environmental Reports, Title Policies, mortgage and intangible taxes, costs of recordation or filing of any Mortgage or Financing Statement or continuation statement, and any related title or Uniform Commercial Code search conducted subsequent to such recordation, any flood plain search costs, insurance consultant costs and other costs usual and customary in connection with the taking of a Lien on any of the Property.

    Section 9.05  Binding Effect.  This Agreement shall become effective when it
                  --------------
shall have been executed by the Borrower and the Agents, and when the Structuring Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Issuing Bank, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

    Section 9.06  Bank Assignments and Participations.
                  -----------------------------------

   (a) Assignments.  Any Bank may assign to one or more banks or other entities
       -----------
all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such
                                   --------  -------
assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement and shall involve a ratable assignment of such Bank's Commitment and such Bank's Advances, (ii) the amount of the resulting Commitment and Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of either Agent or an Eligible Assignee which is an Affiliate of the assigning
Bank) shall pay to the Administrative Agent a $2,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such

Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.

   (b) Term of Assignments.  By executing and delivering an Assignment and
       -------------------
Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon either Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

   (c) The Register.  The Administrative Agent shall maintain at its address
       ------------
referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, each Agent, the Issuing Banks, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

   (d) Procedures.  Upon its receipt of an Assignment and Acceptance executed by
       ----------
a Bank and an Eligible Assignee, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit B,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note, a new Note payable to the order of such Eligible Assignee in amount equal to, respectively, the Commitment and the outstanding Advances assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Commitment hereunder, a new Note payable to the order of such Bank in an amount equal to, respectively, the Commitment and the outstanding Advances retained by it hereunder. Such new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit A.

   (e) Participations.  Each Bank may sell participations to one or more banks
       --------------
or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i)
                                                  --------  -------
such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, each Agent, and the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any
Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement, and (vi) such Bank shall give prompt notice to the Borrower of each such participation sold by such Bank. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, 2.11(c), and 9.07 hereof as the Bank to the extent of their respective participations.

   (f) Confidentiality.  Each Bank may furnish any information concerning the
       ---------------
Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or
               --------
participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from such Bank. Such Bank shall promptly deliver a signed copy of any such confidentiality agreement to the Borrower.

    Section 9.07  Indemnification.  The Borrower shall indemnify each Agent, the
                  ---------------
Banks (including any lender which was a Bank hereunder prior to any full assignment of its Commitment), the Issuing Banks, and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse each Agent, each Issuing Bank, and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Person being indemnified's own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

   THE BORROWER ACKNOWLEDGES AND AGREES THAT CERTAIN OF ITS OBLIGATIONS AND INDEMNITIES UNDER THIS AGREEMENT INCLUDE ANY CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF THE STRUCTURING AGENT, THE ADMINISTRATIVE AGENT, THE BANKS, OR ANY OTHER PERSON BEING INDEMNIFIED.

    Section 9.08  Execution in Counterparts.  This Agreement may be executed in
                  -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Section 9.09  Survival of Representations, Indemnifications, etc.  All
                  --------------------------------------------------
representations, warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), 8.05 and 9.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

    Section 9.10  Severability.  In case one or more provisions of this
                  ------------
Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

    Section 9.11  Business Loans.  The Borrower warrants and represents that the
                  --------------
Advances evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

    Section 9.12  Usury Not Intended.  It is the intent of the Borrower and each
                  ------------------
Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

    Section 9.13  Governing Law.  This Agreement, the Notes and the other Credit
                  -------------
Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

    Section 9.14  Consent to Jurisdiction.  The Borrower hereby irrevocably
                  -----------------------
submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, the Notes and the other Credit Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at its address specified in Section 9.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Bank, the Structuring Agent, or the Administrative Agent to serve legal process in any other manner permitted by the law or affect the right of any Bank, the Structuring Agent or the Administrative Agent to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

    Section 9.15  Knowledge of Borrower.  For purposes of this Agreement,
                  ---------------------
"knowledge of the Borrower" means the actual knowledge of any of the executive officers and all other Responsible Officers of the Parent or the general manager of each Hotel Property.

    Section 9.16  Banks Not in Control.  None of the covenants or other
                  --------------------
provisions contained in the Credit Documents shall or shall be deemed to, give the Banks the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries or any Guarantor, the power of the Banks being limited to the right to exercise the remedies provided in the Credit Documents; provided, however, that if any Bank becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Bank shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock, or other equity interest in, such Person.

    Section 9.17  Headings Descriptive.  The headings of the several Sections
                  --------------------
and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    Section 9.18  Time is of the Essence.  Time is of the essence under the
                  ----------------------
Credit Documents.

    SECTION 9.19  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENTS AND THE BANKS
                  ---------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE

NOTES OR ANY OTHER CREDIT DOCUMENT OR TO ANY COUNTERCLAIM THEREIN.

    SECTION 9.20  ENTIRE AGREEMENT.  PURSUANT TO SECTION 26.02 OF THE TEXAS
                  ----------------
BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

   THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

   THE BORROWER ACKNOWLEDGES AND AGREES THAT CERTAIN OF ITS OBLIGATIONS AND INDEMNITIES UNDER THIS AGREEMENT INCLUDE ANY CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF THE STRUCTURING AGENT, THE ADMINISTRATIVE AGENT, THE BANKS, OR ANY OTHER PERSON BEING INDEMNIFIED.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 EXECUTED as of the date first referenced above.

                            BORROWER:
                            --------


                            AMERICAN GENERAL HOSPITALITY OPERATING
                            PARTNERSHIP, L.P.

                            By:  AGH GP, Inc., its general partner

                                 By:______________________________
                                 Name:____________________________
                                 Title:___________________________



                            ADMINISTRATIVE AGENT:
                            --------------------

                            BANK ONE, TEXAS, N.A.


                            ______________________________________
                            By:___________________________________
                            Title:________________________________


                            STRUCTURING AGENT:
                            -----------------

                            SOCIETE GENERALE,
                              SOUTHWEST AGENCY


                            ______________________________________
                            By:___________________________________
                            Title:________________________________

                            BANKS:
                            -----

                            SOCIETE GENERALE,
                              SOUTHWEST AGENCY


                            ______________________________________
                            By:___________________________________
                            Title:________________________________


                            BANK ONE, TEXAS, N.A.


                            ______________________________________
                            By:___________________________________
                            Title:________________________________

                                 SCHEDULE 5.10

                                   INSURANCE


   A.   INSURANCE.
        ---------

        1.   POLICIES REQUIRED.  While any obligation of  the Borrower or any
             -----------------
Guarantor under any Credit Document remains outstanding, the Borrower shall procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations licensed to do business in the states the Hotel Properties are located, with a Best's Rating of no less than A, XI and otherwise satisfactory to the Agents covering such casualties, risks, perils, liabilities and other hazards required by Agents. All original policies, or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent unless the Administrative Agent waives this requirement in writing. All policies shall expressly protect or recognize Administrative Agent's interest as required by the Administrative Agent.
Without limiting the generality of the foregoing, the Borrower shall provide or cause to be provided the following types of insurance coverage:

             (a) until repayment of the Notes and satisfaction of all obligations under the Credit Documents: (i) property insurance on an "all risks" full replacement cost basis without deduction for depreciation (or fire, extended coverage and difference in conditions basis), including flood, earthquake and sinkhole coverages in an amount equal to the replacement cost of the Improvements (except for earthquake insurance which for each Eligible Property and Permitted Non-Eligible Property shall be in an amount which is equal to or greater than the greater of (A) 50% of the Real Estate Value of such Hotel Property or (b) the Allocated Debt Amount for such Hotel Property), naming the Administrative Agent in its capacity as administrative agent, as mortgagee under a standard form mortgagee clause; (ii) Comprehensive General Liability Insurance (including contractual liability, owners and contractors protective coverages, products & completed operations, personal & advertising injury liability, fire damage legal liability and alienated premises coverage) and Comprehensive Auto Liability Insurance in a minimum amount of $50,000,000 each occurrence; (iii) Statutory Workers' Compensation and Employer's Liability Insurance in the minimum amounts of $1,000,000 each accident, $1,000,000 each employee - disease, $1,000,000 policy limit - disease; and
     (iv) Rent loss insurance against loss of income by reason of any hazard covered under the insurance required under this subparagraph (a) in an amount sufficient to avoid any co-insurance penalty, but in any event for not less than two (2) years gross receipts from all sources of income from the Hotel Property. Each such policy of property insurance shall contain a replacement cost endorsement and such other endorsements as are sufficient to prevent the Borrower, the Agents and/or the Borrower's Subsidiaries from becoming a co-insurer with respect to such buildings and improvements.

             (b) During the renovation of any Hotel Property the Borrower will additionally provide: (i) Builder's Risk Insurance on an "all risks" basis including flood, earthquake (in the amount stated in clause (a)) and sinkhole coverages, and also including Stored Materials and materials while in transit, naming the Administrative Agent as mortgagee under a standard form mortgagee clause, and (ii) Statutory Workers' Compensation and Employer's Liability Insurance in the minimum amounts of $1,000,000 each accident, $1,000,000 each employee - disease, $1,000,000 policy limit - disease, covering each contractor and all other contractors or subcontractors who may have occasion to be at the job site.

             (c) Such additional insurance as may be reasonably required by the Administrative Agent from time to time in the event that any Hotel Property is exposed to hazards and risks with respect to which the Administrative Agent deems the existing insurance inadequate to properly protect its interests.

     All policies of insurance shall either have attached thereto a lender's loss payable endorsement for the benefit of the Administrative Agent as loss payee, in form satisfactory to the Agents or shall name the Agents, the Banks and their respective directors, officers, representatives, agents and employees (the "Banks' Parties") as additional insureds, as applicable. The Borrower shall furnish the Administrative Agent with a certified copy of an original or a certificate of insurance of all policies of insurance required. All policies or certificates, as the case may be, of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, the Best's Rating of the carrier and the period of coverage. In addition, all policies of insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Borrower, the Participating Lessee, the Manager or any party holding under any such Person which might otherwise result in a forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrower. At least 15 days prior to the expiration of each required policy, the Borrower shall deliver to the Administrative Agent evidence of the renewal or replacement of such policy, continuing such insurance in the form as required by this Agreement. All such policies shall contain a provision that notwithstanding any contrary agreement between the Borrower and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 15 days' prior written notice to the Administrative Agent.

                                   EXHIBIT A

                                 FORM OF NOTE


$ __________                                                     __________ 19__


     For value received, the undersigned American General Hospitality
Operating Partnership L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of _____________________ ("Bank") the principal amount of ____________________ and ____/100 Dollars ($_____) or, if less, the aggregate outstanding principal amount of each Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of each such Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

     The Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of July 31, 1996 (as the same may be amended or modified from time to time, the "Credit Agreement"), among the Borrower, the Banks, Societe Generale, Southwest Agency, as Structuring Agent, and Bank One, Texas, N.A., as Administrative Agent. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things,
(a) provides for the making of Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting form each such Advance being evidenced by this Note and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at 1717 Main Street, 4th Floor, Commerical Real Estate Lending, Dallas, Texas 75201 (or at such other location or address as may be specified by the Administrative Agent to the Borrower) in same day funds. The Bank shall record all Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

     Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15, which regulates certain revolving credit loan accounts shall not apply to this Note).

                                        AMERICAN GENERAL HOSPITALITY OPERATING
                                        PARTNERSHIP, L.P.

                                        By:  AGH GP, Inc., its general partner

                                             By:_______________________________
                                             Name:_______________________
                                             Title:______________________

                                   EXHIBIT _

                           ASSIGNMENT AND ACCEPTANCE

                          Dated ______________, 19__

     Reference is made to the Credit Agreement dated as of _________, 1996 (as the same may be amended or modified from time to time, the "Credit Agreement") among American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), the Banks, Societe Generale, Southwest Agency, as Structuring Agent, and Bank One, Texas, N.A., as Administrative Agent. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Credit Agreement.

     Pursuant to the terms of the Credit Agreement, _________________ wishes to assign and delegate ___%/1/ of its rights and obligations under the Credit Agreement. Therefore, ____________________ ("Assignor"), ________________
("Assignee"), and the Administrative Agent agree as follows:

     1. As of the Effective Date (as defined below), the Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and (iii) of Section 2, a ___% interest in and to all of the Assignor's rights and obligations under the Credit Agreement in connection with its Commitment, including, without limitation, such percentage interest in the Assignor's Commitment and the Advances owing to the Assignor, the participation interest in the Letter of Credit Obligations held by the Assignor, the Note held by the Assignor, and the obligation to pay to the Borrower the Refund Amount.

     2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its Commitment is $__________, the aggregate outstanding principal amount of Advances owed to it by the Borrower is $________, its Pro Rata Share of the Letter of Credit Exposure is
$___________, and its Pro Rata Share of the Refund Amount is $__________________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution,

________________________

   /1/ Specify percentage in no more than 5 decimal points.

legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note for a new Note dated __________, 19__ in the principal amount of $_________________, payable to the order of the Assignee [, and a new Note dated ______________, 19__ in the principal amount of $___________, payable to the order of Assignor].

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.06 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Structuring Agent, the Administrative Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints and authorizes the Structuring Agent to take such action as structuring agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Structuring Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (vi) specifies as its Domestic Lending Office (and address for notices) and LIBOR Lending Office the offices set forth beneath its name on the signature pages hereof; (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and its Note or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty/2/, and (viii) represents that it is an Eligible Assignee.

     4. The effective date for this Assignment and Acceptance shall be ______________ (the "Effective Date")/3/ and following the execution of this Assignment and Acceptance, the Administrative Agent will record it.

     5. Upon such recording, and as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrower pursuant to Sections 2.09, 2.11(c) and 9.07 of the Credit Agreement, which shall survive this assignment) and be released from its obligations under the Credit Agreement.

     6. Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.





______________________

   /2/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

   /3/ See Section 9.06. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

     The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.


                                     [ASSIGNOR]

                                     By:________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                     Address:  _________________________________
                                               _________________________________
                                               _________________________________


                                     Attention:_________________________________
                                     Telecopy:__________________________________
                                     Telephone:_________________________________

                                     [ASSIGNEE]

                                     By:________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                     Domestic Lending Office:


                                     Address:  _________________________________
                                          ______________________________________


                                     Attention:_________________________________
                                     Telecopy:__________________________________
                                     Telephone:_________________________________


                                     LIBOR Lending Office:


                                     Address:  _________________________________
                                          ______________________________________


                                     Attention:_________________________________
                                     Telecopy:__________________________________
                                     Telephone:_________________________________


                                     Bank One, Texas, N.A.,
                                     as Administrative Agent


                                     By:________________________________________
                                       Name:______________________________
                                       Title:_____________________________


                                     Address:  1717 Main Street, 4th Floor
                                               P.O. Box 655415
                                               Commercial Real Estate Department
                                               Dallas, Texas 75201


                                     Attention:___________________________
                                     Telecopy:____________________________
                                     Telephone:___________________________

THIS INSTRUMENT PREPARED BY,
AND WHEN RECORDED, RETURN TO:

Bracewell & Patterson, L.L.P.
711 Louisiana, Suite 2900
Houston, Texas 77002
Attn: Mr. David W. Locascio


                             ASSIGNMENT OF LEASES,
                          RENTS AND SECURITY DEPOSITS
                          ---------------------------


     THIS ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS ("Assignment") dated ___________, 1996, is made by AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Assignor") in favor of BANK ONE, TEXAS, N.A., a national banking association, as administrative agent (such administrative agent and any successor administrative agent shall be referred to hereinafter as "Assignee"), and is executed concurrently with that certain Credit Agreement of even date herewith (the "Credit Agreement") by and among Assignor, Assignee, as the administrative agent, Societe Generale, Southwest Agency, as the structuring agent and those other banks and lenders a party thereto (collectively the "Banks") pursuant to which the Banks have agreed to make a loan (the "Loan") to Assignor in the amount of $100,000,000.00, subject to the terms and conditions set forth therein, and is one of the Assignments of Leases described therein. All words and phrases used in this Assignment with their initial letters capitalized shall have the meaning assigned to them in the Credit Agreement, unless such words and phrases are otherwise specifically defined herein.

     1.   ASSIGNMENT. For good and valuable consideration, the receipt and
          ----------
sufficiency of which is acknowledged, Assignor presently, absolutely, irrevocably and unconditionally grants, sells, conveys, transfers, assigns and delivers unto Assignee all the right, title and interest of Assignor in and to the rents, issues, profits, revenues, royalties, rights and benefits (hereinafter referred to as the "Rents") from all or any portion of the property more fully described on Exhibit "A" attached hereto and made a part hereof for all purposes and the improvements located or to be located thereon (hereinafter referred to as the "Property"); and to that end Assignor presently, absolutely, irrevocably and unconditionally assigns and sets over to Assignee all of Assignor's right, title and interest as "Landlord" or "Lessor" under all leases covering any portion of said Property or the improvements located or to be located thereon, whether now or hereafter made, executed or delivered, and whether written or verbal, including without limitation that certain Participating Lease by and between Assignor and AGH Leasing, L.P. dated as of __________, 1996 (which, together with any and all leases of the Property or the improvements located or to be located thereon which are entered into following the date hereof, shall be referred to herein as the "Leases"), including all guaranties thereof and all security deposits thereunder.

     2.   AUTHORIZATION TO COLLECT. Assignor authorizes and empowers Assignee to
          ------------------------
collect the Rents, including, without limitation, security deposits, as they shall become due, and by this Assignment authorizes and directs each and all of the tenants under any of the Leases to pay the Rents including, without limitation, security deposits, as may now be due and shall hereafter become due, to Assignee. It is understood and agreed, however, that except during the existence of an Event of Default, Assignor shall have the revocable license to collect the Rents and take all actions with respect to all Leases, present and future, and Assignee shall refrain from exercising its rights hereunder subject to the terms of this Assignment; but that such license to collect or continue collecting as aforesaid by Assignor shall not operate to permit a collection by Assignor of any installment of Rent more than one month in advance thereof without the written consent of Assignee. For so long as Assignor's license to collect such Rents remains in effect, Assignor shall apply all such Rents first to the Notes and other indebtedness secured by that certain [LEASEHOLD/SUBLEASEHOLD] Deed of Trust, Security Agreement, Assignment of Rents, Fixture Filing and Financing Statement dated as of even date herewith executed by Assignor (the "Deed of Trust") and Assignor's satisfaction and discharge of all of their respective obligations pertaining to the Property under the Leases and Loan Documents. Thereafter, Assignor may apply the balance of the Rents collected by Assignor in any manner not inconsistent with the Loan Documents. For purposes of this Assignment and the Deed of Trust, Rents shall be deemed earned over the entire period to which they relate, and if Assignor has received any Rents which are properly allocable to any period following a foreclosure of the Property under the Loan Documents or transfer in lieu thereof, Assignor shall pay the amount so allocable to the then owner of the Property immediately upon demand. Upon or at any time after an Event of Default, the license granted herein may be revoked by Assignee, and Assignee or a receiver may enter upon the Property, and collect, retain and apply the Rents toward payment of the Notes and other indebtedness secured by the Deed of Trust in such priority and proportions as Assignee in its discretion shall elect. Assignor hereby consents to the appointment of a receiver after the occurrence of an Event of Default if Assignee believes it is necessary or desirable to enforce Assignee's rights under this Assignment, the Credit Agreement or any other Loan Document and Assignor waives notice of any application therefor.

     3.   NOTES: DEED OF TRUST. The term of this Assignment shall be until the
          --------------------
Notes, together with all interest thereon, and all other indebtedness secured by the Deed of Trust, shall have been fully paid and satisfied. At the end of such term this Assignment is to be canceled, released and reassigned to Assignor and any release of the Deed of Trust in full shall automatically cancel, release, and reassign to Assignor all interests conveyed herein.

     4.   NO PAYMENT OF RENT.  Assignor covenants that at the time of the
          ------------------
execution and delivery of this Assignment there has been no prepayment of any Rents by any tenant under any Lease for more than one month in advance.

     5.   LEASES.  Assignor hereby represents and warrants that all of the
          ------
Leases existing as of the date hereof (the "Existing Leases") are in full force and effect and that there are no defaults by any tenant under any of the Existing Leases nor, to the knowledge of Assignor, by Assignor. Except as otherwise expressly permitted in the Credit Agreement, Assignor hereby covenants and agrees that Assignor will comply with all of the obligations of the "Landlord" or "Lessor" under all of the Leases without relying on any grace period provided therein; that Assignor will immediately furnish to Assignee copies of all notices of default received from any tenant under any Lease; that Assignee shall have the right, at Assignor's expense (but shall not be obligated) to cure any default by Assignor under any Lease; that Assignor will not, except as a result of a default thereunder, terminate any Lease; and that Assignor will not decrease the rental rate, shorten the lease term or make any material modification to any Lease.

     6.   MORTGAGEE IN POSSESSION.  Nothing herein contained shall be construed
          -----------------------
as making Assignee a mortgagee in possession or shall Assignee be liable for laches, or failure to collect any Rents and it is understood that Assignee is obligated to account to Assignor only for such sums as are actually collected by Assignee.

     7.   NO WAIVER.  It is understood and agreed that neither the existence of
          ---------
this Assignment nor the exercise of the privilege to collect Rents hereunder including, without limitation, security deposits, shall be construed as a waiver by the Assignee of the right to enforce payment of the Loan in strict accordance with the terms and provisions of the Credit Agreement and by any means provided in the Credit Agreement, and the rights hereby given are in addition to and cumulative of all rights given by the Credit Agreement or any other Loan Document.

     8.   SUCCESSORS AND ASSIGNS.  The covenants and obligations herein
          ----------------------
undertaken by Assignor shall be binding upon the successors and assigns of Assignor and the rights and benefits herein conferred upon Assignee shall inure to the benefit of its successors and assigns.

     9.   NOTICES.  Unless expressly provided otherwise in this Assignment, all
          -------
notices, demands, approvals and other communications provided for in this Assignment shall be in writing and shall be delivered to the addresses set forth in, and in accordance with, the Deed of Trust.

     10.  FURTHER ASSURANCES.  Until the indebtedness evidenced by the Notes and
          ------------------
secured by the Deed of Trust is paid in full, Assignor covenants and agrees upon demand to confirm to Assignee the assignment contained herein of any and all Leases entered into following the date hereof and the Rents relating thereto, and to make, execute and deliver to Assignee upon demand any and all instruments that may be necessary or desirable therefor, but the terms and provisions of this Assignment shall apply to any such subsequent Lease, whether or not such assignment is so confirmed.

     11.  CHOICE OF LAW.  To the extent, and only to the extent, that an
          -------------
election of the laws of a forum other than California would be ineffective under California law, the validity, construction, and enforcement of this instrument shall be governed by the laws of the State of California applicable to contracts executed and performed entirely within that state with respect to real estate remedies, perfection and other matters so inherently local that an election of the laws of a forum other than California would be ineffective under California law. In all other respects, including, but not limited to, matters of usury law and general contract law applicable to agreements between lenders and borrowers, the validity, construction and enforcement hereof shall be determined according to the substantive laws (but not the conflicts laws) of the State of Texas, in which state the Assignee and the Banks originated the Said Indebtedness and in which state the Notes are payable.

     IN WITNESS WHEREOF, Assignor has executed this assignment as of the date first set forth above.

                                   ASSIGNOR:

                                   AMERICAN GENERAL
                                   HOSPITALITY OPERATING
                                   PARTNERSHIP, L.P., a
                                   Delaware limited partnership

                                   By:    AGH GP, Inc., a Nevada corporation

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

================================================================================

STATE OF _______________

COUNTY OF ______________

On ____________________ before me, ____________________________________________,
         Date                        NAME, TITLE OF OFFICER-E.G. "JANE DOE,
                                        NOTARY PUBLIC"

personally appeared ____________________________________________________________

_______ personally known to me - OR -  _______ proved to me on the basis of satisfactory evidence to be person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she /they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                  WITNESS my hand and official seal.

                                        ________________________________________
                                           SIGNATURE OF NOTARY

                                   OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER                      DESCRIPTION OF ATTACHED DOCUMENT

____ INDIVIDUAL
____ CORPORATE OFFICER

___________________________________          ___________________________________
     TITLE(S)                                TITLE OR TYPE OF DOCUMENT

____ PARTNER(S)     ____ LIMITED
                    ____ GENERAL

                                             ___________________________________
____ ATTORNEY-IN-FACT                        NUMBER OF PAGES
____ TRUSTEE(S)
____ GUARDIAN/CONSERVATOR
____ OTHER:________________________          ___________________________________
      _____________________________          DATE OF DOCUMENT
      _____________________________

SIGNER IS REPRESENTING:

================================================================================

                                  EXHIBIT "A"

                             PROPERTY DESCRIPTION

                                                                (DUPLICATE ONLY)

                         FORM OF ASSIGNMENT OF LEASES,

                          RENTS AND SECURITY DEPOSITS
                          ---------------------------

THE STATE OF _______ (S)
                     (S)
COUNTY OF  _________ (S)


     THIS ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS ("Assignment") dated ______________, 1996 is made by AGH LEASING, L.P., a Delaware limited partnership (the "Assignor") in favor of [________________________, a _____________________] [AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP] (the "Assignee"), its landlord pursuant to that certain Lease Agreement dated as of even date herewith (the "Lease Agreement"). Assignor is making this Assignment as a condition precedent to and security for its obligations under the Lease Agreement.

     1.   ASSIGNMENT. For good and valuable consideration, the receipt and
          ----------
sufficiency of which is acknowledged, Assignor presently, absolutely, irrevocably and unconditionally conveys, transfers, assigns and delivers unto Assignee all the right, title and interest of Assignor in and to the rents, issues, profits, revenues, royalties, rights and benefits (hereinafter referred to as the "Rents") from all or any portion of the property more fully described on Exhibit "A" attached hereto and made a part hereof for all purposes and the improvements located or to be located thereon (hereinafter referred to as the "Property"); and to that end Assignor presently, absolutely, irrevocably and unconditionally assigns and sets over to Assignee all of Assignor's right, title and interest as "Landlord", "Lessor" or "Sublessor" under all leases covering any portion of said Property or the improvements located or to be located thereon, whether now or hereafter made, executed or delivered, and whether written or verbal (which, together with any and all leases of the Property or the improvements located or to be located thereon which are entered into following the date hereof, shall be referred to herein as the "Leases"), including all guaranties thereof and all security deposits thereunder.

     2.   AUTHORIZATION TO COLLECT. Assignor authorizes and empowers Assignee to
          ------------------------
collect the Rents, including, without limitation, security deposits, as they shall become due, and by this Assignment authorizes and directs each and all of the tenants under any of the Leases to pay the Rents including, without limitation, security deposits, as may now be due and shall hereafter become due, to Assignee. It is understood and agreed, however, that except during the existence of a default beyond applicable notice and cure period by Assignor under the Lease Agreement (an "Event of Default"), Assignor shall have the revocable license to collect the Rents and take all actions with respect to all Leases, present and future, and Assignee shall refrain from exercising its rights hereunder subject to the terms of this Assignment; but that such license to collect or continue collecting as aforesaid by Assignor shall not operate to permit a collection by Assignor of any installment of Rent more than one month in advance thereof without the written consent of Assignee. For so long as Assignor's license to collect such Rents remains in effect, Assignor shall apply all such Rents first to its obligations under the Lease Agreement. Thereafter, Assignor may apply the balance of the Rents collected by Assignor in any manner not inconsistent with the Lease Agreement. For purposes of this Assignment and the Lease Agreement, Rents shall be deemed carried over the entire period to which they relate, and if Assignor has received any Rents which are properly allocable to any period following termination of the Lease Agreement, Assignor shall pay the amount so allocable to the Assignee immediately upon demand. Upon or at any time after an Event of Default, the license granted herein may be revoked by Assignee, and Assignee may enter upon the Property, and collect, retain and apply the Rents toward payment of the Assignor's obligations under the Lease Agreement.

     3.   SURVIVAL. The provisions of this Assignment shall survive any
          --------
termination of the Lease Agreement.

     4.   NO PAYMENT OF RENT. Assignor covenants that at the time of the
          ------------------
execution and delivery of this Assignment there has been no prepayment of any Rents by any tenant under any Lease for more than one month in advance.

     5.   LEASES. Assignor hereby represents and warrants that all of the Leases
          ------
existing as of the date hereof (the "Existing Leases") are in full force and effect and that to the best of its knowledge there are no defaults by any tenant under any of the Existing Leases nor, to the knowledge of Assignor, by Assignor. Assignor hereby represents, warrants and covenants that no prior assignment of the property assigned by Assignor under this Assignment has occurred and that except for this Assignment no such assignment will occur prior to the expiration of the Lease Agreement. Assignor hereby covenants and agrees that Assignor will comply with all of the obligations of the "Landlord", "Lessor" or "Sublessor" under all of the Leases without relying on any grace period provided therein; that Assignor will immediately furnish to Assignee copies of all notices of default received from any tenant under any Lease; that Assignee shall have the right, at Assignor's expense (but shall not be obligated) after sending Assignor notice thereof and ten days to perform same to cure any default by Assignor under any Lease; that Assignor will not, except as a result of a default thereunder, terminate any Lease; and that Assignor will not decrease the rental rate, shorten the lease term or make any material modification to any Lease.

     6.   MORTGAGEE IN POSSESSION. Nothing herein contained shall be construed
          -----------------------
as making Assignee a mortgagee in possession nor shall Assignee be liable for laches, or failure to collect any Rents and it is understood that Assignee is obligated to account to Assignor only for such sums as are actually collected by Assignee.

     7.   NO WAIVER. It is understood and agreed that neither the existence of
          ---------
this Assignment nor the exercise of the privilege to collect Rents hereunder including, without limitation, security deposits, shall be construed as a waiver by the Assignee of the right to enforce payments of the sums due any payable pursuant to the Lease Agreement in strict accordance with the terms and provisions thereof and by any means provided therein.

     8.   SUCCESSORS AND ASSIGNS. The covenants and obligations herein
          ----------------------
undertaken by Assignor shall be binding upon the successors and assigns of Assignor and the rights and benefits herein conferred upon Assignee shall inure to the benefit of its successors and assigns. Assignee may collaterally assign this Assignment and its rights, in whole or in part, under this Assignment as collateral for any credit facility secured in whole or in part, under this Assignment as collateral for any credit facility secured in whole or in part by the Property, and Assignor hereby irrevocably consents and agrees to the same. Upon such collateral assignment: (i) this Assignment shall inure to the benefit of the lender or lenders providing such credit facility, and upon Assignor's receipt of the address(es) of such lender or lenders, Assignor shall send lender or lenders a copy of any notices sent by Assignor to Assignee under this Assignment, and such lender or lenders shall have the right, but not the obligation, to take any action of Assignee under this Assignment, and (ii) no consent on behalf of Assignee or amendment, modification or termination of this Assignment shall be effective or binding without the written consent of such lender or lenders and all such actions taken without such lender or lenders consent shall be void.

     9.   NOTICES. Unless expressly provided otherwise in this Assignment, all
          -------
notices, demands, approvals and other communications provided for in this Assignment shall be in writing and shall be delivered to the addresses set forth in, and in accordance with, the Lease Agreement.

     10.  FURTHER ASSURANCES. Assignor covenants and agrees upon demand to
          ------------------
confirm to Assignee the assignment contained herein of any and all Leases entered into following the date hereof and the Rents relating thereto, and to make, execute and deliver to Assignee upon demand any and all instruments that may be necessary or desirable therefor, but the terms and provisions of this Assignment shall apply to any such subsequent Lease, whether or not such assignment is so confirmed.

     IN WITNESS WHEREOF, Assignor has executed this assignment as of the date first set forth above.

                              ASSIGNOR:

                              AGH LEASING, L.P., a Delaware limited partnership

                              By: AGHL GP, INC., a Delaware corporation.
                                  its sole general partner

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                   [ADD APPROPRIATE FORM OF ACKNOWLEDGMENT]

                                  EXHIBIT "A"

                             PROPERTY DESCRIPTION

                             BANK ONE, TEXAS, N.A.
                               1717 Main Street
                              Dallas, Texas 75201


                                                                   July 31, 1996

Bank One, Texas, N.A.
1717 Main Street
Dallas, Texas 75201
Attention:     Mr. Jeff S. Lindsey
               Commercial Real Estate Lending

Re:  Concentration Bank Account No. 1892347897
     Operating Account (Borrower) No. 1822924542
     CapEx Reserve Account No. 1892347905
     Certain accounts described on Schedule A (Other Accounts)
     ---------------------------------------------------------

Ladies and Gentlemen:

     This letter agreement (this "Agreement") will confirm our arrangements
                                  ---------
regarding (i) Account No. 1892347897 (the "Concentration Bank Account"), which
                                           --------------------------
Bank One, Texas N.A. (the "Bank") maintains in the name of Bank One, Texas,
                           ----
N.A., as Administrative Agent for the Banks (in such capacity, the "Secured
                                                                    -------
Party") under that certain Credit Agreement dated July 30, 1996, as amended from
-----
time to time, by and among American General Hospitality Operating Partnership, L.P. ("Borrower"), Societe Generale, as structuring agent, the lenders named
       --------
therein and the Secured Party (the "Credit Agreement") for the account of and at
                                    ----------------
the request of Borrower, (ii) Account No. 1892347905 (the "CapEx Reserve
                                                           -------------
Account"), an interest bearing account which the Bank maintains in the name of
-------
the Secured Party for the account of and at the request of the Borrower, (iii) Account No. 1822924542 (the "Operating Account") which the Bank maintains in the
                             -----------------
name "American General Hospitality Operating Partnership, L.P. - Operating Account", and (iv) the accounts set forth on Schedule A attached hereto (the
                                             ----------
"Other Accounts") which the Bank maintains for the account of and at the request
 --------------
of the Borrower and/or the Guarantors (except for the Parent) (herein, the "Subsidiary Guarantors"). All interest accruing in respect of funds on deposit
 ---------------------
in the CapEx Reserve Account shall be applied to the balance on deposit in said account. The Concentration Bank Account, the CapEx Reserve Account, the Operating Account and the Other Accounts are referred to herein, collectively, as the "Accounts"). Capitalized terms
        --------

CASH MANAGEMENT AGREEMENT - Page 1 of 14
-------------------------
used herein without definition shall have the meaning ascribed to such terms in the Credit Agreement.

     Pursuant to that certain Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"),
                                                           ------------------
dated as of July 31, 1996, by and among the Borrower, the Subsidiary Guarantors, and the Secured Party, the Secured Party has been assigned and granted a security interest in all of Borrower's and Subsidiary Guarantor's right, title and interest in and to all funds, and any investments of and earnings of said funds, now or hereafter held by the Bank in the Accounts.

     The Secured Party, the Borrower and the Subsidiary Guarantors hereby direct the Bank as follows:

     (i) the Bank will not permit the withdrawal of any funds from the Concentration Bank Account and the CapEx Reserve Account by the Borrower; and

     (ii) upon the written request of the Secured Party following the occurrence of an Event of Default under the Credit Agreement, the Bank will transfer funds on deposit in the Concentration Bank Account (subject to the availability of funds then on deposit in the Concentration Bank Account) to the Secured Party for application to any amounts then outstanding under the Credit Agreement; or

     (iii) so long as the Bank has not received prior written notice from the Secured Party of the occurrence of either an Event of Default or a Bankruptcy Event (as hereinafter defined), upon receipt by the Bank of a request from the Secured Party (which shall specify the Accounts to which funds shall be transferred), the Bank will transfer funds on deposit in the Concentration Bank Account (in the amount specified in such request, subject to the availability of funds then on deposit in the Concentration Bank Account) to the Operating Account or to any of the Other Accounts;

     (iv) upon receipt by the Bank of written or tested telex request from the Borrower (1) the Bank will invest in the Secured Party's name funds held in the Concentration Bank Account as Liquid Investments (as defined in the Credit Agreement) as may be specified in said instructions, and/or (2) the Bank will sell any such Liquid Investments whether at maturity or prior thereto as may be specified in the Borrower's request;


CASH MANAGEMENT AGREEMENT - Page 2 of 14
-------------------------

     (v) upon receipt by the Bank of a written request from the Secured Party to transfer funds on deposit in the CapEx Reserve Account to the Operating Account, the Bank will transfer funds (in the amount specified in such request, subject to the availability of funds then on deposit in the CapEx Reserve Account) to the Operating Account or such other Account, subject to the terms of the Credit Agreement; and

     (vi) so long as the Bank has not received prior written notice from the Secured Party of the occurrence of an Event of Default or a Bankruptcy Event, the Borrower and the Subsidiary Guarantors shall have the right, subject to their respective interests in such Accounts, to withdraw funds from the Operating Account and the Other Accounts, provided, however, that after receipt of such notice by
                      --------  -------
            the Bank, the Bank will not permit the Borrower or the Subsidiary Guarantors to withdraw funds from the Operating Account or the Other Accounts and any funds on deposit in, or payable with respect to, the Operating Account or the Other Accounts shall thereafter be due and payable to the Secured Party.

     As used herein, the term "Bankruptcy Event" shall mean and refer to the
                               ----------------
occurrence of one or more of the following events: any one of the Borrower or the Subsidiary Guarantors (A) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit of any applicable laws pertaining to liquidation, bankruptcy, insolvency, reorganization, receivership, or similar laws, domestic or foreign, affecting the rights or remedies of creditors generally, in effect from time to time (collectively, "Debtor Relief Law"), or takes any action in
                                  -----------------
furtherance thereof; (D) seeks the appointment of a receiver, trustee, custodian or liquidator of any part of the Eligible Property or of any significant portion of its other property; or (E) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of any part of the Eligible Property or of any significant portion of its other property.

     The directions set forth above may not be rescinded, amended or modified without the written consent of the Secured Party.

     By its execution below, the Borrower and the Subsidiary Guarantors hereby
(i) irrevocably direct the Bank to follow any instructions (including, without limitation, any requests for withdrawals, transfers, investments, sale of investments or requests for information) with respect to the Accounts and any funds from time to time held therein, that the Bank may receive from the


CASH MANAGEMENT AGREEMENT _ Page 3 of 14
-------------------------

Secured Party in accordance with this Agreement, (ii) agree that any funds that are received by the Borrower or the Subsidiary Guarantors from the Operating Account and the Other Accounts on or after the occurrence of an Event of Default or a Bankruptcy Event shall be held IN TRUST for the benefit of the Secured Party and immediately delivered to the Secured Party or immediately paid into the Operating Account, and (iii) acknowledge and agree that neither the Borrower nor any of the Subsidiary Guarantors shall have the right to withdraw funds from or close the CapEx Reserve Account or the Concentration Bank Account or give any instructions with respect thereto (other than the rights of Borrower in respect of investment instructions and directions to the Secured Party) and, following the occurrence of an Event of Default or a Bankruptcy Event, neither Borrower nor any of the Subsidiary Guarantors shall have the right to withdraw funds from the Operating Account or the Other Accounts, all such rights being expressly reserved for the Secured Party, and for purposes of following any instructions of the Secured Party, the Bank shall treat the Secured Party as if it were sole owner of such Accounts and the funds from time to time held therein, without regard to any interests the Borrower or the Subsidiary Guarantors may have therein. Without limiting any of the foregoing, the Borrower and the Subsidiary Guarantors hereby acknowledge and agree that all fees, expenses and other costs in connection with the Accounts shall be for the sole account of the Borrower and/or the Subsidiary Guarantors or as may otherwise be agreed to by the Bank, the Borrower and the Subsidiary Guarantors.

     Notwithstanding any instructions to the contrary from the Secured Party to the Bank, the Bank may charge back the Accounts for any customary and usual service charges and any credit given for any items which are returned unpaid for any reason and for related account adjustments, and if the funds in the Accounts have been charged and are insufficient to compensate the Bank, then the Bank shall be entitled to offset the aggregate amounts owed to the Bank against any funds subsequently deposited in the Accounts.

     The Bank may rely upon any instructions given to it in writing by any person purporting to be a vice president of the Secured Party or by any other officer of the Secured Party designated by a person purporting to be a vice president of the Secured Party in a writing delivered to the Bank.

     At the end of each month the Bank shall furnish its regular statements covering the deposits to and withdrawals from the Concentration Bank Account and the CapEx Reserve Account to the Secured Party, 1717 Main Street, 4th Floor, Dallas, Texas 75201, Attention: Jeff Lindsey, Commercial Real Estate Lending.

     The Borrower and the Subsidiary Guarantors hereby agree that they will, jointly and severally, indemnify and hold harmless the Bank from and against any and all liabilities,


CASH MANAGEMENT AGREEMENT - Page 4 of 14
-------------------------
obligations, claims, suits, judgments, actions, losses, costs and expenses (including reasonable attorneys' fees) arising out of or relating to this Agreement or the Accounts (except those arising from the gross negligence or willful misconduct of the Bank).

     The Bank may terminate this letter only upon 30 days' prior written notice to that effect to the Borrower, the Subsidiary Guarantors and the Secured Party:

     To Borrower and the Subsidiary Guarantors at:

          American General Hospitality
           Operating Partnership, L.P.
          3860 West Northwest Highway
          Dallas, Texas 75220
          Attention:   Mr. Ken Barr
          Telecopier:  (214) 351-0568

     To the Secured Party at:

          Bank One, Texas, N.A.
          1717 Main Street, 4th Floor
          Dallas, Texas 75201
          Attention:   Jeff S. Lindsey
                       Commercial Real Estate Lending
          Telecopier:  (214) 290-2275

This Agreement may be terminated upon 30 days' prior written notice to the Bank by the Secured Party stating that the security interest of the Secured Party in the Accounts has been released.

     This Agreement shall become effective upon its execution by all parties hereto and shall then be binding upon the parties hereto and their respective successors and assigns. This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which when so executed shall be an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement may not be amended except in writing and signed by each of the Secured Party, the Borrower, the Subsidiary
Guarantors and the Bank. To the extent that any other agreement between the Bank, the Borrower and the Subsidiary Guarantors contradicts the terms of this Agreement, the terms of this Agreement shall govern. This Agreement supersedes all previous agreements between the Borrower, the Subsidiary


CASH MANAGEMENT AGREEMENT - Page 5 of 14
-------------------------

Guarantors and the Bank, whether written or oral, and contains the entire understanding between the Borrower, the Subsidiary Guarantors and the Bank with respect to the subject matter hereof.

     Notwithstanding that the Bank may have knowledge of, or be a party to, any other agreement between the Secured Party and the Borrower and the Subsidiary Guarantors, including the Credit Agreement, the Secured Party hereby agrees that the Bank shall have no duty independently to determine whether or not any request or instruction made hereunder by the Borrower or the Subsidiary Guarantors is valid or permissible under the Credit Documents, or otherwise.
The Secured Party further acknowledges and agrees that the Bank, in the performance of its obligations hereunder, shall only be obligated to exercise reasonable diligence, and shall be liable only for losses, or other costs or expenses to the Secured Party or others (including attorneys' fees), if (i) such losses, cost or expenses arise out of or relate to the requests and instructions of the Secured Party hereunder and (ii) are caused by the willful misconduct or gross negligence of the Bank.

     This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas.

                                             BANK ONE, TEXAS, N.A.
                                             as the Secured Party



                                             By:  ______________________________
                                                  Jeff S. Lindsey
                                                  Vice President


                                             ACKNOWLEDGED AND AGREED
                                             this 31st day of July, 1996

                                             BANK ONE, TEXAS, N.A.
                                             as Cash Manager


                                             By:  ______________________________
                                                  Jeff S. Lindsey
                                                  Vice President


CASH MANAGEMENT AGREEMENT - Page 6 of 14
-------------------------

                                   AMERICAN GENERAL HOSPITALITY
                                   OPERATING PARTNERSHIP, L.P., a
                                   Delaware limited partnership


                                   By:  AGH GP, Inc., a Nevada corporation,
                                        its general partner


                                        By:____________________
                                        Name:__________________
                                        Title:_________________

CASH MANAGEMENT AGREEMENT - Page 7 of 14
-------------------------

                                   3100 GLENDALE JOINT VENTURE,
                                   an Ohio general partnership

                                   By:  AGH UPREIT, LLC, its partner

                                        By:  American General Hospitality
                                             Corporation, member

                                             By:_______________________
                                             Name:_____________________
                                             Title:____________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc., its general
                                                  partner

                                             By:_______________________
                                             Name:_____________________
                                             Title:____________________

                                   By:  American General Hospitality Operating
                                        Partnership, L.P., its partner

                                        By:  AGH GP, Inc., general partner

                                             By:_______________________
                                             Name:_____________________
                                             Title:____________________

CASH MANAGEMENT AGREEMENT - Page 8 of 14
-------------------------

                                   MDV LIMITED PARTNERSHIP,
                                   a Texas limited partnership

                                   By:  AGH UPREIT LLC, its general
                                        partner

                                        By:  American General Hospitality
                                             Corporation, member

                                             By:_________________________
                                             Name:_______________________
                                             Title:______________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc.,
                                                  general partner

                                             By:_________________________
                                             Name:_______________________
                                             Title:______________________

CASH MANAGEMENT AGREEMENT - Page 9 of 14
-------------------------

                              MADISON MOTEL ASSOCIATES,
                              a Wisconsin general partnership

                              By:  AGH UPREIT, LLC, its partner

                                   By:  American General Hospitality
                                        Corporation, member

                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                   By:  American General Hospitality
                                        Operating Partnership, L.P., member

                                        By:  AGH GP, Inc., its
                                             general partner

                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                              By:  American General Hospitality Operating
                                   Partnership, L.P., its partner

                                   By:  AGH GP, Inc., general partner

                                        By:____________________
                                        Name:__________________
                                        Title:_________________

CASH MANAGEMENT AGREEMENT - Page 10 of 14
-------------------------

                                   183 HOTEL ASSOCIATES, LTD.,
                                   a Texas limited partnership

                                   By:  AGH UPREIT LLC, its general
                                        partner

                                        By:  American General Hospitality
                                             Corporation, member

                                             By:_________________________
                                             Name:_______________________
                                             Title:______________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc.,
                                                  general partner

                                             By:_________________________
                                             Name:_______________________
                                             Title:______________________

CASH MANAGEMENT AGREEMENT - Page 11 of 14
-------------------------

                                        RICHMOND WILLIAMSBURG
                                        ASSOCIATES, LTD., a Texas limited
                                        partnership

                                        By:  AGH UPREIT LLC, its general partner

                                             By:  American General Hospitality
                                                  Corporation, member

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                             By:  American General Hospitality
                                                  Operating Partnership, L.P.,
                                                  member

                                                  By:  AGH GP, Inc.,
                                                       general partner

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

CASH MANAGEMENT AGREEMENT - Page 12 of 14
-------------------------

                                   2929 WILLIAMS LIMITED LIABILITY
                                   COMPANY, a Delaware limited liability
                                   company

                                   By:  AGH UPREIT, LLC, its member

                                        By:  American General Hospitality
                                             Corporation, member

                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        By:  American General Hospitality
                                             Operating Partnership, L.P.,
                                             member

                                             By:  AGH GP, Inc., general
                                                  partner

                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________

                                   By:  American General Hospitality Operating
                                        Partnership, L.P., its member

                                        By:  AGH GP, Inc., general partner

                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________

CASH MANAGEMENT AGREEMENT - Page 13 of 14
-------------------------

                                 AGH UPREIT, LLC, a Delaware limited liability company

                                 By: American General Hospitality Corporation, member

                                      By:_________________________
                                      Name:_______________________
                                      Title:______________________

CASH MANAGEMENT AGREEMENT - Page 14 of 14
-------------------------

                                  Schedule A
                                  ----------

                            LIST OF OTHER ACCOUNTS
                            ----------------------

================================================================================
     ACCOUNT NAME                                                ACCOUNT NO.
================================================================================
     AGH UPREIT LLC                                              1822924625
--------------------------------------------------------------------------------
     3100 Glendale Joint Venture                                 1822924641

     Hilton Hotel and Conference Center, Toledo, OH
--------------------------------------------------------------------------------
     MDV Limited Partnership                                     1822924658

     Hotel Maison de Ville, New Orleans, LA
--------------------------------------------------------------------------------
     Madison Motel Associates                                    1822924666

     Holiday Inn Select, Madison, WI
--------------------------------------------------------------------------------
     183 Hotel Associates, Ltd.                                  1822924674

     Holiday Inn DFW Airport West
--------------------------------------------------------------------------------
     Richmond Williamsburg Associates, Ltd.                      1822924682

     Hampton Inn Richmond Airport, Richmond VA
--------------------------------------------------------------------------------
     2929 Williams Limited Liability Company                     1822924732

     Holiday Inn New Orleans Airport, LA
================================================================================

CASH MANAGEMENT AGREEMENT -- Schedule A
-------------------------

                                  EXHIBIT __

                         BORROWER FUNDING CERTIFICATE

                                 JULY 31, 1996

Bank One, Texas, N.A.,
as Administrative Agent under the Credit Agreement herein described 1717 Main Street, 4th Floor
Commercial Real Estate Lending
Dallas, Texas 75201

Attention:     Mr. Jeff S. Lindsey, Vice President

Ladies and Gentlemen:

The undersigned, American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), refers to the Credit Agreement dated as of July 13, 1996 (as the same may be amended or modified from time to time, the "Credit Agreement," the defined terms of which are used in this Borrower Funding Certificate unless otherwise defined in this Borrower Funding Certificate) among the Borrower, the Banks, the Agent, the Structuring Agent and the Administrative Agent, and hereby gives you irrevocable notice pursuant to
Section 3.03(a) of the Credit Agreement that the undersigned hereby requests the initial Borrowing, and in connection with that request acknowledges and agrees that all Credit Documents, if any, held in escrow are hereby released from such escrow.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the initial Borrowing;

     (a) the representations and warranties contained in the Credit Agreement and the other Security Documents are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and

Bank One, Texas, N.A.
[Date]
Page 2

     (b) no Default has occurred and remains uncured, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                    Very truly yours,


                    AMERICAN GENERAL HOSPITALITY OPERATING
                    PARTNERSHIP, L.P.

                    By:  AGH GP, Inc., its general partner

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                                  EXHIBIT ___

                          BORROWING BASE CERTIFICATE

     This Borrowing Base Certificate is executed this ___ day of _____________, 1996 and is prepared pursuant to Section 2.14 of that certain Credit Agreement (the "Agreement") between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks parties to the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified by the
Agreement:

1.   Aggregate Real Estate Value of all Eligible Properties           $________

2.   Line 1 above multiplied by 40%                                   $________

3.   The combined trailing twelve months Borrowing Base EBITDA
     generated by the Eligible Properties                             $________

4.   Line 3 above multiplied by five (5)                              $________

5.   BORROWING BASE
     (Lesser of Lines 2 and 4)                                        $________

     The Borrower has caused this Borrowing Base Certificate to be executed this ____ day of ______________, 199_.

                                             AMERICAN GENERAL HOSPITALITY
                                                 OPERATING PARTNERSHIP, L.P.

                                             By:  AGH GP, Inc., its general
                                                  partner

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                          BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------------------------------------------
                                                                       Real Estate Value
Hotel Propertis Owned by the Parent                    Appraised     (Lesser of Cost Basis     Trailing 12-Month
or Parent's Subsidiaries                Cost Basis       Value        or Appraised Value)       Property EBITDA
--------------------------------------------------------------------------------------------------------------------
ELIGIBLE PROPERTIES
--------------------------------------------------------------------------------------------------------------------
     1.   Holiday Inn, DFW West,
          Bedford, TX
--------------------------------------------------------------------------------------------------------------------
     2.   Hampton Inn, Richmond
          Airport, Sandston, VA
--------------------------------------------------------------------------------------------------------------------
     3.   Hilton Hotel, Toledo, OH
--------------------------------------------------------------------------------------------------------------------
     4.   Holiday Inn-N.O. Airport,
          (Holiday Inn Select
          Conversion), Kenner, LA
--------------------------------------------------------------------------------------------------------------------
     5.   Holiday Inn Select,
          (Crowne Plaza Conversion),
          Madison, WI
--------------------------------------------------------------------------------------------------------------------
     6.   Holiday Inn (Crowne Plaza
          Conversion), San Jose, CA
--------------------------------------------------------------------------------------------------------------------
     7.   Best Western,
          Albuquerque, NM
--------------------------------------------------------------------------------------------------------------------
     8.   Hotel Maison de Ville,
          New Orleans, LA
--------------------------------------------------------------------------------------------------------------------
     9.   Days Inn, Ocean City, MD
--------------------------------------------------------------------------------------------------------------------
     10.  Holiday Inn, Mission
          Valley, San Diego, CA
--------------------------------------------------------------------------------------------------------------------
     11.  Le Baron Airport Hotel,
          San Jose, CA
--------------------------------------------------------------------------------------------------------------------
                                                                                               (Combined 12-Month
                                                                     (Eligible Properties      Borrowing Base
                                                                     Aggregate Real Estate     EBITDA for Eligible
                                                                     Value)                    Properties)
                                                                     $________(1) X 40%=(2)    $________(3) X 5=(4)
--------------------------------------------------------------------------------------------------------------------

                                    FORM OF

Recording Requested By And
When Recorded Mail to:


Bracewell & Patterson, L.L.P.
711 Louisiana, Suite 2900
Houston, Texas 77002
Attention: David W. Locascio

THE STATE OF __________  (S)
                         (S)
COUNTY OF _____________  (S)

          COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

     This Collateral Assignment and Security Agreement dated as of July _____, 1996 (as may be hereafter amended or otherwise modified from time to time, this "Assignment") is between ______________________, a [Delaware] limited partnership ("Debtor") having an office and mailing address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Ken Barr in favor of BANK ONE, TEXAS, N.A., a national banking association, as administrative agent ("Secured Party") for the Banks (as hereinafter defined), having an office and mailing address at 1717 Main Street, 4th Floor, Commercial Real Estate Department, Dallas, Texas 75201, Attention: Mr. Jeff S. Lindsey, Vice
President.


                                  WITNESSETH:

     WHEREAS, [AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP ("BORROWER"), WHICH IS THE DIRECT OR INDIRECT OWNER OF DEBTOR] [DEBTOR], Secured Party, as Administrative Agent, Societe Generale, Southwest Agency, as Structuring Agent, and the banks and other lenders party thereto (collectively the "Banks") have entered into a Credit Agreement dated as of _________, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, the [BORROWER/DEBTOR] has executed promissory notes of even date with the Credit Agreement in favor of the Banks in the original aggregate principal amount of $100,000,000.00 (the "Notes", which term includes any modification, renewal, extension or alteration thereof); and

     WHEREAS, the Notes were executed and delivered to Secured Party and the Banks, and shall be due and payable in accordance with the Credit Agreement; and

     WHEREAS, Debtor is leasing or subleasing the land described on Exhibit "A" attached hereto and the improvements, equipment, fixtures, furniture and other personal property located on such land (collectively, the "Hotel Property") to AGH Leasing, L.P. (the "Lessee") under that certain lease executed between Debtor and Lessee (the "Hotel Lease"); and

     WHEREAS, the terms and provisions of the Notes and Credit Agreement are incorporated herein by reference and made a part of this Assignment to the same extent as though set forth in full herein; and

     WHEREAS, as a condition to the acceptance of the Notes and the making of the credit facility evidenced by the Credit Agreement (the "Credit Facility"), Debtor agreed to execute and deliver this Assignment to secure the payment of the indebtedness from time to time evidenced by the Notes, the payment of all other sums now or hereafter owing by [BORROWER AND] Debtor and the other Guarantors (all such Persons being collectively referred to herein as the "Obligors") hereunder, under the Credit Agreement or under any other document or instrument now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith (this Assignment, the Notes, the Credit Agreement and all other documents and instruments now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith, being hereinafter referred to collectively as the "Credit Documents"), and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes and in the Other Credit Documents;

     NOW THEREFORE, and for in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Secured Party to Debtor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

     1.   Definitions. Unless otherwise defined in this Assignment, each
          -----------
capitalized term shall have the meaning given to such term in the Note.

     2.   Assignment. To secure the payment of the indebtedness from time to
          ----------
time evidenced by the Notes, the payment of all other sums now or hereafter owing by the Obligors hereunder, under the Credit Agreement or any other Credit Document and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes, the Credit Agreement or any other Credit Document (collectively the "Obligations"), and to charge the properties, interests and rights hereinafter described with such payment, performance and observance, Debtor hereby assigns as security to Secured Party, and hereby grants to Secured Party, a continuing security interest in the following and Debtor's right, title and interest in, to and under the following, including without limitation all of Debtor's right, title and interest, if any, in and to the real and personal property serving as collateral under any of the following (collectively, the "Collateral"):

               a. the Assignment of Management Agreements executed by Lessee to Lessor in connection with the Hotel Property;

               b. the Assignment of Leases, Rents and Security Deposits executed by Lessee to Lessor in connection with the Hotel Property;

               c. the General Assignment and Agreement executed by Lessee to Lessor in connection with the Hotel Property;

               d. those instruction letters or agreements executed in connection with Hotel Property pursuant to which upon the occurrence of certain events certain depository institutions have agreed wire transfer funds in various bank accounts of Lessee to a bank account at Secured Party held in the name of the [BORROWER/DEBTOR];

               e. those instruction letters or agreements executed in connection with the Hotel Property pursuant to which certain credit card companies have agreed to wire transfer funds owed Lessee into certain bank accounts of Lessee;

               f. any other agreements, pledges assignments or mortgages pursuant to which Lessee's obligations to Lessor under the Hotel Lease are secured; and

               g. all amendments, modifications, replacements, products and proceeds of the foregoing.

     3.   Power and Authority.  Debtor has full power and authority to make
          -------------------
this agreement.

     4.   Obligations and This Agreement.  Debtor shall perform promptly all
          ------------------------------
agreements herein, in the Note, and in the other Credit Documents to which Debtor is a party. Debtor agrees that any amounts paid to Secured Party pursuant to this Agreement shall be applied in accordance with the provisions of the Credit Agreement.

     5.   Ownership of Collateral. At the time Debtor assigns and grants to
          -----------------------
Secured Party a security interest in any Collateral, Debtor shall be the absolute owner thereof and shall have the right to assign and grant such security interest. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created.

     6.   Delivery of Collateral. Debtor represents and warrants that Debtor has
          ----------------------
provided to Secured Party, a current, true and complete original of the Collateral and shall continue to provide Secured Party a current, true and complete original of any additional Collateral until Debtor satisfies the Obligations in full, including without limitation any securities, cash, cash equivalents or other personal property constituting Collateral delivered to Debtor.

     7.   Events of Default. An "Event of Default" under the Credit Agreement
          -----------------
shall be deemed an Event of Default hereunder ("Event of Default").

     8.   Remedies of Secured Party. When an Event of Default occurs, at any
          -------------------------
time thereafter during the continuance of the Event of Default, Secured Party, without notice, may take all actions permitted under the Credit Documents and exercise any rights under the Uniform Commercial Code of the State of Texas (the "Uniform Commercial Code"), rights and remedies of Secured Party under this Agreement, or otherwise. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place which is reasonably convenient to both parties. Unless the Collateral threatens to decline quickly in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include Secured Party's reasonable attorney's fees and legal expenses. Secured Party shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Debtor shall be entitled to any surplus and shall be liable to Secured Party for any deficiency. The proceeds of any disposition after default available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner as Secured Party in its discretion shall decide. In addition, Debtor acknowledges that during the continuance of a monetary Event of Default or following a foreclosure or deed in lieu of foreclosure, pursuant to the Manager's Consent Secured Party or any subsequent owner of any Hotel Property shall have the continuing right to terminate the Management Agreement for the Hotel Property upon no less than thirty (30) days prior written notice to Manager without any obligation to pay a termination or cancellation fee or penalty to Manger.

     9.   Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party,
          ----------------
and any officer or agent of Secured Party as Secured Party may select in its sole discretion, as Debtor's true and lawful attorney-in-fact, with full power of substitution (a) from and after the occurrence and during the continuance of an Event of Default, to (i) endorse Debtor's name on all applications, documents, paper and instruments necessary or desirable for Secured Party in the use of the Collateral or (ii) take any other actions with respect to the Collateral as Secured Party deems in the best interest of Secured Party, and (b) from and after the occurrence and during the continuance of an Event of Default, to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to anyone. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until the Obligations shall have been paid in full and discharged or the security interests granted to Debtor by this Security Agreement have been released.

     10.  License Back; Consents.  Unless and until there shall have occurred an
          ----------------------
Event of Default which is not cured within the appropriate cure period and is continuing or waived in writing by Secured Party, Secured Party hereby grants to Debtor the exclusive, nontransferable right and license, for Debtor's own benefit and account and none other, to use the Collateral in connection with the Hotel Property; provided that Secured Party shall retain possession of all securities constituting Collateral. If any Event of Default shall have occurred and be continuing, Debtor's license shall terminate (unless Secured Party consents to an extension in writing), and Secured Party shall have all of the rights and remedies described herein. Debtor agrees that until the Obligations shall have been satisfied in full and the security interest granted hereby has been released, Debtor will not, without Secured Party's prior written consent, enter into any agreement which is inconsistent with Debtor's obligations under this Assignment or amends, modifies or terminates any of the Collateral. Debtor further agrees that it will not take any action, or permit any action to be taken by other subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to Secured Party under this Assignment. Notwithstanding the foregoing, however, Debtor shall not grant any consent or approval under any of the Collateral without the written consent of Secured Party. Debtor acknowledges that certain ground lessors, managers, franchisors, licensors and liquor license companies have executed or will execute consents and agreements for the benefit of Secured Party, and Debtor hereby consents to all existing or hereinafter executed consents and agreements.

     11.  Rights Cumulative.  All of Secured Party's rights and remedies with
          -----------------
respect to the Collateral, whether established by this Assignment, by the Notes, by any other Credit Documents, or by law shall be cumulative and may be exercised singularly or concurrently. Debtor acknowledges and agrees that this Assignment is not intended to limit or restrict in any way the rights and remedies of Secured Party under the Notes or any other Credit Document, but rather is intended to facilitate the exercise of such rights and remedies Secured Party shall have, in addition to all other rights and remedies given to it by the terms of this Assignment, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral or Debtor may be located.

     12.  Additional Documents.  Debtor shall sign any papers furnished by
          --------------------
Secured Party which are necessary or desirable in the judgment of Secured Party to obtain, maintain and perfect the security interest hereunder and to enable Secured Party to comply with any federal or state law in order to obtain or perfect Secured Party's interest in the Collateral or to obtain proceeds of the Collateral.

     13.  Amendments, Etc.  No amendment or waiver of any provision of this
          ---------------
Assignment nor consent to any departure by Debtor from this Assignment, shall be effective unless the same is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.  Governing Law.  This Assignment shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Texas and the relevant laws of the United States of America.

     15.  Recordation and Filing.  Secured Party shall have the continuing right
          ----------------------
to record or file a copy of this Assignment in any public records that Secured Party desires.

     16.  Subordination.  Debtor has subordinated and does hereby subordinate
          -------------
all of its rights, liens and security interests in and to the Collateral and in, to and under the Lease to the following: (i) the Credit Documents; (ii) all renewals, substitutions, extensions, modifications, replacements or amendments of the Credit Documents; and (iii) the Obligations and all other indebtedness secured by the Credit Documents and all advances thereunder.

     17.  Credit Agreement.  To the extent that any of the terms or provisions
          ----------------
of this Assignments are inconsistent with the terms or provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

     18.  Complete Agreement.  THIS WRITTEN ASSIGNMENT, THE NOTES AND ALL OTHER
          ------------------
CREDIT DOCUMENTS ENTERED INTO BETWEEN THE PARTIES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, Debtor has caused this Assignment to be duly executed as of the date first set forth above.

                                        DEBTOR:

                                        ___________________________

                                        By:____________________
                                        Name:__________________
                                        Title:_________________

                                             SECURED PARTY:

                                             BANK ONE, TEXAS, N.A.

                                             By:_____________________
                                             Name:___________________
                                             Title:__________________

                   [ADD APPROPRIATE FORM OF ACKNOWLEDGMENTS]

                                   EXHIBIT A
                               LEGAL DESCRIPTION

                                  Exhibit "J"
                                           -

                            COMPLIANCE CERTIFICATE


     This Compliance Certificate is executed this ___ day of _____________, 1996 and is prepared pursuant to Section 5.05 of that certain Credit Agreement (the "Agreement") between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks parties to the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified by the Agreement.

     1.   REPRESENTATIONS, COVENANTS, DEFAULTS.  Borrower hereby certifies to
          ------------------------------------
the Agents and the Banks, effective as of the date of execution of this Compliance Certificate, as follows:

          1.1  Covenants.  All covenants of Borrower set forth in Articles V and
               ---------
VI of the Agreement required to be performed as of the date hereof have been performed and maintained in all material respects, and such covenants continue to be performed and maintained as of the execution date of this certificate, except as follows:

          ___________________________________________________
          ___________________________________________________

          1.2. Event of Default.  There exists no Event of Default except as
               ----------------
follows:

          ___________________________________________________
          ___________________________________________________
          ___________________________________________________

     2.   OPERATING COVENANTS.  Borrower hereby certifies to the Agents and the
          -------------------
Banks, effective as of the calendar quarter ending ___________, 199__, that the following amounts and calculations made pursuant to Sections 6.15, 6.16 and 6.17 of the Agreement are true and correct:

          2.1  Borrower Debt Service Test
               --------------------------

               (a)  Borrowing Base EBITDA for the Rolling
                    Period ending on _________ equals:                __________

               (b)  Consolidated Indebtedness of the Borrower
                    and the Borrower's Subsidiaries (other than
                    the Permitted Other Subsidiaries) as of
                    ______________ equals $__________________
                    times ______ (the Debt Service Rate) equals:      __________
                    -----

                    Ratio of 2.1(a) to 2.1(b):                        __________

          2.2  Parent Debt Service Test
               ------------------------

               (a)  Property EBITDA of all Hotel Properties
                    owned by the Parent and the Parent's
                    Subsidiaries (including without limitation
                    the Borrower, the Borrower's Subsidiaries
                    and the Permitted Other Subsidiaries)
                    for the Rolling Period equals:                    __________

               (b)  The Consolidated Indebtedness of the
                    Parent and the Parent's Subsidiaries as
                    of ___________ equal $_______________
                    times ___________ (the Debt Service Rate)
                    -----
                    equals:                                           __________

                    Ratio of 2.2(a) to 2.2(b)                         __________

          2.3  Parent's Net Worth Test
               -----------------------

               Parent's Consolidated Net Worth:

               $100,000,000 plus 75% of the Net Cash
                            ----
               Proceeds from the Parent Capitalization
               Event dated _____________ involving any
               sale or issuance by the Parent or any of its
               Subsidiaries of equity securities equals:              __________

     EXECUTED as of the date first referenced above.

                                        BORROWER:
                                        --------

                                        AMERICAN GENERAL HOSPITALITY
                                             OPERATING PARTNERSHIP, L.P.

                                        By:  AGH GP, Inc., its general partner



                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                        AGREEMENT AND DIRECTION TO PAY
                        ------------------------------



[CREDIT CARD COMPANY AND CLEARINGHOUSE]
_______________________________________
_______________________________________
_______________________________________
Attention:_______________________________


     This Agreement and Direction to Pay (this "Agreement") is made and entered
                                                ---------
into effective for all purposes as of the 31st day of July, 1996, by the parties signatory hereto.

     AGH Leasing L.P. ("Pledgor") and _______________________ ("Property Owner")
                        -------                                 --------------
have entered into that certain Lease Agreement dated of even date herewith (the "Lease Agreement") regarding certain real property and the improvements located
 ---------------
thereon (the "Property").
              --------

     Pledgor also has executed and delivered to Property Owner that certain General Assignment and Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the "Assignment Agreement"), dated as of
                                           --------------------
July 31, 1996, to and for the benefit of Property Owner, pursuant to which Pledgor granted, assigned and pledged to Property Owner, among other things, all credit card receipts and other income and receivables now or hereafter payable to Pledgor in respect of certain hotel properties (the "Pledged Proceeds").
                                                        ----------------

     Pledgor and Property Owner desire to execute this Agreement to evidence their agreement in respect of all the Pledged Proceeds which may now or hereafter be due and payable by ______________________ (the "Company") to
                                                             -------
Pledgor and to direct the Company to pay such Pledged Proceeds as herein provided.

     Pledgor is executing this Agreement in consideration for and in connection with the Lease Agreement.

     In consideration of the foregoing, Pledgor and Property Owner hereby agree and direct the Company as follows:

     1. Commencing on the date hereof, and continuing until such time as the Assignment Agreement has been terminated or the obligations secured thereby have been fully performed or satisfied, the Company shall make all payments of the Pledged Proceeds by wire transfer into the

AGREEMENT AND DIRECTION TO PAY - Page 1 of 8
------------------------------
following account (the "Account") maintained at Bank One, Texas, N.A., Dallas,
                        -------
Texas, or any successor bank appointed pursuant to the Credit Agreement described herein (the "Cash Manager") and neither Pledgor nor the Company shall
                       ------------
transfer, or permit the transfer of, any payment of the Pledged Proceeds to any other account, without the prior written consent of Property Owner.

     Account No.        Account Name              Name and Address
     ----------         ------------              ----------------
                                                  of the Depository Bank
                                                  ----------------------

     ___________        ____________              Bank One, Texas, N.A.
                                                  1717 Main Street
                                                  4th Floor
                                                  Dallas, Texas 75201
                                                  Attention: Mr. Jeff S. Lindsey

     2. The directions herein are irrevocable and shall remain in full force and effect until the Assignment Agreement has been terminated or the obligations secured thereby have been fully performed or satisfied.

     3. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas (without regard to conflict of laws principles) and applicable United States federal law.

     4. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this Agreement, it shall not be necessary for any party hereto to account for all counterparts, and it shall be sufficient for such party to produce a counterpart signed by the party to be bound hereby. It is not necessary that all parties execute the same counterpart hereof, so long as each party executes an identical counterpart hereof.

     5. Property Owner may collaterally assign this Agreement and its rights, in whole or in part, under this Agreement as collateral for any credit facility secured in whole or in part by the Property, and Pledgor hereby irrevocably consents and agrees to the same. In accordance therewith, the parties hereto acknowledge and agree that all of the rights and interests of Property Owner hereunder and under the Assignment Agreement in respect of the Pledged Proceeds have been assigned to Bank One, Texas, N.A.("BOT"), as administrative agent
                                             ---
(BOT, or any successor to BOT as administrative agent, herein, the "Administrative Agent") pursuant to that certain Credit Agreement dated July 31,
 --------------------
1996, as amended from time to time, executed by and among American General Hospitality Operating Partnership, L.P., Societe Generale, as structuring agent, the lenders now or hereafter made a party thereto, and the Administrative Agent (the "Credit Agreement"), as evidenced, in part, by that certain Joinder and
      ----------------
Agreement dated of even date herewith attached hereto


AGREEMENT AND DIRECTORY TO PAY - Page 2 of 8
------------------------------
and made a part of this Agreement for all purposes. Pledgor hereby consents to such assignment by Property Owner to Administrative Agent. Pledgor acknowledges that, until such time as Pledgor receives written notice from the Administrative Agent that the Administrative Agent no longer has any interest in the Pledged Proceeds, Property Owner shall have no rights in respect of the Pledged Proceeds and Pledgor shall treat the Administrative Agent, for all purposes herein, as the sole holder of the security interests created hereby or by the Assignment Agreement.

     EXECUTED effective as of the date first set forth above

                                       PLEDGOR:
                                       -------

                                       AGH LEASING, L.P.,
                                       a Delaware limited partnership


                                       By:   AGHL GP, Inc., a Delaware
                                             corporation, its sole general
                                             partner

                                       By:_______________________
                                       Name:_____________________
                                       Title:____________________

                                       PROPERTY OWNER:
                                       --------------

                                       AMERICAN GENERAL HOSPITALITY
                                       OPERATING PARTNERSHIP, L.P., a
                                       Delaware limited partnership.


                                       By:   AGH GP, Inc., its general
                                             partner

                                             By:____________________
                                             Name:__________________
                                             Title:_________________


AGREEMENT AND DIRECTION TO PAY - page 3 of 8
------------------------------

                                                    OR

                                                    _________________________

                                                    By:  ________________ its
                                                         general partner


                                                    By:______________________
                                                    Name:____________________
                                                    Title:___________________

AGREEMENT AND DIRECTION TO PAY - Page 4 of 8
------------------------------

         ACKNOWLEDGMENT AND CONSENT TO AGREEMENT AND DIRECTION TO PAY
         ------------------------------------------------------------

     The undersigned hereby acknowledges the foregoing Agreement and Direction to Pay and agrees for the benefit of Property Owner and the Administrative Agent to pay all of the Pledged Proceeds into the Account as directed above.

     The undersigned further agrees to continue to make such payments until the earlier of (i) the date on which the agreement between Pledgor and the Company in respect of the collection and payment of the Pledged Proceeds terminates, or
(ii) the date on which the undersigned is notified by a writing signed by Property Owner and Administrative Agent that all obligations secured by the Assignment Agreement have been fully performed or satisfied and the Assignment Agreement has been terminated.

                                             COMPANY:
                                             -------

                                             ______________________________

                                             By:___________________________
                                             Name:_________________________
                                             Title_________________________

AGREEMENT AND DIRECTION TO PAY - Page 5 or 8
------------------------------

                              JOINDER AND CONSENT
                              -------------------


     This Joinder and Consent is attached to and forms a material part of that Agreement and Direction to Pay (the "Agreement") dated as of July 31, 1996,
                                     ---------
executed by and between [CREDIT CARD COMPANY] (the "Company"), AGH Leasing, L.P.
                                                    -------
("Pledgor"), and American General Hospitality Operating Partnership, L.P. or___
  -------
__________ ("Property Owner").
             --------------

     Pursuant to that certain Collateral Assignment and Security Agreement ("Security Agreement") dated as of July 31, 1996, executed by Property Owner to
  ------------------
and for the benefit of Bank One, Texas, N.A., as administrative agent (in such capacity, "Administrative Agent") under that certain Credit Agreement dated as
           --------------------
of July 31, 1996, as amended from time to time, executed by and among [PROPERTY OWNER OR AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.], Administrative Agent, Societe Generale, as structuring agent, and the other lenders now or hereafter made a party thereto ("Credit Agreement"), Property
                                                ----------------
Owner assigned, pledged and granted to Administrative Agent a continuing lien and security interest in and to certain collateral including all of its rights under the Assignment Agreement and all of its rights, title and interest in and to the Pledged Proceeds granted to it under the Assignment Agreement.

     Property Owner hereby (i) irrevocably directs Pledgor and the Company to follow any instructions (including, without limitation, any requests for withdrawals or information or any instructions in respect of the Pledged Proceeds) with respect to the Pledged Proceeds that Pledgor or the Company may receive from Administrative Agent in accordance with this Agreement; (ii) acknowledges and agrees that Property Owner will have no rights in respect of the Pledged Proceeds, including any rights to give any instructions with respect thereto, all such rights hereafter being expressly reserved for Administrative Agent, and for purposes of following any instructions of Administrative Agent, Pledgor and the Company shall treat Administrative Agent as if it were sole holder of all liens and security interests encumbering the Pledged Proceeds and the funds from time to time held therein, without regard to any interest Property Owner may have therein by virtue of the Assignment Agreement or otherwise, and (iii) any funds from the Pledged Proceeds that are received by Property Owner on or after the occurrence of an Event of Default under the Credit Document shall be held IN TRUST for the benefit of Administrative Agent and immediately delivered to Administrative Agent. Property Owner further acknowledges and agrees that, during the term of the Agreement, Property Owner will not take any action to exercise any of its rights and interest in respect of the Assignment Agreement or the Pledged Proceeds without the prior written consent of Administrative Agent, all such rights being assigned to and expressly reserved for Administrative Agent.

     Notwithstanding anything to the contrary in the Agreement, the Agreement may not be amended or terminated by Property Owner without the prior written consent of Administrative Agent. Any notice in respect of the Pledged Proceeds or the Agreement shall be sent, simultaneously with the delivery of such notice to Property Owner, to Administrative Agent at the

AGREEMENT AND DIRECTION TO PAY - Page 6 of 8
------------------------------
following address: Bank One, Texas, N.A., 1717 Main Street, 4th Floor, Dallas, Texas 75201
Attention: Mr. Jeff S. Lindsey, Commercial Real Estate Lending (Telecopier:
(214)290-2275).

     Dated as of 31st day of July, 1996.

                                       BANK ONE TEXAS, N.A.

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

     The undersigned hereby acknowledge that the foregoing Joinder and Consent is attached to and forms a material part of the Agreement and Direction to Pay and agree for the benefit of Administrative Agent to comply with the directions set forth above.

     COMPANY:
     -------

     ______________________________


     By:___________________________
     Name:_________________________
     Title:________________________


     PROPERTY OWNER:
     --------------

     AMERICAN GENERAL HOSPITALITY
     OPERATING PARTNERSHIP, L.P., a
     Delaware limited partnership

     By:  AGH GP, Inc., its general partner


          By:_______________________
          Name:_____________________
          Title:____________________

AGREEMENT AND DIRECTION TO PAY - Page 7 of 8
------------------------------

OR,

_____________________________

By: ______________, its general partner

    By:______________________
    Name:____________________
    Title:___________________

AGREEMENT AND DIRECTION TO PAY - Page 8 of 8
------------------------------

                                      Property: ________________________________
                                      Deposit Account No. ______________________
                                      General Manager Account No. ______________


                           DEPOSIT ACCOUNT AGREEMENT
                           -------------------------


     THIS DEPOSIT ACCOUNT AGREEMENT (this "Agreement") is executed effective as
                                           ---------
of the 31st day of July, 1996, by and among ____________________ [DEPOSITORY BANK] (the "Bank"), AGH LEASING, L.P., a Delaware limited partnership
             ----
("Pledgor") and [AMERICAN GENERAL HOSPITALITY OPERATING LIMITED PARTNERSHIP,
  -------
L.P., A DELAWARE LIMITED PARTNERSHIP OR ______________________] ("Property
                                                                  --------
Owner").
-----
                                   RECITALS:

     A. Pledgor and Property Owner entered into that certain Lease Agreement dated of even date herewith (the "Lease Agreement") regarding certain real
                                  ---------------
property and the improvements thereon more particularly described therein (the "Property").
 --------
     B. Pledgor also executed and delivered to Property Owner that certain General Assignment and Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the "Assignment Agreement"), dated as of
                                           --------------------
July 31, 1996, pursuant to which Pledgor granted, assigned and pledged to Property Owner a continuing lien and security interest in and to, among other things, all right, title and interest in and to Account No. ___________ and Account No. ____________________ each maintained with the Bank for and at the request of Pledgor (together, the "Deposit Accounts"), together with all funds,
                                   ----------------
including any investments of and earnings on said funds, now or hereafter on deposit in the Deposit Accounts, among other accounts (the "Pledged
                                                            -------
Collateral").
----------

     NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All monies received by the Bank for the account of Pledgor shall be credited to the Deposit Accounts. All charges incurred in connection with the operation of the Deposit Accounts will be charged to the Deposit Accounts.

     2. The Bank agrees that, on or before the close of each business day (on which both the Bank and Bank One, Texas, N.A. are open for the transaction of business), the Bank will wire transfer all funds in the Deposit Accounts to the following account (the "Operating Account")
                        -----------------

DEPOSIT ACCOUNT AGREEMENT - Page 1 of 10
-------------------------
maintained at Bank One, Texas, N.A., Dallas, Texas, or any successor bank appointed pursuant to the Credit Agreement described herein (the "Cash
                                                                  ----
Manager"), and the Bank shall not transfer, or permit the transfer of, any funds
-------
from the Deposit Accounts to any other account, without the prior written consent of Property Owner:

     Account No.         Account Name        Name and Address of the
     -----------         ------------        -----------------------
                                             Depository Bank
                                             ---------------

     ___________         ____________        Bank One, Texas, N.A.
                                             1717 Main Street
                                             4th Floor
                                             Dallas, Texas 75201
                                             Attention: Mr. Jeff S. Lindsey

     3. Pledgor hereby authorizes Property Owner, from and after the occurrence of a Bankruptcy Event (as hereinafter defined) or a default (which has not been remedied by the end of the applicable cure period) by Pledgor in the payment or performance of any obligation secured by the Assignment Agreement (a "Pledgor Default"), (i) to withdraw, collect and receipt for any and all
    ---------------
funds on deposit in or payable on the Deposit Accounts; (ii) on behalf of Pledgor to endorse the name of Pledgor upon any checks, drafts or other instruments payable to Pledgor evidencing payment on the Deposit Accounts; and
(iii) to surrender or present for notation of withdrawal the passbook, certificate or other documents issued to Pledgor in connection with the Deposit Accounts. Property Owner shall not be liable for any loss of interest on or any penalty or charge assessed by the Bank against funds in, payable on, or credited to the Deposit Accounts as a result of Property Owner exercising any of its rights or remedies under this Agreement.

     As used herein, the term "Bankruptcy Event" shall mean and refer to the
                               ----------------
occurrence of one or more of the following events: Pledgor (A) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit of any applicable laws pertaining to liquidation, bankruptcy, insolvency, reorganization, receivership, or similar laws, domestic or foreign, affecting the rights or remedies of creditors generally, in effect from time to time (collectively, "Debtor Relief Law"), or takes an action in furtherance thereof;
                -----------------
(D) seeks the appointment of a receiver, trustee, custodian or liquidator of any part of the Eligible Property or of any significant portion of its other property; or (E) suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of any part of the Eligible Property or of any significant portion of its other property.

     4. The Bank agrees that, upon written demand from Property Owner following the occurrence of a Bankruptcy Event or any Pledgor Default, the Bank will promptly place a hold on

DEPOSIT ACCOUNT AGREEMENT - Page 2 of 10
-------------------------
the withdrawal of funds on deposit in the Deposit Accounts, except the daily transfers by the Bank to the Operating Account. The Bank shall be fully protected in relying upon the written statement of Property Owner that the Deposit Accounts are at the time of such demand assigned hereunder and that Property Owner is entitled to enforce its rights hereunder. Property Owner's receipt for sums paid to it or withdrawn from the Deposit Accounts pursuant to such demand shall be a full and complete release, discharge and acquittance to the Bank to the extent of the amount so paid or withdrawn.

     5. Pledgor hereby (i) irrevocably directs the Bank to follow any instructions (including, without limitation, any requests for withdrawals or information or any instructions to close the Deposit Accounts) with request to the Deposit Accounts and any funds from time to time held therein, that the Bank may receive from Property Owner in accordance with this Agreement, (ii) acknowledges and agrees that, from and after the date that the Bank receives written notice from Property Owner of the occurrence of a Bankruptcy Event or a Pledgor Default, the Bank will place a hold on the withdrawal of funds on deposit in the Deposit Account and prohibit withdrawals of funds from the Deposit Accounts except by Property Owner, and Pledgor agrees that Pledgor will have no right thereafter to withdraw funds from or close the Deposit Accounts or give any instructions with respect thereto, all such rights thereafter being expressly reserved for Property Owner, and for purposes of following any instructions of Property Owner, the Bank shall treat Property Owner as if it were sole owner of such Deposit Accounts and the funds from time to time held therein, without regard to any interest Pledgor may have therein, and (iii) any funds from the Deposit Accounts that are received by Pledgor on or after the occurrence of a Pledgor Default or a Bankruptcy Event shall be held IN TRUST for the benefit of Property Owner and immediately delivered to Property Owner or immediately paid into the Deposit Accounts. Without limiting any of the foregoing, Pledgor hereby acknowledges and agrees that all fees, expenses and other costs in connection with the Deposit Accounts shall continue to be for the sole account of Pledgor or as may otherwise be agreed to by Pledgor.

     6. The directions set forth above may not be rescinded, amended or modified without the prior written consent of Property Owner.

     7. The Bank may charge back the Deposit Accounts for any customary and usual service charges any credit given for any items which are returned unpaid for any reason and for related account adjustments (such service charges, returns and adjustments, and if the funds in the Deposit Accounts have been charged and are insufficient to compensate the Bank, then the Bank shall be entitled to offset the aggregate amounts owned to the Bank against any funds subsequently deposited in the Deposit Accounts.

     8. The Bank may rely upon any instructions given to it in writing by any person purporting to be a representative of Property Owner in a writing delivered to the Bank.

DEPOSIT ACCOUNT AGREEMENT - Page 3 of 10
-------------------------

     9. Pledgor hereby agrees that it will indemnify and hold harmless the Bank from and against any and all liabilities, obligations, claims, suits, judgments, actions, losses, costs and expenses (including reasonable attorneys' fees) arising out of or relating to this Agreement or the Pledged Collateral (except those arising from the gross negligence or willful misconduct of the Bank).

     10. The Bank may terminate this Agreement only upon 30 days' prior written notice to Pledgor and Property Owner. All notices sent hereunder shall be addressed as follows:

     To Pledgor at:

     AGH Leasing, L.P.
     3860 West Northwest Highway, Suite 300
     Dallas, Texas 75220
     Attention:     Mr. Ken Barr
     Telecopier:    (214) 351-0568


     To Property Owner at:

     [__________________________________________OR
     AMERICAN GENERAL HOSPITALITY OPERATING
      PARTNERSHIP, L.P.]
     3860 West Northwest Highway, Suite 300
     Dallas, Texas 75220
     Attention:     Mr. Ken Barr
     Telecopier:    (214) 351-0568

     To the Bank at:

     _________________________________
     _________________________________
     _________________________________
     Telecopier:______________________

This Agreement may be terminated upon 30 days' prior notice to the Bank (i) by a writing signed by Pledgor and acknowledged by Property Owner, stating Pledgor's desire to terminate this Agreement and close the Deposit Accounts, or (ii) by Property Owner stating that the security interest of Property Owner in the Deposit Accounts has been released.


DEPOSIT ACCOUNT AGREEMENT - Page 4 of 10
-------------------------

     11. This Agreement shall become effective upon its execution by all parties hereto and shall then be binding upon the parties hereto and their respective successors and assigns. This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which when so executed by one or more of the parties hereto in any number of counterparts, each of which when so executed shall be an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement may not be amended except in writing and signed by each of Property Owner, Pledgor and the Bank. To the extent that any other agreement between the Bank and Pledgor contradicts the terms of this Agreement, the terms of this Agreement shall govern. This Agreement supersedes any previous agreements between the parties hereto, whether written or oral, and contains the entire understanding between the parties hereto with respect to the subject matter hereof.

     12. This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas (without regard to conflict of laws principles) and applicable United States federal law.

     13. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this Agreement, it shall not be necessary for any party hereto to account for all counterparts, and it shall be sufficient for such party to produce a counterpart signed by the party to be bound hereby. It is not necessary that all parties execute the same counterpart hereof, so long as each party executes an identical counterpart hereof.

     14. Property Owner may collaterally assign this Agreement and its rights, in whole or in part, under this Agreement as collateral for any credit facility (including the credit facility evidenced by the Credit Agreement) secured in whole or in part by the Property, and Pledgor hereby irrevocably consents and agrees to the same. In connection therewith, the parties hereto acknowledge and agree that all of the rights and interests of Property Owner hereunder and under the Assignment Agreement in respect of the Pledged Collateral have been assigned to Bank One, Texas, N.A. ("BOT"), as Administrative Agent (BOT, or any successor
                           ---
to BOT as administrative agent, herein the "Administrative Agent") under that
                                            --------------------
Credit Agreement dated July 31, 1996, as amended from time to time, executed by and among American General Hospitality Operating Partnership, L.P., Societe Generale, as structuring agent, the lenders now or hereafter made a party thereto and the Administrative Agent (the "Credit Agreement"), as evidenced, in
                                           ----------------
part, by that certain Joinder and Agreement dated of even date herewith attached hereto and made a part of this Agreement for all purposes. The Bank acknowledges that, until such time as the Bank receives written notice from the Administrative Agent that the Administrative Agent no longer has any interest in the Pledged Collateral, Property Owner shall have no rights in respect of the Deposit Accounts and the Bank shall treat the Administrative Agent, for all purposes herein, as the sole holder of the security interests created hereby or by the Assignment Agreement.


DEPOSIT ACCOUNT AGREEMENT - Page 5 of 10
----------------------------------------

     EXECUTED as of the effective date set forth above.

                                        BANK:
                                        ----

                                        __________________________________


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        PLEDGOR:
                                        -------

                                        AGH LEASING, L.P.,
                                        a Delaware limited partnership

                                        By:  _____________________, a __________
                                             corporation
                                             its general partner

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        PROPERTY OWNER:
                                        --------------

                                        AMERICAN GENERAL HOSPITALITY
                                        OPERATING PARTNERSHIP, L.P., a
                                        Delaware limited partnership

                                        By:  AGH GP, Inc., its general
                                             partner

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

DEPOSIT ACCOUNT AGREEMENT - Page 6 of 10
-------------------------

                                        OR,

                                        ________________________________________

                                        By:  _________________, its general
                                             partner

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


DEPOSIT ACCOUNT AGREEMENT - Page 7 of 10
-------------------------

                              JOINDER AND CONSENT
                              -------------------

     This Joinder and Consent is attached to and forms a material part of that Deposit Account Agreement (the "Deposit Account Agreement") dated as of July 31,
                                -------------------------
1996, executed by and between AGH Leasing, L.P. ("Pledgor"), [AMERICAN GENERAL
                                                  -------
HOSPITALITY OPERATING PARTNERSHIP, L.P. OR ____________________] ("Property
                                                                   --------
Owner") and ___________________________ ("Bank").
-----                                     ----

     Pursuant to that certain Collateral Assignment and Security Agreement ("Security Agreement") dated as of July 31, 1996, executed by Property Owner to
  ------------------
and for the benefit of Bank One, Texas, N.A., as administrative agent (in such capacity, "Secured Party") under that certain Credit Agreement dated as of July
           -------------
31, 1996, as amended from time to time, executed by and among [PROPERTY OWNER OR AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.], Secured Party, Societe Generale, as Structuring Agent, and the other lenders now or hereafter made a party thereto ("Credit Agreement"), Property Owner assigned, pledged and
                       ----------------
granted to Secured Party a continuing lien and security interest in and to certain collateral including all of its rights under the Deposit Account Agreement and all of its rights, title and interest in and to the Deposit Accounts granted to it under the Deposit Account Agreement (the "Pledged
                                                                 -------
Collateral").
----------

     Property Owner hereby (i) irrevocably directs the Bank to follow any instructions (including, without limitation, any requests for withdrawals or information or any instructions to close the Deposit Accounts) with respect to the Deposit Accounts and any funds from time to time held therein, that the Bank may receive from Secured Party in accordance with this Joinder and Consent and the foregoing Deposit Account Agreement, (ii) acknowledges and agrees that Property Owner will have no rights in respect of the Deposit Accounts, including any rights to give any instructions with respect thereto, all such rights hereafter being expressly reserved for Secured Party, and for purposes of following any instructions of Secured Party, the Bank shall treat Secured Party as if it were sole holder of all liens and security interests encumbering the Deposit Accounts and the funds from time to time held therein, without regard to any interest Property Owner may have therein by virtue of the Assignment Agreement or otherwise, and (iii) any funds from the Deposit Accounts that are received by Property Owner on or after the occurrence of a Pledgor Default or a Bankruptcy Event (as those terms are defined in the Deposit Account Agreement) shall be held IN TRUST for the benefit of Secured Party and immediately delivered to Secured Party. Property Owner further acknowledges and agrees that, during the term of this Agreement, Property Owner will not take any action to exercise any of its rights and interests in respect of the Assignment Agreement or the Pledged Collateral without the prior written consent of Secured Party, all such rights being assigned to and expressly reserved for Secured Party.

     The Bank shall furnish copies of its regular statements covering the deposits to and withdrawals from the Deposit Accounts to Pledgor and, upon the request of Secured Party, to Secured Party at 1717 Main Street, Dallas, Texas 75201 Attention: Mr. Jeff S. Lindsey, Commercial Real Estate Lending.


DEPOSIT ACCOUNT AGREEMENT - Page 8 of 10
-------------------------

     Notwithstanding anything to the contrary in the Deposit Account Agreement, the Deposit Account Agreement may not be amended or terminated by Property Owner without the prior written consent of Secured Party. Any notice in respect of the Pledged Collateral, the Deposit Accounts or the Deposit Account Agreement delivered or sent by the Bank to the Property Owner shall be sent to Secured Party simultaneously with the delivery of such notice to Property Owner at the following address: Bank One, Texas, N.A., 1717 Main Street, 4th Floor, Dallas, Texas 75201 Attention: Mr. Jeff S. Lindsey, Commercial Real Estate Lending (Telecopier: (214) 290-2275).

                                   BANK ONE, TEXAS, N.A.


                                   By:_____________________________________
                                   Name:___________________________________
                                   Title:__________________________________


ACKNOWLEDGED
AND AGREED:

BANK:
----


_________________________________


By:______________________________
Name:____________________________
Title:___________________________

PROPERTY OWNER:
--------------

AMERICAN GENERAL HOSPITALITY
OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

By:  AGH GP, Inc., its general partner



     By:______________________________
     Name:____________________________
     Title:___________________________


DEPOSIT ACCOUNT AGREEMENT - Page 9 0f 10
-------------------------

OR,

_______________________________

By:  _______________, its general partner

     By:_______________________
     Name:_____________________
     Title:____________________


DEPOSIT ACCOUNT AGREEMENT - Page 10 of 10
-------------------------

                                  EXHIBIT "M"
                                           -

                    ENVIRONMENTAL INDEMNIFICATION AGREEMENT
                    ---------------------------------------


     This Environmental Indemnification Agreement (this "Agreement") is made and entered into effective for all purposes as of the _____ day of _____________, 1996, by the parties signatory hereto or to an Accession Agreement (collectively, the "Indemnitor" whether one or more), to and for the benefit of SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and their respective successors, assigns and participants (collectively referred to herein as the "Banks").

                                   RECITALS
                                   --------

     A. On the date of this Agreement the Banks have extended a loan (the "Loan") to American General Hospitality Operating Partnership, L.P. a Delaware limited partnership (the "Borrower") in the original stated principal amount of One Hundred Million and No/100 Dollars ($100,000,000) in accordance with the terms of a Credit Agreement (the "Credit Agreement") of even date herewith between Borrower and the Banks. The Borrower and Subsidiaries of the Borrower now or hereafter will own certain Hotel Properties which include without limitation the Initial Properties, the Future Properties, the Permitted Non-Eligible Properties and the properties owned by the Permitted Other Subsidiaries (said properties together with all property owned by the Participating Lessees in connection with such Hotel Properties, all rights and appurtenances to such Hotel Properties and all improvements presently located or hereafter constructed on such Hotel Properties are hereinafter collectively call the "Properties").

     B. The Borrower is the principal financing equity for capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including the Subsidiaries which are parties hereto. Other than the Parent, each Indemnitor is a direct or indirect subsidiary of the Borrower. Each Indemnitor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

     C. The Banks have required the execution and delivery of this Agreement as a condition precedent to the extension of the Loan. The Banks would not be willing to extend the Loan in the absence of the execution and delivery by Indemnitor of this Agreement.

     D. All terms used in this Agreement but not defined in this Agreement shall have the meaning ascribed to such terms in the Credit Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, Indemnitor, as an inducement to the Banks to make the Loan, hereby covenants and agrees to and for the benefit of the Banks as follows:

     1.   HAZARDOUS MATERIAL.  As used in this Agreement, the term "Hazardous
          ------------------
Materials" shall mean any flammable explosives, radioactive materials, hazardous wastes, hazardous materials; hazardous or toxic substances, or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, and all friable asbestos, petroleum derivatives, polychlorinated biphenyls, and materials defined as hazardous materials under any federal, state or local laws, ordinances, codes, rules, orders, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal thereof (collectively, "Environmental Laws").

     2.   REPRESENTATION.  Except as set forth in the Environmental Reports,
          --------------
Indemnitor warrants and represents to the Banks that it has no knowledge of (a) the presence of any Hazardous Materials on any of the Properties except for Permitted Hazardous Substances; or (b) any material spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off any of the Properties as a result of any construction on or operation and use of any of the Properties. In connection with the operation and use of any of the Properties, Indemnitor warrants and represents that, as of the date of this Agreement, it has no knowledge of any failure to comply in all material respects with all applicable law, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials other than as set forth in the Environmental Reports.

     3.   COVENANT.  Indemnitor covenants and agrees not to cause or permit the
          --------
presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, about, to or from any of the Properties except for Permitted Hazardous Substances.

     4.   INDEMNIFICATION.  Indemnitor shall exonerate, indemnify, pay and
          ---------------
protect, defend (with counsel approved pursuant to the Credit Agreement) and save the Structuring Agent, the Administrative Agent, the Banks, and their respective directors, trustees, beneficiaries, officers, shareholders, employees and agents of the Banks (collectively,the "Indemnified Parties"), harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal Properties damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, taxes, assessments, liabilities (including, without limitation, sums paid in settlements of claims), interest or losses, including reasonable attorneys' fees and expenses (including, without limitation, any such reasonable fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), consultant fees, and expert fees, together with all other reasonable costs and expenses of any kind or nature (collectively, the "Costs") that arise directly or indirectly in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, ground water, surface water or improvements at, on, about, under or within any of the Properties, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from any of the Properties (any such release being referred to herein as a "Release"; provided however that Indemnitor shall not be so liable for any Costs arising because of the gross negligence or wilful misconduct of an Indemnified Party or Costs arising because of a Release for a Property after the Administrative Agent or the Administrative Agent's nominee acquires title to such Property. INDEMNITOR'S OBLIGATION TO SO INDEMNIFY THE INDEMNIFIED PARTIES SHALL INCLUDE INDEMNIFICATION FOR ANY OF SUCH MATTERS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES. The indemnification provided in this paragraph shall specifically apply to and include claims or actions brought by or on behalf of tenants or employees of Indemnitor; Indemnitor hereby expressly waives (with respect to any claims of the Indemnified Parties arising under this Agreement) any immunity to which Indemnitor may otherwise be entitled under any industrial or worker's compensation laws. In the event any of the Indemnified Parties shall suffer or incur any such Costs, Indemnitor shall pay to the Administrative Agent for the benefit of the Indemnified Party the total of all such Costs suffered or incurred by such Indemnified Party within ten (10) days after demand therefor, such payment to be disbursed by Administrative Agent in accordance with the Credit Agreement. Without limiting the generality of the foregoing, the indemnification provided by this paragraph 4 shall specifically cover Costs, including, without limitation, capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision ("Governmental Agency") or performed by any non-governmental entity or person as required or requested, by any Governmental Agency because of the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, groundwater, surface water or improvements at, on, under or within any of the Properties (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from any of the Properties, and any claims of third parties for loss or damage due to such Hazardous Materials.

     5.   REMEDIAL WORK.  In the event any investigation or monitoring of site
          -------------
conditions or any clean-up, containment, restoration, removal or other remedial work ("Remedial Work") is required (a) under any Environmental Law, (b) by any judicial, arbitral or administrative order, (c) in order to comply with any agreements affecting any of the Properties, or (d) to maintain any of the Properties in a standard of environmental condition which prevents the release or generation of any Hazardous Materials except for Permitted Hazardous Substances, Indemnitor shall perform or cause to be performed such Remedial Work; provided, that Indemnitor may withhold commencement of such Remedial Work pending resolution of any good faith contest regarding the application, interpretation or validity of any law, regulation, order or agreement, subject to the requirements of Paragraph 6 below. All Remedial Work shall be conducted (i) in a diligent and timely fashion by a licensed environmental engineer, (ii) pursuant to a detailed written plan for the Remedial Work approved by any Governmental Agency with a legal or contractual right to such approval, (iii) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities and (iv) only following receipt of all required permits, licenses or approvals. In addition, Indemnitor shall submit to the Banks promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Indemnitor in connection with any Remedial Work or Hazardous Materials relating to any of the Properties. All costs and expenses of such Remedial Work shall be paid by Indemnitor, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and the Banks' reasonable fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Indemnitor should fail to commence or cause to be commenced such Remedial Work, in a timely fashion, or fail diligently to prosecute to completion, such Remedial Work, the Administrative Agent following consent of the Majority Banks (following thirty
(30) days written notice to Indemnitor) may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith shall be Costs within the meaning of paragraph 4 above. All such Costs shall be due and payable to the Administrative Agent by Indemnitor upon (30) days after demand therefor, such payments to be disbursed by the Administrative Agent in accordance with the Credit Agreement.

     6.   PERMITTED CONTESTS.  Notwithstanding any provision of this Agreement
          ------------------
to the contrary, Indemnitor may contest by appropriate action any Remedial Work requirement imposed by any Governmental Agency provided that (a) if the Loan then remains outstanding, no "Event of Default" has occurred and is continuing under the Credit Agreement or any Credit Documents, (b) Indemnitor has given the Banks written notice that Indemnitor is contesting or shall contest and Indemnitor does in fact contest the application, interpretation or validity of the law, regulation, order or agreement pertaining to the Remedial Work by appropriate legal or administrative proceedings conducted in good faith and with due diligence and dispatch, (c) such contest shall not subject any of the Indemnified Parties nor any assignee of all or any portion of the Banks' interest in the Loan nor any of the Properties to civil or criminal liability and does not jeopardize any such party's lien upon or interest in any of the Properties and (d) if the estimated cost of the Remedial Work is greater than $2,500,000, Indemnitor shall give such security or assurances as may be reasonably required by the Banks as determined pursuant to the Credit Agreement to ensure ultimate compliance with all legal or contractual requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of nonpayment or noncompliance.

     7.   REPORTS AND CLAIMS.  Indemnitor shall deliver to the Banks copies of
          ------------------
any reports, analyses, correspondence, notices, licenses, approvals, orders or other written materials relating to the environmental condition of any of the Properties promptly upon receipt, completion or delivery thereof. Indemnitor shall give notice to the Banks of any claim, action, administrative proceeding (including, without limitation, informal proceedings) or other demand by any governmental agency or other third party involving Costs or Remedial Action at the time such claim or other demand first becomes known to Indemnitor. Receipt of any such notice shall not be deemed to create any obligation on the Banks to defend or otherwise respond to any claim or demand. All notices, approvals, consents, requests and demands upon the respective parties hereto shall be in writing, including telegraphic communication and delivered or teletransmitted to the Administrative Agent, as set forth in the Credit Agreement and to each Indemnitor, at the address set forth beneath such Indemnitor's signature or in the Accession Agreement executed by such Indemnitor, or to such other address as shall be designated by any Indemnitor or the Administrative Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.

     8.   BANKS AS OWNER.  If for any reason, including foreclosure of the
          --------------
Mortgages, the Administrative Agent or any of the Banks (or any successor or assign of such parties) becomes the fee owner of any of the Properties and any claim, action, notice, administrative proceeding (including, without limitation, informal proceedings) or other demand is made by any governmental agency or other third party which implicate Costs or Remedial Work, Indemnitor shall cooperate with such party in any defense or other appropriate response to any such claim or other demand; provided however that Indemnitor shall not be so liable for any Costs arising because of the gross negligence or wilful misconduct of an Indemnified Party. Indemnitor's duty to cooperate and right to participate in the defense or response to any such claim or demand shall not be deemed to limit or otherwise modify Indemnitor's obligations under this Agreement. Any Party subject to a claim or other proceeding referenced in the first sentence of this paragraph 8 shall give notice to Indemnitor of any claim or demand governed by this paragraph 8 at the time such claim or other demand first becomes known to such party.

     9.   SUBROGATION OF INDEMNITY RIGHTS.  If Indemnitor fails to fully perform
          -------------------------------
its obligations under paragraphs 4 and 5 above, the Indemnified Parties shall be subrogated to any rights or claims Indemnitor may have against any present, future or former owners, tenants or other occupants or users of any of the Properties, any portion thereof or any adjacent or proximate properties, relating to the recovery of Costs or the performance of Remedial Work.

     10.  ASSIGNMENT BY AGENTS AND BANKS.  No consent by Indemnitor shall be
          ------------------------------
required for any assignment or reassignment of the rights of the Structuring Agent, the Administrative Agent or the Banks under this Agreement to any successor of such party or a purchaser of the Loan or any interest in or portion of the Loan including participation interests.

     11.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.  In the event Indemnitor is
          ----------------------------------------
dissolved, liquidated or terminated or all or substantially all the assets of Indemnitor are sold or otherwise transferred to one or more persons or other entities, the surviving entity or transferee or assets, as the case may be, (i) shall be formed and existing under the laws of a state, (ii) shall deliver to the Banks an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Indemnitor under this Agreement.

     12.  INDEPENDENT OBLIGATIONS: SURVIVAL.  The obligations of Indemnitor
          ---------------------------------
under this Agreement shall survive the consummation of the Loan transaction described above and the repayment of the Loan and reconveyance or foreclosure of the Mortgages. The obligations of Indemnitor under this Agreement are separate and distinct from the obligations of Indemnitor under the Credit Documents, and are not secured by the Mortgages or by any of the other Credit Documents encumbering any of the Properties. This Agreement may be enforced by the Banks without regard to or affecting any rights and remedies the Administrative Agent and/or the Banks may have against Indemnitor under the Credit Documents and without regard to any limitations on the Administrative Agent's or Banks' recourse for recovery of the Loan as may be provided in the Credit Documents. Enforcement of this Agreement is not and shall not be deemed to constitute an action for recovery of the indebtedness of the Loan or for recovery of a deficiency judgment against Indemnitor following foreclosure of the Mortgages or any other Credit Documents encumbering any of the Properties.

     13.  DEFAULT INTEREST.  In addition to all other rights and remedies of the
          ----------------
Banks against Indemnitor as provided herein, or under applicable law, Indemnitor shall pay to the Administrative Agent, immediately upon demand therefor, Default Interest (as defined below) on any Costs and other payments required to be paid by Indemnitor to the Banks under this Agreement which are not paid within ten
(10) days after demand therefor, such payments to be disbursed by the Administrative Agent in accordance with the Credit Agreement. Default Interest shall be paid by Indemnitor from the date such payment becomes delinquent through and including the date of payment of such delinquent sums. "Default Interest" shall mean a per annum interest rate equal to three points above the Adjusted Prime Rate or reference rate for the then current calendar month, as of the first day of such calendar month, which is publicly announced from time to time by the Administrative Agent.

     14.  CONTRIBUTION.  As a result of the transactions contemplated by the
          ------------
Credit Agreement, each of the Indemnitors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 14 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Indemnitor hereunder to the Structuring Agent, the Administrative Agent or the Banks (such payment being referred to herein as a "Contribution," and for purposes of this Agreement, includes any exercise of recourse by the Administrative Agent against any Property of a Contributor designated as collateral under any Security Document and application of proceeds of such collateral in satisfaction of such Indemnitor's obligations under this Agreement). The Indemnitors hereby agree as follows:

          14.01  Calculation of Contribution.  In order to provide for just and
                 ---------------------------
     equitable contribution among the Indemnitors in the event any Contribution is made by a Indemnitor (a "Funding Indemnitor"), such Funding Indemnitor shall be entitled to a contribution from certain other Indemnitors for all payments, damages and expenses incurred by that Funding Indemnitor in discharging any of the obligations under this Agreement (the "Obligations"), in the manner and to the extent set forth in this Section. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Indemnitor to the Administrative Agent or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

          14.02  Benefit Amount Defined.  For purposes of this Agreement, the
                 ----------------------
     "Benefit Amount" of any Indemnitor as of any date of determination shall be the net value of the benefits to such Indemnitor and all of its Subsidiaries (including any Subsidiaries which may be Indemnitors) from extensions of credit made by the Banks to the Borrower under the Credit Agreement; provided, that in determining the contribution liability of any Indemnitor which is a Subsidiary to its direct or indirect parent corporation or of any Indemnitor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrower by the Banks which are in turn advanced or contributed by the Borrower to such Indemnitor or its Subsidiaries and benefits of Letters of Credit issued pursuant to the Credit Agreement on behalf of, or the proceeds of which are advanced or contributed or otherwise benefit, directly or indirectly, such Indemnitor and its Subsidiaries (collectively, the "Benefits"). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a Indemnitor, the Benefit Amount of a Indemnitor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Indemnitor in its Owned Entity.

          14.03.  Contribution Obligation.  Each Indemnitor shall be liable to a
                  -----------------------
     Funding Indemnitor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Indemnitor to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Indemnitor and (B) 95% of the excess of the fair saleable value of the property of such Indemnitor over the total liabilities of such Indemnitor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Indemnitor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Indemnitors as of such date in a manner to maximize the amount of such contributions).

          14.04  Allocation.  In the event that at any time there exists more
                 ----------
     than one Funding Indemnitor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Indemnitors pursuant to this Agreement shall be allocated among such Funding Indemnitors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Indemnitor pursuant to the Applicable Contribution. In the event that at any time any Indemnitor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Subsection 14.03 above, that Indemnitor shall be deemed to be a Funding Indemnitor to the extent of such excess and shall be entitled to contribution from the other Indemnitors in accordance with the provisions of this Section.

          14.05  Subsidiary Payment.  The amount of contribution payable under
                 ------------------
     this Section by any Indemnitor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Indemnitor.

          14.06  Equitable Allocation.  If as a result of any reorganization,
                 --------------------
     recapitalization, or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Obligations, or for any other reason, the contributions under this Section become inequitable as among the Indemnitors, the Indemnitors shall promptly modify and amend this Section to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Indemnitors.

          14.07.  Asset of Party to Which Contribution is Owing.  The
                  ---------------------------------------------
     Indemnitors acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Indemnitor to which such contribution is owing.

          14.08.  Subordination.  No payments payable by a Indemnitor pursuant
                  -------------
     to the terms of this Section 14 shall be paid until all amounts then due and payable by the Borrower to the Administrative Agent, the Structuring Agent or any Bank, pursuant to the terms of the Credit Documents, are paid in full in cash. Nothing contained in this Section 14 shall affect the obligations of any Indemnitor to the Administrative Agent, the Structuring Agent or any Bank under the Credit Agreement or any other Credit Documents.

     15.  MISCELLANEOUS.  If there shall be more than one Indemnitor hereunder,
          -------------
or pursuant to any other indemnification of Banks relating to Hazardous Materials arising out of or in connection with the Loan ("Other Indemnitor"), each Indemnitor and Other Indemnitor agrees that (a) the obligations of the Indemnitor hereunder, and each Other Indemnitor, are joint and several, (b) a release of any one or more Indemnitors or Other Indemnitors or any limitation of this Agreement in favor of or for the benefit of one or more Indemnitors or Other Indemnitors shall not in any way be deemed a release of or limitation in favor of or for the benefit of any other Indemnitor or Other Indemnitor and (c) a separate action hereunder may be brought and prosecuted against any or all Indemnitors or Other Indemnitors. If any term of this Agreement or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Indemnitor and the Banks, and their respective successors and assigns, including (without limitation) any assignee or purchaser of all or any portion of the Banks' interest in (i) the Loan, (ii) the Credit Documents, or (iii) any of the Properties.

     16.  GOVERNING LAW.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of Texas. Each Indemnitor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement and the other Credit Documents, and such Indemnitor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Indemnitor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Indemnitor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Indemnitor at its address specified below. Each Indemnitor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any of the Banks to serve legal process in any other manner permitted by the law or affect the right of any of the Banks to bring any action or proceeding against any Indemnitor or its Property in the courts of any other jurisdiction.

     17.  WAIVERS OF JURY TRIALS. EACH INDEMNITOR HEREBY IRREVOCABLY AND
          ----------------------
UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER CREDIT DOCUMENT OR TO ANY COUNTERCLAIM THEREIN.

     18.  AMENDMENTS/ACCESSION AGREEMENT. No waiver of any provision of this
          ------------------------------
Agreement nor consent to any departure by any Indemnitor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Majority Banks, and no amendment of this Agreement shall be effective unless the same shall be in writing and signed by the Administrative Agent, with the consent of the Majority Banks; provided that any amendment or
                                               --------
waiver releasing any Indemnitor from any liability hereunder shall be signed by all the Banks; and provided further that any waiver or consent shall be
                   ----------------
effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary or Affiliate of the Borrower hereafter is required in accordance with the terms of the Credit Agreement or otherwise agrees to become a Indemnitor under this Agreement, then such Subsidiary or Affiliate may become a party to this Agreement by executing an Accession Agreement ("Accession Agreement") in the form attached hereto as Annex 1, and each Indemnitor and the Administrative
                        -------
Agent hereby agrees that upon such Subsidiary's or Affiliate's execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person an Indemnitor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Indemnitors or the Administrative Agent to make such an amendment to this Agreement effective.

     IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be executed as of the day and year first written above.



                          INDEMNITORS:


                          AMERICAN GENERAL HOSPITALITY
                          CORPORATION, a Maryland corporation


                          By:______________________________________________
                          Name:____________________________________________
                          Title:___________________________________________

                          Address:  3860 W.Northwest Highway
                                    Dallas, Texas 75220
                                    Attn: Mr. Kenneth E. Barr
                                    Telephone:(214)904-2004
                                    Telecopy: (214)351-0568


                          AGH UPREIT, LLC, a Delaware limited liability company

                          By:  American General Hospitality Corporation, member


                               By:_________________________________________
                               Name:_______________________________________
                               Title:______________________________________

                          Address:  3860 W.Northwest Highway
                                    Dallas, Texas 75220
                                    Attn: Mr. Kenneth E. Barr
                                    Telephone:(214)904-2004
                                    Telecopy: (214)351-0568

                              3100 GLENDALE JOINT VENTURE,
                              an Ohio general partnership

                              By:  AGH UPREIT, LLC, its partner

                                   By:  American General Hospitality
                                        Corporation, member

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                   By:  American General Hospitality Operating
                                        Partnership, L.P., member

                                        By:  AGH GP, Inc., its general partner

                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________


                                   By:  American General Hospitality Operating
                                        Partnership, L.P., its partner

                                        By: AGH GP, INC., general partner

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                              Address:  3860 W. Northwest Highway
                                        Dallas Texas 75220
                                        Attn: Mr. Kenneth E. Barr
                                        Telephone: (214) 904-2004
                                        Telecopy:  (214) 351-0568

                              MDV LIMITED PARTNERSHIP,
                              a Texas limited partnership


                              By:       AGH UPREIT LLC, its general partner

                                   By:  American General Hospitality
                                        Corporation, member

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                   By:  American General Hospitality Operating
                                        Partnership, L.P., member

                                        By:  AGH GP, Inc.,
                                             general partner

                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________


                              Address:  3860 W. Northwest Highway
                                        Dallas Texas 75220
                                        Attn: Mr. Kenneth E. Barr
                                        Telephone: (214) 904-2004
                                        Telecopy:  (214) 351-0568

                                   MADISON MOTEL ASSOCIATES,
                                   a Wisconsin general partnership

                                   By:  AGH UPREIT, LLC, its partner

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc., its general
                                                  partner


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., its
                                             partner

                                             By:  AGH GP, Inc., general partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 315-0568

                                   183 HOTEL ASSOCIATES, LTD.,
                                   a Texas limited partnership

                                   By:  AGH UPREIT LLC, its general manager

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc.,
                                                  general partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                   RICHMOND WILLIAMSBURG ASSOCIATES, LTD.,
                                   a Texas limited partnership

                                   By: AGH UPREIT LLC, its general partner

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc.,
                                                  general partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                   2929 WILLIAMS LIMITED LIABILITY COMPANY, a
                                   Delaware limited liability company

                                   By:  AGH UPREIT, LLC

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc., general partner


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., its
                                             member

                                        By:  AGH GP, Inc., general partner


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                    ANNEX 1

                  to Environmental Indemnification Agreement

                              ACCESSION AGREEMENT

     _______________________[NAME OF ENTITY], a __________________ [limited partnership/corporation] (the "Company"), hereby agrees with (i) BANK ONE, TEXAS, N.A., as Administrative Agent (the "Agent") under the Credit Agreement dated as of ________ __, 1996 among AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks (as such agreement is amended from time to time in accordance with its terms, the "Credit Agreement"; capitalized terms used herein and not otherwise defined having the meanings set forth therein),
(ii) the parties to the Environmental Indemnity Agreement (the "Environmental Indemnity Agreement") dated as of __________ __, 1996 executed in connection with the Credit Agreement, and (iii) the parties to the Guaranty and Contribution Agreement (the "Guaranty") dated as of _________ __, 1996 executed in connection with the Credit Agreement as follows:

     The Company hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Environmental Indemnity Agreement and the Guaranty and undertakes to perform all the obligations expressed therein, respectively, of an Indemnitor and a Guarantor (as defined in the Environmental Indemnity Agreement and the Guaranty, respectively), (b) agrees to be bound by all of the provisions of the Environmental Indemnity Agreement and the Guaranty as if it had been an original party to such agreements, and (c) confirms that the representations and warranties set forth in the Environmental Indemnity Agreement and the Guaranty, respectively, with respect to the Company, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement.

     For purposes of notices under the Environmental Indemnity Agreement and the Guaranty the address for the Company is as follows:

               ________________________________________
               ________________________________________
               Attention:______________________________
               Telephone:______________________________
               Telecopy:_______________________________

               This Accession Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF this Accession Agreement was executed and delivered as of the ___ day of ________________, 19__.

                                        [NAME OF ENTITY]



                                        ________________________________________
                                        By:_____________________________________
                                        Title:__________________________________

                                  EXHIBIT "N"

                                    FORM OF
                      FRANCHISOR'S CONSENT AND AGREEMENT
                      ----------------------------------

     THIS FRANCHISOR'S CONSENT AND AGREEMENT ("Agreement"), dated as of ___________, 1996, is executed by ________________________________________, a
______________________________ ("Franchisor"), having its address at
_______________________________________, in connection with that certain Credit
Agreement (the "Credit Agreement") dated as of ______________, 1996, by and between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"); SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the bank in such capacity and its successors and assigns are referred to herein as "Structuring Agent"); BANK ONE, TEXAS, N.A., a national banking association, having its address at 1717 Main Street, 4th Floor, P.O. Box 655415, Commerical Real Estate Department - Mr. Jeff S. Lindsey, Dallas, Texas 75201, as Administrative Agent (the bank in such capacity and its successors and assigns are referred to herein as "Administrative Agent"; the Structuring Agent and the Administrative Agent are collectively referred to herein as the "Agents"); and the banks and other financial institutions a party thereto (the "Banks").

     WHEREAS, pursuant to the Credit Agreement the Banks have agreed to make a loan (the "Loan") in the amount of $100,000,000.00 to Borrower to be secured by, among other things, certain real property situated on the land more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Property");

     WHEREAS, either Borrower or an affiliate of Borrower ("Owner") has or will become the owner of the Property;

     WHEREAS, Owner will lease the Property to AGH Leasing, L.P., a Delaware limited partnership ("Lessee");

     NOW, THEREFORE, in consideration of the foregoing recitals and ten dollars ($10.00) in hand paid to Franchisor by Borrower, Franchisor warrants, represents and agrees with the Agents and the Banks as follows:

     1.   FRANCHISOR'S REPRESENTATIONS:  Franchisor warrants and represents to
          ----------------------------
the Agents and the Banks that the following are true and correct:

     (a) That Franchisor has granted a license or franchise to Lessee in connection with the Property and the improvements on the Property (the "Improvements").

     (b) That the entire agreement between Franchisor and Lessee for such license or franchise is evidenced by an agreement (hereinafter referred to as the "Franchise Agreement"), a true and correct copy of which is attached hereto as Exhibit "B" and made a part hereof for all purposes.

     (c) That the Franchise Agreement constitutes the valid and binding agreement of Franchisor, enforceable in accordance with its terms, and Franchisor has full authority under all state or local laws and regulations to perform all of its obligations under said Franchise Agreement.

     (d) That the licensee or franchisee under the Franchise Agreement is not in default in the performance of any of its obligations under the Franchise Agreement.

     2.   FRANCHISOR'S AGREEMENTS:  Lease has advised Franchisor that Lessee
          -----------------------
intends to pledge the Franchise Agreement as additional collateral for the Loan. Franchisor hereby consents to the assignment of the Franchise Agreement to Administrative Agent for the benefit of the Banks to secure the Loan. Further, Franchisor hereby agrees to each and every one of the following for the benefit of the Banks and as an inducement to the Banks to extend credit to Borrower pursuant to the terms of the Credit Agreement:

     (a) In the event of a default by Lessee or Borrower under any term, covenant or provision of the Franchise Agreement, Franchisor will give Administrative Agent thirty (30) days prior written notice of such default prior to Franchisor's exercise of any of its rights or remedies under such Franchise Agreement or at law, and Administrative Agent and the other Banks shall have the right, but not the obligation, during said thirty (30) day period to cure such default; provided, however, that if such default cannot be reasonably cured during such thirty (30) day period, Administrative Agent and the Banks shall have such longer period as is reasonably necessary to cure such default as long as Administrative Agent or any Bank commences such cure within such thirty (30) day period. Only in the event Administrative Agent and the Banks fail to timely cure or cause to be cured any such default as provided in the foregoing sentence shall Franchisor have the right to terminate the Franchise

Agreement. Franchisor will deliver to Administrative Agent a copy of all notices of termination given by Franchisor to Lessee under the Franchise Agreement simultaneously with the delivery of any such notice of termination to Lessee.

     (b) the Franchise Agreement and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic's and materialman's liens under applicable law) owned, claimed or held, or to be owned, claimed or held by the Franchisor in and to the Property and the Improvements now or hereafter constructed thereon, are and shall be in all things subordinate and inferior to the full repayment of the Loan and the liens and security interests created or to be created for the benefit of the Banks, its successors and assigns, and securing the repayment of the Loan and including, without limitation, those created under and by virtue of that certain [Deed of Trust/Mortgage], Security Agreement, Assignment of Rents and Financing Statement dated as of the date of the Credit Agreement (the "Mortgage"), executed by Owner in favor of the Administrative Agent, as agent for the Banks, covering the Property and filed or to be filed of record in the public records maintained for the recording of mortgages and/or deeds of trust in the county and state in which the Property is located, and all renewals and extensions thereof.

     (c) Upon the occurrence of an Event of Default (as defined in the Credit Agreement), Franchisor shall, at the request of Administrative Agent, its successors or assigns, continue performance on Administrative Agent's, its successors' or assigns', behalf in accordance with the terms of the Franchise Agreement, provided that Franchisor shall be paid all sums due or to become due it in accordance with said Franchise Agreement following the date Administrative Agent makes such request.

     (d) Franchisor will not amend or modify the Franchise Agreement without the prior written consent of Administrative Agent. In the event Franchisor fails to secure such approval, the Franchise Agreement shall, for the purposes of Franchisor's obligation aforesaid to continue performance thereunder for Administrative Agent's and the Banks' benefit, be deemed not to have been modified by such amendment.

     (e) Neither the Agents, nor the Banks have an obligation to Franchisor with respect to the Loan, and Agents and the Banks' obligations to Borrower and Owner with respect thereto are set forth in the Credit Agreement and certain other Credit Documents by and between Bank, Borrower and Owner ("Credit Documents"), with respect to which the Franchisor is not a third party beneficiary. The relationship of Bank to Borrower and to Owner is one of a creditor to a debtor, and Bank is not a joint venturer or partner of Owner.

     (f) Franchisor further agrees that nothing herein shall impose upon the Agents or the Banks any obligation for payment or performance in favor of Franchisor unless Administrative Agent notifies Franchisor in writing after an Event of Default, that (i) Administrative Agent has elected to assert the Lessee's rights under the Franchise Agreement and (ii) Administrative Agent agrees to pay Franchisor the sums due Franchisor under the terms of the Franchise Agreement.

     (g) Franchisor covenants and agrees that, upon Administrative Agent or any Bank or any other party (a "Subsequent Owner") acquiring title to the Property and Improvements either through foreclosure or by acceptance of a deed, assignment or other conveyance in lieu thereof (collectively, "Foreclosure") or after Foreclosure, any Subsequent Owner shall have the continuing right to terminate the Franchise Agreement upon no less than thirty (30) days prior written notice to Franchisor without any obligation to pay a termination or cancellation fee or penalty to Franchisor. A Subsequent Owner shall only incur liability to Franchisor under the Franchise Agreement during such Subsequent Owner's ownership of the Property and Improvements. Upon a sale, conveyance, transfer or other assignment of the Property and Improvements or a termination of the Franchise Agreement, a Subsequent Owner shall have no further liability to Franchisor under the Franchise Agreement from the date of such sale, conveyance, transfer, assignment or termination.

     (h) Franchisor hereby represents and warrants that no prior assignment of Franchisor's interest in the Agreements has been made, and Franchisor agrees and covenants not to assign, sell, pledge, transfer or otherwise encumber Franchisor's interest in the Agreements so long as any portion of the Loan remains outstanding.

     (i) Franchisor has executed this Agreement for the purpose of inducing the Banks to advance sums to Borrower under the Credit Agreement and with full knowledge and intent that the Banks shall rely upon the representations, warranties and agreements herein contained when making advances to Borrower, and that but for this instrument and the representations, warranties and agreements herein contained, the Banks would not take such actions.

     3.   NOTICES:  All notices hereunder shall be hand-delivered or sent by
          -------
United States registered or certified mail, with return receipt requested, postage prepaid to the parties hereto at their respective addresses set forth above

(or at such other address as shall be given in writing in the manner set forth above) and shall be deemed given upon receipt.

     4.   LESSEE'S CONSENT:  Lessee has joined herein to evidence its consent to
          ----------------
all the agreements of Franchisor contained in this Agreement.

     EXECUTED this the ______ day of ____________, 199__.

                                   FRANCHISOR:

                                   ___________________________________

                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________

[ADD ACKNOWLEDGMENT IN THE FORM OF THE STATE IN WHICH THE PROPERTY IS LOCATED]

                                              LESSEE:

                                              AGH LEASING, L.P., a
                                              Delaware limited partnership

                                              By:_________________________,
                                                   its general partner

                                                   BY:__________________________
                                                   NAME:________________________
                                                   TITLE:_______________________

[ADD ACKNOWLEDGEMENT IN THE FORM OF THE STATE IN WHICH THE PROPERTY IS LOCATED]

                                   EXHIBITS
                                   --------

Exhibit "A"    -    Legal Description

Exhibit "B"    -    Franchise Agreement

                          [LETTERHEAD OF HOLIDAY INN]

July 11, 1996                                         VIA OVERNIGHT COURIER
                                                      ---------------------

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Commercial Real Estate Lending
Attn: Jeff Lindsey
Dallas, TX 75201


     RE: LICENSE AGREEMENT BETWEEN HOLIDAY INNS FRANCHISING, INC. ("HIFI") AND AGH LEASING, L.P. ("LICENSEE") DATED JULY 18, 1996, (THE "LICENSE") FOR THE HOLIDAY INN HOTEL LOCATED AT DALLAS-FT. WORTH-ARPT-WEST, TX/#1814 ("HOTEL")


Ladies and Gentlemen:

     HIFI has entered into a License pertaining to the operation of the Hotel as a Holiday Inn hotel. Attached hereto on Exhibit "A" is a list of lenders ("Lenders") that are entitled to have the benefits of this Letter Agreement. The initial Lender to have the benefits of this Letter Agreement is Bank One, Texas, N.A., 1717 Main Street, 4th Floor, Dallas, Texas 75201 ("Servicing Lender"). Bank One, Texas, N.A. may in the future designate in writing to HIFI any other Lender identified on Exhibit "A" to have the benefits of this Letter Agreement in its place and such Lender shall thereafter be the Servicing Lender.

     1. HIFI shall use its reasonable efforts to give Servicing Lender 30 days' prior written notice of any voluntary surrender by Licensee of the License (to the extent that HIFI is aware in advance of any such voluntary surrender); and HIFI shall also give Servicing Lender 30 days' prior written notice of any action it intends to take under the License as a result of any default(s) by Licensee under the License, provided (a) that the first mortgage of which Servicing Lender is involved and the License are in full force and effect at the time of the event(s) set out above; (b) that Servicing Lender is not in receivership or conservatorship; (c) that Servicing Lender has not been taken over by any state or federal regulatory agency; and (d) that neither Servicing Lender nor any of its respective directors or officers have entered into any cease and desist order or any other formal or informal written agreement with a federal or state regulatory agency. The notice given to Servicing Lender concerning Licensee's default(s) will allow Servicing Lender 30 days from the date thereof to cure or cause to be cured the default(s). HIFI may at its option, upon Servicing Lender's written request to it, deliver to Servicing Lender copies of any of its product quality reports and/or notices of non-payment of fees pertaining to the Hotel.

Bank One, Texas, N.A.
July 11, 1996
Page -2-


     2. (A) In the event Servicing Lender acquires possession and control of the Hotel by foreclosure or deed in lieu of foreclosure or otherwise, either:
(1) while the License is in full force and effect; or (2) within 60 days following the date of HIFI's termination of the License; Servicing Lender shall have 30 days from such acquisition to elect, by written notice to HIFI accompanied by a non-refundable processing charge of $5,000.00, to obtain a new License in the form and specifying the royalty and other fees then being used or charged by HIFI and for a term equal to the balance of the original term under the License, except that Servicing Lender shall not be charged the initial fee (as same as described in HIFI's then current Franchise Offering Circular for Prospective Franchisees), provided: (a) that Servicing Lender is not in receivership or conservatorship; (b) that Servicing Lender has not been taken over by any state or federal regulatory agency; and (c) that neither Servicing Lender, nor any of its respective directors or officers have entered into any cease and desist order or any other formal or informal written agreement with a federal or state regulatory agency.

          (B) All defaults and breaches under the License must be cured by Servicing Lender within 30 days from the date of Servicing Lender's election to obtain a new License including, but not limited to any monies due with respect to the Hotel, to HIFI, or its parent, subsidiaries, divisions or affiliates. With respect to any defaults or breaches of a non-monetary nature which are not reasonably capable of being cured within said 30-day period, HIFI may extend, for such time as it in its sole discretion may reasonably determine, the period of time in which such defaults(s) may be cured. A new License will not be issued to Servicing Lender until all defaults are cured. Servicing Lender shall further comply with HIFI's then-current procedures concerning the issuance of a License.

          (C) In the event that Servicing Lender acquires the Hotel as set out in paragraph 2 above, Servicing Lender shall furnish HIFI with reasonably satisfactory evidence of such acquisition.

          (D) If you have a receiver appointed with respect to the Hotel during a foreclosure proceeding against Licensee, HIFI shall enter into its standard form short term receivership license with such receiver, which will not exceed a term of 12 months, provided: (a) you are entitled to make and have made your election to exercise your rights hereunder; (b) HIFI and you have reached agreement concerning any cure under paragraph 2 (B) hereof and any financial defaults, including any defaults under any agreements with HIFI's subsidiaries or affiliates, have been cured; (c) you guaranty such receiver's obligation under its license in HIFI's standard form of guaranty; and (d) such receiver meets HIFI's licensing criteria.

     3. Neither Servicing Lender nor any of the Lenders shall have the right to assign, transfer, sell or otherwise convey the License, and any License that may be issued to Servicing Lender pursuant to the terms of this letter shall not be assignable. Neither Servicing Lender nor

Bank One, Texas, N.A.
July 11, 1996
Page-3-

any of the Lenders' rights under this letter are assignable. A new owner of the Hotel may apply for a Holiday Inn hotel License Agreement, and such application will be processed in accordance with HIFI's then-current requirements and procedures.

     4. By its signature below, Licensee acknowledges that this letter was provided to Servicing Lender at Licensee's request in order to induce Servicing Lender to provide financing for the Hotel, and in consideration thereof, Licensee hereby releases Servicing Lender and the Lenders, and HIFI, as well as each of our respective subsidiaries, parents, divisions, successors, assigns, heirs and representatives, including but not limited to our respective employees, agents, officers, directors and stockholders of and from any and all actions, causes of action, suits, claims, demands, contingencies, debts, accounts and judgments whatsoever, at law or in equity, whether known or unknown, arising from the exercise by Servicing Lender or any Lender of any of the rights granted hereunder and the recognition and compliance with such exercise by HIFI. It is further acknowledged and agreed that HIFI shall be entitled to rely upon any written notice or request by Servicing Lender made pursuant to the provisions hereof without requirement of necessitating the accuracy or authenticity of such written notice or any fact or allegations contained therein.

     5. (A) Servicing Lender and the Lenders agree to notify HIFI, by mail, 10 days in advance of any action to: (a) commence foreclosure proceedings regarding the Hotel; or (b) petition for appointment of a receiver, obtain the entry of an order for relief or take any action under federal or state bankruptcy laws or similar laws with regard to the Hotel; or (c) accept a deed for the Hotel in lieu of foreclosure; or (d) take ownership or possession of the Hotel in any manner.

          (B) Servicing Lender agrees to notify HIFI promptly upon: (a) any change in your address; or (b) the satisfaction, cancellation, sale or assignment of Servicing Lenders or any Lenders' mortgage on the Hotel.

     6. Notwithstanding anything else herein to the contrary, Servicing Lender may, upon written notice to HIFI, designate any of the Lenders as a substitute Servicing Lender ("Sub-Servicing lender") under the terms of this Comfort Letter. At such time, the Sub-Servicing Lender shall obtain all of present Servicing Lender's rights under the Comfort Letter, provided that, it enters into a new Comfort Letter agreement with HIFI under the same terms and conditions hereof.

Bank One, Texas, N.A.
July 11, 1996
Page -4-


     7. The provisions of this letter are not intended to and do not in any way alter, modify or amend the License or assign any rights thereunder.

     8.   Notices shall be addressed to HIFI as follows:

                   Holiday Inns Franchising, Inc.
                   Three Ravinia Drive, Suite 2000
                   Atlanta, Georgia 30346
                   Attn: Vice President, Franchise Administration


          Notices shall be addressed to you as follows:

                   Bank One, Texas, N.A.
                   1717 Main Street, 4th Floor
                   Commercial Real Estate Lending
                   Attn: Jeff Lindsey
                   Dallas, TX 75201

          Notices shall be given by certified mail, return receipt requested, or by Federal Express or other express delivery service.

Bank One, Texas, N.A.
July 11, 1996
Page -5-


     9. This letter constitutes an offer which shall be deemed revoked and null and void unless the duplicate originals hereof are signed by both Servicing Lender and Licensee and received by HIFI on or before August 12, 1996. An executed copy will be returned to Servicing Lender and Licensee.

                                             Sincerely,



                                             Jim Darby
                                             Vice President
                                             Franchise Administration


Agreed and Accepted:

AGH Leasing, L.P.                                 Bank One, Texas, N.A.

     By:  AGHL GP, Inc., General Partner


          By: xxx                                 By:__________________________
             -----------------------------


          Title:  Executive Vice President        Title:_______________________
                --------------------------


          Attest: xxx                             Attest:______________________
                 -------------------------
                  Senior Vice President                        Secretary


          Date:          7/12/96                  Date:________________________
               --------------------------

                                                  Loan No._____________________

                                  EXHIBIT "A"


List of Lenders

First National Bank of Commerce
P.O. Box 60279
New Orleans, LA 70160

Bank of Nova Scotia
New York Agency
One Liberty Plaza
New York, NY 10006

Sociate Generale
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, TX 75201

                   [LETTERHEAD OF CROWNE PLAZA APPEARS HERE]


July 11, 1996                                         VIA OVERNIGHT COURIER
                                                      ---------------------


Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Commercial Real Estate Lending
Attn: Jeff Lindsey
Dallas, TX 75201

     RE: LICENSE AGREEMENT BETWEEN HOLIDAY INNS FRANCHISING, INC.("HIFI") AND AGH LEASING, L.P. ("LICENSEE") DATED JULY 31, 1996
               (THE "LICENSE") FOR THE CROWNE PLAZA HOTEL LOCATED AT SAN JOSE-PARK, CENTER PLAZA, CA /#4367 ("HOTEL")

Ladies and Gentlemen:

     HIFI has entered into a License pertaining to the operation of the Hotel as a Holiday Inn hotel. Attached hereto on Exhibit "A" is a list of lenders ("Lenders") that are entitled to have the benefits of this Letter Agreement. The initial Lender to have the benefits of this Letter Agreement is Bank One, Texas, N.A., 1717 Main Street, 4th Floor, Dallas, Texas 75201 ("Servicing Lender"). Bank One, Texas, N.A. may in the future designate in writing to HIFI any other Lender identified on Exhibit "A" to have the benefits of this Letter Agreement in its place and such Lender shall thereafter be the Servicing Lender.

     1. HIFI shall use its reasonable efforts to give Servicing Lender 30 days' prior written notice of any voluntary surrender by Licensee of the License (to the extent that HIFI is aware in advance of any such voluntary surrender); and HIFI shall also give Servicing Lender 30 days' prior written notice of any action it intends to take under the License as a result of any default(s) by Licensee under the License, provided (a) that the first mortgage of which Servicing Lender is involved and the License are in full force and effect at the time of the event(s) set out above; (b) that Servicing Lender is not in receivership or conservatorship; (c) that Servicing Lender has not been taken over by any state or federal regulatory agency; and (d) that neither Servicing Lender nor any of its respective directors or officers have entered into any cease and desist order or any other formal or informal written agreement with a federal or state regulatory agency. The notice given to Servicing Lender concerning Licensee's default(s) will allow Servicing Lender 30 days from the date thereof to cure or cause to be cured the default(s). HIFI may at its option, upon Servicing Lender's written request to it, deliver to Servicing Lender copies of any of its product quality reports and/or notices of non-payment of fees pertaining to the Hotel.

HOLIDAY INN/F/ WORLDWIDE HOTELS
HOLIDAY INNS, INC., A BASS COMPANY

Bank One, Texas, N.A.
July 11, 1996
Page -2-


     2. (A) In the event Servicing Lender acquires possession and control of the Hotel by foreclosure or deed in lieu of foreclosure or otherwise, either:
(1) while the License is in full force and effect; or (2) within 60 days following the date of HIFI's termination of the License; Servicing lender shall have 30 days from such acquisition to elect, by written notice to HIFI accompanied by a non-refundable processing charge of $5,000.00, to obtain a new License in the form and specifying the royalty and other fees then being used or charged by HIFI and for a term equal to the balance of the original term under the License, except that Servicing Lender shall not be charged the initial fee (as same as described in HIFI's then current Franchise Offering Circular for Prospective Franchisees), provided: (a) that Servicing Lender is not in receivership or conservatorship; (b) that Servicing Lender has not been taken over by any state or federal regulatory agency; and (c) that neither Servicing Lender, nor any of its respective directors or officers have entered into any cease and desist order or any other formal or informal written agreement with a federal or state regulatory agency.

          (B) All defaults and breaches under the License must be cured by Servicing Lender within 30 days from the date of Servicing Lender's election to obtain a new License including, but not limited to any monies due with respect to the Hotel, to HIFI, or its parent, subsidiaries, divisions or affiliates. With respect to any defaults or breaches of a non-monetary nature which are not reasonably capable of being cured within said 30-day period, HIFI may extend, for such time as it in its sole discretion may reasonably determine, the period of time in which such default(s) may be cured. A new License will not be issued to Servicing Lender until all defaults are cured. Servicing Lender shall further comply with HIFI's then-current procedures concerning the issuance of a License.

          (C) In the event that Servicing Lender acquires the Hotel as set out in paragraph 2 above, Servicing Lender shall furnish HIFI with reasonably satisfactory evidence of such acquisition.

          (D) If you have a receiver appointed with respect to the Hotel during a foreclosure proceeding against Licensee, HIFI shall enter into its standard form short term receivership license with such receiver, which will not exceed a term of 12 months, provided: (a) you are entitled to make and have made your election to exercise your rights hereunder; (b) HIFI and you have reached agreement concerning any cure under paragraph 2(B) hereof and any financial defaults, including any defaults under any agreements with HIFI's subsidiaries or affiliates, have been cured; (c) you guaranty such receiver's obligation under its license in HIFI's standard form of guaranty; and (d) such receiver meets HIFI's licensing criteria.

     3. Neither Serving Lender nor any of the Lenders shall have the right to assign, transfer, sell or otherwise convey the License, and any License that may be issued to Servicing Lender pursuant to the terms of this letter shall not be assignable. Neither Servicing Lender nor

Bank One, Texas, N.A.
July 11, 1996
Page -3-


any of the Lenders' rights under this letter are assignable. A new owner of the Hotel may apply for a Holiday Inn hotel License Agreement, and such application will be processed in accordance with HIFI's then-current requirements and procedures.

     4. By its signature below, Licensee acknowledges that this letter was provided to Servicing Lender at Licensee's request in order to induce Servicing Lender to provide financing for the Hotel, and in consideration thereof, Licensee hereby releases Servicing Lender and the Lenders, and HIFI, as well as each of our respective subsidiaries, parents, divisions, successors, assigns, heirs and representatives, including but not limited to our respective employees, agents, officers, directors and stockholders of and from any and all actions, causes of action, suits, claims, demands, contingencies, debts, accounts and judgments whatsoever, at law or in equity, whether known or unknown, arising from the exercise by Servicing Lender or any Lender or any Lender of any of the rights granted hereunder and the recognition and compliance with such exercise by HIFI. It is further acknowledged and agreed that HIFI shall be entitled to rely upon any written notice or request by Servicing Lender made pursuant to the provisions hereof without requirement of necessitating the accuracy or authenticity of such written notice or any facts or allegations contained therein.

     5. (A) Servicing Lender and the Lenders agree to notify HIFI, by mail, 10 days in advance of any action to: (a) commence foreclosure proceedings regarding the Hotel; or (b) petition for appointment of a receiver, obtain the entry of an order for relief or take any action under federal or state bankruptcy laws or similar laws with regard to the Hotel; or (c) accept a deed for the Hotel in lieu of foreclosure; or (d) take ownership or possession of the Hotel in any manner.

          (B) Servicing Lender agrees to notify HIFI promptly upon: (a) any change in your address; or (b) the satisfaction, cancellation, sale or assignment of Servicing Lenders or any Lenders' mortgage on the Hotel.

     6. Notwithstanding anything else herein to the contrary, Servicing Lender may, upon written notice to HIFI, designate any of the Lenders as a substitute Servicing Lender ("Sub-Servicing Lender") under the terms of this Comfort Letter. At such time, the Sub-Servicing Lender shall obtain all of present Servicing Lender's rights under the Comfort Letter, provided that, it enters into a new Comfort Letter agreement with HIFI under the same terms and conditions hereof.

Bank One, Texas, N.A.
July 11, 1996
Page -4-


     7. The provisions of this letter are not intended to and do not in any way alter, modify or amend the License or assign any rights thereunder.

     8.   Notices shall be addressed to HIFI as follows:

                 Holiday Inns Franchising, Inc
                 Three Ravinia Drive, Suite 2000
                 Atlanta, Georgia 30346
                 Attn: Vice President, Franchise Administration


          Notices shall be addressed to you as follows:

                 Bank One, Texas, N.A.
                 1717 Main Street, 4th Floor
                 Commercial Real Estate Lending
                 Attn: Jeff Lindsey
                 Dallas, TX 75201

          Notices shall be given by certified mail, return receipt requested, or by Federal Express or other express delivery service.

Bank One, Texas, N.A.
July 11, 1996
Page -5-


     9. This letter constitutes an offer which shall be deemed revoked and null and void unless the duplicate originals hereof are signed by both Servicing Lender and Licensee and received by HIFI on or before August 12, 1996. An executed copy will be returned to Servicing Lender and Licensee.

                                             Sincerely,



                                             /s/ Jim Darby Jr.
                                             Jim Darby
                                             Vice President
                                             Franchise Administration


Agreed and Accepted:

AGH Leasing, L.P.                                 Bank One, Texas, N.A.

     By:  AGHL GP, Inc., General Partner


          By: xxx                                 By:__________________________
             -----------------------------


          Title:  Executive Vice President        Title:_______________________
                --------------------------


          Attest: xxx                             Attest:______________________
                 -------------------------
                  Senior Vice President                        Secretary


          Date:          7/12/96                  Date:________________________
               --------------------------

                                                  Loan No._____________________

                                  EXHIBIT "A"


List of Lenders

First National Bank of Commerce
P.O. Box 60279
New Orleans, LA 70160

Bank of Nova Scotia
New York Agency
One Liberty Plaza
New York, NY 10006

Sociate Generale
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, TX 75201

                   [LETTERHEAD OF PROMUS HOTEL CORPORATION]


                                 July 30, 1996

Bank One, Texas, N.A.,
as Administrative Agent
Commercial Real Estate Department
Mr. Jeff S. Lindsey
4th Floor, 1717 Main Street
P.O. Box 655415
Dallas, TX 75201

     RE: Comfort Letter for Hampton Inn hotel located at located at 5300 Airport Square Lane, Sandston, (Richmond-Airport), Virginia (the "Hotel")

Dear Mr. Lindsey:

     As requested by Ms. Nicola Wolpmann, please find enclosed three execution originals of our standard comfort letter regarding the referenced property, which have been executed by Promus Hotels, Inc. ("Promus").

     While we do not allow the transfer or assignment of comfort letters, Promus will, as an accommodation to you, allow the appointment of Societe Generale to replace you as Administrative Agent, provided your request is received by Promus in writing prior to the appointment. If you wish to appoint an entity other than Societe Generale as Administrative agent, your written request must be received prior to the appointment, such entity must be accepted and approved by Promus, and be fully guaranteed by Bank One Texas, N.A. and/or Societe Generale. This assignment condition is for the benefit of Bank One, Texas, N.A. and will not be extended to any substituted or appointed entity.

     Please have each of the three originals signed (as indicated) by the Lender and Licensee with each retaining one original for their respective files. The third fully executed original must be returned to my attention within thirty
(30) days from the date of the letter, or the letter becomes null and void. A self-addressed return envelope is enclosed for your convenience.

     Should you have any questions, please let me know.

                                             Very truly yours,

                                             Carol Conley
                                             Carol P. Conley
                                             Franchise Administrator
                                             Development Administration

/cpc
Enclosure(s)

                   [LETTERHEAD OF PROMUS HOTEL CORPORATION]

                                 July 30,1996

Bank One, Texas, N.A.,
as Administrative Agent
Commercial Real Estate Department
Mr. Jeff S. Lindsey
4th Floor, 1717 Main Street
P.O. Box 655415
Dallas, TX 75201

     Re: Hampton Inn License Agreement ("License") with AGH Leasing, L.P. ("Licensee") for the Hampton Inn hotel located at 5300 Airport Square Lane, Sandston (Richmond-Airport), Virginia (the "Hotel")

Gentlemen:

     Promus Hotels, Inc. ("Promus") is about to enter into the License with the Licensee regarding the development and operation of the Hotel. It is my understanding that you, have entered or are about to enter into a loan with American General Hospitality Group, Inc. ("Borrower") and the loan will be secured by a first mortgage on the Hotel which Borrower has leased to Licensee. The Licensee has requested that Promus issue this letter relative to the License.

     1. Promus will use its best efforts to send you copies of any default notices that it issues under the License so long as your first mortgage on the Hotel is still in effect. You will have the right but not the responsibility to cure or cause to be cured any default(s) within thirty (30) days from the date of the notice. For a non-monetary default that is not capable of being cured within the 30-day period, Promus may, at its reasonable discretion, grant an extension of the cure period provided you have commenced and are diligently proceeding in good faith with the curing of such default(s). Failure to cure such default(s) within such period or the termination of the License shall not prevent you from entering into a new Hampton Inn license agreement as hereafter provided.

     2. You agree to notify Promus in advance of any action that will result in your taking possession and/or ownership of the Hotel. Such actions may include, but are not limited to, foreclosure, deed in lieu of foreclosure, or appointment of a receiver.

     3. Within thirty (30) days after the occurrence of any of the following events: (a) Licensee loses possession of the Hotel, (b) a court-appointed receiver takes possession of the Hotel, (c) you commence foreclosure proceedings or you agree to accept a deed in lieu of foreclosure on the Hotel, or (d) Licensee seeks relief under or action is taken voluntarily or involuntarily under bankruptcy laws and such actions affect the Hotel, you will notify Promus in writing (the "Acquisition

Bank One, Texas, N.A., as Administrative Agent
Commercial Real Estate Department
Mr. Jeff S. Lindsey
July 30, 1996; Page 2


          Notice"), as permitted by applicable law, if you elect to obtain a new Hampton Inn license agreement. Failure to send the Acquisition Notice means that you have waived your right to obtain a new Hampton Inn license agreement.

     4. If you (a) comply with the terms of this letter, (b) acquire legal title and possession to the Hotel within 180 days from the date of the Acquisition Notice, and (c) cure any default(s) capable of being cured by you within thirty (30) days after you obtain possession of the Hotel, Promus will issue its then current Hampton Inn license agreement to you for a term equal to the balance of the term of Licensee's License, without payment of the standard Hampton Inn application fee. If the default(s) are not capable of being cured within the 30-day period, Promus may, in its reasonable discretion, extend such time period, provided you have commenced and are diligently proceeding in good faith to cure such default(s). If you send the Acquisition Notice but fail to sign the current Hampton Inn license agreement within thirty (30) days after you obtain possession of the Hotel (or such longer period as may be specified pursuant to the previous sentence), you shall promptly pay Promus liquidated damages of $50,000.

     5. Neither this letter nor any Hampton Inn license agreement issued to you pursuant to this letter is assignable. A third party that buys the Hotel from you may apply for a Hampton Inn license. The application will be processed according to Promus' then current requirements and procedures.

     6. While you are in possession of the Hotel, you will (a) maintain insurance on the Hotel as specified in the then current Hampton Inn license agreement, (b) promptly pay to Promus (or its parent or affiliates) all fees and royalties that are specified in the then current Hampton Inn license agreement (and reservation system contract, etc.), and (c) comply with Promus' current policies and procedures.

     7. Licensee acknowledges that this letter was provided to you at Licensee's request. Licensee releases Promus (its parent, subsidiaries, affiliates and their officers and employees) and you from any and all actions, claims, demands, costs, debts, causes and judgments, whether in law or equity, known or unknown, arising from the exercise of any of the rights granted hereunder by Promus and/or you. Licensee also agrees that Promus may rely on any notice from you pursuant to the terms of this letter without having to investigate or ascertain the accuracy of any fact or allegation in the notice.

     8. Notices to you will be given by certified mail or overnight delivery to you at the address on page one of this letter. Notice to Promus will be sent in the same manner and addressed as follows: Promus Hotels, Inc., ATTN: Development Administration, 755 Crossover Lane, Memphis, TN 38117.

Bank One, Texas, N.A., as Administrative Agent
Commercial Real Estate Department
Mr. Jeff S. Lindsey
July 30, 1996; Page 3


     Please sign the three duplicate originals and return one fully executed original to Promus in the enclosed self-addressed envelope. You and Licensee should each retain one original. THIS LETTER WILL AUTOMATICALLY BECOME VOID IF ONE FULLY SIGNED ORIGINAL IS NOT RECEIVED BY PROMUS WITHIN THIRTY (30)DAYS FROM THE DATE OF THIS LETTER.


                                       Sincerely,


                                       /s/ Thomas P. Powell
                                       Thomas P. Powell
                                       Vice President
                                       Development - Eastern Region



AGREED AND ACCEPTED:

  AGH LEASING, L.P.                         BANK ONE, TEXAS, N.A.

  BY: AGHL BP, INC., General Partner        By:____________________________

       By:______________________________    Title:_________________________

       Title:___________________________    Date:__________________________

       Date:____________________________    Loan #:________________________

                   [LETTERHEAD OF HILTON INNS. Inc.]

                                July ___, 1996

Bank One, Texas, N.A.,
 as Administrative Agent
1717 Main Street, 4th Floor
commercial Real Estate Lending
Dallas, Texas 75201
Attention: Jeff S. Lindsey

RE: TOLEDO HILTON, TOLEDO, OHIO

Ladies and Gentlemen:

     Reference is made to that certain amended and restated Hilton Inns, Inc. License Agreement (the "License Agreement") dated June 14, 1996, as assigned, by and between Hilton Inns, Inc. ("Hilton Inns") and AGH Leasing, L.P. ("Licensee"), with respect to the Toledo Hilton ("Hotel"), located or to be located at 3100 Glendale Avenue, Toledo, Ohio, and to the closing of a mortgage loan ("Loan") in the aggregate principal amount of $100,000,000, dated July ___, 1996, from Bank One, Texas, N.A., as administrative agent (the bank in such capacity and its successors and assigns are referred to herein as "Agent") under that certain Credit Agreement (the "Credit Agreement") by and between American General Hospitality Operating Partnership, L.P., a Delaware limited partnership, and the banks and other financial institutions a party thereto (the "Banks"); in regard to the Hotel and certain other hotel properties. The term "Agent" as used herein shall also include (i) any special-purpose entity formed by the Agent and the Banks to hold title to the Hotel, (ii) any successor administrative agent as provided for in the Credit Agreement and (iii) any Affiliate of Agent. The term "Affiliate" with respect to any entity means any natural person or firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, the subject entity; a natural person or entity which has an entity as an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof, the term "control" shall mean the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

     In connection with such closing, this will set forth the agreement of the parties in regard to the following matters:

     1.   Cure Period.
          -----------

          (a) Hilton Inns shall notify Agent in writing of any default of Licensee under the License Agreement and Agent shall have a cure period of thirty (30) days from the date of receipt of such notice to cure any such default (or if such default is not curable within said 30-day period, such additional time as is required provided Agent commences to cure said default within such 30-day period and thereafter diligently proceeds to cure such default) prior to any termination of the License Agreement becoming effective pursuant to notice by Hilton Inns given in accordance with the License Agreement. With respect to physical standards default, diligent cure as used herein shall mean actual physical renovation work on the property. Commencement of proceedings designed to allow Agent to assume title to the property, without commencement of actual physical renovation work, shall not satisfy the cure requirements set forth herein. The notice requirements hereunder shall be satisfied by sending to Agent a copy of the default notice sent to Licensee. Agent's 30-day cure period shall begin upon Agent's receipt of said copy and shall run concurrently with any cure period of Licensee. Any such notice by Hilton Inns to Agent shall be sent to the above address for Agent, or to such other address of which Agent may notify Hilton Inns in writing from time to time; provided, however, that only one address may be used by Agent for such notice purposes at any one time. Any change in Agent's address shall be submitted to Hilton Inns by hand delivery; certified mail, return receipt requested; or overnight courier at the address for Hilton Inns set forth in Paragraph 7 below.

          (b) Notwithstanding anything to the contrary set forth above in Paragraph 1(a), in the event of a physical standards default or any other non-monetary default which requires possession by Agent in order to effect a cure, Hilton Inns will not terminate the License Agreement for such additional period of time as is reasonably required for Agent to obtain possession of the Hotel through foreclosure or other appropriate proceedings in the nature thereof, including any proceedings required due to any prohibition by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Licensee, but in no event to exceed one hundred twenty (120) days, provided that Agent (i) commences such proceedings within forty five (45) days from the date of Agent's receipt of notice of default pursuant to Paragraph 1(a) and diligently prosecutes such proceeding to completion, (ii) diligently cures said default within the periods of time set forth in Paragraph 1(a) above following Agent's possession of the Hotel and thereafter performs all obligations of Licensee arising under the License Agreement, (iii) pays all monetary obligations of Licensee arising under the License Agreement, and (iv) in all other respects complies with the requirements of Paragraph 1(a) above with respect to any other obligation of Licensee under the License Agreement. If any such default or any subsequent default occurring during the period contemplated by this Paragraph is of a nature that, in the sole opinion of Hilton Inns, damages the image or reputation of Hilton Inns or the "Hilton" name, or if Hilton Inns is required to terminate the License Agreement by court order or action of any trustee in bankruptcy or debtor in possession of the Hotel, which shall include but not be limited to a rejection of the License Agreement by a trustee or debtor-in-possession, or if the one hundred twenty (120) day period set forth in Paragraph 1(b) above expires, then notwithstanding the above, Hilton Inns may terminate the License Agreement. Provided, however, anything to the contrary in this Paragraph 1(b) notwithstanding, should Licensee reject the License Agreement in bankruptcy prior to the end of Agent's one hundred twenty day-period to obtain possession of the Hotel, and should Agent subsequently acquire possession of the Hotel and cure any non-monetary defaults within the time periods set forth in this Paragraph 1(b), Agent shall have thirty (30) days from the date of such acquisition to elect, by written notice to Hilton Inns, to enter into a new license agreement for a term equal to the then remaining term under the License Agreement under Hilton Inns' then current form, subject to any renovation or other operational requirements which Hilton Inns may reasonably require. Should Agent elect to enter into such new license agreement, Agent shall execute such new license agreement within fifteen (15) business days of its election.

     2.   Assumption.
          ----------

          (a) In the event Agent becomes the owner of the Hotel, Agent shall have the right to elect, at its sole option, at any time within thirty (30) days after Agent becomes the owner of the Hotel, to terminate the License Agreement effective upon thirty (30) days prior written notice to Hilton Inns. During this election and notice period Agent shall pay all fees due Hilton Inns and its affiliates from and after the time Agent becomes owner of the Hotel. Should Agent elect to terminate the License Agreement in accordance with the terms of this paragraph 2(a), Agent shall not be liable to Hilton Inns for any cancellation or termination fees, or for any other fees incurred under the License Agreement prior to the time Agent became owner of the Hotel.

          (b) If Agent, upon becoming owner, does not elect by thirty (30) days prior written notice to Hilton Inns, to terminate the License Agreement, then the License Agreement shall not be cancelled or terminated and shall continue in full force and effect. In such event it is hereby agreed that Agent and Hilton Inns shall fully and completely recognize each other as "Licensee" and "Licensor" respectively under the License Agreement for the balance of the term thereof, upon all terms and conditions therein provided, so as to establish direct privity of contract between Agent and Hilton Inns. The provisions of this paragraph 2(b) shall be effective and self-operative without the execution of any further instrument.

          (c) If Agent shall have acquired the Hotel and failed to exercise its right to terminate and cancel the License Agreement in accordance with paragraph 2(a), then within ten (10) business days after written request by Hilton Inns, Agent shall execute and deliver to Hilton Inns a written instrument, in form reasonably satisfactory to Hilton Inns, confirming its assumption of the License Agreement and its agreement hereunder to perform all of the obligations of Licensee under the License Agreement. Failure to execute and deliver to Hilton Inns a written instrument in accordance with the provisions of this paragraph 2(c) shall be a default under the License Agreement.

     3.   Licensee's Obligations.  Notwithstanding any assignment and assumption
          ----------------------
of the License Agreement, the Licensee shall not be released from any of its obligations under the License Agreement.

     4.   Subsequent Sale.  In the event Agent acquires the fee simple title to
          ---------------
the Hotel through foreclosure or deed in lieu thereof, become assignee of the License Agreement under Paragraph 2 above, and subsequently sells, assigns or transfers said Hotel to a third party, Hilton Inns shall not unreasonably withhold its consent to the transfer of the License Agreement to such third party, and upon such transfer consented to by Hilton Inns, Agent shall be released from any liability or obligations under the License Agreement arising subsequent to the date of such transfer.

     5.   Subordination.  Hilton Inns hereby acknowledges and agrees that the
          -------------
License Agreement, to the extent that it creates any interest in the Hotel, is and shall be subordinate to the mortgage of Agent placed or to be placed on the Hotel in accordance with the terms of the Loan. Hilton Inns further acknowledges and agrees that a conveyance to Agent by foreclosure or deed in lieu of foreclosure shall not be deemed a sale or lease of the Hotel under Paragraph 9(b) of the License Agreement.

     6.   Management.  In the event Agent becomes owner of the Hotel, (i)
          ----------
notwithstanding the provisions of Paragraph 5(j) of the License Agreement, Agent shall have the right to employ a reputable and qualified firm or person to manage the Hotel, and (ii) Agent shall not be bound by the provisions of Paragraph 8 of the License Agreement.

     7.   Execution.  This Agreement shall not be binding upon Hilton Inns and
          ---------
shall be deemed null and void unless a fully executed counterpart original hereof is received by Hilton Inns at the following address within ten (10) business days of the date of the Loan closing:

          Hilton Inns, Inc.
          9336 Civic Center Drive
          Beverly Hills, CA 90210
          Attn: General Counsel

     8.   Assignment. This Agreement may not be assigned by Agent without the
          ----------
written consent of Hilton Inns.

                                        Very truly yours,

                                        HILTON INNS, INC.

                                        BY: /s/ J. Michael Curran
                                            ----------------------------
                                            J. MICHAEL CURRAN

                                            SR. VICE PRESIDENT MARKETING
                                            ----------------------------
                                            (Print Name and Title)

Accepted and agreed to this ___________ day of _________________, 1996.

BANK ONE, TEXAS, N.A.,
in its capacity as administrative
agent under the Credit Agreement


By: ______________________________

    ______________________________
     (Print Name and Title)

     In consideration of the closing of the above-referenced Loan, Licensee consents to each of the terms of the above Letter Agreement.

AGH LEASING, L.P.             Dated: _______________, 1996


By: ___________________________

    ___________________________
     (Print Name and Title)


d3979.daw

                   [LETTERHEAD OF DOUBLETREE APPEARS HERE]


July 12, 1996


Bank One, Texas, N.A., as Administrative Agent
1717 Main Street
4th Floor
Commercial Real Estate Department
Dallas, TX 75201

Attention: Mr. Jeff Lindsey

RE: License Agreement (the "LICENSE AGREEMENT") between Doubletree Hotel Systems, Inc., ("DOUBLETREE") and AGH Leasing, L.P. ("LICENSEE") dated _______________, in connection with the Doubletree Hotel located at 1350 N. First Street, San Jose, CA 95112 (the "HOTEL).

Gentlemen:

Doubletree and Licensee have entered into the License Agreement under which Licensee has been granted a license to operate the Hotel under the tradename DOUBLETREE HOTEL (the "TRADENAME"). Licensee and you have advised us that you and certain other lenders (the "Lenders") have entered, or are about to enter, into a loan arrangement (the "LOAN") whereby your loan will be secured by a mortgage/deed of trust on the premises on which the Hotel is situated. Licensee and you have requested that we enter into this Letter Agreement with respect to the parties' rights in connection with the Hotel, the License Agreement and the Loan. This letter shall only remain in effect if you are one of the Lenders.

1. Doubletree shall give you 30 days' prior written notice of any voluntary surrender by Licensee of the License Agreement (to the extent that Doubletree is aware in advance of any such voluntary surrender), and Doubletree shall also give you 30 days' prior written notice of a default and any action Doubletree intends to take under the License Agreement as a result of any default(s) by Licensee thereunder, provided in each instance that (a) your mortgage/deed of trust and the License Agreement are in full force and effect at the time of the event(s) set out above; (b) you are not in receivership or conservatorship; (c) you have not been taken over by any state or federal regulatory agency; and (d) neither you nor any of your institution's directors or officers have entered into any cease and desist order or any other formal or informal written agreement with a federal or state regulatory agency. The notice given to you concerning Licensee's default(s) will allow you 30 days from the date thereof to cure or cause to be cured the default(s) or such longer period as provided in
Section 2B. Doubletree may, at its option upon your written request, deliver to you copies of any of its product quality reports and/or notices of non-payment of fees pertaining to the Hotel.

2.   A.   In the event you or your nominee acquire the Hotel (including the right to possession thereof) by foreclosure, deed in lieu of foreclosure or otherwise, either: (a) while the License Agreement is in full force and effect, or (b) within 60 days following the date of Doubletree's termination of the License Agreement, then you shall have 30 days from such acquisition to elect, by written notice to Doubletree, accompanied by a non-refundable processing charge of $5,000.00, to obtain a new license agreement in the form then being used (and specifying the royalty and other fees then being charged) by Doubletree and for a term equal to the balance of the original term under the License Agreement, except that you shall not be charged the initial fee (as the same is described in Doubletree's then current Uniform Franchise Offering Circular for Prospective Franchisees), provided that (i) you are not in receivership or conservatorship; (ii) you have not been taken over by any state or federal regulatory agency; and (iii) neither you nor any of your institution's directors or officers have entered into any cease and desist order or any other formal or informal written agreement with a federal or state regulatory agency.

     B. All monetary defaults under the License Agreement must be cured by you within 30 days from the date of your election to obtain a new license agreement, including, without limitation, payment of any monies due to Doubletree or its affiliates. With respect to any defaults of a non-monetary nature which are not reasonably capable of being cured within said 30-day period, you will have a reasonable period of time in which such default(s) may be cured, including the period of time reasonably necessary to take possession of the Hotel. A new license agreement will not be issued to you until all defaults are cured which are capable of being cured by you; provided that you will be able to operate the Hotel under the terms hereof. You shall further comply with Doubletree's then-current procedures concerning the issuance of a new license agreement.

     C. In the event you acquire the Hotel as set out in paragraph 2A above, you shall furnish Doubletree with reasonably satisfactory evidence of such acquisition.

3. In executing this document, you acknowledge that neither Licensee nor you have any right to assign, transfer, sell or otherwise convey the License Agreement except if, and to the extent, expressly provided therein, and any new license agreement that may be issued to you pursuant to the terms of this letter shall be assignable only to the extent, if any, expressly provided therein. Your rights under this letter are not assignable, provided the Lenders may appoint another administrative agent. A new owner of the Hotel may apply for a new license agreement, and such application will be processed in accordance with Doubletree's then-current requirements and procedures.

4. By its signature below, Licensee acknowledges that this letter was provided to you at its request in order to induce you to make the Loan, and in consideration thereof, Licensee hereby releases Doubletree, its subsidiaries, parents, divisions, successors, assigns, heirs and representatives, and their respective employees, agents, officers, directors and stockholders, of and from any and all actions, causes of action, suits, claims, demands, contingencies, debts, accounts and judgments whatsoever, at law or in equity, whether known or unknown, arising from the exercise by you of any of the rights granted hereunder and the recognition and compliance with such exercise by Doubletree. It is further acknowledged and agreed that Doubletree shall be entitled to rely upon any written notice or request by you made pursuant to the provisions hereof without any requirement of investigating the accuracy or authenticity of such notice or any facts or allegations contained therein.

5.   A.   You agree to notify Doubletree by mail 10 days in advance of any action to (a) commence foreclosure proceedings regarding the Hotel; and/or (b) petition for appointment of a receiver obtain the entry of an order for relief or take any action under federal or state bankruptcy laws or similar laws with regard to the Hotel; and/or (c) accept a deed for the Hotel in lieu of foreclosure; and/or (d) take ownership or possession of the Hotel in any manner.

     B. You agree to notify Doubletree promptly upon: (a) any change in your address; and/or (b) the satisfaction, cancellation, sale or assignment of your mortgage/deed of trust.

6. It is understood and agreed that (a) the provisions of this letter are not intended to and do not in any way alter, modify or amend, or effect Doubletree's rights under the License Agreement with respect to the Licensee or assign any rights thereunder, (b) Doubletree shall in no event be liable or be deemed liable directly or indirectly, for any obligations under the Loan, (c) during any period of time that the License Agreement is in effect or the Hotel is otherwise being operated under the Tradename, Doubletree shall be entitled to be paid from the revenues of the Hotel all amounts due it in connection therewith (including, without limitation, royalty fees and marketing contributions) in a timely manner, but in no event less frequently than monthly, (d) Doubletree's liability to Licensee, you and/or any other party for breach of or default under any duty, covenant, agreement, representation and/or warranty under the License Agreement, shall not, in the aggregate, exceed that for which Doubletree would have been liable to Licensee for breach of or default under such duty, covenant, agreement, representation and/or warranty in the absence of this letter, (e) subject to the rights to cure as set forth in the License Agreement and herein, Doubletree's obligations to perform its duties under the License Agreement (and any party's rights to use the Tradename at the Hotel) shall be conditioned upon the performance of all material duties of the "Licensee" thereunder, (f) any acquisition of the Hotel under paragraph 2A above shall be deemed, as between Doubletree and Licensee only, a termination of the License Agreement by Doubletree as a result of Licensee's default, and Doubletree may pursue all available rights and remedies against Licensee upon such termination, but any termination fees shall be subordinate to the Loan to the extent the payment of such fees was subordinate to the Loan prior to the date of your acquisition of the Hotel, (g) Doubletree shall be entitled to rely on, and to comply with any demand or request contained in, any notice provided to it by you, and Doubletree shall have no liability to Licensee or you arising out of any action taken by you or Doubletree pursuant to any such notice or the terms and conditions hereof, and (h) Doubletree's agreements contained herein are for the benefit of you, and Licensee shall acquire no rights therefrom.

7. Doubletree hereby consents to the assignment of the License Agreement by Licensee to American General Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Lessor") and the collateral assignment of, and granting of a security interest in, the License Agreement by Lessor to you as security for the loan; provided, however, that in connection with the assignment of the
          --------  -------
License Agreement by Licensee to Lessor the provisions of paragraphs 6(a), (b),
(c), (d), (f), (g) and (h) shall be deemed to be incorporated by reference into the documentation evidencing such assignment as if fully sets forth therein, with all references to "you" contained in such sections deemed to refer to Lessor.

8.   Notices shall be addressed to Doubletree as follows:

               Doubletree Hotel Systems, Inc.
               410 N. 44th Street, Suite 700
               Phoenix, Arizona 85008
               Attention: Sr. Vice President, Franchising

     Notices shall be given by certified mail, return receipt requested, or by FedEx or other express delivery service.

9. This letter constitutes an offer which shall be deemed revoked and null and void unless the duplicate originals hereof are signed by both you and Licensee and received by Doubletree on or before August 12, 1996. An executed copy will be returned to you and Licensee.

10. As of the date of this letter, the License Agreement is in full force and effect, and Doubletree has no knowledge of any defaults by Licensee thereunder.

                                   Sincerely,


                                   Doubletree Hotel Systems, Inc.

                                   By:        xxx
                                      -------------------------------
                                     Its:     xxx
                                         ----------------------------

Agreed and Accepted:

AGH Leasing, LP
Licensee                                     Lender

By: AGHL GP, Inc., General Partner

By:       xxx                                By:___________________________
   -------------------------------

Title:   Executive Vice President            Title:________________________
      ----------------------------

Date:  7/15/96                               Date:_________________________
     -----------------------------

                                             Loan No.______________________

Agreed and Accepted as to Paragraph 7 only:

American General Hospitality Operating Partnership, LP
Lessor

By:  AGH GP, Inc., General Partner

By:   xxx
   ------------------------------

Title:  Executive Vice President
      ---------------------------

Date:      7/15/96
     ----------------------------

                                  EXHIBIT "O"

NOTE: NEED PARTICIPATING LESSEE BANK ACCOUNTS AND LIQUOR LICENSE COMPANY REFERENCE FOR DOCUMENT

                                    FORM OF
                       GENERAL ASSIGNMENT AND AGREEMENT

     THIS GENERAL ASSIGNMENT AND AGREEMENT ("Agreement") is made as of the ____ day of JULY, 1996, by AGH LEASING, L.P., a Delaware limited partnership ("Lessee"), having an office and mailing address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Ken Barr, in favor of [BORROWER/GUARANTOR], a [Delaware] limited partnership ("Lessor") having an office and mailing address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Ken Barr.

     WHEREAS, Lessor is the owner of that certain real property more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Land"), and the improvements and personal property located thereon, consisting generally of a hotel together with a restaurant, bars, conference rooms and related facilities (the "Hotel"). The Land and the Hotel shall sometimes be collectively referred to herein as the "Property;"

     WHEREAS, pursuant to that certain Lease Agreement (the "Lease") between Lessor, as Lessor, and Lessee, as Lessee, dated as of even date herewith, with respect to the Property, Lessor leased to Lessee and Lessee leased from Lessor the Property;

     WHEREAS, as a condition precedent to executing the Lease, Lessor has required that Lessee execute this Agreement;

     NOW, THEREFORE, IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by Lessor to Lessee, Lessee hereby makes certain assignments, covenants and agreements in favour of Lessor as set forth herein.

     1.   Bank Accounts. Lessee represents and warrants to Lessor that all
          -------------
rents, royalties, issues, profits, revenues, income, money, accounts and all funds (collectively, "Funds") generated by or in connection with the Property, including without limitation those generated through credit card sales and receipts, are deposited and held in the bank accounts described on Exhibit "B" attached hereto (the "Bank Accounts") and that Lessee has no other checking; savings, custodian and other accounts in connection with the Property. Except as expressly consented to in writing by Lessor (which consent Lessor can withhold in its sole and absolute discretion), Lessee agrees not to deposit any Funds into any checking; savings, custodian and other accounts except for the Bank Accounts.

     2.   Grant of Security Interest. To secure the prompt and complete
          --------------------------
performance by Lessee of its covenants and obligations set forth in the Lease, Lessee hereby assigns, conveys, mortgages, pledges, hypothecates, transfers, and hereby grants to Lessor a continuing lien on and security interest in, and a right of setoff and compensation against, all of Lessee's right, title, and interest in, to, and under, or right to acquire, the following, whether now owned or existing or hereafter acquired or arising out of or relating to the Property (collectively, "Collateral"):

          a. All Funds on deposit in checking; savings, custodian and other accounts, including the "Bank Accounts," related to the Property or the Hotel; all accounts receivable; all income and revenues, including revenues from the rental and/or leasing of suites, rooms, banquet facilities, conference and meeting rooms and related facilities; all occupancy fees and user fees; all revenues from the sales of food, beverages, alcoholic beverages and concessions; all parking revenues; and all other revenues, profits, proceeds, benefits and income of the Property from any source whatsoever generated by the Property or arising from the use or enjoyment of all or any portion thereof;

          b. All intangible property and rights relating to the Property or the operation or development thereof, or used in connection therewith, including, without limitation, all governmental permits and licenses (including, without limitation, liquor licenses), grants or approval of any kind relating to the operation, occupancy or development of the Properties, and including all of Lessee's right, title and interest in and to (i) all leases, service contracts, operating agreements or other agreements for the operation and/or maintenance of the Property except for those agreements or leases described in either that certain Assignment of Management Agreements or that certain Assignment of Leases, Rents and Security Deposits both executed by Lessee to Lessor contemporaneously with the execution of this Agreement, (ii) all leases of furniture, fixtures and equipment used on or in connection with the Property and the aforesaid property (including, but not limited to, computing, communications and electronic equipment), all indemnities and other agreements delivered in connection with such agreements, (iii) other than the trade names of third party franchisors, all names under or by which the Property or the Hotel thereon may at any time be operated or known, all rights to carry on business under such names or any variant thereof, and all good will, trade names and trademarks relating in any way to the Property or the Hotel and (iv) the rights, title and interests of Lessee under that certain Pledge Agreement (the "Pledge Agreement") with the shareholders of [INSERT LIQUOR LICENSE COMPANY NAME] (the "Liquor License Company") and the stock powers executed in connection with the Pledge Agreement.

          c. All goods, personal property, furniture, fixtures and equipment owned by Lessee and now or hereafter located in or on the Property and/or used in the operation and occupancy thereof, including, without limitation, all furniture and furnishings; and

          d. All accessions to, substitutions and replacements for, and all proceeds and claims arising on account of any damage to or taking of, the aforesaid property or any improvements thereon or any part thereof, including, without limitation, proceeds of insurance policies, and all causes of action and recoveries for any loss or diminution in the value thereof of any improvements.

          Lessee agrees that Lessee shall have all of the rights and remedies of a first priority secured party under the Uniform Commercial Code as enacted in the State of Texas, including the right of set-off against any funds on deposit with Lessor. All of the rights and remedies available to the Lessor under the Uniform Commercial Code, as enacted in the State of Texas, are in addition to any other rights of Lessor set forth in this Agreement, and the security interest pledged, assigned and granted to the Lessor by this Agreement is not intended in any way to limit the aforesaid rights and remedies of the Lessor. Lessee agrees to execute all other reasonable documentation (including UCC financing statements) necessary to effectuate the foregoing.

     3.   Bankruptcy of Lessee.  Lessee hereby acknowledges and agrees that to
          --------------------
the extent permitted by applicable law, the accounts comprising a portion of the Collateral, including without limitation the Bank Accounts, and all Funds (collectively, "Accounts") shall not constitute the property of Lessee or any estate of Lessee, and, in the event of the filing of a voluntary of involuntary bankruptcy petition with respect to Lessee, the Accounts shall not be subject to Lessee's use during the pendency of any such proceeding and shall not constitute cash collateral within the meaning of the federal bankruptcy laws. Lessee further agrees that immediately upon the filing of a petition in bankruptcy with respect to Lessee, Lessee shall consent to the entry of an order by the appropriate court granting the Lessor such relief as may be necessary to allow Agent, on behalf of Lessor, to possess and use freely all funds in the Accounts.

     4.   Disclaimer of Responsibility.  This Agreement shall not operate to
          ----------------------------
place any responsibility, liability or obligation whatsoever upon Lessor, except as expressly set forth herein.

     5.   No Waiver.  Any forbearance or failure or delay by Lessor in
          ---------
exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Lessor shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Lessor.

     6.   Expenses.  If Lessee fails to comply with the terms of this Agreement,
          --------
Lessee shall pay all reasonable attorneys' fees and expenses actually incurred by the Lessor in connection with the enforcement of this Agreement.

     7.   Representations and Warranties.  Lessee represents and warrants to
          ------------------------------
Lessor as follows:

          a. Lessee is duly organized and validly existing under the laws of the State of its organization and is duly qualified to do business in all jurisdictions in which the Hotels are located.

          b. The execution, delivery and performance by Lessee of this Agreement (i) are within the power of Lessee, (ii) have been duly authorized by all requisite action of Lessee, (iii) have received all necessary governmental approvals which are applicable to Lessee, and (iv) will not violate (a) any provision of law which is applicable to Lessee, (b) any order of any court or agency of government which is applicable to Lessee, (c) the organizational documents of Lessee, or (d) any indenture, agreement or any other instrument to which Lessee is a party or by which Lessee or its property is bound, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Lessee's property or assets.

          c. With respect to the Lease, all restaurant leases between Lessee and third party operators of the restaurants located at the Property, and the Pledge Agreement, as of the date hereof:

               (1) each such agreement or instrument is in full force and effect;

               (2) to best of Lessee's knowledge no default exists on the part of Lessee under any such agreement or instrument, and to the best of Lessee's knowledge, any other party to any such agreement or instrument;

               (3) no rent or other consideration has been collected by Lessee more than one month in advance under any such agreement or instrument;

               (4) no such agreement or instrument or any interest of Lessee has been assigned or pledged except in connection with this Agreement;

               (5) to the best of Lessee' knowledge, no party to any such agreement has any defense, set off or counterclaim against Lessee under its respective agreement or instrument; and

               (6) all rent and other consideration due to date under each such agreement or instrument has been collected and no concession has been granted to any party thereto in the form of a waiver, release, reduction, discount, or other alteration of rent or other consideration due or to become due other than as set forth in such agreements or instruments.

     8.   Collateral Assignment; Binding Effect.  Lessor may collaterally assign
          -------------------------------------
this Agreement and its rights, in whole or in part, under this Agreement as collateral for any credit facility secured in whole or in part by the Property, and Lessee hereby irrevocably consents and agrees to the same. Upon such collateral assignment, this Agreement shall inure to the benefit of the lender or lenders providing such credit facility, and upon Lessee receiving the address of such lender or lenders, (a) Lessee shall send such lender or lenders a copy of any notice sent by Lessee to Lessor under this Agreement, (b) such lender or lenders shall have the right, but not the obligation, to take any action of Lessor under this Agreement and (c) no consent on behalf of Lessor or amendment, modification or termination of this Agreement shall be effective or binding without the written consent of such lender or lenders and all such actions taken without such lender or lenders consent shall be void. This Agreement shall benefit the successors and assigns of the Lessor and shall inure to the benefit of and bind the successors and assigns of Lessee.

     9.   Governing Law.  THIS AGREEMENT AND ANY DEALINGS BETWEEN THE PARTIES
          -------------
TO THIS AGREEMENT RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE RELATIONSHIPS THAT ARE BEING ESTABLISHED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. WHERE APPLICABLE AND EXCEPT AS OTHERWISE DEFINED HEREIN, THE TERMS HEREOF SHALL HAVE THE MEANINGS GIVEN THEM IN THE UNIFORM COMMERCIAL CODE, AS ENACTED IN THE STATE OF TEXAS.

     10.  Consent to Jurisdiction and Services of Process.  Lessee hereby
          -----------------------------------------------
irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States court, sitting in the State of Texas, over any suit, action or proceeding arising out of or relating to this Agreement or the other assignments executed by Lessee for the benefit of Lessor. Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Any such proceeding against Lessee brought in the State of Texas may be removed to a federal court of competent jurisdiction in the State of Texas. Lessee hereby agrees and consents that, in addition to any methods of service of process provided for under the laws of the State of Texas, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the State of Texas, may be made by certified or registered mail, return receipt requested, directed to Lessee at its address for notice stated herein or at a subsequent address of which Lessor received actual written notice from Lessee in accordance with this Agreement, and service so made shall be complete within five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lessor to serve process in any manner permitted by law or limit the right of Lessor to bring proceedings against Lessee in any other court or jurisdiction.

     11.  Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND
          --------------------
UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER ASSIGNMENTS EXECUTED BY LESSEE FOR THE BENEFIT OF LESSOR OR TO ANY COUNTERCLAIM INVOLVING ANY OF THE FOREGOING.

     12.  Notices. All notices and demand given under this Agreement shall be
          -------
in writing and shall be served by personal delivery courier service or registered or certified mail. Any such notice shall be fully prepaid and addressed to the party served at its address as set forth in the introduction to this Agreement. Service of any such notice or demand so made shall be deemed effective as of the date of actual delivery if sent by personal courier service, or if sent by registered or certified mail, three (3) days after the date of actual delivery as shown by the addressee's return receipt, except that service of any notice of default provided or required by law shall, if mailed, be deemed effective on the date of mailing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives under seal as of the day and year first above written.

                                        LESSEE:

Signed, sealed and                      AGH LEASING, L.P.,
delivered in the presence of:           a Delaware limited partnership

______________________________          By:  ____________________,
Unofficial Witness                           its general partner

                                             By:_________________________
______________________________               Name:_______________________
Notary Public                                Title:______________________

My Commission Expires:

[AFFIX NOTARIAL SEAL]


                                        LESSOR:

Signed, sealed and                      _____________________________
delivered in the presence of:

______________________________          By:______________________________
Unofficial Witness                      Name:____________________________
______________________________          Title:___________________________
Notary Public

My Commission Expires:

[AFFIX NOTARIAL SEAL]

Exhibit "A" - Legal Description

Exhibit "B" - Bank Accounts

                                  EXHIBIT "B"

1.   Bank One, Texas, N.A. account number:______________________

2.   _______________________ account number:________________________

                                  EXHIBIT "P"


                                    FORM OF
              GROUND LESSOR'S ESTOPPEL CERTIFICATE AND AGREEMENT

     The undersigned ______________________________ ("Landlord") hereby executes this estoppel certificate and agreement (this "Certificate") in connection with that certain Credit Agreement (the "Credit Agreement") dated as of ________, 1996, by and between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"); SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the bank in such capacity and its successors and assigns are referred to herein as "Structuring Agent"); BANK ONE, TEXAS, N.A., a national banking association, having its address at 1717 Main Street, 4th Floor Real Estate Department, Dallas, Texas 75201, as Administrative Agent (the bank in such capacity and its successors and assigns are referred to herein as "Administrative Agent"; the Structuring Agent and the Administrative Agent are collectively referred to herein as the "Agents"); and the banks and other financial institutions a party thereto (the "Banks"). Pursuant to the Credit Agreement the Banks have agreed to make a loan (the "Loan") in the amount of $100,000,000.00 to Borrower to be secured by a number of hotels, including among other things, the tenant's interest in that certain lease agreement (as amended, the "Lease") stated on Exhibit "B" attached hereto covering real property situated in ___________ County, _________, more particularly described in Exhibit "A" attached hereto (the "Property"). __________________ ("Tenant") [, an affiliate of Borrower,] is or will become the tenant under the Lease.

     Landlord understands and acknowledges that the Banks are considering making the Loan to Borrower which will be secured by certain security instruments (collectively the "Security Documents"), including without limitation, a [Deed of Trust/Mortgage], Security Agreement, Assignment of Rents and Financing Statement covering the tenant's interest in the Lease, and as a condition to making the Loan, the Banks have required Landlord to make the certifications, warranties and representations to and agreements with the Banks set forth hereinbelow; and

     Landlord is willing to make such certifications, warranties, representations and agreements set forth below; and

     In consideration of the foregoing and the sum of Ten Dollars ($10.00) paid by Tenant to Landlord, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby certifies, warrants, and represents to and agrees with the Agents and Banks as follows:

     1. Landlord is the landlord under the Lease [and Tenant is the tenant under the Lease]. The Lease is in full force and effect, and except as set forth on Exhibit "B", the Lease has not been amended, modified, supplemented or assigned in any manner. The Lease is the entire agreement between Tenant and Landlord related to the Property. The rent and all other sums due and payable to Landlord under the Lease have been paid through the date of this Certificate. To the best knowledge of Landlord, the tenant under the Lease is not in default of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by the tenant under the Lease.

     2. The undersigned hereby acknowledges (a) the Banks' recording the Security Documents against the tenant's interest under the Lease and the tenant's interest in the Property, (b) that any liens or security interests of Landlord against the tenant's interest in Lease or Property are subordinate to those granted in the Security Documents and (c) that the Banks' exercising the Banks' rights and remedies under the Security Documents shall not constitute a default by the tenant under the Lease.

     3. Landlord agrees that no surrender (except a surrender upon the expiration of the term of the Lease) of the Lease to Landlord, or of the Property, or any part thereof, or any interest herein, and no termination, amendment or modification of the Lease by Tenant shall be valid or effective, without the prior written consent of the Agents so long as the Loan remains outstanding.

     4. The Administrative Agent shall be entitled to and shall receive from Landlord under the Lease prompt written notice of defaults by tenant under the Lease. The Administrative Agent shall have thirty (30) days to cure monetary defaults and as long as the Administrative Agent reasonably requires to cure non-monetary defaults so long as the Administrative Agent is proceeding diligently to cure non-monetary defaults and so long as all rentals and other sums to be paid by the tenant under the Lease are timely paid. In the event of a default by the tenant under the Lease, other than a default in the payment of money under the Lease (whether of rents, taxes or other sums payable), Landlord shall not terminate the Lease without first giving to the Administrative Agent reasonable time within which either (a) to obtain possession of the Property (by appointment of a receiver, foreclosure or otherwise) and cure such default with reasonable diligence, in the case of a default which is susceptible of being cured after the Administrative Agent obtains possession of the Premises, or (b) to institute foreclosure proceedings and complete such foreclosure with reasonable diligence or otherwise acquire the tenant's interest under the Lease with reasonable diligence, in the case of default which is not susceptible of being cured by the Administrative Agent (any such noncurable default shall be deemed to have been cured upon the completion of such foreclosure or acquisition of the Tenant's interest in the Lease); provided, however, that the
                                        --------  -------
Administrative Agent shall pay all rent and other sums payable under the Lease (including, without limitation, taxes) within thirty (30) days after any such sums become due and payable, together with interest on any past due sums from the due date at the rate specified in the Lease (or, if no rate is specified, at two percent (2%) per annum above the "prime rate" announced from time to time by the Administrative Agent).

     5. The Administrative Agent may, at any time before the termination of the Lease, pay any amount or do any act or thing required of the tenant by the terms of the Lease, and all payments so made and all acts or things so done by the Administrative Agent shall be as effective to prevent a forfeiture of the rights of the tenant under the Lease as if same had been done or performed by the tenant under the Lease rather than the Administrative Agent.

     6. If the Lease is terminated prior to its expiration date, by reason of the tenant's default or rejection of the Lease by the tenant in a bankruptcy case or for any other reason. Landlord will enter into a new lease of the Property with the nominee of the Administrative Agent for the remainder of the term of the Lease, at the rent and additional rent and upon all of the covenants, agreements, terms, provisions and limitations contained in the Lease if the Administrative Agent requests such a new lease within sixty (60) days after the date of termination of the Lease and if all sums then due to the Landlord under the Lease, including interest at the rate specified in the Lease (or as otherwise specified herein), are paid to Landlord.

     7. Any notices sent to Landlord under the Lease shall, until further notice, be sent by registered mail and addressed as follows:

          _____________________________________
          _____________________________________
          _____________________________________

          Any notices sent to the Administrative Agent shall, until further notice, be sent by registered mail and addressed as follows:

          Bank One, Texas, N.A.
          1717 Main Street, 4th Floor
          P.O. Box 655415
          Dallas, Texas 75201
          Attn: Commercial Real Estate Department - Mr. Jeff S. Lindsey

Notices shall be effective upon deposit in the mails as aforesaid; however, the period in which a response thereto must be given or taken shall run from the date of receipt by the addressee. Rejection, refusal to accept delivery or inability to deliver due to changed addresses of which no notice has been given shall be deemed receipt.

     8. This Certificate may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     9. This Certificate may not be modified except by an agreement in writing signed by Landlord and the Administrative Agent or their respective successors in interest. This Agreement shall inure to the benefit of the parties hereto, the Agents, the Banks, and their successors and assigns. The rights and obligations under this Agreement shall be appurtenant to and run with the Property. Landlord will deliver to the Administrative Agent an estoppel certificate in form reasonably acceptable to the Administrative Agent and Landlord pertaining to the Lease within twenty (20) days after the Administration Agent's request, so long as the Administrative Agent agrees to pay Landlord's reasonable costs and expenses (including attorneys' fees) associated therewith. Either Agent shall have the continuing right to record the original or a copy of this Certificate in the real property records in which the Property is located.

     [10. Landlord consents to Tenant becoming the tenant under the Lease, provided that Tenant assumes the obligations of the tenant under the Lease arising from and after the date of the assignment.]

     IN WITNESS WHEREOF, Landlord has executed this document this ______ day of _____________, 1996.

                                                  LANDLORD:

                                                  ______________________________

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

[INSERT ACKNOWLEDGMENT FORM FOR STATE IN WHICH PROPERTY IS LOCATED]

                               CONSENT OF LENDER

     The undersigned lender ("Lender") hereby acknowledges that it is the current holder of a mortgage lien and other liens and security interests affecting the Property described in the attached Certificate pursuant to that certain Deed of Trust or Mortgage dated ____________, 199_, recorded in the Real Property Records of______________ County, ____________, under Volume ______,
Page ________ (collectively, the "Liens"), and hereby joins in the execution of the attached Certificate for the purpose of subordinating the Liens to the terms of the Certificate and agreeing that in the event of a foreclosure by Lender (or its successors and assigns) on the Property, Lender (or its successors and assigns) will take title thereto subject to the terms of the Certificate.

     EXECUTED as of the ________ day of _______________, 1996.


                                     LENDER:

                                     _______________________________

                                     By:____________________________
                                     Name:__________________________
                                     Title:_________________________


[INSERT ACKNOWLEDGMENT FORM FOR STATE IN WHICH PROPERTY IS LOCATED]

                                  EXHIBIT "Q"


                      GUARANTY AND CONTRIBUTION AGREEMENT
                      -----------------------------------

     This Guaranty and Contribution Agreement (this "Agreement") is made and entered into effective for all purposes as of the date of the Credit Agreement herein described, by the parties signatory hereto or to an Accession Agreement (collectively, the "Guarantor" whether one or more), to and for the benefit of SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks parties to the Credit Agreement herein described.

                                 INTRODUCTION

     A. This Agreement is given in connection with the Credit Agreement (the "Credit Agreement") dated as of July __, 1996 among AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, Structuring Agent, Administrative Agent and the Banks.

     B. The Borrower is the principal financing entity for capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including the Subsidiaries which are parties hereto. Other than the Parent, each Guarantor is a direct or indirect subsidiary of the Borrower. Each Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

     C. Under the Credit Agreement, it is a condition to the making of the Advances by the Banks and the issuance of the Letters of Credit by the Issuing Bank that each Guarantor shall have executed and delivered this Agreement.

     Therefore, in order to induce the Banks to make the Advances and the Issuing Bank to issue its Letters of Credit, each Guarantor hereby agrees as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined in this
                -----------
Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement.

     Section 2. Guaranty. Each Guarantor hereby unconditionally guarantees (a)
                --------
the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and any other Credit Document, whether for principal, Reimbursement Obligations, interest, fees, expenses, or otherwise and
(b) the payment and performance of the lessor's obligations under the Participating Leases (such obligations being the "Guaranteed Obligations") and any and all expenses (including reasonable counsel fees and expenses) incurred by the Structuring Agent, the Administrative Agent or any Bank in enforcing any rights under this Agreement. Each Guarantor agrees that its guaranty obligation under this Agreement is a guarantee of payment, not of collection and that such Guarantor is primarily liable for the payment of the Guaranteed Obligations.

     Section 3. Limit of Liability.  Each Guarantor that is a Subsidiary of the
                ------------------
Borrower shall be liable under this Agreement with respect to the Guaranteed Obligations only for amounts aggregating up to the largest amount that would not render its guaranty obligation hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

     Section 4. Guaranty Absolute.  Each Guarantor guarantees that the
                -----------------
Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement, the other Credit Documents and the Participating Leases, as applicable, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Structuring Agent, the Administrative Agent, the Banks or the Participating Lessees with respect thereto. The liability of each Guarantor under this Agreement shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any Participating Lease or any other agreement or instrument relating thereto;

     (b) any change in the time, manner, or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, any Credit Document or any Participating Lease;

     (c) any exchange, release, or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any other agreement or guaranty, for any of the Guaranteed Obligations; or

     (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of the Borrower or a Guarantor.

     Section 5. Continuation and Reinstatement, Etc.  Each Guarantor agrees
                -----------------------------------
that, to the extent that the Borrower makes payments to the Structuring Agent, the Administrative Agents or any Bank or the Structuring Agent, the Administrative Agent or any Bank receives any proceeds of collateral and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. The Guarantor shall defend and indemnify the Structuring Agent, the Administrative Agent and each Bank from and against any claim or loss under this
Section 5 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit.

     Section 6. Certain Waivers.
                ---------------

     6.01. Notice.  Each Guarantor hereby waives promptness, diligence, notice
           ------
of acceptance, notice of acceleration, notice of intent to accelerate and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

     6.02. Other Remedies.  Each Guarantor hereby waives any requirement that
           --------------
the Structuring Agent, the Administrative Agent or any Bank protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, including any action required by Chapter 34 of the Texas Business and Commerce Code.

     6.03. Waiver of Subrogation.  (a) Each Guarantor hereby irrevocably waives,
           ---------------------
until payment in full of all Guaranteed Obligations and termination of all Commitments, any claim or other rights which it may acquire against the Borrower that arise from such Guarantor's obligations under this Agreement or any other Credit Document, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. (S) 509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Structuring Agent, the Administrative Agent or any Bank against the Borrower or any collateral which the Structuring Agent, the Administrative Agent or any Bank now has or acquires. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full and all of the Commitments terminated, such amount shall be held in trust for the benefit of the Structuring Agent, the Administrative Agent or any Bank and shall promptly be paid to the Administrative Agent for the benefit of Structuring Agent, the Administrative Agent and the Banks to be applied to the Guaranteed Obligations, whether matured or unmatured, as the Administrative Agent may elect. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 6.03(a) is knowingly made in contemplation of such benefits.

     (b) Each Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for any contribution, reimbursement, repayment, or indemnity by the Borrower or any other Person on account of any payment by such Guarantor to the Structuring Agent, the Administrative Agent or the Banks under this Agreement.

     6.04. California Waivers.
           ------------------

     (a)   Guarantor understands and agrees that the waivers contained in this
Section 6.04 are waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, antideficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by the Banks and/or Agents.

     (b) Guarantor waives Guarantor's rights of subrogation, reimbursement, indemnity and contribution, and any other rights and defenses available to Guarantor by reason of Section 2787 to 2855, inclusive, of the California Civil Code, as amended or recodified from time to time, including without limitation
(i) any defenses Guarantor may have to the Guaranteed Obligations by reason of an election of remedies by the Banks and/or Agents, and (ii) any rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower's indebtedness, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, as amended or recodified from time to time.

     (c) If and to the extent such waivers of Guarantor's rights of subrogation, reimbursement, indemnity and contribution, and any other rights and defenses waived by Guarantor hereunder are unenforceable, Guarantor hereby agrees that all such rights shall be junior and subordinate to the rights of the Banks and/or Agents to obtain payment and performance of the Guaranteed Obligations and to all rights of the Banks and/or Agents in and to any property, including the Property, which now or hereafter serves as collateral security for the Guaranteed Obligations.

     (d) The above waivers include, but are not limited to, the waiver by Guarantor of:

           (i) all rights and defenses arising out of an election of remedies by the Banks and/or Agents, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantor's rights or subrogation and/or reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

           (ii) all rights and protections of any kind which Guarantor may have for any reason which would affect or limit the amount of any recovery by the Banks and/or Agents from Guarantor following a nonjudicial or judicial foreclosure of any security for the Guaranteed Obligations, including, without limitation, the right to any fair market value hearing pursuant to Section 580a of the California Code of Civil Procedure.

           (iii) any and all benefits available to sureties and creditors which might otherwise be available to Guarantor under California Civil Code Sections 2809 (reduction of surety's obligation where larger than principal's), 2810 (liability of surety when principal is not liable), 2815 (revocation of continuing guaranty), 2819 (exoneration of surety), 2839 (performance of principal obligation or offer of performance), 2845 (requiring creditor to proceed against principal), 2849 (security for performance of principal obligation), 2850 (hypothecation of surety's property), 2899 (order of resort to property), and 3433 (creditor's entitlement to satisfy claim from several funds), as amended or recodified from time to time.

           (iv) all rights which Guarantor may have under any law which may prohibit the Banks and/or Agents from enforcing its rights and remedies against Guarantor by both a private trustee's sale and an action in court or any law which requires that a court action to enforce the Bank's and/or Agents' rights be an action to foreclose the Deed of Trust, including without limitation, waivers of the benefit of California Code of Civil Procedure Sections 564 (cases in which appointment of receiver is authorized) and 726.5 (right of election by secured lender where security is environmentally impaired), and California Civil Code Section 2929.5 (the lender's inspection of real property security), as amended or recodified from time to time; and

     (e) Guarantor shall not be discharged, released or exonerated, in any way, from its absolute, unconditional and independent liabilities hereunder, even though any rights or defenses which Guarantor may have against Borrower, the Banks, the Agents or others may be destroyed, diminished or otherwise affected, by:

           (i) Any declaration by the Banks and/or Agents of a default in respect of any of the Guaranteed Obligations;

           (ii) The exercise by the Banks and/or Agents of any rights or remedies against Borrower or any other person;

           (iii) The failure of the Banks and/or Agents to exercise any rights or remedies against Borrower or any other person; or

           (iv) The sale or enforcement of, or realization upon (through judicial foreclosure, power of sale or any other means) any security for any of the Guaranteed Obligations, even though (A) recourse may not thereafter be had against Borrower for any deficiency or (B) the Banks and/or Agents fail to pursue any such recourse which might otherwise be available, whether by way of deficiency judgment following judicial foreclosure, or otherwise.

     Section 7. Representations and Warranties.  Each Guarantor hereby
                ------------------------------
represents and warrants as follows:

     7.01. Corporate Authority.  Such Guarantor is either a corporation, limited
           -------------------
liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor's organizational powers, have been duly authorized by all necessary organizational action and do not contravene (a) such Guarantor's organizational authority or (b) any law or material contractual restriction affecting such Guarantor or its Property.

     7.02. Government Approval.  No authorization or approval or other action by
           -------------------
and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Guarantor of this Agreement.

     7.03. Binding Obligations.  This Agreement is the legal, valid and binding
           -------------------
obligation of such Guarantor enforceable against such Guarantor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights (whether considered in a proceeding at law or in equity).

     Section 8. Covenants.  Each Guarantor will comply with all covenant
                ---------
provisions of Article V and Article VI of the Credit Agreement to the extent such provisions are applicable.

     8.01. Additional Covenant.  As soon as possible and in any event within
           -------------------
five days after the incurrence of any Indebtedness by the Parent or any Subsidiary of the Parent other than the Obligations or the Permitted Other Subsidiary Indebtedness, the Parent shall notify the Administrative Agent in writing of such incurrence.

     Section 9. Contribution.  As a result of the transactions contemplated by
                ------------
the Credit Agreement, each of the Guarantors will benefit, directly and indirectly, from the Guaranteed Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this
Section 9 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Guarantor hereunder to the Structuring Agent, the Administrative Agent or the Banks (such payment being referred to herein as a "Contribution," and for purposes of this Agreement, includes any exercise of recourse by the Administrative Agent against any Property of a Contributor designated as collateral under any Security Document and application of proceeds of such collateral in satisfaction of such Guarantor's obligations under this Agreement). The Guarantors hereby agree as follows:

     9.01. Calculation of Contribution.  In order to provide for just and
           ---------------------------
equitable contribution among the Guarantors in the event any Contribution is made by a Guarantor (a "Funding Guarantor"), such Funding Guarantor shall be entitled to a contribution from certain other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging any of the Guaranteed Obligations, in the manner and to the extent set forth in this Section. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Guarantor to the Administrative Agent or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

     9.02. Benefit Amount Defined.  For purposes of this Agreement, the "Benefit
           ----------------------
Amount" of any Guarantor as of any date of determination shall be the net value of the benefits to such Guarantor and all of its Subsidiaries (including any Subsidiaries which may be Guarantors) from extensions of credit made by the Banks to the Borrower under the Credit Agreement and the benefit of entering into the Participating Leases; provided, that in determining the contribution liability of any Guarantor which is a Subsidiary to its direct or indirect parent corporation or of any Guarantor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrower by the Banks which are in turn advanced or contributed by the Borrower to such Guarantor or its Subsidiaries and benefits of Letters of Credit issued pursuant to the Credit Agreement on behalf of, or the proceeds of which are advanced or contributed or otherwise benefit, directly or indirectly, such Guarantor and its Subsidiaries (collectively, the "Benefits"). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a Guarantor, the Benefit Amount of a Guarantor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Guarantor in its Owned Entity.

     9.03. Contribution Obligation.  Each Guarantor shall be liable to a Funding
           -----------------------
Guarantor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Guarantor to the total amount of Guaranteed Obligations, multiplied by (ii) the amount of Guaranteed Obligations paid by such Funding Guarantor and (B) 95% of the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Guarantor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Guarantors as of such date in a manner to maximize the amount of such contributions).

     9.04. Allocation. In the event that at any time there exists more than one
           ----------
Funding Guarantor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Guarantors pursuant to this Agreement shall be allocated among such Funding Guarantors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Guarantor pursuant to the Applicable Contribution. In the event that at any time any Guarantor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Subsection 9.03 above, that Guarantor shall be deemed to be a Funding Guarantor to the extent of such excess and shall be entitled to contribution from the other Guarantors in accordance with the provisions of this Section.

     9.05. Subsidiary Payment. The amount of contribution payable under this
           ------------------
Section by any Guarantor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor.

     9.06. Equitable Allocation. If as a result of any reorganization,
           --------------------
recapitalization, or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Guaranteed Obligations, or for any other reason, the contributions under this Section become inequitable as among the Guarantors, the Guarantors shall promptly modify and amend this Section to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Guarantors.

     9.07. Asset of Party to Which Contribution is Owing. The Guarantors
           ---------------------------------------------
acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Guarantor to which such contribution is owing.

     9.08. Subordination. No payments payable by a Guarantor pursuant to the
           -------------
terms of this Section 9 shall be paid until all amounts then due and payable by the Borrower to any Bank, pursuant to the terms of the Credit Documents, are paid in full in cash. Nothing contained in this Section 9 shall affect the obligations of any Guarantor to any Bank under the Credit Agreement or any other Credit Documents.

     Section 10 Miscellaneous.
                -------------

     10.01. Addresses for Notices. All notices and other communications provided
            ---------------------
for hereunder shall be in writing, including telegraphic communication and delivered or teletransmitted to the Administrative Agent, as set forth in the Credit Agreement and to each Guarantor, at the address set forth beside such Guarantor's signature hereto or in the Accession Agreement executed by such Guarantor, or to such other address as shall be designated by any Guarantor or the Administrative Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.

     10.02. Amendments, Etc. No waiver of any provision of this Agreement nor
            ----------------
consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent, the Majority Banks and the Borrower and no amendment of this Agreement shall be effective unless the same shall be in writing and signed by each Guarantor and the Administrative Agent, with the consent of the Majority Banks; provided that
                                                                  --------
any amendment or waiver releasing any Guarantor from any liability hereunder shall be signed by all the Banks; and provided further that any waiver or
                                      ----------------
consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary or Affiliate of the Borrower hereafter is required in a accordance with the terms of the Credit Agreement or otherwise agrees to become a guarantor of the Borrower's obligations under the Credit Documents, then such Subsidiary or Affiliate may become a party to this Agreement by executing an Accession Agreement ("Accession Agreement") in the form attached hereto as Annex 1 and
                                                                 -------
each Guarantor and the Administrative Agent hereby agrees that upon such Subsidiary's or Affiliate's execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person a Guarantor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Guarantors or the Administrative Agent to make such an amendment to this Agreement effective.

     10.03. No Waiver; Remedies. No failure on the part of Structuring Agent,
            -------------------
the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     10.04 Right of Set-Off. Upon the occurrence and during the continuance of
           ----------------
any Event of Default, the Structuring Agent, the Administrative Agent and the Banks are hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by the Structuring Agent, the

Administrative Agent or the Banks to the account of any Guarantor against any and all of the obligations of such Guarantor under this Agreement, irrespective of whether or not the Structuring Agent, the Administrative Agent or the Banks shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Structuring Agent, the Administrative Agent and the Banks agree promptly to notify each Guarantor affected by any such set-off after any such set-off and application made by the Structuring Agent, the Administrative Agent or the Banks provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Structuring Agent, the Administrative Agent and the Banks under this Section
10.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Structuring Agent, the Administrative Agent and the Banks may have.

     10.05. Continuing Guaranty: Transfer of Interest. This Agreement shall
            -----------------------------------------
create a continuing guaranty and shall (a) remain in full force and effect until payment in full and termination of the Guaranteed Obligations, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Structuring Agent, the Administrative Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Agreement. Upon the payment in full and termination of the Guaranteed Obligations, the guaranties granted hereby shall terminate and all rights hereunder shall revert to each Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Upon any such termination, the Administrative Agent will, at each Guarantor's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

     10.06. Governing Law. This Agreement shall be governed  by and construed
            -------------
and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement and the other Credit Documents and such Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address specified below. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Bank, the Structuring Agent or the Administrative Agent to serve legal process in any other manner permitted by the law or affect the right of any Bank, the Structuring Agent or the Administrative Agent to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

     SECTION 10.07.  WAIVERS OF JURY TRIAL. THE GUARANTORS HEREBY IRREVOCABLY
                     ---------------------
AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER CREDIT DOCUMENT OR TO ANY COUNTERCLAIM THEREIN.

     SECTION 10.08.  ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS
                     ----------------
BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

     THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     Each Guarantor has caused this Agreement to be duly executed as of the date first above written.

                                   GUARANTORS:

                                   AMERICAN GENERAL HOSPITALITY
                                   CORPORATION, a Maryland corporation


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568


                                   AGH UPREIT, LLC, a Delaware limited liability company

                                   By:  American General Hospitality
                                        Corporation, member


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                   3100 GLENDALE JOINT VENTURE,
                                   an Ohio general partnership

                                   By:  AGH UPREIT, LLC, its partner

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc., its general
                                                  partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., its
                                             partner

                                             By:  AGH GP, Inc., general partner


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas, 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                   MDV LIMITED PARTNERSHIP,
                                   a Texas limited partnership

                                   By:  AGH UPREIT LLC, its general partner

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc.,
                                                  general partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                   MADISON MOTEL ASSOCIATES,
                                   a Wisconsin general partnership

                                   By:  AGH UPREIT, LLC, its partner

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc., its general
                                                  partner


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., its
                                             partner

                                             By:  AGH GP, Inc., general partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                   183 HOTEL ASSOCIATES, LTD.,
                                   a Texas limited partnership


                                   By:  AGH UPREIT LLC, its general partner

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc.,
                                                  general partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                                   RICHMOND WILLIAMSBURG ASSOCIATES, LTD.,
                                   a Texas limited partnership


                                   By:  AGH UPREIT LLC, its general partner

                                        By:  American General Hospitality
                                             Corporation, member


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                        By:  American General Hospitality
                                             Operating Partnership, L.P., member

                                             By:  AGH GP, Inc.,
                                                  general partner


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                   Address:  3860 W. Northwest Highway
                                             Dallas, Texas 75220
                                             Attn: Mr. Kenneth E. Barr
                                             Telephone: (214) 904-2004
                                             Telecopy:  (214) 351-0568

                              2929 WILLIAMS LIMITED LIABILITY COMPANY, a
                              Delaware limited liability company

                              By:  AGH UPREIT, LLC

                                   By:  American General Hospitality
                                        Corporation, member



                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                   By:  American General Hospitality Operating
                                        Partnership, L.P., member

                                        By: AGH GP, Inc., general partner



                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________



                                   By:  American General Hospitality Operating
                                        Partnership, L.P., its member

                                        By:  AGH GP, Inc., general partner



                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________


                              Address:  3860 W. Northwest Highway
                                        Dallas, Texas 75220
                                        Attn: Mr. Kenneth E. Barr
                                        Telephone: (214) 904-2004
                                        Telecopy:  (214) 351-0568

                                    ANNEX 1
                    to Guaranty and Contribution Agreement

                              ACCESSION AGREEMENT


     ____________________ [NAME OF ENTITY], a ______________ [limited partnership/corporation] (the "Company"), hereby agrees with (i) BANK ONE, TEXAS, N.A., as Administrative Agent (the "Agent") under the Credit Agreement dated as of _______ __, 1996 among AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks (as such agreement is amended from time to time in accordance with its terms, the "Credit Agreement", capitalized terms used herein and not otherwise defined having the meanings set forth therein),
(ii) the parties to the Environmental Indemnity Agreement (the "Environmental Indemnity Agreement") dated as of ___________ __, 1996 executed in connection with the Credit Agreement, and (iii) the parties to the Guaranty and Contribution Agreement (the "Guaranty") dated as of __________ __, 1996 executed in connection with the Credit Agreement, as follows:

     The Company hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Environmental Indemnity Agreement and the Guaranty and undertakes to perform all the obligations expressed therein, respectively, of an Indemnitor and a Guarantor (as defined in the Environmental Indemnity Agreement and the Guaranty, respectively), (b) agrees to be bound by all of the provisions of the Environmental Indemnity Agreement and the Guaranty as if it had been an original party to such agreements, and (c) confirms that the representations and warranties set forth in the Environmental Indemnity Agreement and the Guaranty, respectively, with respect to the Company, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement.

     For purposes of notices under the Environmental Indemnity Agreement and the Guaranty the address for the Company is as follows:

          ____________________________
          ____________________________
          Attention:________________________
          Telephone:________________________
          Telecopy:_________________________

          This Accession Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF this Accession Agreement was executed and delivered as of the ____ day of ______________, 19__.

                                        [NAME OF ENTITY]
                                        ________________________________________
                                        By:_____________________________________
                                        Title:__________________________________

                                  EXHIBIT "R"


                       IRREVOCABLE DIRECTION TO PAY RENT


TO:
AGH Leasing, L.P.
3860 West Northwest Highway
Suite 300
Dallas, Texas 75220
Attention: Ken Barr


     This Irrevocable Direction to Pay Rent (this "Direction") is made and entered into effective for all purposes as of the 31st day of July, 1996, by the parties signatory hereto or to an Accession Agreement (collectively, the "Lessor" whether one or more).

     AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"); SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the bank in such capacity and its successors and assigns are referred to herein as "Structuring Agent"); BANK ONE, TEXAS, N.A., a national banking association, having its address at 1717 Main Street, 4th Floor, Real Estate Department, Dallas, Texas 75201, as Administrative Agent (the bank in such capacity and its successors and assigns are referred to herein as "Administrative Agent"; the Structuring Agent and the Administrative Agent are collectively referred to herein as the "Agents"); and the banks and other financial institutions a party thereto (the "Banks") have entered into a Credit Agreement dated as of July 31, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to provide a credit facility ("Credit Facility") in an amount of up to $100,000,000.00 to Borrower.

     Pursuant to those certain Lease Agreements between Lessor, as lessor, and AGH Leasing, L.P., a Delaware limited partnership ("Lessee"), as lessee, dated as of even date herewith and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Leases"), Lessor leased to Lessee and Lessee leased from Lessor the property described in such Leases.

     Lessor is executing this Direction in consideration for and as a condition precedent to the Bank's making the Credit Facility to Borrower. Lessee is executing the Acknowledgment to this Direction in consideration for and in connection with the Leases.

     All capitalized terms not otherwise defined in this instrument shall have the meaning assigned to such terms by the Credit Agreement.

AGH Leasing, L.P.
July 30, 1996
Page 2


     In consideration of the foregoing, you are hereby authorized and directed to pay all lease rentals due under the Leases ("Rental Payments"), as follows:

     1. Commencing on the date hereof, and until such time as the Obligations due and owing under the Credit Agreement and all of the Credit Documents have been fully performed or satisfied pay Rental Payments to BANK ONE, TEXAS, N.A., Account No. 1892347897 (in the name of Borrower).

     2. This Direction is irrevocable and shall remain in full force and effect until the Obligations due and owing under the Credit Agreement and all of the Credit Documents have been fully performed or satisfied.

     3. Payment of the Rental Payments as provided in Paragraph 1 hereof to the foregoing account shall be deemed payment to Lessor, as lessor under the Leases, and to the extent so paid shall satisfy your obligation to pay rent under the Leases. All payments of Rental Payments into the account described in Paragraph 1 under Leases in which the lessor is a Lessor other than Borrower shall be deemed for the account of the applicable Lessor notwithstanding that the account may be in the name of Borrower, and Borrower shall be deemed to be acting as such Lessor's agent with respect to such payments.


                         LESSORS:

                         AMERICAN GENERAL HOSPITALITY
                         OPERATING PARTNERSHIP, L.P.

                         By:  AGH GP, Inc., its general partner

                              By:___________________________________
                              Name:____________________________
                              Title:___________________________

AGH Leasing, L.P.
July 30, 1996
Page 3


                                 3100 GLENDALE JOINT VENTURE,
                                 an Ohio general partnership


                                 By:  AGH UPREIT, LLC, its partner


                                      By:  American General Hospitality
                                           Corporation, member


                                           By:_______________________________
                                           Name:_____________________________
                                           Title:____________________________


                                      By:  American General Hospitality
                                           Operating Partnership, L.P., member


                                           By:  AGH GP, Inc., its general
                                                partner


                                                By:__________________________
                                                Name:________________________
                                                Title:_______________________


                                 By:  American General Hospitality Operating
                                      Partnership, L.P., its partner


                                      By:  AGH GP, Inc., general partner


                                           By:_______________________________
                                           Name:_____________________________
                                           Title:____________________________

AGH Leasing, L.P.
July 30, 1996
Page 4


                                 MDV LIMITED PARTNERSHIP,
                                 a Texas limited partnership


                                 By:  AGH UPREIT LLC, its general partner


                                      By:  American General Hospitality
                                           Corporation, member


                                           By:_______________________________
                                           Name:_____________________________
                                           Title:____________________________


                                      By:  American General Hospitality
                                           Operating Partnership, L.P., member


                                           By:  AGH GP, Inc.,
                                                general partner


                                                By:__________________________
                                                Name:________________________
                                                Title:_______________________

AGH Leasing, L.P.
July 30, 1996
Page 5


                         MADISON MOTEL ASSOCIATES,
                         a Wisconsin general partnership


                         By:  AGH UPREIT, LLC, its partner


                              By:  American General Hospitality
                                   Corporation, member


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                              By:  American General Hospitality
                                   Operating Partnership, L.P., its
                                   Partner


                                   By:  AGH GP, Inc., general partner


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________

                         By:  American General Hospitality Operating
                              Partnership, L.P., member


                              By:  AGH GP, Inc., its general partner


                              By:_________________________________________
                              Name:_______________________________________
                              Title:______________________________________

AGH Leasing, L.P.
July 30, 1996
Page 6


                              183 HOTEL ASSOCIATES, LTD.,
                              a Texas limited partnership


                              By:  AGH UPREIT LLC, its general partner

                                   By:  American General Hospitality
                                        Corporation, member


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________


                                   By:  American General Hospitality Operating
                                        Partnership, L.P., member


                                        By:  AGH GP, Inc.,
                                             general partner


                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________

AGH Leasing, L.P.
July 30, 1996
Page 7

                             RICHMOND WILLIAMSBURG ASSOCIATES, LTD.,
                             a Texas limited partnership


                             By:  AGH UPREIT LLC, its general partner


                                  By: American General Hospitality Corporation, member



                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________



                                  By:  American General Hospitality
                                       Operating Partnership, L.P., member


                                       By:  AGH GP, Inc.,
                                            general partner


                                            By;________________________________
                                            Name:______________________________
                                            Title:_____________________________

AGH Leasing, L.P.
July 30, 1996
Page 8


                                 2929 WILLIAMS LIMITED LIABILITY COMPANY, a
                                 Delaware limited liability company


                                 By:  AGH UPREIT, LLC


                                      By:  American General Hospitality
                                           Corporation, member


                                           By:_______________________________
                                           Name:_____________________________
                                           Title:____________________________


                                      By:  American General Hospitality
                                           Operating Partnership, L.P., member


                                           By:  AGH GP, Inc., general partner


                                           By:_______________________________
                                           Name:_____________________________
                                           Title:____________________________


                                 By: American General Hospitality Operating
                                     Partnership, L.P., its member


                                     By:  AGH GP, Inc., general partner


                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

AGH Leasing, L.P.
July 30, 1996
Page 9

          Acknowledgment and Consent to the Irrevocable Direction to Pay Rent
          -------------------------------------------------------------------


     The undersigned hereby acknowledges the foregoing Direction, and agrees for the benefit of the Agents and the Banks, to pay Rental Payments in the amounts and to the account as directed above.

      The undersigned further agrees to continue to make such payments until the earlier of (i) the date on which the Leases are terminated in accordance with their terms or (ii) the date on which the undersigned is notified by Bank One, Texas, N.A. in its capacity as Administrative Agent for the Banks pursuant to Credit Agreement or any successor Administrative Agent appointed pursuant to the Credit Agreement that all Obligations due and owing under the Credit Agreement and all of the Credit Documents have been fully performed or satisfied.

                                        AGH LEASING, L.P.
                                        a Delaware limited partnership

                                        By:  AGHL GP, INC.,
                                             a Delaware corporation,
                                             its sole general partner


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

WITNESS:

___________________________

___________________________

                                    ANNEX 1
                     to Irrevocable Direction to Pay Rent


                              ACCESSION AGREEMENT

     _______________ [NAME OF ENTITY], a  _______________ [limited partnership/corporation] (the "Company"), hereby agrees with the parties to the Irrevocable Direction to Pay Rent (the "Direction") dated as of _____ ___, 1996, as follows:

     The Company hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Direction, (b) agrees to be bound by all of the provisions of the Direction as if it had been an original party to such agreement, and (c) acknowledges that it has received and reviewed a copy of the Direction and the Acknowledgment and Consent to the Irrevocable Direction to Pay Rent.

     For purposes of notices under the Direction the address for the Company is as follows:

          _____________________________
          _____________________________
          Attention:___________________
          Telephone:___________________
          Telecopy:____________________

          This Accession Agreement shall be governed by and construed in accordance with the laws of the State of Texas. IN WITNESS WHEREOF this Accession Agreement was executed and delivered as of the ____ day of ________, 19__.

                               [NAME OF ENTITY]


                               _____________________________________
                               By:__________________________________
                               Title:_______________________________

Agreed to and Accepted By:

AGH LEASING L.P.,
a Delaware limited partnership

By:  AGHL GP, INC.,
     a Delaware corporation,
     its sole general partner


     By:_________________________________
     Name:_______________________________
     Title:______________________________

                                  EXHIBIT "S"

                          LEASE/CONCESSION AGREEMENT

     THIS AGREEMENT is made on the _______ day of _____________, 1996, between AGH Leasing, L.P., a Delaware limited partnership ("Lessee"), and SDBMI, a California corporation ("Licensee").

     Whereas, Lessee has leased the hotel facility known as the Holiday Inn Mission Valley, 595 Hotel Circle South at San Diego, California 92108-3496 ("Hotel"), from American General Hospitality Operating Partnership, L.P. ("Owner"), pursuant to that certain Lease Agreement (herein so called) dated the same date as the date hereof; and

     Whereas, Lessee has retained American General Hospitality, Inc. ("Manager") to manage the Hotel pursuant to that certain Management Agreement (herein so called) of today's date between Lessee and Manager; and

     Whereas, in connection with the operation of the Hotel and the services to be provided by Manager, Lessee desires that Licensee operate a concession for the sale of alcoholic beverages at the Hotel and Manager has agreed to provide the personnel and management necessary for the operation of the alcoholic beverage sales which are attendant to the management and operation of the Hotel by Manager.

     Now therefore, in consideration of the mutual covenants herein contained, and for other good and valuable consideration as set forth herein, the parties agree as follows:

     1. Lessee grants to Licensee the right to dispense alcoholic beverages on the premises of the Hotel under general guidelines and rules established from time to time by Manager, on condition that all such sales shall be legally made under valid licenses or permits therefor, and further conditioned that Licensee shall conform to and comply with all applicable laws, ordinances, rules and regulations of the applicable governmental or quasi-governmental authorities having jurisdiction over the sale, service and/or dispensing of alcoholic beverages at the Hotel ("Applicable Laws"). The rights of Licensee granted in this section shall be subject to the terms and provisions of the Management Agreement relating to the use and operation of the Hotel, and Licensee acknowledges that it has received and reviewed a copy of the Management Agreement.

     2. Lessee will furnish, or will cause Manager to furnish, insurance, including, as necessary, a waiver of liquor liability exclusion or specific liquor liability coverage, so as to protect Licensee, Manager and Lessee in regard to the concession granted herein and will as well furnish utilities, furniture, fixtures, advertising, related bar supplies (other than alcoholic beverages) and personnel necessary to conduct the business of dispensing alcoholic beverages upon the premises. Licensee agrees to pay to Lessee the following: (i) thirty percent (30%) of the gross receipts ("gross receipts" being net however of beverage purchases, sales taxes, including penalties and assessments, and Licensee's State and local taxes and fees, for all of which Licensee shall be solely responsible) from the dispensing and sale of alcoholic beverages by Licensee hereunder, payable monthly, and (ii) reimbursement of the actual cost of supplies and services furnished by Lessee, or by Manager as the agent of Lessee, based on a prorata formula of the costs where joint use of the same is made, provided that, at the request of Lessee, such payments to Lessee shall be made periodically and adjusted on a monthly basis or upon final audit. The formula to be used in determining shared expenses shall be the ratio between total sales of Licensee to total revenues of the Hotel.

     3. Licensee agrees to furnish such management, training and supervision of Manager's employees as necessary to enable such personnel to transact the actual sale of alcoholic beverages on behalf of Licensee so as to comply with Applicable Laws. Manager agrees that, in the use of such employees by Licensee, Licensee shall have the exclusive right and obligation to make all decisions relating to all activities of such employees affecting the permits of Licensee under Applicable Laws. Licensee shall have the right to terminate the application of this Agreement to the employees of Manager upon reasonable notice to Manager, or without notice in regard to any particular employee when such employee violates any part of the Applicable Laws. Any activity relating to the beverage permit of Licensee by any such employee shall remain under the exclusive control of Licensee.

     4. Licensee agrees that in the event of termination of this Agreement, the physical assets on and about the Hotel shall remain the property of Lessee or the Owner of the Hotel, as the case may be. The physical assets furnished by Licensee (in particular, the alcoholic beverages) shall remain the property of Licensee.

     5. Each party is solely responsible for its own acts and activities, and neither Lessee nor Manager shall be held liable for any acts or omissions of Licensee in the preparation and serving of beverages. Licensee shall retain the exclusive right to select and purchase all alcoholic beverages dispensed upon the premises covered by the beverage permit and to establish the price of each such item served on the licensed premises.

     6. This Agreement is entered into for the mutual benefit of both parties and for the purpose of providing a complete beverage service to the public at the Hotel. Both parties agree to take all actions reasonably necessary to achieve such result.

     7. The term of this Agreement shall be indefinite but is subject to termination at will by either party upon 30 days notice, provided that this Agreement shall immediately terminate upon termination of the Lease Agreement, or in the event that any of the stock of Licensee is transferred to or owned by anyone other than Steven D. Jorns (Licensee's sole shareholder). In the event of termination hereof, the business operated hereunder by Licensee shall be terminated in an orderly fashion, and, if required by law, all alcoholic beverage permits and licenses issued to Licensee with respect to the Hotel shall be surrendered to the appropriate authority for cancellation or voluntary suspension.

     8. The terms of this Agreement are subject and subordinate in all respects to the terms of the Lease Agreement and any mortgage or deed of trust encumbering the Hotel.

     Dated the day and year first above written.


                                        AGH LEASING. L.P.


                                        By:  AGHL GP., Inc., its
                                             General Partner


                                             By: /s/ Steven D. Jorns
                                                -------------------------------
                                                Steven D. Jorns, President


                                        SDBMI


                                        By:  /s/ Steven D. Jorns
                                             ----------------------------------
                                             Steven D. Jorns, President


                                        AGREED TO:

                                        AMERICAN GENERAL HOSPITALITY, INC.


                                        By:  /s/ Steven D. Jorns
                                             ----------------------------------
                                             Steven D. Jorns, President

                                  EXHIBIT "T"

                                    FORM OF
                 LIQUOR LICENSE COMPANY CONSENT AND AGREEMENT
                 --------------------------------------------


     THIS LIQUOR LICENSE COMPANY CONSENT AND AGREEMENT ("Agreement"), dated as of ___________, 1996, is executed by ___________________________, a ____________
corporation (the "Company") and AGH LEASING, L.P., a Delaware limited partnership (the "Tenant") in connection with that certain Credit Agreement (the "Credit Agreement") dated as of ___________, 1996, by and between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), BANK ONE, TEXAS, N.A., a national banking association, as administrative agent, (Bank One, Texas, N.A. and any subsequent Administrative Agent under the Credit Agreement, are referred to hereinafter as the "Administrative Agent"), SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as structuring agent (the "Structuring Agent") (the Structuring Agent and Administrative Agent are collectively referred to hereinafter as the "Agents"), and the banks and other lenders a party thereto (collectively the "Banks"), pursuant to which the Banks have agreed to provide a credit facility (the "Credit Facility") in an amount of up to $100,000,000.00 to Borrower. All terms used, but not defined, in this Agreement shall have the meaning given such terms in the Credit Agreement. The Credit Facility is or will be secured by, among other things, the Initial Properties and Future Properties (collectively, the "Properties").

     Company is executing this Agreement in consideration for and in connection with the Lease/Concession Agreement dated as of even date herewith executed with Tenant (the "Lease/Concession Agreement"). Tenant is consenting to this Agreement in consideration for and in connection with the Lease Agreement between Tenant and Borrower or an affiliate of Borrower (the "Landlord") for the use of the Improvements on the Property (as hereinafter defined). Execution and delivery of this Agreement is a condition precedent to the Bank's making the Credit Facility to Borrower.

     1.   COMPANY'S REPRESENTATIONS:  Company warrants and represents to the
          -------------------------
Agents and the Banks that the following are true and correct:

     (a) That Company has agreed to act as liquor concessionaire for the hotel located on the property more particularly described on Exhibit "A" attached hereto (the "Property").

     (b) That the only agreement between Tenant and Company, for the concession of liquor is the Lease/Concession Agreement.

     (c) That the Lease/Concession Agreement constitutes the valid and binding agreement of Company, enforceable in accordance with its terms, and Company has full authority under all state or local laws and regulations to perform all of its obligations under said Lease/Concession Agreement.

     (d) That to the best of Company's knowledge Tenant is not in default in the performance of any of its obligations under the Lease/Concession Agreement.

     2.   COMPANY'S AGREEMENTS:  Landlord and Tenant have advised Company that
          --------------------
Borrower intends to obtain the Credit Facility from the Banks. The Credit Facility is evidenced by, among other things, those certain Promissory Notes dated as of the date of the Credit Agreement, executed by Borrower and payable to the order of Banks in the aggregate original principal sum equal to the amount of the Credit Facility (the "Notes"). Company hereby agrees to each and every one of the following for the benefit of Agents and the Banks and as an inducement to Banks to extend credit to Borrower pursuant to the terms of the Credit Agreement:

     (a) In the event of a default by Tenant under any term, covenant or provision of the Lease/Concession Agreement, Company will give Administrative Agent thirty (30) days prior written notice of such default prior to Company's exercise of any of its rights or remedies under the Lease/Concession Agreement or at law, and Administrative Agent shall have the right, but not the obligation, during said thirty (30) day period to cure such default; provided, however, that if such default cannot be reasonably cured during such thirty (30) day period, Administrative Agent shall have such longer period as is reasonably necessary to cure such default as long as Administrative Agent commences such cure within thirty (30) day period. Only in the event Administrative Agent fails to timely cure or cause to be cured any such default as provided in the foregoing sentence shall Company have the right to terminate the Lease/Concession Agreement. Company will deliver to Administrative Agent a copy of all notices of termination given by Company to Tenant under the Lease/Concession Agreement simultaneously with the delivery of any such notices of termination to Tenant.

     (b) Without the written consent of the Administrative Agent, Company will not terminate or amend any arrangement or agreement with respect to the liquor license for or the sale of alcoholic beverages in connection with the Property.

     (c) The Lease/Concession Agreement and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic's and materialman's liens under applicable law) owned, claimed or held, or to be owned, claimed or held by the Company in and to the Property and Improvements now or hereafter constructed thereon, are and shall be in all things subordinate and inferior to the full repayment of the Credit Facility and the liens and security interests created or to be created for the benefit of the Agents and the Banks, their respective successors and assigns, and securing the repayment of the above described Notes including, without limitation, those created under and by virtue of the Mortgage covering the Property and filed or to be filed of record in the public records maintained for the recording of mortgages and/or deeds of trust in the state and county in which the Property is located (the "Records"), and all renewals and extensions hereof.

     (d) Upon the occurrence of an Event of Default (as defined in the Credit Agreement), Company shall, at the request of Administrative Agent, its successors or assigns, continue performance on Administrative Agent's, its successors' or assigns', behalf in accordance with the terms of the Lease/Concession Agreement, provided that Company shall be paid all sums due or to become due it in accordance with said Lease/Concession Agreement following the date the Administrative Agent makes such request. Company further agrees that upon the occurrence of such an Event of Default, the Administrative Agent shall have the continuing right to reject the Lease/Concession Agreement.

     (e) Company will not voluntarily terminate, nor materially amend or modify the Lease/Concession Agreement without the prior written consent of Administrative Agent. In the event Company fails to secure such approval, the Lease/Concession Agreement shall, for the purposes of Company's obligation aforesaid to continue performance thereunder for Administrative Agent's benefit, be deemed not to have been modified by such amendment.

     (f) Company further agrees to (i) execute such affidavits and certificates as Administrative Agent shall reasonably require to further evidence the agreements herein contained, (ii) on request from Administrative Agent, furnish Administrative Agent with copies of such information as Tenant is entitled to receive under the Lease/Concession Agreement, and (iii) cooperate with Administrative Agent's representatives in any inspection of the Improvements on the Property.

     (g) Administrative Agent has no obligation to Company with respect to the Credit Facility, and Administrative Agent's obligations to Borrower and its affiliates with respect thereto are set forth in the Credit Agreement and certain other credit documents by and between Banks, Agents, Borrower and Borrower's affiliates ("Credit Documents"), with respect to which the Company is not a third party beneficiary. The relationship of Agents and Banks to Borrower and Borrower's affiliates is one of a creditor to a debtor, and Agents and Banks are not joint venturers or partners of Borrower or Borrower's affiliates.

     (h) Company further agrees that nothing herein shall impose upon Administrative Agent any obligation for payment or performance in favor of Company unless Administrative Agent notifies Company in writing after an Event of Default, that (i) Administrative Agent has elected to assert Tenant's rights under of the Lease/Concession Agreement and (ii) Administrative Agent agrees to pay Company the sums due Company under the terms of such Lease/Concession Agreement.

     (i) Company covenants and agrees that, upon Administrative Agent or any other party (a "Subsequent Owner") acquiring title to the Property and Improvements thereon either through foreclosure or by acceptance of a deed, assignment or other conveyance in lieu thereof (collectively, "Foreclosure") or after Foreclosure, (1) Company shall immediately deliver to a Subsequent Owner originals of: (A) all authorizations, approvals, permits held by it in connection with the Property and Improvements; and (B) all licenses and agreements including, without limitation, to the extent permitted by law, all liquor licenses obtained by Company in connection with the Property and Improvements thereon (the items described in (A) and (B) being hereinafter collectively referred to as the "Agreements") and Company shall, to the maximum extent permitted by law, upon request of any Subsequent Owner, promptly transfer to such Subsequent Owner all of such Agreements, and will cooperate with such Subsequent Owner to effectuate a full assignment, conveyance and transfer of such Agreements so that the smooth and continual operation of the Property and Improvements thereon is not impaired or hindered, (2) Company shall execute such further instruments or documents as a Subsequent Owner may reasonably require to further effect the purposes hereof, including, without limitation, upon the occurrence of a Foreclosure, such documents as may be necessary to vest title in such Subsequent Owner to any liquor licenses then held by Company in connection with the Property and Improvements thereon and (3) any Subsequent Owner shall have the continuing right to terminate the Lease/Concession Agreement, in whole or in part, upon no less than thirty (30) days prior written notice to Company without any obligation to pay a termination or cancellation fee or penalty to Company. Notwithstanding any provision contained herein to the contrary, the obligations of Company pursuant to this Agreement shall survive any termination of the Lease/Concession Agreement. A Subsequent Owner shall only incur liability to Company under the Lease/Concession during such Subsequent Owner's ownership of the Property and Improvements. Upon a sale, conveyance, transfer or other assignment of the Property and Improvements thereon or a termination of the Lease/Concession Agreement, a Subsequent Owner shall have no further liability to Company under such terminated Lease/Concession Agreement from the date of such sale, conveyance, transfer, assignment or termination. In addition, no Subsequent Owner shall have personal liability under the Lease/Concession Agreement or this Agreement, and Company agrees to look solely to such Subsequent Owner's interest in the Property and Improvements thereon for satisfaction of any sums or other obligations owed Company under the Lease/Concession Agreement.

     (j) Company hereby represents and warrants that no prior assignment of Company's interest in the Lease/Concession Agreement has been made, and Company agrees and covenants not to assign, sell, pledge, transfer or otherwise encumber Company's interest in the Lease/Concession Agreement.

     (k) Company has executed this Agreement for the purpose of inducing Banks to advance sums to Borrower under the above described Notes and with full knowledge and intent that Banks shall rely upon the representations, warranties and agreements herein contained when making advances to Borrower, and that but for this instrument and the representations, warranties and agreements herein contained, Banks would not take such actions.

     (l) The Administrative Agent shall have the continuing right to file a copy of this Agreement in any of the Records without the need for further consent of Company, Tenant or any of their respective affiliates.

     3.   TENANT'S CONSENT:  Tenant has joined herein to evidence its consent to
          ----------------
all the agreements of Company contained in this Agreement.

EXECUTED this the ____ day of ____________, 1996.

                              TENANT:

                              AGH LEASING, L.P., A DELAWARE LIMITED PARTNERSHIP

                              By: AGHL GP, INC., a Delaware corporation, its
                                  sole general partner


                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                   COMPANY:


                                   _____________________________________________


                                   By:__________________________________________
                                          Steven D. Jorns

                                   Title:_______________________________________

THE STATE OF _________   (S)
                         (S)
COUNTY OF ____________   (S)


     This instrument was acknowledged before me on the ____ day of ______, 1996 by _____________, _______________ of AGHL GP, Inc., a Delaware corporation the sole general partner of AGH Leasing, L.P., a Delaware limited partnership on behalf of such partnership.


                                   _____________________________________________
                                   Notary Public in and for the
                                   State of ____________________________________
                                   Name: _______________________________________
                                   My Commission Expires: ______________________



THE STATE OF _________   (S)
                         (S)
COUNTY OF ____________   (S)


     This instrument was acknowledged before me on the ____ day of ______, 1996, by Steven D. Jorns, _____________ of _______________, a ________________________
corporation on behalf of said corporation.



                                   _____________________________________________
                                   Notary Public in and for the
                                   State of ____________________________________
                                   Name: _______________________________________
                                   My Commission Expires: ______________________

                                   EXHIBITS
                                   --------



Exhibit "A"    -    Property Description

                                  EXHIBIT "U"



                                    FORM OF
                               PLEDGE AGREEMENT


     This Pledge Agreement dated as of _________, 1996 ("Pledge Agreement") is executed by STEVEN D. JORNS, an individual living in the State of Texas [CRAIG STARK FOR MADISON, WISCONSIN] (the "Pledgor") and AGH LEASING, L.P., a Delaware limited partnership (the "Secured Party").


                                 INTRODUCTION


     A. AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), BANK ONE, TEXAS, N.A., a national banking association, as administrative agent, SOCIETE GENERALE, a French banking corporation, acting through its Southwest agency, as structuring agent, and the banks and the other lenders a party thereto (collectively, the "Lenders"), have entered into a Credit Agreement dated as of even date herewith (as amended, restated or otherwise modified from time-to-time, the "Credit Agreement").

     B. Pledgor is the sole shareholder of ______________________________ (the "Liquor Company"). The Liquor Company has entered into that certain Lease/Concession Agreement ("Concession Agreement") with the Secured Party. The Pledgor is executing this Pledge Agreement in order to secure its obligations to Secured Party pursuant to the Concession Agreement.

     C. Pledgor understands and acknowledges that the Secured Party will be collaterally assigning its rights under this Pledge Agreement to Borrower or an affiliate of Borrower (the "Landlord") as security for its obligations to Landlord pursuant to that certain Lease Agreement (the "Lease") dated as of even date herewith by and between Secured Party and Landlord and that such rights are being further collaterally assigned by Landlord to the Lenders as security for Borrower's, and its affiliates', obligations under the Credit Agreement and the other Credit Documents. The Pledgor will derive substantial benefit (both direct and indirect) from the transactions contemplated by the Credit Agreement.

     Therefore, the Pledgor hereby agrees with the Secured Party as follows:

Section 1. Definitions.  All capitalized terms not otherwise defined in this
           -----------
Pledge Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement. Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas ("UCC") shall have the meaning assigned to those terms by the UCC, whether specified elsewhere in this Pledge Agreement or not.

Section 2. Pledge.
           ------

     2.1. Grant of Pledge.  The Pledgor hereby pledges as security for the
          ---------------
obligations described in Section 3 the Pledged Collateral, as defined in Section
2.2 below to the Secured Party.

     2.2. Pledged Collateral.  "Pledged Collateral" shall mean all of Pledgor's
          ------------------
right, title, and interest in the following, whether now owned or hereafter acquired:

             (a) the shares of stock listed in the attached Schedule 2.2(a) and all additional shares of stock of any issuer of such shares of stock issued to Pledgor (the "Pledged Shares"), the certificates representing the Pledged Shares, and all dividends, cash, instruments, and other property from time-to-time received or otherwise distributed in respect of any of the Pledged Shares (exclusive of, at the time of distribution, payments distributed on account of taxes and allocated corporate expenses in accordance with past practice); and

             (b) all proceeds from the Pledged Collateral described in paragraph
(a) of this Section 2.2.

     2.3. Delivery of Pledged Collateral.  All certificates or instruments
          ------------------------------
representing the Pledged Collateral shall be delivered to the Secured Party and shall be accompanied by duly executed instruments of assignment in blank in the form attached hereto as Exhibit "A". After the occurrence and during the continuance of a default under the Concession Agreement beyond applicable notice and cure periods (an "Event of Default"), the Secured Party shall have the right, upon prior written notice to the Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.4. In addition, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

     2.4. Rights Retained by Pledgor.  Notwithstanding the pledge in Section
          --------------------------
2.1, so long as no Event of Default shall have occurred and remain uncured:

             (a) the Pledgor shall be entitled to receive and retain any dividends and other distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Shares and all payments of principal and interest on loans and advances made by Pledgor to the issuer of the Pledged Collateral;

             (b) and, if an Event of Default shall have occurred and remain uncured, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 6 hereof, the Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Concession Agreement; provided, however, that the
                                              --------  -------
Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a materially adverse effect on the value of the Pledged Collateral; and

     (c) at and after such time as voting and other consensual rights have been terminated pursuant to Section 6 hereof, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to (i) enable the Secured Party to exercise the voting and other rights which the Pledgor is entitled to exercise pursuant to paragraph (b) of this Section 2.4, and (ii) to receive the dividends or other distributions and proceeds of sale of the Pledged Shares and payments of principal and interest which the Pledgor is authorized to receive and retain pursuant to paragraph (a) of this Section 2.4.

Section 3. Obligations Secured by Pledge. The pledge made in Section 2 above
           -----------------------------
shall secure (a) all obligations of the Liquor Company now or hereafter existing under the Concession Agreement, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise; and (b) all obligations of the Pledgor now or hereafter existing under this Pledge Agreement. All such obligations of the Liquor Company and the Pledgor secured hereby are referred to as the "Secured Obligations."

Section 4. Pledgor's Representations and Warranties. The Pledgor represents and
           ----------------------------------------
warrants as follows:

     4.1. The Pledged Shares listed on the attached Schedule 2.2(a) have been duly authorized and validly issued and are fully paid and nonassessable.

     4.2. The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien or option, except for the security interest created by this Pledge Agreement.

     4.3. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body, that has not occurred, is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by the Pledgor (except to the extent that financing statements are required under the UCC to be filed in order to maintain a perfected security interest in that portion of the Pledged Collateral not constituting Pledged Shares) or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or affecting the transfer of rights in and to liquor licenses and the qualification of persons to maintain such licenses).

     4.4. The Pledged Shares listed on the attached Schedule 2.2(a) constitute all of the issued and outstanding shares of capital stock of the issuer thereof.

Section 5. Pledgor's Covenants.
           -------------------

     5.1. Further Assurances. The Pledgor agrees that, at the expense of the
          ------------------
Pledgor, the Pledgeor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     5.2. Transfer, Other liens, and Additional Shares. The Pledgor agrees that
          --------------------------------------------
he will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Shares or (b) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement. The Pledgor agrees that he will (a) cause each issuer of the Pledged Shares not to issue any capital stock or other equity securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional shares of capital stock or other equity securities of an issuer of the Pledged Shares.

Section 6. Remedies upon Default. If any Event of Default shall have occurred
           ---------------------
and remain uncured:

     6.1. UCC Remedies. To the extent permitted by law, the Secured Party may
          ------------
exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

     6.2. Dividends and Other Rights.
          --------------------------

          (a) All rights of the Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to
Section 2.4(b) may be exercised by the Secured Party if Secured Party so elects and gives written notice of such election to the Pledgor and all rights of the Pledgor to receive the dividends and other distributions on or in respect of the Pledged Shares and the proceeds of sale of the Pledged Shares and interest and principal payments which it would otherwise be authorized to receive and retain pursuant to Section 2.4(a) shall cease.

          (b) All dividends and other distributions on or in respect of the Pledged Shares and the proceeds of sale of the Pledged Shares and interest and principal payments which are received by the Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

     6.3. Sale of Pledged Collateral. The Secured Party may upon five days prior
          --------------------------
written notice to the Pledgor sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as are commercially reasonable. The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     6.4. Exempt Sale. If, in the opinion of the Secured Party there is any
          -----------
question that a public or semi-public sale or distribution of any Pledged Collateral will violate any state or federal securities law, Secured Party in its discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" solely because so made. Pledgor shall cooperate fully with Secured Party in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral.

     6.5. Application of Collateral. Any cash held by the Secured Party as
          -------------------------
Pledged Collateral and all cash proceeds received by the Secured Party from the sale of, collection of, or other realization of any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as Pledged Collateral or applied by the Secured Party against part of the Secured Obligations in the following order:

          first, to payment of the reasonable expenses of such sale or other
          -----
realization, including reasonable compensation to the Secured Party and its agents and counsel, and all reasonable expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and to the ratable payment of any other unreimbursed reasonable expenses for which the Secured Party is to be reimbursed pursuant to the Concession Agreement;

          second, to the ratable payment of the Secured Obligations; and
          ------
          third, to the ratable payment of all other amounts payable by the
          -----
Liquor Company under the Concession Agreement and this Pledge Agreement.

     Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Pledgor or to whoever may be lawfully entitled to receive such surplus.

Section 7. Secured Party as Agent for Pledgor.
           ----------------------------------

     7.1. Secured Party Appointed Attorney-in-Fact. The Pledgor hereby
          ----------------------------------------
irrevocably appoints the Secured Party the Pledgor's attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for the Pledgor and in the name of the Pledgor, and, in the Secured Party's discretion, subject to the Pledgor's revocable rights specified in
Section 2.4, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend, or the proceeds of the sale of the Pledged Shares, or other distribution in respect of the Pledged Shares and to give full discharge for the same.

     7.2. Secured Party May Perform. If the Pledgor fails to perform any
          -------------------------
covenant contained herein, the Secured Party may, after sending written notice thereof to Pledgor and 10 days to perform same, itself perform, or cause performance of, such covenant. Pledgor shall pay for the reasonable expenses of the Secured Party incurred in connection therewith.

     7.3. Reasonable Care. The Secured Party shall be deemed to have exercised
          ---------------
reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 8. Miscellaneous.
           -------------

     8.1 Amendments, Etc. No amendment or waiver of any provision of this Pledge
         ---------------
Agreement nor consent to any departure by the Pledgor herefrom shall be effective unless made in writing and signed by the Secured Party and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.2. Addresses for Notices. All notices and other communications to be
          ---------------------
given under this Pledge Agreement by any party to another shall be in writing and shall be delivered by telephonic facsimile, overnight air courier, personal delivery or registered or certified U.S. Mail with return receipt requested, postage paid, to the appropriate party at its address as follows:

          To the Pledgor:

               Steven D. Jorns
               3860 West Northwest Highway
               Suite 300
               Dallas, Texas 75220
               Telephone: (214) 904-2001
               Telecopy: (214) 351-0568

          To the Secured Party:

               AGH Leasing, L.P.
               3860 West Northwest Highway
               Suite 300
               Dallas, Texas 75220
               Attn: Ken Barr
               Telephone: (214) 904-2004
               Telecopy: (214) 351-0568

Addresses for notice may be changed from time to time by written notice to all other parties. Any communication given by mail will be effective upon the earlier of (a) three Banking Days following deposit in a post office or other official depository under the care and custody of the United States Postal Service; or (b) actual receipt, as indicated by the return receipt; if given by telephonic facsimile or telex, when sent; and if given by personal delivery or by overnight air courier, when delivered to the appropriate address set forth above.

     8.3. Continuing Security Interest; Transfer of Interest. This Pledge
          --------------------------------------------------
Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full and termination of the Secured Obligations, (b) be binding upon the Pledgor, his successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured Party and its respective successors, transferees, and assigns. Secured Party, and its successors and assigns, may collaterally assign this Pledge Agreement and its rights, in whole or in part, under this Pledge Agreement to Landlord as collateral for Secured Party's obligations under the Lease, and Landlord can in turn collaterally assign the same as collateral for any credit facility secured in whole or in part by any of the

Properties, and Pledgor hereby irrevocably consents and agrees to the same. Upon such collateral assignment: (i) this Pledge Agreement shall inure to the benefit of the Landlord and the lender or lenders providing such credit facility, and Pledgor shall send Landlord and such lender or lenders a copy of any notice sent by Pledgor to Secured Party under this Pledge Agreement, and Landlord and such lender or lenders shall have the right, but not the obligation to take any action of Secured Party under this Pledge Agreement and (ii) no material amendment, material modification or termination of this Pledge Agreement shall be effective or binding without the written consent of Landlord and such lender or lenders and all such actions taken without such consents shall be void. Upon the payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will, at the Pledgor's expense, deliver all Pledged Collateral to the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

     8.4. Choice of Law. This Pledge Agreement shall be governed by and
          -------------
construed and enforced in accordance with the laws of the state of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.

     The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

                               PLEDGOR:

                               STEVEN D. JORNS

                               ________________________________________________

                               SECURED PARTY:

                               AGH LEASING, L.P., a Delaware limited partnership

                               By: AGHL GP, INC., a Delaware corporation, its sole general partner

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                SCHEDULE 2.2(a)

Attached to and forming a part of that certain Pledge Agreement dated __________, by Steven D. Jorns, as Pledgor, to the Secured Party.

                                   Stock Certificate                 Number
Stock Issuer     Class of Stock          No(s).        Par Value   of Shares
------------     --------------    -----------------   ---------   ---------

                                   EXHIBIT A

                  ASSIGNMENT SEPARATE FROM STOCK CERTIFICATE

     FOR VALUE RECEIVED, ____________________("Assignor"), hereby sells, assigns and transfers ________________ shares of the common stock of _________________, a _____________ corporation (the "Corporation"), to __________________________,
all of such shares of common stock as registered in Assignor's name on the books of the Corporation, as represented by Certificate No. ___________ herewith, and does hereby irrevocably constitute and appoint _____________________________ as its attorney-in-fact to take any and all actions Assignor could take if acting on its own behalf to effectuate a transfer of such stock to the indicated assignees on the books of the Corporation with full power of substitution in the premises, and does hereby ratify and confirm all that such attorney-in-fact shall lawfully do by virtue hereof.

Date:___________________

                                  [Assignor]

                                  By:__________________________________________
                                  Name:________________________________________
                                  Title:_______________________________________

IN THE PRESENCE OF:

_________________________________

                                   FORM OF
                               PLEDGE AGREEMENT

     This Pledge Agreement dated as of _____________, 1996 ("Pledge Agreement") is executed by [STEVEN D. JORNS], an individual living in the [State of Texas] (the "Pledgor") and AGH LEASING, L.P., a Delaware limited partnership (the "Secured Party").

                                 INTRODUCTION

     A. AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), BANK ONE, TEXAS, N.A., a national banking association, as administrative agent, SOCIETE GENERALE, a French banking corporation, acting through its Southwest agency, as structuring agent, and the banks and the other lenders a party thereto (collectively, the "Lenders"), have entered into a Credit Agreement dated as of even date herewith (as amended, restated or otherwise modified from time-to-time, the "Credit Agreement").

     B. Pledgor is the sole shareholder of ______________________________ (the "Liquor Company"). The Liquor Company has entered into that certain Lease/Concession Agreement ("Concession Agreement") with the Secured Party. The Pledgor is executing this Pledge Agreement in order to secure its obligations to Secured Party pursuant to the Concession Agreement.

     C. Pledgor understands and acknowledges that the Secured Party will be collaterally assigning its rights under this Pledge Agreement to Borrower or an affiliate of Borrower (the "Landlord") as security for its obligations to Landlord pursuant to that certain Lease Agreement (the "Lease") dated as of even date herewith by and between Secured Party and Landlord and that such rights are being further collaterally assigned by Landlord to the Lenders as security for Borrower's, and its affiliates', obligations under the Credit Agreement and the other Credit Documents. The Pledgor will derive substantial benefit (both direct and indirect) from the transactions contemplated by the Credit Agreement.

     Therefore, the Pledgor hereby agrees with the Secured Party as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this
           -----------
Pledge Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement. Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas ("UCC") shall have the meaning assigned to those terms by the UCC, whether specified elsewhere in this Pledge Agreement or not.

Section 2. Pledge.
           ------

     2.1.  Grant of Pledge. The Pledgor hereby pledges as security for the
           ---------------
obligations described in Section 3 the Pledged Collateral, as defined in Section
2.2 below to the Secured Party.

     2.2.  Pledged Collateral. "Pledged Collateral" shall mean all of Pledgor's
           ------------------
right, title, and interest in the following, whether now owned or hereafter acquired:

               (a) the shares of stock listed in the attached Schedule 2.2(a) and all additional shares of stock of any issuer of such shares of stock issued to Pledgor (the "Pledged Shares"), the certificates representing the Pledged Shares, and all dividends, cash, instruments, and other property from time-to-time received or otherwise distributed in respect of any of the Pledged Shares (exclusive of, at the time of distribution, payments distributed on account of taxes and allocated corporate expenses in accordance with past practice); and

               (b) all proceeds from the Pledged Collateral described in paragraph (a) of this Section 2.2.

     2.3.  Delivery of Pledged Collateral. All certificates or instruments
           ------------------------------
representing the Pledged Collateral shall be delivered to the Secured Party and shall be accompanied by duly executed instruments of assignment in blank in the form attached hereto as Exhibit "A". After the occurrence and during the continuance of a default under the Concession Agreement beyond applicable notice and cure periods (an "Event of Default"), the Secured Party shall have the right, upon prior written notice to the Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.4. In addition, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

     2.4.  Rights Retained by Pledgor. Notwithstanding the pledge in Section
           --------------------------
2.1, so long as no Event of Default shall have occurred and remain uncured:

               (a) the Pledgor shall be entitled to receive and retain any dividends and other distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Shares and all payments of principal and interest on loans and advances made by Pledgor to the issuer of the Pledged Collateral;

               (b) and, if an Event of Default shall have occurred and remain uncured, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 6 hereof, the Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Concession Agreement; provided, however, that the
                                              --------  -------
Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a materially adverse effect on the value of the Pledged Collateral; and

               (c) at and after such time as voting and other consensual rights have been terminated pursuant to Section 6 hereof, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to (i) enable the Secured Party to exercise the voting and other rights which the Pledgor is entitled to exercise pursuant to paragraph (b) of this Section 2.4, and (ii) to receive the dividends or other distributions and proceeds of sale of the Pledged Shares and payments of principal and interest which the Pledgor is authorized to receive and retain pursuant to paragraph (a) of this Section 2.4.

Section 3. Obligations Secured by Pledge. The pledge made in Section 2 above
           -----------------------------
shall secure (a) all obligations of the Liquor Company now or hereafter existing under the Concession Agreement, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise; and (b) all obligations of the Pledgor now or hereafter existing under this Pledge Agreement. All such obligations of the Liquor Company and the Pledgor secured hereby are referred to as the "Secured Obligations."

Section 4. Pledgor's Representations and Warranties. The Pledgor represents and
           ----------------------------------------
warrants as follows:

     4.1 The Pledged Shares listed on the attached Schedule 2.2(a) have been duly authorized and validly issued and are fully paid and nonassessable.

     4.2 The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien or option, except for the security interest created by this Pledge Agreement.

     4.3 No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body, that has not occurred, is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by the Pledgor (except to the extent that financing statements are required under the UCC to be filed in order to maintain a perfected security interest in that portion of the Pledged Collateral not constituting Pledged Shares) or (ii) for the exercise by the Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or affecting the transfer of rights in and to liquor licenses and the qualification of persons to maintain such licenses).

     4.4. The Pledged Shares listed on the attached Schedule 2.2(a) constitute all of the issued and outstanding shares of capital stock of the issuer thereof.

Section 5. Pledgor's Covenants.
           -------------------

     5.1.  Further Assurances. The Pledgor agrees that, at the expense of the
           ------------------
Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     5.2.  Transfer, Other liens, and Additional Shares. The Pledgor agrees that
           --------------------------------------------
he will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Shares or (b) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement. The Pledgor agrees that he will (a) cause each issuer of the Pledged Shares not to issue any capital stock or other equity securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional shares of capital stock or other equity securities of an issuer of the Pledged Shares.

Section 6. Remedies upon Default. If any Event of Default shall have occurred
           ---------------------
and remain uncured:

     6.1.  UCC Remedies. To the extent permitted by law, the Secured Party may
           ------------
exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

     6.2.  Dividends and Other Rights.
           --------------------------

            (a) All rights of the Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to
Section 2.4(b) may be exercised by the Secured Party if Secured Party so elects and gives written notice of such election to the Pledgor and all rights of the Pledgor to receive the dividends and other distributions on or in respect of the Pledged Shares and the proceeds of sale of the Pledged Shares and interest and principal payments which it would otherwise be authorized to received and retain pursuant to Section 2.4(a) shall cease.

          (b) All dividends and other distributions on or in respect of the Pledged Shares and the proceeds of sale of the Pledged Shares and interest and principal payments which are received by the Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

     6.3. Sale of Pledged Collateral. The Secured Party may upon five days prior
          --------------------------
written notice to Pledgor sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as are commercially reasonable. The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, any such sale may, without further notice, be made at the time and place to which it was so adjourned.

     6.4. Exempt Sale. If, in the opinion of the Secured Party there is any
          -----------
question that a public or semi-public sale or distribution of any Pledged Collateral will violate any state or federal securities law, Secured Party in its discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" solely because so made. Pledgor shall cooperate fully with Secured Party in all reasonable respects in selling upon all or any part of the Pledged Collateral.

     6.5. Application of Collateral. Any cash held by the Secured Party as
          -------------------------
Pledged Collateral and all cash proceeds received by the Secured Party from the sale of, collection of, or other realization of any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as Pledged Collateral or applied by the Secured Party against part of the Secured Obligations in the following order:

          first, to payment of the reasonable expenses of such sale or other
          -----
realization, including reasonable compensation to the Secured Party and its agents and counsel, and all reasonable expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and to the ratable payment of any other unreimbursed reasonable expenses for which the Secured Party is to be reimbursed pursuant to the Concession Agreement;

          second, to the ratable payment of the Secured Obligations; and
          ------
          third, to the ratable payment of all other amounts payable by the
          -----
Liquor Company under the Concession Agreement and this Pledge Agreement.

     Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Pledgor or to whoever may be lawfully entitled to receive such surplus.

Section 7. Secured Party as Agent for Pledgor
           ----------------------------------

     7.1. Secured Party Appointed Attorney-in-Fact. The Pledgor hereby
          ----------------------------------------
irrevocably appoints the Secured Party the Pledgor's attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for the Pledgor and in the name of the Pledgor, and, in the Secured Party's discretion, subject to the Pledgor's revocable rights specified in
Section 2.4, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend, or the proceeds of the sale of the Pledged Shares, or other distribution in respect of the Pledged Shares and to give full discharge for the same.

     7.2. Secured Party May Perform. If the Pledgor fails to perform any
          -------------------------
covenant contained herein, the Secured Party may, after sending written notice thereof to Pledgor and 10 days to perform same, itself perform, or cause performance of, such covenant. Pledgor shall pay for the reasonable expenses of the Secured Party incurred in connection therewith.

     7.3. Reasonable Care. The Secured Party shall be deemed to have exercised
          ---------------
reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 8. Miscellaneous.
           -------------

     8.1. Amendments, Etc. No amendment or waiver of any provision of this
          ---------------
Pledge Agreement nor consent to any departure by the Pledgor herefrom shall be effective unless made in writing and signed by the Secured Party and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.2. Addresses for Notices. All notices and other communications to be
          ---------------------
given under this Pledge Agreement by any party to another shall be in writing and shall be delivered by telephonic facsimile, overnight air courier, personal delivery or registered or certified U.S. Mail with return receipt requested, postage paid, to the appropriate party at its address as follows:


            To the Pledgor:

               Steven D. Jorns
               3860 West Northwest Highway
               Suite 300
               Dallas, Texas 75220
               Telephone: (214) 904-2001
               Telecopy: (214) 351-0568

            To the Secured Party:

               AGH Leasing, L.P.
               3860 West Northwest Highway
               Suite 300
               Dallas, Texas 75220
               Attn. Ken Barr
               Telephone: (214) 904-2004
               Telecopy: (214) 351-0568

Addresses for notice may be changed from time to time by written notice to all other parties. Any communication given by mail will be effective upon the earlier of (a) three Banking Days following deposit in a post office or other official depository under the care and custody of the United States Postal Service; or (b) actual receipt, as indicated by the return receipt; if given by telephonic facsimile or telex, when sent; and if given by personal delivery or by overnight air courier, when delivered to the appropriate address set forth above.

     8.3. Continuing Security Interest. Transfer of Interest. This Pledge
          --------------------------------------------------
Agreement shall create a continuing security interest in the Pledged
Collateral and shall (a) remain in full force and effect until payment in full and termination of the Secured Obligations, (b) be binding upon the Pledgor, his successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured Party and its respective successors, transferees, and assigns. Secured Party, and its successors and assigns, may collaterally assign this Pledge Agreement and its rights, in whole or in part, under this Pledge Agreement to Landlord as collateral for Secured Party's obligations under the Lease, and Landlord can in turn collaterally assign the same as collateral for any credit facility secured in whole or in part by any of the

Properties, and Pledgor hereby irrevocably consents and agrees to the same. Upon such collateral assignment: (i) this Pledge Agreement shall inure to the benefit of the Landlord and the lender or lenders providing such credit facility, and Pledgor shall sent Landlord and such lender or lenders a copy of any notice sent by Pledgor to Secured Party under this Pledge Agreement, and Landlord and such lender or lenders shall have the right, but not the obligation to take any action of Secured Party under this Pledge Agreement and (ii) no material amendment, material modification or termination of this Pledge Agreement shall be effective or binding without the written consent of Landlord and such lender or lenders and all such actions taken without such consents shall be void. Upon the payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will, at the Pledgor's expense, deliver all Pledged Collateral to the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

     8.4  Choice of Law.  This Pledge Agreement shall be governed by and
          -------------
construed and enforced in accordance with the laws of the state of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.

     The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

                                   PLEDGOR:

                                   STEVEN D. JORNS

                                   _____________________________________________


                                   SECURED PARTY:


                                   AGH LEASING, L.P., a Delaware limited
                                   partnership


                                   By:  AGHL GP, INC., a Delaware corporation,
                                        its sole general partner


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                SCHEDULE 2.2(a)


     Attached to and forming a part of that certain Pledge Agreement dated __________, by Steven D. Jorns, as Pledgor, to the Secured Party.


                                        Stock Certificate                      Number
Stock Issuer        Class of Stock            No(s).          Par Value       of Shares
------------        --------------      -----------------     ---------       ---------

                                   EXHIBIT A


                  ASSIGNMENT SEPARATE FROM STOCK CERTIFICATE


     FOR VALUE RECEIVED, __________________________ ("Assignor"), hereby sells, assigns and transfers _____________ shares of the common stock of ______________ ________, a _________ corporation (the "Corporation"), to
______________________________, all of such shares of common stock as registered in Assignor's name on the books of the Corporation, as represented by Certificate No. ____________ herewith, and does hereby irrevocably constitute and appoint __________________________________ as its attorney-in-fact to take any and all actions Assignor could take if acting on its own behalf to effectuate a transfer of such stock to the indicated assignees on the books of the Corporation with full power of substitution in the premises, and does hereby ratify and confirm all that such attorney-in-fact shall lawfully do by virtue hereof.

Date:____________________


                                   [Assignor]


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


IN THE PRESENCE OF:


_________________________________

                                  EXHIBIT "V"


                        MANAGER'S CONSENT AND AGREEMENT
                        -------------------------------


     THIS MANAGER'S CONSENT AND AGREEMENT ("Agreement"), dated as of ________, 1996, is executed by AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation (the "Manager"), and AGH LEASING, L.P., a Delaware limited partnership ("AGH"), in connection with that certain Credit Agreement (the "Credit Agreement") dated _________, 1996, by and between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), BANK ONE, TEXAS, N.A., a national banking association, as administrative agent, (Bank One, Texas, N.A. and any subsequent Administrative Agent under the Credit Agreement, are referred to hereinafter as the "Administrative Agent"), SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as structuring agent (the "Structuring Agent") (the Structuring Agent and Administrative Agent are collectively referred to hereinafter as the "Agents"), and the banks and other lenders a party thereto (collectively the "Banks"), pursuant to which the Banks have agreed to provide a credit facility (the "Credit Facility") in an amount of up to $100,000,000.00 to Borrower. All terms used, but not defined, in this Agreement shall have the meaning given such terms in the Credit Agreement. The Credit Facility is or will be secured by, among other things, the Initial Properties and Future Properties (collectively, the "Properties").

     Manager is executing this Agreement in consideration for and in connection with all of the agreements now or hereafter executed with AGH, the tenant in possession of each of the Properties, for the management of the Improvements thereon (hereinafter referred to as the "Management Agreements") and as a condition precedent to the Banks' providing the Credit Facility to Borrower, AGH is consenting to this Agreement in consideration of and as a condition precedent to the Bank's making the Credit Facility to Borrower.

     1.   MANAGER'S REPRESENTATIONS:  Manager warrants and represents to the
          -------------------------
Agents and the Banks that the following are true and correct:

     (a) That Manager has agreed to act as manager of the Improvements on the Properties.

     (b) That all of the Management Agreements as of the date hereof are listed on Exhibit "A" attached hereto and made a part hereof for all purposes.

     (c) That the Management Agreements constitute the valid and binding agreements of Manager, enforceable in accordance with their terms, and Manager has full authority under all state or local laws and regulations to perform all of its obligations under said Management Agreements.

     (d) That to the best of Manager's knowledge AGH is not in default in the performance of any of its obligations under any of the Management Agreements.

     2.   MANAGER'S AGREEMENTS:  AGH has advised Manager that Borrower intends
          --------------------
to obtain the Credit Facility from the Banks. The Credit Facility is evidenced by, among other things, those certain Promissory Notes dated as of the date of the Credit Agreement, executed by Borrower and payable to the order of Banks in the aggregate original principal sum equal to the amount of the Credit Facility (the "Notes"). Manager hereby consents to and agrees to be bound by all the terms of those certain Assignments of Management Agreements by AGH for the benefit of Borrower and its affiliates (the "Assignments"), the provisions of which are hereby incorporated fully by reference. Manager also understands and acknowledges that the rights conveyed pursuant to such Assignments have been or will be collaterally assigned by Borrower and its affiliates to Agents and the Banks as additional security for the Credit Facility. In connection therewith, Manager further agrees to each and every one of the following for the benefit of Agents and the Banks and as an inducement to Banks to extend credit to Borrower pursuant to the terms of the Credit Agreement:

     (a) In the event of a default by AGH under any term, covenant or provision of any of the Management Agreements, Manager will give Administrative Agent thirty (30) days prior written notice of such default prior to Manager's exercise of any of its rights or remedies under any of the Management Agreements or at law, and Administrative Agent shall have the right, but not the obligation, during said thirty (30) day period to cure such default; provided, however, that if such default cannot be reasonably cured during such thirty (30) day period, Administrative Agent shall have such longer period as is reasonably necessary to cure such default as long as Administrative Agent commences such cure within such thirty (30) day period. Only in the event Administrative Agent fails to timely cure or cause to be cured any such default as provided in the foregoing sentence shall Manager have the right to terminate the Management Agreement(s) under which such default has occurred. Manager will deliver to Administrative Agent a copy of all notices of termination given by Manager to AGH under the Management Agreements simultaneously with the delivery of any such notices of termination to AGH.

     (b) Without the written consent of the Administrative Agent, Manager will not terminate or amend any arrangement or agreement with respect to the liquor license for or the sale of alcoholic beverages in connection with any of the Properties.

     (c) The Management Agreements and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all mechanic's and materialman's liens under applicable law) owned, claimed or held, or to be owned, claimed or held by the Manager in and to the Properties and the Improvements now or hereafter constructed thereon, are and shall be in all things subordinate and inferior to the full repayment of the Credit Facility and the liens and security interests created or to be created for the benefit of the Agents and the Banks, their respective successors and assigns, and securing the repayment of the above described Notes including, without limitation, those created under and by virtue of the Mortgages covering the Properties and filed or to be filed of record in the public records maintained for the recording of mortgages and/or deeds of trust in the counties and states in which the Properties are located (the "Records"), and all renewals and extensions hereof.

     (d) Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Manager shall, at the request of Administrative Agent, its successors or assigns, continue performance on Administrative Agent's, its successors' or assigns', behalf in accordance with the terms of the Management Agreements, provided that Manager shall be paid all sums due or to become due it in accordance with said Management Agreements following the date the Administrative Agent makes such request. Manager further agrees that, upon the occurrence of such an Event of Default, the Administrative Agent shall be entitled to accept or reject each of the Management Agreements on a property by property basis. Once the Administrative Agent has selected the Properties at which Manager is to continue performance under the Management Agreements, the remaining Management Agreements for the Properties not so selected shall terminate and no sums shall be due and payable by Administrative Agent thereunder. Upon the occurrence and during the continuance of a monetary Event of Default, Administrative Agent shall have the continuing right to terminate any or all of the Management Agreements on a property by property basis, in whole or in part as to certain Properties, upon no less than thirty (30) days prior written notice to Manager without any obligation to pay a termination or cancellation fee or penalty to Manager.

     (e) Manager will not voluntarily terminate, or materially amend or modify any of the Management Agreements without the prior written consent of Administrative Agent. In the event Manager fails to secure such approval, the Management Agreements shall, for the purposes of Manager's obligation aforesaid to continue performance thereunder for Administrative Agent's benefit, be deemed not to have been modified by such amendment.

     (f) Manager further agrees to (i) execute such affidavits and certificates as Administrative Agent shall reasonably require to further evidence the agreements herein contained, (ii) on request from Administrative Agent, furnish Administrative Agent with copies of such information as AGH is entitled to receive under the Management Agreements, and (iii) cooperate with Administrative Agent's representatives in any inspection of the Improvements on the Properties.

     (g) Manager acknowledges that, in connection with the Credit Facility, AGH has executed and delivered to Borrower and its affiliates, Assignments of Leases, Rents and Security Deposits ("Assignments of Leases"), assigning to such entities all of the right, title and interest in and to any lease of the Improvements on the Properties, including any security deposits thereunder, and all revenues, accounts and proceeds from the Properties and Improvements. Manager also acknowledges that the rights conveyed pursuant to the Assignments of Leases have been or will be collaterally assigned to Agents and the Banks as additional security for the Credit Facility. Manager hereby agrees that upon receipt of written notice from Administrative Agent that an Event of Default has occurred under the Credit Facility, Manager shall henceforth deliver to Administrative Agent, for application in accordance with the terms and conditions of the Credit Agreement, all rents and other proceeds received from and after the date thereof from any and all tenants, concessionaires, or other parties occupying or using any portion of the Improvements, and all revenues, accounts and proceeds from the Properties and Improvements received from and after the date thereof. Manager acknowledges that, in connection with the Credit Facility, Cash Management Systems (as defined in the Credit Agreement) have been set up with respect to the Properties which Cash Management Systems Manager is familiar with and agrees to abide by in connection with any cash, cash equivalents or credit card receipts received by Manager with respect to such Properties.

     (h) Administrative Agent has no obligation to Manager with respect to the Credit Facility, and Administrative Agent's obligations to Borrower with respect thereto are set forth in the Credit Agreement and certain other credit documents by and between Banks, Agents, Borrower and Borrower's affiliates ("Credit Documents"), with respect to which the Manager is not a third party beneficiary. The relationship of Agents and Banks to Borrower and Borrower's affiliates is one of a creditor to a debtor, and Agents and Banks are not joint venturers or partners of Borrower or Borrower's affiliates.

     (i) Manager further agrees that nothing herein shall impose upon Administrative Agent any obligation for payment or performance in favor of Manager unless Administrative Agent notifies Manager in writing after an Event of Default under the Notes or Credit Documents, that (i) Administrative Agent has elected to assert AGH's rights under all or certain of the Management Agreements and (ii) Administrative Agent agrees to pay Manager the sums due Manager under the terms of such Management Agreements.

     (j) Manager covenants and agrees that, upon Administrative Agent or any other party (a "Subsequent Owner") acquiring title to any of the Properties and Improvements either through foreclosure or by acceptance of a deed, assignment or other conveyance in lieu thereof (collectively, "Foreclosure") or after Foreclosure, (1) Manager shall deliver to a Subsequent Owner originals or copies if originals are not available of: (A) all authorizations, approvals, permits, variances and land use entitlement required for the development and maintenance of the Properties and Improvements; (B) all permits, licenses and agreements required for the use, occupancy or operation of the Properties and Improvements, including, without limitation, to the extent permitted by law, all liquor licenses obtained by Manager in connection with the Properties and Improvements and (C) all leases of personal property now or hereafter entered into by Manager in connection with the development, use, occupancy or operation of the Properties or Improvements, whether such leases are owned by or issued in the name of Manager or some other party (the items described in (A), (B) and (C) being hereinafter collectively referred to as the "Agreements"). Manager shall, to the maximum extent permitted by law, upon request of any Subsequent Owner, immediately transfer to such Subsequent Owner all of such Agreements, and will cooperate with such Subsequent Owner to effectuate a full assignment, conveyance and transfer of such Agreements so that the smooth and continual operation of the Properties and Improvements is not impaired or hindered, (2) Manager shall execute such further instruments or documents as a Subsequent Owner may reasonably require to further effect the purposes hereof, including, without limitation, upon the occurrence of a Foreclosure, such documents as may be necessary to vest title in such Subsequent Owner to any liquor licenses then held by Manager in connection with the Properties and Improvements and (3) any Subsequent Owner shall have the continuing right to terminate any or all of the Management Agreements on a property by property basis, in whole or in part as to certain Properties, upon no less than thirty (30) days prior written notice to Manager without any obligation to pay a termination or cancellation fee or penalty to Manager. Notwithstanding any provision contained herein to the contrary, the obligations of Manager pursuant to this Agreement shall survive any termination of the Management Agreements. A Subsequent Owner shall only incur liability to Manager under all or certain of the Management Agreements during such Subsequent Owner's ownership of the corresponding Properties and Improvements. Upon a sale, conveyance, transfer or other assignment of any of the Properties and Improvements or a termination of the corresponding Management Agreement(s), a

Subsequent Owner shall have no further liability to Manager under such terminated Management Agreement(s) from the date of such sale, conveyance, transfer, assignment or termination. In addition, no Subsequent Owners shall have personal liability under the Management Agreement(s) or this Agreement, and Manager agrees to look solely to such Subsequent Owner's interest in the Properties and Improvements for satisfaction of any sums or other obligations owed Manager under the Management Agreement(s).

     (k) Manager hereby represents and warrants that no prior assignment of Manager's interest in the Management Agreements has been made, and Manager agrees and covenants not to assign, sell, pledge, transfer or otherwise encumber Manager's interest in the Management Agreements so long as any portion of the Credit Facility remains outstanding.

     (l) Manager has executed this Agreement for the purpose of inducing Banks to advance sums to Borrower under the above described Notes and with full knowledge and intent that Banks shall rely upon the representations, warranties and agreements herein contained when making advances to Borrower, and that but for this instrument and the representations, warranties and agreements herein contained, Banks would not take such actions.

     (m) The Administrative Agent shall have the continuing right to file a copy of this Agreement in any of the Records without the need for further consent of Manager, AGH or any of their respective affiliates.

     3.   AGH's CONSENT: AGH has joined herein to evidence its consent to all
          -------------
the agreements of Manager contained in this Agreement.

     EXECUTED this the _____ day of ______________, 1996.

                                   MANAGER:

                                   AMERICAN GENERAL HOSPITALITY, INC.


                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                                   AGH:

                                   AGH LEASING, L.P., A DELAWARE LIMITED
                                   PARTNERSHIP,

                                   By:   AGHL GP, Inc., a Delaware corporation,
                                         its sole general partner

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

THE STATE OF ___________   (S)

                           (S)

COUNTY OF _____________    (S)


     This instrument was acknowledged before me on the ___ day of ______, 1996 by _______________, ________________ of American General Hospitality, Inc., a
__________ corporation on behalf of said corporation.

                                   _____________________________
                                   Notary Public in and for the
                                   State of _____________
                                   Name:_________________________
                                   My Commission Expires: _______



THE STATE OF __________  (S)

                         (S)

COUNTY OF ___________    (S)


     This instrument was acknowledged before me on the ______ day of ________, 1996, by _____________________,_______________ of AGHL GP, Inc., the sole general partner of AGH Leasing, L.P., a Delaware limited partnership, on behalf of said partnership.

                                   __________________________________
                                   Notary Public in and for the
                                   State of _________________
                                   Name:______________________________
                                   My Commission Expires:_________

                                   EXHIBITS
                                   --------

Exhibit "A"       -         Management Agreements

                                  EXHIBIT "W"


            FORM OF DEED OF TRUST, SECURITY AGREEMENT ASSIGNMENT
                       OF RENTS AND FINANCING STATEMENT


THE STATE OF______  (S)
                    (S)    KNOWN ALL MEN BY THESE PRESENTS:
COUNTY OF_________  (S)



     THAT the undersigned,________________________("Grantor"), a
_______________, having an office and mailing address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention ___________ and whose address is set forth opposite its signature, in consideration of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and of the debt and trust hereinafter mentioned, has GRANTED, BARGAINED, SOLD, CONVEYED, TRANSFERRED, ASSIGNED and SET OVER, and by these presents does GRANT, BARGAINED, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER unto DAVID W. LOCASCIO, TRUSTEE [INSERT OTHER TRUSTEE WHERE STATE REQUIRES THAT THE TRUSTEE BE A RESIDENT], having an address at 711 Louisiana Street, Suite 2900, Houston, Harris County, Texas 77002 (hereafter called the "Trustee") and to his substitutes or successors in trust, the following described land and property situated in the County of __________, State of _________.

     and being more particularly described by metes and bounds on Exhibit "A" attached hereto and incorporated herein for all purposes (the "Land");

together with all buildings, fixtures and other improvements on the Land or hereafter placed on the Land; all rights, titles and interests now owned or hereinafter acquired by Grantor in and to all easements, streets and rights of way of every kind and nature adjoining the Land, and all public or private utility connections thereto and all leasehold interests, appurtenances, servitudes, rights, privileges, prescriptions and advantages thereunto belonging or in anywise appertaining; all materials, goods (including without limitation consumables and inventories), equipment, appliances, apparatus, furniture, furnishings, inventory and other property, real or personal, now owned or hereafter acquired by Grantor and now or hereafter installed, used or located on the above described property or the improvements thereon, whether or not the same have or would become a part of the Land by attachment thereto, including, but not limited to, all heating, lighting, refrigeration, plumbing, ventilating, laundry, incinerating, water-heating, cooking, dishwashing, radio, communication, electrical and air conditioning equipment, appliances, fixtures and appurtenances, together with all disposals, dishwashers, machinery, elevators, pumps, generators, sprinklers, wiring, pipe, doors, motors, compressors, boilers, condensing units, range hoods, windows, window screens, window shades, venetian blinds, awnings, drapes, shelving, mantels, cabinets, paneling, rugs and other floor coverings, and shrubbery and other chattels and personal property as are ever used, usable or furnished in connection with any present or future operation, use or enjoyment of the Land and the improvements on the Land, and all renewals, replacements and substitutions thereof and additions thereto and Grantor's current and future rights as lessee under leases of any of the foregoing; all rights, titles and interests of Grantor in and to all crops located on and timber to be cut from the Land and all minerals in, under and upon, produced or to be produced from the Land; all rights to the present or future use of wastewater, drainage water or other utility facilities to the extent such use benefits the Land or the improvements now or hereafter located thereon; and without limitation of the foregoing, any and all permits, licenses, approvals, rights, rents, revenues, benefits, leases, concessions, licenses, contracts, accounts (including without limitation all rights to payment from any consumer credit/charge card organization or entity), general intangibles, trade names, monies, instruments, documents, tenements, hereditaments and appurtenances now or hereafter owned by Grantor and appertaining to, generated from, arising out of or belonging to the above described properties or any part thereof (including without limitation the Grantor's Concentration Bank Account); and Grantor's interest in all 1-800 and other telephone numbers (all of the aforesaid being hereinafter sometimes called the "Mortgaged Premises"). The Mortgaged Premises shall also include the Grantor's interest, if any, in all current and future management, franchise and license agreements related to the Land or improvements thereon and the Hotel Lease (as hereinafter defined). Some of the said items are or are to become "fixtures" (as that term is defined in the Uniform Commercial Code, as adopted in the state in which the Mortgaged Premises are located (the "Code")) on the Land and as provided under the Code, this Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement upon being filed for record in the real property records of the state and county where the Mortgaged Premises are located, shall operate also as a "fixture filing" and financing statement upon such of the items as are or may become fixtures.

     TO HAVE AND TO HOLD the Mortgaged Premises unto the Trustee and his substitutes or successors forever. And Grantor does hereby bind itself, its heirs, executors, administrators, successors and assigns to warrant and forever defend the title to the Mortgaged Premises, or any part thereof, unto the Trustee, his substitutes or successors forever against all persons whomsoever claiming or to claim the same or any part thereof.

     1.   CREDIT AGREEMENTS AND NOTES.

          (a) [AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "BORROWER"), WHICH IS THE DIRECT OR INDIRECT OWNER OF THE GRANTOR] [GRANTOR], Bank One, Texas, N.A., as Administrative Agent (the "Administrative Agent"), and Societe Generale, Southwest Agency, as Structuring Agent, and the banks and other lenders party thereto (collectively the "Banks") have entered into a Credit Agreement dated as of __________, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement").

          (b) [BORROWER/GRANTOR] has executed promissory notes of even date with the Credit Agreement in favor of the Banks in the original aggregate principal amount of $100,000,000.00, the final payments of which are due on or before June 30, 2000 (the "Notes", which term includes any modification, renewal, extension or alteration thereof).

          (c) The Notes were executed and delivered to Administrative Agent and the Banks, and shall be due and payable in accordance with the Credit Agreement.

          (d) All capitalized terms not otherwise defined in this instrument shall have the meaning assigned to such terms by the Credit Agreement.

          (e) Grantor is [LEASING/SUBLEASING] a portion of the Mortgaged Premises to AGH Leasing, L.P. ("the Tenant") under that certain lease executed between Grantor and Tenant (the "Hotel Lease").

          (f) The terms and provisions of the Notes and Credit Agreement are incorporated herein by reference and made a part of this Deed of Trust to the same extent as though set forth in full herein.

          (g) As a condition to the acceptance of the Notes and the making of the loan evidenced by the Credit Agreement (the "Loan), Grantor agreed to execute and deliver this Deed of Trust to secure the payment of the indebtedness from time to time evidenced by the Notes, the payment of all other sums now or hereafter owing by [BORROWER AND] Grantor and the Guarantors (all such Persons being collectively referred to herein as the "Obligors") hereunder, under the Credit Agreement or under any other document or instrument now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith (this Deed of Trust, the Notes, the Credit Agreement and all other documents and instruments now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith, being hereinafter referred to collectively as the "Loan Documents"), and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes and in the other Loan Documents.

This conveyance is made in trust on the terms and conditions herein set forth to secure the payment of the indebtedness from time to time evidenced by the Notes, the payment of all other sums now or hereafter owing by the Obligors hereunder, under the Credit Agreement or any other Loan Document and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes, the Credit Agreement or any other Loan Document.

     2. FUTURE ADVANCES AND ADDITIONAL INDEBTEDNESS. In addition, this conveyance is made in trust (i) to secure the performance and discharge of each and every promise, obligation, covenant and agreement contained in the Notes, this Deed of Trust, the Credit Agreement and any other instrument pertaining to the herein described Said Indebtedness or the security therefor and (ii) to secure the following (all of the following, including the hereinabove described Notes and the foregoing, herein sometimes called "Said Indebtedness"):

     (a) The payment of all other amounts with interest thereon becoming due and payable to the Administrative Agent and the Banks under the terms of the Notes, this Deed of Trust, or any instrument securing or executed in connection with the Notes, including (but not limited to) any moneys advanced thereunder by Administrative Agent or the Banks on behalf of Obligors;

     (b) Any extension, modification, renewal or reamortization of said Notes, and any increase or addition thereto; and

     (c) The payment of all other indebtedness, of whatever kind or character, now owing or which may hereafter become owing by the Obligors to Administrative Agent and the Banks, pursuant to the terms and conditions of the Credit Agreement or any other Loan Document, whether such indebtedness is direct or indirect, primary or secondary, fixed or contingent or arises out of or is evidenced by note, deed of trust, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that the Obligors may hereafter become indebted to Administrative Agent and the Banks for further sum or sums.

     3. ADDITIONAL SECURITY. As additional security for the payment of the Said Indebtedness, Grantor hereby transfers, assigns and conveys unto the Administrative Agent, for its benefit and the ratable benefit of the Banks, and hereby grants Administrative Agent a security interest in the following and all products and proceeds of the same (hereinafter collectively referred to as the "Income"), but the mention of products and proceeds herein shall not be construed as an authorization for the transfer or surrender by Grantor of the
Income:

     (a) All judgments, awards of damages, insurance proceeds and settlements hereafter made resulting from condemnation proceedings or the taking of all or any part of the Mortgaged Premises under the power of eminent domain, or for any damage (whether caused by a taking, a casualty or otherwise) to the Mortgaged Premises or any part thereof, or to any rights appurtenant thereto, including, but not limited to, any award for change of grade of streets. The Administrative Agent is hereby authorized, but shall not be required, on behalf and in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgments or awards. Subject to the terms and conditions of the Credit Agreement, the Administrative Agent may apply all such sums or any part thereof so received, after the payment of all expenses, including costs and attorney's fees, as a payment on Said Indebtedness in such manner as the Administrative Agent elects.

     (b) All bonuses, rents and royalties accrued or to accrue under all oil, gas or mineral leases affecting the Mortgaged Premises, now existing or which may hereafter come into existence. Grantor directs payment of the same to the Administrative Agent, for the benefit of the Banks at the option of the Administrative Agent upon written demand of the Administrative Agent therefor, to be applied to Said Indebtedness until paid, whether due or not, and either before or after any default under the terms of this Deed of Trust or Said Indebtedness.

     (c) All rents, income and profits issuing or to hereafter issue from the Mortgaged Premises, and in the event of a Default hereunder, Administrative Agent, for the benefit of the Banks shall have the right, at its option, and with or without taking possession of the Mortgaged Premises, to collect said rents, income and profits, or if the Mortgaged Premises are vacant to rent the same and collect the rents, and apply the same to the payment of Said Indebtedness after deducting all costs of collection and administration. The collection of said rents, income and profits by the Administrative Agent shall not constitute a waiver of its right to accelerate the maturity of the Notes nor of its right to proceed with the enforcement of this Deed of Trust. Grantor shall not assign the whole or any part of the rents, income or profits arising from the Mortgaged Premises without the prior written consent of Administrative Agent and any assignment thereof without such consent will be null and void; and upon notice and demand, Grantor shall transfer and assign to Administrative Agent, in form satisfactory to Administrative Agent, the lessor's interest in any lease now or hereafter affecting the whole or any part of the Mortgaged Premises. Grantor agrees that it shall duly and timely perform all of its obligations as provided for in any leases or other rental contracts covering or relating to any of the Mortgaged Premises.

The liens, security interests and rights granted by this Deed of Trust shall not affect or be affected by any other security taken for the Said Indebtedness or any part thereof. The taking of additional security, or the extension or renewal of Said Indebtedness or any part thereof, shall at no time release or impair the liens, security interests and rights granted hereby, or affect the liability of any endorser, guarantor, or surety, or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any renewal or extension of Said Indebtedness, or any part thereof, shall be and remain the first and prior lien and security interest on all of the Mortgaged Premises not expressly released, until the Said Indebtedness is completely paid.

     4. SUBROGATION TO EXISTING LIENS. It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character whether vendor's materialman's or mechanic's lien hereafter created on the Mortgaged Premises, and in the event the proceeds of the Notes are used to acquire or to pay off and satisfy any indebtedness and liens heretofore existing on the Mortgaged Premises, then the Administrative Agent is, and shall be for the benefit of the Banks, subrogated to all of the rights, liens and remedies of the holders of the indebtedness and liens so acquired or paid off, regardless of whether said indebtedness and liens are acquired by the Administrative Agent by assignment or are released by the holders thereof upon payment.

     5. COVENANTS, REPRESENTATIONS AND AGREEMENTS OF GRANTOR. Grantor covenants, represents and agrees:

     (a) That Grantor will timely perform all of its obligations under the Notes, the Credit Agreement and every other Loan Document (as defined in the Credit Agreement), in accordance with their respective terms and conditions.

     (b) That Grantor shall pay, prior to delinquency, all taxes and assessments levied or assessed against the Mortgaged Premises, including, without limitation, all taxes in lieu of ad valorem taxes, as the same become due and payable. In the event of the passage after date of this Deed of Trust of any law or regulation deducting from the Mortgaged Premises for the purposes of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or indebtedness secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Administrative Agent or the Banks, then and in such event, Grantor shall bear and pay the full amount of such taxes. If Grantor fails to pay any such taxes and assessments including, without limitation, taxes in lieu of ad valorem taxes and taxes against this Deed of Trust or Said Indebtedness secured hereby, Administrative Agent may pay the same, together with all costs and penalties thereon, at Grantor's expense; provided, however, that if for any reason payment by Grantor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render Said Indebtedness wholly or partially usurious under any of the terms or provisions of the Notes or this Deed of Trust, or otherwise, Administrative Agent may, at its option and for benefit of the Banks, declare Said Indebtedness with all accrued interest thereon to be immediately due and payable, or Administrative Agent may, at its option, pay the amount or portion of such taxes as renders Said Indebtedness unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said taxes.

     (c) That Grantor shall keep every part of the Mortgaged Premises in good condition and presenting an appearance customary for like-situated properties and in compliance with all requirements of any franchisor with respect to the business operated on the Mortgaged Premises, make promptly all repairs, renewals and replacements necessary to such end, prevent waste to any part of the Mortgaged Premises, and do promptly all else necessary to such end; and Grantor shall discharge all claims for labor performed and material furnished therefor, and shall not suffer any lien of mechanics or materialmen therefor to attach to any part of the Mortgaged Premises. Grantor shall guard every part of the Mortgaged Premises from removal, destruction and damage, and shall not do or suffer to be done any act whereby the value of any part of the MOrtgaged Premises may be lessened. No building or other property now or hereafter covered by the lien of this Deed of Trust shall be removed, demolished or materially altered or enlarged, nor shall any new building be constructed, without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed. Administrative Agent and the Banks and their respective agents or representatives shall have access to the Mortgaged Premises at all reasonable times in order to inspect same and verify Grantor's compliance with its duties and obligations under this document.

     (d) That in the event Grantor shall fail to keep the improvements on the Mortgaged Premises in the condition required hereby, or to pay promptly when due all taxes and assessments, as aforesaid, or to preserve the prior lien of this Deed of Trust on the Mortgaged Premises, or to keep the buildings and improvements insured, as provided in the Credit Agreement, or to deliver the policy, or policies, of insurance or the renewal thereof to the Administrative Agent, as provided in the Credit Agreement, then the Administrative Agent may, at its option, but without being required to do so, make such repairs, pay such taxes and assessments, purchase any tax title thereon, remove any prior liens, and prosecute or defend any suits in relation to the preservation of the prior lien of this Deed of Trust on the Mortgaged Premises, or insure and keep the improvements thereon insured in an amount not to exceed that stipulated in the Credit Agreement; that any suns which may be so paid out by the Administrative Agent and all sums paid for insurance premiums, as aforesaid, including, but not limited to, the costs, expenses and reasonable attorney's fees paid in any proceeding, transaction or suit affecting the Mortgaged Premises when necessary to protect the lien hereof shall bear interest from the dates of such payments as the Default Rate (as defined in the Credit Agreement), and shall be paid by Obligors and Grantor to the Administrative Agent and the Banks in accordance with the Credit Agreement, as the same place at which the Notes are payable, and shall be deemed a part of the debt hereby secured and recoverable as such in all respects.

     (e) That Grantor shall comply with all restrictive covenants and all laws, ordinances, regulations and rules, whether state, federal or municipal, applicable to the Mortgaged Premises and its ownership, use and occupancy, and that Grantor has obtained all approvals, licenses and permits necessary for the ownership, use and occupancy of the Mortgaged Premises.

     (f) That in the six (6) months prior to the recordation of this Deed of Trust in the real property records of the county or counties in which the Mortgaged Premises or any part thereof is situated, (i) no construction of any proposed above or below ground improvements, structures, additions or alterations has commenced, (ii) no materials or supplies have been delivered to or labor performed on the Mortgaged Premises, and (iii) Grantor has not entered into any contracts or agreements for the construction of any improvements, structures, additions or alterations, or the delivery of any materials or supplies or the performance of said labor.

     6. RELEASE. If Grantor shall well and truly pay, or cause to be paid, the Said Indebtedness, and any other indebtedness that may be owing thereunder or hereunder, and does keep and perform each and every covenant, condition, and stipulation contained in the Notes and this Deed of Trust, then this conveyance shall become null and void and shall be released by Administrative Agent upon request and at the expense of Grantor.

     7. DEFAULT. The term "Default", as used herein, shall mean the occurrence of any one of the following events:

     (a) The occurrence of an "Event of Default" as defined in the Credit Agreement; or

     (b)  Grantor abandons all or a portion of the Mortgaged Premises; or

     (c) The holder of any lien or security interest on the Mortgaged Premises institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

     (d) Except as expressly provided otherwise in the Credit Agreement, if Grantor, or any partner thereof, dissolves, liquidates, terminates, or conveys, transfers, assigns, or pledges any interest in the Mortgaged Premises or Grantor or any other Transfer shall occur which has not been approved in writing by Administrative Agent.

Grantor's failure to perform or observe any covenant contained in this Deed of Trust, other than those contained in Section 21 below and except as provided to the contrary herein, shall not constitute a Default: (1) until such failure shall remain unremedied for thirty (30) days after the date written notice of such default shall have been given to the Grantor by the Administrative Agent or any of the Banks or (2) if such performance is incapable of being completed within thirty (30) days, unless Grantor fails to commence the performance of such covenant, agreement or other obligation within said thirty (30) day period and thereafter diligently pursue such performance until completion.

Upon the occurrence of a Default, Administrative Agent, at its option, and without notice of intent to accelerate, notice of acceleration, or any notice, demand, or presentment, which are hereby expressly waived by Grantor and the other Obligors, may declare the entire unpaid balance of principal of, and all accrued interest on, the Said Indebtedness immediately due and payable, in addition to exercising any and all remedies provided for under this Deed of Trust, the instruments evidencing Said Indebtedness and all other instruments securing Said Indebtedness, or any part thereof. Upon the occurrence of a Default, Administrative Agent shall also have the right to proceed with foreclosure either through the courts or by directing the Trustee to proceed with foreclosure as set forth in Paragraph 8 below. The filing of a suit to foreclose this Deed of Trust, either on any matured portion of Said Indebtedness or for the entire Said Indebtedness, shall never be considered an election so as to preclude foreclosure by the Trustee under the provisions of Paragraph 8 after dismissal of the suit; nor shall the filing of the necessary notices of foreclosure, as provided in

Paragraph 8 below preclude the prosecution of a later suit thereon. Upon the occurrence of a Default, Administrative Agent shall also have the right to exercise any and all other rights, remedies and recourse now or hereafter existing in equity, at law, by virtue of statute or otherwise.

     8. FORECLOSURE. Upon the occurrence of a Default, Administrative Agent may, at its option, and in addition to any and every other remedy, request Trustee to proceed with foreclosure (which request shall be presumed), and in such event Trustee is hereby authorized and empowered and it shall be his special duty, upon such request of Administrative Agent, to: [ADD APPROPRIATE STATE FORECLOSURE PROVISION.]

     9. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale held by the Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

          FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including, but not limited to, all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to the Trustee acting under the provisions of Paragraph 8 above, if foreclosed by power of sale as provided in said paragraph;

          SECOND, to the payment in full of the Said Indebtedness (including specifically without limitation the principal, interest and attorneys' fees due and unpaid on the Notes and the amounts due and unpaid and owed to the Administrative Agent under this Deed of Trust) in such order as the Administrative Agent may elect; and

          THIRD, the remainder, if any there shall be, shall be paid to Grantor or to Grantor's heirs, personal representatives, successors or assigns.

     10. ADMINISTRATIVE AGENT MAY PURCHASE. The Administrative Agent and the Banks shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Said Indebtedness (or a part thereof) owing to such party, or if such party holds less than all of Said Indebtedness the pro rata part thereof owing to such party, accounting to all other parties secured hereby not joining in such bid in cash for the portion of such bid or bids apportionable to them.

     11. FORECLOSURE WITHOUT MATURING ENTIRE NOTES. Upon the occurrence of a Default, the Administrative Agent shall have the option to proceed with foreclosure of the liens and security interests evidenced hereby in satisfaction of such item either through the courts or by proceeding or by directing the Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided, all without declaring the entire Said Indebtedness due, and provided that if sale of the Mortgaged Premises are made because of default in the payment of a part of the Said Indebtedness, such sale may be made subject to the unmatured part of the Said Indebtedness; and such sale, if so made, shall not in any manner affect the unmatured part of the Said Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any sale shall be applied as provided in Paragraph 9 above except that the amount paid under subparagraph SECOND thereof shall be only the matured portion of the Said Indebtedness and any proceeds of such sale in excess of those provided for in subparagraphs FIRST and SECOND (modified as provided above) shall be applied to installments of principal and interest on the Said Indebtedness in proportion to the unpaid principal balances thereof in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Said Indebtedness. It is the purpose hereof to provide for a foreclosure and sale of the Mortgaged Premises for any matured portion of the Said Indebtedness without exhausting the power to foreclosure and to sell the Mortgaged Premises for any other part of the Said Indebtedness whether matured at the time or subsequently maturing.

     12. OCCUPANCY AFTER FORECLOSURE. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor's representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Premises by, through or under Grantor are occupying or using the Mortgaged Premises or any part thereof, each and all shall, at the option of the Administrative Agent or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Premises occupied, such rental to be due daily to purchaser. In the event the tenant fails to surrender possession of said property upon the exercise of such option, the purchaser shall be entitled to institute and maintain an eviction proceeding before the appropriate court of the County and State in which the Mortgaged Premises, or any part thereof, is situated.

     13. SUBSTITUTE OR SUCCESSOR TRUSTEE. The Trustee may resign by an instrument in writing addressed to the Administrative Agent, or the Trustee may be removed at any time with or without cause by the Administrative Agent. In case of the death, resignation, removal or disqualification of the Trustee or if for any reason the Administrative Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then the Administrative Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by the Administrative Agent, and the authority hereby conferred shall extend to the appointment of other successor and substitutes trustees successively until the indebtedness secured hereby has been paid in full or until the Mortgaged Premises are sold hereunder. In the event the indebtedness secured hereby is held by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by the Administrative Agent or by the holder or holders of not less than a majority of the indebtedness secured hereby shall be full evidence of the right and authority to make the same and of all facts therein recited. If the Administrative Agent is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Mortgage Premises shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee; but nevertheless, upon the written request of the Administrative Agent or of the successor of substitute trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Mortgaged Premises of the Trustee so ceasing to act, together with all rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

     14. LIABILITY OF TRUSTEE. The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Trustee's gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor will reimburse the Trustee for, and indemnify and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties hereunder.

     15. JUDICIAL FORECLOSURE. This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a Default may be foreclosed as to any of the Mortgaged Premises in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Mortgaged Premises are situated, and any foreclosure suit may be brought by the Trustee or by the Administrative Agent. In the event a foreclosure hereunder shall be commenced by the Trustee, or his substitute or successor, the Administrative Agent may at any time before the sale of the Mortgaged Premises direct the said Trustee to abandon the sale, and may then institute suit for the collection of Said Indebtedness and the other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if the Administrative Agent should institute a suit for the collection of the Said Indebtedness or any other secured indebtedness, and for the foreclosure of this Deed of Trust, the Administrative Agent may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the Mortgaged Premises in accordance with the provisions of this Deed of Trust.

     16. APPOINTMENT OF A RECEIVER. In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of a Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default hereunder, the Administrative Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Premises, whether such receivership be incident to a proposed sale of such property or otherwise, and without regard to the value of the Mortgaged Premises or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by the Administrative Agent, but nothing herein is to be construed to deprive the Administrative Agent or any of the Banks of any other right, remedy or privilege it may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of the Administrative Agent and the Banks to receive payment of the rents and income pursuant to this Deed of Trust. Any money advanced by the Administrative Agent in connection with any such receivership shall be a demand obligation owing by Grantor to the Administrative Agent and shall bear interest from the date of making such advancement by the Administrative Agent until paid at the highest rate of interest for which Grantor may legally contract under applicable law and shall be a part of the Said Indebtedness and shall be secured by this Deed of Trust and by any other instrument securing the secured indebtedness.

     17. POSSESSION BY ADMINISTRATIVE AGENT. Upon the occurrence of a Default the Administrative Agent is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Mortgaged Premises, or any part thereof, and to take possession of the Mortgaged Premises and of all books, records and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Premises, including the right to rent the same for the account of Grantor and to deduct from such rents all costs, expenses and liabilities of every character incurred by the Administrative Agent in collecting such rents and in managing, operating, maintaining, protecting or preserving the Mortgaged Premises, and to apply the remainder of such rents on the indebtedness secured hereby in such manner as the Administrative Agent may elect. All such reasonable costs, expenses and liabilities incurred by the Administrative Agent in collecting such rents and in managing, operating, maintaining, protecting or preserving the Mortgaged Premises, if not paid out of rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and the Obligors and shall draw interest from the date of expenditure until paid at the highest rate for which Grantor and Obligors may legally contract under applicable law, all of which shall constitute a portion of the Said Indebtedness. If necessary to obtain the possession provided for above, the Administrative Agent may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by the Administrative Agent pursuant to this Paragraph 17, the Administrative Agent shall not be liable for any loss sustained by Grantor, resulting from any failure to let the Mortgaged Premises, or any part thereof, or from any other act or omission of the Administrative Agent in managing the Mortgaged Premises unless such loss is caused by the willful misconduct and bad faith of the Administrative Agent, nor shall the Administrative Agent be obligated to perform or discharge any obligation, duty or liability under any lease agreement covering the Mortgaged Premises or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor and the Obligors shall and do hereby agree to indemnify the Administrative Agent for, and to hold the Administrative Agent harmless from, any and all liability, loss or damage which may or might be incurred by the Administrative Agent under any such lease agreement or under or by reason of this Deed of Trust or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against the Administrative Agent by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such lease agreement. GRANTOR'S AND THE OBLIGORS' OBLIGATION TO SO INDEMNIFY THE ADMINISTRATIVE AGENT SHALL INCLUDE INDEMNIFICATION FOR ANY

OF SUCH MATTERS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF THE ADMINISTRATIVE AGENT. Should the Administrative Agent incur any such liability, the amount thereof, including costs, expenses and reasonable attorney's fees, shall be secured hereby and Grantor and the Obligors shall reimburse the Administrative Agent therefor immediately upon demand. Nothing in this Paragraph 17 shall impose any duty, obligation or responsibility upon the Administrative Agent for the control, care, management or repair of the Mortgaged Premises, or for the carrying out of any of the terms and conditions of any such lease agreement; nor shall it operate to make the Administrative Agent responsible or liable for any waste committed on the Mortgaged Premises by the tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Premises, or for any negligence in the management, upkeep, repair or control of the Mortgaged Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Grantor hereby assents to, ratifies and confirms any and all actions of the Administrative Agent with respect to the Mortgaged Premises taken under Paragraph 17.

     18. NON-WAIVER. It is expressly agreed that (i) no waiver of any Default on the part of Grantor or any of the Obligors or breach of any of the provisions of this Deed of Trust shall be considered a waiver of any other or subsequent Default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time; (ii) any failure by Administrative Agent to insist upon the strict performance by Grantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Administrative Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust; (iii) neither Grantor nor any of the Obligors nor any other person now or hereafter obligated for the payment of the whole or any part of Said Indebtedness shall be relieved of such obligation by reason of the failure of Administrative Agent or Trustee to comply with any request of Grantor, or any of the Obligors, or of any other person so obligated, to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any obligations secured by this Deed of Trust, or by reason of the release, regardless of consideration, of the whole or any party of the security held for Said Indebtedness, or by reason of the subordination in whole or in part by Administrative Agent of the lien, security interest or rights evidenced hereby, or by reason of any agreement or stipulation with any subsequent owner or owners of the Mortgaged premises extending the time of payment or modifying the terms of Said Indebtedness or this Deed of Trust without first having obtained the consent of Grantor or the Obligors or such other person, and in the latter event, Grantor, the Obligors and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Administrative Agent; (iv) regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien or security interest on the Mortgaged Premises, Administrative Agent may release the obligation of anyone at any time liable for any of Said Indebtedness or any part of the security held for Said Indebtedness and may extend the time of payment or otherwise modify the terms of Said Indebtedness and/or this Deed of Trust without, as to the security or the remainder thereof, in anywise impairing or affecting the lien or security interest of this Deed of Trust or the priority of such lien or security interest, as security for the payment of Said Indebtedness as it may be so extended or modified, over any subordinate lien or security interest; (v) the holder of any subordinate lien or security interest shall have no right to terminate any lease affecting the Mortgaged Premises whether or not such lease be subordinate to this Deed of Trust; and (vi) Administrative Agent may resort or the payment of Said Indebtedness to any security therefor held by Administrative Agent in such order and manner as Administrative Agent may elect.

     19. APPRAISEMENT AND REDEMPTION LAWS. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor and Grantor's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Premises, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole or any part of the Said Indebtedness, notice of election to mature or declare due the whole or any part of the Said Indebtedness and all rights to a marshaling of the assets of Grantor, including the Mortgaged Premises, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of the Administrative Agent and the Banks under the terms of this Deed of Trust to a sale of the Mortgaged Premises for the collection of the Said Indebtedness without any prior or different resort for collection, or the right of the Administrative Agent and the Banks under the terms of this Deed of Trust to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Premises in preference to every other claimant whatever. If any law referred to in this paragraph and now in force, of which Grantor or Grantor's representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Premises might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this paragraph.

     20. RENEWAL AND EXTENSION. The Administrative Agent, without notice, may release any part of the Mortgaged Premises, or any person liable on the Said Indebtedness, without in any way affecting the lien hereof upon any portion of the Mortgaged Premises not expressly released, and may agree with any party obligated on Said Indebtedness, or having any interest in the Mortgaged Premises, to renew and extend the time or manner of payment of all or any part of Said Indebtedness. Such agreement shall not in any way release or impair the lien hereof, but shall renew and extend the lien hereof against the Mortgaged Premises without altering or affecting the priority of the lien created by this Deed of Trust in favor of any junior encumbrancer, mortgagee or purchaser, or any person acquiring an interest in the Mortgaged Premises, and this Deed of Trust shall remain first and superior to any liens that may be placed thereon, or that may be fixed, given or imposed by law thereon after the execution of this instrument notwithstanding any such extension of the time of payment, or the release of a portion of said property from this lien.

     21. SALE AND ADDITIONAL ENCUMBRANCES. Grantor hereby expressly agrees that in the event the following occurs (hereinafter referred to as a "Transfer") without the prior written consent of Administrative Agent, except as expressly provided otherwise in the Credit Agreement, whether by a direct or indirect method, then, in any such event, the Administrative Agent shall have the right, for the benefit of the Banks, at its option, to declare the entire amount of Said Indebtedness to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as the Administrative Agent may elect:

     (a) Grantor shall cease to own the entire actual and beneficial title and interest to all of the Mortgaged Premises, free and clear from all liens, security interests and encumbrances except (i) the lien and security interest evidenced by this Deed of Trust and (ii) such other matters as are expressly permitted hereunder or in the Credit Agreement;

     (b) If any entity who has acquired title to the Mortgaged Premises (a "Transferee") as a result of a transfer that has been approved by Administrative Agent (a "Permitted Transfer") shall cease to own the entire actual and beneficial title and interest to all of the Mortgaged Premises, free and clear from all liens, security interests and encumbrances except (i) the lien and security interest evidenced by this Deed of Trust, and (ii) such other matters as are expressly permitted hereunder or in the Credit Agreement;

     (c) Except as provided otherwise in the Credit Agreement, if any one of the following shall occur with respect to Grantor or any Transferee during the period of time preceding the date on which Grantor or any such Transferee, as the case may be, transfers title to the Mortgaged Premises as a result of a Permitted Transfer:

          (i) If Grantor or any Transferee is a general partnership, limited partnership, or joint venture and Grantor or said Transferee dissolves, terminates, liquidates or ceases to be a general partnership, limited partnership or joint venture, as the case may be, duly organized and validly existing under the laws of the state of its creation pursuant to a partnership or joint venture agreement that has been approved in writing by Administrative Agent or if the general partners or joint venturers of said partnership or joint venture change from individuals or entities that have been approved in writing by Administrative Agent;

          (ii) If Grantor or any Transferee is a corporation and said corporation shall dissolve, merge, liquidate or cease to be a corporation duly organized and validly existing under the laws of the state of its incorporation;

          (iii) If Grantor or any Transferee is a general partnership, limited partnership or joint venture and there shall be a transfer of any of the general partnership interest or joint venture interest in Grantor or said Transferee;

          (iv) If Grantor or any Transferee is a corporation and there is a transfer of any of the stock of said corporation or the issuance of new stock of said corporation; or

     (d) Except as provided otherwise in the Credit Agreement, if Grantor or any Transferee shall enter into any contractual arrangement to sell, transfer, convey or mortgage all or any part of the actual or beneficial title and interest to the Mortgaged Premises that is not expressly conditioned upon the consent of Administrative Agent to the transaction contemplated thereby.

Administrative Agent, for the benefit of the Banks, shall have such right and option to declare the entire amount of Said Indebtedness to be immediately due and payable, irrespective of whether or not any such Transfer would or might (i) diminish the value of any security for the Said Indebtedness, (ii) increase the risk of default under this instrument, (iii) increase the likelihood of Administrative Agent's having to resort to any security for the Said Indebtedness after default, or (iv) add or remove the liability of any person or entity for payment or performance of the Said Indebtedness or any covenant or obligation under this Deed of Trust. Except where Administrative Agent's consent is not required pursuant to the Credit Agreement, if Administrative Agent's consent to a proposed Transfer is requested, Administrative Agent shall have the right (in addition to its absolute right to refuse to consent to any such Transfer) to condition its consent upon satisfaction of any one or more of the following requirements:

     (a) That the interest rate on the Notes be increased to a rate acceptable to Administrative Agent and the Banks, but not in access of the Default Rate; or

     (b) That a reasonable transfer fee, in an amount determined by Administrative Agent be paid; or

     (c) That a principal amount deemed appropriate by Administrative Agent be paid against said Notes; or

     (d) That Grantor and each proposed transferee execute such Assumption Agreement and other instruments as Administrative Agent shall require.

     22. GRANTOR NOT RELEASED. In the event the Administrative Agent approves a future conveyance of the Mortgaged Premises, or any part thereof, and title becomes vested in a person other than Grantor, the Administrative Agent may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Notes in the same manner as with Grantor without in any way vitiating or discharging Grantor's and the Obligors' liability hereunder or upon Said Indebtedness. No sale of the Mortgaged Premises and no forbearance on the part of the Administrative Agent and no extension of the time for the payment of the Notes, given by the Administrative Agent and the Obligors, shall operate to release, modify, change or affect the original liability of Grantor, either in whole or in part.

     23. ACCEPTANCE ON ACCOUNT. Acceptance by the Administrative Agent or any of the Banks of any payment in an amount less than the amount then due on Said Indebtedness shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a Default; at any time thereafter, and until the entire amount then due on the Said Indebtedness has been paid, the Administrative Agent shall be entitled to exercise all rights conferred upon it in this Deed of Trust.

     24. SECURITY INTEREST. To further secure Said Indebtedness, Grantor hereby grants a security interest to Administrative Agent, for its benefit and the ratable benefit of the Banks, in and to the Income and all personal property and fixtures hereinabove described and all of Grantor's bank accounts including without limitation the Grantor's Concentration Bank Account (all of such Income, personal property, fixtures and the proceeds thereof and bank accounts being herein called the "collateral," but the mention of proceeds of collateral herein shall not be construed as an authorization for the sale or surrender by Grantor of collateral and collateral as used in this Deed of Trust shall be included in the term "Mortgaged Premises" when used herein). This document shall constitute a security agreement as well as a mortgage and deed of trust. The following applies with respect to collateral:

     (a) In addition to and cumulative of any other remedies granted in this Deed of Trust to Administrative Agent, Administrative Agent may, upon Default hereunder, proceed under the Code as to all or any part of the collateral and shall have and may exercise with respect to all or any part of the collateral all of the rights, remedies and powers of a secured party under the Code, including, without limitation, the right and power to repossess, retain and sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the collateral or any part thereof and to dispose of the proceeds in any manner authorized or permitted under the applicable provisions of the Code, and to apply the proceeds thereof toward payment of Administrative Agent's reasonable attorney's fees and other expenses and costs of pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the collateral thereby incurred by Administrative Agent, and toward payment of Said Indebtedness in such order and manner as Administrative Agent may elect consistent with the provisions of the Code. Nothing in this Paragraph 24 shall be construed to impair or limit any other right or power to which Administrative Agent may be entitled at law or in equity.

     (b) Among the rights of Administrative Agent upon Default, and without limitation, Administrative Agent shall have the right (but not the obligation), without being deemed guilty of trespass and without liability for damages thereby occasioned, (i) to enter upon any premises where said collateral may be situated and take possession of the collateral, or render it unusable, or dispose of the collateral on Grantor's premises, and Grantor agrees not to resist or to interfere and (ii) to take any action deemed necessary or appropriate or desirable by Administrative Agent and at Administrative Agent's option, and in its discretion, to repair, refurbish or otherwise prepare the collateral for sale, lease or other use or disposition as herein authorized. Administrative Agent may at Administrative Agent's discretion require Grantor to assemble the collateral and make it available to Administrative

          Agent at a place designated by Administrative Agent that is reasonably convenient to both parties.

     (c) Administrative Agent shall give Grantor notice, by certified mail, postage prepaid, of the time and place of any public sale of any of the collateral or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to Grantor at the address of Grantor set out below opposite its signature at least five (5) days before the time of the sale or other disposition, which provisions for notice Grantor and Administrative Agent agree are reasonable; provided, however, that nothing herein shall preclude Administrative Agent from proceeding as to both real and personal property in accordance with Administrative Agent's rights and remedies in respect to real property as provided in the Code, and without any notice to Grantor except for the notice provided for in Paragraph 8 hereof.

     (d) To the extent such may now or hereafter be permitted under the laws of the state in which the Mortgaged Premises are located, Administrative Agent is authorized to execute and file financing statements and continuation statements under the Code with respect to the collateral without joinder of Grantor in such execution or filing. Grantor shall execute and deliver to Administrative Agent such financing statements, continuation statements and other documents relating to the collateral as Administrative Agent may reasonably request from time to time to preserve and maintain the priority of the security interest created by this Deed of Trust and shall pay to Administrative Agent on demand any expenses and attorneys' fees incurred by Administrative Agent in connection with the preparation, execution and filing of this Deed of Trust and of any financing statements, continuation statements, partial releases, termination statements or other documents necessary or desirable to continue or confirm Administrative Agent's security interest or any modification thereof. This document, and any carbon, photographic or other reproduction of this document may be filed by Administrative Agent and shall be sufficient as a financing statement. All or part of the collateral is or is to become fixtures, crops, timber or minerals on the real estate constituting a portion of the Mortgaged Premises, but this statement shall not impair or limit the effectiveness of this document as a security agreement or financing statement, for other purposes, and this Deed of Trust shall constitute a fixture, crops, timber and mineral financing statement and, as such, shall be filed for record in the real estate records of the county in which the land covered hereby is located. Grantor shall not change its name without the prior express written consent of Administrative

          Agent which shall not be unreasonably withheld. The name of the record owner of the land covered hereby is the party defined as Grantor.

     (e) Unless otherwise disclosed to Administrative Agent as herein provided, Grantor agrees that, except for the security interest granted hereby in the collateral, Grantor is the owner of the collateral free of any adverse claim, security interest or encumbrance, and Grantor shall defend the collateral against all claims and demands of any person at any time claiming the same or any interest therein. Grantor has not heretofore signed any financing statement and no financing statement signed by Grantor is now on file in any public office except those statements, true and correct copies of which have been delivered to Administrative Agent. So long as any amount remains unpaid on Said Indebtedness, Grantor shall not except in connection with those Liens expressly permitted by the Credit Agreement execute and there shall not be filed in any public office any such financing statement or statements affecting the collateral other than financing statements in favor of Administrative Agent hereunder.

     (f) The security interest granted herein shall not be construed or deemed to constitute Administrative Agent or Trustee as a trustee or mortgagee in possession of the Mortgaged Premises so as to obligate Administrative Agent or Trustee to lease the Mortgaged Premises or attempt to do the same, or to take any action, incur any expenses or perform or discharge any obligation, duty or liability with respect to the Mortgaged Premises or any part thereof or otherwise.

     (g) Grantor's and Administrative Agent's addresses are as hereinbelow set forth.

Without limitation, the "collateral" also includes all right, title and interest now owned or hereafter acquired by Grantor in and to the following described property and all replacements or substitutions thereof and all products and proceeds thereof:

     (a) All contracts now or hereafter entered into by and between Grantor and any contractor or supplier as well as all right, title and interest of Grantor under any subcontracts, providing for the construction (original, restorative or otherwise) of any improvements to or on any of the Mortgaged Premises or the furnishing of any materials, supplies, equipment or labor in connection with such construction;

     (b) All of the plans, specifications and drawings (including, but not limited to plot plans, foundations plans, floor plans, elevations, framing plans, cross-sections of walls, mechanical plans, electrical plans and architectural and engineering plans, and architectural and engineering studies and analyses) heretofore or hereafter prepared by any architect or engineer, in respect of any of the Mortgaged Premises;

     (c) All agreements now or hereafter entered into with any party in respect of architectural, engineering, management or consulting services rendered or to be rendered in respect of planning, design, inspection or supervision of the construction or management of any of the Mortgaged Premises;

     (d) Any commitment issued by any lender or investor other than Administrative Agent to finance or invest in any of the Mortgaged Premises.

     (e) Any completion bond, performance bond or labor and material payment bond and any other bond relating to the Mortgaged Premises or to any contract providing for construction of improvements to any of the Mortgaged Premises.

To the extent that any of the collateral is not subject to the Uniform Commercial Code of the state or states where it is situated, Grantor hereby assigns to Administrative Agent all of Grantor's right, title and interest in the collateral to secure the Said Indebtedness. Release of the lien of this Deed of Trust shall automatically terminate this assignment.

     25. EXCESS INTEREST. The invalidity, or unenforceability in particular circumstances, of any provision of this Deed of Trust shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby. As used herein, the term "Maximum Legal Rate of Interest" shall mean and refer to the maximum rate of nonusurious interest, if any, that Administrative Agent may from time to time charge Grantor and the Obligors and in regard to which Grantor and the Obligors would be prevented successfully from raising the claim or defense of usury under applicable law as now, or to the extent permitted by law, as may hereafter be, in effect (said law permitting the highest rate being herein referred to as the "Interest Law"). Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be indicated (weekly) rate ceiling, from time to time in effect, as provided in Article 5069-1.04 of the Texas Revised Civil Statues, as amended. It is the intention of Grantor, the Obligors and Administrative Agent to conform strictly to the Interest Law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Deed of Trust, the Notes or in any of the documents securing payment of Said

Indebtedness or otherwise relating thereto, the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Deed of Trust, or under any of the other aforesaid agreements or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Deed of Trust, in the Notes or in any of the documents securing payment of Said Indebtedness or otherwise relating thereto, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Grantor, the Obligors nor their respective heirs, legal representatives, successors or assigns or any other party liable for the payment of Said Indebtedness shall be obligated to pay the amount of such interest to the extent that it is excess of the maximum amount of interest allowed by the Interest Law applicable to this loan transaction, (c) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited on Said Indebtedness by Administrative Agent (or if Said Indebtedness shall have paid in full, refunded to Grantor or the Obligors, as applicable) and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest allowed under such Interest Law as now or hereafter construed by courts of appropriate jurisdiction. All sums paid or agreed to be paid the Administrative Agent for the use, forbearance or detention of the indebtedness secured hereby shall, to the extent permitted by the Interest Law applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of the Note.

     26. PARTIAL INVALIDITY. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Notes or indebtedness secured hereby, or if the lien is invalid or unenforceable as to any part of the Mortgaged Premises, the unsecured or partially unsecured portion of the Notes or indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Notes or indebtedness, and payments made on the Notes or indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Notes or indebtedness which is not secured or fully secured by the lien of this Deed of Trust.

     27. REINSTATEMENT. In the event Administrative Agent shall elect to invoke any of the rights or remedies provided for herein, but shall thereafter determine to withdraw or discontinue same for any reason, it shall have the unqualified right to do so, whereupon all parties shall be automatically restored and returned to their respective positions regarding the Said Indebtedness and this document as shall have existed prior to the invocation of Administrative Agent's rights hereunder and the rights, powers and remedies of Administrative Agent hereunder shall be and remain in full force and effect.

     28. FURTHER DOCUMENTS. Grantor agrees that it shall execute and deliver such other and further documents and do and perform such other acts as may be reasonably necessary and proper to carry out the intention of the parties as herein expressed and to effect the purposes of this document and the loan transaction referred to herein. Without limitation of the foregoing, Grantor agrees to execute and deliver such documents as may be necessary to cause the liens and security interests granted hereby to cover and apply to any property placed in, on or about the Mortgaged Premises in addition to, or replacement or substitution of any of the Mortgaged Premises.

     29. SUCCESSORS AND ASSIGNS. The covenants herein contained shall inure to the benefit of Administrative Agent, the Banks and Trustee, their respective heirs, legal representatives, successors and assigns, and shall be binding upon the respective heirs, legal representatives, successors and assigns of Grantor [AND BORROWER], but nothing in this paragraph shall constitute an authorization for Grantor to sell or in any way dispose of the Mortgaged Premises or any part thereof.

     30. TERMINOLOGY. Whenever used in this document, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the words "Deed of Trust" shall mean this Deed of Trust and Security Agreement and any supplement or supplements hereto, the word "Grantor" shall mean "Grantor, its heirs, legal representatives, successors and assigns, and/or any subsequent owner or owners of the Mortgaged Premises," the word "Administrative Agent" shall mean "Administrative Agent or any subsequent Administrative Agent under the Credit Agreement," the word "Notes" shall mean "Notes secured by this Deed of Trust and any renewals, extensions and rearrangements thereof," the word "Person" shall mean "an individual, corporation, trust, partnership or unincorporated association," the word "Obligors" shall mean "Obligors, their respective heirs, legal representatives, successors and assigns," and the pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.

     31. HEADINGS. The paragraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such paragraphs.

     32. WARRANTIES OF TITLE. Notwithstanding anything to the contrary herein set forth, the warranties of title herein contained are subject to those matters set forth on Exhibit "B" attached hereto and made a part hereof for all
             -----------
purposes, to the extent, but only to the extent, the same are valid and subsisting and affect the Mortgaged Premises.

     33. CREDIT AGREEMENT. It is expressly agreed that the Notes evidence a loan from Administrative Agent and the Banks to [GRANTOR/BORROWER] pursuant to
                                                 ----------------
the terms
of the Credit Agreement, which Credit Agreement is hereby incorporated herein for all purposes as if set forth herein in its entirety. To the extent the specific terms and provisions of this Deed of Trust expressly conflict with the specific terms and provisions of said Credit Agreement, the specific terms and provisions of said Credit Agreement shall control.

     34.  TIME IS OF THE ESSENCE.  Time is of the essence in this Deed of Trust.

     35. CHOICE OF LAW. To the extent, and only to the extent, that an election of the laws of a forum other than ___________ would be ineffective under _____________ law, the validity, construction, and enforcement of this instrument shall be governed by the laws of the State of _____________ applicable to contracts executed and performed entirely within that state with respect to real estate remedies, perfection and other matters so inherently local that an election of the laws of a forum other than _______________ would be ineffective under _____________ law. In all other respects, including, but not limited to, matters of usury law and general contract law applicable to agreements between lenders and borrowers, the validity, construction and enforcement hereof shall be determined according to the substantive laws (but not the conflicts laws) of the State of Texas, in which state the Administrative Agent and the Banks originated the Said Indebtedness and in which state the Notes are payable.

     [36. COVENANTS, REPRESENTATIONS AND AGREEMENTS OF GRANTOR WITH RESPECT TO THE GROUND LEASE.

     (A) THE GRANTOR REPRESENTS AND WARRANTS THAT (I) THE GROUND LEASE IS IN FULL FORCE AND EFFECT, (II) THE GROUND LEASE HAS NOT BEEN MODIFIED IN ANY RESPECT AND (III) TO ITS KNOWLEDGE THERE ARE NO DEFAULTS BY EITHER PARTY TO THE GROUND LEASE.

     (B) THE GRANTOR SHALL PERFORM AND/OR OBSERVE ALL COVENANTS AND CONDITIONS TO BE PERFORMED AND/OR OBSERVED BY THE GRANTOR UNDER THE GROUND LEASE AND SHALL DELIVER TO ADMINISTRATIVE AGENT PHOTOCOPIES OF ALL NOTICES RECEIVED BY THE GRANTOR FROM THE LESSOR UNDER THE GROUND LEASE WITHIN FIVE (5) DAYS AFTER RECEIPT THEREOF.

     (C) SIMULTANEOUSLY WITH THE MAKING OF EACH PAYMENT TO THE LESSOR UNDER THE GROUND LEASE, THE GRANTOR SHALL DELIVER TO THE ADMINISTRATIVE AGENT A COPY OF THE CHECK IN THE AMOUNT OF SUCH PAYMENT DELIVERED TO THE LESSOR UNDER THE GROUND LEASE.

     (D) IF THERE SHALL BE FILED BY OR AGAINST THE GRANTOR A PETITION UNDER THE REVISED BANKRUPTCY ACT OF 1978, ET. SEQ., AS AMENDED AND ANY SUCCESSOR
                                          --- -----
          ACT THERETO (THE "BANKRUPTCY CODE") AND THE GRANTOR, SHALL DETERMINE TO REJECT THE GROUND LEASE, THE GRANTOR SHALL GIVE THE ADMINISTRATIVE AGENT NOT LESS THAN FIFTEEN (15) DAYS' PRIOR WRITTEN NOTICE OF THE DATE ON WHICH THE GRANTOR SHALL APPLY TO ANY COURT OR OTHER GOVERNMENTAL AUTHORITY FOR AUTHORITY AND PERMISSION TO REJECT THE GROUND LEASE. THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO SERVE UPON THE GRANTOR WITHIN SUCH FIFTEEN (15) DAY PERIOD A NOTICE STATING THAT (I) THE ADMINISTRATIVE AGENT DEMANDS THAT THE GRANTOR ASSUME AND ASSIGN THE GROUND LEASE TO THE ADMINISTRATIVE AGENT PURSUANT TO THE BANKRUPTCY CODE, AND (II) THE ADMINISTRATIVE AGENT COVENANTS TO CURE AND/OR PROVIDE ADEQUATE ASSURANCE OF PROMPT CURE OF ALL DEFAULTS REASONABLY SUSCEPTIBLE OF BEING CURED BY THE ADMINISTRATIVE AGENT AND OF FUTURE PERFORMANCE UNDER THE GROUND LEASE. IF THE ADMINISTRATIVE AGENT SERVES UPON THE GRANTOR THE NOTICE DESCRIBED ABOVE, THE GRANTOR SHALL NOT SEEK TO REJECT THE GROUND LEASE AND SHALL COMPLY WITH THE DEMAND PROVIDED FOR IN CLAUSE (I) ABOVE WITHIN FIFTEEN (15) DAYS AFTER THE NOTICE SHALL HAVE BEEN GIVEN BY THE ADMINISTRATIVE AGENT.

     (E) THE GRANTOR HEREBY IRREVOCABLY APPOINTS THE ADMINISTRATIVE AGENT ITS AGENT AND ATTORNEY-IN-FACT (WHICH APPOINTMENT IS COUPLED WITH AN INTEREST) TO PERFORM OR OBSERVE ON BEHALF OF THE GRANTOR, THE GRANTOR'S OPTION TO PURCHASE THE MORTGAGED PREMISES (IF ANY), PURSUANT TO THE GROUND LEASE, AND ANY COVENANT OR CONDITION WHICH THE GRANTOR FAILS TO PERFORM OR OBSERVE UNDER THE GROUND LEASE WITHIN ANY APPLICABLE GRACE PERIOD SPECIFIED IN THE GROUND LEASE, AND ANY ADVANCES MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH SUCH PERFORMANCE OR OBSERVANCE SHALL BE REPAID BY THE GRANTOR [AND BORROWER] WITHIN TEN (10) DAYS OF DEMAND WITH INTEREST AT THE INTEREST RATE TO BE PAID UNDER THE CREDIT AGREEMENT DURING AN EVENT OF DEFAULT (THE "DEFAULT RATE") AND THE AMOUNT SO ADVANCED, AND SHALL BE A LIEN UPON THE MORTGAGED PREMISES, OR ANY PART THEREOF, AND SHALL BE SECURED BY THIS DEED OF TRUST. SUCH PERFORMANCE OR OBSERVANCE BY THE ADMINISTRATIVE AGENT SHALL NOT PREVENT THE GRANTOR'S FAILURE SO TO PERFORM OR OBSERVE FROM CONSTITUTING A DEFAULT UNDER THIS DEED OF TRUST. IN PERFORMING OR OBSERVING ANY SUCH COVENANT OR CONDITION, THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO ENTER UPON THE MORTGAGED PREMISES OR ANY PART THEREOF. UPON RECEIPT BY THE ADMINISTRATIVE AGENT FROM THE LESSOR UNDER THE GROUND LEASE OF ANY

          NOTICE OF DEFAULT UNDER THE GROUND LEASE, THE ADMINISTRATIVE AGENT MAY RELY THEREON AND TAKE ANY ACTION PERMITTED BY THIS SECTION TO REMEDY SUCH DEFAULT NOTWITHSTANDING THAT THE EXISTENCE OF SUCH DEFAULT OR THE NATURE THEREOF MAY BE QUESTIONED OR DENIED BY THE GRANTOR.

     (F) IF THE GRANTOR EXERCISES THE OPTION TO PURCHASE THE MORTGAGED PREMISES (IF ANY), PURSUANT TO THE GROUND LEASE, SUCH PURCHASE OF THE MORTGAGED PREMISES SHALL IMMEDIATELY BECOME SUBJECT TO THE LIEN HEREOF, AND SECURED BY THIS DEED OF TRUST AS FULLY AND COMPLETELY, AND WITH THE SAME EFFECT, AS THOUGH NOW OWNED BY THE GRANTOR AND SPECIFICALLY DESCRIBED IN THE GRANTING CLAUSE HEREOF. NOTWITHSTANDING THE FOREGOING, AT ANY AND ALL TIMES, THE GRANTOR SHALL EXECUTE, DELIVER AND ACKNOWLEDGE SUCH FURTHER ASSURANCES, DEED OF TRUSTS AND/OR SECURITY INSTRUMENTS THE ADMINISTRATIVE AGENT MAY REQUIRE TO CONFIRM THE MORTGAGED PREMISES SO PURCHASED ARE SECURED BY THE LIEN OF THIS DEED OF TRUST.

     (G) THE GRANTOR EXPRESSLY AGREES THAT IF THERE SHALL BE FILED BY OR AGAINST THE LESSOR UNDER THE GROUND LEASE ANY PETITION, ACTION AND/OR PROCEEDING UNDER THE BANKRUPTCY CODE OR ANY OTHER SIMILAR FEDERAL AND OR STATE LAW NOW OR HEREAFTER IN EFFECT (COLLECTIVELY HEREINAFTER REFERRED TO AS THE "GRANTOR'S BANKRUPTCY"), THE GRANTOR SHALL NOT ELECT TO TREAT THE GROUND LEASE AS TERMINATED, CANCELED AND/OR SURRENDERED PURSUANT TO APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE INCLUDING, BUT NOT LIMITED TO, SECTION 365(H)(1), WITHOUT THE ADMINISTRATIVE AGENT'S PRIOR WRITTEN CONSENT. IN THE EVENT OF THE GRANTOR'S BANKRUPTCY, THE GRANTOR EXPRESSLY COVENANTS AND AGREES, INTENDING THAT THE ADMINISTRATIVE AGENT RELY THEREON, THAT IT SHALL REAFFIRM AND RATIFY THE LEGALITY, VALIDITY, BINDING EFFECT AND ENFORCEABILITY OF THE GROUND LEASE TO THE ADMINISTRATIVE AGENT AND THE GRANTOR ALSO COVENANTS AND AGREES THAT IT SHALL REMAIN IN POSSESSION OF THE MORTGAGED PREMISES AND THE LEASEHOLD ESTATE CREATED BY THE GROUND LEASE, NOTWITHSTANDING ANY REJECTION THEREOF BY THE LESSOR UNDER THE GROUND LEASE AND/OR ANY TRUSTEE, CUSTODIAN, RECEIVER OR OTHER SIMILAR OFFICIAL.

     (H) THE LIEN OF THIS DEED OF TRUST ATTACHES TO ALL OF THE GRANTOR'S RIGHTS AND REMEDIES NOW AND HEREAFTER ARISING UNDER OR PURSUANT TO THE BANKRUPTCY CODE, INCLUDING, BUT NOT LIMITED TO, THE GRANTOR'S RIGHT TO ELECT TO REMAIN IN POSSESSION OF THE MORTGAGED PREMISES AND THE LEASEHOLD ESTATE CREATED BY THE GROUND LEASE IN THE EVENT OF THE GRANTOR'S BANKRUPTCY PURSUANT TO SECTION 365(H)(1). ANY SUCH ELECTION

          TO TERMINATE, CANCEL AND/OR SURRENDER THE GROUND LEASE IN THE EVENT OF THE GRANTOR'S BANKRUPTCY WITHOUT THE ADMINISTRATIVE AGENT'S PRIOR WRITTEN CONSENT SHALL BE NULL AND VOID.

     (I) THE GRANTOR HEREBY UNCONDITIONALLY ASSIGNS, TRANSFERS, AND SETS OVER TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE BANKS (I) ALL OF THE GRANTOR'S CLAIMS AND RIGHTS TO DAMAGES, AND ANY OTHER REMEDIES IN CONNECTION THEREWITH ARISING FROM ANY REJECTION OF THE GROUND LEASE BY THE LESSOR THEREUNDER PURSUANT TO THE BANKRUPTCY CODE IN THE EVENT OF THE GRANTOR'S BANKRUPTCY, AND/OR BY ANY TRUSTEE, CUSTODIAN, RECEIVER OR OTHER SIMILAR OFFICIAL. THE ADMINISTRATIVE AGENT SHALL HERE THE RIGHT, BUT NOT THE OBLIGATION, TO PROCEED IN ITS OWN NAME AND/OR IN THE NAMES OF THE GRANTOR IN RESPECT OF ANY CLAIM, SUIT, ACTION AND/OR PROCEEDING RELATING TO SUCH REJECTION OF THE GROUND LEASE, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO FILE AND PROSECUTE, TO THE EXCLUSION OF THE GRANTOR, ANY AND ALL PROOFS OF CLAIMS, COMPLAINTS, NOTICES AND OTHER DOCUMENTS IN ANY CASE IN RESPECT OF THE LESSOR OF THE GROUND LEASE UNDER AND PURSUANT TO THE BANKRUPTCY CODE, AND (II) THE GRANTOR'S RIGHT OF ELECTION TO REMAIN IN POSSESSION OF THE MORTGAGED PREMISES IN THE EVENT OF THE GRANTOR'S BANKRUPTCY UNDER AND PURSUANT TO SECTION 365(H)(L) OF THE BANKRUPTCY CODE. THIS ASSIGNMENT CONSTITUTES A PRESENT, ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL ASSIGNMENT OF THE FOREGOING CLAIMS, ELECTIONS, RIGHTS AND REMEDIES, AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL THE NOTES AND THE SAID INDEBTEDNESS HAVE BEEN PAID IN FULL AND THIS DEED OF TRUST HAS BEEN SATISFIED AND DISCHARGED. ANY AMOUNTS RECEIVED BY THE ADMINISTRATIVE AGENT AND THE BANKS AS DAMAGES ARISING OUT OF THE REJECTION OF THE GROUND LEASE BY THE LESSOR THEREUNDER SHALL BE APPLIED IN THE MANNER SET FORTH IN PARAGRAPH 9 OF THIS DEED OF TRUST.

     (J) IF, PURSUANT TO ANY APPLICABLE SECTION OF THE BANKRUPTCY CODE, THE GRANTOR SEEKS TO OFFSET, COUNTERCLAIM, DEDUCT, AND/OR ASSERTS A DEFENSE AGAINST THE RENT, ADDITIONAL RENT OR OTHER SUMS DUE UNDER THE GROUND LEASE, THE AMOUNT OF ANY DAMAGES CAUSED BY THE NON-OBSERVANCE AND/OR NON-PERFORMANCE OF THE LESSOR UNDER THE GROUND LEASE, THE GRANTOR SHALL, PRIOR TO SUCH OFFSET, COUNTERCLAIM, DEFENSE AND/OR DEDUCTION NOTIFY THE ADMINISTRATIVE AGENT OF ITS INTENT TO DO SO, SETTING FORTH WITH SPECIFICITY THE AMOUNTS PROPOSED TO BE OFFSET, COUNTERCLAIMED, DEDUCTED, AND/OR DEFENDED AGAINST AND FOR WHAT PURPOSES. THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE BANKS SHALL THEREUPON HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO OBJECT TO ALL OR ANY PART OF SUCH OFFSET, COUNTERCLAIM

          AND/OR DEDUCTION AND, IN THE EVENT OF SUCH OBJECTION, THE GRANTOR SHALL NOT EFFECT ANY SUCH OFFSET COUNTERCLAIM AND/OR DEDUCTION. NEITHER THE ADMINISTRATIVE AGENT'S FAILURE TO OBJECT TO ANY SUCH OFFSET, COUNTERCLAIM AND/OR DEDUCTION NOR ANY OBJECTION OR OTHER COMMUNICATION BETWEEN THE ADMINISTRATIVE AGENT AND THE GRANTOR SHALL CONSTITUTE AN APPROVAL OF ANY SUCH OFFSET, COUNTERCLAIM, DEDUCTION AND/OR DEFENSE BY THE ADMINISTRATIVE AGENT. THE GRANTOR [AND BORROWER] EXPRESSLY AGREE[S] TO PAY, PROTECT, INDEMNIFY AND SAVE HARMLESS THE ADMINISTRATIVE AGENT FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUIT, PROCEEDINGS, DAMAGES, LOSSES, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES OF EVERY KIND AND NATURE (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING FROM OR RELATING TO ANY OFFSET, COUNTERCLAIM DEDUCTION AND/OR ASSERTION OF A DEFENSE BY THE GRANTOR AS HEREIN DESCRIBED.

     (K) IF ANY ACTION, PROCEEDING, MOTION AND/OR NOTICE SHALL BE COMMENCED OR FILED WITH RESPECT TO THE GRANTOR OR THE MORTGAGED PREMISES, OR ANY PART THEREOF, IN CONNECTION WITH THE BANKRUPTCY CODE, THE ADMINISTRATIVE AGENT SHALL BE ENTITLED TO APPROVE OF GRANTOR'S SELECTION OF ANY COUNSEL RETAINED IN CONNECTION THEREWITH AND SHALL ALSO HAVE APPROVAL RIGHTS OVER ALL ASPECTS OF ANY ENSUING LITIGATION. ALTERNATIVELY, THE ADMINISTRATIVE AGENT MAY PROCEED IN ITS OWN NAME IN CONNECTION WITH ANY SUCH LITIGATION, AND THE GRANTOR EXPRESSLY AGREES TO EXECUTE AND DELIVER ALL AND EVERY POWER, CONSENT, AUTHORIZATION AND OTHER DOCUMENTS REQUIRED BY THE ADMINISTRATIVE AGENT IN CONNECTION THEREWITH. THE GRANTOR [AND BORROWER] SHALL PAY TO THE ADMINISTRATIVE AGENT ON DEMAND ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) PAID OR INCURRED AND PAYABLE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH SUCH LITIGATION AND THE COSTS AND EXPENSES SHALL BE SECURED BY THE LIEN OF THIS DEED OF TRUST. THE GRANTOR ALSO AGREES NOT TO COMMENCE ANY ACTION, SUIT, PROCEEDING AND/OR CASE OR FILE ANY APPLICATION OR MAKE ANY MOTION IN RESPECT OF THE GROUND LEASE IN THE EVENT OF THE GRANTOR'S BANKRUPTCY WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT.

     (L) THE GRANTOR HEREBY IRREVOCABLY APPOINTS THE ADMINISTRATIVE AGENT ITS AGENT AND ATTORNEY-IN-FACT (WHICH APPOINTMENT IS COUPLED WITH AN INTEREST) TO OBSERVE AND PERFORM ON BEHALF OF THE GRANTOR THE COVENANTS AND AGREEMENTS CONTAINED IN THIS SECTION AND ANY ADVANCES MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH SUCH PERFORMANCE OR OBSERVANCE SHALL BE REPAID BY THE GRANTOR [AND BORROWER] WITHIN TEN
          (10) DAYS OF DEMAND WITH INTEREST AT THE DEFAULT RATE AND THE AMOUNT
          SO

          ADVANCED, AND INTEREST THEREON, SHALL BE A LIEN UPON THE MORTGAGED PREMISES AND SHALL BE SECURED BY THIS DEED OF TRUST. SUCH PERFORMANCE OR OBSERVANCE BY THE ADMINISTRATIVE AGENT SHALL NOT PREVENT THE GRANTOR'S FAILURE TO PERFORM OR OBSERVE FROM CONSTITUTING A DEFAULT UNDER THIS DEED OF TRUST.

     (M) IF THE GRANTOR SHALL DEFAULT UNDER ANY OF ITS OBLIGATIONS WITH RESPECT TO THE GROUND LEASE, AND SUCH DEFAULT IS NOT CURED WITHIN ANY APPLICABLE GRACE PERIOD PROVIDED FOR IN THE GROUND LEASE, OR IF THE ESTATE CREATED BY THE GROUND LEASE SHALL BE SURRENDERED, OR IF THE GROUND LEASE SHALL BE ASSIGNED, CANCELED, TERMINATED, SUPPLEMENTED, EXTENDED, MODIFIED AND/OR AMENDED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT, THEN SUCH SHALL AUTOMATICALLY AND WITHOUT ANY NOTICE TO THE GRANTOR BY THE ADMINISTRATIVE AGENT, BE A DEFAULT UNDER THIS DEED OF TRUST.]

     EXECUTED this the ________ day of __________, 1996.

Grantor's Address:                           GRANTOR:

3860 West Northwest Highway                  __________________________
Suite 300
Dallas, Texas 75220
Attention: _____________

                                             By: ___________________________
                                             Name:__________________________
                                             Title:_________________________

Administrative Agent's Address:

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
P.O. Box 655415
Commerical Real Estate Department
Dallas, Texas 75201

Attn: Mr. Jeff S. Lindsey
      Vice President

                   [ADD APPROPRIATE FORM OF ACKNOWLEDGMENT]

                                   EXHIBITS

Exhibit "A"    -    Legal Description

Exhibit "B"    -    Permitted Exceptions

THIS INSTRUMENT WAS PREPARED BY
AND THE RECORDED ORIGINAL SHOULD
BE RETURNED TO THE FOLLOWING:

DAVID W. LOCASCIO
BRACEWELL & PATTERSON, L.L.P.
711 LOUISIANA STREET, SUITE 2900
HOUSTON, TEXAS 77002-2781


                                    FORM OF
               MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                            AND FINANCING STATEMENT


________________________________________________________________________________


THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.

THIS INSTRUMENT COVERS THE INTEREST OF DEBTOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD.

THIS INSTRUMENT COVERS THE INTEREST OF DEBTOR IN FIXTURES.

THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

________________________________________________________________________________

THE STATE OF __________  (S)
                         (S)       KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _____________  (S)


     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FINANCING STATEMENT (as amended from time to time, the "Mortgage") is made this _____ day of _________, 1996 by _______________________________ ("Mortgagor"), a
______________________________________, having an office and mailing address at
3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention _________ in favor of BANK ONE, TEXAS, N.A., a national banking association, as administrative agent ("Mortgagee") for the Banks (as hereinafter defined), having an office and mailing address at 1717 Main Street, 4th Floor, P.O. Box 655415, Commercial Real Estate Department, Dallas, Texas 75201, Attention: Mr. Jeff S. Lindsey, Vice President.

                              W I T N E S S E T H

     WHEREAS, [AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "BORROWER"), WHICH IS THE DIRECT OR INDIRECT OWNER OF THE MORTGAGOR] [MORTGAGOR], Bank One, Texas, N.A., as Administrative Agent, and Societe Generale, Southwest Agency, as Structuring Agent, and the banks and other lenders party thereto (collectively the "Banks") have entered into a Credit Agreement dated as of ____________, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, [BORROWER/MORTGAGOR] has executed promissory notes of even date with the Credit Agreement in favor of the Banks in the original aggregate principal amount of $100,000,000.00, the final payments of which are due on or before June 30, 2000 (the "Notes", which term includes any modification, renewal, extension or alteration thereof); and

     WHEREAS, the Notes were executed and delivered to Mortgagee and the Banks, and shall be due and payable in accordance with the Credit Agreement; and

     WHEREAS, all capitalized terms not otherwise defined in this instrument shall have the meaning assigned to such terms by the Credit Agreement; and

     WHEREAS, Mortgagor is [LEASING/SUBLEASING] a portion of the Mortgaged Premises (as hereinafter defined) to AGH Leasing, L.P. (the "Tenant") under that certain lease executed between Mortgagor and Tenant (the "Hotel Lease"); and

     WHEREAS, the terms and provisions of the Notes and Credit Agreement are incorporated herein by reference and made a part of this Mortgage to the same extent as though set forth in full herein; and

     WHEREAS, as a condition to the acceptance of the Notes and the making of the loan evidenced by the Credit Agreement (the "Loan"), Mortgagor agreed to execute and deliver this Mortgage to secure the payment of the indebtedness from time to time evidenced by the Notes, the payment of all sums now or hereafter owing by [BORROWER AND] Mortgagor and the Guarantors (all such Persons being collectively referred to herein as the "Obligors") hereunder, under the Credit Agreement or under any other document or instrument now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith (this Mortgage, the Notes, the Credit Agreement and all other documents and instruments now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith, being hereinafter referred to collectively as the "Loan Documents"), and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes and in the other Loan Documents;

     NOW THEREFORE, to secure the payment of the indebtedness from time to time evidenced by the Notes, the payment of all other sums now or hereafter owing by the Obligors hereunder, under the Credit Agreement or any other Loan Document and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes, the Credit Agreement or any other Loan Document, and to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Mortgagee to Mortgagor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby grant, bargain, sell, alienate, devise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Mortgagee, its successors and assigns forever, and, if applicable, grants a security interest to Mortgagee, its successors and assigns, in the [FOLLOWING DESCRIBED LEASE WHICH COVERS THE] land or property described on Exhibit "A" attached hereto and
                                                ------- ---
made a part hereof for all purposes (the "Land"):

          [DESCRIBE GROUND LEASE, IF ANY (THE "GROUND LEASE")],

together with all buildings, fixtures and other improvements located on the Land or hereafter placed on the Land; all rights, titles and interests now owned or hereinafter acquired by Mortgagor in and to all easements, streets and rights of way of every kind and nature adjoining the above the Land and all public or private utility connections thereto and all leasehold interests, appurtenances, servitudes, rights, privileges, prescriptions and advantages thereunto belonging or in anywise appertaining; all materials, goods (including without limitation consumables and inventories), equipment, appliances, apparatus, furniture, furnishings, inventory, and other property, real or personal, now owned or hereafter acquired by Mortgagor and now or hereafter installed, used or located on the above described property or the improvements thereon, whether or not the same have or would become a part of the Land by attachment thereto, including, but not limited to, all heating, lighting, refrigeration, plumbing, ventilating, laundry, incinerating, water-heating, cooking, dishwashing, radio, communication, electrical and air conditioning equipment, appliances, fixtures and appurtenances, together with all disposals, dishwashers, machinery, elevators, pumps, generators, sprinklers, wiring, pipe, doors, motors, compressors, boilers, condensing units, range hoods, windows, window screens, window shades, venetian blinds, awnings, drapes, shelving, mantels, cabinets, paneling, rugs and other floor coverings, and shrubbery and other chattels and personal property as are ever used, usable or furnished in connection with any present or future operation, use or enjoyment of the Land and the improvements on the Land, and all renewals, replacements and substitutions thereof and additions thereto and Mortgagor's current and future rights as lessee under leases of any of the foregoing; all rights, titles and interests of Mortgagor in and to all crops located on and timber to be cut from the Land and all minerals in, under and upon, produced or to be produced from the Land; all rights to the present or future use of wastewater, drainage water or other utility facilities to the extent such use benefits the Land or the improvements now or hereafter located thereon; and without limitation of the foregoing, any and all permits, licenses, approvals, rights, rents, revenues, benefits, leases, concessions, licenses, contracts, accounts (including without limitation all rights to payment from any consumer credit/charge card organization or entity), general intangibles, trade names, moneys, instruments, documents, tenements, hereditaments and appurtenances now or hereafter owned by Mortgagor and pertaining to, generated from, arising out of or belonging to the above described properties or any part thereof (including without limitation the Mortgagor's Concentration Bank Account); and Mortgagor's interest in all 1-800 and other telephone numbers (all of the aforesaid being hereinafter sometimes called the "Mortgaged Premises"). The Mortgaged Premises shall also include the Mortgagor's interest, if any, in all current and future management, franchise and license agreements related to the Land or the improvements thereon and the Hotel Lease. Some of the said items are or are to become "fixtures" (as that term is defined in the Uniform Commercial Code, as adopted in the state in which the Mortgaged Premises are located (the "Code")) on the above described land and as provided under the Code, this Mortgage, upon being filed for record in the real property records of the state and county where the Mortgaged Premises are located, shall operate also as a "fixture filing" and financing statement upon such of the items which as are or may become fixtures.

     TO HAVE AND TO HOLD the Mortgaged Premises and all parts thereof unto the Mortgagee, its successors and assigns, to its own proper use and benefit forever, subject, however, to those matters set forth on Exhibit "B" hereto and the terms and conditions herein and Mortgagor hereby binds itself, its respective successors and assigns to forever warrant and defend the Mortgaged Premises and every part thereof unto Mortgagee and its successors and assigns against the claims and demands of every person whomsoever lawfully claiming or to claim the same or any part thereof except for those matters set forth on Exhibit "B" hereto.

     PROVIDED ALWAYS, that if the Obligors pay to the Mortgagee and the Banks the Notes at the times, in the amounts and in the manner stipulated therein, together with any and all sums payable pursuant to any other Loan Document, and faithfully perform all the covenants and agreements in the Notes, the Credit Agreement and every other Loan Document, to be kept, performed or observed by the Obligors, then this Mortgage shall cease and be void, but shall otherwise remain in full force and effect.


     1. FUTURE ADVANCES AND ADDITIONAL INDEBTEDNESS. In addition, this Mortgage is made (i) to secure the performance and discharge of each and every promise, obligation, covenant and agreement contained in the Notes, this Mortgage, the Credit Agreement and any other Loan Document and (ii) to secure the following (all of the following, including the hereinabove described Notes and the foregoing, herein sometimes called "Said Indebtedness"):

     (a) The payment of all other amounts with interest thereon becoming due and payable to the Mortgagee and the Banks under the terms of the Notes, this Mortgage, or any other Loan Document, including (but not limited to) any moneys advanced thereunder by Mortgagee and the Banks on behalf of the Obligors;

     (b) Any extension, modification, renewal or reamortization of the Notes, and any increase or addition thereto; and

     (c) The payment of all other indebtedness, of whatever kind or character, now owing or which may hereafter become owing by the Obligors to Mortgagee and the Banks, pursuant to the terms of the Credit Agreement or any other Loan Document, whether such indebtedness is direct or indirect, primary or secondary, fixed or contingent or arises out of or is evidenced by note, deed of trust, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that the Obligors may hereafter become indebted to Mortgagee and the Banks for further sum or sums.

     2. ADDITIONAL SECURITY. As additional security for the payment of the Said Indebtedness, Mortgagor hereby transfers, assigns and conveys unto the Mortgagee, for its benefit and the ratable benefit of the Banks, the following and all products and proceeds of the same (hereinafter collectively referred to as the "Income"), but the mention of products and proceeds herein shall not be construed as an authorization for the transfer or surrender by Mortgagor of the Income:

     (a) All judgments, awards of damages, insurance proceeds and settlements hereafter made resulting from condemnation proceedings or the taking of all or any part of the Mortgaged Premises under the power of eminent domain, or for any damage (whether caused by a taking, a casualty or otherwise) to the Mortgaged Premises or any part thereof, or to any rights appurtenant thereto, including, but not limited to, any award for change of grade of streets. The Mortgagee is hereby authorized, but shall not be required, on behalf and in the name of Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such judgments or awards. Subject to the terms and conditions of the Credit Agreement, the Mortgagee may apply all such sums or any part thereof so received, after the payment of all expenses, including costs and attorney's fees, as a payment on Said Indebtedness in such manner as the Mortgagee elects.

     (b) All bonuses, rents and royalties accrued or to accrue under all oil, gas or mineral leases affecting the Mortgaged Premises, now existing or which may hereafter come into existence. Mortgagor directs payment of the same to the Mortgagee, for the benefit of the Banks, at the option of the Mortgagee and upon written demand of the Mortgagee therefor, to be applied to Said Indebtedness until paid, whether due or not, and either before or after any Default under the terms of this Mortgage.

     (c) All rents, income and profits issuing or to hereafter issue from the Mortgaged Premises, and in the event of a Default hereunder, Mortgagee, for the benefit of the Banks, shall have the right, at its option, and with or without taking possession of the Mortgaged Premises, to collect said rents, income and profits, or if the Mortgaged Premises are vacant to rent the same and collect the rents, and apply the same to the payment of Said Indebtedness after deducting all costs of collection and administration. The collection of said rents, income and profits by the Mortgagee shall not constitute a waiver of its right to accelerate the maturity of the Notes nor of its right to proceed with the enforcement of this Mortgage. Mortgagor shall not assign the whole or any part of the rents, income or profits arising from the Mortgaged Premises without the prior written consent of Mortgagee and any assignment thereof without such consent will be null and void; and upon notice and demand, Mortgagor shall transfer and assign to Mortgagee, in form satisfactory to Mortgagee, the lessor's interest in any lease now or hereafter affecting the whole or any part of the Mortgaged Premises. Mortgagor agrees that it shall duly and timely perform all of its obligations as provided for in any leases or other rental contracts covering or relating to any of the Mortgaged Premises.

The liens, security interests, and rights granted by this Mortgage shall not affect or be affected by any other security taken for the Said Indebtedness or any part thereof. The taking of additional security, or the extension or renewal of Said Indebtedness or any part thereof, shall at no time release or impair the liens, security interests and rights granted hereby, or affect the liability of any endorser, guarantor, or surety, or improve the right of any junior lienholder; and this Mortgage, as well as any instrument given to secure any renewal or extension of Said Indebtedness, or any part thereof, shall be and remain the first and prior lien and security interest on all of the Mortgaged Premises not expressly released, until the Said Indebtedness is completely paid.

     3. SUBROGATION TO EXISTING LIENS. It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character whether vendor's, materialman's or mechanic's lien hereafter created on the Mortgaged Premises, and in the event the proceeds of the Notes are used to acquire or to pay off and satisfy any indebtedness and liens heretofore existing on the Mortgaged Premises, then the Mortgagee is, and shall be for the benefit of the Banks, subrogated to all of the rights, liens and remedies of the holders of the indebtedness and liens so acquired or paid off, regardless of whether said indebtedness and liens are acquired by the Mortgagee by assignment or are released by the holders thereof upon payment.

     4. COVENANTS, REPRESENTATIONS AND AGREEMENTS OF MORTGAGOR. Mortgagor covenants, represents and agrees:

     (a) That Mortgagor will timely perform all of its obligations under the Notes, the Credit Agreement and every other Loan Document in accordance with their respective terms and conditions.

     (b) That Mortgagor shall pay, prior to delinquency, all taxes and assessments levied or assessed against the Mortgaged Premises, including, without limitation, all taxes in lieu of ad valorem taxes, as the same become due and payable; provided that, Mortgagor may contest the amount of such taxes and assessments so long as Mortgagor does so in good faith and by appropriate proceedings, and furnishes Mortgagee with a bond or other security in form, substance and amount satisfactory to Mortgagee. In the event of the passage after date of this Mortgage of any law or regulation deducting from the Mortgaged Premises for the purposes of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or indebtedness secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Mortgagee or the Banks, then and in such event, Mortgagor shall bear and pay the full amount of such taxes. If Mortgagor fails to pay any such taxes and assessments including, without limitation, taxes in lieu of ad valorem taxes and taxes against this Mortgage or Said Indebtedness secured hereby, Mortgagee may pay the same, together with all costs and penalties thereon, at Mortgagor's expense; provided, however, that if for any reason payment by Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render Said Indebtedness wholly or partially usurious under any of the terms or provisions of the Notes or this Mortgage, or otherwise, Mortgagee may, at its option and for the benefit of the Banks, declare Said Indebtedness with all accrued interest thereon to be immediately due and payable, or Mortgagee may, at its option, pay the amount or portion of such taxes as renders Said Indebtedness unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said taxes.

     (c) That Mortgagor shall keep every part of the Mortgaged Premises in good condition and presenting an appearance customary for like-situated properties and in compliance with all requirements of any franchisor with respect to the business operated on the Mortgaged Premises, make promptly all repairs, renewals and replacements necessary to such end, prevent waste to any part of the Mortgaged Premises, and do promptly all else necessary to such end; and Mortgagor shall discharge all claims for labor performed and material furnished therefor, and shall not suffer any lien of mechanics or materialmen therefor to attach to any part of the Mortgaged Premises. Mortgagor shall guard every part of the Mortgaged Premises from removal, destruction and damage, and shall not do or suffer to be done any act whereby the value of any part of the Mortgaged Premises may be lessened. No building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or materially altered or enlarged, nor shall any new building be constructed, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed. Mortgagee and the Banks and their respective agents or representatives shall have access to the Mortgaged Premises at all reasonable times in order to inspect same and verify Mortgagor's compliance with its duties and obligations under this document.

     (d) That in the event Mortgagor shall fail to keep the improvements on the Mortgaged Premises in the condition required hereby,or to pay promptly when due all taxes and assessments, as aforesaid, or to preserve the prior lien of this Mortgage on the Mortgaged Premises, or to keep the buildings and improvements insured, as provided in the Credit Agreement, or to deliver the policy, or policies, of insurance or the renewal therof to the Mortgagee, as provided in the Credit Agreement, then the Mortgagee may, at its option but without being required to do so, make such repairs, pay such taxes and assessments, purchase any tax title thereon, remove any prior liens, and prosecute or defend any suits in relation to the preservation of the prior lien of this Mortgage on the Mortgaged Premises, or insure and keep the improvements thereon insured in an amount not to exceed that stipulated in the Credit Agreement; that any sums which may be so paid out by the Mortgagee and all sums paid for insurance premiums, as aforesaid, including, but not limited to, the costs, expenses and attorney's fees paid in any proceeding, transaction or suit affecting the Mortgaged Premises when necessary to protect the lien hereof shall bear interest from the dates of such payments at the Default Rate (as defined in the Credit Agreement), and shall be paid by Obligors and Mortgagor to the Mortgagee and the Banks in accordance with the Credit Agreement, at the same place at which the Notes are payable, and shall be deemed a part of the debt hereby secured and recoverable as such in all respects.

     (e) That Mortgagor shall comply with all restrictive covenants and all laws, ordinances, regulations and rules, whether state, federal or municipal, applicable to the Mortgaged Premises and its ownership, use and occupancy, and that Mortgagor has obtained all approvals, licenses and permits necessary for the ownership, use and occupancy of the Mortgaged Premises.

     (f) That in the six (6) months prior to the recordation of this Mortgage in the real property records of the county or counties in which the Mortgaged Premises or any part thereof is situated, (i) no construction of any proposed above or below ground improvements, structures, additions or alterations has commenced, (ii) no materials or supplies have been delivered to or labor performed on the Mortgaged Premises, and (iii) Mortgagor has not entered into any contracts or agreements for the construction of any improvements, structures, additions or alterations, or the delivery of any materials or supplies or the performance of said labor.

     5. DEFAULT. The term "Default," as used herein, shall mean the occurrence of any one of the following events:

     (a) The occurrence of an "Event of Default" as defined in the Credit Agreement; or

     (b)  Mortgagor abandons all or a portion of the Mortgaged Premises; or

     (c) The holder of any lien or security interest on the Mortgaged Premises institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

     (d) Except as expressly provided otherwise in the Credit Agreement, if Mortgagor or any partner thereof dissolves, liquidates, terminates, or conveys, transfers, assigns or pledges any interest in the Mortgaged Premises or Mortgagor or any other Transfer shall occur which has not been approved in writing by Mortgagee.

Mortgagor's failure to perform or observe any covenant contained in this Mortgage, other than those contained in Section 16 below and except as provided to the contrary herein, shall not constitute a Default: (1) until such failure shall remain unremedied for thirty (30) days after the date written notice of such default shall have been given to the Mortgagor by the Mortgagee or any of the Banks or (2) if such performance is incapable of being completed within thirty (30) days, unless Mortgagor fails to commence the performance of such covenant, agreement or other obligation within said thirty (30) day period and thereafter diligently pursue such performance until completion.

Upon the occurrence of a Default, Mortgagee, at its option, and without notice of intent to accelerate, notice of acceleration, or any other notice, demand, or presentment, which are hereby expressly waived by Mortgagor and the other Obligors, may declare the entire unpaid balance of principal of, and all accrued interest on, the Said Indebtedness immediately due and payable, in addition to exercising any and all remedies provided for under this Mortgage, the instruments evidencing Said Indebtedness and all other instruments securing Said Indebtedness, or any part thereof. Upon the occurrence of a Default, the Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy: (a) to enforce payment of the Notes or the performance of any term hereof, of any other Loan Document, or of any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Premises, under the judgment or decree of a court or courts of competent jurisdiction, or in such manner or manners as allowed under applicable law; and (c) to pursue any other remedy available to it. The Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as the Mortgagee may determine. Upon the occurrence of a Default, Mortgagee shall also have the right, for the benefit of the Banks, to exercise any and all other rights, remedies and recourse now or hereafter existing in equity, at law, by virtue of statute or otherwise.

     6.   MORTGAGEE'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY
INCOME.

     (a) Upon the occurrence of a Default, the Mortgagor, upon demand of the Mortgagee, shall forthwith surrender to the Mortgagee the actual possession, and if and to the extent permitted by law, the Mortgagee itself, or by the officers or agents as it may appoint, may enter and take possession of all or any portion of the Mortgaged Premises, and may exclude the Mortgagor and its agents and employees wholly therefrom, and may have joint access with the Mortgagor to the books, papers and accounts of the Mortgagor;

     (b) If the Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Premises or any part thereof after the Mortgagee's demand, the Mortgagee may obtain a judgment or decree conferring on the Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession of all or part of the Mortgaged Premises to the Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents;

     (c) The Mortgagor shall pay to the Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to the Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage; and

     (d) Upon every entering upon or taking of possession, the Mortgagee may hold, store, use, operate, manage and control the Mortgaged Premises and conduct the business thereof, and, from time to time:

          (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

          (ii)   insure or keep the Mortgaged Premises insured;

          (iii) manage and operate the Mortgaged Premises and exercise all the rights and powers of the Mortgagor in its name or otherwise, with respect to the same; and

          (iv) enter into agreements with others to exercise the powers herein granted the Mortgagee;

     all as the Mortgagee from time to time may determine; and the Mortgagee, for the benefit of the Banks, may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter; and shall apply the monies so received by the Mortgagee in the priority as the Mortgagee may determine to
     (1) the payment of accrued interest on the Notes; (2) any deposits for taxes and assessments and insurance premiums due; (3) the payment of overdue installments of principal (whether by acceleration or otherwise);
     (4) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Premises or any part thereof; (5) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of the Mortgagee; and (6) any and all other charges or fees payable by any of the Obligors to Mortgagee and the Banks pursuant to the Credit Agreement or any other Loan Document. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Mortgaged Premises, taken under this Paragraph 6.

     The Mortgagee shall surrender possession of the Mortgaged Premises to the Mortgagor only when (i) all that is due upon such interest, tax and insurance deposits (if any) and principal installments, and under any of the terms of this Mortgage or any other Loan Document, shall have been paid and all defaults made good or (ii) should Said Indebtedness have been accelerated, payment in full thereof shall have been made together with all other amounts due thereunder or under any other Loan Document. The same right of taking possession, however, shall exist if any subsequent Default shall occur and be continuing.

     7. LEASES. The Mortgagee, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Premises.

     8. PURCHASE BY MORTGAGEE. Upon any foreclosure sale, the Mortgagee may bid for and purchase the Mortgaged Premises and, upon compliance with terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

     9. APPLICATION OF INDEBTEDNESS TOWARD PURCHASE PRICE. Upon any foreclosure sale, the Mortgagee may, if permitted by law, after allowing for the portion of the total purchase price required to be paid in cash and for the costs and expenses of the sale, compensation and other charges, in paying the purchase price, apply any portion of or all sums due to Mortgagee and the Banks under the Notes, this Mortgage or any other Loan Document, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of the sale, be payable thereon.

     10. FORECLOSURE WITHOUT MATURING ENTIRE NOTES. Upon the occurrence of a Default, the Mortgagee shall have the option to proceed with foreclosure of the liens and security interests evidenced hereby in satisfaction of such item either through the courts or by proceeding, all without declaring the entire Said Indebtedness due, and provided that if sale of the Mortgaged Premises is made because of default in the payment of a part of the Said Indebtedness, such sale may be made subject to the unmatured part of the Said Indebtedness; and such sale, if so made, shall not in any manner affect the unmatured part of the Said Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of any sale shall be applied as provided in Paragraph 9 above. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Said Indebtedness. It is the purpose hereof to provide for a foreclosure and sale of the Mortgaged Premises for any matured portion of the Said Indebtedness without exhausting the power to foreclose and to sell the Mortgaged Premises for any other part of the Said Indebtedness whether matured at the time or subsequently maturing.

     11. OCCUPANCY AFTER FORECLOSURE. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Premises by, through or under Mortgagor are occupying or using the Mortgaged Premises or any part thereof, each and all shall, at the option of the Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Premises occupied, such rental to be due daily to purchaser. In the event the tenant fails to surrender possession of said property upon the exercise of such option, the purchaser shall be entitled to institute and maintain an eviction proceeding before the appropriate court of the County and State in which the Mortgaged Premises, or any part thereof, are located.

     12. APPOINTMENT OF A RECEIVER. In addition to all other remedies herein provided for, Mortgagor agrees that upon the occurrence of a Default, or any event or circumstance which, with the lapse of time or the giving of notice, or both, would constitute a Default hereunder, the Mortgagee shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Premises, whether such receivership be incident to a proposed sale of such property or otherwise, and without regard to the value of the Mortgaged Premises or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby consent to the appointment of such receiver or receivers, waive any and all defenses to such appointment and agrees not to oppose any application therefor by the Mortgagee, but nothing herein is to be construed to deprive the Mortgagee or any of the Banks of any other right, remedy or privilege they may now have under the law to have a receiver appointed; provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of the Mortgagee and the Banks to receive payment of the rents and income pursuant to this Mortgage. Any money advanced by the Mortgagee in connection with any such receivership shall be a demand obligation owing by Mortgagor to the Mortgagee and shall bear interest from the date of making such advancement by the Mortgagee until paid at the Default Rate and shall be a part of the Said Indebtedness and shall be secured by this Mortgage and by any other instrument securing the secured indebtedness.

     13. NON-WAIVER. It is expressly agreed that (i) no waiver of any Default on the part of Mortgagor or any of the Obligors or breach of any of the provisions of this Mortgage shall be considered a waiver of any other or subsequent Default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time; (ii) any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage; (iii) neither Mortgagor nor any of the Obligors nor any other person now or hereafter obligated for the payment of the whole or any part of Said Indebtedness shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or any of the Obligors or of any other person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for Said Indebtedness, or by reason of the subordination in whole or in part by Mortgagee of the lien, security interest or rights evidenced hereby, or by reason of any agreement or stipulation with any subsequent owner or owners of the Mortgaged Premises extending the time of payment or modifying the terms of Said Indebtedness or this Mortgage without first having obtained the consent of Mortgagor or the Obligors or such other person, and in the latter event, Mortgagor, the Obligors and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee; (iv) regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien or security interest on the Mortgaged Premises, Mortgagee may release the obligation of anyone at any time liable for any of Said Indebtedness or any part of the security held for Said Indebtedness and may extend the time of payment or otherwise modify the terms of Said Indebtedness and/or this Mortgage without, as to the security or the remainder thereof, in anywise impairing or affecting the lien or security interest of this Mortgage or the priority of such lien or security interest, as security for the payment of Said Indebtedness as it may be so extended or modified, over any subordinate lien or security interest; (v) the holder of any subordinate lien or security interest shall have no right to terminate any lease affecting the Mortgaged Premises whether or not such lease be subordinate to this Mortgage; and (vi) Mortgagee may resort for the payment of Said Indebtedness to any security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

     14. APPRAISEMENT AND REDEMPTION LAWS. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor and Mortgagor's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Premises, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole or any part of the Said Indebtedness, notice of election to mature or declare due the whole or any part of the Said Indebtedness and all rights to a marshalling of the assets of Mortgagor, including the Mortgaged Premises, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of the Mortgagee and the Banks under the terms of this Mortgage to a sale of the Mortgaged Premises for the collection of the Said Indebtedness without any prior or different resort for collection, or the right of the Mortgagee and the Banks under the terms of this Mortgage to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Premises in preference to every other claimant whatever. If any law referred to in this paragraph and now in force, of which Mortgagor or Mortgagor's representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Premises might take advantage despite this paragraph, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this paragraph.

     15. RENEWAL AND EXTENSION. The Mortgagee, without notice, may release any part of the Mortgaged Premises, or any person liable on the Said Indebtedness, without in any way affecting the lien hereof upon any portion of the Mortgaged Premises not expressly released, and may agree with any party obligated on Said Indebtedness, or having any interest in the Mortgaged Premises, to renew and extend the time or manner of payment of all or any part of Said Indebtedness. Such agreement shall not in any way release or impair the lien hereof, but shall renew and extend the lien hereof against the Mortgaged Premises without altering or affecting the priority of the lien created by this Mortgage in favor of any junior encumbrancer, mortgagee or purchaser, or any person acquiring an interest in the Mortgaged Premises, and this Mortgage shall remain first and superior to any liens that may be placed thereon, or that may be fixed, given or imposed by law thereon after the execution of this instrument notwithstanding any such extension of the time of payment, or the release of a portion of said property from this lien.

     16. SALE AND ADDITIONAL ENCUMBRANCES. Mortgagor hereby expressly agrees that in the event the following occurs (hereinafter referred to as a "Transfer") without the prior written consent of Mortgagee, except as expressly provided otherwise in the Credit Agreement, whether by a direct or indirect method, then, in any such event, the Mortgagee shall have the right, for the benefit of the Banks, at its option, to declare the entire amount of Said Indebtedness to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law or in equity as the Mortgagee may elect:

     (a) Mortgagor shall cease to own the entire actual and beneficial title and interest to all of the Mortgaged Premises, free and clear from all liens, security interests and encumbrances except (i) the lien and security interest evidenced by this Mortgage and (ii) such other matters as are expressly permitted hereunder or in the Credit Agreement;

     (b) If anyone who has acquired title to the Mortgaged Premises (a "Transferee") as a result of a transfer that has been approved by Mortgagee (a "Permitted Transfer") shall cease to own the entire actual and beneficial title and interest to all of the Mortgaged Premises, free and clear from all liens, security interests and encumbrances except (i) the lien and security interest evidenced by this Mortgage, and (ii) such other matters as are expressly permitted hereunder or in the Credit Agreement;

     (c) Except as provided otherwise in the Credit Agreement, if any one of the following shall occur with respect to Mortgagor or any Transferee during the period of time preceding the date on which Mortgagor or any such Transferee, as the case may be, transfers title to the Mortgaged Premises as a result of a Permitted Transfer:

          (i)  If Mortgagor or any Transferee is a general partnership, limited partnership or joint venture and Mortgagor or the Transferee dissolves, terminates, liquidates or ceases to be general
                 partnership, limited partnership or joint venture, as the case may be, duly organized and validly existing under the laws of the state of its creation pursuant to a partnership or joint venture agreement that has been approved in writing by Mortgagee, or if the general partners or joint ventures of said partnership or joint venture change from individuals or entities that have been approved in writing by Mortgagee;

          (ii) If Mortgagor or any Transferee is a corporation and said corporation shall dissolve, merge, liquidate or cease to be a corporation duly organized and validly existing under the laws of the state of its incorporation;

          (iii) If Mortgagor or any Transferee is a general partnership, limited partnership or joint venture and there shall be a transfer of any of the general partnership interest or joint venture interest in Mortgagor or said Transferee;

          (iv) If Mortgagor or any Transferee is a corporation and there is a transfer of any of the stock of said corporation or the issuance of new stock of said corporation; or

     (d) Except as provided otherwise in the Credit Agreement, if Mortgagor or any Transferee shall enter into any contractual arrangement to sell, transfer, convey or mortgage all or any part of the actual or beneficial title and interest to the Mortgaged Premises that is not expressly conditioned upon the consent of Mortgagee to the transaction contemplated thereby.

Mortgagee, for the benefit of the Banks, shall have such right and option to declare the entire amount of Said Indebtedness to be immediately due and payable, irrespective of whether or not any such Transfer would or might (i) diminish the value of any security for the Said Indebtedness, (ii) increase the risk of default under this instrument, (iii) increase the likelihood of Mortgagee's having to resort to any security for the Said Indebtedness after default, or (iv) add or remove the liability of any person or entity for payment or performance of Said Indebtedness or any covenant or obligation under this Mortgage. Except where Mortgagee's consent is not required pursuant to the Credit Agreement, if Mortgagee's consent to a proposed Transfer is requested, Mortgagee shall have the right (in addition to its absolute right to refuse to consent to any such Transfer) to condition its consent upon satisfaction of any one or more of the following requirements:

     (a) That the interest rate on the Notes be increased to a rate acceptable to Mortgagee and the Banks, but not in excess of the Default Rate; or

     (b) That a reasonable transfer fee, in an amount determined by Mortgagee be paid; or

     (c) That a principal amount deemed appropriate by Mortgagee be paid against said Notes; or

     (d) That Mortgagor and each proposed transferee execute such Assumption Agreement and other instruments as Mortgagee shall require.

     17. MORTGAGOR NOT RELEASED. In the event the Mortgagee approves a future conveyance of the Mortgaged Premises, or any part thereof, and title becomes vested in persons other than Mortgagor, the Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Notes in the same manner as with Mortgagor without in any way vitiating or discharging Mortgagor's and the Obligors' liability hereunder or upon Said Indebtedness. No sale of the Mortgaged Premises and no forbearance on the part of the Mortgagee and no extension of the time for the payment of the Notes, given by the Mortgagee, shall operate to release, modify, change or affect the original liability of Mortgagor and the Obligors either in whole or in part.

     18. ACCEPTANCE ON ACCOUNT. Acceptance by the Mortgagee or any of the Banks of any payment in an amount less than the amount then due on Said Indebtedness shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a Default; at any time thereafter, and until the entire amount then due on the Said Indebtedness has been paid, the Mortgagee shall be entitled to exercise all rights conferred upon it in this Mortgage.

     19. SECURITY INTEREST. To further secure Said Indebtedness, Mortgagor hereby grants a security interest to Mortgagee, for its benefit and the ratable benefit of the Banks, in and to the Income and all personal property and fixtures hereinabove described and all of Mortgagor's bank accounts, including without limitation the Mortgagor's Concentration Bank Account, (all of such Income, personal property, fixtures and the proceeds thereof and the bank accounts being herein called the "collateral," but the mention of proceeds of collateral herein shall not be construed as an authorization for the sale or surrender by Mortgagor of collateral and collateral as used in this Mortgage shall be included in the term "Mortgaged Premises " when used herein). This document shall constitute a security agreement as well as a mortgage. The following applies with respect to collateral:

     (a) In addition to and cumulative of any other remedies granted in this Mortgage to Mortgagee, Mortgagee may, upon Default hereunder, proceed under the Code as now adopted and existing and as it may hereafter be amended or succeeded, as to all or any part of the collateral and shall have and may exercise with respect to all or any part of the collateral all of the rights, remedies and powers of a secured party under the Code, including, without limitation, the right and power to repossess, retain and sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the collateral or any part thereof and to dispose of the proceeds in any manner authorized or permitted under the applicable provisions of the Code, and to apply the proceeds thereof toward payment of Mortgagee's reasonable attorneys' fees and other expenses and costs of pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the collateral thereby incurred by Mortgagee, and toward payment of Said Indebtedness in such order and manner as Mortgagee may elect consistent with the provisions of the Code. Nothing in this Paragraph 19 shall be construed to impair or limit any other right or power to which Mortgagee may be entitled at law or in equity.

     (b) Among the rights of Mortgagee upon Default, and without limitation. Mortgagee shall have the right (but not the obligation), without being deemed guilty of trespass and without liability for damages thereby occasioned, (i) to enter upon any premises where said collateral may be situated and take possession of the collateral, or render it unusable, or dispose of the collateral on Mortgagor's premises, and Mortgagor agrees not to resist or to interfere and (ii) to take any action deemed necessary or appropriate or desirable by Mortgagee and at Mortgagee's option, and in its discretion, to repair, refurbish or otherwise prepare the collateral for sale, lease or other use or disposition as herein authorized. Mortgagee may at Mortgagee's discretion require Mortgagor to assemble the collateral and make it available to Mortgagee at a place designated by Mortgagee that is reasonably convenient to both parties.

     (c) Mortgagee shall give Mortgagor notice, by certified mail, postage prepaid, of the time and place of any public sale of any of the collateral or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to Mortgagor at the address of Mortgagor set out below opposite its signature at least five (5) days before the time of the sale or other disposition, which provisions for notice Mortgagor and Mortgagee agree are reasonable; provided, however, that nothing herein shall preclude Mortgagee from proceeding as to both real and personal property in accordance with Mortgagee's rights and remedies in respect to real property as provided in the Code.


     (d) To the extent such may now or hereafter be permitted under laws of the state in which the Mortgaged Premises are located, Mortgagee is authorized to execute and file financing statements and continuation statements under the Code with respect to the collateral without joinder of Mortgagor in such execution or filing. Mortgagor shall execute and deliver to Mortgagee such financing statements, continuation statements and other documents relating to the collateral as Mortgagee may reasonably request from time to time to preserve and maintain the priority of the security interest created by this Mortgage and shall pay to Mortgagee on demand any expenses and attorneys' fees incurred by Mortgagee in connection with the preparation, execution and filing of this Mortgage and of any financing statements, continuation statements, partial releases, termination statements or other documents necessary or desirable to continue or confirm Mortgagee's security interest or any modification thereof. This document, and any carbon, photographic or other reproduction of this document may be filed by Mortgagee and shall be sufficient as a financing statement. All or part of the collateral is or is to become fixtures, crops, timber or minerals on the real estate constituting a portion of the Mortgaged Premises, but this statement shall not impair or limit the effectiveness of this document as a security agreement or financing statement, for other purposes, and this Mortgage shall constitute a fixture, crops, timber and mineral financing statement and, as such, shall be filed for record in the real estate records of the county in which the land covered hereby is located. Mortgagor shall not change its name without the prior express written consent of Mortgagee which shall not be unreasonably withheld. The name of the record owner of the land covered hereby the party defined herein as Mortgagor.

     (e) Unless otherwise disclosed to Mortgagee as herein provided, Mortgagor agrees that, except for the security interest granted hereby in the collateral, Mortgagor is the owner of the collateral free of any adverse claim, security interest or encumbrance, and Mortgagor shall defend the collateral against all claims and demands of any person at any time claiming the same or any interest therein. Mortgagor has not heretofore signed any financing statement and no financing statement signed by Mortgagor now on file in any public office except those statements, true and correct copies of which have been delivered to Mortgagee. So long as any amount remains unpaid on Said Indebtedness, Mortgagor shall not, except in connection with those Liens expressly permitted by the Credit Agreement, execute and there shall not be filed in any public office any such financing statement or statements affecting the collateral other than financing statements in favor of Mortgagee hereunder.

     (f) The security interest granted herein shall not be construed or deemed to constitute Mortgagee as a trustee or mortgagee in possession of the Mortgaged Premises so as to obligate Mortgagee to lease the Mortgaged Premises or attempt to do the same, or to take any action, incur any expenses or perform or discharge any obligation, duty or liability with respect to the Mortgaged Premises or any part thereof or otherwise.

     (g)  Mortgagor's and Mortgagee's addresses are as herein below set forth.

Without limitation, the "collateral" also includes all right, title and interest now owned or hereafter acquired by Mortgagor in and to the following described property and all replacements or substitutions therefor and all products and proceeds thereof:

     (a) All contracts now or hereafter entered into by and between Mortgagor and any contractor or supplier as well as all right, title and interest of Mortgagor under any subcontracts, providing for the construction (original, restorative or otherwise) of any improvements to or on any of the Mortgaged Premises or the furnishing of any materials, supplies, equipment or labor in connection with any such construction;

     (b) All of the plans, specifications and drawings (including, but not limited to plot plans, foundations plans, floor plans, elevations, framing plans, cross-sections of walls, mechanical plans, electrical plans and architectural and engineering plans, and architectural and engineering studies and analyses) heretofore or hereafter prepared by any architect or engineer, in respect of any of the Mortgaged Premises;

     (c) All agreements now or hereafter entered into with any party in respect of architectural, engineering, management or consulting services rendered or to be rendered in respect of planning, design, inspection or supervision of the construction or management of any of the Mortgaged Premises;

     (d) Any commitment issued by any lender or investor other than Mortgagee to finance or invest in any of the Mortgaged Premises; and

     (e) Any completion bond, performance bond or labor and material payment bond and other bond relating to the Mortgaged Premises or to any contract providing for construction of improvements to any of the Mortgaged Premises

To the extent that any of the collateral is not subject to the Uniform Commercial Code of the state or states where it is situated, Mortgagor hereby assigns to Mortgagee all of Mortgagor's right, title and interest in the collateral to secure the Said Indebtedness. Release of the lien of this Mortgage shall automatically terminate this assignment.

     20. EXCESS INTEREST. The invalidity, or unenforceability in particular circumstances, of any provision of this Mortgage shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby. As used herein, the term "Maximum Legal Rate of Interest" shall mean and refer to the maximum rate of nonusurious interest, if any, that Mortgagee may from time to time charge Mortgagor and the Obligors and in regard to which Mortgagor and the Obligors would be prevented successfully from raising the claim or defense of usury under applicable law as now, or to the extent permitted by law, as may hereafter be, in effect (said law permitting the highest rate being herein referred to as the "Interest Law"). Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling, from time to time in effect, as provided in
Article 5069-1.04 of the Texas Revised Civil Statues, as amended. It is the intention of Mortgagor and the Obligors and Mortgagee to conform strictly to the Interest Law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Mortgage, the Notes or in any other Loan Document, the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Mortgage, or under any of the other aforesaid agreements or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Mortgage, in the Notes or in any other Loan Document, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Mortgagor, the Obligors nor their respective heirs, legal representatives, successors or assigns or any other party liable for the payment of Said Indebtedness shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Interest Law applicable to this loan transaction, (c) any excess shall be deemed a mistake and canceled automatically and, if thereto paid, shall be credited on Said Indebtedness by Mortgagee (or if Said Indebtedness shall have been paid in full, refunded to Mortgagor or the Obligors, as applicable), and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest allowed under such Interest Law as now or hereafter construed by courts of appropriate jurisdiction. All sums paid or agreed to be paid the Mortgagee for the use, forbearance or detention of the indebtedness secured hereby shall, to the extent permitted by the Interest Law applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of the Notes.

     21. PARTIAL INVALIDITY. If the lien of this Mortgage is invalid or unenforceable as to any part of the Notes or indebtedness secured hereby, or if the lien is invalid or unenforceable as to any part of the Mortgaged Premises, the unsecured or partially unsecured portion of the Notes or indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Notes in indebtedness, and payments made on the Notes or indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Notes or indebtedness which is not secured or fully secured by the lien of this Mortgage.

     22. REINSTATEMENT. In the event Mortgagee shall elect to invoke any of the rights or remedies provided for herein, but shall thereafter determine to withdraw or discontinue same for any reason, it shall have the unqualified right to do so, whereupon all parties shall be automatically restored and returned to their respective positions regarding the Said Indebtedness and this document as shall have existed prior to the invocation of Mortgagee's rights hereunder and the rights, powers and remedies of Mortgagee hereunder shall be and remain in full force and effect.

     23. FURTHER DOCUMENTS. Mortgagor agrees that it shall execute and deliver such other and further documents and do and perform such other acts as may be reasonably necessary and proper to carry out the intention of the parties as herein expressed and to effect the purposes of this document and the loan transaction referred to herein. Without limitation of the foregoing, Mortgagor agrees to execute and deliver such documents as may be necessary to cause the liens and security interests granted hereby to cover and apply to any property placed in, on or about the Mortgaged Premises in addition to, or replacement or substitution of any of the Mortgaged Premises.

     24. SUCCESSORS AND ASSIGNS. The covenants herein contained shall inure to the benefit of Mortgagee, the Banks, their respective legal representatives, successors and assigns, and shall be binding upon the respective heirs, legal representatives, successors and assigns of Mortgagor [AND BORROWER] but nothing in this paragraph shall constitute an authorization for Mortgagor to sell or in any way dispose of the Mortgaged Premises or any part thereof.

     25. TERMINOLOGY. Wherever used in this document, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the words "Mortgage" shall mean this Mortgage, Security Agreement, Assignment of Rents and Financing Statement, and any supplement or supplements hereto, the word "Mortgagor" shall mean "Mortgagor, its respective heirs, legal representatives, successors and assigns, and/or any subsequent owner or owners of the Mortgaged Premises, "the word "Mortgagee" shall mean "Mortgagee or any subsequent Administrative Agent under the Credit Agreement," the word "Notes" shall mean "Notes secured by this Mortgage and any renewals, extensions and rearrangements thereof," the word "Person" shall mean "an individual, corporation, trust, partnership or unincorporated association," the word "Obligors" shall mean "Obligors, their respective heirs, legal representatives, successors and assigns," and the pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.

     26. HEADINGS. The paragraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such paragraphs.

     27. WARRANTIES OF TITLE. Notwithstanding anything to the contrary herein set forth, the warranties of title herein contained are subject to those matters set forth on Exhibit"B" attached hereto and made a part hereof for all purposes,
             ----------
to the extent, but only to the extent, the same are valid and subsisting and effect the Mortgaged Premises.

     28. CREDIT AGREEMENT. It is expressly agreed that the Notes evidence a loan from Mortgagee and the Banks to the [MORTGAGOR/BORROWER] pursuant to the terms of the Credit Agreement, which Credit Agreement is hereby incorporated herein for all purposes as if set forth herein in its entirety. To the extent the specific terms and provisions of this Mortgage expressly conflict with the specific terms and provisions of the Credit Agreement, the specific terms and provisions of the Credit Agreement shall control.

     29.  TIME IS OF THE ESSENCE. Time is of the essence in this Mortgage.

     30. CHOICE OF LAW. To the extent, and only to the extent, that an election of the laws of a forum other than ___________ would be ineffective under________ law, the validity, construction, and enforcement of this instrument shall be governed by the laws of the State of ___________ applicable to contracts executed and performed entirely within that state with respect to real estate remedies, perfection and other matters so inherently local that an election of the laws of a forum other than ____________ would be ineffective under _________ law. In all other respects, including, but not limited to, matters of usury law and general contract law applicable to agreements between lenders and borrowers, the validity, construction and enforcement hereof shall be determined according to the substantive laws (but not the conflicts laws) of the State of Texas, in which state the Mortgagee and the Banks originated the Said Indebtedness and in which state the Notes are payable.

     [31. COVENANTS, REPRESENTATIONS AND AGREEMENTS OF MORTGAGOR WITH RESPECT TO THE GROUND LEASE.

     (A) THE MORTGAGOR REPRESENTS AND WARRANTS THAT (I) THE GROUND LEASE IS IN FULL FORCE AND EFFECT, (II) THE GROUND LEASE HAS NOT BEEN MODIFIED IN ANY RESPECT AND (III) TO ITS KNOWLEDGE THERE ARE NO DEFAULTS BY EITHER PARTY TO THE GROUND LEASE.

     (B) THE MORTGAGOR SHALL PERFORM AND/OR OBSERVE ALL COVENANTS AND CONDITIONS TO BE PERFORMED AND/OR OBSERVED BY THE MORTGAGOR UNDER THE GROUND LEASE AND SHALL DELIVER TO MORTGAGEE PHOTOCOPIES OF ALL NOTICES RECEIVED BY THE MORTGAGOR FROM THE LESSOR UNDER THE GROUND LEASE WITHIN FIVE (5) DAYS AFTER RECEIPT THEREOF.

     (C) SIMULTANEOUSLY WITH THE MAKING OF EACH PAYMENT TO THE LESSOR UNDER THE GROUND LEASE, THE MORTGAGOR SHALL DELIVER TO THE MORTGAGEE A COPY OF THE CHECK IN THE AMOUNT OF SUCH PAYMENT DELIVERED TO THE LESSOR UNDER THE GROUND LEASE.

     (D) IF THERE SHALL BE FILED BY OR AGAINST THE MORTGAGOR A PETITION UNDER THE REVISED BANKRUPTCY ACT OF 1978, ET. SEQ., AS AMENDED AND ANY
                                              --  ---
          SUCCESSOR ACT THERETO (THE "BANKRUPTCY CODE") AND THE MORTGAGOR, SHALL DETERMINE TO REJECT THE GROUND LEASE, THE MORTGAGOR SHALL GIVE THE MORTGAGEE NOT LESS THAN FIFTEEN (15) DAYS' PRIOR WRITTEN NOTICE OF THE DATE ON WHICH THE MORTGAGOR SHALL APPLY TO ANY COURT OR OTHER GOVERNMENTAL AUTHORITY FOR AUTHORITY AND PERMISSION TO REJECT THE GROUND LEASE. THE MORTGAGEE SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO SERVE UPON THE MORTGAGOR WITHIN SUCH FIFTEEN (15) DAY PERIOD A NOTICE STATING THAT (I) THE MORTGAGEE DEMANDS THAT THE MORTGAGOR ASSUME AND ASSIGN THE GROUND LEASE TO THE MORTGAGEE PURSUANT TO THE BANKRUPTCY CODE, AND (II) THE MORTGAGEE COVENANTS TO CURE AND/OR PROVIDE ADEQUATE ASSURANCE OF PROMPT CURE OF ALL DEFAULTS REASONABLY SUSCEPTIBLE OF BEING CURED BY THE MORTGAGEE AND OF FUTURE PERFORMANCE UNDER THE GROUND LEASE. IF THE MORTGAGEE SERVES UPON THE MORTGAGOR THE NOTICE DESCRIBED ABOVE, THE MORTGAGOR SHALL NOT SEEK TO REJECT THE GROUND LEASE AND SHALL COMPLY WITH THE DEMAND PROVIDED FOR IN CLAUSE (I) ABOVE WITHIN FIFTEEN (15) DAYS AFTER THE NOTICE SHALL HAVE BEEN GIVEN BY THE MORTGAGEE.

     (E) THE MORTGAGOR HEREBY IRREVOCABLY APPOINTS THE MORTGAGEE ITS AGENT AND ATTORNEY-IN-FACT (WHICH APPOINTMENT IS COUPLED WITH AN INTEREST) TO PERFORM OR OBSERVE ON BEHALF OF THE MORTGAGOR, THE MORTGAGOR'S OPTION

     TO PURCHASE THE MORTGAGED PREMISES (IF ANY), PURSUANT TO THE GROUND LEASE, AND ANY COVENANT OR CONDITION WHICH THE MORTGAGOR FAILS TO PERFORM OR OBSERVE UNDER THE GROUND LEASE WITHIN ANY APPLICABLE GRACE PERIOD SPECIFIED IN THE GROUND LEASE, AND ANY ADVANCES MADE BY THE MORTGAGEE IN CONNECTION WITH SUCH PERFORMANCE OR OBSERVANCE SHALL BE REPAID BY THE MORTGAGOR [AND BORROWER] WITHIN TEN (10) DAYS OF DEMAND WITH INTEREST [AT THE INTEREST RATE TO BE PAID UNDER THE CREDIT AGREEMENT DURING AN EVENT OF DEFAULT (THE "DEFAULT RATE") AND THE AMOUNT SO ADVANCED, AND SHALL BE A LIEN UPON THE MORTGAGED PREMISES, OR ANY PART THEREOF, AND SHALL BE SECURED BY THIS MORTGAGE. SUCH PERFORMANCE OR OBSERVANCE BY THE MORTGAGEE SHALL NOT PREVENT THE MORTGAGOR'S FAILURE SO TO PERFORM OR OBSERVE FROM CONSTITUTING A DEFAULT UNDER THIS MORTGAGE. IN PERFORMING OR OBSERVING ANY SUCH COVENANT OR CONDITION, THE MORTGAGEE SHALL HAVE THE RIGHT TO ENTER UPON THE MORTGAGED PREMISES OR ANY PART THEREOF. UPON RECEIPT BY THE MORTGAGEE FROM THE LESSOR UNDER THE GROUND LEASE OF ANY NOTICE OF DEFAULT UNDER THE GROUND LEASE, THE MORTGAGEE MAY RELY THEREON AND TAKE ANY ACTION PERMITTED BY
     THIS SECTION TO REMEDY SUCH DEFAULT NOTWITHSTANDING THAT THE EXISTENCE OF SUCH DEFAULT OR THE NATURE THEREOF MAY BE QUESTIONED OR DENIED BY THE MORTGAGOR.

(F) IF THE MORTGAGOR EXERCISES THE OPTION TO PURCHASE THE MORTGAGED PREMISES (IF ANY), PURSUANT TO THE GROUND LEASE, SUCH PURCHASE OF THE MORTGAGED PREMISES SHALL IMMEDIATELY BECOME SUBJECT TO THE LIEN HEREOF, AND SECURED BY THIS MORTGAGE AS FULLY AND COMPLETELY, AND WITH THE SAME EFFECT, AS THOUGH NOW OWNED BY THE MORTGAGOR AND SPECIFICALLY DESCRIBED IN THE GRANTING CLAUSE HEREOF. NOTWITHSTANDING THE FOREGOING, AT ANY AND ALL TIMES, THE MORTGAGOR SHALL EXECUTE, DELIVER AND ACKNOWLEDGE SUCH FURTHER ASSURANCES, MORTGAGES AND/OR SECURITY INSTRUMENTS THE MORTGAGEE MAY REQUIRE TO CONFIRM THE MORTGAGED PREMISES SO PURCHASED ARE SECURED BY THE LIEN OF THIS MORTGAGE.

(G) THE MORTGAGOR EXPRESSLY AGREES THAT IF THERE SHALL BE FILED BY OR AGAINST THE LESSOR UNDER THE GROUND LEASE ANY PETITION, ACTION AND/OR PROCEEDING UNDER THE BANKRUPTCY CODE OR ANY OTHER SIMILAR FEDERAL AND OR STATE LAW NOW OR HEREAFTER IN EFFECT (COLLECTIVELY HEREINAFTER REFERRED TO AS THE "MORTGAGOR'S BANKRUPTCY"), THE MORTGAGOR SHALL NOT ELECT TO TREAT THE GROUND LEASE AS TERMINATED, CANCELED AND/OR SURRENDERED PURSUANT TO APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE INCLUDING, BUT NOT LIMITED TO,
     SECTION 365 (H)(1), WITHOUT THE MORTGAGEE'S PRIOR WRITTEN CONSENT. IN THE EVENT OF THE MORTGAGOR'S BANKRUPTCY, THE MORTGAGOR

     EXPRESSLY COVENANTS AND AGREES, INTENDING THAT THE MORTGAGEE RELY THEREON, THAT IT SHALL REAFFIRM AND RATIFY THE LEGALITY, VALIDITY, BINDING EFFECT AND ENFORCEABILITY OF THE GROUND LEASE TO THE MORTGAGEE AND THE MORTGAGOR ALSO COVENANTS AND AGREES THAT IT SHALL REMAIN IN POSSESSION OF THE MORTGAGED PREMISES AND THE LEASEHOLD ESTATE CREATED BY THE GROUND LEASE, NOTWITHSTANDING ANY REJECTION THEREOF BY THE LESSOR UNDER THE GROUND
     LEASE AND/OR ANY TRUSTEE, CUSTODIAN, RECEIVER OR OTHER SIMILAR OFFICIAL.

(H) THE LIEN OF THIS MORTGAGE ATTACHES TO ALL OF THE MORTGAGOR'S RIGHTS AND REMEDIES NOW AND HEREAFTER ARISING UNDER OR PURSUANT TO THE BANKRUPTCY CODE, INCLUDING, BUT NOT LIMITED TO, THE MORTGAGOR'S RIGHT TO ELECT TO REMAIN IN POSSESSION OF THE MORTGAGED PREMISES AND THE LEASEHOLD ESTATE CREATED BY THE GROUND LEASE IN THE EVENT OF THE MORTGAGOR'S BANKRUPTCY PURSUANT TO SECTION 365(H)(1). ANY SUCH ELECTION TO TERMINATE, CANCEL AND/OR SURRENDER THE GROUND LEASE IN THE EVENT OF THE MORTGAGOR'S BANKRUPTCY WITHOUT THE MORTGAGEE'S PRIOR WRITTEN CONSENT SHALL BE NULL AND VOID.

(I) THE MORTGAGOR HEREBY UNCONDITIONALLY ASSIGNS, TRANSFERS, AND SETS OVER TO THE MORTGAGEE FOR THE BENEFIT OF THE BANKS (I) ALL OF THE MORTGAGOR'S CLAIMS AND RIGHTS TO DAMAGES, AND ANY OTHER REMEDIES IN CONNECTION THEREWITH ARISING FROM ANY REJECTION OF THE GROUND LEASE BY THE LESSOR THEREUNDER PURSUANT TO THE BANKRUPTCY CODE IN THE EVENT OF THE MORTGAGOR'S BANKRUPTCY, AND/OR BY ANY TRUSTEE, CUSTODIAN, RECEIVER OR OTHER SIMILAR OFFICIAL. THE MORTGAGEE SHALL HERE THE RIGHT, BUT NOT THE OBLIGATION, TO PROCEED IN ITS OWN NAME AND/OR IN THE NAMES OF THE MORTGAGOR IN RESPECT OF ANY CLAIM, SUIT, ACTION AND/OR PROCEEDING RELATING TO SUCH REJECTION OF THE GROUND LEASE, INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO FILE AND PROSECUTE, TO THE EXCLUSION OF THE MORTGAGOR, ANY AND ALL PROOFS OF CLAIMS, COMPLAINTS, NOTICES AND OTHER DOCUMENTS IN ANY CASE IN RESPECT OF THE LESSOR OF THE GROUND LEASE UNDER AND PURSUANT TO THE BANKRUPTCY CODE, AND
     (II) THE MORTGAGOR'S RIGHT OF ELECTION TO REMAIN IN POSSESSION OF THE MORTGAGED PREMISES IN THE EVENT OF THE MORTGAGOR'S BANKRUPTCY UNDER AND PURSUANT TO SECTION 365(H)(L) OF THE BANKRUPTCY CODE. THIS ASSIGNMENT CONSTITUTES A PRESENT, ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL ASSIGNMENT OF THE FOREGOING CLAIMS, ELECTIONS, RIGHTS AND REMEDIES, AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL THE NOTES AND THE SAID INDEBTEDNESS HAVE BEEN PAID IN FULL AND THIS MORTGAGE HAS BEEN SATISFIED AND DISCHARGED. ANY AMOUNTS RECEIVED BY THE MORTGAGEE AND THE BANKS AS DAMAGES ARISING OUT OF THE REJECTION OF

     THE GROUND LEASE BY THE LESSOR THEREUNDER SHALL BE APPLIED IN THE MANNER SET FORTH IN PARAGRAPH 9 OF THIS MORTGAGE.

(J) IF, PURSUANT TO ANY APPLICABLE SECTION OF THE BANKRUPTCY CODE, THE MORTGAGOR SEEKS TO OFFSET, COUNTERCLAIM, DEDUCT, AND/OR ASSERTS A DEFENSE AGAINST THE RENT, ADDITIONAL RENT OR OTHER SUMS DUE UNDER THE GROUND LEASE, THE AMOUNT OF ANY DAMAGES CAUSED BY THE NON-OBSERVANCE AND/OR NON-PERFORMANCE OF THE LESSOR UNDER THE GROUND LEASE, THE MORTGAGOR SHALL, PRIOR TO SUCH OFFSET, COUNTERCLAIM, DEFENSE AND/OR DEDUCTION NOTIFY THE MORTGAGEE OF ITS INTENT TO DO SO, SETTING FORTH WITH SPECIFICITY THE AMOUNTS PROPOSED TO BE OFFSET, COUNTERCLAIMED, DEDUCTED, AND/OR DEFENDED AGAINST AND FOR WHAT PURPOSES. THE MORTGAGEE FOR THE BENEFIT OF THE BANKS SHALL THEREUPON HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO OBJECT TO ALL OR ANY PART OF SUCH OFFSET, COUNTERCLAIM AND/OR DEDUCTION AND, IN THE EVENT OF SUCH OBJECTION, THE MORTGAGOR SHALL NOT EFFECT ANY SUCH OFFSET COUNTERCLAIM AND/OR DEDUCTION. NEITHER THE MORTGAGEE'S FAILURE TO OBJECT TO ANY SUCH OFFSET, COUNTERCLAIM AND/OR DEDUCTION NOR ANY OBJECTION TO ANY SUCH OFFSET, COUNTERCLAIM AND/OR DEDUCTION NOR ANY OBJECTION OR OTHER COMMUNICATION BETWEEN THE MORTGAGEE AND THE MORTGAGOR SHALL CONSTITUTE AN APPROVAL OF ANY SUCH OFFSET, COUNTERCLAIM, DEDUCTION AND/OR DEFENCE BY THE MORTGAGEE. THE MORTGAGOR [AND BORROWER] EXPRESSLY AGREE[S] TO PAY, PROTECT, INDEMNIFY AND SAVE HARMLESS THE MORTGAGEE FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUIT, PROCEEDINGS, DAMAGES, LOSSES, LIABILITIES, JUDGMENTS, COSTS AND EXPENSES OF EVERY KIND AND NATURE (INCLUDING REASONABLE ATTORNEYS'
     FEES) ARISING FROM OR RELATING TO ANY OFFSET, COUNTERCLAIM DEDUCTION AND/OR ASSERTION OF A DEFENSE BY THE MORTGAGOR AS HEREIN DESCRIBED.

(K) IF ANY ACTION, PROCEEDING, MOTION AND/OR NOTICE SHALL BE COMMENCED OR FILED WITH RESPECT TO THE MORTGAGOR OR THE MORTGAGED PREMISES, OR ANY PART THEREOF, IN CONNECTION WITH THE BANKRUPTCY CODE, THE MORTGAGEE SHALL BE ENTITLED TO APPROVE OF MORTGAGOR'S SELECTION OF ANY COUNSEL RETAINED IN CONNECTION THEREWITH AND SHALL ALSO HAVE APPROVAL RIGHTS OVER ALL ASPECTS OF ANY ENSUING LITIGATION. ALTERNATIVELY, THE MORTGAGEE MAY PROCEED IN ITS OWN NAME IN CONNECTION WITH ANY SUCH LITIGATION, AND THE MORTGAGOR EXPRESSLY AGREES TO EXECUTE AND DELIVER ALL AND EVERY POWER, CONSENT, AUTHORIZATION AND OTHER DOCUMENTS REQUIRED BY THE MORTGAGEE IN CONNECTION THEREWITH. THE MORTGAGOR [AND BORROWER] SHALL PAY TO THE MORTGAGEE ON DEMAND ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
     FEES) PAID OR INCURRED AND PAYABLE BY THE MORTGAGEE IN CONNECTION WITH SUCH LITIGATION AND THE COSTS AND EXPENSES SHALL BE SECURED BY THE LIEN OF THIS MORTGAGE. THE MORTGAGOR ALSO AGREES

          NOT TO COMMENCE ANY ACTION, SUIT, PROCEEDING AND/OR CASE OR FILE ANY APPLICATION OR MAKE ANY MOTION IN RESPECT OF THE GROUND LEASE IN THE EVENT OF THE MORTGAGOR'S BANKRUPTCY WITHOUT THE PRIOR WRITTEN CONSENT OF THE MORTGAGEE.

     (L) THE MORTGAGOR HEREBY IRREVOCABLY APPOINTS THE MORTGAGEE ITS AGENT AND ATTORNEY-IN-FACT (WHICH APPOINTMENT IS COUPLED WITH AN INTEREST) TO OBSERVE AND PERFORM ON BEHALF OF THE MORTGAGOR THE COVENANTS AND AGREEMENTS CONTAINED IN THIS SECTION AND ANY ADVANCES MADE BY THE MORTGAGEE IN CONNECTION WITH SUCH PERFORMANCE OR OBSERVANCE SHALL BE REPAID BY THE MORTGAGOR [AND BORROWER] WITHIN TEN (10) DAYS OF DEMAND WITH INTEREST AT THE DEFAULT RATE AND THE AMOUNT SO ADVANCED, AND INTEREST THEREON, SHALL BE A LIEN UPON THE MORTGAGED PREMISES AND SHALL BE SECURED BY THIS MORTGAGE. SUCH PERFORMANCE OR OBSERVANCE BY THE MORTGAGEE SHALL NOT PREVENT THE MORTGAGOR'S FAILURE TO PERFORM OR OBSERVE FROM CONSTITUTING A DEFAULT UNDER THIS MORTGAGE.

     (M) IF THE MORTGAGOR SHALL DEFAULT UNDER ANY OF ITS OBLIGATIONS WITH RESPECT TO THE GROUND LEASE, AND SUCH DEFAULT IS NOT CURED WITHIN ANY APPLICABLE GRACE PERIOD PROVIDED FOR IN THE GROUND LEASE, OR IF THE ESTATE CREATED BY THE GROUND LEASE SHALL BE SURRENDERED, OR IF THE GROUND LEASE SHALL BE ASSIGNED, CANCELLED, TERMINATED, SUPPLEMENTED, EXTENDED, MODIFIED AND/OR AMENDED WITHOUT THE PRIOR WRITTEN CONSENT OF THE MORTGAGEE, THEN SUCH SHALL AUTOMATICALLY AND WITHOUT ANY NOTICE TO THE MORTGAGOR BY THE MORTGAGEE, BE A DEFAULT UNDER THIS MORTGAGE.]

     EXECUTED this the _______ day of __________, 1996.


Mortgagor's Address:                         MORTGAGOR:


3860 West Northwest Highway                  ___________________
Suite 300
Dallas, Texas 75220
Attention:_____________

                                             By:_________________
                                             Name:_______________
                                             Title:______________

Mortgagee's Address:

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
P.O. Box 655415
Commercial Real Estate Department
Dallas, Texas 75201
Attn: Mr. Jeff S. Lindsey
      Vice President


                   [ADD APPROPRIATE FORM OF ACKNOWLEDGMENT]

                                   EXHIBITS



Exhibit "A" - Legal Description

Exhibit "B" - Permitted Exceptions

                                   EXHIBIT X


                             NOTICE OF BORROWING

                                    [Date]


Bank One, Texas, N.A.,
as Administrative Agent under the Credit Agreement herein described 1717 Main Street, 4th Floor
Commercial Real Estate Lending
Dallas, Texas 75201


Attention:  Mr. Jeff S. Lindsey, Vice President

Ladies and Gentlemen:

The undersigned, American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), refers to the Credit Agreement dated as of July 31, 1996 (as the same may be amended or modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the Banks, the Agent, the Structuring Agent and the Administrative Agent, and hereby gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:


     (a) Business Day of the Proposed Borrowing is ___________________, 19________.

     (b) The Proposed Borrowing will be a Borrowing composed of [Prime Rate Advances] [LIBOR Rate Advances].

     (c)  The aggregate amount of the Proposed Borrowing is $_______________.

     (d) The Interest Period for each LIBOR Rate Advance made as part of the Proposed Borrowing is [______month[s]].

     (e)  The Proposed Borrowing is going to be used for:

          i.   The following acquisition of a Future Property:

Bank One, Texas, N.A.
[Date]
Page 2




          ii.  The following Capital Expenditures and FF&E:

          iii. The following working capital:

          iv:  The following other uses:

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (a) the representatives and warranties contained in the Credit Agreement and the other Security Documents are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and

     (b) no Default has occurred and remains uncured, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                         Very truly yours,

                         AMERICAN GENERAL HOSPITALITY OPERATING
                         PARTNERSHIP, L.P.

                         BY:  AGH GP, INC., its general partner

                              By:_____________________________________
                              Name:____________________________
                              Title:___________________________

                                   EXHIBIT Y

                     NOTICE OF CONVERSION OR CONTINUATION

                                    [Date]


Bank One, Texas, N.A.
as Administrative Agent under the Credit Agreement herein described 1717 Main Street, 4th Floor
Commercial Real Estate Lending
Dallas, Texas 75201

Attention:   Mr. Jeff S. Lindsey, Vice President


Ladies and Gentlemen:

The undersigned, American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), refers to the Credit Agreement dated as of July 31, 1996 (as the same may be amended or modified from time to time, the "Credit Agreement," the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation), among the Borrower, the Banks, the Structuring Agent, and the Administrative Agent, and hereby gives you irrevocable notice pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the "Proposed Borrowing") as required by Section 2.02(b) of the Credit Agreement:

     (a)  The Business Day of the Proposed Borrowing is ____________, 19___.

     (b) The Proposed Borrowing will be a Borrowing composed of [Prime Rate Advances] [LIBOR Rate Advances].

     (c) The aggregate amount of the Borrowing to be Converted or continued is $______ and consists of [Prime Rate Advances] [LIBOR Rate Advances].

     (d) The Proposed Borrowing consists of [a Conversion to [Prime Rate Advances] [LIBOR Rate Advances]] [a continuation of [Prime Rate Advances] [LIBOR Rate Advances]].

Bank One, Texas, N.A.
[Date]
Page 2




     (e) The Interest Period for each LIBOR Rate Advance made as part of the Proposed Borrowing is [_____ month[s]].

                    Very truly yours,


                    AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

                    By:  AGH GP, Inc., its general partner


                         By:_______________________________________
                         Name:__________________________
                         Title:_________________________

                                  EXHIBIT "Z"


                                   FORM OF

Recording Requested By And
When Recorded Mail to:

Bracewell & Patterson, L.L.P.
711 Louisiana, Suite 2900
Houston, Texas 77002
Attention: David W. Locascio

THE STATE OF ___________   (S)

                           (S)

COUNTY OF ______________   (S)


LESSEE ESTOPPEL, ACKNOWLEDGMENT AND SUBORDINATION AGREEMENT

     THIS LESSEE ESTOPPEL, ACKNOWLEDGMENT AND SUBORDINATION AGREEMENT (this "Agreement") is made as of the ___ day of July, 1996, by AGH LEASING, L.P., a Delaware limited partnership ("Lessee"), having an office and mailing address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Ken Barr ("Lessee"), in favor of BANK ONE, TEXAS, N.A., a national banking association, as administrative agent ("Agent") for the Banks (as hereinafter defined), having an office and mailing address at 1717 Main Street, 4th Floor, Commercial Real Estate Department, Dallas, Texas 75201, Attention: Mr. Jeff S. Lindsey, Vice President.

                                  WITNESSETH:

     WHEREAS, American General Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Borrower") Agent, as Administrative Agent, Societe Generale, Southwest Agency, as Structuring Agent, and the banks and other lenders party thereto (collectively the "Banks") have entered into a Credit Agreement dated as of ___________, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, Borrower or a subsidiary of Borrower ("Lessor") is leasing or subleasing the land described on Exhibit "A" attached hereto and the improvements, equipment, fixtures, furniture and other personal property located on such land (collectively, the "Property") to Lessee under that certain lease executed between Lessor and Lessee (the "Lease"); and

     WHEREAS, to secure Lessee's obligations to Lessor under the Lease Lessee executed or caused to be executed the following (collectively, the "Collateral Documents");

               a. the Assignment of Management Agreements executed by Lessee to Lessor in connection with the Property;

               b. the Assignment of Leases, Rents and Security Deposits executed by Lessee to Lessor in connection with the Property;

               c. the General Assignment and Agreement executed by Lessee to Lessor in connection with the Property;

               d. those instruction letters or agreements executed in connection with the Property pursuant to which upon the occurrence of certain events certain depository institutions have agreed wire transfer funds in various bank accounts of Lessee to a bank account at Agent held in the name of the Borrower;

               e. those instruction letters or agreements executed in connection with the Property pursuant to which certain credit card companies have agreed to wire transfer funds owed Lessee into certain bank accounts of Lessee;

     WHEREAS, the Borrower has executed promissory notes of even date with the Credit Agreement in favor of the Banks in the original aggregate principal amount of $100,000,000.00 (the "Notes", which term includes any modification, renewal, extension or alteration thereof); and

     WHEREAS, the payment of the indebtedness from time to time evidenced by the Notes, the payment of all other sums now or hereafter owing by Borrower or certain other parties under the Credit Agreement or under any other document or instrument now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith (the Collateral Assignment (as hereinafter defined), the Notes, the Credit Agreement, the Mortgage (as hereinafter defined), and all other documents and instruments now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith, being hereinafter referred to collectively as the "Credit Documents"), and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes and in the other Credit Documents shall be collectively referred to herein as the "Obligations");

     WHEREAS, to secure the Obligations, Lessor mortgaged the Property and Lessor's rights, title and interests under the Property (including without limitation the Lease and Lessor's rights, title and interests in and to the Lease) to Agent for the benefit of the Banks pursuant to a [DEED OF TRUST/MORTGAGE], Security Agreement, Assignment of Rents and Financing Statement (the "Mortgage") and certain other security documents (collectively, the "Security Documents");

     WHEREAS, to further secure the Obligations, Lessor pledged the Collateral Documents and Lessor's rights, title and interests under the Collateral Documents to Agent for the benefit of the Banks pursuant to a Collateral Assignment and Security Agreement (the "Collateral Assignment") between Lessor and Agent;

     WHEREAS, as a condition to the advancing of funds under the Notes, Lessee agreed to execute and deliver this Agreement;

     NOW, THEREFORE, IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by Agent to Lessee, Lessee hereby makes certain representations, covenants and agreements in favor of Agent as set forth herein.

     1.   Estoppel.
          --------

          a. The Lease and the Collateral Documents constitute the entire and only agreements between Lessor and Lessee with respect to the Property.

          b. A true and correct copy of the Lease and the Collateral Documents and all agreements, amendments, guarantees, side letters and other documents relating thereto have been previously delivered to Agent by Lessor and Lessee.

          c. The Lease and the Collateral Documents are in full force and effect. Neither the Lease, the Collateral Documents nor any interest therein has been assigned, mortgaged, pledged or otherwise encumbered by Lessee.

          d. Neither the collateral pledged to Lessor under the Collateral Documents, nor any interest therein has been assigned, mortgaged, pledged or otherwise encumbered by Lessee except to Lessor pursuant to the Collateral Documents.

          e.   Lessor does not hold any security deposit under the Lease.

          f. No default, or event that but for the passage of time or the giving of notice, or both, would constitute a default, exists under the Lease on the part of Lessor.

          g. No bankruptcy or insolvency proceedings have been instituted by, or against, Lessee.

     2.   Covenants.
          ---------

          a.   Lease. Lessee shall keep the Lease in full force and effect, and
               -----
the Lease shall not be amended, modified, waived, extended or voluntarily terminated (subject to the terms of Section 4 of this Agreement) without the prior written consent of Agent, which consent may be granted or denied in Agent's sole discretion. Lessee shall not assign the Lease or encumber all or any portion of the Property or Lessee's leasehold interest therein without the prior written consent of Agent, which consent may be granted or denied in Agent's sole discretion.

          b.   Irrevocable Directions to Pay; Payment of Rents to Lenders.
               ----------------------------------------------------------
Lessee hereby acknowledges receipt of that certain Irrevocable Direction to Pay (the "Direction to Pay") executed by Lessor and certain affiliates of Lessor. Lessee hereby agrees that Lessee shall pay all base rent, participating rent and all other amounts as may become due and payable by Lessee to Lessor under and pursuant to the Lease directly to the Agent pursuant to the Direction to Pay until such time as the Agent shall notify the Lessee that the Obligations have been paid and performed in full.

     3.   Consent; Waiver. Lessee hereby consents to the assignment of the
          ---------------
Lease, the Collateral Documents and Lessor's rights, title and interests thereunder by Lessor to Agent pursuant to the Mortgage and the Collateral Assignment as security for the repayment of the Obligations and agrees that Lessor shall not be in default under the Lease by reason of having made such assignments. Lessee acknowledges and agrees that until the Mortgage and Collateral Assignment are released (a) no consent by Lessor under the Lease shall be effective without the written consent of Agent and (b) Agent shall have the right, but not the obligation, to take any action permitted Lessor under the Lease or the Collateral Documents in connection with a default by Lessee thereunder to the extent permitted by the Credit Agreement or Security Documents.

     4.   Subordination; Foreclosure; Termination.
          ---------------------------------------

          a.   Subordination. Lessee has subordinated and does hereby
               -------------
subordinate all of its rights, liens and security interests in and to the Property and in, to and under the Lease to the following: (i) the Credit Documents; (ii) all renewals, substitutions, extensions, modifications, replacements or amendments of the Credit Documents; and (iii) the Obligations and all other indebtedness secured by the Credit Documents and all advances thereunder. Notwithstanding anything in the Lease to the contrary, no early termination fee shall be due and payable under the Lease and Lessee shall not collect any such fee prior to the repayment in full of the Obligations with no further obligation to make advances to Borrower under the Credit Agreement.

          b.   Foreclosure; Termination; Survival.  Notwithstanding anything in
               ----------------------------------
the Lease to the contrary, upon the acquisition of the Property by Agent or a nominee of Agent or the Banks by foreclosure or by deed-in-lieu of foreclosure, or by any other person through foreclosure (any of such entities or persons being referred to herein as a "Subsequent Owner"), the Lease shall be automatically terminated, without payment by the Subsequent Owner of any termination fee, penalty or liquidated damages assessed by reason of termination prior to the natural expiration of the term or terms thereof, and Lessee shall have no further right whatsoever in regard to the Property and Lessee shall vacate the same immediately. Lessee shall indemnify and hold Agent and the Banks harmless from any losses or damages suffered by them on account of the failure by Lessee to surrender possession of the Property at the time required under this Section 4. Agent's rights under this Agreement and under the Collateral Assignment and the Lessor's rights under the Collateral Documents shall survive any termination of the Lease.

     5.   Notice of Default; Agent's Right to Cure Lessor Defaults; Lessee's
          ------------------------------------------------------------------
Right to Purchase Loan.
----------------------

          a. Lessee shall deliver to Agent at the address stated above or such other address as Agent shall notify Lessee thereof in writing, by certified mail, a copy of any notice of default served upon Lessor relating to defaults of Lessor with respect to any Lease contemporaneously with the delivery of such notice to Lessor. No notice to Lessor shall be effective, no applicable cure period shall begin to run and neither Agent nor the Banks nor any person succeeding to their respective interests shall have any obligation to cure defaults of Lessor unless and until Agent has received a copy of such notice. Before Lessee may exercise any remedies available to Lessee under a Lease by virtue of Lessor's default thereunder, Agent, on behalf of Banks, shall be permitted (but shall not be obligated) to cure any such default by Lessor with respect to the Lease within thirty (30) days after receipt of such notice. If such default cannot be cured within the aforesaid thirty (30) days, then Agent shall have such additional period of time as may be necessary to cure such default, if within such thirty (30) days, Agent has commenced and is diligently pursuing the remedies necessary to cure such default (including without limitation the commencement of foreclosure proceedings if necessary to effect such a cure), in which event any remedies of Lessee under the Lease, including, without limitation, such right, if any, as Lessee might otherwise have to terminate the Lease, shall not be exercised while such remedies are being so diligently pursued. In addition, Lessee agrees to promptly deliver to Agent a copy of any written notice of default received from or given to any franchisor, licensor, manager, or liquor license company with which Lessee has entered into an agreement or contract related to the Property.

     6.   Disclaimer of Responsibility.  This Agreement shall not operate to
          ----------------------------
place any responsibility, liability or obligation whatsoever upon Agent or upon the Banks, except as expressly set forth herein.

     7.   No waiver.  Any forbearance or failure or delay by Agent or the Banks
          ---------
in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Agent or the Banks shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Agent.

     8.   Expenses.  If Lessee fails to comply with the terms of this Agreement,
          --------
Lessee shall pay all reasonable attorneys' fees and expenses actually incurred by Agent and the Banks in connection with the enforcement of this Agreement.

     9.   Representations and Warranties.  Lessee represents and warrants to
          ------------------------------
Banks as follows:

          a. Lessee is duly organized and validly existing under the laws of the State of its organization and is duly qualified to do business in all jurisdictions in which the Hotels are located.

          b. The execution, delivery and performance by Lessee of this Agreement (i) are within the power of Lessee, (ii) have been duly authorized by all requisite action of Lessee, (iii) have received all necessary governmental approvals which are applicable to Lessee, and (iv) will not violate
(a) any provision of law which is applicable to Lessee, (b) any order of any court or agency of government which is applicable to Lessee, (c) the organizational documents of Lessee, or (d) any indenture, agreement or any other instrument to which Lessee is a party or by which Lessee or its property is bound, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Lessee's property or assets.

     10.  Assignment; Binding Effect.  The Banks may assign their rights, in
          --------------------------
whole or in part, under this Agreement to any party to whom the Credit Documents are assigned, and Lessee hereby irrevocably consents and agrees to the same. Neither this Agreement nor any of the provisions contained herein shall be for the benefit of third parties whether or not specifically mentioned herein. Subject to the foregoing, this Agreement shall inure to the benefit of and bind the successors and assigns of the Banks, and, should an assignment by Lessee be permitted hereunder, shall inure to the benefit of and bind the successors and assigns of Lessee.

     11.  Governing Law.  THIS AGREEMENT AND ANY DEALINGS BETWEEN THE PARTIES TO
          -------------
THIS AGREEMENT RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR THE RELATIONSHIPS THAT ARE BEING ESTABLISHED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. WHERE APPLICABLE AND EXCEPT AS OTHERWISE DEFINED HEREIN, THE TERMS HEREOF SHALL HAVE THE

MEANINGS GIVEN THEM IN THE UNIFORM COMMERCIAL CODE, AS ENACTED IN THE STATE OF TEXAS.

     12.  Consent to Jurisdiction and Services of Process.  Lessee hereby
          -----------------------------------------------
irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States court, sitting in the State of Texas, over any suit, action or proceeding arising out of or relating to this Agreement. Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection that if may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Any such proceeding against Lessee brought in the State of Texas may be removed to a federal court of competent jurisdiction in the State of Texas. Lessee hereby agrees and consents that, in addition to any methods of service of process provided for under the laws of the State of Texas, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the State of Texas, may be made by certified or registered mail, return receipt requested, directed to Lessee at its address for notice stated herein or at a subsequent address of which Agent received actual written notice from Lessee in accordance with this Agreement, and service so made shall be complete within five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Banks to serve process in any manner permitted by law or limit the right of Banks to bring proceedings against Lessee in any other court or jurisdiction.

     13.  Waiver of Jury Trial.  Lessee hereby knowingly and voluntarily waives
          --------------------
its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any other documents executed in connection with this Agreement or any dealings between Lessee and Banks relating to the subject matter of the transactions contemplated hereby and the business relationship that is being established between them.

     The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Lessee acknowledges that this waiver is a material inducement to enter into a business relationship, that Agent and Banks have already relied on this waiver in entering into this Agreement, and that Agent and Banks will continue to rely on this waiver in their related future dealings. Lessee further warrants and represents that it has reviewed this waiver with its legal counsel and it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE

TRANSACTION MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     14.  Notices.  All notices and demand given under this Agreement shall be
          -------
in writing and shall be served by personal delivery courier service or registered or certified mail. Any such notice shall be fully prepaid and addressed to the party served at its address as set forth above. Service of any such notice or demand so made shall be deemed effective as of the date of actual delivery if sent by personal courier service, or if sent by registered or certified mail, three (3) days after the date of actual delivery as shown by the addressee's return receipt, except that service of any notice of default provided or required by law shall, if mailed, be deemed effective on the date of mailing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives under seal as of the day and year first above written.

                                        LESSEE:

Signed, sealed and                      AGH LEASING, L.P.,
delivered in the presence of:           a Delaware limited partnership

__________________________________      By:  ___________________
Unofficial Witness                           its general partner


                                             By:________________________
___________________________________          Name:______________________
Notary Public                                Title______________________

My Commission Expires:

[AFFIX NOTARIAL SEAL]

                                        AGENT:

Signed, sealed and                      BANK ONE, TEXAS, N.A.
delivered in the presence of:

__________________________________      By:  _______________________
Unofficial Witness                      Name:_______________________

                                              Title:______________________

_________________
Notary Public

My Commission Expires:

[AFFIX NOTARIAL SEAL]

                                 EXHIBIT "AA"

                                   FORM OF:
                          PROPERTY ADJUSTMENT REPORT

     This Property Adjustment Report is executed this ___ day of ________, 1996 and is prepared pursuant to Section 2.14 of that certain Credit Agreement (the "Agreement") between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks parties to the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified by the
Agreement:

                              Borrowing Base as
                              of last Borrowing    Property       Adjusted
                              Base Certificate    Adjustment  Borrowing Base

1.  Real Estate Value            $______           $______       $______

2.  Line 1 above multiplied
    by 40%                       $______           $______       $______

3.  The trailing twelve
    months Borrowing Base
    EBITDA                       $______           $______       $______

4.  Line 3 above multiplied
    by five (5)                  $______           $______       $______

5.  BORROWING BASE
    (Lesser of Lines 2 and 4)    $______           $______       $______

    The Borrower has caused this Property Adjustment Report to be executed this _____ day of _________, 199__.


                                        AMERICAN GENERAL HOSPITALITY
                                          OPERATING PARTNERSHIP, L.P.

                                        By:  AGH GP, Inc., its general partner

                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________

                                 EXHIBIT "BB"

                             PROPERTY CERTIFICATE

     This Property Certificate is executed this ___ day of ___________, 1996 and is prepared pursuant to Section 3.04 of that certain Credit Agreement (the "Agreement") between AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), SOCIETE GENERALE, SOUTHWEST AGENCY, as Structuring Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, and the Banks parties to the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified by the Agreement.

     This Property Certificate is being given in connection with the following Hotel Property: _______________________________________________________________.

     I, __________________, hereby certify that I am the duly elected representative of __________________________________________, a
________________________, and hereby further certify that a true and correct copy of the following documents relating to or for such Hotel Property are attached hereto as Exhibits A-[K].

     Exhibit A:   The Franchise Agreement;

     Exhibit B:   The Management Agreement;

     Exhibit C:   The Participating Lease;

     Exhibit D:   The List of the Personal Property for such Hotel Property;

     Exhibit E:   The Acquisition Agreements;

     Exhibit F:   A rent roll for the Hotel Property identifying all rentable space within the Hotel Property, the tenant, concessionaire or licensee (or if vacant, identified as vacant), the monthly rental payable (including any adjustments to operating expenses), the date through which rent is paid, the termination date of each such leases, concessions and licenses and a delinquency report.

     Exhibit G:   The occupancy permit;

     Exhibit H:   The liquor license for such Hotel Property;

     Exhibit I: The Liquor License Concession Agreement and any other agreements related to the liquor license(s);

     [Exhibit J:   The Property Owner's articles of incorporation, by-laws,
                   partnership agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership or corporate, as applicable, authorizations authorizing the execution, delivery and performance of the Security Documents all certified to be true and complete by a duly authorized officer of such Property Owner; and]

     [Exhibit K:   If the Hotel Property is subject to a Ground Lease, the
                   Ground Lease.]

     IN WITNESS WHEREOF, I have hereto set my hand this ____ day of ___________________, 199___.


                                        _______________________________,
                                        a __________________


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                 EXHIBIT "CC"

                                    FORM OF

                              SECURITY AGREEMENT


     This Security Agreement dated as of July ____, 1996 (as may be hereafter amended or otherwise modified from time to time, this "Agreement") is made by AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), and the other undersigned entities (the Borrower and the other signatories being collectively referred to herein as "Debtor") having an office and mailing address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Ken Barr in favor of BANK ONE, TEXAS, N.A., a national banking association, as administrative agent ("Secured Party") for the Banks (as hereinafter defined), having an office and mailing address at 1717 Main Street, 4th Floor, Commercial Real Estate Department, Dallas, Texas 75201, Attention: Mr Jeff S. Lindsey, Vice President.

                                  WITNESSETH:

     WHEREAS, Borrower, Secured Party, as Administrative Agent, Societe Generale, Southwest Agency, as Structuring Agent, and the banks and other lenders party thereto (collectively the "Banks") have entered into a Credit Agreement dated as of ___________, 1996 (as amended or other wise modified from time to time, the "Credit Agreement"); and

     WHEREAS, the Borrower has executed promissory notes of even date with the Credit Agreement in favor of the Banks in the original aggregate principal amount of $100,000,000.00 (the "Notes", which term includes any modification, renewal, extension or alteration thereof); and

     WHEREAS, the Notes were executed and delivered to Secured Party and the Banks, and shall be due and payable in accordance with the Credit Agreement; and

     WHEREAS, the terms and provisions of the Notes and Credit Agreement are incorporated herein by reference and made a part of this Agreement to the same extent as though set forth in full herein; and

     WHEREAS, as a condition to the acceptance of the Notes and the making of the credit facility evidenced by the Credit Agreement (the "Credit Facility"), Debtor agreed to execute and deliver this Agreement to secure the payment of the indebtedness from time to time evidenced by the Notes, the payment of all other sums now or hereafter owing by Debtor hereunder, under the Credit Agreement or under any other document or instrument now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith (this Agreement, the Notes, the Credit Agreement and all other documents and instruments now or hereafter evidencing or securing the aforesaid indebtedness or otherwise executed in connection herewith or therewith, being hereinafter referred to collectively as the "Credit Documents"), and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein, in the Notes and in the other Credit Documents;

     NOW THEREFORE, and for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Secured Party to Debtor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

     1.   Definitions.  Unless otherwise defined in this Agreement, each
          -----------
capitalized term shall have the meaning given to such term in the Credit Agreement. Any terms used in this Security Agreement that are defined in the Texas Business and Commerce Code ("UCC") shall have the meaning assigned to those terms by the UCC, whether specified elsewhere in this Security Agreement or not.

     2.   Assignment.  To secure the payment of this indebtedness from time to
          ----------
time evidenced by the Notes, the payment of all other sums now or hereafter owing by the Debtor hereunder, under the Credit Agreement or any other Credit Document and the performance and observance of all covenants, agreements, conditions and other provisions set forth herein in the Notes, the Credit Agreement or any other Credit Document (collectively the "Obligations"), and to charge the properties, interests and rights hereinafter described with such payment, performance and observance, Debtor hereby assigns as security to Secured Party, and hereby grants to Secured Party, a continuing security interest in the following and Debtor's right, title and interest in, to and under the following (collectively, the "Collateral"):

          a.   Equipment.  All equipment and vehicles of every kind and
               ---------
     description (collectively herein called the "Equipment");

          b.   Accounts.  All accounts and all rights to payment owing or to be
               --------
     owing to Debtor, wherever the records for such accounts and rights to payment are held, including all instruments and chattel paper, wherever located, that represent (i) any right of Debtor to payment for services rendered, whether or not it has been earned by performance, or (ii) any right of Debtor to repayment on account of a loan or intercompany advance of funds made by Debtor to any Person, whether or not evidenced by a promissory note (all such accounts, instruments, and chattel paper being the "Accounts");

          c.   General Intangibles. All general intangibles relating to, or
               -------------------
     existing in connection with, any Hotel Property or the other Collateral (all such general intangibles being "General Intangibles");


          d.   Bank Accounts.  The bank accounts of Borrower and the undersigned
               -------------
     described on Exhibit "A" attached hereto held with the Secured Party and all Liquid Investments held in such accounts;

          e.   Records. All ledger sheets, files, records, and documents
               -------
     relating to the Hotel Properties and the foregoing Collateral; and

          f.   Proceeds. All proceeds of the foregoing Collateral and, to the
               --------
     extent not otherwise included, all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing Collateral.

     3.   Power and Authority. Debtor has full power and authority to make this
          -------------------
agreement.


     4.   Obligations and This Agreement. Debtor shall perform promptly all
          ------------------------------
agreements herein, in the Note, and in the other Credit Documents to which they are a party. Debtor agrees that any amounts paid to Secured Party pursuant to this Agreement shall be applied in accordance with the provisions of the Credit Agreement.

     5.   Ownership of Collateral. At the time Debtor assigns and grants to
          -----------------------
Secured Party a security interest in any Collateral, Debtor shall be the absolute owner thereof and shall have the right to assign and grant such security interest. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created.

     6.   Delivery of Collateral. Debtor covenants and warrants that Debtor, if
          ----------------------
requested by Secured Party, will provide to Secured Party, a current, true and complete copy of the Collateral or list of the Collateral, as applicable, until Debtor satisfies the Obligations in full.

     7.   Events of Default. An "Event of Default" under the Credit Agreement
          -----------------
shall be deemed an Event of Default hereunder ("Event of default").

     8.   Remedies of Secured Party. When an Event of Default occurs, at any
          -------------------------
time thereafter during the continuance of the Default, Secured Party, without notice, may take all actions permitted under the Credit Documents and exercise any rights under the Uniform Commercial Code of the State of Texas (the "Uniform Commercial Code"), rights and remedies of Secured Party under this Agreement, or otherwise. Secured party may require Debtor to assemble the Collateral and make it available to Secured Party at a place which is reasonably convenient to both parties. Unless the Collateral threatens to decline quickly in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include Secured Party's reasonable attorney's fees and legal expenses. Secured Party shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Debtor shall be entitled to any surplus and shall be liable to Secured Party for any deficiency. The proceeds of any disposition after default available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner as Secured Party in its discretion shall decide.

     9.   Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party,
          ----------------
and any officer or agent of Secured Party as Secured Party may select in its sole discretion, as Debtor's true and lawful attorney-in-fact, with full power of substitution (a) from and after the occurrence and during the continuance of an Event of Default, to (i) endorse Debtor's name on all applications, documents, paper and instruments necessary or desirable for Secured Party in the use of the Collateral or (ii) take any other actions with respect to the Collateral as Secured Party deems in the best interest of Secured Party, and (b) from and after the occurrence and during the continuance of an Event of Default, to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to anyone. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until the Obligations shall have been paid in full and discharged or the security interests granted to Debtor by this Security Agreement have been released.

     10.  Rights Cumulative. All of Secured Party's rights and remedies with
          -----------------
respect to the Collateral, whether established by this Agreement, by the Notes, by any other Credit Documents, or by law shall be cumulative and may be exercised singularly or concurrently. Debtor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Secured Party under the Notes or any other Credit Document, but rather is intended to facilitate the exercise of such rights and remedies. Secured Party shall have, in addition to all other rights and remedies given to it by terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral or Debtor may be located.

     11.  Additional Documents. Debtor shall sign any papers furnished by
          --------------------
Secured Party which are necessary or desirable in the judgment of Secured Party to obtain, maintain and perfect the security interest hereunder and to enable Secured Party to comply with any federal or state law in order to obtain or perfect Secured Party's interest in the Collateral or to obtain proceeds of the Collateral.

     12.  Amendments, Etc. No amendment or waiver of any provision of this
          ---------------
Agreement nor consent to any departure by Debtor from this Agreement, shall be effective unless the same is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     13.  Governing Law. This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Texas and the relevant laws of the United States of America.

     14.  Recordation and Filing.  Secured Party shall have the continuing right
          ----------------------
to record or file a copy of this Agreement in any public records that Secured Party desires.

     15.  Subordination.  Debtor has subordinated and does hereby subordinate
          -------------
all of its rights, liens and security interests in and to the Collateral to the following: (i) the Credit Documents; (ii) all renewals, substitutions, extensions, modifications, replacements or amendments of the Credit Documents; and (iii) the Obligations and all other indebtedness secured by the Credit Documents and all advances thereunder.

     16.  Credit Agreement.  To the extent that any of the terms or provisions
          ----------------
of this Agreement are inconsistent with the terms or provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

     17.  Complete Agreement.  THIS WRITTEN AGREEMENT, THE NOTES AND ALL OTHER
          ------------------
CREDIT DOCUMENTS ENTERED INTO BETWEEN THE PARTIES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed as of the date first set forth above.

                         DEBTOR:

                         AMERICAN GENERAL HOSPITALITY
                             OPERATING PARTNERSHIP, L.P.

                         By: AGH GP, Inc., its general partner

                             By:______________________________
                             Name:____________________________
                             Title:___________________________


                         AGH UPREIT, LLC, a Delaware limited liability
                             company

                         By: American General Hospitality Corporation,
                             member

                             By:______________________________
                             Name:____________________________
                             Title:___________________________

                              3100 GLENDALE JOINT VENTURE.
                              an Ohio general partnership

                              By:   AGH UPREIT, LLC, its partner

                                    By:   American General Hospitality
                                          Corporation, member

                                          By:______________________
                                          Name:____________________
                                          Title:___________________

                                 BY:  American General Hospitality Operating
                                      Partnership, L.P., member

                                      BY: AGHGP Inc., its general partner,

                                              By:______________________
                                              Name:____________________
                                              Title:___________________

                                 BY:  American General Hospitality Operating
                                      Partnership, L.P., general partner

                                      BY: AGH GP, Inc., general partner,

                                              By:______________________
                                              Name:____________________
                                              Title:___________________

                              MDV LIMITED PARTNERSHIP
                              a Texas limited partnership


                              BY:   AGH UPREIT, LLC, its general partner

                                    BY:   American General Hospitality
                                          Corporation, member

                                          By:______________________
                                          Name:____________________
                                          Title:___________________

                                    By:  American General Hospitality Operating
                                         Partnership, L.P., member

                                         BY: AGH GP.Inc., general partner

                                              By:______________________
                                              Name:____________________
                                              Title:___________________

MADISON MOTEL ASSOCIATES


                                        a Wisconsin general partnership



                                   By: AGH UPREIT, LLC, its partner


                                        By:  American General Hospitality
                                             Corporation, member



                                             By:


                                             Name:


                                             Title:


                                        By:  American General Hospitality
                                             Operating Partnership, L.P., its
                                             partner


                                             By: AGH GP, Inc., general
                                                 partner



                                             By:


                                             Name:


                                             Title:


                                   By:  American General Hospitality Operating
                                        Partnership, L.P., member


                                        By:  AGH GP, Inc., its general
                                             partner



                                        By:


                                        Name:


                                        Title:

                                   183 HOTEL ASSOCIATES, LTD.,
                                   a Texas limited partnership


                                   By: AGH UPREIT LLC, its general partner


                                        By:  American General Hospitality
                                             Corporation, member



                                             By:


                                             Name:


                                             Title:


                                        By:  American General Hospitality
                                             Operating Partnership, L.P.,
                                             member


                                             By:  AGH GP, Inc.,
                                                  general partner



                                                  By:


                                                  Name:


                                                  Title:

                                   RICHMOND WILLIAMSBURG ASSOCIATES,
                                   LTD., a Texas limited partnership


                                   By:  AGH UPREIT LLC, its general partner


                                        By:  American General Hospitality
                                             Corporation, member



                                             By:


                                             Name:


                                             Title:



                                        By:  American General Hospitality
                                             Operating Partnership, L.P.,
                                             member


                                             By:  AGH GP, Inc.,
                                                  general partner



                                                  By:


                                                  Name:


                                                  Title:

                                   2929 WILLIAMS LIMITED LIABILITY COMPANY, a Delaware limited liability company


                                   By:  AGH UPREIT, LLC


                                        By:  American General Hospitality
                                             Corporation, member



                                             By:


                                             Name:


                                             Title:


                                        By:  American General Hospitality
                                             Operating Partnership, L.P.,
                                             member


                                             By:  AGH GP, Inc., general
                                                  partner



                                             By:


                                             Name:


                                             Title:


                                   By:  American General Hospitality Operating
                                        Partnership, L.P., its member


                                        By:  AGH GP, Inc., general partner



                                             By:


                                             Name:


                                             Title:



                                   AGH GP, INC., its general partner


                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:____________________________________


                                   SECURED PARTY

                         BANK ONE, TEXAS, N.A.

                         By:____________________
                         Name:__________________
                         Title:_________________

---------------------------COMPARISON OF FOOTERS--------------------------------

-FOOTER 1-

-1-

-FOOTER 2-
LOCADW\78305\006471


DALLAS\53118.2


7/17/96--9:52 pm

This redlined draft, generated by CompareRite - The Instant Redliner shows the differences between - original document :I:\DOCSOPEN\LOCADW\0053118.01 and revised document: I:\DOCSOPEN\LOCADW\0053118.02

CompareRite found  21 change(s) in the text
CompareRite found   2 change(s) in the notes

Deletions appear as struck-through text
Additions appear as bold+dbl underlined text

                                 EXHIBIT "DD"

                       [LETTERHEAD OF BATTLE FOWLER LLP]

                                 July 31, 1996

Societe General
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, Texas 75201

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Commercial Real Estate Department Lending
Dallas, Texas 75201

          Re: Credit Facility (the "Credit Facility") of up to $100 million to American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement (the "Credit Agreement") by and between the Borrower and Societe Generale, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the "Structuring Agent"); Bank One, Texas, N.A., as Administrative Agent (the "Administrative Agent"); and the banks and other financial institutions party thereto (collectively referred to herein as the "Banks")
               -----------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to the Borrower, in connection with the Credit Facility. This opinion is being furnished pursuant to Section 3.01 of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                             BATTLE FOWLER LLP                           PAGE 2

          In connection with this option, we have examined the following materials:

          (a) the Credit Agreement and the documents executed and delivered in connection therewith identified on Schedule I hereto (collectively referred to herein as the "Credit Documents");

          (b) the certificate of limited partnership, as amended (the "Partnership Certificate"), of the Borrower, as certified by the Secretary of State of Delaware, as being as a true and correct copy of such document as filed in the office of the Secretary of State;

          (c) the amended and restated articles of incorporation (the "Charter") of American General Hospitality Corporation (the "Company"), as certified by the State Department of Assessments and Taxation of the State of Maryland as being a true and complete copy of such document as filed in the office of the State Department of Assessments and Taxation (the "SDAT");

          (d) the amended and restated agreement of limited partnership (the "Operating Partnership Agreement") of the Borrower, dated as of July ___, 1996, as certified by the Secretary of AGH GP, Inc., a Nevada corporation ("AGH GP"), as general partner of the Borrower, on the date hereof as being complete, correct and in effect;

          (e) the partnership agreement, as amended, of each partnership other than the Borrower (collectively, the "Partnership Subsidiaries") that are identified as a Property in Partnership in Schedule II hereto, in each case, as certified by a general partner of such partnership as of the date hereof as being complete, correct and in effect;

          (f) the operating agreement, as amended, and the certificate of formation, as amended, of each of the limited liability companies identified on
Schedule II hereto (the "LLC Subsidiaries" and together with the Partnership Subsidiaries the "Subsidiaries") as certified by an official of the office of the jurisdictions of formation in which such certificate of formation is filed on the date indicated on such certificate as being a true and complete copy of such document as filed in such office;

          (g) the Bylaws of the Company as certified by the Secretary of the Company and as the case may be, as of the date hereof as being complete, correct and in effect;

          (h) certificates of good standing issued by the States of Formation of the Borrower, the Company and the Subsidiaries;

                               BATTLE FOWLER LLP                          PAGE 3

          (i) resolutions of the members of AGH UPREIT LLC, and resolution of AGH UPREIT LLC, as certified by the members of AGH UPREIT LLC as of the date hereof as being complete, correct and the effect;

          (j) a certificate of the Secretary of the Company and each Corporate Subsidiary, dated as of the date hereof, as to the incumbency and signatures of certain officers of the Company or such Corporate Subsidiary;

          (k)  an executed copy of each of the Credit Documents; and

          (l) the other instruments and documents delivered at today's closing, including certificates or telegrams of public officials as to matters set forth therein and certificates of representatives of the Borrower as to matters set forth therein.

          In rendering this opinion, we have assumed the capacity to sign and the genuineness of all signatures of all persons executing agreements, instruments or documents examined or relied upon by us, the authenticity of all agreements, instruments or documents submitted to us as originals and the conformity with the original agreements, instruments or documents of all agreements, instruments or documents submitted to us as copies.

          We have also assumed that as to all parties other than the Borrower, the Company and the Subsidiaries, the due authorization, execution, acknowledgement as indicated thereon and delivery of documents referred to herein, and the validity, binding effect and enforceability thereof against all parties thereto other than the Borrower, the Company, AGH GP, and the Subsidiaries and that each of the Banks has full power, authority and legal right, under its charter and other governing documents and all applicable laws to execute, deliver and perform their respective obligations under the Credit Agreement and the other documents referred to therein and herein to which it is a party.

          With respect to matters of fact, we have relied upon the written statements and certificates of officers of AGH GP (on behalf of the Borrower), and authorized representatives of the LLC Susidiaries and the general partners of the Partnership Subsidiaries (including, without limitation, the certificate attached hereto as Exhibit A, referred to herein as the "Officers Certificate"),
                   ---------
representations made by the Borrower in the Credit Agreement, and certificates of public officials. Where matters are stated to be "to the best of our knowledge" or "known to us," our knowledge is limited to the actual knowledge of those attorneys in our office who have directly participated in this engagement, their

                              BATTLE FOWLER LLP                          PAGE 4


review of documents provided to us by the Borrower, the Company and the Subsidiaries in connection with this engagement and inquiries of officers of AGH GP and the Company, the results of which are reflected in the Officers Certificate. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, including the organization, existence, good standing, assets, business or affairs of the Borrower, the Company, or any Subsidiary.

          Insofar as our opinion relates to (i) matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll addressed to us, dated the date hereof, a copy of which is attached hereto as Exhibit B.
                                                             ---------

          Insofar as our opinion relates to matters of Ohio, Wisconsin, Texas or Nevada law, we have relied exclusively upon the opinions of McDonald, Hopkins, Buske & Harber Co., Foley & Lardner, Kane, Russel, Coleman & Logan and McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP. A copy of each such opinion is attached hereto as Exhibit C, Exhibit D, Exhibit E and Exhibit F.
                      ---------  ---------  ---------     ---------

          We are not admitted to practice law in any jurisdiction other than the State of New York and we do not express any opinion as to the laws of any states or jurisdictions except as to New York law, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal law of the United States of America.

          Upon the basis of and subject to the foregoing and solely in reliance thereon, we are of the opinion that:

          1. Each of the Borrower and the Subsidiaries, is a limited partnership, general partnership or limited liability company duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and to execute and perform their respective obligations under the Credit Documents to which they are a party.

          2. The execution and delivery of, and the performance by the Borrower and the Subsidiaries of their respective obligations under the Credit Documents have been duly and validly authorized.

                                BATTLE FOWLER LLP                         PAGE 5


          3. Each of the Credit Documents has been duly executed and delivered by the parties thereto.

          This opinion is being rendered to you and the other Banks and the Bank's respective counsel for your and their sole use and may not be made available to or relied upon by any other person, firm or entity without our express prior written consent except for future Banks or participants in the Credit Facility.

                                                  Very truly yours,

                                  SCHEDULE I
                                  ----------
                               CREDIT DOCUMENTS
                               ----------------

A.   GENERAL DOCUMENTS

     4. Credit Agreement, between American General Hospital Operating Partnership, L.P. (the "OP"), Bank One, Texas, N.A. ("Bank One"), Societe Generale ("SG") and the banks;

     5. Manager's Consent and Agreement by American General Hospitality Inc. (the "Manager") and AGH Leasing ("Lessee") in favor of Bank One, SG and the banks;

     6. Environmental Indemnification Agreement by American General Hospitality Corporation ("AGHC"), AGH UPREIT LLC ("AGH UPREIT") and each of the Property Ownership Entities in favor of Bank One, SG and the banks;

     7. Guaranty and Contribution Agreement by American General Hospitality Corporation ("AGHC"), AGH UPREIT, and each of the Property-Owning Entities;

     8. Note(s) in the aggregate amount of $100,000,000 executed by the OP in favor of Bank One, SG and the Banks;

     9. Security Agreement to be executed by the OP in favor of Bank One and each of the Property Owning Entities;

     10. Letter Agreement regarding cash management between the OP, the property Owning Entities and Bank One;

B.   HOLIDAY INN PARK CENTER PLAZA, SAN JOSE

     11. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

     12.  Pledge Agreement by Steve D. Jorns in favor of Lessee;

     13. Assignment of Leases, Rents and Security Deposits by Lessee in favor of Borrower;

     14.  Assignment of Management Agreements by Lessee in favor of Borrower;

     15.  General Assignment and Agreement by Lessee in favor of Borrower;

     16. Collateral Assignment and Security Agreement by Borrower in favor of Bank One;

     17. Liquor License Company Consent and Agreement between Lessee and SJBMI in favor of Bank One, SG and the banks;

   18.    Assignment of Lease and Rents between Borrower and Bank One;

   19. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement by Borrower for the benefit of Bank One;

   20.    Depository Account Agreement between Lessee, Owner and the local bank;

   21.    Depository Account Agreement between Lessee, Borrower and Bank One;

   22. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

   23.    Irrevocable direction letter to pay by Borrower to Lessee.

C. HOLIDAY INN MISSION VALLEY, SAN DIEGO

   24. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

   25.    Pledge Agreement by Steve D. Jorns in favor of Lessee;

   26. Assignment of Leases, Rents and Security Deposits, between Lessee in favor of Borrower;

   27. Assignment of Management Agreements between Lessee in favor of Borrower;

   28.    General Assignment and Agreement by Lessee and in favor of Borrower;

   29. Collateral Assignment and Security Agreement, which by Borrower in favor of Bank One;

   30. Liquor License Company Consent and Agreement by Lessee and SDBMI in favor of Bank One, SG and the banks;

   31.    Assignment of Leases and Rents between Borrower and Bank One;

   32. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement by Borrower for the benefit of Bank One;

   33.    Depository Account Agreement between Lessee, Owner and the local bank;

   34.    Depository Account Agreement between Lessee, Owner and Bank One;

   35. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

   36.    Irrevocable direction letter to pay by Owner to Lessee.

D. DAYS INN OCEAN CITY

   37. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

   38. Assignment of Leases, Rents and Security Deposits by Lessee in favor of Borrower;

   39.    Assignment of Management Agreements by Lessee in favor of Borrower;

   40.    General Assignment and Agreement by Lessee in favor of borrower;

   41. Collateral Assignment and Security Agreement by Borrower in favor of Bank One;

   42.    Assignment of Leases and Rents between Borrower and Bank One;

   43. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement by Borrower in favor of Bank One;

   44.    Depository Account Agreement between Lessee, Owner and the local bank;

   45.    Depository Account Agreement between Lessee, Owner and Bank One;

   46. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

   47.    Irrevocable direction letter to pay by Owner to Lessee.

E. LE BARON AIRPORT HOTEL

     48. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

     49.  Pledge Agreement by Steve D. Jorns and Lessee;

     50. Assignment of Leases, Rents and Security Deposits by Lessee in favor of Borrower;

     51.  Assignment of Management Agreements by Lessee in favor of Borrower;

     52.  General Assignment and Agreement by Lessee and in favor of Borrower;

     53. Collateral Assignment and Security Agreement by Borrower in favor of Bank One;

     54. Liquor License Company Consent and Agreement by Lessee and LBBMI in favor of Bank One, SG and the banks;

     55.  Assignment of Leases and Rents by Lessor in favor of Bank One;

     56. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement by Borrower for the benefit of Bank One;

     57.  Depository Account Agreement between Lessee, Owner and the local bank;

     58.  Depository Account Agreement between Lessee, Owner and Bank One;

     59. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

     60.  Irrevocable direction letter to pay by Owner to Lessee.


F.   FRED HARVEY ALBUQUERQUE HOTEL

     61. Lessee Estoppel Acknowledgment and Subordination Agreement, executed by Lessee in favor of Bank One, SG and the banks;

     62.  Pledge Agreement by Steve D. Jorns and Lessee;

     63. Assignment of Leases, Rents and Security Deposits by Lessee in favor of Borrower;

     64.  Assignment of Management Agreements by Lessee in favor of Borrower;

     65.  General Assignment and Agreement by Lessee in favor of Borrower;

     66. Collateral Assignment and Security Agreement by Borrower in favor of Bank One;

     67. Liquor License Company Consent and Agreement by Lessee and [Albuquerque Beverage Management, Inc.] in favor of Bank One, SG and the banks;

     68.  Assignment of Leases and Rents by Lessor in favor of Bank One;

     69. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement by Borrower for the benefit of Bank One;

     70.  Depository Account Agreement between Lessee, Owner and the local bank;

     71.  Depository Account Agreement between Lessee, Owner and Bank One.

     72. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

     73.  Irrevocable direction letter to pay by Owner to Lessee.


G.   HOLIDAY INN NEW ORLEANS AIRPORT

     74. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

     75.  Pledge Agreement by Steve D. Jorns and Lessee;

     76. Assignment of Leases, Rents and Security Deposits by Lessee in favor of 2929 Williams Limited Liability Company;

     77. Assignment of Management Agreements by Lessee in favor of Owner ("Owner");

     78.  General Assignment and Agreement by Lessee in favor or Owner;

     79. Collateral Assignment and Security Agreement by Owner in favor of Bank One;

     80. Liquor License Company Consent and Agreement by Lessee and [Kenner Beverage Management, Inc.] in favor of Bank One, SG and the banks;

     81.  Assignment of Leases and Rents by Owner in favor of Bank One;

     82. Mortgage, Security Agreement, Assignment of Rents and Financing Statement by Owner in favor of Bank One;

     83.  Depository Account Agreement between Lessee, Owner and the local bank;

     84.  Depository Account Agreement between Lessee, Owner and Bank One;

     85. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

     86.  Irrevocable direction letter to pay by Owner to Lessee.


H.   HILTON HOTEL - TOLEDO

     87. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

     88.  Pledge Agreement by Steve D. Jorns and Lessee;

     89. Assignment of Leases, Rents and Security Deposits by Lessee in favor of 3100 Glendale Joint Venture ("Owner");

     90.  Assignment of Management Agreements by Lessee in favor of Owner;

     91.  General Assignment and Agreement by Lessee in favor of the Owner;

     92. Collateral Assignment and Security Agreement by Owner in favor of Bank One;

     93. Liquor License Company Consent and Agreement by Lessee and [Ohio Beverage Management, Inc.] in favor of Bank One, SG and the banks;

     94.  Assignment of Leases and Rents by Owner in favor of Bank One;

     95. Mortgage, Security Agreement, Assignment of Rents and Financing Statement to be signed by Owner in favor of Bank One;

     96.  Depository Account Agreement between Lessee, Owner and the local bank;

     97.  Depository Account Agreement between Lessee, Owner and Bank One;

     98. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

     99.  Irrevocable direction letter to pay by Owner to Lessee.


I.   HOTEL MAISON DE VILLE

     100. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

     101. Pledge Agreement by Steve D. Jorns in favor of Lessee;

     102. Assignment of Leases, Rent and Security Deposits by Lessee in favor of the MDV Limited Partnership ("Owner");

     103. Assignment of Management Agreements by Lessee in favor of the Owner;

     104. General Assignment and Agreement by Lessee in favor of Owner;

     105. Collateral Assignment and Security Agreement by Owner in favor of Bank One;

     106. Liquor License Company Consent and Agreement by Lessee and [American General Hospitality of Louisiana] in favor of Bank One, SG and the banks;

     107. Assignment of Leases and Rents by Owner in favor of Bank One;

     108. Mortgage, Security Agreement, Assignment of Rents and Financing Statement to be signed by MDV Limited Partnership in favor of Bank One;

     109. Depository Account Agreement between Lessee, Owner and the local bank;

   110.   Depository Account Agreement between Lessee, Owner and Bank One;

   111. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

   112.   Irrevocable direction letter to pay by Owner to Lessee.

J. HOLIDAY INN SELECT - MADISON

   113. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

   114.   Pledge Agreement, executed by Craig Stark in favor of Lessee;

   115. Assignment of Leases, Rents and Security Deposits by Lessee in favor of the Madison Motel Associates ("Owner");

   116.   Assignment of Management Agreements by Lessee in favor of Owner;

   117.   General Assignment and Agreement by Lessee in favor of Owner;

   118. Collateral Assignment and Security Agreement by Owner in favor of Bank One;

   119. Liquor License Company Consent and Agreement by Lessee and [Madison Lounge Incorporated] in favor of Bank One, SG and the banks;

   120.   Assignment of Leases and Rents by Lessor in favor of Lender;

   121. Mortgage, Security Agreement, Assignment of Rents and Financing Statement by Owner in favor of Bank One.

   122.   Depository Account Agreement between Lessee, Owner and the local bank;

   123.   Depository Account Agreement between Lessee, Owner and Bank One;

   124. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

   125.   Irrevocable direction letter to pay by Owner to Lessee.

K. HOLIDAY INN DALLAS DFW WEST

   126. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

   127.   Pledge Agreement by Steve D. Jorns in favor of Lessee;

   128. Assignment of Leases, Rents and Security Deposits by Lessee in favor of 183 Hotel Associates, Ltd ("Owner');

   129.   Assignment of Management Agreements by Lessee in favor of the Owner;

   130.   General Assignment and Agreement by Lessee in favor of Owner;

   131. Collateral Assignment and Security Agreement by each Owner in favor of Bank One;

   132. Liquor License Company Consent and Agreement by Lessee and [Elf Management, Inc.] in favor of Bank One, SG and the banks;

   133.   Assignment of Leases and Rents by Owner in favor of Bank One;

   134. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement by 183 Hotel Associates, Ltd. in favor of Bank One;

   135.   Depository Account Agreement between Lessee, Owner and the local bank;

   136.   Depository Account Agreement between Lessee, Owner and Bank One;

   137. Credit Card Receivables direction letter by Lessee to the Credit Card Companies;

   138.   Irrevocable direction letter to pay by Owner to Lessee.

L. HAMPTON INN RICHMOND AIRPORT

   139. Lessee Estoppel Acknowledgment and Subordination Agreement by Lessee in favor of Bank One, SG and the banks;

     140. Assignment of Leases, Rents and Security Deposits by Lessee in favor of Richmond Williamsburg Associates, Ltd. ("Owner");

     141. Assignment of Management Agreements by Lessee in favor of Owner;

     142. General Assignment and Agreement by Lessee in favor of Owner

     143. Collateral Assignment and Security Agreement, executed by Owner in favor of Bank One;

     144. Assignment of Leases and Rents by Owner in favor of Bank One;

     145. Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement by Owner in favor of Bank One;

     146. Depository Account Agreement between Lessee, Owner and the local bank;

     147. Depository Account Agreement between Lessee, Owner and Bank One;

     148. Credit Card Receivables direction letter by Lessee to the Credit Card Compaines;

     149. Irrevocable direction letter to pay by Owner to Lessee.

                                  Schedule II
                                  -----------

ENTITY                                               STATE OF FORMATION
------                                               -------------------

LLC Subsidiaries
----------------

AGH UPREIT LLC                                              Delaware

2929 Williams Limited                                       Delaware
  Liability Company

Partnership Subsidiaries
------------------------
3100 Glendale Joint                                          Ohio
  Venture (Ohio General Partnership)

MDV Limited Partnership (Texas limited partnership)          Texas

Madison Motel Associates (Wisconsin general partnership)    Wisconsin

183 Hotel Associates, Ltd. (Texas limited partnership)       Texas

Richmond Williamsburg Associates, Ltd. (Texas limited        Texas
partnership)

                                   Exhibit A
                                   ---------

                             OFFICERS CERTIFICATE

                                  Exhibit B
                                  ---------

                [Opinion of Ballard Spahr Andrews & Ingersoll]

                                  Exhibit C
                                  ---------

[Opinion of McDonald Hopkins, Buske & Harber Co. related to matters of Ohio law]

                                   Exhibit D
                                   ---------

       [Opinion of Foley & Lardner related to matters of Winconsin law]

                                   Exhibit E
                                   ---------

  [Opinion of Kane, Russel, Coleman & Logan related to matters of Texas law]

                       [LETTERHEAD OF BATTLE FOWLER LLP]

                                July ____, 1996

Societe Generale
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, Texas 75201

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Real Estate Department
Dallas, Texas 75201

          Re: Credit Facility (the "Credit Facility") of up to $100 million to American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement (the "Credit Agreement") by and between the Borrower and Societe Generale, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the "Structuring Agent"); Bank One, Texas, N.A., as Administrative Agent (the "Administrative Agent"); and the banks and other financial institutions party thereto (collectively referred to herein as the "Banks")
               ----------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to AGH Leasing, L.P., a Delaware limited partnership, in connection with the Credit Facility. This opinion is being furnished pursuant to section 3.01 of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                              BATTLE FOWLER LLP                       PAGE 2

          In connection with this opinion, we have examined the following materials:

          (a) the documents that Lessee executed and delivered in connection with the Credit Agreement identified on Schedule I hereto (collectively referred to herein as the "Lessee Documents");

          (b) the certificate of limited partnership, as amended (the "Partnership Certificate"), of Lessee, as certified by the Secretary of State of the State of Delaware on July 12, 1996 as being as a true and correct copy of such document as filed in the office of the Secretary of State;

          (c) The Agreement of Limited Partnership of Lessee dated as of the date hereof and certified by the Secretary of AGHL GP, Inc., a Delaware corporation ("General Partner"), general partner of Lessee;

          (d) the certificate of incorporation of General Partner, as certified by the Secretary of State of the State of Delaware on May 28, 1996 as being a true and correct copy of such document as filed in the office of the Secretary of State;

          (e) the Bylaws of General Partner, as certified by he Secretary of General Partner, as of the date hereof as being complete, correct and in effect;

          (f) certificates of good standing issued by the State of Delaware for Lessee and General Partner;

          (g) resolutions of the board of directors of General Partner adopted by unanimous written consent and dated July 11, 1996, as certified by the Secretary of such Corporate Subsidiary as of the date hereof as being true and complete and in effect;

          (h) a certificate of the Secretary of General Partner and each Corporate Subsidiary, dated as of the date hereof, as to the incumbency and signatures of certain officers of General Partner;

          (i) the other instruments and documents delivered at today's closing, including certificates or telegrams of public officials as to matters set forth therein and certificates of representatives of the Lessee as to matters set forth therein.

          In rendering this opinion, we have assumed the capacity to sign and the genuineness of all signatures of all persons executing agreements, instruments or documents examined or relied upon by us, the authenticity of all agreements, instruments or documents submitted to us as originals and the conformity with the original

                               BATTLE FOWLER LLP                   PAGE 3

agreements, instruments or documents of all agreements, instruments or documents submitted to us as copies.

          We have also assumed (a) as to all parties other than the Lessee and General Partner, the due authorization, execution, acknowledgement as indicated thereon and delivery of documents referred to herein, and the validity, binding effect and enforceability thereof against all parties thereto other than the Lessee and General Partner, that each of the Banks has full power, authority and legal right, under its charter and other governing documents and all applicable laws to execute, deliver and perform their respective obligations under the Credit Agreement and the other documents referred to therein and herein to which it is a party.

          With respect to matters of fact, we have relied upon the written statements and certificate of officers of General Partner (on behalf of the Lessee), representations made by the Lessee in the Lessee Documents, and certificates of public officials including, without limitation, the certificate attached hereto as Exhibit A (the "Certificate"). Where matters are stated to be
                   ---------
"to the best of our knowledge" or "known to us," our knowledge is limited to the actual knowledge of the those attorneys in our office who have directly participated in this engagement, their review of documents provided to Lessee and General Partner in connection with this engagement and inquiries of officers of General Partner the results of which are reflected in the Officers Certificate. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, including the organization, existence, good standing, assets, business or affairs of the Lessee or General Partner.

          Except for the opinions set forth in paragraphs (1) through (4) below, we express no opinions and no opinions should be implied.

          We are not admitted to practice law in any jurisdiction other than the State of New York and we do not express any opinion as to the laws of any states of jurisdictions except as to New York law, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal law of the United States of America.

          Upon the basis of and subject to the foregoing and solely in reliance thereon, we are of the opinion that:

                               BATTLE FOWLER LLP                   PAGE 4

its properties and to conduct its business and to execute and perform their respective obligations under the Lessee Documents.

          2. General Partner is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware, with full corporate power to own, lease and operate its properties and to conduct its business and to execute and perform the obligations on behalf of Lessee under the Lessee Documents.

          3. The execution and delivery of, and the performance by the Lessee of its respective obligations under, the Lessee Documents have been duly and validly authorized.

          4. Each of the Lessee Documents has been duly executed and delivered by Lessee.

          This opinion is being rendered to you and the other Banks and the Bank's respective counsel for your and their sole use and may not be made available to or relied upon by any other person, firm or entity without our express prior written consent, except for future Banks or participants in the Credit Facility.

                                   Very truly yours,

                                 EXHIBIT "EE"


              [LETTERHEAD OF KANE, RUSSELL, COLEMAN & LOGAN]


                                 July 31, 1996


Societe Generale,
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, Texas 75201

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Commercial Real Estate Lending
Dallas, Texas 75021

     Re: Credit Facility (the "Credit Facility") of up to $100,000,000.00 to AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement (the "Credit Agreement") by and among the Borrower; SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the "Structuring Agent"); BANK ONE, TEXAS, N.A., as Administrative Agent (the "Administrative Agent"); and the banks and other financial institution party thereto (collectively referred to herein as the "Banks").


Gentlemen:

     In connection with the Credit Facility, we have acted as special Texas counsel to Borrower. American General Hospitality Corporation, a Maryland corporation ("AGHC"), and 183 Hotel Associates, Ltd., a Texas limited partnership ("Mortgagor") as well as MDV Limited Partnership, a Texas limited partnership, ("MDV") and Richmond Williamsburg Associates, Ltd., a Texas limited partnership ("RW") (Mortgagor, MDV and RW are collectively referred to herein as the "Partnerships"), and American General Hospitality, Inc., a Texas corporation ("AGHI"). The Credit Facility is evidenced, in part, by certain promissory notes (the "Notes") executed by the Borrower and payable to the Banks, the Credit Agreement, the documents described below and the other documents executed in connection with the Credit Facility

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 2


(collectively, the "Credit Documents"). The Mortgagor is leasing certain real and personal property (collectively, the "Property") to AGH Leasing L.P., a Delaware limited partnership ("Lessee") pursuant to a lease agreement (collectively herein, the "Lease") between such parties. The real property is located in the County of Tarrant (the "County") in the State of Texas (the "State").

     1.   DOCUMENTS REVIEWED. For purposes of this opinion (the "Opinion
          ------------------
Letter"), we have examined the following documents, all of which are dated July 31, 1996, unless otherwise specified:

          (a) Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement (the "Mortgages"), executed by the Mortgagor, securing payment of the Notes covering each of the Property;

          (b) Assignment of Leases, Rents and Security Deposits (the "Mortgagor Assignment of Leases"), executed by the Mortgagor, further securing payment of the Notes:

          (c) UCC Financing Statements executed by the Mortgagor to be filed in the real property records (the "Records") of the County and with the Secretary of State (the "Secretary of State") of the State (respectively, the "Mortgagor County Financing Statement" and the "Mortgagor State Financing Statement" and collectively the "Mortgagor Financing Statements");

          (d) Assignment of Leases, Rents and Security Deposits (the "Lessee Assignment of Leases"), executed by the Lessee in favor of the Mortgagor securing the Lessee's obligations under the Lease;

          (e) UCC Financing Statements executed by the Lessee to be filed in the Records and with the Secretary of State (respectively, the "Lessee County Financing Statement" and the "Lessee State Financing Statement" and collectively the "Lessee Financing Statements").

          (f)  Credit Agreement;

          (g)  The Notes;

          (h) General Assignments and Agreements ("General Assignments") by and among the following

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 3

               (i) Lessee and Borrower (as to Holiday Inn Park Center Plaza, Holiday Inn Mission valley, Days Inn Ocean City, and Fred Harvey Albuquerque Airport Hotel);

               (ii) Lessee and 2929 Williams Limited Liability Company, ("2929") a Delaware Limited Liability Company (as to Holiday Inn New Orleans Airport);

               (iii) Lessee and 3100 Glendale Joint Venture, ("3100) an Ohio joint venture (as to Hilton Hotel-Toledo);

               (iv)   Lessee and MDV (as to Hotel Maison de Ville);

               (v) Lessee and Madison Motel Associates, ("Madison") a Wisconsin general partnership (as to Holiday Inn Select Madison);

               (vi)   Lessee and Mortgagor (as to Holiday Inn DFW Airport West);
                      and

               (vii)  Lessee and RW (as to Hampton Inn Richmond Airport).

          (i) Collateral Assignment and Security Agreements ("Collateral Assignments") by and among the following:

               (i)    Mortgagor and Administrative Agent;

               (ii)   2929 and Administrative Agent;

               (iii)  3100 and Administrative Agent;

               (iv)   MDV and Administrative Agent;

               (v)    Madison and Administrative Agent;

               (vi)   RW and Administrative Agent; and

               (vii)  Borrower and Administrative Agent.

          (j) Assignments of Management Agreements ("Management Assignments") by and among the following:

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 4

               (i)    Lessee and Borrower;

               (ii)   Lessee and 2929;

               (iii)  Lessee and 3100;

               (iv)   Lessee and MDV;

               (v)    Lessee and Madison;

               (vi)   Lessee and Mortgagor; and

               (vii)  Lessee and RW.

          (k) Environmental Indemnification Agreement ("Environmental Indemnity;) by and among Mortgagor, AGHC, Borrower and all of the corporate and partnership subsidiaries (excepting 455 Meadowlands, Ltd., a Texas limited partnership and DFW South I Limited Partnership, a Texas limited partnership) of the Borrower and AGHC, in favor of the Banks.

          (l) Guaranty and Contribution Agreement ("Guaranty") by and among AGHC, AGH Upreit LLC, 3100, MDV, Madison, Mortgagor, RW, and 2929 (collectively, the "Guarantors") in favor of the Banks;

          (m) Liquor License Company Consents and Agreements ("Liquor Consents") by and between Lessee and various corporate entities owned by Steven D. Jorns;

          (n) Liquor License Company Pledge Agreements ("Liquor Pledges") by and between Steven D. Jorns and Lessee;

          (o) Security Agreement ("Security Agreement") by and among Borrower, Banks, AGH Upreit LLC, MDV, Madison, 183, RW, and 2929;

          (p) Manage's Consent and Agreement ("Manager's Consent") by and between AGHI and Lessee; and

          (q) Irrevocable Direction to Pay Rent to Lessee from the Borrower, 3100, MDV, Madison, 183, RW, and 2929.

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 5

For purposes of this Opinion Letter, all of the documents described in clauses
(a)-(q) above and executed by the Mortgagor, Lessee, Borrower. Guarantors of AGHI are hereinafter collectively referred to as the "Executed Documents."

     In connection with the opinions hereinafter set forth, we have limited the scope of the review to the Executed Documents. In addition, in connection with the opinions hereinafter set forth, we have reviewed such other documents and certificates of public officials and certificates of representatives of Borrower and Mortgagor, and have given consideration to such matters of law and fact, as we have deemed appropriate in our professional judgment, to render such opinions.

     2.   OPINIONS.  Subject to the matters set forth in subsequent portions of
          --------
this Opinion Letter, it is our opinion that:

          (a) Each of the Executed Documents constitutes the legal, valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with their terms.

          (b) The Mortgages and the Mortgagor County Financing Statement are in proper form for filing in the Records and the Mortgagor State Financing Statement is in proper form for filing with the Secretary of State. Upon the recording of the Mortgages and the Mortgagor County Financing Statement in the Records, and upon the filing of the Mortgagor State Financing Statement with the Secretary of State, no other recording, filing or other action under the laws of the State is required in order to perfect the liens in the Property, the security interest in the fixtures created thereby and the security interest in the personalty described therein.

          (c) Upon proper filing of the Mortgagor County Financing Statement in the Records and the Mortgagor State Financing Statement with the Secretary of State, the "Said Indebtedness" under the Mortgages will be secured by a validly created, perfected security interest in favor of the Administrative Agent for the benefit of the Banks in and to all the right, title and interest of the Mortgagor in and to the collateral described in the Mortgagor Financing Statements, to the extent such collateral is located in the State, and upon the proper filing of the Mortgages in the Records, the "Said Indebtedness" under the Mortgages will be secured by a validly created, perfected mortgage lien in favor of the Administrative Agent for the benefit of the Banks in and to all the right, title and interest of the Mortgagor in and to the real property and fixtures described in the Mortgages.

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 6

          (d) The Lessee County Financing Statement is in proper form for filing in the Records, and the Lessee State Financing Statement is in proper form for filing with the Secretary of State. Upon the recording of the Lessee County Financing Statement in the Records, and upon the filing of the Lessee State Financing Statement with the Secretary of State, no other recording, filing or other action under the laws of the State is required in order to perfect that liens in the property described therein.

          (e) Upon proper filing of the Lessee County Financing Statement in the Records and the Lessee State Financing Statement with the Secretary of State, the Lessee's obligations under the Lease will be secured by a validly created, perfected security interest in favor of the Mortgagor in and to all the right, title and interest of the Lessee in and to the collateral described in the Lessee Financing Statements, to the extent such collateral is located in the State.

          (f) There are no stamp, recording or similar taxes required to be paid in connection with the execution, delivery, recording or enforcement of the Mortgage except for nominal per page recording fees.

          (g) The Mortgagor, the Lessee and the Partnerships are each authorized to do business and are in good standing in the State.

          (h) The Partnerships are each duly formed and validly existing under State law, and all actions or approvals by each of the Partnerships, and their general partners necessary to bind the Partnerships under the Executed Documents have been taken or obtained, and each has duly executed and delivered the Executed Documents.

          (i) AGHI is duly formed and validly existing under State law, and has the requisite corporate power and authority to own its assets and carry out its business, and all necessary corporate actions have been taken to bind AGHI under the Executed Documents to which it is a party, and AGHI has duly executed and delivered the applicable Executed Documents.

          (j) To the best of our current actual knowledge, no approval, authorization or other action by any governmental authority of the State, is required in connection with the execution and delivery of the Executed Documents by the Mortgagor and/or the Lessee, and the consummation of the transactions contemplated thereby.

          (k) Based on adherence to existing judicial precedents under State law, a State court would hold that the choice of Texas law to govern the construction and interpretation of the provisions of the Credit Documents would be enforceable.

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 7

          (l) Assuming that no fees, charges, benefits or other compensation will be paid, directly or indirectly to you or for your benefit, except as specified in the Executed Documents and the letter agreement dated June 12, 1996 by and among the Banks, the Borrower and AGHC ("Fee Letter"), and assuming that no amounts to be paid as specified in the Executed Documents or the Fee Letter constitute a penalty, the Credit Facility, as evidenced by the Executed Documents and the Fee Letter does not violate the usury laws of the State.

     3.   ASSUMPTIONS.  Notwithstanding any provision in this Opinion Letter to
          -----------
the contrary, we have assumed, without investigation the following:

          (a)  CAPACITY.  We have assumed the legal capacity of each individual
               --------
     signing one or more of the Executed Documents or other documentation upon which this Opinion Letter has been based.

          (b)  BANKS' AUTHORITY.  The Banks are authorized to make the Credit
               ----------------
     Facility in accordance with the Credit Documents. The Executed Documents, and the transactions evidenced thereby, are valid, binding and enforceable with regard to the Banks and/or any other parties executing the Executed Documents other that the Mortgagor and the Lessee.

          (c)  OTHER PARTIES' AUTHORITY.  Except for the Partnerships and AGHI.
               ------------------------
     Each of the other parties to any of the Executed Documents are each duly formed, are validly existing, and are authorized to do business and in good standing under the laws of their respective states of creation, are authorized to do business in Texas and each has the requisite organizational power and authority to own its assets, transact the business in which it will be engaged in connection with the Credit Facility, to execute and deliver the Executed Documents in the capacity therein stated, and to perform its obligations under the Executed Documents.

          (d)  GENUINENESS AND AUTHENTICITY.  All signatures appearing on all
               ----------------------------
     Executed Documents are genuine; all documents and records submitted to us as originals are authentic; all documents and records submitted to us as copies conform to the corresponding original documents and records; and all statements of fact therein are true.

          (e)  CONTACTS.  Substantial negotiations for the Credit Facility and
               ---------
     the closing of the Credit Facility occurred in Texas. The Structuring Agent's and the Borrower's and Lessee's principal place of business is in Texas. The Credit Facility will be funded out of New York. Repayments under the Credit Facility will be made in Texas.

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 8

          (f)  NO MUTUAL MISTAKE.  There has not been any mutual mistake of fact
               ------------------
     or misunderstanding, fraud, duress or undue influence

          (g)  GOOD FAITH.  The conduct of the parties to the Credit Facility
               -----------
     has complied with any requirement of good faith, fair dealing and conscionability.

          (h)  NO UNDERSTANDINGS.  There are no agreements or understandings
               ------------------
     among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Executed Documents.

          (i)  COLLATERAL DESCRIPTION.  The description of the collateral in the
               -----------------------
     Security Documents is accurate.

          (j)  USURY.  We have assumed with your consent, for purposes of
               ------
     applying State usury laws, that the Banks, Borrower, Mortgagor and any Guarantor as of the effective date of the Executed Documents, (i) do not intend to contract in the Executed Documents for interest to be payable to, or charged or received by, the Banks in an amount, or at a rate, in excess of the maximum amount allowed by Applicable Laws, and (ii) have not arranged or structured the terms of the Executed Documents as a device or subterfuge for the payment of interest in an amount, or at a rate, in excess of the maximum amount allowed by law.

     4.   QUALIFICATIONS.  The opinions expressed in Section 2 above are also
          ---------------
subject to the following qualifications:

          (a)  SPECIFIED LAWS.  The opinions contained in Section 2 as to the
               ---------------
     enforceability of the Security Documents and Executed Documents are subject to the qualification that enforcement of the Security Documents and Executed Documents further subject to the following: (i) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; (ii) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, the doctrine of commercial reasonableness, and other laws affecting the rights creditors and/or the collection of debtor's obligations generally; and (iii) principles of equity and/or exercise of judicial discretion in accordance with principles of equity, which may limit the availability of certain equitable remedies.

          (b)  GENERAL LAWS.  The opinions contained in Section 2 as to the
               -------------
     enforceability of the Security Documents and Executed Documents are further subject to the qualification that the enforceability of certain of the remedial, waiver and

Societe Generale
Bank One. Texas, N.A.
July 31, 1996
Page 9

     enforcement provisions of the Security Documents and Executed Documents are subject to other applicable laws, rules and regulations in addition to those described in subsection 4(a) above; however, such laws, in our opinion, should not substantially interfere with the practical realization of the benefits expressed in the Security Documents and Executed Documents, except for the economic consequences of any procedural delay which may result from such laws, rules and regulations.

          (c)  USURY.
               -----

               (1) The opinions expressed in Section 2 are based upon the following additional assumptions (without deciding or opining with respect to such assumptions):

                         (i) That the late charges and default interest contracted for by the Banks will be "spread " over the entire outstanding balance of the Credit Facility for the full term thereof to determine whether such amounts, together with the stated accrued interest, exceed the maximum amount of interest allowed by law; and that the case Fisher v. Westinghouse Credit Corp., 760 S.W.2d 802 (Tex.
                    ----------------------------------
                    App-Dallas 1988, no writ.) will not be followed by Texas courts. In Fisher, the Court ruled that a "a late fee which
                               ------
                    is computed as interest on past-due interest, accruing daily, and not a one-time charge, is considered a separate agreement to be tested for usury separate from any underlying contract." As a result, the unpaid installment was considered a separate loan with a term equal to the period of time it remained unpaid, and the late fee was held to be usurious.

                         (ii) That each and every "usury savings clause", "usury cap" and "spreading clause" contained in the Executed Documents, which purports to limit the amounts payable thereunder, will be strictly complied with by the Banks, will be given its intended effect by the courts of the State, will also be applied by the Banks, if necessary, to any monies paid the Banks found to be interest or treated as interest under the Executed Documents, and will supersede and control over any conflicting provisions contained in the Executed Documents.

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 10

                    (iii) That any fees which have been or which may be paid to the Banks or to any other party, including, without limitation, inspection fees, appraisal fees and attorneys' fees are, or will be, both for services actually rendered and reasonable in any amount

                    (iv) That the Banks will comply with the State usury laws in charging and receiving any amounts constituting interest under State law.

                    (v) That the Banks will comply with the terms of the Executed Documents in crediting to Borrower against the Loan or refunding to Borrower the amount of any charges or interest paid which would constitute usury if not so credited or refunded to Borrower.

          (d) Finally, we express no opinion in the context of State Laws whether or not any commitment, funding or letter of credit fee set forth in the Executed Documents, interest on interest, "LIBOR Breakage Costs" as defined in the Credit Agreement, prepayment charges, attorneys' fees, late charges, or other similar limitations on the calculation of interest designed to protect borrowers under State Laws would be characterized as interest on the Credit Facility or as reducing the amount of the Credit Facility principal available to Borrower.

     5.   LIMITATIONS.  This Opinion Letter is issued subject to the following
          -----------
limitations:

          (a)  LICENSED ONLY IN TEXAS.  We are licensed to practice law only in
               ----------------------
     the State of Texas and we express no opinion with respect to the effect of any laws other than the laws of the State of and laws of the United States of general application to transactions in the State of Texas.

          (b)  SUBSEQUENT EVENTS.  We undertake no obligation to advise you of
               -----------------
     facts or changes in law occurring after the date of this Opinion Letter which might affect the opinions expressed herein.

          (c)  CAPTIONS.  The captions in this Opinion Letter are for
               ---------
     convenience of reference only and shall not limit, amplify or otherwise modify the provisions hereof.

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 11

          (d)  NO IMPLIED OPINIONS.  This Opinion Letter is limited to the
               -------------------
     matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein. Moreover, unless explicitly addressed in this Opinion Letter, the foregoing opinions do not address any of the following legal issues, and we specifically express no opinion with respect thereto:

               (a) Federal securities laws and regulations administered by the Securities and Exchange Commission and state "Blue Sky" laws and regulations:

               (b)  Federal Reserve Board margin regulations:

               (c) Pension and employee benefit laws and regulations (e.g., ERISA):

               (d) Federal and state antitrust and unfair competition laws and regulations:

               (e) Federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio);

               (f)  Compliance with fiduciary duty requirements:

               (g)  Fraudulent transfer and fraudulent conveyance laws:

               (h)  Federal and state environmental laws and regulations:

               (i) Federal and state land use and subdivision laws and regulations;

               (j)  Federal and state tax laws and regulations;

               (k) Federal patent, copyright and trademark, state trademark and other Federal and state intellectual property laws and regulations;

               (l) Federal and state racketeering laws and regulations (e.g., RICO);

               (m)  Federal and state labor laws and regulations;

               (n) Other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and

Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 12


               (o) State liquor laws and regulations, or the effect thereof on any of the Executed Documents.

          (e)  FINANCIAL INFORMATION.  We have made no examination or
               ---------------------
     investigation to verify the truth, accuracy, or completeness of any financial, accounting or statistical information furnished to the Banks and express no opinion with respect thereto.

          (f)  RESTRICTION ON USE.  This Opinion Letter is furnished to you and
               ------------------
     the other Banks and your and the other Banks' respective counsel and is solely for your and the other Banks' benefit, and may not be relied upon by, nor copies delivered to, any other person without our prior written consent except for future Banks or participants in the Credit Facility and their counsel.

                                   Very truly yours,

                                   KANE, RUSSELL, COLEMAN & LOGAN, P.C.


                                   By:___________________________________
                                      Gordon B. Russell, Vice President

GBR/tll

                                 EXHIBIT "FF"


                         FORM OF LOCAL COUNSEL OPINION
                         -----------------------------

                             ____________________



Societe Generale,
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, Texas 75201

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Real Estate Department
Dallas, Texas 75201

     Re: Credit Facility (the "Credit Facility") of up to $100,000,000.00 to AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement (the "Credit Agreement") by and between the Borrower SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the "Structuring Agent"); BANK ONE, TEXAS, N.A., as Administrative Agent (the "Administrative Agent"); and the banks and other financial institution party thereto (collectively referred to herein as the "Banks").


Gentlemen:

In connection with the Credit Facility, we have acted as special _______ counsel to [Borrower/[_______________, a _______________ ("Mortgagor")]. The Credit
Facility is evidenced, in part, by certain promissory notes (the "Notes") executed by the Borrower and payable to the Banks, the Credit Agreement, the documents described below and the other documents executed in connection with the Credit Facility (collectively, the "Credit Documents"). The Mortgagor is leasing certain real and personal property (the "Property") to AGH Leasing, L.P., a Delaware limited partnership ("Lessee") pursuant to a Lease Agreement (the "Lease") between such parties. The real property is located in the County of ________ (the "County") and the State of _________ (the "State").

     1.   DOCUMENTS REVIEWED. For purposes of this opinion (the "Opinion
          ------------------
Letter"), we have examined the following documents, all of which are dated _____, 1996, unless otherwise specified:

          (a) [Deed of Trust/Mortgage], Security Agreement, Assignment of Rents and Financing Statement (the "Mortgage"), executed by the Mortgagor, securing payment of the Notes, covering the Property;

          (b) Assignment of Leases, Rents and Security Deposits (the "Mortgagor Assignment of Leases"), executed by the Mortgagor, further securing payment of the Notes;

          (c) UCC Financing Statements executed by the Mortgagor to be filed in the real property records (the "Records") of the County and with the Secretary of State (the "Secretary of State") of the State (respectively, the "Mortgagor County Financing Statement" and the "Mortgagor State Financing Statement" and collectively the "Mortgagor Financing Statements");

          (d) Assignment of Leases, Rents and Security Deposits (the "Lessee Assignment of Leases"), executed by the Lessee in favor of the Mortgagor securing the Lessee's obligations under the Lease; and

          (e) UCC Financing Statements executed by the Lessee to be filed in the Records and with the Secretary of State (respectively, the "Lessee County Financing Statement" and the "Lessee State Financing Statement" and collectively the "Lessee Financing Statements").

For purposes of this Opinion Letter, the Mortgage and the Mortgagor Assignment of Leases are hereinafter collectively referred to as the "Security Documents". All of the documents described in clauses (a)-(e) above and executed by the Mortgagor or the Lessee are hereinafter collectively referred to as the "Executed Documents."

     2.   OPINIONS. Subject to the matters set forth in subsequent portions of
          --------
this Opinion Letter, it is our opinion that:

          (a) Each of the Security Documents constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with their terms.

          (b) The Lessee Assignment of Leases constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.

          (c) The Mortgage and the Mortgagor County Financing Statement are in proper form for filing in the Records, and the Mortgagor State Financing Statement is in proper form for filing with the Secretary of State. Upon the recording of the Mortgage and the Mortgagor County Financing Statement in the Records, and upon the filing of the Mortgagor State Financing Statement with the Secretary of State, no other recording, filing or other action under the laws of the State is required in order to perfect the liens in the Property, the security interest in the fixtures created thereby and the security interest in the personally described therein.

          (d) Upon proper filing of the Mortgagor County Financing Statement in the Records and the Mortgagor State Financing Statement with the Secretary of State, the "Said Indebtedness" under the Mortgage will be secured by a validly created, perfected security interest in favor of the Administrative Agent for the benefit of the Banks in and to all the right, title and interest of the Mortgagor in and to the collateral described in the Mortgagor Financing Statements, to the extent such collateral is located in the State, and upon the proper filing of the Mortgage in the Records, the "Said Indebtedness" under the Mortgage will be secured by a validly created, perfected mortgage lien in favor of the Administrative Agent for the benefit of the Banks in and to all the right, title and interest of the Mortgagor in and to the real property and fixtures described in the Mortgage.

          (e) The Lessee County Financing Statements is in proper form for filing in the Records, and the Lessee State Financing Statement is in proper form for filing with the Secretary of State. Upon the recording of the Lessee County Financing Statements in the Records, and upon the filing of the Lessee State Financing Statements with the Secretary of State, no other recording, filing or other action under the laws of the State is required in order to perfect the liens in the property described therein.

          (f) Upon proper filing of the Lessee County Financing Statement in the Records and the Lessee State Financing Statement with the Secretary of State, the Lessee's obligations under the Lease will be secured by a validly created, perfected security interest in favor of the Mortgagor in and to all the right, title and interest of the Lessee in and to the collateral described in the Lessee Financing Statements, to the extent such collateral is located in the State.

          (g) There are no stamp, recording or similar taxes required to be paid in connection with the execution, delivery, recording or enforcement of the Mortgage except as follows:

          (h) The Mortgagor and the Lessee are authorized to do business and in good standing in the State.

          (i) To our knowledge after due inquiry, no approval, authorization or other action by any governmental authority of the State, is required in connection with the execution and delivery of the Executed Documents by the Mortgagor and/or the Lessee, and the consummation of the transactions contemplated thereby.

          (j) Based on adherence to existing judicial precedents under State law, except for those matters under the Security Documents related to the perfection of liens on and security interests in real estate, fixtures and personal property and the exercise of remedies against such collateral, a State court would hold that the choice of Texas law to govern the construction and interpretation of the provisions of the Credit Documents, including without limitation those provisions related to usury, would be enforceable.

     3.   ASSUMPTIONS.  In delivery of the opinions expressed in Section 2
          -----------
above, we have assumed the following:

          (a)  CAPACITY.  We have assumed the legal capacity of each individual
               --------
     signing one or more of the Executed Documents or other documentation upon which this Opinion Letter has been based.

          (b)  BANKS' AUTHORITY.  The Banks are authorized to make the Credit
               ----------------
     Facility in accordance with the Credit Documents. The Executed Documents, and the transactions evidenced thereby, are valid, binding and enforceable with regard to the Banks and/or any other parties executing the Executed Documents other than the Mortgagor and the Lessee.

          (c)  MORTGAGOR'S AND LESSEE'S AUTHORITY.  The Mortgagor and the Lessee
               ----------------------------------
     are duly formed, are validly existing, and are authorized to do business and in good standing under the laws of their respective states of creation. The Mortgagor has the requisite [partnership] power and authority to own its assets, to transact the business in which it will be engaged in connection with the Property, to execute and deliver the Executed Documents in the capacity therein stated, and to perform its obligations under the Security Documents. The Lessee has the requisite partnership power and authority to own its assets, to transact the business in which it will be engaged in connection with the Property, to execute and deliver the Lessee Assignment of Leases in the capacity therein stated, and to perform its obligations under the Lessee Assignment of Leases. Each of the Executed Documents has been duly executed and delivered by the Mortgagor and the Lessee, as applicable.

          (d)  GENUINENESS AND AUTHENTICITY.  All signatures appearing on all
               ----------------------------
     Executed Documents are genuine; all documents and records submitted to us as originals are authentic; all documents and records submitted to us as copies conform to the corresponding original documents and records; and all statements of fact therein are true.

          (e)  CONTRACTS.  Substantial negotiations for the Credit Facility and
               ---------
     the closing of the Credit Facility occurred in Texas. The Structuring Agent's, the Administrative Agent's and the Borrower's and Lessee's principal place of business is in Texas. The Credit Facility will be funded out of New York. Repayments under the Credit Facility will be made in Texas.

     4.   QUALIFICATIONS. The opinions expressed in Section 2 above are
          --------------
subject to the following qualifications:

          (a)  SPECIFIED LAWS. The opinions contained in Section 2 as to the
               --------------
     enforceability of the Security Documents are subject to the qualification that enforcement of the Security Documents is further subject to the following: (i) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; (ii) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, the doctrine of commercial reasonableness, and other laws affecting the rights of creditors and/or the collection of debtor's obligations generally; and (iii) principles of equity and/or exercise of judicial discretion in accordance with principles of equity, which may limit the availability of certain equitable remedies.

          (b)  GENERAL LAWS. The opinions contained in Section 2 as to the
               ------------
     enforceability of the Security Documents are further subject to the qualification that the enforceability of certain of the remedial, waiver and enforcement provisions of the Security Documents are subject to other applicable laws, rules and regulations in addition to those described in subsection 4(a) above; however, such laws, in our opinion, should not substantially interfere with the practical realization of the benefits expressed in the Security Documents, except for the economic consequences of any procedural delay which may result from such laws, rules and regulations.

     5.   LIMITATIONS.  This Opinion Letter is issued subject to the following
          -----------
Limitations:

          (a)  LICENSED ONLY IN _______.  We are licensed to practice law only
               ----------------
     in the State of______and we express no opinion with respect to the effect of any laws other than the laws of the State of______ and laws of the United States of general application to transactions in the State of________.

          (b)  SUBSEQUENT EVENTS.  We undertake no obligation to advise you of
               -----------------
     facts or changes in law occurring after the date of this Opinion Letter which might effect the opinions expressed herein.

          (c)  CAPTIONS.  The captions in this Opinion Letter are for
               --------
     convenience of reference only and shall not limit, amplify or otherwise modify the provisions hereof.

          (d)  NO IMPLIED OPINIONS.  This Opinion Letter is limited to the
               -------------------
     matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein.

          (e)  FINANCIAL INFORMATION.  We have made no examination or
               ---------------------
     investigation to verify the truth, accuracy, or completeness of any financial, accounting or statistical information furnished to the Banks and express no opinion with respect thereto.

          (f)  RESTRICTION ON USE. This Opinion Letter is furnished to you and
               ------------------
     the other Banks and your and the other Banks' respective counsel and is solely for your and the other Banks' benefit, and may not be relied upon by, nor copies delivered to, any other person without our prior written consent except for future Banks or participants in the Credit Facility and their counsel.

                                             Very truly yours,



                                             ____________________

                                 EXHIBIT "GG"

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                 July 31, 1996

Battle Fowler LLP
Attn:  Peter M. Fass, Esq.
75 East 55th Street
New York, New York 10022

Societe Generale, Southwest Agency
Suite 4900
2001 Ross Avenue
Dallas, Texas 75201

Bank One, Texas, N.A.
Commercial Real Estate Lending
Fourth Floor
1717 Main Street
Dallas, Texas 75201

               Re:  American General Hospitality Corporation
                    ----------------------------------------

Ladies and Gentlemen:

          We have acted as Maryland counsel for American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the execution and delivery by the Company of an Environmental Indemnification Agreement and a Guaranty and Contribution Agreement, both dated as of July 31, 1996, both to and for the benefit of Societe Generale, Southwest Agency and Bank One, Texas, N.A. (collectively, the "Loan Documents"). This firm did not participate in the drafting or the negotiation of the Loan Documents.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

Battle Fowler LLP
Societe Generale, Southwest Agency
Bank One, Texas, N.A.
July 31, 1996
Page 2

          1. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          2. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by its Secretary;

          3. A certificate as of a recent date of the SDAT as to the good standing of the Company;

          4. Resolutions adopted by the Board of Directors of the Company relating to (a) the organization of the Company and (b) the Company's execution and delivery of the Loan Documents, certified as of a recent date by the Secretary of the Company;

          5. Copies of the executed Loan Documents, certified as of a recent date by the Secretary of the Company;

          6. A certificate executed by Kenneth E. Barr, Secretary of the Company, dated July 31, 1996, attached hereto as Exhibit A; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors, rights and (b) by general equitable principles.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do.

Battle Fowler LLP
Societe Generale, Southwest Agency
Bank One, Texas, N.A.
July 31, 1996
Page 3


          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has full corporate power to execute and deliver the Loan Documents.

          2. The Company's execution and delivery of the Loan Documents have been duly authorized by the Company. The Loan Documents have been duly executed and, so far as is known to us, delivered by the Company.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. We note that each of the Loan Documents provides that each shall be governed by the laws of the State of Texas. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed

Battle Fowler LLP
Societe Generale, Southwest Agency
Bank One, Texas, N.A.
July 31, 1996
Page 4


herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to Battle Fowler LLP solely for the express purpose of relying upon this opinion to furnish its opinion of even date hereof to the Lenders. In addition, this opinion is being furnished to the Lenders solely for their benefit and the benefit of any future successors, assigns or participants of the Lenders permitted in the Loan Documents. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.


                                        Very truly yours,


                                        /s/ Ballard Spahr Andrews & Ingersoll

Societe Generale.
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 8

     Banks and/or any other parties executing the Executed Documents other than the Mortgagor and the Lessee. The Banks are duly incorporated, and are validly existing and in good standing under applicable laws. The Banks have complied, and will continue to comply, with all laws, rules and regulations of the State of Ohio and any other jurisdiction where it is required by law to comply, to the extent that failure by the Banks to comply therewith, would impair or affect any of the opinions stated herein.

          (c)  LESSEE'S AUTHORITY. The lessee is duly formed, validly existing,
               ------------------
     and is authorized to do business and in good standing under the laws of its state of creation. The Lessee has the requisite partnership power and authority to own its assets, to transact the business in which it will be engaged in connection with the Property, to execute and deliver the Lessee Assignment of Lease and the other Executed Documents to which it is a party in the capacity therein stated, and to perform its obligations under the Lessee Assignment of Lease and the other Executed Documents to which party. Each of the Executed Documents to which the Lessee is a party has been duly executed and delivered by the Lessee. The execution, delivery and performance by Lessee of the Executed Documents to which it is a party do not (i) violate any laws, rules, statutes or regulations of general applicability to partnerships presently in effect; (ii) breach, or constitute a default under, any existing obligation of Lessee under any material agreement to which it is a party or to which its property or assets are subject; (iii) breach or otherwise violate any existing obligation of Lessee under any court order; or (iv) result in the imposition of any lien, charge or encumbrance of any nature upon any of Lessee's properties or assets other than as granted under the Executed Documents.

          (d)  GENUINENESS AND AUTHENTICITY. All signatures appearing on all
               ----------------------------
     Executed Documents are genuine; all documents and records submitted to us as originals are authentic; all documents and records submitted to us as copies conform to the corresponding original documents and records; and all statements of fact therein are true.

          (e)  CONTACTS. Substantial negotiations for the Credit Facility and
               --------
     the closing of the Credit Facility occurred in Texas. The Structuring Agent's, the Administrative Agent's and the Borrower's and Lessee's principal place of business is in Texas. The Credit Facility will be funded out of New York. Repayments under the Credit Facility will be made in Texas.

          (f)  OTHER. Mortgagor and Lessee hold the requisite title and rights
               -----
     to any property intended to subject to the Executed Documents. No action has been taken which amends, renders or otherwise affects any of the documents, materials or records

Societe Generale,
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 9

     which we have examined. Value has been given by the Banks in connection with the transactions contemplated by the Executed Documents.

          (g)  PARTNERSHIP CERTIFICATE. The Partnership Certificate has been, or
               -----------------------
     will be immediately after the execution of the Credit Agreement, filed of record in the Recorder's office of Lucas Country, Ohio.

     4.   QUALIFICATIONS. The opinions expressed in Section 2 above are subject
          --------------
to the following qualifications.

          (a) SPECIFIED LAWS. The opinions contained in Section 2 are subject to
              --------------
     the qualification that enforcement of the Executed Documents is further subject to the following: (i) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; (ii) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, the doctrine of commercial reasonableness, and other laws affecting the rights of creditors and/or the collection of debtor's obligations generally: (iii) principles of equity and/or exercise of judicial discretion in accordance with principles of equity, which may limit the availability of certain equitable remedies; and (iv) the obligation of the Administrative Agent and the Banks to act reasonably, in good faith with fairness and subject to materiality standards in exercising rights under the Executed Documents.

          (b)  GENERAL LAWS. Applicable laws, including judicial decisions, may
               ------------
     limit or render ineffective certain rights, remedies, waivers and provisions of the Executed Documents and, therefore, the Executed Documents may not be enforceable in all respects as stated. For example, (i) provisions for the recovery of expenses in connection with the enforcement of remedies, including, among others, legal fees and expenses, may not be enforceable; (ii) provisions resulting in a waiver by Mortgagor of certain rights may be limited by legal and equitable principles and public policy;
     (iii) the availability of specific performance, injunctive relief or other equitable remedies and the appointment of a receiver are subject to the discretion of the court before which any proceeding therefor any be brought; (iv) late payment charges and default interest rate provisions may be unenforceable if deemed by a court to constitute a penalty; (v) provisions for the establishment of evidentiary standards may be unenforceable; and (vi) the disposition of the personal property constituting part of the collateral under the Executed Documents, including without limitation the method, manner, time, place and terms, must be commercially reasonable as provided in the Uniform Commercial Code as adopted in Ohio. Furthermore we express no opinion as to any provision of the

Societe Generale,
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 10

     Executed Documents which (i) purport to give the Banks or any other person the right to act as attorney-in-fact and thereupon sign documents and take actions, such as a confession of judgment in the name of the Mortgagor or Lessee; (ii) purport to waive any right to notice or consent with respect to extensions or increases of the indebtedness or any surrender or release of collateral securing the indebtedness; (iii) provide that the choice of one remedy is not a bar to the availability of any other remedy at law and/or equity; (iv) attempt to grant to the Banks a power of sale or to modify or waive any requirements of judicial foreclosure, including but not limited to, those relating to appraisement, valuation or redemption, modifications or waivers of stays, extensions, moratorium or homestead rights or exemptions; and (v) purport to secure any indebtedness or obligation other than those within the contemplation of the parties as of the date of the execution and delivery of the Executed Documents.

          (c)  TITLE.  We have made no examination of and express no opinion as
               -----
     to the title to, or ownership of, the personal and real property contemplated as security by the Executed Documents, or the status of any liens or encumbrances thereon, or the priority of the liens and encumbrances to be created by the Executed Documents, or the accuracy or sufficiency of the description of any property or the freedom of any property from any liens and encumbrances. No opinion is given as to the effect of the granting of a mortgage or other security interest in the collateral described in the Executed Documents before Mortgagor or Lessee have rights in the same.

          (d)  LAWS. We express no opinion with respect to compliance with, or
               ----
     the applicability of, any of the following:

     (1) Federal and state securities laws and regulations; (2) Federal Reserve Board margin regulations; (3) local (i.e. other than those of the State) laws, ordinances, rules and regulations and judicial decisions to the extent that they deal with any of the foregoing; (4) federal and state environmental laws and regulations; (5) federal and state land use and subdivision laws and regulations; (6) federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations; (7) obtaining and maintaining licenses, permits or other similar documents; and (8) federal and state banking regulatory laws other than those affecting security interests in real property.

          (e)  THIRD PARTIES.  Certain of the provisions of the Executed
               -------------
     Documents which purport to bind lessees or third parties, or to make null and void certain agreements, instruments, or transactions which may be entered into between Mortgagor

Societe Generale,
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 11


     and/or Lessee and third parties may not be effective against such lessees or third parties. Furthermore, the Executed Documents may not be effective with respect to certain contracts, including but not limited to the Hilton Hotel Franchise Agreement, which pursuant to their terms are either not assignable or require the consent of parties other than the Mortgagor or Lessee.

          (f)  BANKRUPTCY.  The security interest created by the Loan Documents
               ----------
     in personal property that is acquired by Borrower after the date hereof will be limited by Section 552 of the United States Bankruptcy Code regarding the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

          (g)  MORTGAGE.  The mortgage liens of the Mortgage: (1) will not
               --------
     extend to after-acquired real property (including, but not limited to, property which is unitized or pooled with the real property subject to the Mortgage subsequent to the recording of the Mortgage) until a supplemental mortgage describing such property has been duly executed, delivered and recorded: (2) will expire with respect to third parties subsequently acquiring an interest in the real property described therein twenty-one years after the stated maturity date contained therein and may be maintained thereafter only by refiling in the manner provided by Section 5301.30 of the Ohio Revised Code: and (3) accord priority as to future advances thereunder equivalent to that of advances made on the date the Mortgage is recorded only if Lender is obligated to make such future advances in accordance with the Credit Documents.

          (h)  KNOWLEDGE. The term "our knowledge" as used herein shall mean the
               ---------
     conscious awareness of information about either fact or law by those lawyers in our firm who have devoted substantive attention to the transaction contemplated by the Security Documents.

     5.   LIMITATIONS. This Opinion Letter is issued subject to the following
          -----------
limitations:

          (a)  LICENSED ONLY IN OHIO. We are licensed to practice law only in
               ---------------------
     the State of Ohio and we express no opinion with respect to the effect of any laws other than the laws of the State of Ohio and laws of the United States of general application to transactions in the State of Ohio.

Societe Generale,
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 12



          (b)  SUBSEQUENT EVENTS. We undertake no obligation to advise you of
               -----------------
     facts or changes in law or of anything coming to our attention bearing upon the accuracy of or completeness of any assumption, whether or not material, occurring after the date of this Opinion Letter which might effect the opinions expressed herein.

          (c)  CAPTIONS. The captions in this Opinion Letter are for convenience
               --------
     of reference only and shall not limit, amplify or otherwise modify the provisions hereof.

          (d)  NO IMPLIED OPINIONS. This Opinion Letter is limited to the
               -------------------
     matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein.

          (e)  FINANCIAL INFORMATION. We have made no examination or
               ---------------------
     investigation to verify the truth, accuracy, or completeness of any financial, accounting or statistical information furnished to the Banks and express no opinion with respect thereto.

          (f)  RESTRICTION ON USE. This Opinion Letter is furnished to you and
               ------------------
     the other Banks and your and the other Banks' respective counsel and is solely for your and the other Banks' benefit, and may not be replied upon by, nor copies delivered to, any other person without our prior written consent except for future Banks or participants in the Credit Facility and their counsel or any other counsel rendering an opinion in connection with the Credit Documents or any of the transactions described therein.

          (g)  INFORMATION. We do not assume any responsibility for the
               -----------
     accuracy, completeness or fairness of any information including but not limited to, financial information, furnished to you by Mortgagor or Lessee concerning the business or affairs of Mortgagor or Lessee or any other information furnished to you of a factual nature. Furthermore, we render no opinion with respect to the past, present or future financial condition of Mortgagor or Lessee.

     This opinion does not constitute a guarantee of the Executed Documents or the obligations of Mortgagor or Lessee thereunder or any other matter referred to or opined upon herein, and by rendering this opinion, we are not guaranteeing the Executed Documents or any such obligations. We bring to your attention that our views set forth in this letter are an

Societe Generale,
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 13


expression of professional judgment and are not a guarantee of a result.


                                                   Very truly yours,

                                                   /s/  McDonald, Hopkins.
                                                      Burke & Haber Co., L.P.A.

                                                   McDonald, Hopkins. Burke &
                                                   Haber Co., L.P.A.

               [LETTERHEAD OF MCDONALD, HOPKINS, BURKE & HABER]

                                 EXHIBIT "HH"

                                 July 31, 1996

Societe Generale,
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, Texas 75201

Bank One, Texas, N.A.,
As Administrative Agent
1717 Main Street, 4th Floor
Real Estate Department
Dallas, Texas 75201

Battle Fowler LLP
East 55th Street
New York, New York 10022

     Re: Credit Facility (the "Credit Facility") of up to $100,000,000.00 to AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP. L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement (the "Credit Agreement") by and between the Borrower; SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the "Structuring Agent"); BANK ONE, TEXAS, N.A., as Administrative Agent (the "Administrative Agent"); and the banks and other financial institutions which are a party thereto (collectively referred to herein as the "Banks").

Gentlemen:

     In connection with the Credit Facility, we have acted as special Ohio counsel to 3100 Glendale Joint Venture, an Ohio general partnership, ("Mortgagor") and this opinion letter is being delivered to you at the request of Mortgagor. The Credit Facility is evidenced, in part, by certain promissory notes (the "Notes") executed by the Borrower and payable to the Banks, the Credit Agreement, the documents described in 1.(a) through (e) below and the other documents executed in connection with the Credit Facility (collectively, the "Credit Documents"). The Mortgagor is subleasing certain real and personal property to AGH Leasing, L.P., a Delaware limited partnership ("Lessee") pursuant to a Lease Agreement (the "Lease") between such parties. The real property is located in the County of Lucas (the "County") and the State of Ohio (the "State").

Societe Generale.
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 2

     1.   DOCUMENTS REVIEWED. For purposes of this opinion (the "Opinion
          ------------------
Letter"), we have examined only the following of the Credit Documents, all of which are dated July 31, 1996, unless otherwise specified:

          (a) Open-End Mortgage, Security Agreement, Assignment of Rents and Financing Statement (the "Mortgage"), executed by the Mortgagor, securing payment of the Notes, covering certain real and personal property described in the Mortgage (the "Property");

          (b) Assignment of Leases, Rents and Security Deposits (the "Mortgagor Assignment of Leases"), executed by the Mortgagor, further securing payment of the Notes;

          (c) UCC Financing Statements executed by the Mortgagor to be filed in the real property records (the "Records") of the County and with the Secretary of State (the "Secretary of State") of the State (respectively, the "Mortgagor County Financing Statement" and the "Mortgagor State Financing Statement" and collectively the "Mortgagor Financing Statements");

          (d) Assignment of Leases, Rents and Security Deposits (the "Lessee Assignment of Leases"), executed by the Lessee in favour of the Mortgagor securing the Lessee's obligations under the Lease;

          (e) UCC Financing Statements executed by the Lessee to be filed in the Records and with the Secretary of State (respectively, the "Lessee County Financing Statement" and the "Lessee State Financing Statement" and collectively the "Lessee Financing Statements").

          (f) Irrevocable Direction to Pay Rent executed by Borrower, Mortgagor and others;

          (g)  Security Agreement executed by Borrower, Mortgagor and others;

          (h) Environmental Indemnification Agreement executed by Mortgagor and others for the benefit of the Banks;

          (i) Guaranty and Contribution Agreement executed by Mortgagor and others for the benefit of the Banks; and

Societe Generale.
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 3


          (j) Collateral Assignment and Security Agreement by Mortgagor in favor of the Banks.

     For purposes of this Opinion Letter, the Mortgage and the Mortgagor Assignment of Leases are hereinafter collectively referred to as the "Security Documents". All of the documents described in clauses (a)-(j) above and executed by the Mortgagor or the Lessee are hereinafter collectively referred to as the "Executed Documents."

     For purposes of this opinion letter, we have considered such matters of law and of fact, and have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such certificates, corporate documents and records, officers' certificates, certificates of public officials and other documents as we have deemed relevant and necessary as a basis for the opinions expressed herein, including but not limited to the following:

          (a) First Amended Partnership Certificate of Glendale dated July 31, 1996 executed by the Borrower and AGH UPREIT LLC, a Delaware Limited Liability Company (the "UPREIT") in recordable form to be filed with Recorder's office of Lucas County, Ohio ("Partnership Certificate");

          (b) Amended and Restated Joint Venture Agreement of Glendale executed by the Borrower and the UPREIT dated July 31, 1996 ("Partnership Agreement") as certified by the general partners of Glendale;

          (c) Resolutions of the general partners of Glendale dated _____, 1996 as certified by the general partners of Glendale;

          (d) Certificate on behalf of Glendale by the Borrower and the UPREIT, the general partners of Glendale (the "Partners Certificate"), dated as of the date hereof, relating to the facts set forth herein upon which the opinions expressed herein are based;

          (e) Certificate on behalf of the Borrower by the general partner of Borrower, dated as of the date hereof, relating to the facts set forth herein upon which the opinions expressed herein are based;

          (f) Certificate on behalf of the UPREIT by the members of the UPREIT, dated as of the date hereof, relating to the facts set forth herein upon which the opinions expressed herein are based;

Societe Generale.
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 4

          (g) Officer's Certificate on behalf of AGH GP, Inc. (the "Officer's Certificate") dated as of the date hereof, relating to the facts set forth herein upon which the opinions expressed herein are based;

          (h) Officer's Certificate on behalf of American General Hospitality Corporation as a member of the UPREIT (the "Member's Certificate") dated as of the date hereof, relating to the facts set forth herein upon which the opinions expressed herein are based;

          (i) Certificate for AGH GP, Inc. issued by the Nevada Secretary of State dated July 15, 1996 relating to the good standing of AGH GP, Inc., the general partner of Borrower, which is the general partner of Glendale;

          (j) Certificate for AGH LP, Inc. issued by the Nevada Secretary of State dated July 15, 1996 relating to the good standing of AGH LP, Inc., the limited partner of Borrower, which is a general partner of Glendale;

          (k) Certificate for AGH UPREIT, LLC issued by the Delaware Secretary of State dated July 12, 1996 relating to the good standing of AGH UPREIT, LLC, a general partner of Glendale;

          (l) Certificate for American General Hospitality Corporation issued by the Maryland Secretary of State dated July 12, 1996 relating to the good standing of American General Hospitality Corporation, which is a member of the UPREIT;

          (m) Certificate for American General Hospitality Operating Partnership L.P. issued by the Delaware Secretary of State dated July ____, 1996 relating to the good standing of American General Hospitality Operating Partnership L.P., which is a general partner of Glendale and a member of the UPREIT;

          (n) Certificates for the UPREIT, the Borrower, and AGH GP, Inc., issued by the Ohio Secretary of State, each of which is dated July 17, 1996, relating to the qualification of each of such entities to do business in Ohio;

          (o) Certificate for the Lessee issued by the Ohio Secretary of State dated ______, 1996 relating to the qualification of Lessee to do business in Ohio;

Societe Generale,
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 5

          (p) Ground Lessor's Estoppel Certificate and Agreement executed on behalf of the State of Ohio on July ____, 1996 and the Medical College of Ohio at Toledo on July ____, 1996 ("Estoppel Certificate");

          (q) Acknowledgement Concerning Ground Lease and Consent to Sublease executed on behalf of the state of Ohio on July ____, 1996 and the Medical College of Ohio at Toledo on July ____, 1996 ("Consent").

As to questions of fact material to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the certificates and other documents described above, the representations and warranties made in or pursuant to the Executed Documents and such certificates, corporate records, searches and other documents that we have reviewed, including but not limited to those described above, in connection with giving the opinions expressed herein. We have assumed that there are no other facts, conditions or circumstances which conflict with or are inconsistent with those set forth in any of the foregoing. With respect to such matters, we have not made any independent investigation or verification of the information contained therein for purposes of this opinion letter.

     2.   OPINIONS.  Subject to the matters set forth in subsequent portions of
          --------
this Opinion Letter, it is our opinion that:

          (a) Each of the Security Documents constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with their terms.

          (b) The Lessee Assignment of Leases constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.

          (c) The Mortgage and the Mortgagor County Financing Statement are in proper form for filing in the Records, and the Mortgagor State Financing Statement is in proper form for filing with the Secretary of State. Upon the recording of the Mortgage and the Mortgagor County Financing Statement in the Records, and upon the filing of the Mortgagor State Financing Statement with the Secretary of State no other recording or filing under the laws of the State is required in order to perfect the liens in those items and types of collateral described therein that (a) are real property or (b) are personal property for which a security interest may be perfected by the filing of financing statements in Ohio under the Uniform Commercial Code as adopted in Ohio.

Societe Generale
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, `996
Page 6

          (d) Upon proper filing of the Mortgagor County Financing Statement in the Records and the Mortgagor State Financing Statement with the Secretary of State, the "Said Indebtedness" under the Mortgage (up to an amount described in Section 33(a) of the Mortgage) will be secured by a validly created, perfected security interest in favor of the Administrative Agent as agent for the Banks and to all the right, title and interest of the Mortgagor in and to the collateral described in the Mortgagor Financing Statements, to the extent a security interest may be perfected in such collateral by the filing of financing statements in Ohio under the Uniform Commercial Code as adopted in Ohio.

          (e) The Lessee County Financing Statement is in proper form for filing in the Records, and the Lessee State Financing Statement is in proper form for filing with the Secretary of State. Upon the recording of the Lessee County Financing Statement in the Records, and upon the filing of the Lessee State Financing Statement with the Secretary of State, no other recording or filing under the laws of the State is required in order to perfect the liens in those items and types of collateral described therein for which a security interest may be perfected by the filing of financing statements in Ohio under the Uniform Commercial Code.

          (f) Upon proper filing of the Lessee County Financing Statement in the Records and the Lessee State Financing Statement with the Secretary of State, the Lessee's obligations under the Lease will be secured by a validly created, perfected security interest in favor of the Mortgagor in and to all the right, title and interest of the Lessee in and to the collateral described in the Lessee Financing Statements, to the extent a security interest may be perfected in such collateral by the filing of financing statements in Ohio under the Uniform Commercial Code as adopted in Ohio.

          (g) There are no stamp, recording or similar taxes required to be paid in connection with the execution, delivery, recording or enforcement of the Mortgage except nominal recording fees payable at the time of recording the Mortgage.

          (h) The Mortgagor is duly formed and validly existing under the laws of the State with full power and authority to own, lease and operate its properties and to conduct its business as described in the Partnership Agreement and is duly qualified to conduct its business in the State. The Mortgagor has the requisite power and authority to execute the Executed Documents to which it is a party in the capacity therein stated, and to perform its obligations under the Executed Documents to which it is a party. The Lessee is duly qualified to do business in the State.

Societe Generale,
Southwest Agency
Bank One, Texas, N.A.
Battle Fowler LLP
July 31, 1996
Page 7

          (i) The general partners of Mortgagor have taken all necessary partnership or corporate action to authorize the execution of the Executed Documents to which Mortgagor is a party, and Mortgagor has taken all partnership action necessary to authorize the execution of the Executed Documents to which it is a party.

          (j) Each of the Executed Documents to which Mortgagor is a party has been executed by duly authorized representatives of the general partners on behalf of Mortgagor.

          (k) All of the outstanding interests of 3100 Glendale are validly created under the Partnership Agreement forming Glendale and, to our knowledge based solely on the Partners Certificate, are owned of record in the following percentage amounts: 99% by the Borrower and 1% by the UPREIT.

          (l) To our knowledge, no approval, authorization or other action by any governmental authority of the State, is required in connection with the execution and delivery of the Executed Documents by the Mortgagor and/or the Lessee, and the consummation of the transactions contemplated thereby other than those contained in the Estoppel Certificate and Consent.

          (m) Based on adherence to existing judicial precedents under State law, except for those matters under the Security Documents related to the perfection of liens on and security interests in real estate, fixtures and personal property and the exercise of remedies against such collateral, a State court would hold that the choice of Texas law to govern the construction and interpretation of the provisions of the Executed Documents would be enforceable, except to the extent that the application of Texas law would be contrary to a fundamental policy of the State of Ohio.

     3.   ASSUMPTIONS. In delivery of the opinions expressed in Section 2 above,
          -----------
we have assumed the following:

          (a)  CAPACITY. The legal capacity of each individual signing one or
               --------
     more of the Executed Documents or other documentation upon which this Opinion Letter has been based.

          (b)  BANKS' AUTHORITY. The Banks are authorized to make the Credit
               ----------------
     Facility in accordance with the Credit Documents. The Executed Documents, and the transactions evidenced thereby, are valid, binding and enforceable with regard to the

                                 EXHIBIT "II"

                        [LETTERHEAD OF FOLEY & LARDNER}

                               July ______, 1996

Societe Generale,
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, Texas 75201

Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Real Estate Department
Dallas, Texas 75201

Battle Fowler LLP
75 East 55th Street
New York, NY  10022

     Re: Credit Facility (the "Credit Facility") of up to $100,000,000.00 to AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement (the "Credit Agreement") by and between the Borrower; SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the "Structuring Agent"); BANK ONE, TEXAS, N.A., as Administrative Agent (the "Administrative Agent"); and the banks and other financial institution party thereto (collectively referred to herein as the "Banks").

Gentlemen:

          In connection with the Credit Facility, we have acted as special Wisconsin counsel to Madison Motel Associates, a Wisconsin general partnership ("Mortgagor"). The Credit Facility is evidenced, in part, by certain promissory notes (the "Notes") executed by the Borrower and payable to the Banks, the Credit

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 2

Agreement, the documents described below and the other documents executed in connection with the Credit Facility (collectively, the "Credit Documents"). The Mortgagor is leasing certain real and personal property (the "Property") to AGH Leasing, L.P., a Delaware limited partnership ("Lessee") pursuant to a Lease Agreement (the "Lease") between such parties. The real property is located in the County of Dane (the "County") and the State of Wisconsin (the "State").

          1.   DOCUMENTS REVIEWED. For purposes of this opinion (the "Opinion
               ------------------
Letter"), we have examined the following documents, all of which are dated July ___, 1996, unless otherwise specified:

               (a) Mortgage, Security Agreement, Assignment of Rents and Financing Statement (the "Mortgage"), executed by the Mortgagor, securing payment of the Notes, covering the Property;

               (b) Assignment of Leases, Rents and Security Deposits (the "Mortgagor Assignment of Leases"), executed by the Mortgagor, further securing payment of the Notes;

               (c) UCC Financing Statements executed by the Mortgagor to be filed in the real property records (the "Records") for the County and with the Department of Financial Institutions Division of Corporate & Consumer Services, Uniform Commercial Code Unit (the "Department") of the State (respectively, the "Mortgagor County Financing Statement" and the "Mortgagor State Financing Statement" and collectively the "Mortgagor Financing Statements");

               (d) Assignment of Leases, Rents and Security Deposits (the "Lessee Assignment of Leases"), executed by the Lessee in favor of the Mortgagor securing the Lessee's obligations under the Lease; and

               (e) UCC Financing Statements executed by the Lessee to be filed in the Records and with the Department (respectively, the "Lessee County Financing Statement" and the "Lessee State Financing Statement" and collectively the "Lessee Financing Statements").

For purposes of this Opinion Letter, the Mortgage and the Mortgagor Assignment of Leases are hereinafter collectively referred to as the "Security Documents". All of the documents described in clauses (a)-(e) above and executed by the Mortgagor or the Lessee

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 3

are hereinafter collectively referred to as the "Executed Documents."

          2.   OPINIONS.  Subject to the matters set forth in subsequent
               --------
portions of this Opinion Letter, it is our opinion that:

               (a) Each of the Security Documents constitutes the legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with their terms.

               (b) The Lessee Assignment of Leases constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.

               (c) The Mortgage and the Mortgagor County Financing Statement are in proper form for filing in the Records, and the Mortgagor State Financing Statement is in proper form for filing with the Department. Upon the recording of the Mortgage and the Mortgagor County Financing Statement in the Records, and upon the filing of the Mortgagor State Financing Statement with the Department, no other recording, filing or other action under the laws of the State is required in order to perfect (a) the lien in the real estate which is encumbered by the Mortgage; (b) the security interest in the fixtures; and (c) the security interest in the collateral described in the Mortgagor Financing Statements but only to the extent such collateral is located in the State, is subject to Article 9 of the Uniform Commercial Code as in force in Wisconsin (the "UCC") and only to the extent a security interest in such collateral can be perfected by filing in the Records or with the Department.

               (d) Upon proper filing of the Mortgagor County Financing Statement in the Records and the Mortgagor State Financing Statement with the Department, the "Said Indebtedness" under the Mortgage will be secured by a validly created, perfected security interest in favor of the Administrative Agent for the benefit of the Banks in and to all the right, title and interest of the Mortgagor in and to such portion of the collateral described in the Mortgagor Financing Statements which is located in the State, is subject to Article 9 of the UCC and which can be perfected by filing in the Records or with the Department, and upon the proper filing of the Mortgage and the Mortgagor County Financing Statement in the

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 4

          Records, the "Said Indebtedness" under the Mortgage will be secured by a validly created, perfected mortgage lien in favor of the Administrative Agent for the benefit of the Banks in and to all the right, title and interest of the Mortgagor in and to the real property and fixtures described in the Mortgage.

               (e) The Lessee County Financing Statement is in proper form for filing in the Records, and the Lessee State Financing Statement is in proper form for filing with the Department. Upon the recording of the Lessee County Financing Statement in the Records and upon the filing of the Lessee State Financing Statement with the Department, no other recording, filing or other action under the laws of the State is required in order to perfect the liens in the property described therein to the extent that the collateral is located in the State and is of a type which is subject to Article 9 of the UCC and which can be perfected by filing in the Records or with the Department.

               (f) Upon proper filing of the Lessee County Financing Statement in the Records and the Lessee State Financing Statement with the Department, the Lessee's obligations under the Lease will be secured by a validly created, perfected security interest in favor of the Mortgagor in and to all the right, title and interest of the Lessee in and to the collateral described in the Lessee Financing Statements, to the extent (a) the Lease is a valid and binding obligation of Lessor and Lessee, enforceable against each in accordance with its terms; (b) the Lease grants an effective and enforceable security interest to Mortgagor in the collateral described in the Lessee Financing Statements; (c) such collateral is located in the State; and (d) the collateral is of a type which is subject to Article 9 of the UCC and which can be perfected by filing in the Records or with the Department. We also recommend recording the Lessee Assignment of Leases in the Records so as to perfect the interest secured thereby to the extent it constitutes an interest in real estate not governed by
          Article 9 of the UCC.

               (g) There are no stamp, recording or similar taxes required to be paid in connection with the execution, delivery, recording or enforcement of the Mortgage except for nominal recording and filing fees.

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 5

               (h) The Lessee is registered to transact business in the State as a foreign limited partnership under the name AGH Leasing, Limited Partnership.

               (i) Based on adherence to existing judicial precedents under State law, except for those matters under the Security Documents related to the perfection of liens on and security interests in real estate, fixtures and personal property and the exercise of remedies against such collateral, a State court would hold that the choice of Texas law to govern the construction and interpretation of the provisions of the Executed Documents, including without limitation those provisions related to usury, would be enforceable.

               (j) The Mortgagor is duly formed, validly existing and authorized to do business in the State. The Mortgagor has the requisite power and authority to own its assets, to transact the business in which it will be engaged in connection with the Property, to execute and deliver the Executed Documents in the capacity therein stated, and to perform its obligations under the Security Documents.

               (k) Based on the attached resolutions and officer's certificate, Mortgagor has taken all partnership action necessary to authorize the execution and delivery of the Executed Documents.

          3.   ASSUMPTIONS. In delivery of the opinions expressed in Section 2
               -----------
above, we have assumed the following:

               (a)  CAPACITY. The legal capacity of each individual signing one
                    --------
          or more of the Executed Documents or other documentation upon which this Opinion Letter has been based.

               (b)  BANKS' AUTHORITY. The Banks are authorized to make the
                    ----------------
          Credit Facility in accordance with the Credit Documents. The Credit Documents, and the transactions evidenced thereby, are valid, binding and enforceable with regard to the Banks and/or any other parties executing the Credit Documents (other than the Mortgagor and the Lessee to the extent to which we are opining as to the Security Documents as provided in Section 2(a) and as to the Lessee Assignment of Leases as provided in Section 2(b) above) and all of such parties hold all necessary licenses, permits and approvals to engage in

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 6

          the subject transactions and have complied with all applicable laws, rules, regulations and orders in connection with, and which allows them to engage in, the subject transactions.

               (c)  MORTGAGOR'S AND LESSEE'S AUTHORITY. The Lessee is duly
                    ----------------------------------
          formed, validly existing, and authorized to do business and in good standing under the laws of its state of creation. The Lessee has the requisite partnership power and authority, and all necessary corporate, partnership or other organizational actions of its partners have been taken by each of them to allow them to authorize the partnership, to own its assets, to transact the business in which it will be engaged in connection with the Property, to execute and deliver the Lessee Assignment of Leases in the capacity therein stated, and to perform its obligations under the Lessee Assignment of Leases. Each of the general partners of the Mortgagor has the requisite power and authority, and all necessary corporate, partnership or other organizational actions have been taken by each of them to allow them to authorize the Mortgagor, to own its assets, to transact the business in which it will be engaged in connection with the Property, to execute and deliver the Executed Documents and to perform its obligations thereunder. Each of the Executed Documents has been duly executed and delivered by the Lessee and the Mortgagor.

               (d)  GENUINENESS AND AUTHENTICITY. All signatures appearing on
                    ----------------------------
          all Executed Documents are genuine; all documents and records submitted to us as originals are authentic; all documents and records submitted to us as copies conform to the corresponding original documents and records; and all statements of fact therein are true.

               (e)  CONTACTS. Substantial negotiations for the Credit Facility
                    --------
          and the closing of the Credit Facility occurred in Texas. The Structuring Agent's, the Administrative Agent's and the Borrower's and Lessee's principal place of business is in Texas. The Credit Facility will be funded out of New York. Repayments under the Credit Facility will be made in Texas.

               (f)  CERTIFICATES OR STATEMENTS OF PUBLIC OFFICIALS. Certificates
                    ----------------------------------------------
          or statements of public officials, corporate and partnership documents and records and other certificates and instruments we have deemed relevant and

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 7

          necessary as a basis for our opinion hereinafter are true and correct, have not been modified or rescinded and have been properly issued or adopted, as the case may be.

               (g)  ACCURACY OF FINANCING STATEMENTS. Each of the financing
                    --------------------------------
          statements as to which we are opining contain an address of the secured party from which information regarding the secured party's security interest can be obtained; the debtor under each such financing statement has rights in the collateral; Dane County, Wisconsin is the only county in which any real property in which any goods that are or are to become fixtures are or will be located; the financing statements and the Mortgage each contain the correct legal description and tax key number of the real property intended to be described by the parties and on which all fixtures are located and the correct name or names of the record owner or owners of the real property described therein; and the financing statements each contain an accurate and sufficient description of property as to which the debtor has granted a security interest.

               (h)  LACK OF OTHER AGREEMENTS. There are no oral or written
                    ------------------------
          agreements or understandings or usage of trade or course of conduct or other prior dealings among the parties that would limit, expand or otherwise modify the respective rights and obligations of the parties, as set forth in the Executed Documents, or that would have an effect on the opinions expressed herein; there are no judgments, decrees, orders, agreements or the like that impair or limit the ability of any party thereto to enter into, execute and deliver, and perform, observe and be bound by the Executed Documents and the transactions contemplated thereby.

               (i)  OTHER CREDIT DOCUMENTS. All of the Credit Documents, other
                    ----------------------
          than the Executed Documents, are valid and binding agreements enforceable against all of the parties thereto in accordance with their terms. We have not been provided, nor have we reviewed, any of such Credit Documents other than the Executed Documents and we do not express any opinion as to any such documents nor do we express any opinion on the Executed Documents to the extent that they incorporate by reference any of the Credit Documents.

               (j)  ADEQUATE CONSIDERATION. Each of the parties to the Executed
                    ----------------------
          Documents who is granting a mortgage or

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 8

          security interest has received adequate consideration in return for the granting of such interest and the Mortgagor and the Borrower have a sufficient relationship between them, contractual or otherwise, to warrant the Mortgagor granting the security interest created by the Security Documents to secure the Borrower's obligation.

               (k)  CONSENTS AND APPROVALS. The consent and/or approval of any
                    ----------------------
          third party required for any of the parties to the Credit Documents to perform their obligations has been obtained.

          4.   QUALIFICATIONS. The opinions expressed in Section 2 above are
               --------------
subject to the following qualifications.

               (a)  SPECIFIED LAWS. The opinions contained in Section 2 as to
                    --------------
          the enforceability of the Security Documents and the Lessee Assignment of Leases are subject to the qualification that enforcement of the Security Documents and the Lessee Assignment of Leases is further subject to the following: (i) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; (ii) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, the doctrine of commercial reasonableness, and other laws affecting the rights of creditors and/or the collection of debtor's obligations generally; and (iii) principles of equity and/or exercise of judicial discretion in accordance with principles of equity, which may limit the availability of certain equitable remedies. As noted above, enforceability of the Lessee Assignment of Leases is further dependent on enforceability of the Lease, as to which we do not opine.

               (b)  GENERAL LAWS. The opinions contained in Section 2 as to the
                    ------------
          enforceability of the Security Documents and the Lessee Assignment of Leases are further subject to the qualification that the enforceability of certain of the remedial, waiver and enforcement provisions of the Security Documents and the Lessee Assignment of Leases are subject to other applicable laws, rules and regulations in addition to those described in subsection 4(a) above; however, such laws, in our opinion, should not substantially interfere with the practical realization of the benefits expressed in the Security Documents and the Lessee Assignment of Leases, except for the economic consequences of any procedural delay which may result from such laws, rules

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 9

          and regulations. We express no opinion regarding the enforceability of provisions relating to prepayment penalties and late payment fees, grant of power of attorney or other executing authority to lenders, the establishment of fiduciary relationships, the enforcement of due on encumbrance or due on transfer provisions (except as to those provisions relating to the sale of the encumbered real property itself), obligations of indemnification or contribution, consent to service and venue and waiver of trial by jury, or right to appointment of a receiver as a matter of right.

               (c)  ASSIGNMENTS OF LEASES. Until recently we were unable to
                    ---------------------
          provide lenders with an enforceability opinion as to assignments of leases and rents as there was no statutory law of Wisconsin directly on point with respect thereto. Case law of Wisconsin appeared to dictate that perfection of an assignment of rents may occur only upon possession of the rent-producing property by the secured party, either by a peaceable yielding of possession or the appointment of a receiver, or the happening of a specific triggering event clearly expressed in the assignment documents. In the most recent case on this subject, the court in The Matter of Century Investment Fund VIII
                                ------------------------------------------
          Limited Partnership, 937 F.2d 371 (7th Cir., 1991), in applying
          -------------------
          Wisconsin law, held that an assignment of rents is perfected upon the filing of a foreclosure action and a motion for the appointment of a receiver, provided that the assignment specifically provides for entitlement to rents and leases upon default.

               A State statute, which has only recently been enacted, provides that (i) an assignment of rents (including an assignment of rents contained in a mortgage) is effective against the assignor upon execution and delivery to the assignee, and (ii) the assignment is perfected as to all subsequent purchasers, mortgagees, lien creditors and other third parties, for all purposes, from the time and date of recording the assignment with the register of deeds for the county in which the affected real property is located. Wis. Stat. (S) 708.11. While the statute adds a degree of certainty to the assignment of rents area, it has not been tested in the State courts.

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 10


          5.   LIMITATIONS. This Opinion Letter is issued subject to the
               -----------
following limitations:

               (a)  LICENSED ONLY IN WISCONSIN. We are licensed to practice law
                    --------------------------
          only in the State of Wisconsin and we express no opinion with respect to the effect of any laws other than the laws of the State of Wisconsin and laws of the United States of general application to transactions in the State of Wisconsin.

               (b)  SUBSEQUENT EVENTS. We undertake no obligation to advise you
                    -----------------
          of facts or changes in law occurring after the date of this Opinion Letter which might affect the opinions expressed herein.

               (c)  CAPTIONS. The captions in this Opinion Letter are for
                    --------
          convenience of reference only and shall not limit, amplify or otherwise modify the provisions hereof.

               (d)  NO IMPLIED OPINIONS. This Opinion Letter is limited to the
                    -------------------
          matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein.

               (e)  FINANCIAL INFORMATION. We have made no examination or
                    ---------------------
          investigation to verify the truth, accuracy, or completeness of any financial, accounting or statistical information furnished to the Banks and express no opinion with respect thereto.

               (f)  TITLE AND PRIORITY ISSUES. We express no opinion as to
                    -------------------------
          matters of title or priority or perfection of liens or security interests (except to the limited extent concerning perfection as set forth in Sections 2(c), (d), (e) and (f), above). We understand that, with respect to the real and personal property security interest intended to be created by the Executed Documents and the priority of the liens thereof, you will rely on a title insurance policy and such Uniform Commercial Code and other searches as you deem adequate, and, accordingly, we express no opinion as to such matters.

               (g)  RESTRICTION ON USE. This Opinion Letter is furnished to you
                    ------------------
          and the other Banks and your and the other Banks' respective counsel and is solely for your and the other Banks' benefit, and may not be relied upon by, nor copies delivered to, any other person without our prior written consent except for further Banks or

Southwest Agency
Bank One, Texas, N.A.
July ____, 1996
Page 11


          participants in the Credit Facility and their counsel or any other counsel rendering an opinion in connection with the Credit Documents or any of the transactions described therein.


                                                  Very truly yours,


                                                  /s/ Foley & Lardner (HLT)

                                                  FOLEY & LARDNER

                           MADISON MOTEL ASSOCIATES


                                  CERTIFICATE
                                      TO
                                FOLEY & LARDNER

          The undersigned, Steve Jorns, on behalf of American General Hospitality Corporation, a Maryland corporation ("AGHC"), and AGH GP, Inc., a Nevada corporation ("AGHGP"), hereby certifies and represents to Foley & Lardner, for the purpose of enabling Foley & Lardner to render various opinions in connection with certain matters involving or relating to Madison Motel Associates, a Wisconsin general partnership ("MMA"), as follows:

          1. He is the duly elected, qualified, and acting Chairman of the Board, Chief Executive Officer and President of AGHC and AGHGP.

          2. AGHGP is and has always been the sole general partner of American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"); immediately prior to the consummation of the transactions contemplated by the Sale and Contribution Agreement dated April 30, 1996 (the "Sale and Contribution Agreement"), by and among Madison Motor Inns, Inc., a Delaware corporation ("CSI"), American General Hospitality, Inc., a Texas corporation, the Operating Partnership, and AGHGP, AGH LP, Inc., a Nevada corporation ("AGHLP"), was the sole limited partner of the Operating Partnership.

          3. AGHC is a 1% member of AGH UPREIT LLC, a Delaware limited liability company ("AGHLLC"); the Operating Partnership is a 99% member of AGHLLC; AGHC and the Operating Partnership are and have always been only members of AGHLLC; and, no person or entity other than the Operating Partnership or AGHC has any voting power or control with respect to AGHLLC.

          4. Immediately following the consummation of the transactions contemplated by the Sale and Contribution Agreement and as of the date hereof, the Operating Partnership and AGHLLC are the only general partners of MMA and no other person or entity has any voting power or control with respect to MMA; and, to the best of my knowledge, immediately prior to the consummation of the transactions contemplated by the Sale and Contribution Agreement, the only general partners of MMA were MMI and CSI and no other person or entity had voting power or control with respect thereto.

          5. On the date hereof and at all times prior thereto, the duly elected, qualified, and acting sole director of both AGHLP and AGHGP is and has been Steven D. Jorns.

          6. On the date hereof and since July 15, 1996, the following persons are and have been since such date the duly elected, qualified, and acting directors of AGHC:

               H. Cabot Lodge III
               James R. Worms
               James McCurry
               Kent R. Hance
               Steven D. Jorns

Prior thereto, Steven D. Jorns had been the sole director of AGHC.

          7. On the date hereof, the following persons hold the office or offices in AGHC, AGHGP, and AGHLP, which are set forth opposite his name:

               Name                              Office(s)
               ----                              ---------

            Steven D. Jorns                Chairman of the Board, Chief
                                           Executive Officer, and President

            Bruce G. Wiles                 Executive Vice President

            Kenneth E. Barr                Executive Vice President, Chief
                                           Financial Officer, Principal
                                           Accounting Officer, Secretary,
                                           and Treasurer

          8. As of the date hereof, neither the stockholders nor the board of directors of AGHC have adopted, or are currently considering adopting, a resolution contemplating the dissolution of AGHC or AGHLLC or any merger or consolidation of AGHC or AGHLLC with another entity in which AGHC or AGHLLC, as the case may be, has not been or will not be the surviving entity, and there have been no articles or certificate of dissolution filed on behalf of AGHC or AGHLLC with the Maryland Secretary of State or Delaware Secretary of State, as the case may be.

          9. As of the date hereof, the undersigned has no knowledge or notice that either the members or managers, if any, of AGHLLC have adopted, or are currently considering adopting, a resolution contemplating the dissolution of AGHLLC or any merger or consolidation of AGHLLC with another entity in which AGHLLC has not been or will not be the surviving entity, and there have been no articles or certificate of dissolution filed on behalf of AGHLLC with the Delaware Secretary of State.

         10. The undersigned has no knowledge or notice that any member of AGHLLC has retired or resigned or been expelled as a member of AGHLLC, is bankrupt (as that term is defined and used in the Operating Agreement of AGHLLC and applicable laws of the State of Delaware), has died or been dissolved, or been subject to the occurrence of any other event that would cause a dissolution of AGHLLC under the laws of the State of Delaware.

          11.  Attached hereto as Exhibit A is a true, correct, and complete
                                  ---------
copy of the Second Amended and Restated Agreement of Partnership of MMA, which immediately following the consummation of the transactions contemplated by the Sale and Contribution Agreement and on the date hereof is in full force and effect, and no proceeding for the amendment, modification, or rescission of such document is pending or contemplated; and attached hereto as Exhibit A-1 is a
                                                            -----------
true, correct, and complete copy of the Amended and Restated Agreement of Partnership of MMA in full force and effect immediately prior to the consummation of the transactions contemplated by the Sale and Contribution Agreement, which Amended and Restated Agreement of Partnership was superseded and replaced on the date hereof upon execution and delivery by the Operating Partnership and AGHLLC of the Second Amended and Restated Agreement of Partnership attached hereto as Exhibit A.
                               ---------

          12. As of the date hereof, neither the stockholders nor the board of directors of AGHGP have adopted or currently considered adopting a resolution contemplating the dissolution of AGHGP or the Operating Partnership or any merger or consolidation of AGHGP or the Operating Partnership with another entity in which AGHGP or the Operating Partnership, as the case may be, has not been or will not be the surviving entity, and there have been no articles or certificate of dissolution filed on behalf of AGHGP or the Operating Partnership with the Nevada Secretary of State or Delaware Secretary of State, as the case may be.

          13. As of the date hereof, AGHGP is not bankrupt (as that term is defined and used in the limited partnership agreement of the Operating Partnership and applicable laws of the State of Delaware) and has not withdrawn or been expelled or removed as the general partner of the Operating Partnership, and the undersigned has no knowledge or notice that any of the other partners of the Operating Partnership, if any, are bankrupt or have withdrawn or been expelled or removed as general partners of the Operating Partnership, and the undersigned has no knowledge or notice of the occurrence of any other events or circumstances which would result in the dissolution of the Operating Partnership under its limited partnership agreement or the laws of the State of Delaware.

          14. As of the date hereof, neither AGHLLC nor the Operating Partnership is bankrupt (as that term is defined and used in the Second Amended and Restated Agreement of Partnership of MMA and applicable laws of the State of Wisconsin) or has withdrawn or been expelled or removed as a general partner of MMA, and the undersigned has no knowledge or notice of the occurrence of any other events or circumstances which would result in the dissolution of MMA under its Second Amended and Restated Agreement of Partnership or the laws of the State of Wisconsin.

          15.  Attached hereto as Exhibit B is a true, correct, and complete
                                  ---------
copy of the resolutions adopted by the general partners of MMA, at duly called meetings at which a quorum was present (if required) or upon unanimous written consent, on connection with matters involving or relating to MMA, which resolutions remain in full force and effect as of the date hereof and have not been amended, modified, revoked, or rescinded.

          16. To the best of my knowledge, no authorization, consent, or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made by MMA for the due execution, delivery, and performance by it of that certain Lease Agreement dated July _____, 1996, by and between MMA and AGH Leasing, L.P., a Delaware limited partnership, relating to the Holiday Inn Select-Madison, and the consummation of the transactions contemplated thereby, except such as have been duly obtained or made and are in full force and effect on the date hereof.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ____ day of July, 1996.

                                     ________________________________
                                     Steven D. Jorns
                                     Chairman of the Board,
                                     Chief Executive Officer and
                                     President of American General
                                     Hospitality Corporation and
                                     AGH GP, Inc.

          The undersigned, Kenneth E. Barr, the Executive Vice President, Chief Financial Officer, Principal Accounting Officer, Secretary, and Treasurer of both AGHC and AGHGP hereby certifies that Steven D. Jorns was, at the time he executed the foregoing certificate, a duly elected, qualified, and acting Chairman of the Board, Chief Executive Officer and President of both AGHC and AGHGP, and he was duly authorized and empowered to do so, and the signature thereon is genuine.


                                                ______________________________
                                                Kenneth E. Barr
                                                Executive Vice-President,
                                                Chief Executive Officer,
                                                Principal Accounting Officer,
                                                Secretary and Treasurer and
                                                President of American General
                                                Hospitality Corporation and
                                                AGH GP, Inc.

                                                                  Exhibit B


                      Resolutions Adopted by the Partners
                      -----------------------------------
                      of Madison Motel Associates ("MMA")
                      -----------------------------------


          RESOLVED, that the form, terms, and provisions of the Lease Agreement dated July ____, 1996 (the "Holiday Inn Select-Madison Participating Lease"), by and between MMA and AGH Leasing, L.P., a Delaware limited partnership, be, and the same hereby is, approved in all respects; and be it further

          RESOLVED, that American General Hospitality Operating Partnership, L.P., a Delaware limited partnership, and AGH UPREIT LLC, a Delaware limited liability company (collectively, the "Partners"), be, and each of them hereby is, authorized in the capacity of general partners of MMA, to execute and deliver the Holiday Inn Select-Madison Participating Lease on behalf of MMA, with such additions, deletions, and changes in the final executed copies as the Partners may approve, such approval to be conclusively evidenced by the execution and delivery thereof; and be it further

          RESOLVED, that the form, terms, and provisions of the Loan Documents identified on Schedule I attached hereto be, and the same hereby is approved in all respects in their entirety; and be it further

          RESOLVED, that the Partners be, and each of them hereby is, authorized in the capacity of general partners of MMA, to execute and deliver the Loan Documents on behalf of MMA, with such additions, deletions and changes in the final executed copy as the Partners may approve, such approval to be conclusively evidenced by the execution and delivery thereof; and be it further

          RESOLVED, that the form, terms and provisions of the financing statements on Form UCC-1 to be filed pursuant to the Loan Documents (the "UCC-1 Financing Statements"), are hereby in all respects approved; and be it further

          RESOLVED, that the Partners be, and each of them hereby is, authorized and empowered to execute and deliver in the capacity of general partners of MMA, the UCC-1 Financing Statements on behalf of MMA (with such additions, deletions and changes in the final executed copy as the Partners shall, in their discretion, deem advisable, such execution to be conclusive evidence of his approval); and be it further

          RESOLVED, that the Partners be, and each of them hereby is, authorized in the capacity of general partners of MMA, to execute and deliver on behalf of MMA, such further documents, instruments and agreements as the Partners may deem necessary or appropriate in connection with the Loan Documents, including any bills of sale, assignments, assumptions, certificates, affidavits, deeds and such other documents, instruments and agreements as may be required by any party to the Loan Documents.

                                                                      Schedule 1

     1. Credit Agreement (the "Credit Agreement"), by and between American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), Societe Generale, a French banking corporation. Bank One Texas, N.A., and certain other banks and other financial institutions (collectively, the "Banks"), relating to a $100,000,000.00 credit facility (the "Credit Facility").

     2. Certain promissory notes (the "Notes") executed by the Operating Partnership and payable to the Banks, evidencing the obligations of the Operating Partnership under the Credit Facility.

     3. Mortgage, Security Agreement, Assignment of Rents and Financing Statement (the "Mortgage"), executed by Madison Motel Associates, a Wisconsin general partnership ("MMA"), securing payment of the Notes, covering certain real and personal property.

     4. Assignment of Leases, Rents and Security Deposits (the "Mortgagor Assignment of Leases"), executed by MMA, further securing payment of the Notes.

     5. UCC Financing Statements executed by MMA to be filed in the real property records (the "Records") for Dane County, Wisconsin, and with the Department of Financial Institutions, Division of Corporate & Consumer Services, Uniform Commerical Code Unit (the "Department") of the State of Wisconsin (respectively, the "Mortgagor County Financing Statement" and the "Mortgagor State Financing Statement" and collectively the "Mortgagor Financing Statements").

     6. Assignment of Leases, Rents and Security Deposits (the "Lessee Assignment of Leases"), executed by AGH Leasing, L.P., a Delaware limited partnership (the "Lessee"), in favor of MMA securing the Lessee's obligations under the Lease.

     7. UCC Financing Statements executed by the Lessee to be filed in the Records and with the Department (respectively, the "Lessee County Financing Statement" and the "Lessee State Financing Statement" and collectively the "Lessee Financing Statements").

                                 EXHIBIT "JJ"

   [LETTERHEAD OF MACDONALD CARANO WILSON MCCUNE BERGIN FRANKOVICH & HICKS]

LEO P. BERGIN                                                    Reply to:  Reno

                                 July 31, 1996


Battle Fowler LLP
Park Avenue Tower
75 East 55th Street
New York, New York 10022

Societe Generale
Southwest Agency
2001 Ross Avenue, Suite 4900
Dallas, Texas 75201

Bank One, Texas, N.A.
Real Estate Department
1717 Main Street, 4th Floor
Dallas, Texas 75201

          Re: American General Hospitality Corporation

Gentlemen:

          We are special local counsel for AGH GP, Inc., a Nevada corporation, in connection with the Credit Facility (the "Credit Facility") of up to $100 million to American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Borrower") pursuant to a Credit Agreement (the "Credit Agreement") by and between the Borrower and Societe Generale, a French banking corporation acting through its Southwest Agency, as Structuring Agent (the "Structuring Agent"); Bank One, Texas, N.A., as Administrative Agent (the "Administrative Agent"); and the banks and other financial institutions party thereto (collectively referred to herein as the "Banks").

          In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

          a.   Articles of Incorporation of AGH GP, Inc.;

          b.   List of Officers and Directors of AGH GP, Inc.;

          c.   The Amended and Restated Bylaws of AGH GP, Inc.;

          d.   The consent of special meetings of AGH GP, Inc.;

[LETTERHEAD OF MACDONALD CARANO WILSON MCCUNE BERGIN FRANKOVICH & HICKS]

Battle Fowler LLP
Societe Generale
Bank One, Texas, N.A.
July 31, 1996
Page 2

          e.   A stock certificate of AGH GP, Inc.;

          f.   The Subscription Agreement of AGH GP, Inc.;

          g. The minutes of AGH GP, Inc. amending the Articles of Incorporation of AGH GP, Inc.

          Our opinion is subject to qualifications that (a) the enforceability of any instruments referred to herein may be subject to applicable bankruptcy, insolvency and fraudulent transfer laws, and similar laws affecting the enforceability of creditor's rights generally, and (b) the remedies of the parties therein may be qualified by laws governing specific performance, injunctive relief and other equitable remedies of creditors, and if any party to any of the documents referred to in this opinion were to seek an equitable remedy in Nevada, such as specific performance, the availability of such remedy would be subject to the discretion of the court requested to grant such remedy.

          Based upon and subject to the foregoing, it is our opinion, as of the date hereof:

          1. AGH GP, Inc. is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada, and is duly registered and qualified to conduct business and is in good standing, with full corporate power to own, lease and operate its properties and assets and to conduct its business.

          2. The execution and delivery of and the performance by AGH GP, Inc., on behalf of American General Hospitality Operating Partnership, L.P., as its general partner, of its obligations under the Loan Documents listed on Schedule I to which it is a party, have been duly and validly authorized.

          We are qualified to practice law in the State of Nevada and express no opinion herein as to any laws other than those of

        [LETTERHEAD OF McDONALD CARANO WILSON McCUNE BERGIN FRANKOVICH
                                 & HICKS LLP]


     Battle Fowler LLP
     Societe Generale
     Bank One, Texas, N.A.
     July 31, 1996
     Page 3

     the State of Nevada. Our opinion is further limited to laws in affect on the date hereof.

               The opinions rendered herein are delivered solely for Battle Fowler LLP in giving an opinion to you and the other Banks, and Battle Fowler LLP may make this letter available to such lenders. In addition, this opinion is being rendered to the Banks and the Bank's respective counsel for your and their sole use and may not be made available to or relied upon by any other person, firm or entity without our express prior written consent, except for future Banks or participants in the Credit Facility. This opinion may not be relied on by any other person or in connection with any other transaction other than those contemplated by American General Hospitality Corporation Initial Public Offering. No part of this letter may be quoted or reproduced in any document without our prior consent. The foregoing shall not prohibit the parties addressed herein from disseminating this opinion to their attorneys, accountants, auditors or regulatory examiners.

                                        Sincerely,


                                        McDONALD CARANO WILSON McCUNE
                                        BERGIN FRANKOVICH & HINKS LLP


                                        By /s/ Leo P. Bergin
                                           ------------------------------------
                                           Leo P. Bergin
                                           a Partner


     LPB: jab

                               SCHEDULE 1.01(a)

                                  Commitments
                                  -----------

     BANK                                                             COMMITMENT
     ----                                                             ----------
Societe Generale, Southwest Agency                                   $50,000,000

Bank One, Texas, N.A.                                                $50,000,000

[TO BE COMPLETED]


                     Schedule 1.01(b) - Initial Properties
            Allocated Debt Amount, Appraised Values and Cost Basis

                                                          Appraised          Appraised                       Allocated
                                                           "As Is"         "As Improved"         Cost           Debt
Property Name                       Location                Value              Value             Basis         Amount
-------------                                               -----              -----             -----         ------
LeBaron/Doubletree                  San Jose, CA            20,000            30,000
Holiday Inn - Mission Valley        San Diego, CA           19,400            21,700
Holiday Inn - Crowne Plaza          San Jose, CA            15,500            21,000
Holiday Inn - Airport               New Orleans, LA         26,000            28,500
Maison de Ville                     New Orleans, LA          3,000             3,000
Hampton Inn - Airport               Richmond, VA             7,500             7,500
Days Inn/Hampton Inn                Ocean City, MD           8,000            10,000
Holiday Inn DFW-West                Bedford, TX             14,000            14,000
Toledo Hilton                       Toledo, OH              10,600            10,600
Madison Holiday Inn                 Madison, WI             21,500            23,000
Best Western Harvey                 Albuquerque, NM         12,500            17,500

                      APPROVED PRELIMINARY PROPERTY PLAN

------------------------------------------------------------------------------------------------------------------------------------
            A                         B       C            D            E         F         G         H           I          J
------------------------------------------------------------------------------------------------------------------------------------
 1 PROJECTED RENOVATION COSTS
------------------------------------------------------------------------------------------------------------------------------------
 2                                  # OF               CONSTRUCTION   TOTAL      PER      CHOSEN   FRANCHISE     PER
-----------------------------------------------------------------------------------------------------------------------------------
 3          PROJECT                 ROOMS   FF/E COST       COST       COST      ROOM     UPDATES   REQUIRED     TIM         DIFF
------------------------------------------------------------------------------------------------------------------------------------
 4 CROWNE PLAZA SAN JOSE              231   1,399,977    3,266,613    4,666,590   20,202      -      4,666,590   4,666,590      -
------------------------------------------------------------------------------------------------------------------------------------
 5 WYNDHAM ALBUQUERQUE                266   1,505,207    3,512,150    5,017,358   18,862      -      5,017,358   5,017,358      -
------------------------------------------------------------------------------------------------------------------------------------
 6 SECAUCUS                           165         -            -            -        -        -            -           -        -
------------------------------------------------------------------------------------------------------------------------------------
 7 TOLEDO                             213     102,399      238,932      341,331    1,602       -       341,331     341,331      -
------------------------------------------------------------------------------------------------------------------------------------
 8 CROWNE PLAZA MADISON               227     514,257    1,199,934    1,714,191    7,552   224,250   1,489,941   1,714,191      -
------------------------------------------------------------------------------------------------------------------------------------
 9 MAISON DE VILLE                     23      15,000       35,000       50,000    2,174    50,000         -        50,000      -
------------------------------------------------------------------------------------------------------------------------------------
10 HOLIDAY INN NEW ORLEANS            304     688,405    1,606,278    2,294,683    7,548       -     2,294,683   2,294,683      -
------------------------------------------------------------------------------------------------------------------------------------
11 DFW - WEST                         243      72,572      169,335      241,908      996       -       241,908     241,908      -
------------------------------------------------------------------------------------------------------------------------------------
12 DFW - SOUTH                        409     565,386    1,319,234    1,884,620    4,608       -     1,884,620   1,884,620        0
------------------------------------------------------------------------------------------------------------------------------------
13 DOUBLETREE SAN JOSE                327   1,950,000    4,550,000    6,500,000   19,878       -     6,500,000   6,500,000
------------------------------------------------------------------------------------------------------------------------------------
14 DOUBLETREE MISSION VALLEY          318     751,432    1,753,340    2,504,772    7,877       -     2,504,772   2,504,772
------------------------------------------------------------------------------------------------------------------------------------
15 HAMPTON INN OCEAN CITY             162     571,595    1,333,722    1,905,317   11,761       -     1,905,317   1,905,317
------------------------------------------------------------------------------------------------------------------------------------
16 HAMPTON INN RICHMOND               124      15,000       35,000       50,000      403       -        50,000      50,000
------------------------------------------------------------------------------------------------------------------------------------
17
------------------------------------------------------------------------------------------------------------------------------------
18 TOTAL ALL HOTELS                 3,012   8,151,231   19,019,538   27,170,769    9,021   274,250  26,896,519  27,170,769        0
------------------------------------------------------------------------------------------------------------------------------------
19
------------------------------------------------------------------------------------------------------------------------------------
20 TOTAL 4 AGH PREDECESSOR HOTELS     555     102,572      239,335      341,908      616    50,000     291,908
------------------------------------------------------------------------------------------------------------------------------------
21
------------------------------------------------------------------------------------------------------------------------------------
22 TOTAL 9 ACQUISITION HOTELS       2,457   8,048,658   18,780,203   26,828,861   10,919   224,250  26,604,611
------------------------------------------------------------------------------------------------------------------------------------
23
------------------------------------------------------------------------------------------------------------------------------------
24 TOTAL 7 ACQUISITION HOTELS       2,832   8,722,653   20,352,856   29,075,509   10,267   224,250  28,851,259
------------------------------------------------------------------------------------------------------------------------------------
25
------------------------------------------------------------------------------------------------------------------------------------
26 TOTAL 7 CONVERSION HOTELS        1,835   7,380,873   17,222,037   24,602,910   13,408   224,250  24,378,660
------------------------------------------------------------------------------------------------------------------------------------
27
------------------------------------------------------------------------------------------------------------------------------------
28 TOTAL 5 NEW HOTELS - OCEAN CITY  1,531   6,692,468   15,615,759   22,308,227   14,571   224,250  22,083,977
------------------------------------------------------------------------------------------------------------------------------------
29
------------------------------------------------------------------------------------------------------------------------------------
30 TOTAL 7 CONVERSION/2 REPOSITIO   2,243   7,453,445   17,391,372   24,844,818   11,077   224,250  24,620,568
------------------------------------------------------------------------------------------------------------------------------------
31
------------------------------------------------------------------------------------------------------------------------------------
32
------------------------------------------------------------------------------------------------------------------------------------
33                      AS OF       6/13/96
------------------------------------------------------------------------------------------------------------------------------------

HOLIDAY INN
SAN JOSE, CA

SUMMARY

CROWNE PLAZA CONVERSION
PRODUCT IMPROVEMENT PLAN

JANUARY 26, 1996

--------------------------------------------------------------------------------

                                                                       EST.COST
--------------------------------------------------------------------------------
I.        EXTERIOR                                                    138,000.00

II.       BUILDING STRUCTURES                                         706,500.00

III.      PUBLIC AREAS                                                917,580,00

IV.       PRIVATE GUEST AREAS                                       2,210,965.00

V.        BACK OF THE HOUSE                                           231,090.00

VI.       GENERAL CONDITIONS                                          462,454.85


--------------------------------------------------------------------------------

          TOTAL                                                     4,666,589.85

--------------------------------------------------------------------------------

HOLIDAY INN
SAN JOSE, CA

CROWNE PLAZA CONVERSION
PRODUCT IMPROVEMENT PLAN

                                                            NUMBER OF ROOMS:            240
---------------------------------------------------------------------------------------------------------------------------------
                                                                           RE'D     QUANTITY/            UNIT          EST.
                                    SCOPE OF WORK                          YES     ALLOWANCE             COST          COST
---------------------------------------------------------------------------------------------------------------------------------
I.   EXTERIOR

     A.  LANDSCAPING:
         ------------------------------------------------------------------------------------------------------------------------
          1.    PROVIDE ADDITIONAL COLOR/REPLACE MISSING GROUND COVER                   1.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------
          2.    REMOVE OVERGROWN AUSTRALIAN PINES & REPLACE                             1.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------
          3.    PROVIDE ADDITIONAL COURTYARD LANDSCAPING                                1.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------
          4.    UPGRADE LIGHTING                                                        1.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------

     B.  PARKING LOT AND DRIVES
         ------------------------------------------------------------------------------------------------------------------------
          1.    MINOR ASPHALT REPAIRS                                                   1.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------
          2.    RESURFACE ASPHALT PAVING                                               50.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------
          3.    STRIPE                                                                 20.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------
          4.    REFINISH THE FIRE LANE CURBS                                            1.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------
          5.    PAINT LIGHT POLES                                                      10.00          DEFER                 0.00
         ------------------------------------------------------------------------------------------------------------------------

     C.  PARKING GARAGE
         ------------------------------------------------------------------------------------------------------------------------
          1.    REFINISH STRIPING THROUGHOUT                                          260.00                   10.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          2.    REFINISH OR REPLACE CEILING LIGHTS                                     60.00                  200.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          3.    PAINT POLES ON POLE LIGHTS                                             10.00                  350.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          4.    REFINISH STRWY RAIL & PROVIDE PART ENCLOSURE                            2.00                2,500.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          5.    REPLACE AND UPGRADE GLOBE LIGHT FIXTURES                               30.00                   75.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          6.    REPLACE SCARRED SIGNAGE THROUGHOUT                                      1.00                1,500.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          7.    REFINISH/UPGRADE ELEV FLOOR, WALLS, CEILING, DOORS                      1.00                3,000.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          8.    RENOVATE ELEVATOR TO ADA STANDARDS                                      1.00               10,000.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          9.    ENTRY DEVICES AND ATTENDANTS BOOTH                                      1.00                5,000.00  DEFER
         ------------------------------------------------------------------------------------------------------------------------
          11.   REPLACE VANS                                                            2.00               24,000.00   48,000.00
         ------------------------------------------------------------------------------------------------------------------------
          12.   UPGRADE GARAGE TO MATCH HOTEL EXTERIOR                                  1.00               40,000.00   40,000.00
         ------------------------------------------------------------------------------------------------------------------------

     D.  SIGNAGE
         ------------------------------------------------------------------------------------------------------------------------
          1.    BRAND REQUIRED SIGNAGE                                                  1.00               50,000.00   50,000.00
         ------------------------------------------------------------------------------------------------------------------------

II.  BUILDING STRUCTURES

     A.  COMMERCIAL BUILDING CANOPY
         ------------------------------------------------------------------------------------------------------------------------
          1.    REPAIR CRACKED CANOPY CEILING                                           1.00                3,500.00    3,500.00
         ------------------------------------------------------------------------------------------------------------------------
          2.    UPGRADE CANOPY AND ENTRY                                                1.00               20,000.00   20,000.00
         ------------------------------------------------------------------------------------------------------------------------

     B.  COMMERCIAL BUILDINGS
         ------------------------------------------------------------------------------------------------------------------------
          1.    REFINISH EXTERIOR WALLS WHERE STAINED                                SEE #5
         ------------------------------------------------------------------------------------------------------------------------
          2.    REFINISH WHERE LIGHT FIXTURES HAVE BEEN CHANGED                      SEE #5
         ------------------------------------------------------------------------------------------------------------------------
          3.    STEAM CLEAN PAVERS UNDER CANOPY                                         1.00                  500.00      500.00
         ------------------------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------------------------------------
          4.   PROVIDE NEW ROOFLINE DETAIL                                                4,000.00               10.00     40,000.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   CHANGE EXTERIOR COLOR/SKIN TO COORDINATE W/RENTAL TOWER                        1.00           90,000.00     90,000.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REFINISH CONCRETE PLANTERS                                                     1.00            7,500.00      7,500.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE BRONZE WINDOWS AT STREET LEVEL TO
               COORDINATE WITH BUILDING RENOVATION                                            1.00           WAIVER             0.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   PROVIDE NEW DECORATIVE EXTERIOR LIGHTING                                       1.00           20,000.00     20,000.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   PROVIDE FLAG POLES                                                             2.00            1,200.00      2,400.00
          --------------------------------------------------------------------------------------------------------------------------
          10.  REPLACE WASTE RECEPTACLES                                                      6.00              350.00      2,100.00
          --------------------------------------------------------------------------------------------------------------------------

     C.   RENTAL UNIT BUILDING
          --------------------------------------------------------------------------------------------------------------------------
          1.   CLEAN DEBRIS FROM ROOF AND REFINISH EQUIPMENT                                  1.00            5,500.00      5,500.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   UPGRADE SKIN TO CONCEAL PANELS AT WINDOWS                                      1.00          440,000.00    440,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   MANSARD OR PARAPET ROOF TREATMENT                                              1.00           75,000.00     75,000.00
          --------------------------------------------------------------------------------------------------------------------------

III. PUBLIC AREAS

     A.   LOBBY
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH LOBBY VESTIBULE DOORS                                                 2.00            1,250.00      2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE CRACKED MARBLE TILES IN VESTIBULE FLOOR                                1.00            2,000.00      2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE SIGN PACKAGE                                                   INCL IN ROOM                              0.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   PROVIDE CURRENCY EXCHANGE INFO AT FRONT DESK                                   1.00               50.00         50.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   CONVERT GIFT SHOP TO LOBBY LOUNGE MINIMUM SEATING 20                           1.00           25,000.00     25,000.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   RELOCATE BELL STORAGE TO BEHIND FRONT DESK                                     1.00            2,500.00      2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   RAISE AND COFFER LOBBY CEILING IF POSSIBLE                                     1.00           15,000.00     15,500.00
          --------------------------------------------------------------------------------------------------------------------------
          10.  INSTALL NEW DECORATIVE LIGHTING IN LOBBY CEILING                               1.00            7,500.00      7,500.00
          --------------------------------------------------------------------------------------------------------------------------
          11.  REPLACE VINYL WALL COVERING THROUGHOUT LOBBY                                   1.00            5,000.00      5,000.00
          --------------------------------------------------------------------------------------------------------------------------
          12.  REPLACE WORN CARPET IN LOBBY ONLY                                            350.00               25.00      8,750.00
          --------------------------------------------------------------------------------------------------------------------------
          13.  INSTALL SLIP RESISTANT GRANITE MATERIAL IN ENTRY OF LOBBY                    800.00               20.00     16,000.00
          --------------------------------------------------------------------------------------------------------------------------
          14.  REFINISH DOOR AND DOORWAYS THROUGHOUT                                          1.00            1,000.00      1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          15.  REFINISH OAK BASE AND TRIM IN LOBBY, DESK AND CORRIDOR                         1.00            5,000.00      5,000.00
          --------------------------------------------------------------------------------------------------------------------------
          16.  REPLACE UPHOLSTERED SEATING                                                    1.00           25,000.00     25,000.00
          --------------------------------------------------------------------------------------------------------------------------
          17.  REDESIGN/RELOCATE PUBLIC PHONE AREA                                            1.00            5,000.00      5,000.00
          --------------------------------------------------------------------------------------------------------------------------
          18.  PROVIDE MINIMUM OF ONE HOUSE PHONE                                             1.00               75.00         75.00
          --------------------------------------------------------------------------------------------------------------------------
          19.  REPLACE BELLSTAND WITH LOWER CONCIERGE DESK                                    1.00            1,500.00      1,500.00
          --------------------------------------------------------------------------------------------------------------------------
          20.  REPLACE CARPET ON DESK FACIA                                                   1.00            3,000.00      3,000.00
          --------------------------------------------------------------------------------------------------------------------------
          21.  REPLACE CARPET BEHIND THE DESK                                                 1.00              500.00        500.00
          --------------------------------------------------------------------------------------------------------------------------
          22.  REPLACE CARPET ON WALL BEHIND DESK WITH ALTERNATE                              1.00            1,500.00      1,500.00
          --------------------------------------------------------------------------------------------------------------------------
          23.  PROVIDE APPROPRIATE ARTWORK OR OTHER WALL DECOR                                1.00              750.00        750.00
          --------------------------------------------------------------------------------------------------------------------------
          24.  PROVIDE SEPARATE CHECK-IN FOR CLUB LEVEL                                       1.00              500.00        500.00
          --------------------------------------------------------------------------------------------------------------------------

     B.   LOBBY CORRIDORS
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH CEILING TO UNIFORM APPEARANCE                                       600.00                2.00      1,200.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   PROVIDE BROCHURE AREA                                                          1.00              500.00        500.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REDESIGN DECOR                                                                 1.00           10,000.00     10,000.00
          --------------------------------------------------------------------------------------------------------------------------

     C.   GIFT SHOP/BUSINESS CENTER
          --------------------------------------------------------------------------------------------------------------------------
          1.   DEMOLISH GIFT SHOP WALLS                                                 INCLUDED        IN LOBBY AREA
          --------------------------------------------------------------------------------------------------------------------------
          2.   PROVIDE NEW GIFT SHOP/BUSINESS CENTER IN BOARDING ROOM                         1.00           25,000.00     25,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   FAX/COPY MACHINE AND FURNISHINGS                                               1.00            4,500.00      4,500.00
          --------------------------------------------------------------------------------------------------------------------------

     D.   PUBLIC RESTROOMS - COMPLETE REDO
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE SIGNAGE WITH ADA COMPLIANT                                                 8.00         65.00          520.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REFINISH SCARRED ENTRY DOORS/FRAMES                                                2.00        250.00          500.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE SCARRED WALL COVER ON CEILING                                              2.00      1,500.00        3,000.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE TILE                                                                       1.00      2,500.00        2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   UPGRADE LIGHTING                                                                   2.00      1,000.00        2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE VANITIES WITH CULTURED MARBLE OR NAT STONE                                 2.00      1,500.00        3,000.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE TARNISHED FAUCETS W/ LEVER HANDLE                                          2.00      1,000.00        2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   REFINISH OAK TRIM AROUND VANITY MIRRORS                                            2.00        250.00          500.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   PROVIDE SEMI RECESSED TOWEL/TRASH DISPENSER                                        2.00        750.00        1,500.00
          --------------------------------------------------------------------------------------------------------------------------
          10.  REPLACE PARTITIONS                                                                 2.00      3,500.00        7,000.00
          --------------------------------------------------------------------------------------------------------------------------
          11.  ENSURE ALL PUBLIC RESTROOMS ARE ADA COMPLIANT                                      2.00      5,000.00       10,000.00
          --------------------------------------------------------------------------------------------------------------------------

     E.   PREFUNCTION AREA
          --------------------------------------------------------------------------------------------------------------------------
          1.   PROVIDE DOOR CASING TO ENCEL METAL DOOR CASING                                     3.00      1,000.00        3,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   RAISE CEILING IF POSSIBLE                                                      5,000.00          5.00       20,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE WORN CARPET                                                              555.00         40.00       22,200.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REFINISH SCARRED TABLES                                                            8.00        100.00          800.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REFINISH OR REPLACE UPHOLSTERED WOOD FRAME CHAIRS                                 10.00        275.00        2,750.00
          --------------------------------------------------------------------------------------------------------------------------

     F.   BANQUET ROOMS
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPAIR/REFINISH ALL SERVICE DOORS AND FRAMES                                      10.00        200.00        2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE CEILING TREATMENT/RAISE IF POSSIBLE                                        3.00     15,000.00       45,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REFINISH OR REPLACE LOUVERED WOOD PANELS                                           1.00      5,000.00        5,000.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REMOVE CARPET FROM WALLS AND REPLACE VINYL                                       500.00         18.00        9,000.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE MISMATCHED, WORN OR SCARRED AIR WALLS                                  1,080.00         25.00       27,000.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   STEAM CLEAN STAINED CARPETS                                                        1.00      2,500.00        2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE EXISTING W/FLOURESCENT                                                    50.00        150.00        7,500.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   REPLACE DAMAGED BANQUET TABLES AS NECESSARY                                       25.00        250.00        6,250.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE YELLOW VINYL CHAIRS                                                      250.00         40.00       10,000.00
          --------------------------------------------------------------------------------------------------------------------------
          10.  CLEAN EXISTING UPHOLSTERED CHAIRS                                                250.00         10.00        2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          11.  REFINISH PODIUM TO LIKE-NEW                                                        1.00        250.00          250.00
          --------------------------------------------------------------------------------------------------------------------------
          12.  REFINISH WOOD BASE THROUGHOUT                                                    500.00          1.50          750.00
          --------------------------------------------------------------------------------------------------------------------------
          13.  REFINISH ENTRY DOORS AND FRAMES                                                    5.00        500.00        2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          14.  PROVIDE NEW DECOR THROUGHOUT                                                       3.00     10,000.00       30,000.00
          --------------------------------------------------------------------------------------------------------------------------
          15.  CLEAN AND REFINISH A/C VENTS THROUGHOUT                                            1.00      1,000.00        1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          16.  REPLACE SERVICE CORRIDOR FLOOR                                                 1,000.00          2.00        2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          17.  REFINISH SERVICE CORRIDOR CEILING AND WALLS                                    2,200.00          1.50        3,300.00
          --------------------------------------------------------------------------------------------------------------------------
          18.  REFINISH OR REPLACE SERVICE DOORS IN CORRIDOR                                     10.00        250.00        2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          19.  REPLACE DAMAGED FLOOR TILE IN HOLDING KITCHEN                                     60.00          5.00          300.00
          --------------------------------------------------------------------------------------------------------------------------

     G.   RESTAURANT AND LOUNGE AREA
          --------------------------------------------------------------------------------------------------------------------------
          1.   NEEDS RECONCEPT AND COMPLETE RENOVATION                                            1.00    350,000.00      350,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE ALL FINISHES                                                        INCLUDED
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE ALL FURNISHINGS                                                     INCLUDED
          --------------------------------------------------------------------------------------------------------------------------
          4.   ELIMINATE RAISED LEVEL FOR ADA                                              INCLUDED
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE TABLE TOP DECOR                                                     INCLUDED
          --------------------------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE CHINA                                                         INCLUDED
          --------------------------------------------------------------------------------------------------------------------------
          7.   PROVIDE PORTABLE PHONE                                                INCLUDED
          --------------------------------------------------------------------------------------------------------------------------
          8.   REDESIGN ENTRY                                                        INCLUDED
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE HOSTESS CASHIER STATIONS                                      INCLUDED
          --------------------------------------------------------------------------------------------------------------------------
          10.  PROVIDE PAGING/MUSIC SYSTEM                                           INCLUDED
          --------------------------------------------------------------------------------------------------------------------------

     H.   SWIMMING POOL AND DECK
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH POOL INTERIOR                                                       1.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REFINISH AND RESTORE THE POOL COPING                                         1.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REMOVE CARPET AND REFINISH DECK                                          2,000.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE CHAISES                                                             10.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE TABLES AND CHAIRS                                                    4.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE UMBRELLAS                                                            4.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   PROVIDE UNIVERSAL NO DIVING SIGNS                                            1.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   REFINISH POOL ENTRY DOORS AND FRAME                                          1.00     WAIVER                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   ADDITIONAL TO REMOVE POOL/CREATE ENTRY/F&B OUTLET                            1.00     DEFER                      0.00
          --------------------------------------------------------------------------------------------------------------------------

     I.   EXERCISE FACILITY - MIN 325SF - 10' CEILING
          --------------------------------------------------------------------------------------------------------------------------
          1.   PROVIDE 3 PIECES OF EQUIPMENT PER STANDARDS                                  3.00          3,500.00         10,500.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   PROVIDE 20" OR LARGER TV                                                     1.00            300.00            300.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   PROVIDE WALL MOUNTED CLOCK W/SECOND HAND                                     1.00             75.00             75.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   PROVIDE COLORFUL GRAPHICS AND MFR INSTRUCTION                                4.00             65.00            260.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   RELOCATE TO ACCOUNTING OFFICE AREA                                           1.00         30,000.00         30,000.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   PROVIDE SEPARATE CHANGING FACILITIES                                         2.00          5,000.00         10,000.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   PROVIDE SAUNA OR WHIRLPOOL FOR 10                                            1.00         10,000.00         10,000.00
          --------------------------------------------------------------------------------------------------------------------------

     J.   ELEVATORS
          --------------------------------------------------------------------------------------------------------------------------
          1.   REQUIRE COMPLETE RENOVATION FOR ADA COMPLIANCE                               3.00         15,000.00         45,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REFINISH DOORS ON ALL FLOORS                                                27.00            500.00         13,500.00
          --------------------------------------------------------------------------------------------------------------------------

     K.   STAIRWELLS/HALLWAYS
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH WALLS THROUGHOUT                                                    2.00         10,000.00         20,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REFINISH RAILINGS                                                            2.00          7,500.00         15,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE AND UPGRADE LIGHT FIXTURES                                          20.00            150.00          3,000.00
          --------------------------------------------------------------------------------------------------------------------------

IV.       PRIVATE GUEST AREAS

     A.   GUEST ROOM CORRIDOR
          --------------------------------------------------------------------------------------------------------------------------
          1.   PROVIDE NEW SIGN PACKAGE                                                   240.00             65.00         15,600.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE WALL COVERING                                                    2,XX0.00             18.00         50,400.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REFINISH GUESTROOM DOORS                                                   240.00            150.00         36,000.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE CARPET                                                           1,600.00             32.00         51,200.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REFINISH EXIT DOORS AND FRAMES                                              16.00            125.00          2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REFINISH STORAGE ROOM DOORS                                                 16.00            125.00          2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   UPGRADED FINISHES FOR CLUB LEVEL FLOOR                                       1.00         25,000.00         25,000.00
          --------------------------------------------------------------------------------------------------------------------------

     B.   GUEST VENDING AREAS
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH WALLS AND WOOD BASE                                                 8.00            425.00          3,400.00
          --------------------------------------------------------------------------------------------------------------------------

      ------------------------------------------------------------------------------------------------------------------------------
     2.  REPLACE VINYL FLOORING WITH TILE                            8.00          500.00                  4,000.00
     ------------------------------------------------------------------------------------------------------------------------------
     3.  REPLACE DAMAGED TRASH CANS                           M/R                                              0.00
     -------------------------------------------------------------------------------------------------------------------------------

C.       GUESTROOMS
     -------------------------------------------------------------------------------------------------------------------------------
     1.  REFINISH OR REPLACE ALL ENTRY DOORS/FRAMES           IN CORRIDOR                                      0.00
     -------------------------------------------------------------------------------------------------------------------------------
     2.  ENSURE ALL SELF CLOSERS ARE OPERATIONAL              M/R                                              0.00
     -------------------------------------------------------------------------------------------------------------------------------
     3.  PROVIDE RIGID CLOSET DOORS IN ALL ROOMS                   240.00          450.00                108,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     4.  PROVIDE 1" THUMB TURN DEADBOLTS ON CONNECTING DOORS       150.00           75.00                 11,250.00
     -------------------------------------------------------------------------------------------------------------------------------
     5.  REPLACE WALL VINYL                                        210.00          660.00                138,600.00
     -------------------------------------------------------------------------------------------------------------------------------
     6.  REPLACE CARPET THROUGHOUT/USE CARPET BASE               8,085.00           15.00                121,275.00
     -------------------------------------------------------------------------------------------------------------------------------
     7.  PROVIDE CARPET BASE                                       210.00          100.00                 21,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     8.  REPLACE DRAPERIES AND ADD VALANCE                         210.00          500.00                105,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     9.  REPLACE KING BEDSPREADS                                   150.00           85.00                 12,750.00
     -------------------------------------------------------------------------------------------------------------------------------
     10. REPLACE FULL XL BEDSPREADS                                200.00           75.00                 15,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     11. REPLACE PILLOWS AS NEEDED                                 400.00            4.00                  1,600.00
     -------------------------------------------------------------------------------------------------------------------------------
     13. REPLACE ALL CASEGOODS                                     210.00        1,600.00                336,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     14. REPLACE FULL LENGTH MIRROR                           CLOSET        DOOR WILL              BE MIRROR
     -------------------------------------------------------------------------------------------------------------------------------
     15. REPLACE ALL LIGHT PACKAGES                                210.00          225.00                 47,250.00
     -------------------------------------------------------------------------------------------------------------------------------
     16. REPLACE ALL ARTWORK                                       420.00           50.00                 25,200.00
     -------------------------------------------------------------------------------------------------------------------------------
     17. REPLACE ANY STAINED OR SAGGING MATTRESS SETS              120.00          250.00                 30,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     18. REPLACE ACTIVITY CHAIRS                                   180.00          150.00                 27,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     19. PROVIDE LOUNGE CHAIRS AND OTTOMANS FOR KINGS               72.00          375.00                 27,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     20. PROVIDE SOFAS FOR KINGS                                    72.00          550.00                 39,600.00
     -------------------------------------------------------------------------------------------------------------------------------
     21. REFINISH SCARRED A/C'S                                    200.00           75.00                 15,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     22. REPLACE INOPERATIVE A/C UNITS W/HEAT PUMP                  20.00          625.00                 12,500.00
     -------------------------------------------------------------------------------------------------------------------------------
     23. PROVIDE 25" OR LARGER TV W/REMOTE                         240.00          375.00                 90,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     24. PROVIDE 14" CORDS ON ALL GUEST ROOMS PHONES               400.00           12.00                  4,800.00
     -------------------------------------------------------------------------------------------------------------------------------
     25. PROVIDE THREE ADA COMPLIANT ROOMS                           3.00       10,000.00                 30,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     26. CONVERT 9 BAYS TO ROOMS                                     9.00       10,000.00                 90,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     27. PROVIDE CONTOURED WOOD HANGERS FOR ALL ROOMS              165.00           50.00                  8,250.00
     -------------------------------------------------------------------------------------------------------------------------------
     28. ENCLOSE SPRINKLER SYSTEM                                  240.00          400.00                 96,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     29. BUILD OUT WALL TO ADD ELECTRICAL                          120.00   WAIVER                             0.00
     -------------------------------------------------------------------------------------------------------------------------------

D.   CLUB LEVEL UPGRADES - 9TH FLOOR
     -------------------------------------------------------------------------------------------------------------------------------
     1.  UPGRADED CASEGOODS PACKAGE FOR EXECUTIVE LEVEL             30.00        1,600.00                 48,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     2.  DRAPERY AND HARD CORNICE FOR EXEC LEVEL                    30.00          500.00                 15,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     3.  UPGRADED LIGHT PACKAGE FOR CLUB LEVEL                      30.00          400.00                 12,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     4.  REPLACE MATTRESS/SPRINGS                                   30.00          300.00                  9,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     5.  REPLACE BEDSPREADS W/UPGRADED COMFORTER/DUST RUFFLE        30.00          250.00                  7,500.00
     -------------------------------------------------------------------------------------------------------------------------------
     6.  REPLACE WALL VINYL                                         30.00          660.00                 19,800.00
     -------------------------------------------------------------------------------------------------------------------------------
     7.  REPLACE CARPET AND ADD BASE                             1,100.00           15.00                 16,500.00
     -------------------------------------------------------------------------------------------------------------------------------
     8.  ADD MINI BARS                                              30.00          400.00                 12,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     9.  REPLACE ARTWORK                                            90.00           75.00                  6,750.00
     -------------------------------------------------------------------------------------------------------------------------------
     10. PROVIDE CLUB LEVEL LOUNGE ON 9TH FLOOR                      1.00       10,000.00                 10,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     11. PROVIDE EXECUTIVE BOARDROOM CONVERSION                      1.00       10,000.00                 10,000.00
     -------------------------------------------------------------------------------------------------------------------------------

     E.  REGULAR GUEST BATHROOMS
         ---------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH DOORS AND FRAMES AS NECESSARY                                     240.00             50.00        12,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2.   RECONDITION TILE AND GROUT TO LIKE NW                                      210.00            110.00        23,100.00
         ---------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE WALL VINYL                                                         210.00            144.00        30,240.00
         ---------------------------------------------------------------------------------------------------------------------------
          4.   REPAINT CEILINGS                                                           240.00             35.00         8,400.00
         ---------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE VANITY HARDWARE                                                    240.00             75.00        18,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          6.   REWORK LIGHT BOX SOFFIT TO ELIMINATE WOOD TRIM AND BRIGHTEN                240.00            300.00        72,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          7.   PROVIDE SHOWER CURTAIN W/SEPARATE LINER                                    210.00             15.00         3,150.00
         ---------------------------------------------------------------------------------------------------------------------------
          8.   REPLACE ANY WORN TUB HARDWARE                                              150.00            100.00        15,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          9.   REMOVE AND REPLACE TUB SURROUND                                            240.00            800.00       192,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          10.  REPLACE WASTE CONTAINERS                                                   480.00             15.00         7,200.00
         ---------------------------------------------------------------------------------------------------------------------------
          11.  PROVIDE HAIR DRYERS                                                        240.00             25.00         6,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          12.  LIGHTED MAKE-UP MIRRORS                                                    240.00             50.00        12,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          13.  COFFEE MAKERS                                                              240.00             30.00         7,200.00
         ---------------------------------------------------------------------------------------------------------------------------
          14.  BATHROBES                                                                  400.00             20.00         8,000.00
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------


     F.  CLUB LEVEL BATH UPGRADES
         ---------------------------------------------------------------------------------------------------------------------------
          1.   NEW VANITIES                                                                30.00            325.00         9,750.00
         ---------------------------------------------------------------------------------------------------------------------------
          2.   PROVIDE UPGRADED SHOWER CURTAIN AND LINER                                   30.00             30.00           900.00
         ---------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE WALLCOVERING                                                       350.00             18.00         6,300.00
         ---------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE TILE FLOORS W/UPGRADED MATERIAL                                     30.00            350.00        10,500.00
         ---------------------------------------------------------------------------------------------------------------------------

V.   BACK OF THE HOUSE

     A.  KITCHEN
         ---------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH ENTRY DOORS                                                         4.00            150.00           600.00
         ---------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE DAMAGED KICK/PUSH PLATES                                             4.00            100.00           400.00
         ---------------------------------------------------------------------------------------------------------------------------
          3.   REFINISH CEILING IN F&B DIRECTOR OFFICE                                    120.00              2.00           240.00
         ---------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE DAMAGED FLOOR TILE IN DRY STORAGE                                   25.00             10.00           250.00
         ---------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE BROKEN CEILING LIGHT LENSES                                          5.00             50.00           250.00
         ---------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE DAMAGED DOOR GASKETS IN WALK IN                                      4.00             50.00           200.00
         ---------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE RUSTED STORAGE RACKS IN WALK IN                                      1.00          1,000.00         1,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          8.   REFINISH RUSTED CEILING IN WALK IN                                           1.00            500.00           500.00
         ---------------------------------------------------------------------------------------------------------------------------
          9.   REFINISH WALLS IN PRODUCE WALK-IN                                            1.00          1,500.00         1,500.00
         ---------------------------------------------------------------------------------------------------------------------------
          10.  REPLACE BURNED LIGHT LENS IN PRODUCE WALK-IN                                 1.00             50.00            50.00
         ---------------------------------------------------------------------------------------------------------------------------
          11.  CLEAN AND REFINISH HVAC VENTS THROUGHOUT KITCHEN                             1.00            500.00           500.00
         ---------------------------------------------------------------------------------------------------------------------------

     B.  EMPLOYEE BREAKROOM
         ---------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH THROUGHOUT                                                          1.00          1,000.00         1,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2.   REFINISH EMPLOYEES RESTROOMS                                                 2.00            500.00         1,000.00
         ---------------------------------------------------------------------------------------------------------------------------

     C.  MISCELLANEOUS
         ---------------------------------------------------------------------------------------------------------------------------
          1.   DATAPORT PHONE IN ADDTN TO REG PHONE                                       240.00             75.00        18,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2.   FULL SIZE ELECTRIC IRON/BOARD/CADDY                                        240.00             65.00        15,600.00
         ---------------------------------------------------------------------------------------------------------------------------
          3.   CONVERSION ITEMS                                                             1.00         25,000.00        25,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          4.   SALES AUTOMATION                                                             1.00  DEFER                        0.00
         ---------------------------------------------------------------------------------------------------------------------------

         -----------------------------------------------------------------------
          5.  UNIFORMS                       100.00        250.00     25,000.00
         -----------------------------------------------------------------------
          6.  BANQUET EQUIPMENT                1.00     35,000.00     35,000.00
         -----------------------------------------------------------------------
          7.  GRAND OPENING                    1.00          0.00          0.00
         -----------------------------------------------------------------------
          8.  LINEN REPLACEMENT                1.00     55,000.00     55,000.00
         -----------------------------------------------------------------------
          9.  REPAIR SEISMIC CRACKING          1.00     30,000.00     30,000.00
         -----------------------------------------------------------------------
          10. AUDIO VISUAL EQUIPMENT           1.00     20,000.00     20,000.00
         -----------------------------------------------------------------------

VI.       GENERAL CONDITIONS
         -----------------------------------------------------------------------
     A.       GENERAL CONDITIONS       4,204,135.00          0.09    378,372.15
         -----------------------------------------------------------------------
     B.       DEPARTMENT INCENTIVE     4,204,135.00          0.01     42,041.35
         -----------------------------------------------------------------------
     C.       DEPARTMENT OVERHEAD      4,204,135.00          0.01     42,041.35
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

          TOTAL                                                    4,666,589.85

--------------------------------------------------------------------------------

WYNDHAM
ALBUQUERQUE, NM

SUMMARY

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------
    AREAS                                      EST.COST
--------------------------------------------------------
I.   EXTERIOR                                 232,500.00

II.  BUILDING STRUCTURES                      372,500.00

III. PUBLIC AREAS                             557,598.00

IV.  PRIVATE GUEST AREAS                    3,149,340.00

V.   BACK OF THE HOUSE                              0.00

VI.  MISCELLANEOUS                            208,199.00

VII. GENERAL CONDITIONS                       497,215.07

--------------------------------------------------------

     TOTAL                                  5,017,352.07

--------------------------------------------------------

WYNDHAM
ALBUQUERQUE, NM


CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

------------------------------------------------------------------------------------------------
                                                 RE'D    QUANTITY/      UNIT         EST.

     AREAS              SCOPE OF WORK            YES     ALLOWANCE      COST         COST
------------------------------------------------------------------------------------------------
1.   EXTERIOR

     A.  LANDSCAPING
         ---------------------------------------------------------------------------------------
         1.  UPGRADE PLANTS AND LIGHTING                      1.00       25,000.00    25,000.00
         ---------------------------------------------------------------------------------------

     B.  PARKING LOT AND DRIVES
         ---------------------------------------------------------------------------------------
         1.  REPAIR AND STRIPE                                1.00       25,000.00    25,000.00
         ---------------------------------------------------------------------------------------

     C.  SIGNAGE
         ---------------------------------------------------------------------------------------
         1.  BRAND REQUIRED SIGNAGE                           1.00       75,000.00    75,000.00
         ---------------------------------------------------------------------------------------

     D.  DUMPSTER SCREENING
         ---------------------------------------------------------------------------------------
         1.  FENCING TO CONCEAL DUMPSTER                      1.00        5,000.00     5,000.00
         ---------------------------------------------------------------------------------------

     E.  EXTERIOR SWIMMING POOL AREA
         ---------------------------------------------------------------------------------------
         1.  UPGRADE FURNISHINGS/LANDSCAPE/DECK               1.00       25,000.00    25,000.00
         ---------------------------------------------------------------------------------------

     F.  PARKING LOT LIGHTING
         ---------------------------------------------------------------------------------------
         1.  UPGRADE LIGHTING                                 2.00       10,000.00    20,000.00
         ---------------------------------------------------------------------------------------

     G.  COMMERCIAL BUILDING
         ---------------------------------------------------------------------------------------
         1.  COORDINATE W/EXTERIOR OF TOWER                   1.00       50,000.00    50,000.00
         ---------------------------------------------------------------------------------------

     H.  COOLING TOWERS
         ---------------------------------------------------------------------------------------
         1.  CONCEAL EQUIPMENT                                1.00        7,500.00     7,500.00
         ---------------------------------------------------------------------------------------

     I.  CABANA
         ---------------------------------------------------------------------------------------
         1.  ADD CAP TO CONCEAL POOL GLAZING                  1.00        3,000.00         0.00
         ---------------------------------------------------------------------------------------


II.  BUILDING STRUCTURES

     A.  COVERED DRIVE (CANOPIES)
         ---------------------------------------------------------------------------------------
         1.  PAINT CANOPY COORD. W/BUILDING                   1.00        5,500.00     5,500.00
         ---------------------------------------------------------------------------------------
         2.  UPGRADE CANOPY CEILING LIGHTING                  1.00       10,000.00    10,000.00
         ---------------------------------------------------------------------------------------
         3.  INSTALL PAVERS UNDER CANOPY                    700.00           10.00     7,000.00
         ---------------------------------------------------------------------------------------
         4.  RECONFIGURE MAIN ENTRY                           1.00       25,000.00    25,000.00
         ---------------------------------------------------------------------------------------

     B.   GUEST ROOM TOWER
         -----------------------------------------------------------------------
          1.   PAINT ENTIRE STRUCTURE        140,000.00        0.75   105,000.00
         -----------------------------------------------------------------------
          2.   REPAIR RAILINGS                     1.00   25,000.00    25,000.00
         -----------------------------------------------------------------------
          3.   PARAPET ROOF DETAIL               650.00      300.00   195,000.00
         -----------------------------------------------------------------------


III. PUBLIC AREAS

     A.   LOBBY
         -----------------------------------------------------------------------
          1.   REPLACE TILE FLOOR              2,500.00       15.00    37,500.00
         -----------------------------------------------------------------------
          2.   REPLACE VINYL WALLCOVERING        200.00       18.00     3,600.00
         -----------------------------------------------------------------------
          3.   REPLACE CARPET                    100.00       30.00     3,000.00
         -----------------------------------------------------------------------
          4.   ADD ART ACCESSORIES                 1.00   10,000.00    10,000.00
         -----------------------------------------------------------------------
          5.   REPLACE FURNISHINGS                 1.00   25,000.00    25,000.00
         -----------------------------------------------------------------------
          6.   REPLACE LOBBY SIGNAGE               1.00    2,000.00     2,000.00
         -----------------------------------------------------------------------
          7.   REPLACE DOOR TO EXER. AREA          1.00      450.00       450.00
         -----------------------------------------------------------------------
          8.   LOBBY RESTROOMS                     2.00   12,000.00    24,000.00
         -----------------------------------------------------------------------
          9.   PROVIDE NEW PHONE PARTITIONS        1.00    7,500.00     7,500.00
         -----------------------------------------------------------------------
          10.  REPLACE LAY IN CEILING
               W/SHEETROCK                     2,500.00        6.00    15,000.00
         -----------------------------------------------------------------------
          11.  ADD WOOD BASE                     200.00        5.00     1,000.00
         -----------------------------------------------------------------------

     B.   FRONT DESK
         -----------------------------------------------------------------------
          1.   REPLACE FRONT DESK                  1.00   15,000.00    15,000.00
         -----------------------------------------------------------------------
          2.   REMOVE INDENTS/REFINISH
               BEHIND F/D                        300.00        8.00     2,400.00
         -----------------------------------------------------------------------

     C.   PUBLIC RESTROOMS PREFUNCTION AREA
         -----------------------------------------------------------------------
          1.   RECONFIG TO ENLARGE AND
               MEET ADA                            2.00   20,000.00    40,000.00
         -----------------------------------------------------------------------

     D.   PREFUNCTION AREA
         -----------------------------------------------------------------------
          1.   REFINISH STUCCO WALL              750.00        0.50       375.00
         -----------------------------------------------------------------------
          2.   REFINISH TILE FLOOR             1,054.00        2.00     2,108.00
         -----------------------------------------------------------------------
          3.   REPLACE RUGS/FURNISHINGS            1.00   10,000.00    10,000.00
         -----------------------------------------------------------------------
          4.   REPLACE DOORS                       4.00      650.00     2,600.00
         -----------------------------------------------------------------------
          5.   REPLACE DOORS TO OUTSIDE            4.00      650.00     2,600.00
         -----------------------------------------------------------------------
          6.   REPLACE SIGNAGE                     1.00    1,000.00     1,000.00
         -----------------------------------------------------------------------
          7.   REPLACE CEILING LIGHTING            1.00    5,000.00     5,000.00
         -----------------------------------------------------------------------
          8.   REPLACE LAY IN CEILING
               W/SHEETROCK                     1,056.00        2.50     2,640.00
         -----------------------------------------------------------------------

     E.   EXISTING BALLROOM
         -----------------------------------------------------------------------
          1.   REPLACE CARPET                    500.00       35.00    DEFER
         -----------------------------------------------------------------------
          2.   REPLACE VINYL WALLCOVERING        300.00       18.00    DEFER
         -----------------------------------------------------------------------
          3.   BUILD PERMANENT DIVISIONS
               FOR BREAKOUTS                   2,800.00       10.00    DEFER
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------------------------------------------------
          4.   PROVIDE WALLCOVER FOR NEW PARTITIONS                    250.00         18.00     DEFER
         -----------------------------------------------------------------------------------------------------------------
          5.   REMOVE AIRWALLS                                           1.00      5,000.00     DEFER
         -----------------------------------------------------------------------------------------------------------------
          6.   REPLACE DROP IN CEILING W/SHEETROCK                   1,200.00          3.50     DEFER
         -----------------------------------------------------------------------------------------------------------------
          7.   REPLACE CHANDALIERS W/NEW LIGHTING                        4.00      2,500.00     DEFER
         -----------------------------------------------------------------------------------------------------------------
          8.   REPLACE CHAIRS                                          500.00         40.00     DEFER
         -----------------------------------------------------------------------------------------------------------------
          9.   REPLACE ANY BROKEN TABLES                                20.00        300.00     DEFER
         -----------------------------------------------------------------------------------------------------------------

     F.  BROAD/DIRECTORS ROOM
         -----------------------------------------------------------------------------------------------------------------
          1.   CREATE NEW FROM BEDROOM ON 15TH FLOOR VIP                 1.00      3,500.00           3,500.00
         -----------------------------------------------------------------------------------------------------------------
          2.   FURNISHINGS                                               0.00          0.00               0.00
         -----------------------------------------------------------------------------------------------------------------

     G.  RESTAURANT/LOUNGE
         -----------------------------------------------------------------------------------------------------------------
          1.   RECONFIGURE BAR TO CREATE LOBBY BAR                       1.00     75,000.00          75,000.00
         -----------------------------------------------------------------------------------------------------------------
          2.   REMOVE BUFFET                                             1.00      3,500.00           3,500.00
         -----------------------------------------------------------------------------------------------------------------
          3.   ACCESSORIZE EXIST THEME/MORE ESTAB. LOOK                  1.00     20,000.00          20,000.00
         -----------------------------------------------------------------------------------------------------------------
          4.   RECONCEPT LILS TO PVT DINING IN SW REST.                  1.00     20,000.00          20,000.00
         -----------------------------------------------------------------------------------------------------------------
          5.   CLEAN CARPET                                              1.00      1,000.00           1,000.00
         -----------------------------------------------------------------------------------------------------------------
          6.   REPLACE FIRE EXIT DOOR AT REAR                            1.00        450.00             450.00
         -----------------------------------------------------------------------------------------------------------------
          7.   CREATE DISPLAY KITCHEN                                    1.00    200,000.00     DELETE
         -----------------------------------------------------------------------------------------------------------------

     H.  EXERCISE FACILITY
         -----------------------------------------------------------------------------------------------------------------
          1.   GUT & RECONFIG W/NEW EQUIP                                1.00     30,000.00          30,000.00
         -----------------------------------------------------------------------------------------------------------------
          2.   REFINISH HALLWAY/CONCEAL WIRE MOLD                        1.00      3,500.00           3,500.00
         -----------------------------------------------------------------------------------------------------------------
          3.   ADD WINDOW TREATMENT                                      8.00        250.00           2,000.00
         -----------------------------------------------------------------------------------------------------------------
          4.   REPLACE CARPET IN HALLWAY                                25.00         35.00             875.00
         -----------------------------------------------------------------------------------------------------------------

     I.  GIFT SHOP/BUSINESS CENTER
         -----------------------------------------------------------------------------------------------------------------
          1.   REDUCE SIZE OF GIFT SH/ADD BUS.CENTER                     1.00     15,000.00          15,000.00
         -----------------------------------------------------------------------------------------------------------------

     J.  ELEVATORS
         -----------------------------------------------------------------------------------------------------------------
          1.   UPGRADE INTERIOR FINISH                                   2.00      5,000.00          10,000.00
         -----------------------------------------------------------------------------------------------------------------
          2.   EQUIP EMPTY SHAFT FOR THIRD ELEV.                         1.00    150,000.00         150,000.00
         -----------------------------------------------------------------------------------------------------------------

     K.  CONCIERGE LOUNGE
         -----------------------------------------------------------------------------------------------------------------
          1.   CONVERT 15TH FLOOR VIP                                    1.00     10,000.00          10,000.00
         -----------------------------------------------------------------------------------------------------------------

     L.  NEW BALLROOM
         -----------------------------------------------------------------------------------------------------------------
          1.   CONSTRUCT 5000 SF BALLROOM                            5,000.00        200.00     DEFER
         -----------------------------------------------------------------------------------------------------------------

IV. PRIVATE GUEST AREAS

     A.  GUEST ROOM CORRIDOR/ELEVATOR LOBBIES
         -----------------------------------------------------------------------------------------------------------------
          1.   REPLACE CARPET                                        2,200.00         30.00          66,000.00
         -----------------------------------------------------------------------------------------------------------------
          2.   REPLACE CARPET PAD                                    2,200.00          3.00           6,600.00
         -----------------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------
         3.  ADD WOOD BASE                                           5,200.00            5.00        26,000.00
         ------------------------------------------------------------------------------------------------------
         4.  REPLACE VINYL WALLCOVERING                              4,500.00           18.00        81,000.00
         ------------------------------------------------------------------------------------------------------
         5.  COFFER CEILING                                          4,000.00           13.00        52,000.00
         ------------------------------------------------------------------------------------------------------
         6.  REMOVE CEILING FLOURESC/ADD SCONCES                        13.00        3,000.00        39,000.00
         ------------------------------------------------------------------------------------------------------
         7.  ELEVATOR LOBBY FURNISHINGS                                 13.00          750.00         9,750.00
         ------------------------------------------------------------------------------------------------------
         8.  IMPROVE HOUSE PHONE PRESENTATION                           13.00          350.00         4,550.00
         ------------------------------------------------------------------------------------------------------
         9.  DIRECTIONAL SIGNAGE                                         1.00       10,000.00        10,000.00
         ------------------------------------------------------------------------------------------------------

     B.  GUEST VENDING AREAS
         ------------------------------------------------------------------------------------------------------
         1.  REPLACE BIN ICE MACHINES                                    6.00        3,800.00        22,800.00
         ------------------------------------------------------------------------------------------------------
         2.  REPLACE WALL FINISHES                                     630.00           13.00         8,190.00
         ------------------------------------------------------------------------------------------------------
         3.  REPLACE TILE FLOORS                                     1,430.00            5.00         7,150.00
         ------------------------------------------------------------------------------------------------------
         4.  REPLACE DOORS                                              13.00          450.00         5,850.00
         ------------------------------------------------------------------------------------------------------

     C.  GUEST ROOMS
         ------------------------------------------------------------------------------------------------------
         1.  REPLACE CASEGOODS                                         280.00        1,500.00       420,000.00
         ------------------------------------------------------------------------------------------------------
         2.  COVERLET AND DUST RUFFLE                                  450.00          125.00        56,250.00
         ------------------------------------------------------------------------------------------------------
         3.  DRAPERY AND SHEER                                         280.00          500.00       140,000.00
         ------------------------------------------------------------------------------------------------------
         4.  REPLACE CARPET/PAD/BASE                                   280.00          700.00       190,000.00
         ------------------------------------------------------------------------------------------------------
         5.  REPLACE VWC                                            14,000.00           12.00       168,000.00
         ------------------------------------------------------------------------------------------------------
         6.  REPLACE LIGHT PACKAGE                                     280.00          250.00        70,000.00
         ------------------------------------------------------------------------------------------------------
         7.  REPLACE MATTRESS AND SPRINGS                              450.00          250.00       112,500.00
         ------------------------------------------------------------------------------------------------------
         8.  REPLACE DESK CHAIRS                                       552.00          150.00        82,800.00
         ------------------------------------------------------------------------------------------------------
         9.  REPLACE LOUNGE CHAIRS                                     276.00          375.00       103,500.00
         ------------------------------------------------------------------------------------------------------
         10. REPLACE SOFA/SLEEPERS IN STUDIOS W/SICO                     4.00        3,000.00        12,000.00
         ------------------------------------------------------------------------------------------------------
         12. RECLAIM/MAKE 14 ROOMS ON SECOND/THIRD FLOOR                 8.00        7,500.00        60,000.00
         ------------------------------------------------------------------------------------------------------
         13. REPLACE ALL ENTRY DOORS                                   280.00          375.00       105,000.00
         ------------------------------------------------------------------------------------------------------
         14. REPLACE ALL CONNECTING DOORS                              160.00          300.00        48,000.00
         ------------------------------------------------------------------------------------------------------
         15. ELECTRONIC LOCKS                                          280.00          325.00        91,000.00
         ------------------------------------------------------------------------------------------------------
         16. SECOND TELEPHONE W/DATAPORT                               280.00           75.00        21,000.00
         ------------------------------------------------------------------------------------------------------
         17. ALL NEW DOOR NUMBERS                                      280.00           30.00         8,400.00
         ------------------------------------------------------------------------------------------------------

     D.  GUEST BATHROOMS
         ------------------------------------------------------------------------------------------------------
         1.  COMPLETE GUT AND REDO                                     279.00        4,000.00     1,116,000.00
         ------------------------------------------------------------------------------------------------------
             INCLUDES CLOSET AND COFFEE MAKER SHELF
         ------------------------------------------------------------------------------------------------------


V.   BACK OF THE HOUSE

     A.
         ------------------------------------------------------------------------------------------------------
         1.                                                                                               0.00
         ------------------------------------------------------------------------------------------------------
         2.                                                                                               0.00
         ------------------------------------------------------------------------------------------------------


VI.  MISCELLANEOUS

     A.  CONVERSION ITEMS
         ------------------------------------------------------------------------------------------------------
         1.  CONVERSION ITEMS-LOGO                                       1.00       30,000.00        30,000.00
         ------------------------------------------------------------------------------------------------------
         2.  UNIFORMS                                                    1.00       15,000.00        15,000.00
         ------------------------------------------------------------------------------------------------------
         3.  F&B TABLETOP/EQUIPMENT                                      1.00       25,000.00        25,000.00
         ------------------------------------------------------------------------------------------------------
         4.  FURNISHINGS FOR NEW BALLROOM                                1.00       42,000.00  DEFER
         ------------------------------------------------------------------------------------------------------
         5.  AUDIO VISUAL                                                1.00       20,000.00        20,000.00
         ------------------------------------------------------------------------------------------------------
         6.  LINEN REPLACEMENT                                           1.00       20,000.00        17,199.00
         ------------------------------------------------------------------------------------------------------
         7.  REPAIR COOLING TOWERS                                       2.00       20,000.00             0.00
         ------------------------------------------------------------------------------------------------------
         8.  PMS SYSTEM                                                  1.00       45,000.00        45,000.00
         ------------------------------------------------------------------------------------------------------
     B.  TRANSPORTATION
         ------------------------------------------------------------------------------------------------------
         1.  REPLACE VANS                                                2.00       28,000.00        56,000.00
         ------------------------------------------------------------------------------------------------------


VII. GENERAL CONDITIONS

         ------------------------------------------------------------------------------------------------------
     A.  GENERAL CONDITIONS                                      4,520,137.00            0.09       406,812.33
         ------------------------------------------------------------------------------------------------------
     B.  DEPARTMENT INCENTIVES                                   4,520,137.00            0.01        45,201.37
         ------------------------------------------------------------------------------------------------------
     C.  DEPARTMENT OVERHEAD                                     4,520,137.00            0.01        45,201.37
         ------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

         TOTAL:                                                                                   5,017,352.07

---------------------------------------------------------------------------------------------------------------

HILTON TOLEDO
TOLEDO, OH

SUMMARY

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------------------------------

     AREAS                                                             EST. COST
--------------------------------------------------------------------------------
I.        EXTERIOR                                                          0.00

II.       BUILDING STRUCTURES                                               0.00

III.      PUBLIC AREAS                                                 68,486.67

IV.       PRIVATE GUEST AREAS                                         240,410.00

V.        BACK OF THE HOUSE

VI.       MISCELLANEOUS                                                     0.00

VII.      GENERAL CONDITIONS                                           32,434.15

--------------------------------------------------------------------------------
          TOTAL                                                       341,330.82
--------------------------------------------------------------------------------

HILTON TOLEDO
TOLEDO, OH


CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

------------------------------------------------------------------------------------------------------------------------
                                                                 RE'D      QUANITY        UNIT            EST.
     AREAS               SCOPE OF WORK                           YES      ALLOWANCE       COST            COST
------------------------------------------------------------------------------------------------------------------------
1.   EXTERIOR


     A.   SIGNAGE REQUIRED
         ---------------------------------------------------------------------------------------------------------------
          1.   REPLACE ENTRY SIGN W/SCRIPT LOGO                                 1.00      5,000.00        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------
          2.   INSTALL SCRIPT LOGO ON PORTE COCHERE                             1.00      5,000.00        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00
                                                                                                                   0.00
II.  BUILDING STRUCTURES                                                                                           0.00
                                                                                                                   0.00
III. PUBLIC AREAS                                                                                                  0.00
                                                                                                                   0.00
     A.   LOBBY                                                                                                    0.00
         ---------------------------------------------------------------------------------------------------------------
          1.   REPLACE PEDIMAT IN ENTRY VESTIBULE AREA                          1.00      2,200.00             2,200.00
         ---------------------------------------------------------------------------------------------------------------
          2.   REPLACE CONCIEGE DESK                                            1.00        450.00               450.00
         ---------------------------------------------------------------------------------------------------------------
          3.   REPLACE MARBLE TILE IN LOBBY &                                   1.00      5,000.00             5,000.00
         ---------------------------------------------------------------------------------------------------------------
               ADJACENT AREA AS NEEDED                                                                             0.00
         ---------------------------------------------------------------------------------------------------------------
          4.   REPLACE AREA CARPET                                             64.00         30.00             1,920.00
         ---------------------------------------------------------------------------------------------------------------
          5.   REPLACE UPHOLST SEATING COORD. W/CARPET                          1.00      4,000.00             4,000.00
         ---------------------------------------------------------------------------------------------------------------
          6.   REPLACE MANUAL ENTRY W/AUTO ENTRY DOOR                           1.00     18,000.00      NOT CONSIDERED
         ---------------------------------------------------------------------------------------------------------------

                                                                                                                   0.00

     B.   RESTAURANT DINING AREA - SQ.FT.                                                                          0.00
         ---------------------------------------------------------------------------------------------------------------
          1.   REPLACE CARPET & PAD                                           388.89         30.00            11,666.67
         ---------------------------------------------------------------------------------------------------------------
          2.   INSTALL CARPET & PAD                                       INCLUDED                                 0.00
         ---------------------------------------------------------------------------------------------------------------
          3.   REFINISH BASE MOULDINGS                                          1.00      2,500.00             2,500.00
         ---------------------------------------------------------------------------------------------------------------
          4.   REPLACE HOSTESS/CASHIER STAND                                    1.00      3,000.00             3,000.00
         ---------------------------------------------------------------------------------------------------------------
          5.   PROVIDE A PERM. BUFFET LINE WITH                                 1.00      6,000.00             6,000.00
         ---------------------------------------------------------------------------------------------------------------
               CABINTRY SOLID SURFACE & STONE TOP                                                                  0.00
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00

     C.   LOUNGE                                                                                                   0.00
         ---------------------------------------------------------------------------------------------------------------
          1.   REPLACE VINYL WALLCOVERING                                     300.00         18.00        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------
          2.   INSTALL VINYL WALLCOVERING                                 INCLUDED                        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------
          3.   REPLACE VINYL BASE W/WOOD R CARPET BASE                          1.00      2,500.00        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------
          4.   REFINISH WOOD SURFACE ABOVE FIREPLACE                            1.00        500.00        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------
          5.   INSTALL MANTLE R HOOD TO FIREPLACE                               1.00      1,500.00        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------
          6.   REFINISH MILLWORK AT SERVICE AREA                                1.00      1,500.00        DEFERRED 1997
         ---------------------------------------------------------------------------------------------------------------


        ------------------------------------------------------------------------------------------------------
         7.     REFINISH DANCE FLOOR                                   400.00              1.50   DEFERRED 1997
        --------------------------------------------------------------------------------------------------------
         8.     PAINT CEILINGS                                       3,000.00              1.25   DEFERRED 1997
        --------------------------------------------------------------------------------------------------------
                                                                                                           0.00

D.      PREFUNCTION SPACE                                                                                  0.00
        --------------------------------------------------------------------------------------------------------
         1.     REPLACE CEILING TILE - AS NEEDED                         1.00          5,000.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
         2.     INSTALL UPHOLST SEATING CONSOLE TABLES                   1.00         15,000.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
         3.     INSTALL END TABLES                              INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         4.     INSTALL PROTABLE LIGHTING                                1.00          1,500.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
         5.     INSTALL MISC. FURNISHINGS                       INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         6.     REPLACE WINDOW TREATMENT                                 1.00         20,000.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
         7.     INSTALL SHEER/CASEMENT & OVERDRAPERY            INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         8.     REPLACE VINYL BASE W/ WOOD BASE                        600.00              6.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
         9.     INSTALL ADA COMPLIANT SIGNAGE                            1.00          2,500.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
                                                                                                           0.00

E.      BALLROOM                                                                                           0.00
        --------------------------------------------------------------------------------------------------------
         1.     REMOVE BRASS PANELS ON ENTRY DOOR                         800            600.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
         2.     INSTALL APPLIED MOUNDINGS TO ENTRY DOOR         INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         3.     INSTALL LAMINATE R WOOD VENEER AS NEEDED        INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         4.     FIND SOLUTION TO ELIMNATE LIGHT LEAKS                    1.00          5,000.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
                IN SOFFITS AROUND PERIM OF CONFFERED AREA                                         DEFER 1997
        --------------------------------------------------------------------------------------------------------
         5.     INSTALL DECOR LIGHTING IN COFFERED AREA                  1.00          6,000.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------

                                                                                                           0.00

F.      MAJESTIC BALLROOM                                                                                  0.00
        --------------------------------------------------------------------------------------------------------
         1.     REPLACE VINYL WALLCOVERING                             175.00             18.00        3,150.00
        --------------------------------------------------------------------------------------------------------
         2.     INSTALL VINYL WALLCOVERING                      INCLUDED                                   0.00
        --------------------------------------------------------------------------------------------------------
         3.     REPLACE CARPET & PAD                                   210.00             35.00        7,350.00
        --------------------------------------------------------------------------------------------------------
         4.     INSTALL CARPET & PAD                            INCLUDED                                   0.00
        --------------------------------------------------------------------------------------------------------
         5.     REPLACE WINDOW TREATMNT INCLUD BLACKOUT                  1.00          8,000.00        8,000.00
        --------------------------------------------------------------------------------------------------------
         6.     DETERMINE IF COLUMN CAN BE REMOVED                   M/R                                   0.00
        --------------------------------------------------------------------------------------------------------
         7.     ELIMINATE BOX AT BASE OF COLUMN                      M/R                                   0.00
        --------------------------------------------------------------------------------------------------------
         8.     REFINISH BASE MOULDING                                 144.00              3.00          432.00
        --------------------------------------------------------------------------------------------------------
         9.     RE CONFIG SERV AREA TO CREATE VESTIBULE                  1.00          3,500.00        3,500.00
        --------------------------------------------------------------------------------------------------------
         10.    INSTALL DECORATIVE CEILING LIGHTING                  1,250.00              3.50        4,410.00
        --------------------------------------------------------------------------------------------------------
         11.    INSTALL ADA COMPLIANT SIGNAGE                            1.00            400.00          400.00
        --------------------------------------------------------------------------------------------------------
         12.    INSTALL CHAIR RAILS & OTHER DECOR MOULDINGS            144.00             12.00        1,728.00
        --------------------------------------------------------------------------------------------------------
         13.    MISC.                                                    1.00          2,780.00        2,780.00
        --------------------------------------------------------------------------------------------------------
                                                                                                           0.00

G.      POOL AREA                                                                                          0.00
        --------------------------------------------------------------------------------------------------------
         1.     INSTALL CERMAIC TILER OTHER APPROVED                 3,000.00              6.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------
                SURFACE OVER DECKING                                                              DEFER 1997
        --------------------------------------------------------------------------------------------------------
         2.     REPLACE CARPET & PAD                            INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         3.     INSTALL CARPET & PAD R APPROVED SURFACE         INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         4.     REPLACE VINYL BASE COORD W/FLOOR SURFACE        INCLUDED                          DEFER 1997
        --------------------------------------------------------------------------------------------------------
         5.     REPAIR & PAINT GYPSUM BOARD WALLS                        1.00          5,000.00   DEFER 1997
        --------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------
         6.  INSTALL ADA COMPLIANT SIGNAGE                               1.00        1,000.00       DEFER 1997
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

                                                                                                          0.00

IV.  PRIVATE GUEST AREAS                                                                                  0.00

                                                                                                          0.00

     A.  GUEST ROOM CORRIDOR                                                                              0.00
         ------------------------------------------------------------------------------------------------------
         1.  REPLACE VINYL BASE W/CARPET R WOOD                      2,700.00            1.50         4,050.00
         ------------------------------------------------------------------------------------------------------
         2.  INSTALL ADA COMPLIANT SIGNAGE                             213.00           85.00        18,105.00
         ------------------------------------------------------------------------------------------------------
         3.  PAINT DOORS & DOOR MOULDINGS                              213.00           35.00         7,455.00
         ------------------------------------------------------------------------------------------------------
         4.  REPLACE SOFA IN ELEVATOR LOBBIES X EA FL                    4.00          600.00         2,400.00
         ------------------------------------------------------------------------------------------------------
         5.  REPLACE CARPET INSET & PAD ELEV. LOBBY                      1.00          800.00           800.00
         ------------------------------------------------------------------------------------------------------
         6.  INSTALL CARPET & PAD                                INCLUDED                                 0.00
         ------------------------------------------------------------------------------------------------------
         7.  REMAINING GRAPHICS PER ADA                          INCLUDED                                 0.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

     B.  GUEST ROOMS                                                                                      0.00
         ------------------------------------------------------------------------------------------------------
         1.  INSTALL ADDITIONAL PHONE AT NIGHTSTAND                    213.00           75.00        15,975.00
         ------------------------------------------------------------------------------------------------------
         2.  BEDSETS SAGGING CHECK WARRANTY                                                               0.00
         ------------------------------------------------------------------------------------------------------
         3.  REFINISH DESKS                                            213.00          150.00        31,950.00
         ------------------------------------------------------------------------------------------------------
         4.  REPLACE NIGHTSTAND LAMPS                                  272.00           75.00        20,400.00
         ------------------------------------------------------------------------------------------------------
         5.  REPLACE DESK LAMP SHADES                                  213.00           40.00         8,520.00
         ------------------------------------------------------------------------------------------------------
         6.  INSTALL BATON PULL HARDWARE DRAPERY                       213.00          100.00        21,300.00
         ------------------------------------------------------------------------------------------------------
         7.  INSTALL SOUND STRIP TO CONNECTING DOORS                    80.00           25.00         2,000.00
         ------------------------------------------------------------------------------------------------------
         8.  REPLACE/PROF CLEAN OTTOMANS                                68.00          100.00         6,800.00
         ------------------------------------------------------------------------------------------------------
         9.  1998 REPLACE VWC & VINYL BASE                                                                0.00
         ------------------------------------------------------------------------------------------------------
         10. INSTALL ADDITIONAL SEATING IN SUITE PARLORS                 2.00        2,500.00         5,000.00
         ------------------------------------------------------------------------------------------------------
         12. REPLACE CASEGOODS IN ALL SUITE BEDROOMS                     2.00        1,500.00         3,000.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

     D.  GUEST BATHROOMS                                                                                  0.00
         ------------------------------------------------------------------------------------------------------
         1.  INSTALL SHOWER MASSAGE UNITS                              213.00           35.00         7,455.00
         ------------------------------------------------------------------------------------------------------
         2.  REPLACE VINYL WALLCOVERING                                213.00          150.00        31,950.00
         ------------------------------------------------------------------------------------------------------
         3.  INSTALL VINYL WALLCOVERING                          INCLUDED                                 0.00
         ------------------------------------------------------------------------------------------------------
         4.  ELIMINATE INSET UTILITY CABINETS                          213.00           35.00         7,455.00
         ------------------------------------------------------------------------------------------------------
         5.  REPLACE NON SLIP SURFACE ON TUB BOTTOM                    213.00           25.00         5,325.00
         ------------------------------------------------------------------------------------------------------
         6.  WRAP FACIA BOARD WITH VWC                                 213.00           25.00         5,325.00
         ------------------------------------------------------------------------------------------------------
         7.  REPLACE LOUVER W/CLEAR ACRYLIC PARAHEX LOUVER             213.00          100.00        21,000.00
         ------------------------------------------------------------------------------------------------------
         8.  REPLACE FLOURESCENT TUBES W/COLOR INDEX OF 82       INCLUDED                                 0.00
         ------------------------------------------------------------------------------------------------------
         9.  COLOR FLOOR GROUT DARK GRAY                               213.00           65.00        13,845.00
         ------------------------------------------------------------------------------------------------------
         ??  RECOMMEND CHANGE FLOURESCENT LIGHT BALLAST          INCLUDED                                 0.00
         ------------------------------------------------------------------------------------------------------
             & TUBES TO CURRENT TECHNOLOGY                                                                0.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

                                                                                                          0.00

V.   BACK OF THE HOUSE                                                                                    0.00

                                                                                                          0.00

VI.  MISCELLANEOUS                                                          0.00

                                                                            0.00

                                                                            0.00

VII. GENERAL CONDITIONS                                                     0.00

                                                                            0.00
          ----------------------------------------------------------------------
       A.  GENERAL CONDITIONS               308,896.67     0.09        27,800.70
          ----------------------------------------------------------------------
       B.  DEPARTMENT INCENTIVES            308,896.67     0.01         2,316.73
          ----------------------------------------------------------------------
       C.  DEPARTMENT INCENTIVES            308,896.67     0.01         2,316.73
          ----------------------------------------------------------------------


                                                                            0.00

                                                                            0.00
--------------------------------------------------------------------------------

          TOTAL                                                       341,330.82

--------------------------------------------------------------------------------

HOLIDAY INN
MADISON, WS

SUMMARY

PRODUCT IMPROVEMENT PLAN - HOLIDAY INN "CROWNE PLAZA"

--------------------------------------------------------------------------------

     AREAS                                                            EST.COST
--------------------------------------------------------------------------------
I.        LIFE SAFETY                                                       0.00

II.       LOBBY/ENTRANCE/FRONT DESK                                   106,469.00

III.      PUBLIC RESTROOMS                                              1,050.00

IV.       FOOD SERVICE FACILITIES                                      43,325.00

V.        LOUNGE FACILITIES                                           151,200.00

VI.       MEETING ROOMS                                                67,714.00

VII.      HOLIDOME/ATRIUMS/POOL ENCLOSURES                             10,000.00

VIII.     INTERIOR CORRIDORS                                          104,011.00

IX.       GUEST ROOMS                                                 689,935.00

X.        GUEST BATH ROOMS                                            113,475.00

XI.       EXTERIOR                                                     84,955.00

XII.      MISCELLANEOUS                                               179,170.00

XIII.     GENERAL CONDITIONS                                          162,886.92



--------------------------------------------------------------------------------

          TOTAL                                                     1,714,190.92

--------------------------------------------------------------------------------

HOLIDAY INN
MADISON, WS


PRODUCT IMPROVEMENT PLAN - HOLIDAY INN "CROWNE PLAZA"

-----------------------------------------------------------------------------------------------------------
                                                            QUANTITY/            UNIT               EST.
     AREAS                    SCOPE OF WORK                 ALLOWANCE            COST               COST
-----------------------------------------------------------------------------------------------------------
I. LIFE SAFETY

     A.   FIRE SAFETY SYSTEM
          -------------------------------------------------------------------------------------------------
             1 MUST COMPLY WITH HOLIDAY INN'S STANDARDS     COMPLIES                                 0.00
          -------------------------------------------------------------------------------------------------
                                                                                                     0.00

II. LOBBY/ENTRANCE/FRONT DESK                                                                        0.00

                                                                                                     0.00

     A.   LOBBY                                                                                      0.00
          -------------------------------------------------------------------------------------------------
             1 PROVIDE NEW DIRECTIONAL SIGNAGE             INCLUDED IN GRAPHICS PACKAGE
          -------------------------------------------------------------------------------------------------
             2 ADD GLASS STORAGE TO TOP OF BAR                        1.00        3,500.00       3,500.00
          -------------------------------------------------------------------------------------------------
             3 NEW LOBBY BAR CABINETS-UPGRADE                         1.00        6,000.00       6,000.00
          -------------------------------------------------------------------------------------------------
             4 REFINISH CABINET NEXT TO PEARLS ENTRANCE    INCLUDED                                  0.00
          -------------------------------------------------------------------------------------------------
             5 ENCASE LARGE SCREEN TV                                 1.00        1,000.00       1,000.00
          -------------------------------------------------------------------------------------------------
             6 NEW WINDOW TREATMENTS AT LOBBY BAR                     1.00          800.00         800.00
          -------------------------------------------------------------------------------------------------
             7 REDESIGN SEATING AREA - TOO CROWDED                    1.00        6,000.00       6,000.00
          -------------------------------------------------------------------------------------------------
             8 REPLACE MISMATCHED LAMPS                               1.00        1,000.00       1,000.00
          -------------------------------------------------------------------------------------------------
             9 LOBBY BAR-LOWER LEVEL-REPLACE CHAIRS                  30.00          250.00       7,500.00
          -------------------------------------------------------------------------------------------------
            10 LOBBY BAR-LOWER LEVEL-REPLACE TABLES                   6.00          200.00       1,200.00
          -------------------------------------------------------------------------------------------------
            11 PROVIDE NEW ARTWORK THROUGHOUT LOBBY                   1.00        5,000.00       5,000.00
          -------------------------------------------------------------------------------------------------
            12 MODIFY FACE OF GIFT SHOP - TOO CROWDED                 1.00        4,000.00       4,000.00
          -------------------------------------------------------------------------------------------------
            13 REPLACE SHOE STAND-OVERSCALED                          1.00          600.00         600.00
          -------------------------------------------------------------------------------------------------
            14 PROVIDE LOCKABLE LUGGAGE STORAGE                       1.00        3,500.00       3,500.00
          -------------------------------------------------------------------------------------------------
            15 PROVIDE BUSINESS CENTER W/EQUIPMENT                    1.00        6,000.00       6,000.00
          -------------------------------------------------------------------------------------------------
            16 REFINISH OAK MILLWORK THRU OUT                         1.00        3,500.00       3,500.00
          -------------------------------------------------------------------------------------------------
            17 LOW WALLS TO SEPARATE LOUNGE FROM LOBBY               70.00          100.00       7,000.00
          -------------------------------------------------------------------------------------------------
            18 AREA RUG IN FRONT OF FRONT DESK                        1.00        2,500.00       2,500.00
          -------------------------------------------------------------------------------------------------
            19 REPLACE ALL SEATING/TABLES/LAMPS                       1.00        8,000.00       8,000.00
          -------------------------------------------------------------------------------------------------
            20 REMOVE FAKE PALM TREES FROM LOBBY                      8.00        3,000.00      24,000.00
          -------------------------------------------------------------------------------------------------

          -------------------------------------------------------------------------------------------------


     B.   FRONT DESK
          -------------------------------------------------------------------------------------------------
            1 ELIMINATE BACK COUNTER                                  1.00          150.00         150.00
          -------------------------------------------------------------------------------------------------
            2 ELIMINATE CLUTTER-SIDE CABINETS              OPERATIONAL                               0.00
          -------------------------------------------------------------------------------------------------
            3 RESURFACE BACK WALL                                     8.00           18.00         144.00
          -------------------------------------------------------------------------------------------------
            4 OWNER/OPERATOR SIGN                                     1.00           75.00          75.00
          -------------------------------------------------------------------------------------------------
            5 RELOCATE SAFE DEPOSIT BOXES TO ACCESS AREA   RECOMMENDATION ONLY                       0.00
          -------------------------------------------------------------------------------------------------

                                                                                                                       0.00

      C.  ADMIN. OFFICES                                                                                               0.00
         -------------------------------------------------------------------------------------------------------------------
             1   UPGRADE WITH CARPET, FURNITURE, PAINT, ETC.                2,500.00              6.00            15,000.00
         -------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

III. PUBLIC RESTROOMS                                                                                                  0.00

                                                                                                                       0.00

      A.  LOBBY AREA                                                                                                   0.00
         -------------------------------------------------------------------------------------------------------------------
             1   REPLACE DATED WALL COVERING                                   30.00             18.00               540.00
         -------------------------------------------------------------------------------------------------------------------
             2   PROVIDE LEVER FAUCETS                                          6.00             85.00               510.00
         -------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

IV.  FOOD SERVICE FACILITIES                                                                                           0.00

                                                                                                                       0.00

      A.  ATRIUM DINING                                                                                                0.00
         -------------------------------------------------------------------------------------------------------------------
             1   PROVIDE WALL DECOR                              INCLUDED                                              0.00
         -------------------------------------------------------------------------------------------------------------------
             2   REPLACE TABLE TOP DECOR                                       40.00            100.00             4,000.00
         -------------------------------------------------------------------------------------------------------------------
             3   OWNER/OPERATOR SIGN                                            1.00             75.00                75.00
         -------------------------------------------------------------------------------------------------------------------
             4   CLEAN/REFINISH TABLE BASES                                    40.00             50.00             2,000.00
         -------------------------------------------------------------------------------------------------------------------
             5   REPLACE WICKER CHAIRS                                        125.00            250.00            31,250.00
         -------------------------------------------------------------------------------------------------------------------
             6   REUPOLSTER BOOTHS                                              1.00          6,000.00             6,000.00
         -------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

V.   LOUNGE FACILITIES                                                                                                 0.00

                                                                                                                       0.00

      A.  LOUNGE                                                                                                       0.00
         -------------------------------------------------------------------------------------------------------------------
             1   REFURBISH/REPLACE ENTRANCE DOORS                               2.00            600.00             1,200.00
         -------------------------------------------------------------------------------------------------------------------
             2   HVAC-ADD VENTILATION FOR SMOKE                            M/R                                         0.00
         -------------------------------------------------------------------------------------------------------------------
             3   NEW CONCEPT                                                    1.00        150,000.00           150,000.00
         -------------------------------------------------------------------------------------------------------------------


VI.  MEETING ROOMS                                                                                                     0.00

                                                                                                                       0.00

      A.  PRE-FUNCTION                                                                                                 0.00
         -------------------------------------------------------------------------------------------------------------------
             1   ELIMINATE BRASS TRIM FROM DOORS                               16.00            400.00             6,400.00
         -------------------------------------------------------------------------------------------------------------------
             2   REPLACE CEILING TILES                                      1,328.00              3.00             3,984.00
         -------------------------------------------------------------------------------------------------------------------
             3   TILE AT SERVICE AREA                                          40.00             10.00               400.00
         -------------------------------------------------------------------------------------------------------------------
             4   REPLACE FURNISHINGS                                            1.00          2,500.00             2,500.00
         -------------------------------------------------------------------------------------------------------------------
             5   PROVIDE ADDITIONAL WALL DECOR                                  1.00          1,000.00             1,000.00
         -------------------------------------------------------------------------------------------------------------------
             6   REMOVE FROM TELEPHONE ENCLOSURES                               1.00            500.00               500.00
         -------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00
         -------------------------------------------------------------------------------------------------------------------

                                                                                                                       0.00

      B.  MEETING BANQUET FACILITIES                                                                                   0.00
         -------------------------------------------------------------------------------------------------------------------
             1   DOOR HARDWARE/FRAMES-REPAIR AS NEEDED                          1.00          2,500.00             2,500.00
         -------------------------------------------------------------------------------------------------------------------
             2   REPLACE DRAPERY I PEBBLE/MADERIA ROOMS                         2.00            800.00             1,600.00
         -------------------------------------------------------------------------------------------------------------------
             3   PROVIDE WALL DECOR IN SMALL MEETING ROOMS                      1.00            800.00               800.00
         -------------------------------------------------------------------------------------------------------------------
             4   REPLACE NON-CONFORMING STACK CHAIRS                          400.00             40.00            16,000.00
         -------------------------------------------------------------------------------------------------------------------
             5   REPLACE WORN LECTURNS                                          3.00            900.00             2,700.00
         -------------------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------
             6 REPLACE CARPET IN BALLROOM                              565.00           30.00        16,950.00
         ------------------------------------------------------------------------------------------------------

     C.  BOARD ROOM X 1                                                                                   0.00
         ------------------------------------------------------------------------------------------------------
             1 NEW BOARD TABLE WITH CHAIRS                               1.00        9,600.00         9,600.00
         ------------------------------------------------------------------------------------------------------
             2 NEW ARTWORK                                               1.00          400.00           400.00
         ------------------------------------------------------------------------------------------------------
             3 NEW DRAPERY                                               1.00          800.00           800.00
         ------------------------------------------------------------------------------------------------------
             4 NEW VWC                                                  60.00           18.00         1,080.00
         ------------------------------------------------------------------------------------------------------
             5 MISC.                                                     1.00          500.00           500.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

VII. HOLIDOMES/ATRIUMS/POOL ENCLOSURES                                                                    0.00

                                                                                                          0.00

     A.  EXERCISE ROOM                                                                                    0.00
         ------------------------------------------------------------------------------------------------------
             1 ENCLOSE FOR SECURITY                                      1.00        4,000.00         4,000.00
         ------------------------------------------------------------------------------------------------------
             2 CLEAN FLOOR TILE FOR ACCEPTABLE CONDITION          M/R                                     0.00
         ------------------------------------------------------------------------------------------------------
             3 CONVERT SAUNA TO EXERCISE ROOM                            1.00        6,000.00         6,000.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

VIII. INTERIOR CORRIDORS                                                                                  0.00

                                                                                                          0.00

     A.  VESTIBULES                                                                                       0.00
         ------------------------------------------------------------------------------------------------------
             1 REFINISH ALL CONSOLE TABLES AND MIRRORS                   5.00          150.00           750.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

     B.  CORRIDORS                                                                                        0.00
         ------------------------------------------------------------------------------------------------------
             1 NEW GRAPHICS PACKAGE                                    227.00          105.00        23,835.00
         ------------------------------------------------------------------------------------------------------
             2 REPLACE CEILING TILE FIRST FLOOR                      1,092.00            3.00         3,276.00
         ------------------------------------------------------------------------------------------------------
             3 REPLACE DRAPERY SHEERS ON ELEVATOR LANDINGS               5.00          500.00         2,500.00
         ------------------------------------------------------------------------------------------------------
             4 PROVIDE WOOD FLOOR BASE                               3,100.00            5.00        15,500.00
         ------------------------------------------------------------------------------------------------------
             5 PROVIDE WOOD CHAIR RAIL                               3,100.00            5.00        15,500.00
         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00
         ------------------------------------------------------------------------------------------------------


     C.  CLUB FLOOR
         ------------------------------------------------------------------------------------------------------
             1 REPLACE CARPET                                          325.00           30.00         9,750.00
         ------------------------------------------------------------------------------------------------------
             2 REPLACE VWC.                                            525.00           18.00         9,450.00
         ------------------------------------------------------------------------------------------------------
             3 UPGRADE ELEVATOR LOBBY                                  250.00           25.00         6,250.00
         ------------------------------------------------------------------------------------------------------
             4 PROVIDE WALL DECOR                                       12.00          100.00         1,200.00
         ------------------------------------------------------------------------------------------------------
             5 PROVIDE CLUB LEVEL LOUNGE                                 1.00       16,000.00        16,000.00
         ------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------------------------
                                                                                                          0.00

IX.  GUEST ROOMS                                                                                          0.00

                                                                                                          0.00

     A.  GUEST ROOMS                                                                                      0.00
         ------------------------------------------------------------------------------------------------------
             1 REPLACE VINYL WALL COVERING-CLUB LEVEL                   42.00          600.00        25,200.00
         ------------------------------------------------------------------------------------------------------
             2 REPLACE LIGHTING-TARNISHED                              227.00          200.00        45,400.00
         ------------------------------------------------------------------------------------------------------
             3 CASEGOODS - REFINISH                                     30.00          150.00         4,500.00
         ------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------
            4 REPLACE DRAPERY - TOO SHORT               227.00     450.00  102,150.00
          ------------------------------------------------------------------------------
            5 DESK CHAIRS - TO MAKE 2 PER ROOM           90.00     125.00   11,250.00
          ------------------------------------------------------------------------------
            6 REPLACE BEDSPREADS-CLUB LEVEL              42.00     170.00    7,140.00
          ------------------------------------------------------------------------------
            7 PROVIDE DUST RUFFLE-CLUB LEVEL             42.00     170.00    7,140.00
          ------------------------------------------------------------------------------
            8 MINI-REFRIGERATORS-CLUB LEVEL              42.00     150.00    6,300.00
          ------------------------------------------------------------------------------
            9 PROVIDE CROWNE MOLDING-CLUB LEVEL          42.00     350.00   14,700.00
          ------------------------------------------------------------------------------
           10 REPLACE BLONDE CASEGOODS                  197.00   1,500.00  295,500.00
          ------------------------------------------------------------------------------
           11 PROVIDE ARMOIRE FOR DARK CASE GOODS        30.00     400.00   12,000.00
          ------------------------------------------------------------------------------
           12 SEATING PER CP STANDARDS                  197.00     500.00   98,500.00
          ------------------------------------------------------------------------------
           13 PROVIDE FRAMED FULL LENGTH MIRRORS        227.00      65.00   14,755.00
          ------------------------------------------------------------------------------
           14 REPLACE WALL DECOR                        227.00     200.00   45,400.00
          ------------------------------------------------------------------------------

          ------------------------------------------------------------------------------

          ------------------------------------------------------------------------------
                                                                                 0.00

X. GUEST BATH ROOMS                                                              0.00

                                                                                 0.00

     A.   GUEST BATH ROOMS                                                       0.00
          ------------------------------------------------------------------------------
            1 REFINISH DOORS AND FRAMES                 227.00      35.00    7,945.00
          ------------------------------------------------------------------------------
            2 REPLACE WORN HARDWARE                     227.00      25.00    5,675.00
          ------------------------------------------------------------------------------
            3 PROVIDE STONE FLOOR-CLUB LEVEL             42.00     500.00   21,000.00
          ------------------------------------------------------------------------------
            4 REPLACE VWC-CLUB LEVEL                     42.00     175.00    7,350.00
          ------------------------------------------------------------------------------
            5 PROVIDE CLOSET DOORS                      227.00     300.00   68,100.00
          ------------------------------------------------------------------------------
            6 PROVIDE CONTOURED WOOD HANGERS            227.00      15.00    3,405.00
          ------------------------------------------------------------------------------
            7 REPLACE ANY DAMAGED VANITIES              M/R                      0.00
          ------------------------------------------------------------------------------
                                                                                 0.00

XI. EXTERIOR                                                                     0.00

                                                                                 0.00

     A.   COMMERCIAL BUILDING                                                    0.00
          ------------------------------------------------------------------------------
            1 PROVIDE STAMPED CONCRETE
              UNDER PORTE COCHERE                     1,200.00       6.00    7,200.00
          ------------------------------------------------------------------------------
            2 CLEAN SURFACES TO ACCEPTABLE
              CONDITION                                   1.00  60,000.00   60,000.00
          ------------------------------------------------------------------------------
            3 CONCEAL DUMPSTER WITH SOLID
              FENCE                                       1.00   2,500.00    2,500.00
          ------------------------------------------------------------------------------
            4 FINISH SURROUNDS AT CHILLERS                1.00     500.00      500.00
          ------------------------------------------------------------------------------
                                                                                 0.00

     B.   PARKING LOT                                                            0.00
          ------------------------------------------------------------------------------
            1 FILL CRACKS/SEAL/RESTRIPE                 227.00      65.00   14,755.00
          ------------------------------------------------------------------------------
                                                                                 0.00

XII. MISCELLANEOUS                                                               0.00

                                                                                 0.00

     A.   REQUIRED ITEMS TO BE A CROWNE PLAZA                                    0.00
          ------------------------------------------------------------------------------
            1 IDENTIFICATION SIGNAGE                      1.00  50,000.00   50,000.00
          ------------------------------------------------------------------------------
            2 PRINTED MATERIAL/ROOM SUPPLIES            227.00     125.00   28,375.00
          ------------------------------------------------------------------------------
            3 UPGRADED LINENS                           227.00      85.00   19,295.00
          ------------------------------------------------------------------------------
            4 UNIFORMS                                    1.00  10,000.00   10,000.00
          ------------------------------------------------------------------------------
            5 MISC.                                       1.00  15,000.00   15,000.00
          ------------------------------------------------------------------------------

      --------------------------------------------------------------------------
        6 F&B SUPPLIES                   1.00         20,000.00        20,000.00
      --------------------------------------------------------------------------
                                                                            0.00
      --------------------------------------------------------------------------
                                                                            0.00
      --------------------------------------------------------------------------


   B. ENGINEERING/ENVIROMENTAL
      --------------------------------------------------------------------------
       1 DRAINAGE PROBLEM                1.00         36,500.00        36,500.00
      --------------------------------------------------------------------------
       2
      --------------------------------------------------------------------------
       3
      --------------------------------------------------------------------------


                                                                            0.00
XIII. GENERAL CONDITIONS                                                    0.00
                                                                            0.00
   A. ALLOWANCE                                                             0.00
      --------------------------------------------------------------------------
       1  GENERAL CONDITIONS     1,551,304.00              0.09       139,617.36
      --------------------------------------------------------------------------
       2  DEPARTMENT INCENTIVES  1,551,304,00              0.01        11,634.78
      --------------------------------------------------------------------------
       3  DEPARTMENT OVERHEAD    1,551,304.00              0.01        11,634.78
      --------------------------------------------------------------------------



--------------------------------------------------------------------------------

     TOTAL                                                          1,714,190.92

--------------------------------------------------------------------------------

MAISON DE VILLE
NEW ORLEANS, LA

SUMMARY

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------------------------------
     AREAS                                                             EST.COST
--------------------------------------------------------------------------------
I.        EXTERIOR                                                     12,700.00

II.       BUILDING STRUCTURES                                           1,200.00

III.      PUBLIC AREAS                                                  6,500.00

IV.       PRIVATE GUEST AREAS                                          28,800.00

V.        BACK OF THE HOUSE

VI.       MISCELLANEOUS

VII.      GENERAL CONDITIONS                                              800.00

--------------------------------------------------------------------------------

          TOTAL                                                        50,000.00

--------------------------------------------------------------------------------

MAISON DE VILLE
NEW ORLEANS, LA

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

-------------------------------------------------------------------------------------------------------------
                                                                      QUANITY/           UNIT           EST.
     AREAS                       SCOPE OF WORK                       ALLOWANCE           COST           COST
-------------------------------------------------------------------------------------------------------------
I.   EXTERIOR

     A.   BISTRO COURTYARD
          ---------------------------------------------------------------------------------------------------
          1.   PATIO COVER                                               1.00        10,000.00     10,000.00
          ---------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------

     B.   COTTAGES
          ---------------------------------------------------------------------------------------------------
          1.   IRON SECURITY GATES @ COTTAGES                            1.00         2,700.00      2,700.00
          ---------------------------------------------------------------------------------------------------
                              -                                                                         0.00
II.  BUILDING STRUCTURES                                                                                0.00

     A.   BISTRO BUILDING
          ---------------------------------------------------------------------------------------------------
          1.   ADD ONE GAS LIGHT                                         1.00         1,200.00      1,200.00
          ---------------------------------------------------------------------------------------------------
                                                                                                        0.00
III. PUBLIC AREAS                                                                                       0.00
                                                                                                        0.00
     A.   LOBBY                                                                                         0.00
          ---------------------------------------------------------------------------------------------------
          1.   REFINISH WOOD FLOOR                                 INCLUDED IN GUESTROOM FLOORS
          ---------------------------------------------------------------------------------------------------
                                                                                                        0.00
     B.   BISTRO REATAURANT                                                                             0.00
          ---------------------------------------------------------------------------------------------------
          1.   BRASS MENU BOX                                            1.00         2,000.00      2,000.00
          ---------------------------------------------------------------------------------------------------
          2.   REFRIGERATED WINE STORAGE                                 1.00         2,000.00      2,000.00
          ---------------------------------------------------------------------------------------------------
          3.   MICROS CASH REGISTERS                                     1.00         2,500.00      2,500.00
          ---------------------------------------------------------------------------------------------------
                                                                                                        0.00
IV.  PRIVATE GUEST AREAS                                                                                0.00
                                                                                                        0.00
     A.   GUEST ROOMS                                                                                   0.00
          ---------------------------------------------------------------------------------------------------
          1.   REMOVE GOLD CARPET AND REFINISH EXIST WOOD FLS.           1.00        11,800.00     11,800.00
          ---------------------------------------------------------------------------------------------------
          2.   PROVIDE AREA RUGS FOR WOOD FLOORS                         1.00         8,000.00      8,000.00
          ---------------------------------------------------------------------------------------------------
          3.   REFINISH 2 BATH TUBS                                      2.00           250.00        500.00
          ---------------------------------------------------------------------------------------------------
          4.   MISC FURNITURE REFINISHING                                1.00         2,500.00      2,500.00
          ---------------------------------------------------------------------------------------------------
          5.   NEW HVAC FOR ROOM NO.2                                    1.00         3,500.00      3,500.00
          ---------------------------------------------------------------------------------------------------
          6.   CORRECT WINDOW PROBLEM                                    1.00         2,500.00      2,500.00
          ---------------------------------------------------------------------------------------------------
                                                                                                        0.00
V.   BACK OF THE HOUSE                                                                                  0.00
                                                                                                        0.00

VI.  MISCELLANEOUS                                                          0.00
                                                                            0.00
VII. GENERAL CONDITIONS                                                     0.00
                                                                            0.00
          ----------------------------------------------------------------------
     A.    GENERAL CONDITIONS                      1.00     800.00        800.00
          ----------------------------------------------------------------------
     B.    DEPARTMENT INCENTIVES                   0.00       0.01          0.00
          ----------------------------------------------------------------------
     C.    DEPARTMENT INCENTIVES                   0.00       0.01          0.00
          ----------------------------------------------------------------------

                                                                            0.00
                                                                            0.00
--------------------------------------------------------------------------------

          TOTAL                                                        50,000.00

--------------------------------------------------------------------------------

HOLIDAY INN "SELECT"
NEW ORLEANS, LA. - AIRPORT

SUMMARRY

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------------------------------

     AREAS                                                              EST.COST
--------------------------------------------------------------------------------
1.        EXTERIOR                                                      5,500.00

11.       BUILDING STRUCTURES                                          28,000.00

111.      PUBLIC AREAS                                                167,350.00

1V.       PRIVATE GUEST AREAS                                       1,518,174.00

V.        MECHANICAL - ELECTRICAL                                         500.00

V1.       MISCELLANEOUS                                               357,020.00

V11.      GENERAL CONDITIONS                                          218,037.12


--------------------------------------------------------------------------------

          TOTAL                                                     2,294,581.12
--------------------------------------------------------------------------------

HOLIDAY INN "SELECT"

NEW ORLEANS, LA. - AIRPORT


CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

------------------------------------------------------------------------------------------------------------------------------------
                                                         RE'D           QUANTITY/                UNIT                 EST.
     AREAS               SCOPE OF WORK                   YES           ALLOWANCE                 COST                COST
------------------------------------------------------------------------------------------------------------------------------------
I.   EXTERIOR

     A.   SIGNAGE
          --------------------------------------------------------------------------------------------------------------------------
          1.   CVR BRICK @ BASE OF PRIMARY SIGN                               1.00                1,500.00                  1,500.00
          --------------------------------------------------------------------------------------------------------------------------
               WITH SYNTHETIC STUCCO                                                                                            0.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   CVR BRICK @ BASE OF ENTRY SIGN                                 1.00                1,500.00                  1,500.00
          --------------------------------------------------------------------------------------------------------------------------
               WITH SYNTHETIC STUCCO                                                                                            0.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     B.   DUMPSTER SCREENING                                                                                                    0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   UPGRADE DUMPSTER SCREEN                                        1.00                2,500.00                  2,500.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

11.  BUILDING STRUCTURES                                                                                                        0.00

                                                                                                                                0.00

     A.   RENTAL UNIT BUILDINGS                                                                                                 0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE WINDOWS/FRAMES - AS NEEDED                           140.00                  200.00                 28,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REMOVE EXTERIOR ENTRANCES                                     60.00                1,200.00             DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

11.  PUBLIC AREAS                                                                                                               0.00

                                                                                                                                0.00

     A.   VESTIBULE                                                                                                             0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH CEILING                                               1.00                  250.00                    250.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     B.   LOBBY                                                                                                                 0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   UPGRADE INTERIOR SIGNAGE                                     304.00                  125.00                 38,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE CEILING TILES - DAMAGED                            1,500.00                    2.00                  3,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPAIR CEILING GRID SYSTEM                                 1,500.00                    1.00                  1,500.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE HVAC VENTS - RUSTED                                    1.00                1,000.00                  1,000.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     C.   FRONT DESK                                                                                                            0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH FACING OF FRONT DESK                                 20.00                   50.00                  1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REFINISH CEILING - AS NEEDED                                 150.00                    2.00                    300.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE CARPET & PAD BEHIND FRONT DESK                        60.00                   20.00                  1,200.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REFINISH BELL STAND                                            1.00                  250.00                    250.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     D.   LOBBY CORRIDOR                                                                                                        0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE CEILING TILES                                      1,000.00                    2.00                  2,000.00
          --------------------------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------------------------------------
          2.   REPAIR DAMAGED GRIDS                                             1.00                     500.00               500.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE HVAC VENTS                                               1.00                     250.00               250.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     E.   BANQUET ROOMS - NO. & SQ. FT                                                                                          0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH ENTRY & SERVICE DOOR/FRAMES                             9.00                     200.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE DOOR HARDWARE AS NEEDED                                  1.00                   2,500.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          3.   PROVIDE UPDATED DOOR SIGNAGE                           INCLUDED                                         DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPAIR CEILING GRID SYSTEM                                   4,400.00                       1.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE CEILING TILE - AS NEEDED                             4,400.00                       2.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE VINYL WALLCOVERING                                     375.00                      18.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          7.   INSTALL VINYL WALLCOVERING                             INCLUDED                                         DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          8.   REFINISH BASEBOARD & CHAR RAIL                                 200.00                       6.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE MOVABLE WALL FINISHES                          INCLUDED                                         DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          10.  REPLACE CARPET & PAD                                           586.80                      30.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          11.  INSTALL CARPET & PAD                                   INCLUDED                                         DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          12.  PROVIDE UPGRADED WALL DECOR                                      1.00                   3,000.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          13.  PROVIDE PROPER COMBO OF LIGHTING X RMS                       4,400.00                       3.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          14.  PROVIDE LIGHT DIMMER SWITCHES X RMS                              1.00                   2,000.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          15.  PROVIDE WALL SCONCES                                            20.00                     300.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
          16.  REPAIR PODIUM                                                    3.00                     900.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     F.   LOUNGE/RESTAURANT                                                                                                     0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH DOOR/FRAMES                                   INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE CEILING TILES - AS NEEDED                      INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPAIR GRID SYSTEM                                     INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPAIR VENTS - RUSTED                                  INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   UPGRADE ALL LOUNGE SIGNAGE                             INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REFINISH BAR STOOLS                                    INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REFINISH BAR ARM REST                                  INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   RECONDITION BAR FACING                                 INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE WALL COVERING ON BAR FRONT                     INCLUDED                                                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          10.  MISC. NOTED ABOVE                                                1.00                  15,000.00            15,000.00
          --------------------------------------------------------------------------------------------------------------------------
          11.  NEW CONCEPT FOR DINING                                           1.00                  85,000.00            85,000.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     G.   SAUNA                                                                                                                 0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REFINISH WOOD                                                    X.00                     800.00               800.00
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                                0.00

     H.   HOLIDOME AREAS                                                                                                        0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE WINDOWS - AS NEEDED                                     60.00                     200.00            12,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPAINT RAILS DOME AREA                                          1.00                   4,500.00             4,500.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE JAL LOUVERS W/STORE FRONT PANEL                          4.00                     200.00               800.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE WALL ANDE POLE LIGHT FIXTURES                           77.00                     150.00        DEFER TO 1998
          --------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00

     I.   SEATING TERRACE LEVEL                                                                                                0.00

         ------------------------------------------------------------------------------------------------
         1.   REPLACE CHAIRS                                         1.00       9,000.00  DEFER TO  1998
         ------------------------------------------------------------------------------------------------
         2.   REPLACE COUCHES                               INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
         3.   REPLACE TABLES                                INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------


     J.   HOLIDOME RESTROOMS                                                                        0.00
         ------------------------------------------------------------------------------------------------
          1.   PROVIDE UPGRADED SIGNAGE COMPLY/ADA          INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          2.   REPLACE HAND & KICKPLATES DOORS              INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          3.   REFINISH DOORS/FRAMES                        INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          4.   REPLACE ALL CERAMIC TILE (6' TILE MINIMUM)   INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          5.   INSTALL CERAMIC TILE (6' TILE MINIMUM)       INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          6.   REPLACE VINYL WALL COVERING                  INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          7.   INSTALL VINYL WALL COVERING                  INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          8.   REPLACE 1X1 FLOOR TILE W/4X4 NEUTRAL         INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          9.   PROVIDE CERAMIC COVER BASE TILE              INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          10.  REPLACE LIGHT FIXTURES                       INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          11.  PROVIDE VANITIES AS PER STANDARD             INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          12.  PROVIDE SKIRTING (10") AS PER STANDARD       INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          13.  REPLACE BASINS - AS NEEDED                   INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          14.  REPLACE SINK HARDWARE - TARNISHED            INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          15.  REPLACE MIRRORS - DESILVERED                 INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          16.  PROVIDE SOAP DISPENSERS                      INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          17.  PROVIDE SEMI RECESSED STEEL TOWEL DISPENS    INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          18.  PROVIDE WASTE RECEPTACLE                     INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          19.  REPLACE PARTITION WALLS                      INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          20.  PROVIDE RSRVE TISSUE DISPENS PER/STANDARD    INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          21.  REPLACE COMMODE SEATS & LIDS                 INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          22.  REPLACE COMMODE HARDWARE - TARNISHED         INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          23.  REPLACE SHOWER STALL FINISHES                INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          24.  REPLACE SHOWER STALL FURNISHINGS             INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          25.  REPLACE SHOWER STALL FIXTURES                INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          26.  PROVIDE EMERGENCY LIGHTS AS PER STANDARD     INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          27. COMPLETE RENOVATION REQUIRED                            2.00     12,000.00   DEFER TO 1998
         ------------------------------------------------------------------------------------------------

                                                                                                    0.00

IV.  PRIVATE GUEST AREAS                                                                            0.00

                                                                                                    0.00

     A.   GUEST ROOM CORRIDOR                                                                       0.00
         ------------------------------------------------------------------------------------------------
          1.   MAJOR RENOVATION REQUIRED                                                            0.00
         ------------------------------------------------------------------------------------------------
          2.   PROVIDE DIRECTIONAL SIGNAGE                  INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          3.   REPLACE VINYL WALLCOVERING                         3,293.00         18.00       59,274.00
         ------------------------------------------------------------------------------------------------
          4.   INSTALL VINYL WALLCOVERING                   INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          5.   REPLACE CARPET & PAD                               1,646.00         30.00       49,380.00
         ------------------------------------------------------------------------------------------------
          6.   INSTALL CARPET & PAD                         INCLUDED                                0.00
         ------------------------------------------------------------------------------------------------
          7.   REPAINT GUEST ROOM DOORS/FRAMES                      304.00         35.00       10,640.00
         ------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
          8.   PROVIDE UPGRADED CORRIDOR LIGHTING                     150.00              125.00         18,750.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     C.   GUEST ROOMS                                                                                         0.00
          ---------------------------------------------------------------------------------------------------------
          1.   REPAINT DOOR FRAMES - AS NEEDED                        304.00               35.00         10,640.00
          ---------------------------------------------------------------------------------------------------------
          2.   PROVIDE UPGRADED NUMBERS PKG PER ADA           INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          3.   REPLACE SELF CLOSING HARDWARE - AS NEED                100.00               45.00          4,500.00
          ---------------------------------------------------------------------------------------------------------
          4.   REPLACE JALOUSIES LOUVERS (GST RM ENTRY)                 4.00              100.00            400.00
          ---------------------------------------------------------------------------------------------------------
               W/STORE FRONT PANEL                                                                            0.00
          ---------------------------------------------------------------------------------------------------------
          5.   PAINT STOREFRONT PANEL/MATCH GST RM DOOR       INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          6.   PAINT CONNECTING DOORS                                  60.00               25.00          1,500.00
          ---------------------------------------------------------------------------------------------------------
          7.   REFINISH CEILINGS - AS NEEDED                          304.00              100.00         30,400.00
          ---------------------------------------------------------------------------------------------------------
          8.   REPLACE VINYL WALLCOVERING                             304.00              800.00        243,200.00
          ---------------------------------------------------------------------------------------------------------
          9.   INSTALL VINYL WALLCOVERING                     INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          10.  REPLACE CARPET & PAD                                   304.00              455.00        138,320.00
          ---------------------------------------------------------------------------------------------------------
          11.  INSTALL CARPET & PAD                           INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          12.  REPLACE DRAPES - SIZE                                  304.00              200.00         60,800.00
          ---------------------------------------------------------------------------------------------------------
          13.  REPLACE BEDSPREADS - KING                              128.00               85.00         10,880.00
          ---------------------------------------------------------------------------------------------------------
          14.  REPLACE BEDSPREADS - FULL XL                           350.00               75.00         26,250.00
          ---------------------------------------------------------------------------------------------------------
          15.  REPLACE MATTRESS - KING                                 30.00              300.00          9,000.00
          ---------------------------------------------------------------------------------------------------------
          16.  REPLACE MATTRESS - FULL XL                              26.00              200.00          5,200.00
          ---------------------------------------------------------------------------------------------------------
          17.  REPLACE PILLOWS                                      1,216.00                4.50          5,472.00
          ---------------------------------------------------------------------------------------------------------
          18.  REPLACE LINEN                                          304.00               85.00         25,840.00
          ---------------------------------------------------------------------------------------------------------
          19.  PROVIDE FULL LENGTH MIRROR X EA ROOM                   304.00               45.00         13,680.00
          ---------------------------------------------------------------------------------------------------------
          20.  REPLACE MIRRORS - DESILVERED                           110.00              130.00         14,300.00
          ---------------------------------------------------------------------------------------------------------
          21.  REPLACE/UPGRADE CASE GOODS                             304.00            1,100.00        334,400.00
          ---------------------------------------------------------------------------------------------------------
          22.  REPLACE CREDENZA LIGHT FIXTURES                        304.00              200.00         60,800.00
          ---------------------------------------------------------------------------------------------------------
          23.  REPLACE ACTIVITY LIGHT FIXTURES                INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          24.  REPLACE BED LIGHT FIXTURES                     INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          25.  RELOCATE ALARM CLOCK RADIO TO BEDSIDE          COMPLIES
          ---------------------------------------------------------------------------------------------------------
          26.  CONCEAL ELECTRIC CORDS                                 203.00               15.00          3,045.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     D.   GUEST BATHROOMS                                                                                     0.00
          ---------------------------------------------------------------------------------------------------------
          1.   PAINT ENTRY DOOR/FRAME                                 304.00               35.00         10,640.00
          ---------------------------------------------------------------------------------------------------------
          2.   REPLACE THRESHOLDS                                     304.00               25.00          7,600.00
          ---------------------------------------------------------------------------------------------------------
          3.   REPLACE 1X1 FLOOR TILE W/4X4 NEUTRAL                   304.00              300.00         91,200.00
          ---------------------------------------------------------------------------------------------------------
          4.   REPLACE VINYL WALLCOVERING                             304.00              125.00         38,000.00
          ---------------------------------------------------------------------------------------------------------
          5.   INSTALL VINYL WALLCOVERING                     INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          6.   REPLACE CEILING TILES - DAMAGED                        304.00               35.00         10,640.00
          ---------------------------------------------------------------------------------------------------------
          7.   REPAIR CEILING GRID SYSTEM                             304.00               15.00          4,560.00
          ---------------------------------------------------------------------------------------------------------
          8.   REPLACE VANITIES                                       125.00              300.00         37,500.00
          ---------------------------------------------------------------------------------------------------------
          9.   REPLACE SINKS                                          125.00              300.00         37,500.00
          ---------------------------------------------------------------------------------------------------------
          10.  REPLACE VANITY HARDWARE                                125.00               85.00         10,625.00
          ---------------------------------------------------------------------------------------------------------
          11.  REPLACE TISSUE DISPENSERS                              125.00               12.00          1,500.00
          ---------------------------------------------------------------------------------------------------------
          12.  REPLACE VANITY LIGHT W/UPDATED FIXTURES                125.00              150.00         18,750.00
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
          13.  REPLACE VANITY MIRRORS                                 304.00              125.00         38,000.00
          ---------------------------------------------------------------------------------------------------------
          14.  REFINISH/REPLACE TUBS                                  304.00               25.00          7,600.00
          ---------------------------------------------------------------------------------------------------------
          15.  REPLACE BATHTUB HARDWARE                               304.00               85.00         25,840.00
          ---------------------------------------------------------------------------------------------------------
          16.  REPLACE NON-SLIP TREATMENT                             304.00               15.00          4,560.00
          ---------------------------------------------------------------------------------------------------------
          17.  REPAIR TUB TILE GROUTING                                 1.00            7,500.00          7,500.00
          ---------------------------------------------------------------------------------------------------------
          18.  REPLACE GRAB BARS                                      304.00               25.00          7,600.00
          ---------------------------------------------------------------------------------------------------------
          19.  REPLACE COMMODE SEATS/LIDS                             304.00               25.00          7,600.00
          ---------------------------------------------------------------------------------------------------------
          20.  REPLACE TOILET TISSUE HOLDER                           304.00               35.00         10,640.00
          ---------------------------------------------------------------------------------------------------------
          21.  PROVIDED CHROME RSVE TISSUE HOLDER X EA RM     INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
          22.  REPLACE SHOWER CURTAINS                                304.00               12.00          3,648.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

V. MECHANICAL - ELECTRICAL                                                                                    0.00

                                                                                                              0.00

     A.   LAUNDRY (BACK OF HOUSE)                                                                             0.00
          ---------------------------------------------------------------------------------------------------------
          1.   PROVIDE SMOKE DETECTOR OR SPRINKLER HEAD                 1.00              500.00            500.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     B.   FIRE SAFETY SYSTEM                                                                                  0.00
          ---------------------------------------------------------------------------------------------------------
          1.   WRITTEN DOC MUST BE SUBMITTED TO HOLIDAY INN   COMPLIES                                        0.00
          ---------------------------------------------------------------------------------------------------------
               CERTIFYING SYTEMS MEETS R EXCEEDS HI STANDARDS                                                 0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

VI. MISCELLANEOUS                                                                                             0.00

                                                                                                              0.00

     A.   OPERATIONAL REQUIREMENTS                                                                            0.00
          ---------------------------------------------------------------------------------------------------------
          1.   F & B EQUIPMENT/SUPPLIES                                 1.00           15,000.00         15,000.00
          ---------------------------------------------------------------------------------------------------------
          2.   UNIFORMS                                                 1.00           15,000.00         15,000.00
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     B.   ADDITIONAL ITEMS TO BE A "SELECT"                                                                   0.00
          ---------------------------------------------------------------------------------------------------------
          1.   UPGRADE FITNESS CENTER                                   1.00           12,000.00         12,000.00
          ---------------------------------------------------------------------------------------------------------
          2.   PROVIDE 2 PHONES IN EACH ROOM                          196.00               75.00         14,700.00
          ---------------------------------------------------------------------------------------------------------
          3.   HAIR DRYER IN ROOMS                                    304.00               25.00          7,600.00
          ---------------------------------------------------------------------------------------------------------
          4.   IRON, IRONING BOARD, HANGER                            304.00                4.00          1,216.00
          ---------------------------------------------------------------------------------------------------------
          5.   UPGRADE COAT HANGERS                                     1.00            1,500.00          1,500.00
          ---------------------------------------------------------------------------------------------------------
          6.   PROVIDE MAKEUP MIRRORS                                 304.00               75.00         22,800.00
          ---------------------------------------------------------------------------------------------------------
          7.   UPGRADE LINEN/TERRY                                      1.00           30,000.00         30,000.00
          ---------------------------------------------------------------------------------------------------------
          8.   PROVIDE CROWNE MOLDING                                 304.00              100.00         30,400.00
          ---------------------------------------------------------------------------------------------------------
          9.   PROVIDE 2 PARLOR BEDROOM SUITES                          2.00            7,500.00         15,000.00
          ---------------------------------------------------------------------------------------------------------
          10.  PROVIDE SHOWER CURTAIN W/LINER                         304.00               24.00          7,204.00
          ---------------------------------------------------------------------------------------------------------
          11.  FAX MACHINE IN 5 ROOMS                                   5.00              500.00          2,500.00
          ---------------------------------------------------------------------------------------------------------
          12.  EXECUTIVE ROOMS - DRAPERY VALANCES                      20.00              250.00          5,000.00
          ---------------------------------------------------------------------------------------------------------
          13.  EXECUTIVE ROOMS - CORNICE MOLDING                       20.00              300.00          6,000.00
          ---------------------------------------------------------------------------------------------------------
          14.  EXECUTIVE ROOMS - CLOSET W/DOORS                        20.00              300.00          6,000.00
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
          15.  EXECUTIVE ROOMS - LOGO BATH ROBES                        2.00               20.00             40.00
          ---------------------------------------------------------------------------------------------------------
          16.  EXECUTIVE ROOMS - AMENITIES TRAY                         1.00               60.00             60.00
          ---------------------------------------------------------------------------------------------------------
          17.  EXECUTIVE ROOMS - UPGRADED ROOMS                        20.00            2,000.00         40,000.00
          ---------------------------------------------------------------------------------------------------------
          18.  SIGNAGE                                                  1.00           75,000.00         75,000.00
          ---------------------------------------------------------------------------------------------------------
          19.  LOGO/PRINTED MATERIALS                                   1.00           30,000.00         30,000.00
          ---------------------------------------------------------------------------------------------------------
          20.  MISC. CONVERSION ITEMS                                   1.00           20,000.00         20,000.00
          ---------------------------------------------------------------------------------------------------------
          21.
          ---------------------------------------------------------------------------------------------------------
          22.
          ---------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

                                                                                                              0.00

VII. GENERAL CONDITIONS                                                                                       0.00

                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
     A.   GENERAL CONDITIONS                                    2,076,544.00                0.09        186,888.96
          ---------------------------------------------------------------------------------------------------------
     B.   DEPARTMENT INCENTIVES                                 2,076,544.00                0.01         15,574.08
          ---------------------------------------------------------------------------------------------------------
     C.   DEPARTMENT OVERHEAD                                   2,076,544.00                0.01         15,574.08
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

                                                                                                              0.00
-------------------------------------------------------------------------------------------------------------------

          TOTAL:                                                                                      2,294,581.12

-------------------------------------------------------------------------------------------------------------------

HOLIDAY INN - DFW WEST
BEDFORD TEXAS

SUMMARY

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------

   AREAS                                    EST.COST
--------------------------------------------------------
I.      EXTERIOR                               0.00

II.     BUILDING STRUCTURES                    0.00

III.    PUBLIC AREAS                      38,745.00

IV.     PRIVATE GUEST AREAS              158,371.00

V.      BACK OF THE HOUSE                 21,805.00

VI.     MECHANICAL - ELECTRICAL

VII.    GENERAL CONDITIONS                22,986.70

--------------------------------------------------------
        TOTAL                            241,907.71
--------------------------------------------------------

HOLIDAY INN - DFW WEST
BEDFORD, TEXAS


CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------------------------------------------------------------------
                                                            RE'D       QUANTITY/          UNIT               EST.
     AREAS                 SCOPE OF WORK                    YES        ALLOWANCE          COST               COST
--------------------------------------------------------------------------------------------------------------------
I.   EXTERIOR

II.  PUBLIC AREAS                                                                                               0.00

                                                                                                                0.00

     A.   RESTAURANT                                                                                            0.00
          -----------------------------------------------------------------------------------------------------------
          1.   REVISE SEATING LAYOUT                                       1.00            30,000.00       30,000.00
          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00

     B.   MEETING ROOMS                                                                                         0.00
          -----------------------------------------------------------------------------------------------------------
          1.   EXECUTIVE SUITES-REPLACE CARPET                           150.00                30.00        4,500.00
          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00

     C.   PUBLIC RESTROOMS                                                                                      0.00
          -----------------------------------------------------------------------------------------------------------
          1.   FLOOR DISCOLORED                                            1.00             1,000.00        1,000.00
          -----------------------------------------------------------------------------------------------------------
          2.   FITNESS CENTER-FLOOR DISCOLORED                             1.00             1,000.00        1,000.00
          -----------------------------------------------------------------------------------------------------------
          3.   BANQUET-FIXTURES TARNISHED                                  1.00             1,000.00        1,000.00
          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00

     D.   RECREATION AREA                                                                                       0.00
          -----------------------------------------------------------------------------------------------------------
          1.   EQUIPMENT BENCH TORN-EX.RM.                                 1.00               200.00          200.00
          -----------------------------------------------------------------------------------------------------------
          2.   WALL CLOCK-EX.RM.                                           1.00                45.00           45.00
          -----------------------------------------------------------------------------------------------------------
          3.   WHIRLPOOL-DISCOLORED                                        1.00             1,000.00        1,000.00
          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00

IV.  PRIVATE GUEST AREAS                                                                                        0.00

                                                                                                                0.00

     A.   GUEST ROOM CORRIDOR                                                                                   0.00
          -----------------------------------------------------------------------------------------------------------
          1.   REPLACE WALL COVERING                                   2,527.00                18.00       45,486.00
          -----------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00

     B.   GUEST ROOMS                                                                                           0.00
          -----------------------------------------------------------------------------------------------------------
          1.   PRINTED MATERIALS                                           1.00             5,0O0.O0        5,000.00
          -----------------------------------------------------------------------------------------------------------
          2.   CLOTHES HANGERS-INADEQUATE SUPPLY                           1.00             2,500.00        2,500.00
          -----------------------------------------------------------------------------------------------------------
          3.   REPLACE DESILVERED FULL LENGTH MIRRORS                    100.00                65.00        6,500.00
          -----------------------------------------------------------------------------------------------------------
          4.   LIGHT FIXTURES TARNISHED                                  120.00               200.00       24,000.00
          -----------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00

     D.   GUEST BATHROOMS                                                                                       0.00
          -----------------------------------------------------------------------------------------------------------
          1.   REPLACE TILE FLOORS X 50%                                 122.00               300.00       36,600.00
          -----------------------------------------------------------------------------------------------------------
          2.   CLEAN/REPAIR TILE FLOORS 50%                              121.00                85.00       10,285.00
          -----------------------------------------------------------------------------------------------------------

         -----------------------------------------------------------------------------------------------
          3.   TUB RUSTY BY DRAIN-REPAIR                      80.00             350.00        28,000.00
         -----------------------------------------------------------------------------------------------
                                                                                                   0.00

V.    BACK OF THE HOUSE                                                                            0.00

                                                                                                   0.00

      A.  HOUSEKEEPING                                                                             0.00

                                                                                                   0.00
      B.  OPERATIONAL REQUIREMENTS
         -----------------------------------------------------------------------------------------------
          1.   BANQUET, F & B EQUIPMENT                        1.00          21,805.00        21,805.00
         -----------------------------------------------------------------------------------------------
         -----------------------------------------------------------------------------------------------
         -----------------------------------------------------------------------------------------------

VI.   MECHANICAL - ELECTRICAL                                                                      0.00

                                                                                                   0.00

VII.  GENERAL CONDITIONS                                                                           0.00

                                                                                                   0.00
         -----------------------------------------------------------------------------------------------
      A.  GENERAL CONDITIONS                             218,921.00               0.09        19,702.89
         -----------------------------------------------------------------------------------------------
      B.  DEPARTMENT INCENTIVES                          218,921.00               0.01         1,641.91
         -----------------------------------------------------------------------------------------------
      C.  DEPARTMENT OVERHEAD                            218,921.00               0.01         1,641.91
         -----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------

          TOTAL:                                                                             241,907.71

--------------------------------------------------------------------------------------------------------

HOLIDAY INN - DFW SOUTH
IRVING, TX

SUMMARY

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------------------------------

     AREAS                                                           EST.COST
--------------------------------------------------------------------------------
I.      EXTERIOR                                                     53,969.00

II.     BUILDING STRUCTURES                                         389,600.00

III.    PUBLIC AREAS                                                230,508.33

IV.     PRIVATE GUEST AREAS                                       1,016,461.50

V.      BACK OF THE HOUSE                                            15,000.00

VI.     MECHANICAL - ELECTRICAL                                           0.00

VII.    GENERAL CONDITIONS                                          179,081.58

--------------------------------------------------------------------------------

        TOTAL                                                     1,884,620.41

--------------------------------------------------------------------------------

HOLIDAY INN - DFW SOUTH
IRVING, TX

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

---------------------------------------------------------------------------------------------------------------------------
                                                               RE'D      QUANITY               UNIT             EST.
AREAS         SCOPE OF WORK                                    YES       ALLOWANCE             COST             COST
---------------------------------------------------------------------------------------------------------------------------
1.      EXTERIOR

        A.     PARKING LOT SURFACE
               -------------------------------------------------------------------------------------------------------------
                1.  REPAIR PARKING LOT                                          1.00           10,000.00          10,000.00
               -------------------------------------------------------------------------------------------------------------
                2.  RESEAL PARKING LOT                                        407.00               40.00          16,280.00
               -------------------------------------------------------------------------------------------------------------
                3.  RESTRIPE PARKING LOT                                      407.00                7.00           2,849.00
               -------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

        B.     PARKING LOT LIGHTING                                                                                    0.00
               -------------------------------------------------------------------------------------------------------------
                1.  REPAIR DAMAGED CONCRETE BASES                               1.00            2,500.00           2,500.00
               -------------------------------------------------------------------------------------------------------------
                2.  REPAINT RUSTED LIGHT POLES                                  1.00            5,000.00           5,000.00
               -------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

                                                                                                                       0.00

        C.     EXTERIOR SWIMMING POOL AREA                                                                             0.00
               -------------------------------------------------------------------------------------------------------------
                1.  COVER POOL ENTRANCE W/SYNTHETIC STUCCO                    640.00                6.00           3,840.00
               -------------------------------------------------------------------------------------------------------------
                2.  REPAINT POOL FENCE/REPLACE                                300.00               45.00          13,500.00
               -------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

                                                                                                                       0.00

II.     BUILDING STRUCTURES                                                                                            0.00

        A.     COVERED DRIVE (CANOPIES)                                                                                0.00
               -------------------------------------------------------------------------------------------------------------
                1.  HI APPROVED MATERIAL TO ENHANCE ROOF LINE                   1.00           50,000.00          50,000.00
               -------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

        B.      SATELLITE DISH SCREENING                                                                               0.00
               -------------------------------------------------------------------------------------------------------------
                1.  PROVIDE SYNTHETIC STUCCO FINISH                             1.00            5,000.00           5,000.00
               -------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

        C.     RENTAL UNIT BUILDINGS                                                                                   0.00
               -------------------------------------------------------------------------------------------------------------
                1.  HI APPROVED MATERIAL TO ENHANCE ROOF LINE                   1.00          200,000.00         200,000.00
               -------------------------------------------------------------------------------------------------------------
                2.  HI APPROVED ARCHITECTUAL FEATURES/ROOFLINE           INCLUDED                                      0.00
               -------------------------------------------------------------------------------------------------------------
                3.  REPLACE DAMAGED WINDOWS                                   100.00              200.00          20,000.00
               -------------------------------------------------------------------------------------------------------------
                4.  PROVIDE ROOFLINE TREATMENT BRICK TOWERS                     3.00           25,000.00          75,000,00
               -------------------------------------------------------------------------------------------------------------
                5.  PROVIDE SYNTHETIC STUCCO W/ARCH, END WALLS              3,960.00               10.00          39,600.00
               -------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

III.    PUBLIC AREAS                                                                                                   0.00

                                                                                                                       0.00

        A.     LOBBY RESTROOMS                                                                                         0.00
               -------------------------------------------------------------------------------------------------------------
                1.  REPLACE VINYL WALL COVERING                                60.00               18.00           1,080.00
               -------------------------------------------------------------------------------------------------------------
                2.  INSTALL VINYL WALL COVERING                          INCLUDED                                      0.00
               -------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------------------------
           3.  REPLACE VANITIES                                             2.00                  800.00           1,600.00
          ------------------------------------------------------------------------------------------------------------------
           4.  SKIRTING (10") COORDINATE WITH VANITIES             INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

     B.   BANQUET ROOMS - NO.& SQ.FT.                                                                                  0.00
          ------------------------------------------------------------------------------------------------------------------
           1.  REPLACE ENTRY & SERVICE DOORS                                1.00               40,000.00          40,000.00
          ------------------------------------------------------------------------------------------------------------------
           2.  PROVIDE DOOR VIEWER ENTRY & SERVICE DOORS           INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           3.  PAINT CEILINGS                                           5,780.00                    1.25           7,225.00
          ------------------------------------------------------------------------------------------------------------------
           4.  PROVIDE  PROPER COMBO OF LIGHTING X RMS                  5,780.00                    3.50          20,230.00
          ------------------------------------------------------------------------------------------------------------------
           5.  PROVIDE  LIGHT DIMMER SWITCHES X RM'S                        1.00                7,000.00           7,000.00
          -----------------------------------------------------------------------------------------------------------------
           6.  REFINISH PODIUM                                              5.00                  900.00           4,500.00
          ------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

     C.   BANQUET ROOMS RESTROOMS                                                                                      0.00
          ------------------------------------------------------------------------------------------------------------------
           1.  REPLACE DOORS                                       INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           2.  PAINT CEILING                                       INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           3.  REPLACE 1X1 FLOOR TILE W/4X4 NEUTRAL COLOR          INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           4.  COORD. CERAMIC COVE BASE TILE W/FLOOR TILE          INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           5.  UPGRADE LIGHT FIXTURES                              INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           6.  REPLACE MIRRORS                                     INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           7.  REPLACE PARTITION WALLS                             INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           8.  REPLACE COMMODE SEATS & LIDS                        INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           9.  PROVIDE GFI OUTLETS PER STANDARDS                   INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           10. COMPLETELY RENOVATE                                          2.00               12,000.00          24,000.00
          ------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

     D.   RESTAURANT DINING AREA - SQ.FT.                                                                              0.00
          ------------------------------------------------------------------------------------------------------------------
           1.  REPLACE CARPET & PAD                                       277.78                   30.00           8,333.33
          ------------------------------------------------------------------------------------------------------------------
           2.  INSTALL CARPET & PAD                                INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           3.  REPLACE VINYL WALL COVERING                                300.00                   18.00           5,400.00
          ------------------------------------------------------------------------------------------------------------------
           4.  INSTALL VINYL WALL COVERING                         INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           5.  REFINISH WOOD FLOOR                                      1,000.00                    1.25           1,250.00
          ------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

     E.   LOUNGE                                                                                                       0.00
          ------------------------------------------------------------------------------------------------------------------
           1.  REPLACE CARPET & PAD                                       325.00                   30.00           9,750.00
          ------------------------------------------------------------------------------------------------------------------
           2.  INSTALL CARPET & PAD                                INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           3.  REFINISH BAR STOOL FRAMES                                   75.00                   75.00           5,625.00
          ------------------------------------------------------------------------------------------------------------------
           4.  REPLACE FABRIC CHAIRS                                        1.00                2,500.00           2,500.00
          ------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

     F.   EXERCISE FACILITY                                                                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           1.  REFINISH DOORS AND FRAMES, ENTRANCE                          2.00                   65.00             130.00
          ------------------------------------------------------------------------------------------------------------------
           2.  PAINT CEILING                                              500.00                    1.00             500.00
          ------------------------------------------------------------------------------------------------------------------
           3.  REPLACE CARPET & PAD                                        60.00                   20.00           1,200.00
          ------------------------------------------------------------------------------------------------------------------
           4.  INSTALL CARPET & PAD                                INCLUDED                                            0.00
          ------------------------------------------------------------------------------------------------------------------
           5.  REFINISH HVAC CABINET.                                       1.00                   50.00              50.00
          ------------------------------------------------------------------------------------------------------------------
           6.  REPLACE FLOOR TILE AROUND HVAC CABINET                       1.00                  250.00             250.00
          ------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

     G.   HOLIDOME AREAS                                                                                              0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  REPLACE BLACK TILE AT GST ROOM ENTRANCES                          1,800.00              10.00     18,000.00
          -----------------------------------------------------------------------------------------------------------------
           2.  COVER PANELS GST RM WINDOWS W/SYN STUCCO                          2,400.00               7.00     16,800.00
          -----------------------------------------------------------------------------------------------------------------
           3.  PROVIDE NEW COLOR SCHEME                                              1.00          25,000.00     25,000.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

     H.   KIDS KORNER                                                                                                 0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  REPLACE CARPET & PAD                                                 40.00              20.00        800.00
          -----------------------------------------------------------------------------------------------------------------
           2.  INSTALL CARPET & PAD                                         INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           3.  REPLACE 1X1 FLOOR TILE W/4X4 NEUTRAL COLOR                            1.00             400.00        400.00
          -----------------------------------------------------------------------------------------------------------------
           4.  REPLACE WORN THRESHOLD                                                1.00              25.00         25.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

     I.   SECOND LEVEL SEATING                                                                                        0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  REPLACE CARPET & PAD                                                175.00              30.00      5,250.00
          -----------------------------------------------------------------------------------------------------------------
           2.  INSTALL CARPET & PAD                                         INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           3.  REPLACE CHAIRS                                                       40.00             175.00      7,000.00
          -----------------------------------------------------------------------------------------------------------------
           4.  REPLACE TABLES                                                       10.00             150.00      1,500.00
          -----------------------------------------------------------------------------------------------------------------
           5.  REFINISH WALL TREATMENT                                               1.00           2,500.00      2,500.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

     J.   POOL AREA RESTROOMS                                                                                         0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  REPLACE HAND & KICK PLATES, DOORS                                     2.00             400.00        800.00
          -----------------------------------------------------------------------------------------------------------------
           2.  REFINISH DOORS                                               INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           3.  PAINT CEILINGS                                                    1,200.00               0.50        600.00
          -----------------------------------------------------------------------------------------------------------------
           4.  REPLACE VINYL WALL COVERING                                           2.00             400.00        800.00
          -----------------------------------------------------------------------------------------------------------------
           5.  INSTALL VINYL WALL COVERING                                  INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           6.  REPLACE VANITIES                                                      2.00             900.00      1,800.00
          -----------------------------------------------------------------------------------------------------------------
           7.  COORDINATE SKIRTING W/NEW VANITIES                           INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           8.  REPLACE BASINS                                                        6.00             125.00        750.00
          -----------------------------------------------------------------------------------------------------------------
           9.  REPLACE SINK HARDWARE - TARNISHED                                     6.00              85.00        510.00
          -----------------------------------------------------------------------------------------------------------------
           10. REPLACE MIRRORS                                                       2.00             400.00        800.00
          -----------------------------------------------------------------------------------------------------------------
           11. REPLACE PARTITION WALLS                                               2.00           3,000.00      6,000.00
          -----------------------------------------------------------------------------------------------------------------
           12. REPLACE TOILET TISSUE DISPENSERS                                      8.00              50.00        400.00
          -----------------------------------------------------------------------------------------------------------------
           13. REPLACE COMMODE SEATS COORD. W/BOWL                                   6.00              25.00        150.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

                                                                                                                      0.00

IV. PRIVATE GUEST AREAS                                                                                               0.00

                                                                                                                      0.00

     A.   GUEST ROOM CORRIDOR                                                                                         0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  REPLACE CARPET & PAD                                              2,204.00              30.00     66,120.00
          -----------------------------------------------------------------------------------------------------------------
           2.  INSTALL CARPET & PAD                                         INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           3.  REFINISH WOOD CHAIR RAIL & BASEBOARDS                                 1.00          15,000.00     15,000.00
          -----------------------------------------------------------------------------------------------------------------
           4.  REFINISH STORAGE DOORS                                               24.00              75.00      1,800.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

     B.   GUEST LAUNDRY                                                                                               0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  PAINT CEILING                                                         1.00             300.00        300.00
          -----------------------------------------------------------------------------------------------------------------

     ---------------------------------------------------------------------------------------------------------------------------
     2.   PAINT PIPES TO BLEND W/CEILING                                         INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                            0.00

C.   GUEST ROOMS                                                                                                            0.00
     ---------------------------------------------------------------------------------------------------------------------------
     1.   PROVIDE CARPET SWEEPS GST ROOM DOORS                                        100.00           25.00            2,500.00
     ---------------------------------------------------------------------------------------------------------------------------
     2.   UPGRADE INTERIOR SIGNAGE                                                    409.00          100.00           40,900.00
     ---------------------------------------------------------------------------------------------------------------------------
     3.   CONNECT DOORS - PAINT DOORS & FRAMES                                         80.00           35.00            2,800.00
     ---------------------------------------------------------------------------------------------------------------------------
     4.   CONNECT DOORS - REPLACE INSULATION                                           80.00           35.00            2,800.00
     ---------------------------------------------------------------------------------------------------------------------------
     5.   REPLACE LIGHT FIXTURES - TARNISHED                                          250.00          200.00           50,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     6.   REPLACE LAMPSHADES - STAINED                                                 50.00           40.00            2,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     7.   REFINISH CEILINGS - AS NEEDED                                               100.00          100.00           10,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     8.   REPLACE VWC - DAMAGED                                                       150.00          600.00           90,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     9.   INSTALL VWC                                                            INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     9.   REPLACE CARPET & PAD                                                        409.00          455.00          186,095.00
     ---------------------------------------------------------------------------------------------------------------------------
     10.  INSTALL CARPET & PAD                                                   INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     12.  REPLACE DRAPES                                                              150.00          200.00           30,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     12.  REPLACE BEDSPREADS - KING                                                                                         0.00
     ---------------------------------------------------------------------------------------------------------------------------
     13.  REPLACE BEDSPREADS - DOUBLE                                                 350.00           75.00           26,250.00
     ---------------------------------------------------------------------------------------------------------------------------
     14.  REPLACE PILLOWS - WORN, STAINED                                           1,227.00            4.50            5,521.50
     ---------------------------------------------------------------------------------------------------------------------------
     15.  FULL LENGTH MIRRORS X EACH ROOM                                             250.00           45.00           11,250.00
     ---------------------------------------------------------------------------------------------------------------------------
     16.  REFINISH CASE GOODS - #1193                                                 150.00          150.00           22,500.00
     ---------------------------------------------------------------------------------------------------------------------------
     17.  REFINISH CASE GOODS - #1133                                            INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     18.  REPLACE MATTRESS - KING                                                INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     19.  REPLACE MATTRESS - DOUBLE                                                   150.00          250.00           37,500.00
     ---------------------------------------------------------------------------------------------------------------------------
     20.  ENSURE ALL TV'S WORK W/REMOTE                                            M/R                                      0.00
     ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                            0.00

D.   GUESS BATHROOMS                                                                                                        0.00
     ---------------------------------------------------------------------------------------------------------------------------
     1.   PAINT ENTRY DOORS & FRAMES                                                  150.00           35.00            5,250.00
     ---------------------------------------------------------------------------------------------------------------------------
     2.   REPLACE THRESHOLDS COORD. W/FLOOR TITLE                                     150.00           25.00            3,750.00
     ---------------------------------------------------------------------------------------------------------------------------
     3.   REPLACE 1X1 FLOOR TILE W/4X4, NEUTRAL COLOR                                 150.00          300.00           45,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     4.   REPLACE CARPET & PAD AT VANITY AREA                                    INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     5.   INSTALL CARPET & PAD                                                   INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     6.   REPLACE WALL TILES                                                          150.00          400.00           60,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     6.   REPLACE VINYL WALL COVERING                                                 150.00          125.00           18,750.00
     ---------------------------------------------------------------------------------------------------------------------------
     7.   INSTALL VINYL WALL COVERING                                            INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     8.   PAINT CEILING FINISH                                                   INCLUDED              35.00                0.00
     ---------------------------------------------------------------------------------------------------------------------------
     9.   REPLACE CEILING TILES - DAMAGED                                             150.00          100.00           15,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     10.  REPLACE/UPGRADE VANITY LIGHTING                                             150.00          200.00           30,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     11.  UPGRADE VANITY LIGHTING FIXTURES                                            150.00          150.00           22,500.00
     ---------------------------------------------------------------------------------------------------------------------------
     12.  REPLACE CLOTHES RACKS - RUSTED                                              150.00           45.00            6,750.00
     ---------------------------------------------------------------------------------------------------------------------------
     13.  REPLACE VANITIES                                                            150.00          300.00           45,000.00
     ---------------------------------------------------------------------------------------------------------------------------
     14.  VANITY SKIRTS (10") - COORD. W/VANITIES                                INCLUDED                                   0.00
     ---------------------------------------------------------------------------------------------------------------------------
     15.  REPAIR SINKS - DAMAGED                                                      150.00           85.00           12,750.00
     ---------------------------------------------------------------------------------------------------------------------------
     16.  REPLACE VANITY HARDWARE - BRASSY, TARNISHED                                 150.00           85.00           12,750.00
     ---------------------------------------------------------------------------------------------------------------------------
     17.  REPLACE TISSUE DISP. - TARNISHED, SCRATCHED                                 150.00           85.00           12,750.00
     ---------------------------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------------
          18.  REPLACE VANITY MIRRORS-DESILVERED                                   150.00         90.00          13,500.00
          -----------------------------------------------------------------------------------------------------------------
          19.  PROVIDE MIRRIORS THAT EXTEND WIDTH OF VANTIY                  INCLUDED                                 0.00
          -----------------------------------------------------------------------------------------------------------------
          20.  REFINISH/REPLACE TUBS - DAMAGED                                      50.00        350.00          17,500.00
          -----------------------------------------------------------------------------------------------------------------
          21.  REPLACE B.TUB HARDWARE-BRASSY, TARNISHED                            150.00         85.00          12,750.00
          -----------------------------------------------------------------------------------------------------------------
          22.  REPLACE B.TUB SKID TREATMENT - WORN                                 150.00         15.00           2,250.00
          -----------------------------------------------------------------------------------------------------------------
          23.  REPLACE B. TUB ENCLOSD WALL TILES - DAMAGED                         150.00        400.00          60,000.00
          -----------------------------------------------------------------------------------------------------------------
          24.  REPAIR TUB TILE GROUT-DAMAGED, DISCOLORED                     INCLUDED                                 0.00
          -----------------------------------------------------------------------------------------------------------------
          25.  REPLACE GRAB BARS -TARNISHED, WORN                                  150.00         25.00           3,750.00
          -----------------------------------------------------------------------------------------------------------------
          26.  REPLACE COMMODES - WORN                                              25.00        375.00           9,375.00
          -----------------------------------------------------------------------------------------------------------------
          27.  REPLACE COMMODES SEATS/LIDS - WORN                                  150.00         25.00           3,750.00
          -----------------------------------------------------------------------------------------------------------------

                                                                                                                      0.00

                                                                                                                      0.00

V.   BACK OF THE HOUSE                                                                                                0.00

                                                                                                                      0.00

     A.   EMPLOYEE BREAKROOM                                                                                          0.00
          -----------------------------------------------------------------------------------------------------------------
          1.  COMPLETE RENOVATION                                                    1.00      5,000.00           5,000.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

     B.   EMPLOYEE RESTROOMS                                                                                          0.00
          -----------------------------------------------------------------------------------------------------------------
          1.  COMPLETE RENOVATION                                                    2.00      5,000.00          10,000.00
          -----------------------------------------------------------------------------------------------------------------

     C.   OPERATIONAL REQUIREMENTS
          -----------------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------------


                                                                                                                      0.00

 VI. MECHANICAL - ELECTRICAL                                                                                          0.00

                                                                                                                      0.00

     A.   FIRE SAFETY SYSEM                                                                                           0.00
          -----------------------------------------------------------------------------------------------------------------
          1.   WRITTEN DOC MUST BE SUBMITTED TO HOLIDAY INN                  COMPLIES                                 0.00
          -----------------------------------------------------------------------------------------------------------------
               CERTIFYING SYSTEM MEETS or EXCEEDS HI STAND.                                                           0.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

                                                                                                                      0.00

VII.  GENERAL CONDITIONS                                                                                              0.00

                                                                                                                      0.00
         ------------------------------------------------------------------------------------------------------------------
     A.   GENERAL CONDITIONS                                                 1,705,538.83          0.09         153,498.50
         ------------------------------------------------------------------------------------------------------------------
     B.   DEPARTMENT INCENTIVES                                              1,705,538.83          0.01          12,791.54
         ------------------------------------------------------------------------------------------------------------------
     C.   DEPARTMENT OVERHEAD                                                1,705,538.83          0.01          12,791.54
         ------------------------------------------------------------------------------------------------------------------


                                                                      -----------------------------------------------------

LE BARON HOTEL
SAN JOSE, CALIFORNIA

SUMMARY

MARCH 26, 1996


--------------------------------------------------------------------------------
                                                                        EST.COST
--------------------------------------------------------------------------------
I.        EXTERIOR                                                    112,500.00

II.       BUILDING STRUCTURES                                         572,075.00

III.      PUBLIC AREAS                                              1,234,625.00

IV.       PRIVATE GUEST AREAS                                       3,226,949.92

V.        BACK OF HOUSE                                                25,650.00

VI.       MISCELLANEOUS                                               203,502.83

VII.      NEW CONSTRUCTION                                            588,000.00

VIII.     GENERAL CONDITIONS                                          536,697.25


--------------------------------------------------------------------------------

          TOTAL                                                     6,500,000.00

--------------------------------------------------------------------------------

LE BARON HOTEL
SAN JOSE, CALIFORNIA

PRODUCT IMPROVEMENT PLAN

                                             NUMBER OF ROOMS:                          332
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        QUANITY/       UNIT          EST.
                                 SCOPE OF WORK                                         ALLOWANCE       COST          COST
------------------------------------------------------------------------------------------------------------------------------------
I.        EXTERIOR

          A.    SIGNAGE
                -------------------------------------------------------------------------------------------------------------
                1.   REPLACEMENT REQUIRED TO MEET STANDARDS                                 1.00    60,000.00      60,000.00
                -------------------------------------------------------------------------------------------------------------

          B.    LANDSCAPE
                -------------------------------------------------------------------------------------------------------------
                1.   UPGRADE THROUGHOUT                                                     1.00    25,000.00      25,000.00
                -------------------------------------------------------------------------------------------------------------
                2.   PROVIDE DECORATIVE LIGHTING ELEMENTS                                   1.00    20,000.00      20,000.00
                -------------------------------------------------------------------------------------------------------------

          C.    PARKING LOTS & DRIVES
                -------------------------------------------------------------------------------------------------------------
                1.   REPAIR/RESURFACE/STRIPE LOT                                          330.00       100.00  DEFER
                -------------------------------------------------------------------------------------------------------------
                2.   IMPROVE LIGHTING                                                       1.00    20,000.00  DEFER
                -------------------------------------------------------------------------------------------------------------
                3.   REPAIR ANY DAMAGED CURBS OR WALKWAYS                                   1.00     2,000.00  DEFER
                -------------------------------------------------------------------------------------------------------------
                4.   MINOR REPAIR AND STRIPE ONLY                                                                   7,500.00
                -------------------------------------------------------------------------------------------------------------

II.       BUILDING STRUCTURES

          A.    CANOPIES
                -------------------------------------------------------------------------------------------------------------
                1.   REMOVE BRASS TRIM AND REFINISH                                     1,500.00         1.50       2,250.00
                -------------------------------------------------------------------------------------------------------------
                2.   RECLAD COLUMNS                                                         2.00       500.00       1,000.00
                -------------------------------------------------------------------------------------------------------------
                3.   REMOVE BOLLARDS: REPLACE DAMAGED PAVERS UNDER                      3,000.00        10.00      30,000.00
                -------------------------------------------------------------------------------------------------------------
                4.   PROVIDE NEW ROOF DETAIL                                              115.00       175.00      10,000.00
                -------------------------------------------------------------------------------------------------------------
                5.   REMOVE BRASS TREATMENT UNDERNEATH AND REPLACE WITH NEW MATERIAL    1,200.00         5.00       6,000.00
                -------------------------------------------------------------------------------------------------------------
                6.   REPLACE FIXTURES UNDER CANOPY AND ON COLUMNS                           1.00     5,500.00       5,500.00
                -------------------------------------------------------------------------------------------------------------
                7.   REMOVE BARREL AWNING CANOPY AT CAR RENTAL ENTRY                        1.00     1,500.00       1,500.00
                -------------------------------------------------------------------------------------------------------------
                8.   REWORK ISLAND AT ENTRY W/LANDSCAPE ETC.                                1.00     2,500.00       2,500.00
                -------------------------------------------------------------------------------------------------------------

          B.    COMMERICAL BUILDING
                -------------------------------------------------------------------------------------------------------------
                1.   REPAINT IN NEW COLOR SCHEME TO COORDINATE W/TOWER                      1.00    75,000.00      75,000.00
                -------------------------------------------------------------------------------------------------------------
                2.   REFINISH TILE AT INTERNATIONAL BALLROOM ENTRY                        500.00         1.50         750.00
                -------------------------------------------------------------------------------------------------------------
                3.   REMOVE DISPLAY WINDOWS AND COVER W/STUCCO                              2.00       200.00         400.00
                -------------------------------------------------------------------------------------------------------------
                4.   REPLACE WALL SCONCES                                                   3.00       125.00         375.00
                -------------------------------------------------------------------------------------------------------------
                5.   CONCEAL DUMPSTER/COMPACTOR/SERVICE AREA                                1.00     2,500.00       2,500.00
                -------------------------------------------------------------------------------------------------------------
                6.   REPAIR DAMAGED WALL ON MAINTENANCE SHOP                              250.00         1.00         250.00
                -------------------------------------------------------------------------------------------------------------
                7.   IMPROVE APPEARANCE OF EMPLOYEE ENTRY/SCREEN                            1.00     1,500.00       1,500.00
                -------------------------------------------------------------------------------------------------------------
                8.   REPLACE INDOOR/OUTDOOR CARPET AT EMPLOYEE ENTRY                       50.00         6.00         300.00
                -------------------------------------------------------------------------------------------------------------
                9.   REFINISH PATIO ON IVORY'S RESTAURANT                                 500.00         3.50       1,750.00
                -------------------------------------------------------------------------------------------------------------
                10.  ROOF TREATMENT                                                         1.00    50,000.00      50,000.00
                -------------------------------------------------------------------------------------------------------------
                11.  IVORY'S PATIO AWNING                                                   1.00    15,000.00  DEFER
                -------------------------------------------------------------------------------------------------------------

          C.    GUESTROOM BUILDING
                -------------------------------------------------------------------------------------------------------------
                1.   PAINT EXTERIOR OF TOWER                                           45,000.00         6.00     270,000.00
                -------------------------------------------------------------------------------------------------------------
                2.   MOVE STOREFRONTS OUT ON 7-8                                           84.00     1,000.00  DELETE
                -------------------------------------------------------------------------------------------------------------
                3.   REPLACE METAL GRILLS W/LOUVERED METAL GRILLS                         332.00       200.00  DELETE
                -------------------------------------------------------------------------------------------------------------
                4.   PAINT OR REMOVE RAILINGS                                             332.00       100.00  WAIVER
                -------------------------------------------------------------------------------------------------------------
                5.   REPLACE TILE UNDER NORTH CANOPY                                        1.00     3,000.00       3,000.00
                -------------------------------------------------------------------------------------------------------------
                6.   REFINISH UNDERSIDE OF CANOPY                                           1.00     2,500.00       2,500.00
                -------------------------------------------------------------------------------------------------------------
                7.   PROVIDE PARAPET ROOF TREATMENT                                       600.00       175.00     105,000.00
                -------------------------------------------------------------------------------------------------------------

III.      PUBLIC AREAS

          A.    LOBBY
                -------------------------------------------------------------------------------------------------------------
                1.   REPLACE CARPET AND PAD                                               350.00        30.00      10,500.00
                -------------------------------------------------------------------------------------------------------------
                2.   REPLACE TILE FROM ENTRY THROUGHOUT LOBBY                           4,000.00        10.00      40,000.00
                -------------------------------------------------------------------------------------------------------------
                3.   REPLACE WINDOW TREATMENTS                                              2.00       750.00       1,500.00
                -------------------------------------------------------------------------------------------------------------
                4.   REPLACE ALL LOBBY FURNITURE                                            1.00    20,000.00      20,000.00
                -------------------------------------------------------------------------------------------------------------
                5.   REPLACE LIGHTING/CHANDELIERS                                           1.00    20,000.00      20,000.00
                -------------------------------------------------------------------------------------------------------------
                6.   REPLACE ALL WALLCOVERING                                             500.00        18.00       9,000.00
                -------------------------------------------------------------------------------------------------------------
                7.   REPLACE CEILING                                                      300.00         2.50         750.00
                -------------------------------------------------------------------------------------------------------------
                8.   RELOCATE GIFT SHOP/ CREATE BELLSTORAGE AND BELLSTAND                   1.00    10,000.00      10,000.00
                -------------------------------------------------------------------------------------------------------------
                9.   REWORK ENTRY COMPLETELY                                                1.00    30,000.00      30,000.00
                -------------------------------------------------------------------------------------------------------------
                10.  REPLACE FRONT DESK                                                     1.00    10,000.00      10,000.00
                -------------------------------------------------------------------------------------------------------------
                11.  REPLACE WALL FINISH BEHIND FRONT DESK                                 50.00        18.00         900.00
                -------------------------------------------------------------------------------------------------------------
                12.  REMOVE HANGING LIGHTS OVER FRONT DESK AND ADD NEW LIGHTING             1.00     1,500.00       1,500.00
                -------------------------------------------------------------------------------------------------------------
                13.  REPLACE ARTWORK BEHIND DESK                                            1.00       300.00         300.00
                -------------------------------------------------------------------------------------------------------------
                14.  REPLACE STAIRCASE TO BALLROOM                                          1.00    25,000.00      25,000.00
                -------------------------------------------------------------------------------------------------------------
                15.  COMPLETE NEW SIGN PACKAGE                                              1.00    35,000.00      35,000.00
                -------------------------------------------------------------------------------------------------------------
                16.  LOBBY MURAL                                                            1.00    20,000.00  DELETE
                -------------------------------------------------------------------------------------------------------------

          B.    ADMINISTRATIVE AREA
                -------------------------------------------------------------------------------------------------------------
                1.   REPLACE ENTRY DOOR                                                     1.00       650.00         650.00
                -------------------------------------------------------------------------------------------------------------
                2. CONVERT ADMIN OFFICE TO MEETING SPACE/BUS CENTER                         1.00    20,000.00      20,000.00
                -------------------------------------------------------------------------------------------------------------

C.        PUBLIC RESTROOMS/TOILETS (LOBBY)
          --------------------------------------------------------------------------------------------------------------------------
          1.   GUT AND REDO TO ADA STANDARDS                                      2.00               15,000.00             30,000.00
          --------------------------------------------------------------------------------------------------------------------------

D.        FIESTA BALLROOM RESTROOMS                                                                                             0.00
          --------------------------------------------------------------------------------------------------------------------------
          1.   GUT AND REDO TO ADA STANDARDS                                      2.00               15,000.00             30,000.00
          --------------------------------------------------------------------------------------------------------------------------

E.        LOBBY BAR
          --------------------------------------------------------------------------------------------------------------------------
          1.   RECONCEPT/REDO                                                     1.00              100,000.00            100,000.00
          --------------------------------------------------------------------------------------------------------------------------

F.        RESTAURANT
          --------------------------------------------------------------------------------------------------------------------------
          1.   RECONCEPT/RELOCATE                                                 1.00              200,000.00            200,000.00
          --------------------------------------------------------------------------------------------------------------------------

G.        MEETING PRE-FUNCTION (INTERNATIONAL)
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE WALLCOVERING                                             150.00                   18.00              2,700.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE FURNISHINGS                                                1.00                1,500.00              1,500.00
          --------------------------------------------------------------------------------------------------------------------------

H.        MEETING PRE-FUNCTION (FIESTA BALLROOM)
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE CARPET AND PAD                                           500.00                   25.00             12,500.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE VINYL                                                    400.00                   18.00              7,200.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE/UPGRADE LIGHTING                                           1.00                7,500.00              7,500.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE DOORS TO BALLROOM                                          3.00                2,000.00              6,000.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE DOORS TO MONTEREY AND CARMEL ROOMS                         2.00                  650.00              1,300.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE CEILING                                                3,100.00                    2.50              7,750.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE FURNISHINGS                                                1.00                5,000.00              5,000.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   LOWER WATER FOUNTAIN                                               1.00                  500.00                500.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE ARTWORK                                                    1.00                1,000.00              1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          10.  REPLACE/RELOCATE PHONE PARTITIONS                                  1.00                5,500.00              5,500.00
          --------------------------------------------------------------------------------------------------------------------------

I.        FIESTA BALLROOM
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE CARPET AND PAD                                         1,500.00                   25.00             37,500.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE VINYL WALLCOVERING                                       750.00                   19.00             13,500.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE AIRWALL COVER                                          1,600.00                   18.00             28,800.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPAIR AIR WALLS                                                   1.00                    0.00                  0.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE AIRWALL PASS THRU DOORS                                    4.00                 500.000              2,000.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE SERVICE CORRIDOR DOORS                                     1.00                8,000.00              8,000.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE WINDOW TREATMENTS                                          6.00                  750.00              4,500.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   REPLACE CHANDELIERS                                               12.00                2,500.00             30,000.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE CEILING                                               12,000.00                    2.50             30,000.00
          --------------------------------------------------------------------------------------------------------------------------
          10.  IMPROVE LIGHTING                                                   1.00               20,000.00             20,000.00
          --------------------------------------------------------------------------------------------------------------------------
          11.  CLEAN UP ROOF TOP VIEW FROM WEST END OF BALLROOM                   1.00                1,000.00              1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          12.  REPLACE ALL CHAIRS                                             1,000.00                   40.00             40,000.00
          --------------------------------------------------------------------------------------------------------------------------
          13.  REPLACE TABLES AS NEEDED                                          50.00                  250.00             12,500.00
          --------------------------------------------------------------------------------------------------------------------------
          14.  REPLACE CHAIR RAIL                                               550.00                    5.00              2,750.00
          --------------------------------------------------------------------------------------------------------------------------
          15.  REPLACE ARTWORK                                                    1.00                3,500.00              3,500.00
          --------------------------------------------------------------------------------------------------------------------------
          16.  REPLACE AIRWALLS                                                   1.00              125,000.00            125,000.00
          --------------------------------------------------------------------------------------------------------------------------
          17.  NEW AUDIO VISUAL SYSTEM                                            1.00               50,000.00             50,000.00
          --------------------------------------------------------------------------------------------------------------------------

J.        INTERNATIONAL BALLROOM
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE CARPET AND PAD                                           475.00                   25.00             11,875.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE WALL COVERING                                            250.00                   18.00              4,500.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE WOOD BASE                                                250.00                    5.00              1,250.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE ARTWORK                                                    1.00                1,000.00              1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   REPLACE CEILING                                                3,900.00                    2.50              9,750.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE TABLES                                                    20.00                  250.00              5,000.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   REPLACE CHAIRS                                                   200.00                   40.00              8,000.00
          --------------------------------------------------------------------------------------------------------------------------

K.        MONTEREY ROOM
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE CARPET AND PAD                                            65.00                   25.00              1,625.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   USE VINYL WALLCOVER INSTEAD OF PAINT                             100.00                   18.00              1,800.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REFINISH TRIM                                                      1.00                1,000.00              1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REFINISH/REPLACE CEILING                                       1,000.00                    2.50              2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE WINDOW TREATMENT                                           1.00                  750.00                750.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   UPGRADE LIGHTING                                                   1.00                1,000.00              1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE WOOD BASE                                                100.00                    5.00                500.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   REPLACE TABLES                                                     5.00                  250.00              1,250.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE CHAIRS                                                    50.00                   40.00              2,000.00
          --------------------------------------------------------------------------------------------------------------------------

L.        CARMEL ROOM
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE CARPET AND PAD                                            65.00                   25.00              1,625.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   USE VINYL WALLCOVERING INSTEAD OF PAINT                          100.00                   18.00              1,800.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REFINISH TRIM                                                      1.00                1,000.00              1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   REFINISH/REPLACE CEILING                                       1,000.00                    2.50              2,500.00
          --------------------------------------------------------------------------------------------------------------------------
          5.   REPLACE WINDOW TREATMENT                                           1.00                  750.00                750.00
          --------------------------------------------------------------------------------------------------------------------------
          6.   UPGRADE LIGHTING                                                   1.00                1,000.00              1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          7.   REPLACE WOOD BASE                                                100.00                    5.00                500.00
          --------------------------------------------------------------------------------------------------------------------------
          8.   REPLACE BOARD TABLE                                                1.00                3,000.00              3,000.00
          --------------------------------------------------------------------------------------------------------------------------
          9.   REPLACE CHAIRS                                                    10.00                  350.00              3,500.00
          --------------------------------------------------------------------------------------------------------------------------

M.        SWIMMING POOL & DECK
          --------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE CHAISES                                                   16.00                  200.00             15,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.   REPLACE CHAIRS                                                    40.00                  100.00              4,000.00
          --------------------------------------------------------------------------------------------------------------------------
          3.   REPLACE TABLES                                                     4.00                  300.00              1,200.00
          --------------------------------------------------------------------------------------------------------------------------
          4.   UPGRADE LANDSCAPE                                                  1.00                7,500.00              7,500.00
          --------------------------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------------------------------------
          5.  REPLACE TILE AND COPING                                                             1.00      3,500.00       3,500.00
          --------------------------------------------------------------------------------------------------------------------------
          6.  RECESS NO DIVING AND DEPTH MARKERS                                                 20.00         65.00       1,300.00
          --------------------------------------------------------------------------------------------------------------------------
          7.  COMPLETELY REFINISH POOL RESTROOMS                                                  2.00        500.00       1,000.00
          --------------------------------------------------------------------------------------------------------------------------
          8.  REPLACE UMBRELLAS                                                                   4.00        400.00       1,600.00
          --------------------------------------------------------------------------------------------------------------------------
          9.  NEW DECK MATERIAL                                                               5,000.00          6.00  DEFER
          --------------------------------------------------------------------------------------------------------------------------

     N.   FITNESS CENTER/EXERCISE ROOM
          --------------------------------------------------------------------------------------------------------------------------
          1.  REFINISH WALLS AND ENCLOSE HVAC                                                     1.00      3,000.00       3,000.00
          --------------------------------------------------------------------------------------------------------------------------
          2.  REPLACE CARPET                                                                     65.00         15.00         975.00
          --------------------------------------------------------------------------------------------------------------------------
          3.  PROVIDE HOUSE PHONE                                                                 1.00        250.00         250.00
          --------------------------------------------------------------------------------------------------------------------------
          4.  PROVIDE COLORFUL GRAPHICS & WALL DECOR.                                             1.00        300.00         300.00
          --------------------------------------------------------------------------------------------------------------------------
          5.  PROVIDE INSTRUCTIONS FOR USE OF EXERCISE EQUIPMENT                                  1.00        500.00         500.00
          --------------------------------------------------------------------------------------------------------------------------
          6.  REPLACE EXERCISE EQUIPMENT                                                                                       0.00
          --------------------------------------------------------------------------------------------------------------------------
              TREADMILL                                                                           1.00      3,500.00       3,500.00
          --------------------------------------------------------------------------------------------------------------------------
              EXERCISE BIKES                                                                      2.00        550.00       1,100.00
          --------------------------------------------------------------------------------------------------------------------------
              CLIMBER                                                                             1.00      3,300.00       3,300.00
          --------------------------------------------------------------------------------------------------------------------------
              TELEVISION                                                                          1.00        325.00         325.00
          --------------------------------------------------------------------------------------------------------------------------
              SCALES                                                                              1.00        300.00         300.00
          --------------------------------------------------------------------------------------------------------------------------
          7.  REPLACE EXHAUST FAN                                                                 1.00        500.00         500.00
          --------------------------------------------------------------------------------------------------------------------------

     O.   INTERIOR STAIRWELLS
          --------------------------------------------------------------------------------------------------------------------------
          1.  REPLACE DAMAGED HARDWARE                                                           14.00        300.00       4,200.00
          --------------------------------------------------------------------------------------------------------------------------
          2.  REPLACE PUSH & KICK PLATES                                                         14.00        300.00       4,200.00
          --------------------------------------------------------------------------------------------------------------------------

     P.   ELEVATORS
          --------------------------------------------------------------------------------------------------------------------------
          1.  UPGRADE ELEVATOR TO ADA STANDARDS                                                   3.00     15,000.00      45,000.00
          --------------------------------------------------------------------------------------------------------------------------

IV.  PRIVATE GUEST AREAS

     A.  INTERIOR GUEST ROOM CORRIDORS
         ---------------------------------------------------------------------------------------------------------------------------
         1.  REPLACE CARPET                                                                   1,700.00         22.00      37,400.00
         ---------------------------------------------------------------------------------------------------------------------------
         2.  REPLACE CARPET PAD AND BASE                                                      1,700.00          4.50       7,650.00
         ---------------------------------------------------------------------------------------------------------------------------
         3.  REPLACE WALLCOVERING                                                             3,500.00         18.00      83,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         4.  REPLACE CEILING TILES                                                           15,000.00          2.50      37,500.00
         ---------------------------------------------------------------------------------------------------------------------------
         5.  REPLACE LIGHTING FIXTURE - WALL                                                    170.00         65.00      11,060.00
         ---------------------------------------------------------------------------------------------------------------------------
         6.  REPLACE LIGHTING FIXTURE - CEILING                                                 240.00        100.00      24,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         7.  REMOVE MIRRORS FROM ELEVATOR LOBBIES                                                 8.00        750.00       8,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         8.  REPLACE DOORS                                                                      332.00        325.00     107,900.00
         ---------------------------------------------------------------------------------------------------------------------------
         9.  REPLACE ELEVATOR LOBBY FURNISHINGS                                                   7.00        750.00       5,250.00
         ---------------------------------------------------------------------------------------------------------------------------

     B.  GUEST ROOM CORRIDOR VENDING
         ---------------------------------------------------------------------------------------------------------------------------
         1.  PROVIDE NON-SLIP TILE FLOORING                                                       7.00        400.00       2,800.00
         ---------------------------------------------------------------------------------------------------------------------------
         2.  REPLACE WALL SURFACE                                                                80.00         18.00       1,440.00
         ---------------------------------------------------------------------------------------------------------------------------
         3.  REPLACE LIGHTING                                                                     7.00        100.00         700.00
         ---------------------------------------------------------------------------------------------------------------------------
         4.  REPLACE DOORS TO SERVICE ELEVATOR                                                    7.00        300.00       2,100.00
         ---------------------------------------------------------------------------------------------------------------------------

     C.  GUESTROOMS
         ---------------------------------------------------------------------------------------------------------------------------
         1.  PROVIDE ELECTRONIC LOCKS                                                           332.00        350.00     115,200.00
         ---------------------------------------------------------------------------------------------------------------------------
         2.  REPLACE DOOR NUMBERS W/BRAILLE                                              INCLUDED                              0.00
         ---------------------------------------------------------------------------------------------------------------------------
         3.  REPLACE CONNECTIONS DOORS                                                          160.00        150.00      24,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         4.  REPLACE WALL FINISH                                                                332.00        600.00     199,200.00
         ---------------------------------------------------------------------------------------------------------------------------
         5.  REPLACE CARPET/PAD/BASE                                                            332.00        650.00     215,800.00
         ---------------------------------------------------------------------------------------------------------------------------
         6.  REPLACE LIGHT PACKAGE                                                              332.00        250.00      83,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         7.  REPLACE CASEGOODS                                                                  332.00      1,200.00     398,400.00
         ---------------------------------------------------------------------------------------------------------------------------
         8.  REPLACE ACTIVITY CHAIRS                                                            332.00        125.00      41,500.00
         ---------------------------------------------------------------------------------------------------------------------------
         9.  PROVIDE LOUNGE CHAIR & OTTOMAN                                                     100.00        350.00      35,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         10.  REPLACE SOFA/SLEEPERS                                                              60.00        575.00      34,500.00
         ---------------------------------------------------------------------------------------------------------------------------
         11.  REPLACE ALL TELEVISIONS                                                           332.00        350.00     115,200.00
         ---------------------------------------------------------------------------------------------------------------------------
         12.  REPLACE WINDOW TREATMENT                                                          332.00        450.00     149,400.00
         ---------------------------------------------------------------------------------------------------------------------------
         13.  REPLACE ARTWORK                                                                   332.00        120.00      39,840.00
         ---------------------------------------------------------------------------------------------------------------------------
         14.  REPLACE MATTRESSESS - FULL XL                                                     332.00        250.00      83,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         15.  REPLACE MATTRESSESS - KING                                                        166.00        300.00      49,800.00
         ---------------------------------------------------------------------------------------------------------------------------
         17.  REPLACE BEDSPREADS W/COVERLET AND DUST SKIRT                                      332.00        125.00      41,500.00
         ---------------------------------------------------------------------------------------------------------------------------
         18.  REPLACE BEDSPREADS - KING                                                         166.00         85.00      14,110.00
         ---------------------------------------------------------------------------------------------------------------------------
         19.  REPLACE LINEN                                                                       1.00     35,000.00  MOVE TO OPS
         ---------------------------------------------------------------------------------------------------------------------------
         20.  PROVIDE HANDICAP ACCESSIBLE ROOMS                                                   7.00      5,000.00      35,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         21.  REPLACE THRU WALL A/C UNITS                                                       332.00        600.00     199,200.00
         ---------------------------------------------------------------------------------------------------------------------------
         22.  PAINT CEILINGS, DOORS, FRAMES, ETC.                                               332.00        250.00      83,000.00
         ---------------------------------------------------------------------------------------------------------------------------
         23.  INSTALL FF/E                                                                      332.00        150.00      49,800.00
         ---------------------------------------------------------------------------------------------------------------------------
         24.  CONVERT CAR LEASE, BEAUTY SALON AND GUEST LAUNDRY BACK TO ROOMS                     4.00     12,000.00      49,800.00
         ---------------------------------------------------------------------------------------------------------------------------
         25.  CONVERT CMU ON INTERIOR WALL W/SHEETROCK                                          332.00        200.00      66,400.00
         ---------------------------------------------------------------------------------------------------------------------------
         26.  MINI BARS                                                                         360.00        400.00  DEFER
         ---------------------------------------------------------------------------------------------------------------------------

     D.  GUEST BATHROOMS
         ---------------------------------------------------------------------------------------------------------------------------
         1.  REPLACE VANITIES                                                                   332.00        300.00      99,600.00
         ---------------------------------------------------------------------------------------------------------------------------
         2.  REPLACE TUB AND SURROUND                                                           332.00        872.56     289,689.92
         ---------------------------------------------------------------------------------------------------------------------------
         3.  REPLACE TILE FLOOR                                                                 332.00        300.00      99,600.00
         ---------------------------------------------------------------------------------------------------------------------------
         4.  REPLACE LIGHTING ABOVE VANITY                                                      332.00        200.00      66,400.00
         ---------------------------------------------------------------------------------------------------------------------------
         5.  PROVIDE GFI OUTLET                                                                 332.00         45.00      14,940.00
         ---------------------------------------------------------------------------------------------------------------------------
         6.  REPLACE VANITY FITTINGS                                                            332.00         65.00      21,580.00
         ---------------------------------------------------------------------------------------------------------------------------
         7.  PAINT TRIM                                                                         332.00        100.00      33,200.00
         ---------------------------------------------------------------------------------------------------------------------------
         8.  REPLACE BATH DOOR                                                                  332.00        150.00      49,800.00
         ---------------------------------------------------------------------------------------------------------------------------
         9.  REPLACE DAMAGED MIRRORS                                                            100.00         95.00       9,500.00

         ---------------------------------------------------------------------------------------------------------------------------
          10.  REPLACE WALLCOVERING                                                      332.00           250.00          83,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          11.  CREATE BATHS W/ROLL IN SHOWERS                                              3.00        10,000.00          30,000.00
         ---------------------------------------------------------------------------------------------------------------------------

V.    BACK OF HOUSE

      A. KITCHEN/BANQUET EQUIPMENT
         ---------------------------------------------------------------------------------------------------------------------------
          1.   ALLOWANCE FOR REPAIR AND MAINTENANCE                                        1.00        25,000.00          25,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2.   A/C FOR HOUSEKEEPING                                                        1.00           650.00             650.00
         ---------------------------------------------------------------------------------------------------------------------------

VI.   MISCELLANEOUS
         ---------------------------------------------------------------------------------------------------------------------------
          1.   REPLACE ALL UNIFORMS                                                      100.00           300.00          30,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2.   SALES AUTOMATION                                                            1.00        40,000.00     DEFER
         ---------------------------------------------------------------------------------------------------------------------------
          3.   GRAND OPENING                                                               1.00             0.00               0.00
         ---------------------------------------------------------------------------------------------------------------------------
          4.   REPLACE P.O.S. SYSTEM IN RESTAURANT AND BAR                                 1.00        25,000.00     DEFER
         ---------------------------------------------------------------------------------------------------------------------------
          5.   AUDIO VISUAL EQUIPMENT                                                      1.00        20,002.83          20,002.83
         ---------------------------------------------------------------------------------------------------------------------------
          6.   VANS                                                                        2.00        28,000.00          56,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          7.   REPAIR ANNUNCIATOR PANEL                                                    1.00        65,000.00          65,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          8.   REPAIR/REPLACE COMMERCIAL ROOFTOP UNITS                                     5.00         6,500.00          32,500.00
         ---------------------------------------------------------------------------------------------------------------------------
          9.   ALLOWANCE FOR ROOF REPAIRS                                                  1.00        50,000.00     DEFER
         ---------------------------------------------------------------------------------------------------------------------------
          10.  SEPARATE DATA AND PHONE LINES/NEW SWITCH                                    1.00       200,000.00     DEFER
         ---------------------------------------------------------------------------------------------------------------------------

VII.  NEW CONSTRUCTION
         ---------------------------------------------------------------------------------------------------------------------------
          1.   CONVERT 9TH FLOOR TO CONCIERGE FLOOR W/LOUNGE                              28.00        21,000.00         588,000.00
         ---------------------------------------------------------------------------------------------------------------------------

VIII. GENERAL CONDITIONS

     -------------------------------------------------------------------------------------------------------------------------------
      A.  GENERAL CONDITIONS                                                       5,963,302.75             0.09         535,697.25
     -------------------------------------------------------------------------------------------------------------------------------
      B.  DEPARTMENT INCENTIVES                                                    5,963,302.75           0.0075          44,724.77
     -------------------------------------------------------------------------------------------------------------------------------
      C.  DEPARTMENT OVERHEAD                                                      5,963,302.75           0.0075          44,724.77
     -------------------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------------------
          TOTAL:                                                                                                       6,500,000.00
     -------------------------------------------------------------------------------------------------------------------------------

DOUBLETREE HOTEL
MISSION VALLEY, CA

SUMMARY

PRODUCT IMPROVEMENT PLAN

--------------------------------------------------------------------------------

     AREAS                                                             EST.COST
--------------------------------------------------------------------------------
I.      LIFE SAFETY                                                    15,000.00

II.     LOBBY/ENTRANCE/FRONT DESK                                     110,255.00

III.    PUBLIC RESTROOMS                                               26,300.00

IV.     FOOD SERVICE FACILITIES                                        75,035.00

V.      LOUNGE FACILITIES                                              75,000.00

VI.     MEETING ROOMS (RENOVATE EXISTING ONLY)                        153,125.00

VII.    PUBLIC AREAS                                                    1,453.00

VIII.   INTERIOR CORRIDORS                                            190,536.50

IX.     GUEST ROOMS                                                   824,090.00

X.      GUEST BATH ROOMS                                               98,870.00

XI.     EXTERIOR                                                      534,100.00

XII.    BACK OF THE HOUSE                                             163,000.00

XIII.   GENERAL CONDITIONS                                            238,010.27



--------------------------------------------------------------------------------

        TOTAL                                                       2,504,774.77

--------------------------------------------------------------------------------

DOUBLETREE HOTEL
MISSION VALLEY, CA


PRODUCT IMPROVEMENT PLAN

---------------------------------------------------------------------------------------------------------------
                                                                QUANITY/            UNIT                EST.
          AREAS       SCOPE OF WORK                            ALLOWANCE            COST                COST
---------------------------------------------------------------------------------------------------------------
I.  LIFE SAFETY


       A.   FIRE SAFETY SYSTEM
            ---------------------------------------------------------------------------------------------------
              1 MUST COMPLY WITH DOUBLETREE STANDARDS                 1.00       15,000.00           15,000.00
            ---------------------------------------------------------------------------------------------------
                                                                                                          0.00

II. LOBBY/ENTRANCE/FRONT DESK                                                                             0.00

                                                                                                          0.00

       A.   LOBBY                                                                                         0.00
            ---------------------------------------------------------------------------------------------------
              1 REPLACE CARPET                                       16.00           30.00              480.00
            ---------------------------------------------------------------------------------------------------
              2 REPLACE PLANTER POTS                                 16.00          250.00            4,000.00
            ---------------------------------------------------------------------------------------------------
              3 REPLACE FURNITURE                                     1.00        7,000.00           15,000.00
            ---------------------------------------------------------------------------------------------------
              4 MISC. PAINT                                           1.00        1,500.00            1,500.00
            ---------------------------------------------------------------------------------------------------
              5 LIGHTING-ADD CHANDELIERS                              1.00       10,000.00           10,000.00
            ---------------------------------------------------------------------------------------------------
              6 AREA RUGS                                             1.00        5,000.00            5,000.00
            ---------------------------------------------------------------------------------------------------
              7 MISC. DOUBLETREE UPGRADES                             1.00       50,000.00           50,000.00
            ---------------------------------------------------------------------------------------------------
                                                                                                          0.00
            ---------------------------------------------------------------------------------------------------


       B.   FRONT DESK
            ---------------------------------------------------------------------------------------------------
              1 OWNER/OPERATOR SIGN                                   1.00           75.00               75.00
            ---------------------------------------------------------------------------------------------------
              2 REPLACE/UPGRADE                                       1.00       15,000.00           20,000.00
            ---------------------------------------------------------------------------------------------------
                                                                                                          0.00

       C.   HALLWAYS                                                                                      0.00
            ---------------------------------------------------------------------------------------------------
            1.  UPGRADE                                             600.00            7.00            4,200.00
            ---------------------------------------------------------------------------------------------------
                                                                                                          0.00

III. PUBLIC RESTROOMS                                                                                     0.00

                                                                                                          0.00

       A.   LOBBY AREA                                                                                    0.00
            ---------------------------------------------------------------------------------------------------
              1 MODIFY VANITIES FOR ADA                               2.00          150.00              300.00
            ---------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------


       B.   POOL AREA - OUTSIDE
            ---------------------------------------------------------------------------------------------------
              1 RENOVATE                                              2.00       10,000.00           20,000.00
            ---------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------


       C.   POOL AREA - INSIDE
            ---------------------------------------------------------------------------------------------------
              1 MINOR REPAIRS                                         2.00        3,000.00            6,000.00
            ---------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------
            2
          --------------------------------------------------------------------------------------------

                                                                                                  0.00

IV. FOOD SERVICE FACILITIES                                                                       0.00

                                                                                                  0.00

  A.      RESTAURANT                                                                              0.00
          --------------------------------------------------------------------------------------------
            1 REPLACE CARPET                            217.00             30.00              6,510.00
          --------------------------------------------------------------------------------------------
            2 UPGRADE BUFFET                              1.00          3,500.00              3,500.00
          --------------------------------------------------------------------------------------------
            3 OWNER/OPERATOR SIGN                         1.00             75.00                 75.00
          --------------------------------------------------------------------------------------------
            4 REFINISH CHAIRS                            66.00             75.00              4,950.00
          --------------------------------------------------------------------------------------------
            5 ACCESSORIES                                 1.00                                    0.00
          --------------------------------------------------------------------------------------------
            6 INCREASE LIGHTING                           1.00          5,000.00              5,000.00
          --------------------------------------------------------------------------------------------
            7 MISC. TO DOUBLETREE STANARDS                1.00         55,000.00             55,000.00
          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------

                                                                                                  0.00

V. LOUNGE FACILITIES                                                                              0.00

                                                                                                  0.00

  A.      LOUNGE                                                                                  0.00
          --------------------------------------------------------------------------------------------
            1 NEW CONCEPT                                 1.00         75,000.00             75,000.00
          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------


VI. MEETING ROOMS                                                                                 0.00

                                                                                                  0.00

  A.      PRE-FUNCTION                                                                            0.00
          --------------------------------------------------------------------------------------------
            1 COMPLETELY RENOVATE                       704.00             25.00             17,600.00
          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------

                                                                                                  0.00

  B.      MEETING ROOM - VALLEY                                                                   0.00
          --------------------------------------------------------------------------------------------
            1 COMPLETELY RENOVATE                     2,146.00             25.00             53,650.00
          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------


  C.      MEETING ROOM - CABANA                                                                   0.00
          --------------------------------------------------------------------------------------------
            1 COMPLETELY RENOVATE                     2,075.00             25.00             51,875.00
          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------


  D.      MEETING ROOMS - 214, 210, 200, 1000
          --------------------------------------------------------------------------------------------
            1 COMPLETELY RENOVATE                     2,000.00             15.00             30,000.00
          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------


VII. PUBLIC AREAS                                                                                 0.00

                                                                                                  0.00

     A.   EXERCISE ROOM                                                                                         0.00
          -----------------------------------------------------------------------------------------------------------
            1  ADD CLOCK                                                           1.00        45.00           45.00
          -----------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------

     B.   GUEST LAUNDRY
          -----------------------------------------------------------------------------------------------------------
            1  UPGRADE AREA                                                      176.00         8.00        1,408.00
          -----------------------------------------------------------------------------------------------------------

VIII. INTERIOR CORRIDORS                                                                                        0.00

                                                                                                                0.00

     A.   CORRIDORS - 10 STORY TOWER                                                                            0.00
          -----------------------------------------------------------------------------------------------------------
            1  NEW GRAPHICS PACKAGE                                              212.00       125.00       26,500.00
          -----------------------------------------------------------------------------------------------------------
            2  REPLACE CARPET                                                  1,200.00        30.00       36,000.00
          -----------------------------------------------------------------------------------------------------------
            3  REPLACE VWC                                                     2,200.00        18.00       39,600.00
          -----------------------------------------------------------------------------------------------------------
            4  PAINT DOORS/FRAMES                                                212.00        35.00        7,420.00
          -----------------------------------------------------------------------------------------------------------
            5  REPLACE WALL SCOUNCES                                             130.00       150.00       19,500.00
          -----------------------------------------------------------------------------------------------------------
            6  REFINISH ELEVATOR DOORS                                            20.00       200.00        4,000.00
          -----------------------------------------------------------------------------------------------------------
            7  PAINT CEILING                                                   9,833.00         0.50        4,916.50
          -----------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00
          -----------------------------------------------------------------------------------------------------------

     B.   ELEVATORS
          -----------------------------------------------------------------------------------------------------------
            1  UPGRADE                                                             4.00     8,000.00       32,000.00
          -----------------------------------------------------------------------------------------------------------

     C.   VENDING
          -----------------------------------------------------------------------------------------------------------
            1 CLEAN/REPAIR FLOOR TILE                                            800.00         7.00        5,600.00
          -----------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------

          -----------------------------------------------------------------------------------------------------------

     D.   STAIRWELLS
          -----------------------------------------------------------------------------------------------------------
            1  PAINT RAILINGS/WALLS/FLOORS                                         1.00    15,000.00       15,000.00
          -----------------------------------------------------------------------------------------------------------
                                                                                                                0.00

IX.  GUEST ROOMS                                                                                                0.00

                                                                                                                0.00

     A.   GUEST ROOMS - 10 STORY TOWER                                                                          0.00
          -----------------------------------------------------------------------------------------------------------
            1  REPLACE CARPET                                                    212.00       520.00      110,240.00
          -----------------------------------------------------------------------------------------------------------
            2  CARPET BASE                                                       212.00       105.00       22,260.00
          -----------------------------------------------------------------------------------------------------------
            3  REPLACE CASEGOODS                                                 212.00     1,500.00      318,000.00
          -----------------------------------------------------------------------------------------------------------
            4  REPLACE ARTWORK                                                   212.00       120.00       25,440.00
          -----------------------------------------------------------------------------------------------------------
            5  REPLACE LIGHTING PACKAGE                                          212.00       250.00       53,000.00
          -----------------------------------------------------------------------------------------------------------
            6  REPLACE ENTRY FOYER LIGHTS                                        212.00       100.00       21,200.00
          -----------------------------------------------------------------------------------------------------------
            7  REPLACE SAGGING MATTRESSES                                        100.00       300.00       30,000.00
          -----------------------------------------------------------------------------------------------------------
            8  REPLACE NON - COMPLIANCE TV'S                                      30.00       275.00        8,250,00
          -----------------------------------------------------------------------------------------------------------
            9  SOUND STRIP ENTRANCE DOORS - ALL                                  316.00        30.00        9,480.00
          -----------------------------------------------------------------------------------------------------------

          -------------------------------------------------------------------------------------------------------------
          10 FULL LENGTH MIRRORS                                              316.00         45.00            14,220.00
         ---------------------------------------------------------------------------------------------------------------
          11 REPAIR WALLS UNDER WINDOWS                                       212.00        150.00            31,800.00
         ---------------------------------------------------------------------------------------------------------------
          12 MISC.                                                            212.00        200.00            42,400.00
         ---------------------------------------------------------------------------------------------------------------
          13 REPLACE BEDSPREADS                                               424.00         75.00            31,800.00
         ---------------------------------------------------------------------------------------------------------------
          14 REPLACE DRAPERY                                                  212.00        500.00           105,000.00
         ---------------------------------------------------------------------------------------------------------------
          15
         ---------------------------------------------------------------------------------------------------------------
          16
         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00

X    GUEST BATH ROOMS                                                                                              0.00

                                                                                                                   0.00

     A.   GUEST BATH ROOMS                                                                                         0.00
         ---------------------------------------------------------------------------------------------------------------
           1 REPLACE DESILVERED MIRRORS                                       100.00         85.00             8,500.00
         ---------------------------------------------------------------------------------------------------------------
           2 REPLACE VANITY LIGHTS                                            212.00        125.00            26,500.00
         ---------------------------------------------------------------------------------------------------------------
           3 PAINT DOORS/FRAMES                                               212.00         35.00             7,420.00
         ---------------------------------------------------------------------------------------------------------------
           4 REPAIR GROUT AT TUBS                                             212.00         75.00            15,900.00
         ---------------------------------------------------------------------------------------------------------------
           5 REPLACE DAMAGED VANITIES                                          25.00        350.00             8,750.00
         ---------------------------------------------------------------------------------------------------------------
           6 MISC.                                                            212.00        150.00            31,800.00
         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00

XI.  EXTERIOR                                                                                                      0.00

                                                                                                                   0.00

     A.   CANOPY                                                                                                   0.00
         ---------------------------------------------------------------------------------------------------------------
           1 UPGRADE PORTE COCHERE STRUCTURE                                    1.00     50,000.00            50,000.00
         ---------------------------------------------------------------------------------------------------------------
           2 CLEAN SURFACES TO ACCEPTABLE CONDITION                             1.00     10,000.00            10,000.00
         ---------------------------------------------------------------------------------------------------------------
           3 CONCEAL DUMPSTER WITH SOLID FENCE                                  1.00      2,500.00             2,500.00
         ---------------------------------------------------------------------------------------------------------------
           4 FINISH SURROUNDS AT CHILLERS                                       1.00        500.00               500.00
         ---------------------------------------------------------------------------------------------------------------
           5 NEW WALKWAY AND STEPS                                                       10,000.00                 0.00
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00
     B.   BUILDING STRUCTURES
         ---------------------------------------------------------------------------------------------------------------
           1 SCREEN EQUIPMENT ON ROOF - COMM, BLDG.                             1.00     20,000.00            20,000.00
         ---------------------------------------------------------------------------------------------------------------
           2 SCREEN EQUIPMENT - GROUND LEVEL                                    1.00      4,000.00             4,000.00
         ---------------------------------------------------------------------------------------------------------------
           3 PAINT ALL BUILDING ENTERIORS                                       1.00    120,000.00           120,000.00
         ---------------------------------------------------------------------------------------------------------------
           4 REPLACE BALCONY RAILING                                        3,744.00         25.00            93,600.00
         ---------------------------------------------------------------------------------------------------------------
           5 ROOF LINE DETAIL                                                   0.00        125.00                 0.00
         ---------------------------------------------------------------------------------------------------------------
           6 ARCHITECTURAL ROOF ELEMENTS                                                 75,000.00                 0.00
         ---------------------------------------------------------------------------------------------------------------
           7 COVER EXPOSED BLOCK WALLS                                                   20,000.00                 0.00
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00

     B.   PARKING LOT                                                                                              0.00
         ---------------------------------------------------------------------------------------------------------------
           1 REPAIR SUBGRADE/RESURFACE/STRIPE                                   1.00     78,000.00            78,000.00
         ---------------------------------------------------------------------------------------------------------------
           2 REPLACE BROKEN CURBS                                     INCLUDED
         ---------------------------------------------------------------------------------------------------------------

     C.  SIGNAGE
         ---------------------------------------------------------------------------------------------------------------
           1 PROVIDE NEW DOUBLETREE SIGNAGE                                    1.00      75,000.00            75,000.00
         ---------------------------------------------------------------------------------------------------------------
           2
         ---------------------------------------------------------------------------------------------------------------


     D.  LANDSCAPING
         ---------------------------------------------------------------------------------------------------------------
           1 UPGRADE REQUIRED                                                  1.00      40,000.00            40,000.00
         ---------------------------------------------------------------------------------------------------------------
           2                                                                                                       0.00
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00

     E.  EXTERIOR SWIMMING POOL AREA                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------
           1 REFINISH POOL DECK                                            2,500.00           4.00            10,000.00
         ---------------------------------------------------------------------------------------------------------------
           2 REFINISH POOL & SPA                                               1.00      16,000.00            16,000.00
         ---------------------------------------------------------------------------------------------------------------
           3 NEW PERIMETER TILE                                                1.00       2,000.00             2,000.00
         ---------------------------------------------------------------------------------------------------------------
           4 REINSTATE WATER FEATURE                                           1.00       2,500.00             2,500.00
         ---------------------------------------------------------------------------------------------------------------
           5 UPGRADE AREA                                                      1.00      10,000.00            10,000.00
         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------

XII. BACK OF THE HOUSE                                                                                             0.00

     A.  LAUNDRY
         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------


     B.  KITCHEN                                                                                                   0.00
         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------


     C.  OPERATIONAL REQUIREMENTS
         ---------------------------------------------------------------------------------------------------------------
           1 LINEN/TEXTILES                                                    1.00      18,000.00            18,000.00
         ---------------------------------------------------------------------------------------------------------------
           2 UNIFORMS                                                          1.00      15,000.00            15,000.00
         ---------------------------------------------------------------------------------------------------------------
           3 F & B SUPPLIES                                                    1.00      20,000.00            20,000.00
         ---------------------------------------------------------------------------------------------------------------
           4 A/V EQUIPMENT                                                     1.00      10,000.00            10,000.00
         ---------------------------------------------------------------------------------------------------------------
           5 DOUBLETREE CONVERSION ITEMS, SUPPLIES, PRINTED                    1.00      50,000.00            50,000.00
         ---------------------------------------------------------------------------------------------------------------
           6 DOUBLETREE RESERVATION EQUIPMENT                                  1.00      50,000.00            50,000.00
         ---------------------------------------------------------------------------------------------------------------
           7 NEW TELEPHONE SWITCH                                              0.00     200,000.00                 0.00
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00
         ---------------------------------------------------------------------------------------------------------------
                                                                                                                   0.00
         ---------------------------------------------------------------------------------------------------------------

     D.  ENGINEERING/ENVIRONMENTAL
         ---------------------------------------------------------------------------------------------------------------
           1
         ---------------------------------------------------------------------------------------------------------------
           2
         ---------------------------------------------------------------------------------------------------------------
           3
         ---------------------------------------------------------------------------------------------------------------
           4
         ---------------------------------------------------------------------------------------------------------------

XIII. GENERAL CONDITIONS                                                                            0.00

                                                                                                    0.00

     A.   ALLOWANCE                                                                                 0.00
         ------------------------------------------------------------------------------------------------
          1 GENERAL CONDITIONS                                2,266,764.50          0.09      204,008.81
         ------------------------------------------------------------------------------------------------
          2 DEPARTMENT INCENTIVES                             2,266,764.50          0.01       17,000.73
         ------------------------------------------------------------------------------------------------
          3 DEPARTMENT OVERHEAD                               2,266,764.50          0.01       17,000.73
         ------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------

          TOTAL                                                                             2,504,774.77

---------------------------------------------------------------------------------------------------------

DAYS INN
OCEAN CITY, MD

SUMMARY

PRODUCT IMPROVEMENT PLAN - HAMPTON INN

--------------------------------------------------------------------------------

     AREAS                                                            EST.COST
--------------------------------------------------------------------------------
1.      EXTERIOR                                                    424,918.00

II.     LOBBY/ENTRANCE/FRONT DESK                                   237,100.00

III.    PRIVATE GUEST AREAS                                       1,054,157.00

IV.     BACK OF THE HOUSE                                            25,545.00

V.      MISCELLANEOUS                                                38,950.00

VI.     GENERAL CONDITIONS                                          124,646.90



--------------------------------------------------------------------------------

        TOTAL                                                     1,905,316.90
--------------------------------------------------------------------------------

DAYS INN
OCEAN CITY, MD


PRODUCT IMPROVEMEMT PLAN - HAMPTON INN

------------------------------------------------------------------------------------------------------------------------------------
                                                                      QUANTITY/                 UNIT                    EST.
     AREAS                    SCOPE OF WORK                           ALLOWANCE                 COST                    COST
------------------------------------------------------------------------------------------------------------------------------------
I.   EXTERIOR


     A.  GENERAL SITE ITEMS
         ---------------------------------------------------------------------------------------------------------------------------
          1  ONE PARK PER 8 ADDITIONAL ROOMS                          WAIVER                                                   0.00
         ---------------------------------------------------------------------------------------------------------------------------
          2  PROVIDE LIGHTING FOR CITY OVERFLOW LOT                             1.00               8,000.00                8,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2  CLEAN CANOPY PAVING                                                1.00                 500.00                  500.00
         ---------------------------------------------------------------------------------------------------------------------------
          3  ADDITIONAL BUMPERS AT HC PARKING                                   6.00                  25.00                  150.00
         ---------------------------------------------------------------------------------------------------------------------------
          4  PAINT LIGHT POLES AND BASES                                        1.00               3,000.00                3,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          5  PROVIDE ONE FC LIGHTING                                            1.00              18,000.00               18,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          6  PROVIDE 40 FT FLAGPOLE WITH LIGHTING                               1.00               3,500.00                3,500.00
         ---------------------------------------------------------------------------------------------------------------------------
          7  PROVIDE ADDITIONAL PERIMETER LANDSCAPING                           1.00              15,000.00               15,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          8  PROVIDE ADDITIONAL PARKING LOT LANDSCAPING                         1.00              15,000.00               15,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          9  CORRECT WATER PONDING PROBLEM                                      1.00               3,000.00                3,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          10 PROVIDE IRRIGATION SYSTEM                                WAIVER                      18,000.00                    0.00
         ---------------------------------------------------------------------------------------------------------------------------
          11 PROVIDE DUMPSTER ENCLOSURE                                         1.00               3,500.00                3,500.00
         ---------------------------------------------------------------------------------------------------------------------------
          12 PROVIDE PRIMARY SIGN ACCORDING TO HAMPTON INN                      1.00              15,000.00               15,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          13 PROVIDE SCRIPT SIGNS TO HAMPTON INN                                2.00              12,000.00               24,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          14 PROVIDE OFF-SITE SIGNS TO HAMPTON INN                              1.00               8,000.00                8,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          15 SCREEN ROOF MOUNTED HVAC-AT REAR ABOVE DECK                        1.00               6,000.00                6,000.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00

     B.  CANOPY                                                                                                                0.00
         ---------------------------------------------------------------------------------------------------------------------------
          1  PROVIDE CANOPY PER HAMPTON INN                                     1.00              25,000.00               25,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2  REFINISH CANOPY PAVING                                   INCLUDED                                                 0.00
         ---------------------------------------------------------------------------------------------------------------------------
          3  REPLACE LIGHT FIXTURES, SPRINKLER HEADS, ETC.                      1.00               3,000.00                3,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          4  REFINISH CANOPY EXTERIOR                                 INCLUDED                                                 0.00
         ---------------------------------------------------------------------------------------------------------------------------
          5  REFINISH PARAPET MANSARD ROOF                            INCLUDED                                                 0.00
         ---------------------------------------------------------------------------------------------------------------------------
          6  REPAIR MOISTURE PROBLEM CAUSING DAMAGE                             1.00               5,000.00                5,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          7  PROVIDE 12'-6" CLEARANCE                                 WAIVER                                                   0.00
         ---------------------------------------------------------------------------------------------------------------------------
          8  PROVIDE NEW TRASH/ASH URNS                                         1.00               1,500.00                1,500.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00

     C.  EXTERIOR WALL FINISH                                                                                                  0.00
         ---------------------------------------------------------------------------------------------------------------------------
          1  PROVIDE MANSARD ROOF PER HIS                             WAIVER                         200.00                    0.00
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
          2  REFINISH CAULK JOINTS                                               INCLUDED                                      0.00
         ---------------------------------------------------------------------------------------------------------------------------
          3  REFINISH ENTRY DOORS/FRAMES                                                162.00             75.00          12,150.00
         ---------------------------------------------------------------------------------------------------------------------------
          4  REFINISH EXIT DOORS                                                         14.00             75.00           1,050.00
         ---------------------------------------------------------------------------------------------------------------------------
          5  PROVIDE EXIT DOOR HARDWARE AT POOL AREA                                      1.00            450.00             450.00
         ---------------------------------------------------------------------------------------------------------------------------
          6  PROVIDE EXIT DOOR LIGHTING                                                   1.00            250.00             250.00
         ---------------------------------------------------------------------------------------------------------------------------
          7  ELIMINATE TRIP HAZARD AT SLIDING GLASS DOORS                               162.00             50.00           8,100.00
         ---------------------------------------------------------------------------------------------------------------------------
          8  REPLACE EXISTING HVAC LOUVERS TO MATCH RAILINGS                            162.00            100.00          16,200.00
         ---------------------------------------------------------------------------------------------------------------------------
          9  TOTALLY RECAULK AND RECOAT EIFS SYSTEM                                     162.00            500.00          81,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          10 INSTALL 6" CAP ON BALCONY RAILINGS                                       2,448.00             20.00          48,960.00
         ---------------------------------------------------------------------------------------------------------------------------
          11  REFINISH STOREFRONTS WINDOWS AT LOBBY                                       1.00          1,200.00           1,200.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00

     D.  EXTERIOR WALKWAYS                                                                                                     0.00
         ---------------------------------------------------------------------------------------------------------------------------
          1  PROVIDE EMERGENCY LIGHTING                                                  12.00            350.00           4,200.00
         ---------------------------------------------------------------------------------------------------------------------------
          2  PROVIDE FIRE ALARM HORNS                                                    12.00            300.00           3,600.00
         ---------------------------------------------------------------------------------------------------------------------------
          3  REFINISH ANY WORN BALCONY RAILINGS                                       2,443.00              6.00          14,658.00
         ---------------------------------------------------------------------------------------------------------------------------
          4  REPLACE BALCONY LIGHTING                                                   162.00            125.00          20,250.00
         ---------------------------------------------------------------------------------------------------------------------------
          5  REFINISH HVAC CONDENSING UNIT CABINETS                                       1.00            250.00             250.00
         ---------------------------------------------------------------------------------------------------------------------------
          6  REPAIR CAULKING AT BUILDING LINE                                    INCLUDED                                      0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00

     E.  INDOOR SWIMMING POOL                                                                                                  0.00
         ---------------------------------------------------------------------------------------------------------------------------
          1  NEW POOL FURNITURE AND UMBRELLAS                                             1.00          5,000.00           5,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          2  REFINISH CEILING-ADD ACOUST.TILE/BANNERS                                 3,500.00              2.00           7,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          3  PROVIDE ACOUSTICAL ENVIRONMENT                                               1.00          3,500.00           3,500.00
         ---------------------------------------------------------------------------------------------------------------------------
          4  REPLACE HVAC/DEHUMIDIFICATION SYSTEM                                         1.00         25,000.00          25,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          5  ENSURE POOL HEATER IS WORKING                                           M/R                                       0.00
         ---------------------------------------------------------------------------------------------------------------------------
          6  PROVIDE PANIC HARDWARE AT EXIT DOORS                                         2.00            450.00             900.00
         ---------------------------------------------------------------------------------------------------------------------------
          7  PROVIDE EXIT SIGNS WITH RESERVE POWER                                        2.00            600.00           1,200.00
         ---------------------------------------------------------------------------------------------------------------------------
          8  PROVIDE ADDITIONAL EMERGENCY LIGHTING                                        2.00            250.00             500.00
         ---------------------------------------------------------------------------------------------------------------------------
          9  ENSURE GLASS CLOSURE IS WATERTIGHT                                           1.00          5,000.00           5,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          10 PROVIDE CERAMIC OR TERRA COTTA POTS                                          8.00            250.00           2,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          11 REPAINT WALL AT WATER FOUNTAIN                                               1.00            500.00             500.00
         ---------------------------------------------------------------------------------------------------------------------------
          12 ENSURE FOUNTAIN WORKS                                                   M/R                                       0.00
         ---------------------------------------------------------------------------------------------------------------------------
          13 REFINISH ENTIRE EIFS SURFACES                                                1.00          2,000.00           2,000.00
         ---------------------------------------------------------------------------------------------------------------------------
          14 PROVIDE HOYER LIFT FOR ADA                                                   1.00          2,500.00           2,500.00
         ---------------------------------------------------------------------------------------------------------------------------
          15 CONFIRM VAPOR BARRIER BETWEEN POOL AND OTHER                        WAIVER-VERIFY IF EXIST                        0.00
         ---------------------------------------------------------------------------------------------------------------------------
          16 REPLACE RUSTED PIPE AT POOL HEATER                                           1.00            350.00             350.00
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
         ---------------------------------------------------------------------------------------------------------------------------

                                                                                                                               0.00

                                                                                                                               0.00

II.  LOBBY/ENTRANCE/FRONT DESK                                                                                                 0.00

                                                                                                   0.00

     A.  LOBBY/BREAKFAST AREA                                                                      0.00
         ----------------------------------------------------------------------------------------------
            1  REPLACE ACOUSTICAL TILE                              2,500.00         3.00      7,500.00
         ----------------------------------------------------------------------------------------------
            2  PROVIDE ELECTRICAL OIUTLETS                              1.00       750.00        750.00
         ----------------------------------------------------------------------------------------------
            3  PROVIDE OUTLETS IN BREAKFAST AREA                        1.00       500.00        500.00
         ----------------------------------------------------------------------------------------------
            4  PROVIDE HOUSE PHONE                                      1.00       350.00        350.00
         ----------------------------------------------------------------------------------------------
            5  PROVIDE HC DRING FOUNTAIN                                1.00       900.00        900.00
         ----------------------------------------------------------------------------------------------
            6  CLEAN FURNITURE, TABLES LAMPS, CHAIRS TO NEW             1.00    10,000.00     10,000.00
         ----------------------------------------------------------------------------------------------
            7  PROVIDE ADDITIONAL LANDSCAPING                           1.00     1,500.00      1,500.00
         ----------------------------------------------------------------------------------------------
            8  CLEAN FLOOR TO NEW CONDITION                             1.00       800.00        800.00
         ----------------------------------------------------------------------------------------------
            9  MOVE VENDING FROM ENTRY VESTIBULE                  M/R                              0.00
         ----------------------------------------------------------------------------------------------
           10  PROVIDE BRASS STAND AND 100% GUARANTEE                   1.00       125.00        125.00
         ----------------------------------------------------------------------------------------------
           11  CLEAN CARPET TO NEW CONDITION                            1.00       200.00        200.00
         ----------------------------------------------------------------------------------------------
           12  INSTALL WOOD BASE IN LOUNGE AREA                       200.00         6.00      1,200.00
         ----------------------------------------------------------------------------------------------
           13  CONFIRM ALL FOAM AND UPHOLSTERED GOODS MEET HIS    M/R                              0.00
         ----------------------------------------------------------------------------------------------
           14  SEATING TO BE IN NEW CONDITION                     M/R                              0.00
         ----------------------------------------------------------------------------------------------
                                                                                                   0.00
         ----------------------------------------------------------------------------------------------
                                                                                                   0.00
         ----------------------------------------------------------------------------------------------
                                                                                                   0.00

     B.  REGISTRATION DESK AREA                                                                    0.00
         ----------------------------------------------------------------------------------------------
            1  REPLACE ALL ACOUSTICAL TILE                            300.00         3.00        900.00
         ----------------------------------------------------------------------------------------------
            2  REFINISH WALLS-REMOVE SHELF BACK WALL                  200.00        18.00      3,600.00
         ----------------------------------------------------------------------------------------------
            3  PROVIDE ELECT/CABINETRY FOR HMS                          1.00     5,000.00      5,000.00
         ----------------------------------------------------------------------------------------------
            4  PROVIDE FAN IN DESK FOR HEAT                             1.00       125.00        125.00
         ----------------------------------------------------------------------------------------------
            5  PROVIDE OPERATOR SIGNAGE                                 1.00        75.00         75.00
         ----------------------------------------------------------------------------------------------
            6  SAFE DEPOSIT BOXES-ONE PER 10 GUESTROOMS                 1.00       750.00        750.00
         ----------------------------------------------------------------------------------------------
            7  REPLACE CARPET AND PAD                                  20.00        20.00        400.00
         ----------------------------------------------------------------------------------------------
            8  REMOVE ART FROM BACK WALL ADD SCRIPT SIGN                1.00       500.00        500.00
         ----------------------------------------------------------------------------------------------
                                                                                                   0.00
         ----------------------------------------------------------------------------------------------
                                                                                                   0.00
         ----------------------------------------------------------------------------------------------
                                                                                                   0.00

     C.  COMPUTER ROOM                                                                             0.00
         ----------------------------------------------------------------------------------------------
               CONVERT SALES TO PBX ROOM                                                           0.00
         ----------------------------------------------------------------------------------------------
            1  PROVIDE ELECTRICAL OUTLETS                               1.00       500.00        500.00
         ----------------------------------------------------------------------------------------------
            2  PROVIDE PANEL FOR HMS CIRCUITS                           1.00     1,200.00      1,200.00
         ----------------------------------------------------------------------------------------------
            3  PROVIDE LIGHTING                                         1.00       150.00        150.00
         ----------------------------------------------------------------------------------------------
            4  PROVIDE CEILING FINISH                                   1.00        75.00         75.00
         ----------------------------------------------------------------------------------------------
            5  PROVIDE WALL FINISH                                      1.00       100.00        100.00
         ----------------------------------------------------------------------------------------------
            6  PROVIDE FLOOR FINISH                                     1.00       250.00        250.00
         ----------------------------------------------------------------------------------------------
            7  PROVIDE BASE                                             1.00        80.00         80.00
         ----------------------------------------------------------------------------------------------
            8  PROVIDE SHELVING                                         1.00       250.00        250.00
         ----------------------------------------------------------------------------------------------
            9  PROVIDE DOOR AND FRAME                                   1.00       250.00        250.00
         ----------------------------------------------------------------------------------------------
           10  PROVIDE DOOR HARDWARE                                    1.00        85.00         85.00
         ----------------------------------------------------------------------------------------------
           11  PROVIDE HVAC                                             1.00       600.00        600.00
         ----------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
            12 PROVIDE J-BOX FOR HMS                                    1.00              250.00            250.00
          ---------------------------------------------------------------------------------------------------------
            13 PROVIDE TELEPHONE JACK                                   1.00               75.00             75.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     D.   PBX/TELEPHONE                                                                                       0.00
          ---------------------------------------------------------------------------------------------------------
             1 PROVIDE PLYWOOD PHONE RACK                               1.00               65.00             65.00
          ---------------------------------------------------------------------------------------------------------
             2 PROVIDE ELECTRICAL OUTLETS                               1.00              500.00            500.00
          ---------------------------------------------------------------------------------------------------------
             3 PROVIDE LIGHTING                                         1.00               75.00             75.00
          ---------------------------------------------------------------------------------------------------------
             4 PROVIDE CEILING FINISH                                   1.00               75.00             75.00
          ---------------------------------------------------------------------------------------------------------
             5 PROVIDE WALL FINISH                                      1.00              100.00            100.00
          ---------------------------------------------------------------------------------------------------------
             6 PROVIDE FLOOR FINISH                                     4.00              250.00          1,000.00
          ---------------------------------------------------------------------------------------------------------
             7 PROVIDE BASE                                             1.00               80.00             80.00
          ---------------------------------------------------------------------------------------------------------
             8 PROVIDE DOOR/FRAME/HARDWARE                              1.00              250.00            250.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     E.   GENERAL OFFICE AREA                                                                                 0.00
          ---------------------------------------------------------------------------------------------------------
             1 PROVIDE SAMPLE AND SPEC. ON CARPET AND PAD              60.00               25.00          1,500.00
          ---------------------------------------------------------------------------------------------------------
             2 PROVIDE BASE                                             1.00              175.00            175.00
          ---------------------------------------------------------------------------------------------------------
            3 OUTLET FOR HMS                                            1.00              150.00            150.00
          ---------------------------------------------------------------------------------------------------------
            4 J-BOX FOR HMS                                             1.00              150.00            150.00
          ---------------------------------------------------------------------------------------------------------
            5 PROVIDE ADEQUATE LIGHTING                                 1.00              250.00            250.00
          ---------------------------------------------------------------------------------------------------------
            6 PROVIDE FURNITURE                                         1.00            1,500.00          1,500.00
          ---------------------------------------------------------------------------------------------------------
            7 PROVIDE DESK                                    INCLUDED                                        0.00
          ---------------------------------------------------------------------------------------------------------
            8 PROVIDE FAX MACHINES                                      1.00              500.00            500.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     F.   MANAGER'S OFFICE                                                                                    0.00
          ---------------------------------------------------------------------------------------------------------
             1 PROVIDE SAFE                                             1.00              450.00            450.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     G.   LIFE SAFETY                                                                                         0.00
          ---------------------------------------------------------------------------------------------------------
             1 PROVIDE SOUNDING DEVICES/PULL STATIONS         COMPLIES                 10,000.00              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     H.   PUBLIC RESTROOMS                                                                                    0.00
          ---------------------------------------------------------------------------------------------------------
             1 PROVIDE ADA SIGNAGE                                      2.00               75.00            150.00
          ---------------------------------------------------------------------------------------------------------
             2 REFINISH DOOR AND HARDWARE FOR ADA                       2.00              150.00            300.00
          ---------------------------------------------------------------------------------------------------------
             3 PROVIDE TWO COAT HOOKS                                   4.00                5.00             20.00
          ---------------------------------------------------------------------------------------------------------
             4 REPLACE VANITIES-MAN MADE MARBLE                         2.00              450.00            900.00
          ---------------------------------------------------------------------------------------------------------
             5 CONCEAL PIPING BELOW VANITIES                            2.00              400.00            800.00
          ---------------------------------------------------------------------------------------------------------
             6 PROVIDE RECESSED FACIAL TISSUE HOLDER                    2.00               35.00             70.00
          ---------------------------------------------------------------------------------------------------------
             7 PROVIDE BUILT IN ASHTRAY                                 2.00               50.00            100.00
          ---------------------------------------------------------------------------------------------------------
             8 REPLACE TILE FLOORS AND GROUT                          400.00                8.00          3,200.00
          ---------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------------------
           9   PROVIDE PAPER TOWEL RECEPTACLE IN MEN'S                     1.00           250.00          250.00
          --------------------------------------------------------------------------------------------------------
          10   REPLACE VINYL WALL COVERING (MENS ROOM)                    25.00            18.00          450.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00

     I    LIFE SAFETY                                                                                       0.00
          --------------------------------------------------------------------------------------------------------
           1.  PROVIDE SOUNDING DEVICES IN ALL PUBLIC AREAS                1.00         5,000.00        5,000.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00

     J    HOSPITALITY/MEETING ROOM (? CONVERT TO EXER/BOARD RM R SUITE)                                     0.00
          --------------------------------------------------------------------------------------------------------
           1.  CORRECT WATER INFILT PROB FROM OUTSIDE WALLS.       CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           2.  PROVIDE DOOR SIGNAGE                                CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           3.  REPLACE ACCOUST TILES W/ 2X2 TEGULAR REVEAL EDGE    CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           4.  CORRECT SEVERE LEAK AT WINDOW DECK WALL             CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           5.  REPLACE SOFFET & PAINT AT WINDOW/DECK WALL          CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           6.  PROVIDE WINDOW TREATMENT W/BLACKOUT ABILITY         CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           7.  PROVIDE DECOR                                       CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           8.  PROVIDE 50 FOOT CANDLES OF LIGHT AT TABLE TOP       CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           9.  REPLACE TABLES & CHAIRS                             CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           10. PROVIDE AUDIO VISUAL UNIT                           CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           11. PROVIDE REFIGERATOR/ICE MAKER                       CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           12. PROVIDE WET BAR UNIT                                CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           13. PROVIDE MATV /TELEPHONE RECEPTACLE                  CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           14. PROVIDE PLABTS IN CONTAINERS                        CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           15. PROVIDE TELEPHONE MESSAGE WAIT SYSTEM               CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           16. PROVIDE FULL LENGTH MIRROR ???                      CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           17. ADD CARPET BASE                                     CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           18. PROVIDE PANIC HARDWARE ON DOORS                     CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           19. CLEAN CARPET TO NEW CONDITION                       CONVERT TO 6 GUEST ROOMS                 0.00
          --------------------------------------------------------------------------------------------------------
           20. CONVERT TO 5 GUEST ROOMS                                    6.00        25,000.00      150,000.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00

                                                                                                            0.00

     K.   LIFE SAFETY                                                                                       0.00
          --------------------------------------------------------------------------------------------------------
           1.  PROVIDE VISUAL DEVICES/HORNS & EXIT LIGHTING        INCLUDED                                 0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00

                                                                                                            0.00

     K.   GAME ROOM                                                                                         0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                            0.00

                                                                                                            0.00

     L.   BOARDROOM (WANTS TO ADD BOARD RM DELETE BQT ROOM)                                                 0.00
          --------------------------------------------------------------------------------------------------------
           1.  PROVIDE PERMANANT CONFERANCE TABLE                  INCLUDED                                 0.00
          --------------------------------------------------------------------------------------------------------
           2.  PROVIDE CONF. CHAIRS W/CASTERS                      INCLUDED                                 0.00
          --------------------------------------------------------------------------------------------------------

          3.   PROVIDE VISUAL UNIT BOARD                                   INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          4.   PROVIDE TLEVISION/TELEPHONE                                 INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          5.   PROVIDE BUILTIN COUNTER, BEV.SERVICE R TABLE                INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          6.   PROVIDE WALLS/CEILING FINISH                                INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          7.   PROVIDE FLOOR FINISH                                        INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          8.   PROVIDE WINDOW TREATMENT W/BLACKOUT ABILITY                 INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          9.   PROVIDE DECOR                                               INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          10.  PROVIDE LIGHTING                                            INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          11.  PROVIDE SMOKE DETECTOR/SPRINKLER                            INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          12.  CLEAN FLOOR & GOUT TO NEW CONDITION                         INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          13.  CONVERT TO 2 BOARDROOMS                                          2.00        15,000.00        30,000.00
          ---------------------------------------------------------------------------------------------------------------
                                                                                                                  0.00

                                                                                                                  0.00

III. PRIVATE GUEST AREAS                                                                                          0.00

                                                                                                                  0.00

     A.   GUEST ROOM CORRIDOR                                                                                     0.00
          ---------------------------------------------------------------------------------------------------------------
          1.   ELIMINATE DARK SPOTS BETWEEN RM ENTRIES                         81.00           400.00        32,400.00
          ---------------------------------------------------------------------------------------------------------------
          2.   PROVIDE DIRECTIONAL SIGNAGE                                    162.00            65.00        10,530.00
          ---------------------------------------------------------------------------------------------------------------
          3.   SPRAY ACCOUSTICAL CEILING TILES                             WAIVER                                 0.00
          ---------------------------------------------------------------------------------------------------------------
          4.   REPLACE CARPET AND PAD                                      CLEAN
          ---------------------------------------------------------------------------------------------------------------
          5.   PROVIDE 5 FOOT CANDLES OF LIGHTING                          INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          6.   POSITION LOW SCONCES CORRECTLY                              INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          7.   PROVIDE ADDITIONAL SCONCES                                  INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          8.   PROVIDE MAKE-UP AIR SYSTEM/EQUIPMENT                             1.00        40,000.00        40,000.00
          ---------------------------------------------------------------------------------------------------------------
          9.   CLEAN/REPLACE CARPET & PAD                                  CLEAN                                  0.00
          ---------------------------------------------------------------------------------------------------------------
                                                                                                                  0.00
          ---------------------------------------------------------------------------------------------------------------
                                                                                                                  0.00

     B.   LIFE SAFETY                                                                                             0.00
          ----------------------------------------------------------------------------------------------------------------
          1.   PROVIDE MANUAL PULL STATIONS/SOUNDING DEVICES               INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          2.   FIRE EXTINGUISHERS TO CODE                                  COMPLIES                               0.00
          ----------------------------------------------------------------------------------------------------------------
                                                                                                                  0.00

     C.   GUEST VENDING AREAS                                                                                     0.00
          ----------------------------------------------------------------------------------------------------------------
          1.   PROVIDE SIGNAGE                                             INCLUDED                               0.00
          ---------------------------------------------------------------------------------------------------------------
          2.   CONCEAL ALL WATER LINES, FILTRATION LINES ETC.                   6.00           200.00         1,200.00
          ---------------------------------------------------------------------------------------------------------------
          3.   REPLACE ICE MACHINES (DISPENSER TYPE)                       COMPLIES          3,700.00             0.00
          ----------------------------------------------------------------------------------------------------------------
                                                                                                                  0.00

     D.   GUEST STAIRWELLS                                                                                        0.00
          ----------------------------------------------------------------------------------------------------------------
          1.   PROVIDE FIRE SIGNAGE                                            18.00           25.00           450.00
          ---------------------------------------------------------------------------------------------------------------
          2.   PROVIDE EXIT SIGNAGE IN 6" REFLEC LETTERS ON CORR. SID           18.00           35.00           630.00
          ---------------------------------------------------------------------------------------------------------------
          3.   PROVIDE FLOOR LEVEL 6" REFLEC # ON STAIR SIDE                    18.00           25.00           450.00
          ---------------------------------------------------------------------------------------------------------------
          4.   PROVIDE EXIT DIRECTLY TO EXT OF BLDG                        WAIVER-VERIFY WITH FIRE MARSHALL
          ---------------------------------------------------------------------------------------------------------------
          5.   REPAIR EIFS CRACKED STAIRWELL WALLS                               1.00        3,500.00         3,500.00
          ---------------------------------------------------------------------------------------------------------------
          6.   REFINISH LANDING/TREADS                                          18.00          200.00         3,600.00
          ---------------------------------------------------------------------------------------------------------------
          7.   REPLACE LIGHTING FIXTURES                                        18.00          150.00         2,700.00
          ----------------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------
          8.   PROVIDE EMEGENCY LIGHTING                        INCLUDED                                      0.00
          ---------------------------------------------------------------------------------------------------------
          9.   PROVIDE MANUAL PULL STATIONS NEAR DOORS                 18.00              250.00          4,500.00
          ---------------------------------------------------------------------------------------------------------
          10.  PROVIDE WALL MOUNTED HANDRAILS                          18.00              300.00          5,400.00
          ---------------------------------------------------------------------------------------------------------
          11.  REPAIR STAIRWELL LANDING AT UNDERSIDE JOINT              1.00            1,500.00          1,500.00
          ---------------------------------------------------------------------------------------------------------
          12.  PROVIDE PANIC HARDWARE PER STANDARD                     18.00              350.00          6,300.00
          ---------------------------------------------------------------------------------------------------------
          13.  PROVIDE LIGHTING AT RM ENTRY PER STANDARD        INCLUDED                                      0.00
          ---------------------------------------------------------------------------------------------------------
          14.  REFINISH/REPAINT RAILINGS AT END OF STAIRWELL    INCLUDED                    0.00              0.00
          ---------------------------------------------------------------------------------------------------------
          15.  PAINT SPRINKLER STANDPIPE                                1.00              800.00            800.00
          ---------------------------------------------------------------------------------------------------------
          16.  ENSURE ALL FIRE EXTING. TESTED AND LABELED           M/R                                       0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          --------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     E.   ELEVATORS                                                                                           0.00
          ---------------------------------------------------------------------------------------------------------
          1.   ENSURE 36 SECOND MAX WAIT TIME                   VERIFY CONDITION                              0.00
          ---------------------------------------------------------------------------------------------------------
          2.   REPLACE CARPET AND PAD                                   2.00               85.00            170.00
          ---------------------------------------------------------------------------------------------------------
          3.   PROVIDE GRABE BARS 32" FROM FLOOR 3 SIDES                2.00              500.00          1,000.00
          ---------------------------------------------------------------------------------------------------------
          4.   PROVIDE EMERGENCY LIGHTING                               2.00              250.00            500.00
          ---------------------------------------------------------------------------------------------------------
          5.   CONFIRM SHAFT WALL RATINGS AT 2 HOURS            VERIFY CONDITION                              0.00
          ---------------------------------------------------------------------------------------------------------
          6.   PROVIDE FIRE SIGNAGE X CABS X LANDING                    2.00              500.00          1,000.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

                                                                                                              0.00

     F.   GUEST ROOMS                                                                                         0.00
          ---------------------------------------------------------------------------------------------------------
          1.   REMOVE SIGNAGE & REPAINT DOOR (METAL DOORS)            180.00               35.00          6,300.00
          ---------------------------------------------------------------------------------------------------------
          2.   REPLACE DOOR NUMBERS TO CONFORM WITH ADA               162.00               20.00          3,240.00
          ---------------------------------------------------------------------------------------------------------
          3.   PROVIDE VINYL BULB TYPE WEATHERSTRIPPING ON ALL        162.00               30.00          4,860.00
          ---------------------------------------------------------------------------------------------------------
               GST ROOM DOORS & CONNECTING DOORS                       50.00               25.00          1,250.00
          ---------------------------------------------------------------------------------------------------------
          4.   INSTALL ELECTRONIC LOCKSETS PER STANDARD               162.00              225.00         36,450.00
          ---------------------------------------------------------------------------------------------------------
          5.   PROVIDE SECONDARY DOOR LOCK W/SAFETY CHAIN             162.00                8.00          1,296.00
          ---------------------------------------------------------------------------------------------------------
          6.   REPLACE CONNECTING DOOR HARDWARE                        50.00               45.00          2,250.00
          ---------------------------------------------------------------------------------------------------------
          7.   PROVIDE STANDARD LOCK CONFIGURATION PER STANDARD INCLUDED                                      0.00
          ---------------------------------------------------------------------------------------------------------
          8.   RMS W/SLIDING GLASS DOUBLE DOORS                 INCLUDED                                      0.00
          ---------------------------------------------------------------------------------------------------------
               (POSSIBLE TRIP HAZARD)                                                                         0.00
          ---------------------------------------------------------------------------------------------------------
          9.   PROVIDE DOUBLE CARPET PAD BETWEEN CONNECT DRS           50.00               30.00          1,500.00
          ---------------------------------------------------------------------------------------------------------
          10.  PROVIDE APPROPRIATE HARDWARE TO CONNECT DRS      INCLUDED                                      0.00
          ---------------------------------------------------------------------------------------------------------
          12.  PROVIDE CLOSET DOORS W/APPROPRIATE HANGERS             162.00              300.00         48,600.00
          ---------------------------------------------------------------------------------------------------------
          13.  PROVIDE 15" DEEP SHELVES                               162.00               50.00          8,100.00
          ---------------------------------------------------------------------------------------------------------
          14.  REPAIR/CLEAN WALL FINISH                                 1.00            5,000.00          5,000.00
          ---------------------------------------------------------------------------------------------------------
          15.  RECARPET 35 ROOMS                                       35.00              455.00         15,925.00
          ---------------------------------------------------------------------------------------------------------
          16.  TOUCH UP CEILINGS AS NEEDED                            162.00              100.00         16,200.00
          ---------------------------------------------------------------------------------------------------------
          17.  REPLACE BEDSPREADS                                     324.00               75.00         24,300.00
          ---------------------------------------------------------------------------------------------------------
          18.  PROVIDE NEW PILLOWS, LINEN AND TERRY                   162.00               85.00         13,770.00
          ---------------------------------------------------------------------------------------------------------
          19.  PROVIDE ALARM CLOCKS                                   162.00               18.00          2,916.00
          ---------------------------------------------------------------------------------------------------------
          20.  PROVIDE LUGGAGE BENCH W/WOOD BUMBERS ABOVE             162.00              125.00         20,250.00
          ---------------------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------------------------------------
     21.  PROVIDE TWO DRAWER CHESTS                                     INCLUDED                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
     22.  REPLACE ALL 19" CASE GOODS                                          132.00           1,000.00          132,000.00
     ------------------------------------------------------------------------------------------------------------------------
     23.  PROVIDE TV ARMOIRES X EA ROOM                                 INCLUDED                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
     24.  REMOVE ALL TV PEDESTALS                                              30.00             350.00           10,500.00
     ------------------------------------------------------------------------------------------------------------------------
     25.  PROVIDE DESK & DESK CHAIR IN KING RM                                 30.00             300.00            9,000.00
     ------------------------------------------------------------------------------------------------------------------------
     26.  PROVIDE NEW ACTIVITY CHAIRS                                         324.00             125.00           40,500.00
     ------------------------------------------------------------------------------------------------------------------------
     27.  PROVIDE NEW TABLES WITH PEDESTAL BASES                        INCLUDED                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
     28.  PROVIDE LOUNGE CH/OTTOMAN R RECLINER, KING ROOM                      30.00            300.00             9,000.00
     ------------------------------------------------------------------------------------------------------------------------
     29.  REPLACE SOFA SLEEPERS                                                 6.00            600.00             3,600.00
     ------------------------------------------------------------------------------------------------------------------------
     30.  PROVIDE COFFEE TABLES WITH SOFA SLEEPERS                              6.00            125.00               750.00
     ------------------------------------------------------------------------------------------------------------------------
     31.  REPLACE ALL ORIG NIGHTSTANDS                                  INCLUDED                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
     32.  REPLACE ALL FORMICA CASEGOODS                                 INCLUDED                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
     33.  REPLACE HEADBOARDS                                            INCLUDED                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
     34.  REPLACE LIGHTING                                                    162.00            200.00            32,400.00
     ------------------------------------------------------------------------------------------------------------------------
     35.  REPLACE WALL DECOR 35 ROOMS                                         132.00            120.00            15,840.00
     ------------------------------------------------------------------------------------------------------------------------
     36.  PROVIDE 1 XTRA LARGE PIX OVER SOFA IN KING RM                        30.00             60.00             1,800.00
     ------------------------------------------------------------------------------------------------------------------------
     37.  REPLACE MATTRESSES & BOX SPRINGS 60 DD ROOMS                        120.00            200.00            24,000.00
     ------------------------------------------------------------------------------------------------------------------------
     38.  PROVIDE GARMENT BAG HOOKS 5 TO 6 ABOVE FLOOR                        162.00             15.00             2,430.00
     ------------------------------------------------------------------------------------------------------------------------
     39.  PROVIDE PORTABLE LUGGAGE RACKS IN DD ROOMS                    INCLUDED                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
     40   INSTALL UNITS FOR MICROFRIDGE/WAVE                                  100.00            200.00            20,000.00
     ------------------------------------------------------------------------------------------------------------------------
     41.  PROVIDE CARPET OR VINYL BASE IN ALL GST RM SUITES                   162.00            105.00            17,010.00
     ------------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00
     ------------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

                                                                                                                       0.00

G.  EQUIPMENT                                                                                                          0.00
    -------------------------------------------------------------------------------------------------------------------------
     1.   REPLACE WORN HVAC UNITS                                               5.00            600.00             3,000.00
    -------------------------------------------------------------------------------------------------------------------------
     2.   REPLACE GRILLS                                                INCLUDED                                       0.00
    -------------------------------------------------------------------------------------------------------------------------
     3.   REPLACE TELEVISIONS 7YRS OR OLDER ALL W/REMOTES                     162.00            300.00            48,600.00
    -------------------------------------------------------------------------------------------------------------------------
     4.   PROVIDE TELEPHONES W/14 CORDS                                       162.00             18.00             2,916.00
    -------------------------------------------------------------------------------------------------------------------------
     5.   PROVIDE DATA JACKS                                                  162.00              8.00             1,296.00
    -------------------------------------------------------------------------------------------------------------------------
     6.   PROVIDE MATV OUTLETS                                                                                         0.00
    -------------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00

H.  MISC/SUITES                                                                                                        0.00
    -------------------------------------------------------------------------------------------------------------------------
     1.   PROVIDE 75% NON-SMOKING ROOMS                                 INCLUDED                                       0.00
    -------------------------------------------------------------------------------------------------------------------------
     2.   ENSURE RECLINERS IN NEW CONDITION                                     6.00            300.00             1,800.00
    -------------------------------------------------------------------------------------------------------------------------
     3.   REPLACE SLEEPER SOFAS                                                 6.00            600.00             3,000.00
    -------------------------------------------------------------------------------------------------------------------------
     4.   INSTALL CARPET AND BASE                                             420.00             13.00             5,460.00
    -------------------------------------------------------------------------------------------------------------------------
     5.   CLEAN REFRIDG TO NEW CONDITION                                        6.00            600.00             3,600.00
    -------------------------------------------------------------------------------------------------------------------------
     6.   REPLACE SINKS ADD GARBAGE DISPOS.                                     6.00            500.00             3,000.00
    -------------------------------------------------------------------------------------------------------------------------
     7.   INSTALL RECESSED LIGHTING                                             6.00            300.00             1,800.00
    -------------------------------------------------------------------------------------------------------------------------
     8.   PROVIDE CHAIR & BAR STOOLS TO MATCH CASEGDS                           6.00            300.00             1,800.00
    -------------------------------------------------------------------------------------------------------------------------
     9.   INSTALL VWC IN KITCHEN SUITE AREAS                                  150.00             12.00             1,800.00
    -------------------------------------------------------------------------------------------------------------------------
     10.  TOUCH UP WOOD TRIM CABNETRY                                           6.00            150.00               900.00
    -------------------------------------------------------------------------------------------------------------------------
     11.  REPLACE BOWED COUNTERTOPS                                             6.00          1,200.00             7,200.00
    -------------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00

I    GUEST BATHROOMS                                                                                                           0.00
     -------------------------------------------------------------------------------------------------------------------------------
     1.   REPLACE DOOR HARDWARE                                            162.00                   30.00                  4,860.00
     -------------------------------------------------------------------------------------------------------------------------------
     2.   REFINISH DOORS/FRAMES                                            162.00                   25.00                  4,050.00
     -------------------------------------------------------------------------------------------------------------------------------
     3.   REPLACE ALL FLOOR BASE TILES                                     162.00                  350.00                 56,700.00
     -------------------------------------------------------------------------------------------------------------------------------
     4.   REPLACE FLOOR TILE GROUT                                      INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
     5.   REPAIR/CLEAN VWC AS NEEDED                                       162.00                  150.00                 24,300.00
     -------------------------------------------------------------------------------------------------------------------------------
     6.   INSTALL EXHAUST FAN SWITCHES                                     162.00                   75.00                 12,150.00
     -------------------------------------------------------------------------------------------------------------------------------
     7.   REPLACE LIGHTING                                                 162.00                  125.00                 20,250.00
     -------------------------------------------------------------------------------------------------------------------------------
     8.   REPLACE VANITIES                                                 162.00                  400.00                 64,800.00
     -------------------------------------------------------------------------------------------------------------------------------
     9.   REPLACE SINKS                                                    162.00                   85.00                 13,770.00
     -------------------------------------------------------------------------------------------------------------------------------
     10.  PROVIDE VANITY BASE CABINETS                                  INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
     12.  PROVIDE DUAL ROLL TISSUE DISPENSER                               162.00                   45.00                  7,290.00
     -------------------------------------------------------------------------------------------------------------------------------
     13.  PROVIDE TOWEL BAR/SHELF W/BRACKETS                                162.00                   40.00                  6,480.00
     -------------------------------------------------------------------------------------------------------------------------------
     14.  PROVIDE STACK RACKS                                              162.00                   20.00                  3,240.00
     -------------------------------------------------------------------------------------------------------------------------------
     15.  REPLACE TUBS AS NEEDED                                           162.00                  250.00                 40,500.00
     -------------------------------------------------------------------------------------------------------------------------------
     16.  PROVIDE FULL LENGTH MIRRORS                                      162.00                   45.00                  7,290.00
     -------------------------------------------------------------------------------------------------------------------------------
     17.  REPLACE SHOWER CHROME & ESCUTCHEON PLATES                        162.00                   85.00                 13,770.00
     -------------------------------------------------------------------------------------------------------------------------------
     18.  REPLACE TUB TILE GROUT                                           162.00                   65.00                 10,530.00
     -------------------------------------------------------------------------------------------------------------------------------
     19.  PROVIDE TWO SOAP DISHES                                          162.00                   45.00                  7,290.00
     -------------------------------------------------------------------------------------------------------------------------------
     20.  REPLACE SHOWER CURTAINS                                          162.00                   12.00                  1,944.00
     -------------------------------------------------------------------------------------------------------------------------------
     21.  PROVIDE SHOWERS AT 6'6" HEIGHT                                   162.00                   12.00                  1,944.00
     -------------------------------------------------------------------------------------------------------------------------------
     22.  PROVIDE 24" VERTICLE GRAB BARS                                   162.00                   25.00                  4,050.00
     -------------------------------------------------------------------------------------------------------------------------------
     23.  REPLACE TOILET SEATS W/OPEN FRONT SEATS & LIDS                   162.00                   25.00                  4,050.00
     -------------------------------------------------------------------------------------------------------------------------------
     24.  PROVIDE RESERVE TISSUE DISPENSER                              INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
     25.  PROVIDE DOUBLE ROBE HOOK                                         162.00                    5.00                    810.00
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
J.   HANDICAPS ROOM                                                                                                            0.00
     -------------------------------------------------------------------------------------------------------------------------------
     1.   PROVIDE 2ND DOOR VIEWER 42" FROM FLOOR                            10.00                    5.00                     50.00
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                               0.00
K.   HANDICAP BATHROOMS                                                                                                        0.00
     -------------------------------------------------------------------------------------------------------------------------------
     1.   PROVIDE HANDICAP EQUIPMENT                                        10.00                  200.00                  2,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     2.   PROVIDE 2 30" HORIZONTAL BARS @ 9" ABOVE TUB                      10.00                  350.00                  3,500.00
     -------------------------------------------------------------------------------------------------------------------------------
          AND 3'0" ABOVE FINISH FLOOR ON SOAPDISH WALL                  INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
     3.   PROVIDE 24" HORIZONTAL GRAB BARS 24" ABOVE TOILET\            INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
          AT 33"-36" ABOVE FINISH FLOOR                                 INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
     4.   PROVIDE 24" HORIZONTAL GRAB BARS BOTH ENDS OF TUB             INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
     5.   PROVIDE 42" GRAB BAR ABOVE TOILET                             INCLUDED                                               0.00
     -------------------------------------------------------------------------------------------------------------------------------
     6.   ENSURE ALL SWITCHES ARE ACCESSABLE 48" OR LOWER                   10.00                   75.00                    750.00
     -------------------------------------------------------------------------------------------------------------------------------
     7.   PROVIE 30" CLEARANCE UNDER LAVATORY COUNTER                       10.00                  300.00                  3,000.00
     -------------------------------------------------------------------------------------------------------------------------------
     8.   PROVIDE HAND HELD SHOWER ON FLEX HOSE                             10.00                   35.00                    350.00
     -------------------------------------------------------------------------------------------------------------------------------

                                                                                                              0.00

IV. BACK OF THE HOUSE                                                                                         0.00

                                                                                                              0.00

                                                                                                              0.00

     A.   LAUNDRY / GENERAL LINEN AREA                                                                        0.00
          ---------------------------------------------------------------------------------------------------------
          1.   PAINT WALLS                                              1.00              450.00            450.00
          ---------------------------------------------------------------------------------------------------------
          2.   PROVIDE VIONYL WALL BASE                                 1.00              250.00            250.00
          ---------------------------------------------------------------------------------------------------------
          3.   PROVIDE HEATING/AC                                       1.00            5,000.00          5,000.00
          ---------------------------------------------------------------------------------------------------------
          4.   PROVIDE TELEPHONE                                        1.00              125.00            125.00
          ---------------------------------------------------------------------------------------------------------
          5.   PROVIDE DRYER ENCLOSURE W/HEAT DETECTOR                  1.00            1,200.00          1,200.00
          ---------------------------------------------------------------------------------------------------------
          6.   PROVIDE COMBUSTION AIR LOUVER                            1.00              500.00            500.00
          ---------------------------------------------------------------------------------------------------------
          7.   PROVIDE MAKE-UP AIR LOUVER                               1.00              500.00            500.00
          ---------------------------------------------------------------------------------------------------------
          8.   PROVIDE FIRST AID KIT                                    1.00               45.00             45.00
          ---------------------------------------------------------------------------------------------------------
          9.   PAINT EXPPOSED PIPING TO NEW CONDITION                   1.00              450.00            450.00
          ---------------------------------------------------------------------------------------------------------
          10.  PAINT CMU WALLS TO NEW CONDITION                         1.00              250.00            250.00
          ---------------------------------------------------------------------------------------------------------
          11.  CLEAN UP CHEM STORAGE AREA                          M/R                                        0.00
          ---------------------------------------------------------------------------------------------------------
          12.  ENSURE ALL PENETRATIONS ARE PROPERLY FIREPROOF           1.00              200.00            200.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     B.   LINEN/MAIDS ROOM                                                                                    0.00
          ---------------------------------------------------------------------------------------------------------
          1.   REFINISH ENTRANCE DOORS                                  3.00               35.00            105.00
          ---------------------------------------------------------------------------------------------------------
          2.   PROVIDE SIGNAGE                                  INCLUDED                                      0.00
          ---------------------------------------------------------------------------------------------------------
          3.   REFINISH DOOR FRAME                                      3.00               35.00            105.00
          ---------------------------------------------------------------------------------------------------------
          4.   INSTALL VINYL COMPOSITE TILE FLOORS                      3.00            2,500.00          7,500.00
          ---------------------------------------------------------------------------------------------------------
          5.   PROVIDE ADDITIONAL SHELVING                              3.00              450.00          1,350.00
          ---------------------------------------------------------------------------------------------------------
          6.   REPAINT WALLS                                            3.00              250.00            750.00
          ---------------------------------------------------------------------------------------------------------
          7.   CONCEAL ALL PIPING AND WIRING                            3.00              600.00          1,800.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     C.   MAINTENANCE SHOP                                                                                    0.00
          ---------------------------------------------------------------------------------------------------------
          1.   PROVIDE 10LB ABC FIRE EXTINGUISHER                       1.00               65.00             65.00
          ---------------------------------------------------------------------------------------------------------
          2.   REMOVE CLUTTER                                      M/R                                        0.00
          ---------------------------------------------------------------------------------------------------------
          3.   ENSURE NO FLAMMABLES STORED IN MAINT. SHOP          M/R                                        0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

     D.   EMPLOYEE BREAKROOM                                                                                  0.00
          ---------------------------------------------------------------------------------------------------------
          1.   PROVIDE WALL CABINETS                                    1.00              800.00            800.00
          ---------------------------------------------------------------------------------------------------------
          2.   PROVIDE BASE CABINETS                                    1.00              800.00            800.00
          ---------------------------------------------------------------------------------------------------------
          3.   PROVIDE SINK                                             1.00              350.00            350.00
          ---------------------------------------------------------------------------------------------------------
          4.   PROVIDE TABLE AND CHAIRS                                 3.00              600.00          1,800.00
          ---------------------------------------------------------------------------------------------------------
          5.   PROVIDE LIGHTING                                         1.00              350.00            350.00
          ---------------------------------------------------------------------------------------------------------
          6.   PROVIDE 10 LOCKERS                                       1.00              800.00            800.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00
          ---------------------------------------------------------------------------------------------------------
                                                                                                              0.00

V. MISCELLANEOUS                                                                                              0.00

                                                                                                                      0.00

     A.   WATER/HEATING                                                                                               0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  PAINT BOILER CABINETRY                                                1.00             200.00        200.00
          -----------------------------------------------------------------------------------------------------------------
           2.  PROVIDE WATER SOFTENER                                       WAIVER - BASED UPON WATER REPORT
          -----------------------------------------------------------------------------------------------------------------
           3.  REPAINT WALLS                                                         1.00             250.00        250.00
          -----------------------------------------------------------------------------------------------------------------
           4.  ENSURE BOILERS PROPERLY EXHAUSTED                            COMPLIES                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           5.  ENSURE GENERATOR WORKS PROPERLY                              COMPLIES                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           6.  PAINT WALLS BY GENERATOR                                              1.00             200.00        200.00
          -----------------------------------------------------------------------------------------------------------------
           7.  REPAIR LEAK AT SPRINKLER SYSTEM                                   M/R                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           8.  PAINT/FINISH CMU WALLS                                                1.00             500.00        500.00
          -----------------------------------------------------------------------------------------------------------------
           9.  PAINT PIPING                                                          1.00             300.00        300.00
          -----------------------------------------------------------------------------------------------------------------
           10. REMOVE CORROSION                                                      1.00             200.00        200.00
          -----------------------------------------------------------------------------------------------------------------
           11. PROVIDE DIELECTRIC UNIONS ON PIPING                          WAIVER                                    0.00
          -----------------------------------------------------------------------------------------------------------------
           12. REPLACE BENT DUCTING                                                  1.00             800.00        800.00
          -----------------------------------------------------------------------------------------------------------------
           13. REPLACE/REPAIR EXHAUST FANS IF INOPERABLE                         M/R                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           14. ENSURE ROOFTOP UNITS SERVICED PROPERLY                            M/R                                  0.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

                                                                                                                      0.00

    B.   ELECTRICAL EQUIP ROOM (EACH FLOOR)                                                                           0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  PROVIDE HEAT DETECTORS                                                6.00             250.00      1,500.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

    B.   HMS SYSTEM                                                                                                   0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  PROVIDE COMPUTERS                                                     1.00          35,000.00     35,000.00
          -----------------------------------------------------------------------------------------------------------------
           2.  PROVIDE PRINTERS                                             INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           3.  PROVIDE MONITORS                                             INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
           4.  PROVIDE SATELLITE DISH                                       INCLUDED                                  0.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

     C.   TELEPHONE SYSTEM                                                                                            0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  PROVIDE CALL WAITING SYSTEM                                  COMPLIES PER           25,000.00          0.00
          -----------------------------------------------------------------------------------------------------------------
                                                                                                                      0.00

     D.   MATV                                                                                                        0.00
          -----------------------------------------------------------------------------------------------------------------
           1.  PROVIDE 24 HOUR MOVIE CHANNEL                                                                          0.00
          -----------------------------------------------------------------------------------------------------------------

VI.  GENERAL CONDITIONS

          -----------------------------------------------------------------------------------------------------------------
     A.   GENERAL CONDITIONS                                                 1,780,670.00               0.07    124,646.90
          -----------------------------------------------------------------------------------------------------------------
     B.   DEPARTMENT INCENTIVES                                              1,780,670.00               0.01     13,355.03
          -----------------------------------------------------------------------------------------------------------------
     C.   DEPARTMENT OVERHEAD                                                1,780,670.00               0.01     13,355.03
          -----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
          TOTAL:                                                                                              1,932,026.95
---------------------------------------------------------------------------------------------------------------------------

HAMPTON INN
RICHMOND, VA.

SUMMARY

CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                            $50,000.00
------------------------------------------------------------------------------------------------------------------

HAMPTON INN
RICHMOND, VA.


CAPITAL IMPROVEMENT GENERAL OVERVIEW - PRODUCT IMPROVEMENT PLAN

-------------------------------------------------------------------------------------------------------------------
                                                             RE'D               QUANITY/              UNIT
     AREAS               SCOPE OF WORK                       YES                ALLOWANCE             COST
-------------------------------------------------------------------------------------------------------------------
     C.   MISCELLANEOUS
          ---------------------------------------------------------------------------------------------------------
          1.   HAMPTON PIP ITEMS - ALLOWANCE                                               1.00          50,000.00
          ---------------------------------------------------------------------------------------------------------


VII. GENERAL CONDITIONS

          ---------------------------------------------------------------------------------------------------------
     A.   ALLOWANCE - 15% OF TOTAL                                                                            0.00
          ---------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

          TOTAL                                                                                          50,000.00

-------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 1.01(d)

                                   ENGINEER
                               SCOPE OF SERVICES
                           PROPERTY CONDITION REVIEW
                                     (PCR)


ASSIGNMENT OBJECTIVES
---------------------

The purpose of the Property Condition Review (PCR) is: To determine the existing conditions of the building(s) and its systems including structural, plumbing, heating and ventilating, air conditioning, electrical, fire protection, finish materials, exterior facades, roof, and site amenities. To identify any areas or materials which may require repair or corrective action due to deferred maintenance or present deficient conditions. To identify and list any outstanding code violations against the property on file with the various Municipal and Federal agencies, including the local building department, fire department, etc. To evaluate the adequacy of the capacities of the HVAC and electrical systems. To perform an Americans with Disabilities Act (ADA) survey of the existing building(s) and property to determine compliance with the legislation. To estimate the cost of the required remedial work indicated by any of the preceding determinations. Note: The Property Condition Review (PCR) assignment does not include any work with environmental issues, but Consultant should be generally aware of and note any obvious existing or potential conditions. Consultant shall utilize personnel having the appropriate professional designations for those tasks outlined above (at a minimum, an AIA and PE).

The Property Condition Review (PCR) assignment should include, at a minimum, a review and description of the following aspects of the Project:

1. A description of the site and all improvements thereon, based upon field observations as well as a review of all available documents.

2. Determine the general conformance of visible construction of the building and site development to the construction documents, soils report, and industry standards for such construction.

3. Consultant shall list all codes, regulations and public sector criteria with which the Project must comply, including special permits, zoning, development orders and other actions of local, state, and federal authorities. Copies of the actual documents (building permits, certificates of occupancy, etc.) should be included in the report.

4. Review of existing conditions of the building including exterior, roof, interior spaces, MEP systems, structural members (including seismic conditions, where applicable), site drainage, parking, landscaping and site utilities; with conclusions and recommendations for conceivable repairs and deficiencies along with cost estimates for the suggested repairs. Estimates should be provided in the following format: IMMEDIATE, SHORT-TERM (1-5 years), and LONG-TERM REPAIRS (1-10 years).

                                       1

5. Review should include interviews and discussions with the property manager, building engineer, maintenance staff, etc. Interior spaces reviewed should include an adequate number of units or leased spaces to conclude an opinion.

6. Determine the appropriateness of the existing building materials found in place, with regard to the need for extraordinary maintenance or low durability potential, and with respect to the quality of materials and findings for the type of facility as built.

7. Conduct a replacement cost analysis (insurable value) to determine the potential cost of all construction in current year's dollars adjusted for project location.

8. Consultant shall determine and state the estimated remaining useful life of the property.

9. Conduct a thorough review of the overall project for owner-related Americans with Disabilities Act (ADA) requirements to determine compliance with this legislation, listing all current violations and cost estimates for their recommended implementation.

10. Consultant shall provide two original reports, including color photographs with labeled descriptions to more clearly define examples of unique features, overall building condition, defective conditions and potential repair/maintenance requirements as determined by any of the proceeding findings. Consultant shall also provide statement of qualifications information on their respective firm, including evidence of required insurance coverages (naming Societe Generale, Southwest Agency, as additional insured).

                         SAMPLE OUTLINE REPORT FORMAT
                           PROPERTY CONDITION REVIEW
                           -------------------------

I.     Executive Summary

II.    Objectives

III.   Project Description and Overview

IV.    Replacement Cost Analysis

V.     ADA Survey Results

VI.    Conclusions

VII. Project Documentation Log - listing and copies of documents received and reviewed.

VIII. Project Observations - note date of review, parties present, and interviews held.

IX.    Photographs

--------------------------------------------------------------------------------

                       SCHEDULE 1.01 APPROVED ENGINEERS

* ATEC ASSOCIATES/ATC

* EMG

* LAW ENGINEERING

* JAMES HARWICK & PARTNERS, INC.

* CONSTRUCTION ASSET ADVISORS, INC.

* HNTB CORPORATION

* THE BENTLEY GROUP


Future reports will be provided by EMG, however, a periodic review and bid process will be undertaken to insure quality reports.

--------------------------------------------------------------------------------

                               SCHEDULE 1.01(f)

                                 ENVIRONMENTAL

                               SCOPE OF SERVICES
                     PHASE I ENVIRONMENTAL SITE ASSESSMENT
                                     (ESA)


ASSIGNMENT OBJECTIVES
---------------------

The Phase I Environmental Site Assessment (ESA) survey is for the determination of the condition of the Property (building(s) and site) as it relates to any existing and potential hazardous waste materials or situations. The Scope should address and comply with the new ASTM E 1527 Environmental Assessment standards or standards set forth below, whichever is more stringent.

The ESA assignment should include at a minimum a review and description of the following aspects of the Property:

1. Identify project name, legal description, geographic coordinates, local address, city, county and state for each site.

2. Provide a general description of the Property and site improvements, including acres, square footages and age of improvements.

3. Identify inspection date and consultant performing the inspection. Describe the qualifications of the individual conducting the inspection.

4. Conduct and review a fifty-year recorded Chain of Title search. Identify and review historical and current property uses/ownerships. Use Sanborn maps and local directories when available and appropriate.

5. Review historical and current aerial photographs, and provide in the report at least two original aerials (one from pre-1975, and one after 1985). Provide a narrative discussion of the aerial photo review. Aerial photographs should show the subject Property and surrounding areas.

6. Perform an on-site environmental inspection of the subject Property. Interview on-site personnel and adjacent property owners where appropriate, and provide records of all such communications. Review the available on-site environmental records, including the compliance history of the subject Property, if any.

7. Review and discuss groundwater and surface water characteristics. Include a general direction of the gradient as well as depth to potable and shallow groundwater. Include a description of groundwater uses and surface water bodies on-site. Discuss any available existing data on water quality. Consultant should have someone with Hydrology or Hydro-Geology credentials specifically comment on this matter.

8. Review and discuss area geology and soil characteristics. Identify the general soil permeability and corrosiveness tendencies. Discuss any available data on soil conditions.

9. Identify and describe any hazardous materials used or stored on-site, significant spills, dumping, emissions, evidence of contaminated soils or water. Specifically,

     a) Describe uses for hazardous materials; identify all wastestreams generated at the site; and describe handling and disposal methods and waste management handling, storage, and disposal areas. Also include a discussion about areas previously used for these purposes, if any.

     b) List permits and authorizations held, and describe permitted activities, operating restrictions, and compliance reports, inspections, and orders.

     c) Discuss whether on-site electrical equipment contains PCBs, and identify the party with compliance responsibility.

     d) Describe in detail the observed on-site conditions of waters, soils, vegetation, and production and waste management areas.

     e) Review records of spills and release events, and describe materials and areas involved, remediation activities, and regulatory agency involvement, if any.

     f) Consultant should address all environmental concerns, including but not limited to special statutory issues, lead paint, lead in drinking water and wetlands.

10. Perform and discuss a one mile area reconnaissance, and describe all adjacent site usages. Identify all potential sources of off-site contamination and the impact of these findings, including landfills, gasoline stations, industrial facilities, tank terminals, airports and military bases or installations.

11. Review and provide all local, state and federal regulatory agency inquiry (EPA, TWC, etc.) results for the site - as well as for properties contained within a one mile radius of the site. Specifically discuss: The NPL List, CERCLIS, SARA Title III, RCRA Notifiers List, TSD List, UST List, LUST List, and Landfill List. For Properties found on these lists, identify distance, direction and any potential impact to the subject site.

12. For USTs and ASTs on-site or within one mile radius - identify the number of tanks, registration, size, age, tank contents and tank material for each. For offsite tanks, identify distance, direction and subsurface gradient direction from site for each. Describe former USTs on-site and also the compliance status of current on-site USTs.

13. Review and provide local government and municipal inquiry results. Include at least the following: the electric company, water/sewer authorities, city/county health department and local fire marshall's office. Provide a record of these communications.

14. A sufficient number of asbestos and radon samples should be taken, analyzed, and discussed to provide a representative sampling. The number of samples may vary, but the rationale for determining the number and location of the samples should be described. Provide information on: methods of analysis and laboratory used, sample collection method, and certification of the inspectors, as per the attached EXHIBIT A. Describe and locate on plan the locations and materials sampled.

15. Provide a color topographical area site map, with scale, noting the subject site.

16. If available, describe the circumstances of any known citizen complaints in the area, the nature of the facility's relationship with its neighbors and citizens, etc.

17. Provide a professionally prepared and detailed site map of the project, noting all adjacent properties, location of any USTs, ASTs, drums, transformers, areas of contamination, waste management areas, etc.

18. Provide a minimum of eight color labeled photographs depicting the site and adjacent sites.

19. A copy of all records of communications (ROCs) should be provided in the report for each including: date and time of a conversation, name and title of person, name of company and a brief summary of the topic discussed. Also provide a copy of all permits, available soil and water data, and any available enforcement records and documents.

20.  Provide a list of any and all published references utilized.

21. Provide a statement of qualifications on the firm conducting the assessment, and evidence of all required insurance coverages (naming Societe Generale, Southwest Agency, as additional insured).

22. Two original reports are required for this assignment, and should follow, in general, the outline on the last page.

                                  EXHIBIT "A"

                                ASBESTOS SURVEY

The asbestos survey shall be performed by appropriately trained personnel, trained in accordance with the most recent federal, state and local requirements, including but not limited to AHERA. The personnel shall determine if suspect ACM is present. Suspect friable ACM shall be reported on and sampled according to the following scope. Suspect non-friable ACM shall be reported on according to the following scope, but without sampling.

The consultant's report shall include the following:
---------------------------------------------------

     -    The date(s) the inspection/sampling was performed.

     - A general description of construction, mechanical, and electrical systems at the property based on the site visit and a cursory review of construction documents (drawings, specifications, change orders, etc.), if available.

     - A description of the history of the property, including the dates of original construction and the dates and scopes of major remodeling work.

     - A description of any prior asbestos abatement work that was performed at the property and an evaluation of the work's compliance with governing codes, statutes, regulations and ordinances.

     - A review of the suspect materials throughout the property and a description of the sampling strategy. A sufficient number of samples should be obtained in order to conclude the specific results required.

     - An evaluation of the condition of any and all positive material found at the property in accordance with a hazard ranking system. Note material locations with respect to building occupants, potential for disturbance and air flow.

     - A description of the process for inspection and representative sampling for asbestos-containing materials.

     - A summary of testing results and a graphic representation of the locations from which the samples were taken indicating which samples are positive.

     - An estimate of the total quantity of ACM (friable and non-friable) within the entire facility, including each tenant space, mechanical area, office area, maintenance area and common area. Provide an estimate of probable costs to correct or remove ACM's identified from the positive sampling process and survey.

     - A list of tenants at the property, by name and space number, the materials sampled and the results of the analysis and the quantity of asbestos found.

     - The signature of the responsible individual. The individual shall certify that the sampling and report has been conducted and prepared according to the licensing requirements of the state in which the property is located.

                         SAMPLE OUTLINE REPORT FORMAT
                     PHASE I ENVIRONMENTAL SITE ASSESSMENT


1.   Executive Summary

2.   Objectives

3.   Site Overview

4.   Site Background/Operating History
     a)   Current Ownership
     b)   Prior Ownership
     c)   Review of Aerial Photographs
     d)   Historical City Directories/Fire Insurance Maps

5.   Environmental Setting
     a)   Surface Water Characteristics
     b)   Ground Water Characteristics
     c)   Soils/Geology

6.   Results of the On-Site Inspection
     a)   Observations
     b)   Hazardous Substance Identification/Inventory
     c)   Area Reconnaissance
     d)   Sampling Results (Asbestos) (Radon)

7.   Regulatory/Governmental Agency Inquiries
     a)   Federal and State Regulatory Agency Inquiries
     b)   City Governmental Inquiries

8.   Conclusions

9.   Recommendations
     a)   Additional Studies
     b)   O & M Program

10.  References

11.  Appendices
     a)   Recorded Chain of Title
     b)   Aerial Photographs
     c)   Photographs
     d)   Permits/Records

12.  Tables
     a)   Asbestos and Radon Sampling Results

================================================================================


                     SCHEDULE 1.01Q APPROVED ENVIRONMENTAL
                                  CONSULTANTS



* ATEC ASSOCIATES/ATC

* EMG

* LAW ENGINEERING

* CLAYTON

* FUGRO WEST, INC.

* RONE ENGINEER, INC.

* RERC


Future reports will be provided by EMG, however, a periodic review and bid process will be undertaken to insure quality reports.


================================================================================

                               SCHEDULE 1.01(h)

                                  Franchisors

BRAND OR AFFILIATION CONSIDERATIONS FOR AGHC FUTURE ACQUISITIONS

DOUBLETREE HOTELS CORPORATION           DoubleTree Hotel or Resort
                                        DoubleTree Club Hotel
                                        DoubleTree Guest Suites Hotel
HILTON HOTELS CORPORATION               Hilton Hotel, Inn or Resort
                                        Hilton Suites Hotel
                                        Hilton Garden Inn
HOLIDAY INN WORLDWIDE                   Crowne Plaza Hotel or Resort
                                        Holiday Inn
                                        Holiday Inn Express
                                        Holiday Inn Hotel & Suites
                                        Holiday Inn Select
                                        Holiday Inn Sunspree Resort
HYATT HOTELS CORPORATION                Hyatt Regency Hotel or Resort
                                        Hyatt Hotel
ITT SHERATON CORPORATION                Sheraton Hotel or Resort
                                        Sheraton Suites Hotel
                                        Four Points Hotel
MARRIOTT CORPORATION                    Marriott Hotel or Resort
                                        Marriott Suites Hotel
                                        Residence Inn
                                        Fairfield Inn, Inn & Suites
                                        Courtyard by Marriott
OMNI HOTELS                             Omni Hotel or Resort
PROMUS HOTEL CORPORATION                Embassy Suites Hotel or Resort
                                        Homewood Suites
                                        Hampton Inn, Inn & Suites
RADISSON HOTELS WORLDWIDE               Radisson Hotel, Plaza Hotel or Resort
                                        Radisson Inn
                                        Radisson Suite Hotel
WESTIN HOTELS & RESORTS                 Westin Hotel or Resort
WYNDHAM HOTELS AND RESORTS              Wyndham Hotel or Resort
                                        Wyndham Garden Hotel


POSSIBLE (IF FRANCHISING BECOMES
AVAILABLE)                              Renaissance Hotels & Resorts
                                        Red Lion Hotels & Inns
                                        Ritz-Carlton
                                        Inter-Continental
                                        Four Seasons
                                        Sofitel/Novotel
                                        Nikko
                                        Le Meridian/Forte
                                        AmeriSuites
                                        Vista/Hilton International
                                        Fairmont
                                        Adam's Mark

                               SCHEDULE 1.01(i)

                                 Ground Leases
                                 -------------

ALBUQUERQUE, NEW MEXICO

     That certain ground lease by and between the City of Albuquerque, New Mexico and Fred Harvey, Inc. dated November 10, 1969 as amended by the First Supplemental Lease Agreement dated May 17, 1971 and the Second Supplemental Lease Agreement dated October 2, 1972.

NEW ORLEANS, LOUISIANA

     That certain Sublease Agreement between James L. Monaghan, as sub-lessor, and Grantor, as sublessee, dated July 8, 1994 and recorded in COB 923, Folio 521, records of Orleans Parish of that certain Lease of Commercial Property granted by Mon-Tay Enterprises, Inc., as owner, and James Monaghan, as lessee, dated December 11, 1985 recorded in COB 808A, Folio 15, records of Orleans Parish.

SAN JOSE, CALIFORNIA

     That certain Sublease dated as of February 1, 1973 executed by and between Claitor Properties Co. and Hotel Circle, Inc. and recorded on February 7, 1973 in Book 0225, Page 727 of the Official Records, as assigned to 1350 North First Street Company, as recorded on June 14, 1976 in Book C080, Page 157 in the Official Records, as further assigned to The Chase Manhattan Bank (National Association), and recorded on September 17, 1976 in Book C288, Page 36, as further assigned to North First-Gish Corporation, as recorded on September 17, 1976 in Book C288, Page 45, as amended by that certain Amendment to Sublease dated December 1, 1978 by and between Claitor Properties Co. and North First-Gish Corporation and recorded on March 13, 1979 in Book E340, Page 285, as further assigned to Le Baron Hotels, Inc. and recorded on March 13, 1979 in Book E341, Page 258, and as further amended by that certain Consent to Amendment of Sublease and Release of Reserved Right dated April 11, 1980 executed by and between William E. Kiersted and William S. Boyd, as Trustees, Le Baron Hotels, Inc. and The Chase Manhattan Bank, N.A. and recorded on April 29, 1980 in Book F298, Page 632 of the Official Records.

TOLEDO, OHIO

     That certain Lease by and among the State of Ohio, acting by and through the Department of Administrative Services, the Medical College of Ohio at Toledo, an Ohio College of Medicine authorized and created by Section 3350.01, Ohio Revised Code ("MCO"), and Toledo Hotel Investors Limited Partnership, an Ohio limited partnership ("Original Lessee"), recorded at Recorder's Number 86-0812A01 of the records of the Lucas County Recorder, under which State and MCO leased to Original Lessee a certain unimproved approximately 8,781 acre tract of land located on the campus of MCO in Toledo, Lucas County, Ohio; as modified by and Affidavit dated November 15, 1986, recorded December 16, 1986, at Recorder's Number 86-1943A08 of the records of the Lucas County Recorder; as further amended by First Amendment to Lease by and among State, MCO, and Original Lessee, recorded March 24, 1988, at Recorder's Number 88-332C11 of the records of the Lucas County Recorder; as further amended by Second Amendment to Lease by and among State, MCO, and Original Lessee, recorded October 30, 1992, at Recorder's Number 92-3155C04 of the records of the Lucas County Recorder; as further affected by that certain Cooperating Agreement dated May 23, 1986, by and between MCO and Original Lessee

                               SCHEDULE 1.01(j)

                                  Guarantors
                                  ----------

American General Hospitality Corporation, a Maryland corporation

AGH UPREIT, LLC, a Delaware limited liability company

3100 Glendale Joint Venture, an Ohio general partnership

MDV Limited Partnership, a Texas limited partnership

Madison Motel Associates, a Wisconsin general partnership

183 Hotel Associates, Ltd., a Texas limited partnership

Richmond Williamsburg Associates, Ltd., a Texas limited partnership

2929 Williams Limited Liability Company, a Delaware limited liability company

                               SCHEDULE 1.01(K)

                   HOTEL AND CAPITAL OPERATING LEASE LIMITS

Hotel Capital Lease Limit - Capital Leases will be limited to no more than $1,000 per room.

Hotel Operating Lease Limit - Operating Leases will be limited to no more than $750 per room.

                               Schedule 1.01(l)

                         LIQUOR CORPS FOR REIT HOTELS


Courtyard by Marriott Secaucus
New Jersey Beverage Management, Inc.

Holiday Inn DFW South
Beverage & Lounge Management, Inc.

Holiday Inn DFW West
ELF Management, Inc.

Holiday Inn New Orleans Airport
Kenner Beverage Management, Inc.

Hotel Maison de Ville
American General Hospitality of Louisiana, Inc.

Hilton Hotel Toledo
Ohio Beverage Management, Inc.

Holiday Inn East Towne Madison
Madison Lounge, Incorporated

Holiday Inn Park Center Plaza San Jose
SJBMI

Holiday Inn Mission Valley San Diego
SDBMI

LeBaron Hotel San Jose
LBBMI

Best Western ABQ Airport Hotel
Albuquerque Beverage Management, Inc.

                               Schedule 1.01(m)

                             PARTICIPATING LEASES

1. Lease Agreement between American General Hospitality Operating Partnership, L.P. ("Borrower") and AGH Leasing, L.P. (the "Lessee") with respect to Holiday Inn Park Center Plaza, dated of even date herewith.

2. Lease Agreement between Borrower and Lessee with respect to Holiday Inn Mission Valley, dated of even date herewith.

3. Lease Agreement between Borrower and Lessee with respect to Days and Ocean City, dated of even date herewith.

4. Lease Agreement between Borrower and Lessee with respect to LeBaron Hotel, dated of even date herewith.

5. Lease Agreement between Borrower and Lessee with respect to Fred Harvey Albuquerque Airport Hotel, dated of even date herewith.

6. Lease Agreement between 2929 Williams Limited Liability Company and Lessee with respect to Holiday Inn New Orleans Airport (Kenner), dated of even date herewith.

7. Lease Agreement between 3100 Glendale Joint Venture and Lessee with respect to Hilton Hotel Toledo, dated of even date herewith.

8. Lease Agreement Between MDV Limited Partnership and Lessee with respect to Hotel Maison De Ville, dated of even date herewith.

9. Lease Agreement between Madison Motel Associates and Lessee with respect to Holiday Inn Select Madison, dated of even date herewith.

10. Lease Agreement between 183 Hotel Associates, Ltd. and Lessee with respect to Holiday Inn Dallas DFW Airport West, dated of even date herewith.

11. Lease Agreement between Richmond Williamsburg Associates, Ltd. and Lessee with respect to Hampton and Richmond Airport, dated of even date herewith.

                                 Schedule 4.01

                                 SUBSIDIARIES

     NAME                                    STATE OF FORMATION         PRINCIPAL OFFICE
     ----                                    ------------------         ----------------
2929 Williams Limited Liability Company           Delaware          3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

3100 Glendale Joint Venture                         Ohio            3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

MDV Limited Partnership                            Texas            3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

Madison Motel Associates                          Wisconsin         3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

183 Hotel Associates, Ltd.                         Texas            3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

455 Meadowlands Associates, Ltd.*                  Texas            3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

DFW South Limited Partnership*                     Texas            3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

Richmond Williamsburg Associates, Ltd.             Texas            3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

AGH UPREIT LLC                                    Delaware          3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

AGH Secaucus LLC*                                 Delaware          3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

AGH DFW South LLC*                                Delaware          3860 West Northwest Highway
                                                                    Suite 300
                                                                    Dallas, TX 75220

____________________________
* Permitted other subsidiary

                                                           SCHEDULE 4.08

                                                        PENDING LITIGATION

Hotel                              Litigation                                                Insured   Company
-----                              ----------                                                -------   -------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Best Western ABQ Airport Hotel     N/A
------------------------------------------------------------------------------------------------------------------------------------
Courtyard by Marriott-Meadowlands  9/21/95-Bernardo-Slipped & fell on sidewalk               Yes       Fireman's Fund
------------------------------------------------------------------------------------------------------------------------------------
Day's Inn-Ocean City               N/A
------------------------------------------------------------------------------------------------------------------------------------
Hampton Inn-Richmond Airport       N/A
------------------------------------------------------------------------------------------------------------------------------------
Hotel-Toledo Hilton                9/27/93-Suesse-Slipped & fell in parking lot.             Yes       ITT Hartford
------------------------------------------------------------------------------------------------------------------------------------
Holiday Inn-DFW South              N/A
------------------------------------------------------------------------------------------------------------------------------------
Holiday Inn-DFW West               N/A
------------------------------------------------------------------------------------------------------------------------------------
Holiday Inn-East Towne             N/A
------------------------------------------------------------------------------------------------------------------------------------
Holiday Inn-Mission Valley         N/A
------------------------------------------------------------------------------------------------------------------------------------
Holiday Inn-New Orleans            Eatheray Cage- Workers' Compensation                      Yes       Prior Management Company
------------------------------------------------------------------------------------------------------------------------------------
Holiday Inn Park Center Plaza      N/A
------------------------------------------------------------------------------------------------------------------------------------
Hotel Maison De Ville              N/A
------------------------------------------------------------------------------------------------------------------------------------
Le Baron Hotel                     N/A
------------------------------------------------------------------------------------------------------------------------------------

Knowledge of outstanding litigation is limited to the above.
In all cases insurance is available to cover the loss
A comprehensive insurance plan is also available should any new litigation arise. Claims which have not yet been reported which occurred prior to AGHC ownership will be referred to the prior owner's insurance company. An aggressive claim prevention & claim management plan will be maintained for these properties.

                                        H Bertini, ARM
                                        Director, Risk & Insurance Services
                                        American General Hospitality Inc.

                                 SCHEDULE 4.15

                          Loan and Lease Disclosures

Space Leases

 .    Le Baron - San Jose -- Full Service Beauty Salon Lease with Lupe Vargas.
 .    Le Baron - San Jose -- Gift Shop Lease with Hanif Saya and Irfan Muhammad
     (dba Golden Choice Enterprises).
 .    Le Baron - San Jose -- Enterprise Rent-A-Car.
 .    Fred Harvey Hotel - Albuquerque -- Lease of Roof Space for Antennas with:
     ABQ Ambulance Service, Ardis Company, QTE Airfone, Motorola, Inc., Presbyterian Healthcare.
 .    Hotel Maison de Ville - New Orleans -- Restaurant Lease "The Bistro" with
     James L. Monaghan.
 .    Holiday Inn - Park Center Plaza - San Jose -- Gift Shop Lease.
 .    Holiday Inn Select - Madison -- Gift Shop Lease with Judy's Wisconsin Gift
     Shop
 .    Holiday Inn Select - Madison -- Enterprise Rent-A-Car.
 .    Holiday Inn DFW South - Dallas -- Gift Shop Lease with US West Financial
     Services.

                                 Schedule 4.17

                 LEGAL REQUIREMENTS; ZONING; UTILITIES; ACCESS

1.   Holiday Inn Park Center Plaza; San Jose, California-
     ----------------------------------------------------

          The Property has a sign located on Almaden Boulevard which does not meet the Zoning Code. In addition, the property was developed as a hotel before the requirements for a Conditional Use Permit and, therefore, is considered a legal non-conforming use.

2.   leBaron Airport Hotel, San Jose, California-
     --------------------------------------------

          When the Hotel was constructed, San Jose required Site Development Permit approval, but not Conditional Use Permit approval. A hotel is now permitted in this C-3 Commercial District with Conditional Use Permit approval. The Hotel, however, only obtained the Site Development Permits and variances required at the time of construction including:

          (1) a variance to reduce the number of off-street parking spaces; approved May 8, 1972;

          (2) a variance to grant an increase in height to 9-stories, approved May 8, 1972;

          (3) a variance to reduce off-street loading spaces from seven to one for the Hotel, approved November 9, 1972; and

          (4) a Site Development Permit for a 9-story, 302 room hotel with a 2-story banquet, coffee shop, cocktail lounge, and kitchen, approved March 5, 1973.

          The Hotel, therefore, is considered a legal non-conforming use.

3.   Hotel Maison De Ville Louisiana; New Orleans, louisiana-
     --------------------------------------------------------

          The current use is in compliance with the City of New Orleans Comprehensive Zoning Ordinance as a legal non-conforming use provided the guest accommodations are used for the purpose of offering overnight lodging facilities to the general public for comprehensive.

                                 SCHEDULE 4.19
                    PARTICIPATING LESSEE PERSONAL PROPERTY

Approximately $435,000 of equipment, fixtures, furniture and other personal property owned in connection with the Hotel Properties located in Alburquerque, New Mexico and San Jose (Park Center Plaza), California.

                                 SCHEDULE 4.21

                            CASH MANAGEMENT SYSTEMS

                           TENANT OPERATING ACCOUNTS
                         MAINTAINED WITH CASH MANAGER

================================================================================
ACCOUNT NAME                                                      ACCOUNT NO.
================================================================================
AGH Leasing, L.P.                                                 1822924419
American General Hospitality, Inc., Manager

(Days Inn Ocean City) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                 1822924427
American General Hospitality, Inc., Manager

(Hampton Inn Richmond Airport) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                 1822924443
American General Hospitality, Inc., Manager

(Holiday Inn DFW West) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                 1822924450
American General Hospitality, Inc., Manager

(Holiday Inn New Orleans Airport) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                 1822924468
American General Hospitality, Inc., Manager

(Hotel Maison De Ville) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                 1822924476
American General Hospitality, Inc., Manager

(Hilton Hotel Toledo) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                 1822924484
American General Hospitality, Inc., Manager

(Holiday Inn East Towne Madison) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                 1822924492
American General Hospitality, Inc., Manager

(Holiday Inn Park Center Plaza San Jose) - Operating Account
--------------------------------------------------------------------------------

================================================================================
ACCOUNT NAME                                                     ACCOUNT NO.
================================================================================
AGH Leasing, L.P.                                                1822924500
American General Hospitality, Inc. Manager

(Holiday Inn Mission Valley San Diego) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                1822924518
American General Hospitality, Inc., Manager

(Best Western Fred Harvey Hotel) - Operating Account
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                1822924526
American General Hospitality, Inc., Manager

(LeBaron Hotel San Jose) - Operating Account
================================================================================

                        TENANT LOCAL DEPOSIT ACCOUNTS
                       MAINTAINED WITH DEPOSITORY BANKS

================================================================================
ACCOUNT NAME                                                ACCOUNT NO.
================================================================================
AGH Leasing, L.P.                                           Depository Account
                                                            ------------------
American General Hospitality, Inc., Manager                 3933669120

(Days Inn Ocean City) - Depository Account
                        ------------------

NationsBank
4401 Coastal Hwy.
Ocean City, MD 21842
(410) 289-6818
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                           7911878032
American General Hospitality, Inc., Manager

(Hampton Inn Richmond) - Depository Account
                         ------------------

Central Fidelity
5215 Williamsburg
Sanston, VA 23150
(804) 236-2245
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                           1000006028
American General Hospitality, Inc., Manager

(Holiday Inn DFW West) - Depository Account
                         ------------------

First Interstate Bank
P.O. Box 650291
Dallas, TX 75265
(214) 954-3793
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                           0019756
American General Hospitality, Inc., Manager

(Holiday Inn New Orleans Airport) - Depository Account
                                     ------------------

Metairie Bank & Trust
7124 Veterans Blvd.
Metairie, AL 70004
(504) 832-5690
--------------------------------------------------------------------------------

================================================================================
ACCOUNTING NAME                                                  ACCOUNT NO.
================================================================================
AGH Leasing, L.P.                                                110648986
American General Hospitality, Inc., Manager

(Hotel Maison de Ville) - Depository Account
                          ------------------

First National Bank of Commerce
210 Baronne St.
New Orleans, LA 70112
(504) 561-1371
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                5002885083
American General Hospitality, Inc., Manger

(Hilton Hotel Toledo) - Depository Account
                        ------------------

Society Bank & Trust
1950 Reynold Rd.
Toledo, OH 43614
(419) 259-8380
------------------------------------------------------------------------------
AGH Leasing, L.P.                                                0004787233
American General Hospitality, Inc., Manger

(Holiday Inn East Towne Madison) - Depository Account
                                   ------------------

M&I Bank of Madison
4726 East Towne Blvd.
Madison, WI
(608) 249-8638
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                8501079662
American General Hospitality, Inc., Manger

(Holiday Inn Park Center Plaza San Jose) - Depository Account
                                           ------------------

Comerica Bank
333 W. Santa Clara Street
San Jose, CA 95113
(408) 244-1700
--------------------------------------------------------------------------------

================================================================================
ACCOUNT NAME                                                     ACCOUNT NO.
================================================================================
AGH Leasing, L.P.
American General Hospitality, Inc., Manager

(Holiday Inn Mission Valley San Diego) - Depository Account
                                         ------------------

Bank of America
150 Long Beach Blvd.
Long Beach, CA 90802
(310) 624-4800
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                6011010755
American General Hospitality, Inc., Manager

(Best Western ABQ Airport Hotel/Fred Harvey) - Depository
                                               ----------
Account
-------

First Security Bank
40 First Plaza Center NW
Albuquerque, NM 87102
(505) 765-4003
--------------------------------------------------------------------------------
AGH Leasing, L.P.
American General Hospitality, Inc., Manager

(LeBaron Hotel San Jose) - Depository Account
                           ------------------

Bank of America
150 Long Beach Blvd.
Long Beach, CA 90802
(310) 624-4800
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                3933669133
American General Hospitality, Inc., Manager

(Days Inn Ocean City) - General Manager Account
                        -----------------------

NationsBank
4401 Coastal Hwy.
Ocean City, MD 21842
(410) 289-6818
--------------------------------------------------------------------------------

================================================================================
ACCOUNT NAME                                                ACCOUNT NO.
================================================================================
AGH Leasing, L.P.                                           7911878040
American General Hospitality, Inc., Manager

(Hampton Inn Richmond) - General Manager Account
                         -----------------------

Central Fidelity
5215 Williamsburg
Sanston, VA 23150
(804) 236-2245
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                           1000006036
American General Hospitality, Inc., Manager

(Holiday Inn DFW West) - General Manager Account
                         -----------------------

First Interstate Bank
P.O. Box 650291
Dallas, TX 75265
(214) 954-3793
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                           0019763
American General Hospitality, Inc., Manager

(Holiday Inn New Orleans Airport) - General Manager Account
                                    -----------------------

Metairie Bank & Trust
7124 Veterans Blvd.
Metairie, LA 70004
(504) 832-5690
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                           110648994
American General Hospitality, Inc., Manager

(Hotel Maison de Ville) - General Manager Account
                          -----------------------

First National Bank of Commerce
210 Baronne St.
New Orleans, LA 70112
(504) 561-1371
--------------------------------------------------------------------------------

================================================================================
ACCOUNT NAME                                                     ACCOUNT NO.
================================================================================
AGH Leasing, L.P.                                                5002885095
American General Hospitality, Inc., Manager

(Hilton Hotel Toledo) - General Manager Account
                        -----------------------

Society Bank & Trust
1950 Reynolds Rd.
Toledo, OH 43614
(419) 259-8380
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                0004787189
American General Hospitality, Inc., Manager

(Holiday Inn East Towne Madison) - General Manager Account
                                   -----------------------

M&I Bank of Madison
4726 East Towne Blvd.
Madison, WI
(608) 249-8638
--------------------------------------------------------------------------------
AGH Leasing, L.P.                                                8501079670
American General Hospitality, Inc., Manager

(Holiday Inn Park Center Plaza San Jose) - General Manager
                                           ---------------
Account
-------

Comerica Bank
333 W. Santa Clara Street
San Jose, CA 95113
(408) 244-1700
--------------------------------------------------------------------------------
AGH Leasing, L.P.
American General Hospitality, Inc., Manager

(Holiday Inn Mission Valley San Diego) - General Manager
                                         ---------------
Account
-------

Bank of America
150 Long Beach Blvd.
Long Beach, CA 90802
(310) 624-4800
--------------------------------------------------------------------------------

========================================================================
ACCOUNT NAME                                                ACCOUNT NO.
========================================================================
AGH Leasing, L.P.                                           6011010649
American General Hospitality, Inc., Manager

(Best Western ABQ Airport Hotel/Fred Harvey) - General
                                               -------
Manager Account
---------------

First Security Bank
40 First Plaza Center NW
Albuquerque, NM 87102
(505) 765-4003
------------------------------------------------------------------------
AGH Leasing, L.P.
American General Hospitality, Inc., Manager

(LeBaron Hotel San Jose) - General Manager Account
                           -----------------------

Bank of America
150 Long Beach Blvd.
Long Beach, CA 90802
(310) 624-4800
========================================================================

                             PARTNERSHIP ACCOUNTS
                         MAINTAINED WITH CASH MANAGER
========================================================================
ACCOUNT NAME                                               ACCOUNT NO.
========================================================================
American General Hospitality Corporation                   1822924534
------------------------------------------------------------------------
AGH Leasing, L.P.                                          1822924609
------------------------------------------------------------------------
AGHL GP, Inc.                                              1822924617
------------------------------------------------------------------------
AGH UPREIT LLC                                             1822924625
------------------------------------------------------------------------
AGH GP, Inc.                                               1822924716
------------------------------------------------------------------------
3100 Glendale Joint Venture                                1822924641

Hilton Hotel and Conference Center, Toledo, OH
------------------------------------------------------------------------
MDV Limited Partnership                                    1822924658

Hotel Maison de Ville, New Orleans, LA
------------------------------------------------------------------------
Madison Motel Associates                                   1822924666

Holiday Inn Select, Madison, WI
------------------------------------------------------------------------
183 Hotel Associates, Ltd.                                 1822924674

Holiday Inn DFW Airport West
------------------------------------------------------------------------
Richmond Williamsburg Associates, Ltd.                     1822924682

Hampton Inn Richmond Airport, Richmond, VA
------------------------------------------------------------------------
2929 Williams Limited Liability Company                    1822924732

Holiday Inn New Orleans Airport, LA
========================================================================

                                OTHER ACCOUNTS
                         MAINTAINED WITH CASH MANAGER
===============================================================================
ACCOUNT NAME                                                       ACCOUNT NO.
===============================================================================
American General Hospitality Operating Partnership, L.P.           1822924542

Operating Account (Borrower)
-------------------------------------------------------------------------------
Bank One Texas, N.A. as Administrative Agent for the benefit of    1892347897
American General Hospitality Operating Partnership, L.P.

Concentration Bank Account
-------------------------------------------------------------------------------
Bank One Texas, N.A. as Administrative Agent for the benefit of    1892347905
American General Hospitality Operating Partnership, L.P.

CapEx Reserve Account
===============================================================================

SCHEDULE 4.22
-------------

Franchise Agreements expected to terminate (a)        Date of Termination (b)     Fees Due (c)     Replacement Franchise (d)
Holiday Inn Select East Towne - Madison, WI               July 31, 1996              -0-             Crown Plaza
Days Inn - Ocean City, MD                                 July 31, 1996              -0-             Days Inn (6 mos)/Hampton Inn
Holiday Inn New Orleans Airport - Kenner, LA              July 31, 1996              -0-             Holiday Inn Select
Holiday Inn Mission Valley - San Diego, CA                July 31, 1996              -0-             Holiday Inn (6 mos)/Double Tree
Holiday Inn Park Center Plaza - San Jose, CA              July 31, 1996              -0-             Crowne Plaza
Holiday Inn D/FW Airport South - Irving, TX               July 31, 1996              -0-             Holiday Inn
Hampton Inn Richmond Airport - Standston, VA              July 31, 1996              -0-             Hampton Inn

Replacement Franchise Material Terms
CROWNE PLAZA EAST TOWNE - MADISON WI

     Term: 10 years
     Royalty Fees: Will operate as a Holiday Inn until renovations are complete
                   (1st qtr 1997)
             Holiday Inn
             Franchise Fees = 5% of Rooms Revenue
             Marketing Contribution = 1.5% of Rooms Revenue
             Reservation Contribution = 1% of Rooms Revenue
             Monthly Reservation Fee = $1,459.61

             Crowne Plaza
             Franchise Fees = 4% of Rooms Revenue for years 1-3
                              5% of Rooms Revenue thereafter
             Marketing Contribution = 2% of Rooms Revenue
             Reservation Contribution = 1% of Rooms Revenue Monthly Reservation Fee = $1,459.61

DAYS INN - OCEAN CITY, MD
     Term: 1 year with 30-day notice of termination with no damages after 6 months
     Royalty Fees: 8.8% of Room Revenue

     Hampton Inn
     Term: 21 Years
     Royalty Fees:  Franchise Fees = 4% of Room Revenue
                    Marketing/Reservation Contribution = 4% of Room Revenue

HOLIDAY INN SELECT NEW ORLEANS AIRPORT - KENNER, LA
     Term: 10 Years
     Royalty Fees:  Will operate as a Holiday Inn until renovations are complete
                    (1st qtr 1997)
           Holiday Inn
           Franchise Fees = 5% of Rooms Revenue
           Marketing Contribution = 1.5% of Rooms Revenue
           Reservation Contribution = 1% of Rooms Revenue
           Monthly Reservation Fee = $1,954.72

           Holiday Inn Select
           Franchise Fees = 5% of Rooms Revenue
           Marketing Contribution = 2% of Rooms Revenue
           Reservation Contribution = 1% of Rooms Revenue
           Monthly Reservation Fee = $1,954.72

HOLIDAY INN MISSION VALLEY - SAN DIEGO, CA
     Term: Holiday Inn - 10 Years; DoubleTree - 10 Years
     Royalty Fees:  Will operate as a Holiday Inn until renovations are complete
                    (1st qtr 1997)
             Holiday Inn
             Franchise Fees = 5% of Rooms Revenue
             Marketing Contribution = 1.5% of Rooms Revenue
             Reservation Contribution = 1% of Rooms Revenue
             Monthly Reservation Fee = $2,031.88

             DoubleTree
             Franchise Fees = 2% of Rooms Revenue for year 1
                              3% of Rooms Revenue for year 2
                              4% of Rooms Revenue thereafter
             Marketing Contribution = 3.5% of Rooms Revenue

CROWNE PLAZA PARK CENTER PLAZA - SAN JOSE, CA
     Term: 10 years
     Royalty Fees:  Will operate as a Holiday Inn until renovations are complete
                    (1st qtr 1997)
             Holiday Inn
             Franchise Fees = 5% of Rooms Revenue
             Marketing Contribution = 1.5% of Rooms Revenue
             Reservation Contribution = 1% of Rooms Revenue
             Monthly Reservation Fee = $1,485.33

             Crowne Plaza
             Franchise Fees = 2% of Rooms Revenue for years 1-2
                              4% of Rooms Revenue for year 3
                              5% of Rooms Revenue thereafter
             Marketing Contribution = 2% of Rooms Revenue
             Reservation Contribution = 1% of Rooms Revenue Monthly Reservation Fee = $1,485.33

HOLIDAY INN D/FW AIRPORT SOUTH - IRVING, TX
     Term: 10 years
     Royalty Fees:  Franchise Fees = 4% of Rooms Revenue for 1 year
                                     5% of Rooms Revenue thereafter
                    Marketing Contribution = 1.5% of Rooms Revenue Reservation Contribution = 1% of Rooms Revenue Monthly Reservation Fee = $2,629.87

HAMPTON INN RICHMOND AIRPORT - SANDSTON, VA
     Term:  12 years
     Royalty Fees:  Franchise Fees = 4% of Room Revenue

            Marketing/Reservation Contribution = +% of Room Revenue

                                 Schedule 4.23

                             MANAGEMENT AGREEMENTS

1. Management Agreement between AGH Leasing, L.P. ("Lessee") and American General Hospitality, Inc. ("Manager") with respect to Holiday Inn Park Center Plaza, dated of even date herewith.

2. Management Agreement between Lessee and Manager with respect to Holiday Inn Mission Valley, dated of even date herewith.

3. Management Agreement between Lessee and Manager with respect to Days and Ocean City, dated of even date herewith

4. Management Agreement between Lessee and Manager with respect to LeBaron Hotel Airport, dated of even date herewith

5. Management Agreement between Lessee and Manager with respect to Fred Harvey Albuquerque Airport Hotel, dated of even date herewith.

6. Management Agreement between Lessee and Manager with respect to New Orleans Airport Kenner, dated of even date herewith.

7. Management Agreement between Lessee and Manager with respect to Hilton Hotel Toledo, dated of even date herewith.

8. Management Agreement between Lessee and Manager with respect to Hilton Maison de Ville, dated of even date herewith.

9. Management Agreement between Lessee and Manager with respect to Holiday Inn Select Madison, dated of even date herewith.

10. Management Agreement between Lessee and Manager with respect to Holiday Dallas DFW Airport West, dated of even date herewith.

11. Management Agreement between Lessee and Manager with respect to Hampton and Richmond Airport, dated of even date herewith.

                                 Schedule 5.06
                                  PCR REPAIRS

------------------------------------------------------------------------------------------------------------------------------
AMERICAN GENERAL HOSPITALITY TRUST
------------------------------------------------------------------------------------------------------------------------------
PROPERTY CONDITION REVIEW (PCR)
------------------------------------------------------------------------------------------------------------------------------
REQUIRED REPAIRS
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                       FIRM           REPORT
------------------------------------------------------------------------------------------------------------------------------
NO.  PROPERTY NAME                   LOCATION          NAME           DATE                  REPORT ITEM NUMBER
---  -------------                   --------          ----           ----                  -------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
1    Holiday Inn DFW-South           Irving, TX        EMG            4/11/96               6.4; 6.5
------------------------------------------------------------------------------------------------------------------------------
                                                       EMG            6/18/96               2.1 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
2    Holiday Inn DFW-West            Dallas, TX        ATEC           4/12/96               4.1.1; 4.1.2 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
3    Marriott Courtyard              Secaucus, NJ      EMG            4/11/96               None required
------------------------------------------------------------------------------------------------------------------------------
                                                       EMG            6/18/96               2.1 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
4    Hampton Inn Richmond            Sandston, VA      EMG            4/11/96               None required
------------------------------------------------------------------------------------------------------------------------------
                                                       EMG            6/18/96               2.1 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
5    Hilton Toledo                   Toledo, OH        EMG            4/9/96                None required
------------------------------------------------------------------------------------------------------------------------------
                                                       EMG            6/18/96               2.1 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
6    Maison De Ville                 New Orleans, LA   ATEC           4/10/96               4.1.1; 4.1.2; 4.1.3; (ADA unknown)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
7    Holiday Inn NO Airport          Kenner, LA        ATEC           4/13/96               4.1.1; 4.1.2; 4.1.3; 4.1.8 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
8    Holiday Inn Select              Madison, WI       EMG            4/5/96                5.3; 5.5
------------------------------------------------------------------------------------------------------------------------------
                                                       EMG            6/18/96               2.1 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
9    Le Baron Hotel                  San Jose, CA      ATEC           4/10/96               4.1.3; 4.1.6 (ADA)
------------------------------------------------------------------------------------------------------------------------------
                                                       ATC            7/23/96               None required
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
10   Holiday Inn                     San Jose, CA      HRB            12/10/95              report unacceptable
------------------------------------------------------------------------------------------------------------------------------
                                                       Rocha          12/15/95              update report to confirm
------------------------------------------------------------------------------------------------------------------------------
                                                                                            structural repairs
------------------------------------------------------------------------------------------------------------------------------
                                                       ATEC           6/27/96               4.1.4 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
11   Holiday Inn Mission Val         San Diego, CA     ATEC           4/10/96               4.1.1; 4.1.2; 4.1.3 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
12   Best Western                    Albuquerque, NM   EMG            4/4/96                None required
------------------------------------------------------------------------------------------------------------------------------
                                                       EMG            6/18/96               2.1 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
13   Days Inn                        Ocean City, MD    ATEC          4/10/96               4.1.2 - 4.1.6; 4.1.7 (ADA)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

                                  ESA RQMNTS

---------------------------------------------------------------------------------------------------------------------------
AMERICAN GENERAL HOSPITALITY TRUST
---------------------------------------------------------------------------------------------------------------------------
ENVIRONMENTAL SITE ASSESSMENT (ESA)
---------------------------------------------------------------------------------------------------------------------------
REQUIRED ITEMS
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                       FIRM           REPORT
---------------------------------------------------------------------------------------------------------------------------
NO.  PROPERTY NAME                   LOCATION          NAME           DATE                  REPORT ITEM NUMBER
---  -------------                   --------          ----           ----                  -------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
1    Holiday Inn DFW-South           Irving, TX        RERC           1/17/96                3.7.b (O & M program)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
2    Holiday Inn DFW-West            Dallas, TX        ATEC           4/24/96                5.2 (O & M program)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
3    Marriott Courtyard              Secaucus, NJ      EMG            4/3/96                 None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
4    Hampton Inn Richmond            Sandston, VA      EMG            3/29/96                None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
5    Hilton Toledo                   Toledo, OH        EMG            3/29/96                None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
6    Maison De Ville                 New Orleans, LA   EMG            4/10/96                6.6 (O & M program)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
7    Holiday Inn NO Airport          Kenner, LA        ATEC           4/26/96                None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
8    Holiday Inn Select              Madison, WI       EMG            3/29/96                None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
9    Le Baron Hotel                  San Jose, CA      EMG            4/12/96                6.6 (O & M program)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
10   Holiday Inn                     San Jose, CA      Ocean west     10/4/88                asbestos survey - see
---------------------------------------------------------------------------------------------------------------------------
                                                                                             below
---------------------------------------------------------------------------------------------------------------------------
                                                       Clayton       12/14/95                4.5; 5.0 - see below
---------------------------------------------------------------------------------------------------------------------------
                                                       Clayton        1/11/96                5.0 - None required
---------------------------------------------------------------------------------------------------------------------------
                                                       Clayton        1/12/96                4.5 - Need O & M program
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
11   Holiday Inn Mission Val         San Diego, CA     EMG            4/10/96               None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
12   Best Western                    Albuquerque, NM   EMG             4/3/96               None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
13   Days Inn                        Ocean City, MD    EMG             4/8/96               None required
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 9.02

                                    Notices
                                    -------


DOMESTIC LENDING OFFICE                 LIBOR LENDING OFFICE
-----------------------                 --------------------

SOCIETE GENERALE, SOUTHWEST AGENCY       SOCIETE GENERALE, SOUTHWEST AGENCY
4900 Trammell Crow Center                4900 Trammell Crow Center
2001 Ross Avenue                         2001 Ross Avenue
Dallas, Texas 75201                      Dallas, Texas 75201
Attn: Mr. Thomas K. Day                  Attn: Mr. Thomas K. Day
      Vice President                           Vice President
Telephone: (214)979-2774                 Telephone: (214)979-2774
Telecopy: (214)979-2727                  Telecopy: (214)979-2727


BANK ONE, TEXAS, N.A.                    BANK ONE, TEXAS, N.A.
1717 Main Street, 4th Floor              1717 Main Street, 4th Floor
Dallas, Texas 75201                      Dallas, Texas 75201
Attn: Commercial Real Estate Department  Attn: Commercial Real Estate Department
      Mr. Jeff S. Lindsey                      Mr. Jeff S. Lindsey
      Vice President                           Vice President
Telephone: (214)290-2385                 Telephone: (214)290-2385
Telecopy: (214)290-2275                  Telecopy: (214)290-2275